  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1999


                                                    REGISTRATION NO. 333-89521

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2
                                      TO


                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER
                          THE SECURITIES ACT OF 1933

                              CE GENERATION, LLC

            (Exact name of registrant as specified in its charter)

              DELAWARE                             4911                      47-0818523
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                       302 SOUTH 36TH STREET, SUITE 400
                            OMAHA, NEBRASKA 68131
                                (402) 231-1641

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             DOUGLAS L. ANDERSON
                      VICE PRESIDENT AND GENERAL COUNSEL
                              CE GENERATION, LLC
                       302 SOUTH 36TH STREET, SUITE 400
                            OMAHA, NEBRASKA 68131
                                (402) 231-1641

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                             KELLEY M. GALE, ESQ.
                               LATHAM & WATKINS
                           701 B STREET, SUITE 2100
                         SAN DIEGO, CALIFORNIA 92101
                                (619) 236-1234

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------


                                                                       PROPOSED        PROPOSED
                                                                    OFFERING PRICE    AGGREGATE       AMOUNT OF
               TITLE OF EACH CLASS OF                AMOUNT TO BE        PER           OFFERING      REGISTRATION
            SECURITIES TO BE REGISTERED               REGISTERED     SECURITY(1)       PRICE(1)         FEE(2)
--------------------------------------------------  -------------- --------------  --------------- --------------
7.416% Senior Secured Bonds Due December 15, 2018 .  $400,000,000        100%        $400,000,000      $111,200
--------------------------------------------------  -------------- --------------  --------------- --------------


-----------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)    Paid with the initial filing of the Registration Statement.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED DECEMBER 20, 1999


PROSPECTUS

                              CE GENERATION, LLC
     Exchange Offer for 7.416% Senior Secured Bonds Due December 15, 2018

   This is an offer to exchange our outstanding, unregistered 7.416% Senior Secured Bonds you now hold for new, substantially identical 7.416% Senior Secured Bonds that will be free of the transfer restrictions that apply to the old bonds. This offer will expire at 5:00 p.m., New York City time, on
      , 1999, unless we extend it. You must tender the old, unregistered bonds by the deadline to obtain new, registered bonds and the liquidity benefits they offer.

   We agreed with the initial purchasers of the old bonds to make this offer and register the issuance of the new bonds following the closing. This offer applies to any and all old bonds tendered before the deadline.

   The new bonds will not trade on any established exchange. The new bonds have the same financial terms and covenants as the old bonds, and are subject to the same business and financial risks.


   A DESCRIPTION OF THOSE RISKS BEGINS ON PAGE 15.


   The terms of the exchange offer will include the following:

   o We will exchange all old securities that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

   o You may withdraw tenders of old securities at any time prior to the expiration of the exchange offer.

   o       We will not receive any proceeds from the exchange offer.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is December  , 1999

                              TABLE OF CONTENTS


                                            PAGE
Prospectus Summary .......................     1
Risk Factors .............................    15
The Exchange Offer........................    22
Capitalization ...........................    32
Selected Financial Data ..................    33
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations ...............    35
Our Business and the Business of the
 Designated Subsidiaries .................    45
Our Management ...........................    53
Ownership of Our Membership Interests ....    55
Our Relationships and Related
 Transactions ............................    55
Reports of Third Party Consultants .......    56
Summary Description of Principal Project
 Contracts ...............................    62
Description of the Securities ............    89
Summary Description of the Principal
 Financing Documents......................    97
Plan of Distribution .....................   122
United States Federal Income Tax
 Considerations ..........................   123



                                             PAGE
Legal Matters ............................    125
Experts...................................    125
Power Generation Projects Independent
 Engineer ................................    125
Natural Gas Projects Independent Engineer     125
Geothermal Projects Independent Engineer      126
Consultants' Reports .....................    126
Where You Can Find More Information ......    126
Index to Financial Statements ............    F-1
Appendix A--Power Generation Projects
 Independent Engineer's Report ...........    A-1
Appendix B--Natural Gas Projects
 Independent Engineer's Report ...........    B-1
Appendix C--Geothermal Projects
 Independent Engineer's Report ...........    C-1
Appendix D--Power Market Consultant's
 Report ..................................    D-1
Appendix E--Geothermal Resource
 Consultant's Report .....................    E-1

                              PROSPECTUS SUMMARY


   The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read the prospectus in its entirety. You should pay special attention to the "Risk Factors" section beginning on page 15 of this prospectus.


                        SUMMARY OF OUR EXCHANGE OFFER


   On March 2, 1999 we completed the offering of $400,000,000 aggregate principal amount of our 7.416% Senior Secured Bonds due 2018 in reliance on exemptions from the registration requirements of the Securities Act. As part of that offering, we entered into a registration rights agreement with the initial purchasers of those old securities in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old securities. Below is a summary of the exchange offer.

The Exchange Offer ............  We are offering to exchange up to
                                 $400,000,000 principal amount of new
                                 securities which have been registered under the Securities Act for up to $400,000,000 principal amount of old securities. We will exchange old securities only in integral multiples of $1,000.

                                 In order to be exchanged, an old security must be properly tendered and accepted. We will exchange all old securities that are validly tendered and not withdrawn. As of the date of this prospectus, there are $400,000,000 principal amount of old securities outstanding. We will issue new securities promptly after the expiration of the exchange offer.

Resales Without Further
Registration ..................  Based on interpretations by the staff of the
                                 Securities and Exchange Commission, we
                                 believe that the new securities issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, so long as:
                                 o  you are acquiring the new securities in
                                    the ordinary course of your business;
                                 o  you are not participating, do not intend
                                    to participate and have no arrangement or understanding with any person to participate, in a distribution of the new securities; and
                                 o  you are not an "affiliate" of ours.

                                 By tendering your old securities as
                                 described below, you will be making
                                 representations to this effect.

Transfer Restrictions on
New Securities ................  If you are an affiliate of ours, are engaged in, or intend to engage in or have any
                                 arrangement or understanding with any person to participate in, the distribution of the new securities:

                                 (1) you cannot rely on the applicable
                                     interpretations of the staff of the
                                     Securities and Exchange Commission; and

                                 (2) you must comply with the registration
                                     requirements of the Securities Act in
                                     connection with any resale transaction.


                                 Each broker or dealer that receives new
                                 securities for its own account in exchange for old securities that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any offer to resell, resale or other transfer of the new securities issued in the exchange offer.


Expiration Date ...............  5:00 p.m., New York City time, on
                                 1999, unless we extend the expiration date.


Accrued Interest on the New
Securities and Old Securities .  The new securities will bear interest from the most recent date to which interest has been paid on the old securities. If your old securities are accepted for exchange, then you will waive interest on the old securities accrued to the date the new securities are issued.

Increase in Interest Rate .....  As the registration statement of which this prospectus is a part was not declared
                                 effective by November 27, 1999, the interest rate on the old securities was increased by 0.50% per annum beginning November 27, 1999 until the registration statement is declared effective.

Conditions to our Acceptance
and Exchange of Old Securities   Our obligations to accept old securities and
                                 exchange old securities for new securities are subject to the following conditions, which we may assert or waive in our sole discretion:


                                 o  the exchange offer cannot violate
                                    applicable law;


                                 o  there cannot exist any law or
                                    governmental proceeding which (1) seeks
                                    to restrain or prohibit the exchange
                                    offer, (2) seeks damages as a result of
                                    the exchange offer or (3) results in a
                                    material delay in our ability to exchange old securities;


                                 o  there cannot have occurred (1) a
                                    suspension of trading in securities on
                                    the New York Stock Exchange, (2) a
                                    declaration of a banking moratorium or
                                    (3) a commencement of a war involving the United States; and

                                 o  there cannot have occurred a material
                                    adverse change in our business, financial or other condition, operations, stock ownership or prospects.

Procedures for Tendering Old
Securities ....................  If you wish to tender your old securities, you must complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your old securities and any other required documentation, and Chase Manhattan Bank and Trust Company, National Association, who is the exchange agent, must receive the documentation at the address set forth in the letter of transmittal by 5:00 p.m. New York City time, on the expiration date. By executing the letter of transmittal, you will represent to us that you are acquiring the new securities in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of new securities, and that you are not an "affiliate" of ours.

Special Procedures for
Beneficial Holders ............  If you are the beneficial holder of old securities that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old securities are registered and instruct them to tender on your behalf.

Guaranteed Delivery Procedures   If you wish to tender your old securities
                                 and you cannot deliver your notes, the
                                 letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your old securities according to the guaranteed delivery procedures.


Withdrawal Rights .............  Tenders may be withdrawn at any time before
                                 5: 00 p.m., New York City time, on the
                                 expiration date.


Acceptance of Old Securities
and Delivery of New Securities   Subject to the conditions described above,
                                 we will accept for exchange any and all old securities which are properly tendered in the exchange offer before 5:00 p.m., New
                                 York City time, on the expiration date. The new securities will be delivered promptly after the expiration date.


Exchange Agent ................  Chase Manhattan Bank and Trust Company,
                                 National Association, is serving as exchange agent in connection with the exchange offer.


Federal Income Tax
Considerations ................  We believe that your exchange of old securities for new securities in the
                                 exchange offer will not result in any gain or loss to you for United States federal income tax purposes.

Use of Proceeds ...............  We will not receive any proceeds from the issuance of new securities in the exchange offer. We will pay all expenses incident to the exchange offer.

                    SUMMARY OF THE TERMS OF THE SECURITIES


   The form and terms of the new securities and the old securities are identical in all material respects, except that transfer restrictions and registration rights applicable to the old securities do not apply to the new securities. The new securities will evidence the same debt as the old securities and will be governed by the same indenture.


Securities Offered ............  $400,000,000 7.416% Senior Secured Bonds Due
                                 December 15, 2018.

Interest Payment Dates ........  June 15 and December 15.


Scheduled Principal Payments ..  Principal of the securities will be payable in semiannual installments on each June 15 and December 15, beginning June 15, 2000, as follows:


                               PERCENTAGE OF
                                 PRINCIPAL
         PAYMENT DATE          AMOUNT PAYABLE
----------------------------- --------------
June 15, 1999  ...............     0.000%
December 15, 1999  ...........     0.000%
June 15, 2000  ...............     1.300%
December 15, 2000  ...........     1.300%
June 15, 2001  ...............     1.575%
December 15, 2001  ...........     1.575%
June 15, 2002  ...............     2.575%
December 15, 2002  ...........     2.575%
June 15, 2003  ...............     2.250%
December 15, 2003  ...........     2.250%
June 15, 2004  ...............     1.825%
December 15, 2004  ...........     1.825%
June 15, 2005  ...............     1.850%
December 15, 2005  ...........     1.850%
June 15, 2006  ...............     2.400%
December 15, 2006  ...........     2.400%
June 15, 2007  ...............     2.250%
December 15, 2007  ...........     2.250%
June 15, 2008  ...............     3.525%
December 15, 2008  ...........     3.525%
June 15, 2009  ...............     3.075%
December 15, 2009  ...........     3.075%
June 15, 2010  ...............     1.775%
December 15, 2010  ...........     1.775%
June 15, 2011  ...............     1.900%
December 15, 2011  ...........     1.900%
June 15, 2012  ...............     2.560%
December 15, 2012  ...........     2.560%
June 15, 2013  ...............     2.550%
December 15, 2013  ...........     2.550%
June 15, 2014  ...............     3.225%
December 15, 2014  ...........     3.225%

                                4

                               PERCENTAGE OF
                                 PRINCIPAL
         PAYMENT DATE          AMOUNT PAYABLE
----------------------------- --------------
June 15, 2015  ...............     3.380%
December 15, 2015  ...........     3.380%
June 15, 2016  ...............     3.660%
December 15, 2016  ...........     3.660%
June 15, 2017  ...............     3.780%
December 15, 2017  ...........     3.780%
June 15, 2018  ...............     4.545%
December 15, 2018  ...........     4.545%


Average Number of Years that
the Securities will be
Outstanding ...................  The average number of years during which securities will be outstanding is
                                 approximately 11.9 years.

Denominations .................  We issued the old securities in minimum denominations of $100,000 or any integral multiple of $1,000 in excess of $100,000. We will issue the new securities in minimum denominations of $1,000.


Ratings .......................  "Baa3" by Moody's Investor Services, Inc.,
                                 "BBB-" by Standard & Poor's Ratings Group and "BBB" by Duff & Phelps Credit Rating Co.


Optional Redemption ...........  We may redeem all or any portion of the securities at a redemption price equal to:
                                 o  100% of the principal amount of the
                                    securities being redeemed, plus
                                 o  accrued and unpaid interest on the
                                    securities being redeemed, plus
                                 o  a yield maintenance premium which is
                                    based on the rates of comparable treasury securities plus 50 basis points.

Mandatory Redemption With
Yield Maintenance Premium .....  We will be obligated to redeem the securities at par plus accrued interest to the date of redemption, plus a yield maintenance premium, in the following circumstances:
                                 o  if one of our subsidiaries that has
                                    assigned its available cash flow to secure our obligation to make payments on the securities receives more than $15,000,000 of available cash flow in net proceeds from one or more financings of its project or refinancings of the project financing debt of its project company, we will be required to use all of these proceeds to redeem securities;
                                 o if an assigning subsidiary receives more than $15,000,000 of available cash flow in net proceeds from a sale of assets by its project company and the sale is not in the ordinary course of business, we will be required to use all of these proceeds to redeem securities;

                                 o  if we receive more than $15,000,000 in
                                    proceeds from the sale of all or any
                                    portion of our interest in any assigning subsidiary and the sale was not specifically permitted under the indenture for the securities, we will be required to use all of these proceeds to redeem securities; and
                                 o if an assigning subsidiary receives more than $15,000,000 in proceeds from the sale of all or any portion of its interest in any project company and the sale was not specifically permitted under the indenture for the securities, we will be required to use all of these proceeds to redeem securities.

                                 In each of the above cases, we will be
                                 obligated to redeem only the amount of
                                 securities to the extent which will cause each rating agency to confirm that, after giving effect to the redemption, the rating assigned to the securities by the rating agency will be at least as good as the higher of (a) the then-current rating assigned to the securities by the rating agency or (b) the initial rating assigned to the securities by the rating agency as of the closing date for the old securities.

Mandatory Redemption Without
Yield Maintenance Premium .....  We will be obligated to redeem the securities at par plus accrued interest to the date of redemption in the following circumstances:
                                 o if an assigning subsidiary receives more than $15,000,000 of available cash flow in net proceeds related to the damage or destruction of all or a portion of the assigning subsidiary's project, we will be required to use all of these proceeds to redeem securities;
                                 o if an assigning subsidiary receives more than $15,000,000 of available cash flow in net proceeds related to a governmental authority's compulsory taking or transfer, or the threat of a governmental authority's compulsory taking or transfer, of the assigning subsidiary's project, we will be required to use all of these proceeds to redeem securities;
                                 o  if an assigning subsidiary receives more
                                    than $15,000,000 of available cash flow
                                    in net proceeds related to a defect in
                                    the title to the land on which the
                                    assigning subsidiary's project is
                                    located, we will be required to use all
                                    of these proceeds to redeem securities;
                                    and
                                 o if an assigning subsidiary receives more than $15,000,000 of available cash flow in net proceeds related to the termination of an assigning subsidiary's power purchase agreement or the amendment of an assigning subsidiary's power purchase agreement which reduces the amount of capacity and energy sold under the agreement, we will be required to use all of these proceeds to redeem securities.

                                 However, in the case of a termination or an amendment of a power purchase agreement, we will be obligated to redeem only the amount of securities to the extent which will cause each rating agency to confirm that, after giving effect to the redemption, the rating assigned to the securities by the rating agency will be at least as good as the higher of (a) the then-current rating assigned to the securities by the rating agency or (b) the initial rating assigned to the securities by the rating agency as of the closing date for the old securities.

Ranking of the Securities .....  The securities:
                                 o  are senior secured debt owed by us;
                                 o rank equally in right of payment with our other senior secured debt permitted under the indenture for the securities; the amount of other senior secured debt that we can incur is unlimited if we satisfy the additional debt tests under the indenture;
                                 o share equally in the collateral with our other senior secured debt permitted under the indenture;
                                 o  rank senior to any of our subordinated
                                    debt permitted under the indenture;
                                 o  are effectively subordinated to the
                                    existing project financing debt and all
                                    other debt of the assigning subsidiaries, SECI Holdings, California Energy Yuma, the project companies and the holding companies associated with the projects; as of September 30, 1999, the aggregate amount of this debt was $677.7 million; and
                                 o  are the only debt, other than the debt
                                    permitted under the indenture, which we
                                    owe.

Collateral ....................  The securities are secured by the following collateral:
                                 o all available cash flow of the assigning subsidiaries deposited with the depositary bank;
                                 o  a pledge of 99% of the equity interests
                                    in Salton Sea Power Company and all of
                                    the equity interests in CE Texas Gas LLC, the assigning subsidiaries, other than Magma Power Company, and California Energy Yuma Corporation;
                                 o  upon the redemption of, or earlier
                                    release of security interests under,
                                    Magma's 9 7/8% promissory notes, a pledge of all of the capital stock of Magma;
                                 o  a pledge of all of the capital stock of
                                    SECI Holdings Inc.;
                                 o  a grant of a lien on and security
                                    interest in the depositary accounts; and
                                 o  a grant of a lien on and security
                                    interest in all of our other tangible and intangible property, to the extent it is possible to grant a lien on the property.

Non-Recourse Obligations ......  We are the only person obligated to pay principal of, premium, if any, and interest on the Securities. Our members, MidAmerican Energy Holdings Company and El Paso Power Holding Company, will not guarantee the securities or have any obligation to make payments on the securities. None of our or our members' officers, directors, employees or affiliates will guarantee the securities or have any obligation to make payments on the securities.

Debt Service Reserve Account ..  We are required to maintain an amount on deposit in the debt service reserve account equal on any date to the maximum semiannual principal and interest payment due on the securities for the remaining term. We are permitted to satisfy this obligation by depositing cash into the debt service reserve account or by delivering to the depositary bank a letter of credit provided by a commercial bank or other financial institution whose long-term unsecured debt obligations are rated at least "A" by S&P and "A2" by Moody's. We initially funded the debt service reserve account by providing the depositary bank with a debt service reserve letter of credit in an amount of approximately $24 million.

Covenants .....................  We have agreed in the indenture for the securities to, among other things:
                                 o  maintain our existence;
                                 o  comply with applicable laws and
                                    governmental approvals;
                                 o  perform our obligations under the
                                    financing documents;
                                 o  maintain the liens on the collateral in
                                    favor of the collateral agent;
                                 o provide the trustee, the collateral agent and depositary bank with reasonable inspection rights;
                                 o pay our taxes and maintain our books and records; and
                                 o  pledge all of Magma's capital stock
                                    within ten days after the stock is
                                    released from the liens securing Magma's
                                    9 7/8% promissory notes.
                                 We have agreed not to, among other things:
                                 o incur debt other than as permitted under the indenture;
                                 o  create liens on our property other than
                                    as permitted under the indenture;
                                 o engage in any activities other than those permitted by the financing documents; or
                                 o  form subsidiaries, make investments,
                                    loans or advances or acquire the stock,
                                    obligations or securities of any other
                                    person, other than as permitted under the indenture.


                                 These affirmative and negative covenants are subject to a number of important qualifications and exceptions set forth in the indenture.

                           SUMMARY OF OUR BUSINESS


   We are a special purpose Delaware limited liability company formed for the sole purpose of issuing securities and holding the equity interests in our subsidiaries. The following subsidiaries have assigned their available cash flows to secure our obligation to make payments on the securities:


   o      Magma Power Company

   o      Salton Sea Power Company

   o      Falcon Seaboard Resources, Inc.

   o      Falcon Seaboard Power Corporation

   o      Falcon Seaboard Oil Company

   o      California Energy Development Corporation

   o      CE Texas Energy LLC


   These assigning subsidiaries own equity interests in project companies which own ten geothermal and three natural gas-fired electric generating facilities located in California, New York, Texas and Arizona. We own 100% of the interests in twelve of these projects. In addition, we manage, control and have substantial equity interests in the remaining project. Substantially all of the cash flow received by us is received indirectly from these projects. Below is a simplified chart which illustrates both our current ownership structure as well as the current ownership structure of each project.

[BLOCK CHART SHOWING THE OWNERSHIP STRUCTURE OF CE GENERATION AND THE PROJECTS]



------------
(1) The percentage of distributions from the Saranac project indirectly beneficially owned by us varies over time.


   Our subsidiaries operate all of the projects and sell substantially all of the power produced by the projects to utility purchasers under long-term contracts. The principal purchasers are Southern California Edison Company, New York State Electric and Gas Corporation and Texas Utilities Energy Company, whom we depend on for substantially all of our revenues. The operation of geothermal projects involves drilling and maintaining geothermal wells which produce steam that generates electricity when run through a geothermal power plant. Gas-fired power plants burn natural gas to produce steam and generate electricity. Following are tables describing the projects. The availability and capacity factor figures shown in the tables are averages for 1996, 1997 and 1998.

                         SALTON SEA     SALTON SEA    SALTON SEA     SALTON SEA    SALTON SEA
        PROJECT            UNIT I        UNIT II       UNIT III       UNIT IV        UNIT V        LEATHERS      DEL RANCH

----------------------  ------------- ------------- -------------  ------------- -------------  ------------- -------------

Project Company(ies)    Salton Sea    Salton Sea    Salton Sea     Salton Sea    Salton Sea     Leathers,     Del Ranch,
                        Power         Power         Power          Power         Power L.L.C.   L.P.          L.P.
                        Generation    Generation    Generation     Generation
                        L.P.          L.P.          L.P.           L.P. and Fish
                                                                   Lake Power
                                                                   LLC

Location                Imperial      Imperial      Imperial       Imperial      Imperial       Imperial      Imperial
                        Valley, CA    Valley, CA    Valley, CA     Valley, CA    Valley, CA     Valley, CA    Valley, CA

Capacity(1)             10 megawatts  20 megawatts  49.8           39.6          49 megawatts   38 megawatts  38 megawatts
                                                    megawatts      megawatts

Fuel Type               Geothermal    Geothermal    Geothermal     Geothermal    Geothermal     Geothermal    Geothermal

Ownership Interest      100%          100%          100%           100%          100%           100%          100%

Commercial Operation    July 1987     April 1990    February 1989  May 1996      Mid-2000       January 1990  January 1989

Availability            96.0%         96.7%         96.0%          94.5%         N/A            97.2%         97.4%

Capacity Factor         81.9%         119.1%        99.9%          114.8%        N/A            115.9%        118.2%

Power Purchaser         Southern      Southern      Southern       Southern      Zinc           Southern      Southern
                        California    California    California     California    facility/      California    California
                        Edison        Edison        Edison         Edison        California     Edison        Edison
                        Company       Company       Company        Company       power          Company       Company
                                                                                 exchange

Power Contract          June 2017     April 2020    February 2019  May 2026      N/A            December 2019 December 2018
 Expiration

Thermal Energy Host     N/A           N/A           N/A            N/A           N/A            N/A           N/A

Fuel Supplier           N/A           N/A           N/A            N/A           N/A            N/A           N/A

Operator                CalEnergy     CalEnergy     CalEnergy      CalEnergy     CalEnergy      CalEnergy     CalEnergy
                        Operating     Operating     Operating      Operating     Operating      Operating     Operating
                        Corporation   Corporation   Corporation    Corporation   Corporation    Corporation   Corporation

Outstanding Debt        (2)           (2)           (2)            (2)           (2)            (2)           (2)

Debt Service Coverage
 Ratio Test(3)          1.4x prior to 1.4x prior to 1.4x prior to  1.4x prior to 1.4x prior to  1.4x prior to 1.4x prior to
                        2000/1.5x     2000/1.5x     2000/1.5x      2000/1.5x     2000/1.5x      2000/1.5x     2000/1.5x
                        thereafter    thereafter    thereafter     thereafter    thereafter     thereafter    thereafter


Debt Service Coverage   1.77          1.77          1.77           1.77          1.77           1.77          1.77
 Ratio(4)



------------
(1) Capacity figures for Salton Sea Units I-IV and the Leathers, Del Ranch, Elmore and Vulcan projects represent the capacity levels utilized to calculate capacity payments under the current power purchase agreements for these projects. Capacity figures for Salton Sea Unit V and the CE Turbo project represent the expected capacity of each project to deliver electricity for sale to others upon completion of construction of these projects. Capacity figures for the Saranac, Power Resources and Yuma projects represent the maximum quantities permitted to be sold by those projects under their current power purchase agreements. The actual capacity of a project at any time varies with ambient temperatures and, in the case of the geothermal projects, reservoir and wellfield conditions.
(2) The total debt outstanding at September 30, 1999 for Salton Sea Units I-V and the Leathers, Del Ranch, Elmore, Vulcan and CE Turbo projects, and a zinc facility which was financed with these projects and is owned by our affiliates, is $597.9 million, of which $140.5 million is scheduled to be repaid by our affiliates that own the zinc facility.
(3) Represents historical and projected debt service coverage level required to make equity distributions under the applicable project financing documents.
(4) Calculated as of September 30, 1999 in accordance with the applicable project financing documents.

                                                                                        POWER
        PROJECT            ELMORE         VULCAN       CE TURBO       SARANAC         RESOURCES        YUMA

---------------------- -------------  ------------- -------------  -------------   -------------  -------------

Project Company(ies)   Elmore, L.P.   Vulcan/BN     CE Turbo LLC   Saranac Power   Power          Yuma
                                      Geothermal                   Partners,       Resources,     Cogeneration
                                      Power Company                L.P.            Inc.           Associates

Location               Imperial       Imperial      Imperial       Plattsburgh,    Big Spring,    Yuma, AZ
                       Valley, CA     Valley, CA    Valley, CA     NY              TX

Capacity(1)            38 megawatts   34 megawatts  10 megawatts   240 megawatts   200 megawatts  50 megawatts

Fuel Type              Geothermal     Geothermal    Geothermal     Natural Gas     Natural Gas    Natural Gas

Ownership Interest     100%           100%          100%           Varies          100%           100%

Commercial Operation   January 1989   February 1986 Mid-2000       June 1994       June 1988      May 1994

Availability           96.9%          95.4%         N/A            95.2%           91.2%          96.4%

Capacity Factor        114.6%         113.5%        N/A            92.5%           79.7%          88.3%

Power Purchaser        Southern       Southern      California     New York        Texas          San Diego Gas
                       California     California    power          State           Utilities      & Electric
                       Edison         Edison        exchange       Electric and    Energy
                       Company        Company                      Gas             Company
                                                                   Corporation

Power Contract         December 2018  February 2016 N/A            June 2009       September      May 2024
 Expiration                                                                        2003

Thermal Energy Host    N/A            N/A           N/A            Georgia-Pacific Fina Oil and   Queen Carpet,
                                                                   Corporation/    Chemical       Inc.
                                                                   Tenneco         Company
                                                                   Packaging,
                                                                   Inc.

Fuel Supplier          N/A            N/A           N/A            Coral Energy    Fina/Louis     Southwest Gas
                                                                   Canada          Dreyfus        Corporation
                                                                   (Shell)

Operator               CalEnergy      CalEnergy     CalEnergy      Falcon Power    Falcon Power   Falcon Power
                       Operating      Operating     Operating      Operating       Operating      Operating
                       Corporation    Corporation                  Company         Company        Company

Outstanding Debt       (2)            (2)           (2)            $183.1          $79.8 million  None
                                                                   million

Debt Service Coverage
 Ratio Test(3)         1.4x prior to  1.4x prior to 1.4x prior to  1.2x            Varies(4)      N/A
                       2000/1.5x      2000/1.5x     2000/1.5x
                       thereafter     thereafter    thereafter

Debt Service Coverage  1.77           1.77          1.77           3.52            1.33           N/A
 Ratio(5)

------------
(1) Capacity figures for Salton Sea Units I-IV and the Leathers, Del Ranch, Elmore and Vulcan projects represent the capacity levels utilized to calculate capacity payments under the current power purchase agreements for these projects. Capacity figures for Salton Sea Unit V and the CE Turbo project represent the expected capacity of each project to deliver electricity for sale to others upon completion of construction of these projects. Capacity figures for the Saranac, Power Resources and Yuma projects represent the maximum quantities permitted to be sold by those projects under their current power purchase agreements. The actual capacity of a project at any time varies with ambient temperatures and, in the case of the geothermal projects, reservoir and wellfield conditions.
(2) The total debt outstanding at September 30, 1999 for Salton Sea Units I-V and the Leathers, Del Ranch, Elmore, Vulcan and CE Turbo projects, and a zinc facility which was financed with these projects and is owned by our affiliates, is $597.9 million, of which $140.5 million is scheduled to be paid by our affiliates that own the zinc facility.
(3) Represents historical and projected debt service coverage levels required to make equity distributions under the applicable project financing documents.
(4) To distribute 100% of available cash flow, the debt service coverage ratio must be at least 1.2x. If the debt service coverage ratio is 1.17x to 1.19x, 50% of available cash flow may be distributed. If the debt service coverage ratio is 1.15x to 1.17x, 40% of available cash flow may be distributed. If the debt service coverage ratio is 1.13x to 1.15x, 30% of available cash flow may be distributed. If the debt service coverage ratio is 1.1x to 1.13x, 20% of available cash flow may be distributed. If the debt service coverage ratio is less than 1.1x, 10% of available cash flow may be distributed.
(5) Calculated as of September 30, 1999 in accordance with the applicable project financing documents.

   On December 2, 1999, our indirect subsidiary, NorCon Power Partners, L.P., closed a series of transactions as described below in which it, among other things, transferred the NorCon project to General Electric Capital Corporation, the NorCon project lender. Prior to this date, NorCon had owned the NorCon project, which is an 80 megawatt natural gas fired power project located in North East, Pennsylvania.

   In connection with the transfer, NorCon reached a settlement of its outstanding litigation with Niagara Mohawk Power Corporation, the power purchaser from the NorCon project. This litigation arose out of a provision in NorCon's power purchase agreement which provided for a notional tracking account to track the cumulative difference between the contract price and prices based on short run costs of electricity. The power purchase agreement provided that if the tracking account balance reflected an excess of the contract price over the short run costs, the balance would be used to reduce the contract price during the period of 2007 through 2017 and that NorCon would be required to pay the remaining balance to Niagara Mohawk in 2017 at the expiration of the power purchase agreement. Niagara Mohawk claimed in this litigation that NorCon should be required to provide adequate assurances in the form of a letter of credit or other form of security to ensure that NorCon would be able to pay any amount owing by NorCon to Niagara Mohawk as a result of the tracking account. Under the settlement, this litigation was dismissed, Niagara Mohawk paid the amount of $125 million and this power purchase agreement was terminated effective as of November 1, 1999.

   The entire amount paid by Niagara Mohawk as described above was paid to General Electric Capital as the project lender and Louis Dreyfus Natural Gas Corporation, the natural gas supplier for the NorCon project. NorCon also transferred to General Electric Capital the NorCon project and other equipment used by the NorCon project. NorCon's funds in its bank accounts were used to pay other outstanding NorCon obligations and otherwise were paid to an affiliate of General Electric Capital. Additionally, NorCon assigned its contracts, including its gas transportation agreements with National Fuel Gas Supply Corporation and its loan agreements with General Electric Capital, to an affiliate of General Electric Capital which assumed the obligations under these agreements. In return, NorCon obtained a release of its obligations and liabilities from General Electric Capital under the NorCon project financing agreements and from Louis Dreyfus under the NorCon project natural gas sales agreement. General Electric Capital also agreed to be responsible for other third party claims made against NorCon related to the NorCon project. The operation and maintenance agreement between NorCon and Falcon Power Operating Company was also terminated. NorCon and Welch Foods, Inc., the steam purchaser from the NorCon project, agreed to terminate their steam supply agreement concurrently with the other transactions described above. No payment was made by General Electric Capital to NorCon in connection with the transfer of the project or the other related transactions.

   Thus, after December 2, 1999, neither NorCon nor any of our other subsidiaries owns an interest in the NorCon project and the primary contracts of the NorCon project are no longer in effect or have been transferred to General Electric Capital or its affiliates. NorCon has agreed with General Electric Capital to cooperate with its operation of the NorCon project during a transition period ending at the end of 1999. Otherwise, we believe that none of our subsidiaries will have any further rights, profits or losses with respect to the NorCon project. Because none of the amount paid by Niagara Mohawk was available for distribution by NorCon to its owners, no portion of this amount will be used to redeem the securities.

   We will make payments on the new securities with the following available cash flow received by our subsidiaries that have assigned their cash flows to secure our obligation to make payments on the securities:

   o with respect to any assigning subsidiary, distributions received by the assigning subsidiary from the project company(ies) that own its project(s), so long as these equity distributions are no longer subject to any liens imposed by any applicable project financing document and are delivered to the depositary bank; and

   o with respect to Magma, fees, royalties and other payments received by Magma to the extent not otherwise required to be used for Magma project costs or otherwise under any project financing document or project document.


   The structure of the transaction described in this prospectus has been designed to pool and cross-collateralize the available cash flow of the assigning subsidiaries from the projects. A chart depicting the transaction structure is shown below.



[BLOCK CHART SHOWING THE STRUCTURE OF THE TRANSACTION DESCRIBED IN THIS PROSPECTUS]



There are a number of risks to the repayment of the new securities which are described below starting on page 15 of this prospectus.

                                 RISK FACTORS

   You should carefully consider the following factors before deciding to tender your old securities in the exchange offer.

YOUR FAILURE TO EXCHANGE YOUR OLD SECURITIES FOR NEW SECURITIES COULD RESULT IN YOUR HOLDING ILLIQUID SECURITIES WHICH CANNOT BE RESOLD UNLESS YOU REGISTER THEM UNDER THE SECURITIES ACT OR FIND AN EXEMPTION FROM
REGISTRATION.

   The old securities were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold by use of an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your unregistered old securities for registered new securities in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old securities unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old securities under the Securities Act except in the limited circumstances provided under the registration rights agreement between us and the initial purchasers of the old securities. In addition, to the extent that old securities are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old securities could be illiquid.


YOU WILL NOT HAVE ANY RECOURSE TO THE ASSETS OF THE PROJECT COMPANIES OR THE ASSETS OF MIDAMERICAN OR EL PASO POWER.


   You will have recourse only to us and the collateral described in this prospectus. None of our shareholders or affiliates, including MidAmerican, El Paso Power and the project companies, or any of our shareholders' or affiliates' officers, directors or employees will guarantee our obligation to make payments on the securities or be liable in any other way for the payment of the securities. The assigning subsidiaries have only assigned their available cash flow to secure our obligation to make payments on the securities, and have not issued guarantees of our payment obligations. If we are unable to make payments on the securities and you foreclose on the collateral which secures the securities, the proceeds that you receive from the sale may not be sufficient to fully repay your securities.

OUR ABILITY TO MAKE PAYMENTS ON THE SECURITIES IS DEPENDENT ON THE ASSIGNING SUBSIDIARIES' RECEIPT OF EQUITY DISTRIBUTIONS FROM THE PROJECT COMPANIES, WHICH IS IN TURN DEPENDENT ON EVENTS WHICH ARE BEYOND OUR CONTROL.

   We were formed for the purpose of issuing the securities and owning our subsidiaries. We do not have any operations. Accordingly, the sole source of repayment of the securities is the available cash flow of our subsidiaries that have assigned their available cash flows to secure our obligation to make payments on the securities. The assigning subsidiaries' sources of available cash flow are limited. Salton Sea Power, Falcon Seaboard Resources, Falcon Seaboard Power, Falcon Seaboard Oil, California Energy Development and CE Texas Energy conduct no business other than owning direct and indirect interests in their project companies. Magma conducts no material business other than owning its equity interests in the Imperial Valley project companies and providing administrative and operation services and real estate rights to the Imperial Valley project companies. Falcon Power Operating conducts no business other than providing operation and maintenance services for the Saranac, Power Resources and Yuma projects. CE Texas Gas conducts no business other than procuring natural gas for the Power Resources Project. In addition, the project financing documents entered into by the project companies in connection with the development and construction of their projects place limitations on the ability of the project companies to make distributions to the assigning subsidiaries. For example, if there is a default under a project financing document, the project company would not be permitted to make distributions to the relevant assigning subsidiary. A default could result from the making of an untrue representation by the project company or the failure of the project company to satisfy a covenant. Finally, if a assigning subsidiary were to be found to be bankrupt, the assignment of the assigning subsidiary's cash flow to the secured parties would not be considered a lien that would continue if effect following the bankruptcy.

THE PROJECT LENDERS MUST MAKE PAYMENTS ON DEBT INCURRED BY THEM BEFORE MAKING EQUITY DISTRIBUTIONS TO THE ASSIGNING SUBSIDIARIES.

   The project companies other than Yuma paid for a portion of the costs of constructing their projects with loans from banks and proceeds from the sale of bonds. As of September 30, 1999, the aggregate amount of this debt was approximately $959.2 million. The project companies must make regular payments on this debt prior to making distributions to the assigning subsidiaries. Any additional debt incurred by the project companies would also in all likelihood have to be paid before distributions could occur. Accordingly, the existence of debt at the project company level reduces the amount of distributions that can be made to the assigning subsidiaries and, in turn, the amount of funds available to make payments on the securities. In addition, if there was a default under the documents evidencing the project company level debt, the lenders of the debt could foreclose on the collateral securing the debt, which could include the project company's project. If this were to occur, we would lose an important source of funds to use to make payments on the securities.


WE CANNOT PREDICT THE REVENUES FROM THE SALE OF ELECTRICITY UNDER THE POWER PURCHASE AGREEMENTS OR IN THE COMPETITIVE POWER MARKETS AND THE AMOUNT OF THESE REVENUES MAY BE LOWER THAN AS SHOWN IN THE INDEPENDENT ENGINEER'S PROJECTIONS.


   Other than the Salton Sea Unit I power purchase agreements, the energy payments under the power purchase agreements for the operating Imperial Valley projects depend, or will in the future depend, at least in part, on the cost that Southern California Edison avoids by purchasing energy from the Imperial Valley projects instead of obtaining the energy from other sources. The energy payments under the Yuma power purchase agreement are dependent on the cost that San Diego Gas & Electric avoids by purchasing energy from the Yuma project instead of obtaining the energy from other sources. Estimates of Southern California Edison's and San Diego Gas & Electric's avoided costs vary substantially and we cannot predict the level of payments to be made in the future under these power purchase agreements. These future payments may be lower than as contemplated by the projections. Accordingly, there may be less funds available for repayment of the securities than as shown in the projections.

   Although approximately one-third of the net electrical output of Salton Sea Unit V is expected to be sold under a contract for use by the zinc facility, neither Salton Sea Unit V nor the CE Turbo project currently has any material long-term power sales agreement for the rest of their capacity. The strategy for Salton Sea Unit V and the CE Turbo project is to sell output not needed by the zinc facility in short term transactions through the California power exchange or in other transactions from time to time as may be found to be more advantageous than those conducted through the California power exchange. The California power exchange was recently created to establish markets for the sale of power on a daily and an hourly basis. Thus, California power exchange prices are expected to have the characteristics of short term spot prices and to fluctuate from time to time in a manner that cannot be predicted with accuracy and is not within our control or the control of any other person. The projections use California power exchange prices. These estimates may turn out to be wrong and the California power exchange prices may actually be lower than as shown in the projections. If this is the case, there will be less funds available to make payments on the securities than is shown in the projections.

SOME OF THE POWER PURCHASE AGREEMENTS FOR THE PROJECTS WILL EXPIRE BEFORE THE MATURITY DATE FOR THE SECURITIES AND THE PRICES AT WHICH THE POWER FROM THE AFFECTED PROJECTS CAN BE SOLD AFTER EXPIRATION MAY BE LOWER THAN THE PRICES UNDER THE POWER PURCHASE AGREEMENTS.

   The initial terms of the power purchase agreements for Salton Sea Unit I and the Power Resources, Saranac and Vulcan projects end in 2017, 2003, 2009 and 2016, respectively, and we cannot assure you that the terms of these power purchase agreements will be extended beyond the initial terms. The revenues of the Power Resources and Vulcan projects and Salton Sea Unit I represented 28%, 5% and 2% of total sales of electricity and steam, respectively, for the nine months ended September 30, 1999. Saranac is accounted for as an equity investment and our share of its earnings comprise 95% of the equity earnings in subsidiaries for the nine months ended September 30, 1999. Upon termination or expiration of a power purchase agreements, the affected project company may make "spot" sales to the competitive market, enter into one or more replacement power purchase agreements or sell power through a combination of these approaches. In any of these cases, we cannot assure you that net revenues generated from market sales or replacement power purchase agreements will not be lower than the revenues contemplated by the projections. If the revenues are lower, there will be less funds available to make payments on the securities than as shown in the projections.


THE PROCEEDS RECEIVED UNDER THE PROJECT COMPANIES' INSURANCE POLICIES MAY NOT BE SUFFICIENT TO COVER ALL LOSSES AND THE INSURANCE COVERAGE FOR THE PROJECTS MAY NOT BE AVAILABLE IN THE FUTURE ON COMMERCIALLY REASONABLE TERMS.


   The operation of the projects involves many risks, including the breakdown or failure of power generating equipment, pipelines, transmission lines or other equipment or processes, fuel interruption, performance below expected levels of output or efficiency, operator error and catastrophic events including fires, earthquakes or explosions. The occurrence of any of these events could significantly reduce or eliminate revenues generated by a project or significantly increase the expenses of a project, thereby reducing the funds available to make distributions to the assigning subsidiaries and, consequently, reducing the funds available to make payments on the securities. The projects companies currently possess property, business interruption, catastrophic and general liability insurance. However, this comprehensive insurance coverage may not be available in the future at commercially reasonable costs or terms and the amounts for which the project companies are or will be insured may not cover all potential losses.


THE PROJECT COMPANIES RELY ON A LIMITED NUMBER OF CUSTOMERS AND SUPPLIERS.


   Each project depends on a single or limited number of companies to purchase electricity or thermal energy, to supply water, to supply gas, to transport gas, to dispose of wastes or to deliver electricity. For example, each of the eight operating Imperial Valley projects relies on a power purchase agreement with Southern California Edison for all of its revenues. The failure of any power purchaser, thermal energy purchaser, water or gas supplier, gas transporter, transmitting utility or other project participant to fulfill its contractual obligations could increase the expenditures of or decrease the revenues earned by the affected project company. This would, in turn, decrease the amounts available for distribution to the assigning subsidiaries and, as a result, decrease the funds available to make payments on the securities.


THE CONSTRUCTION OF THE NEW PROJECTS MAY BE DELAYED AND MAY COST MORE THAN WE EXPECTED.


   Although eleven of the projects have been operating for a number of years, Salton Sea Unit V and the CE Turbo project are under construction according to the terms of engineering, procurement and construction contracts. These new projects are subject to risks associated with the construction of power plants including risks of delays in completion, cost overruns and failures of the construction contractors to perform in accordance with contract terms. Any material unremedied delay in or unsatisfactory completion of the new projects could hurt the affected project companies' results of operations. This would, in turn, decrease the amounts available for distribution to the assigning subsidiaries and, as a result decrease the funds available to make payments on the securities.

THE AVAILABLE GEOTHERMAL RESOURCES MAY NOT BE SUFFICIENT TO OPERATE THE GEOTHERMAL PROJECTS FOR THE ENTIRE TERM OF THE SECURITIES AND THE USE OF GEOTHERMAL FUEL IN THESE PROJECTS MAY RESULT IN SIGNIFICANT COSTS WHICH ARE NOT WITHIN OUR CONTROL.

   Salton Sea Units I-V and the Leathers, Del Ranch, Elmore, Vulcan and CE Turbo projects are geothermal power projects. The revenues of these geothermal projects represented 66% of our total sales of electricity and steam for the nine months ended September 30, 1999. Geothermal exploration, development and operations are subject to uncertainties which vary among different geothermal reservoirs and are similar to those typically associated with oil and gas exploration and development, including dry holes and uncontrolled releases. Because of the geological complexities of geothermal reservoirs, the geographic area and sustainable output of the reservoirs can only be estimated and cannot be definitively established. There is, accordingly, a risk of an unexpected decline in the capacity of geothermal wells and a risk of geothermal reservoirs not being sufficient for sustained production of electricity by the Imperial Valley projects at the expected levels.

   In addition, both the cost of operations and the operating performance of the Imperial Valley projects may be hurt by a variety of operating factors. Production and injection wells can require frequent maintenance or replacement. Corrosion caused by high-temperature and high-salinity geothermal fluids may require the replacement or repair of equipment, vessels or pipelines. New production and injection wells may be required for the maintenance of current operating levels, thereby requiring substantial capital expenditures.

THE PROJECT COMPANIES' BUSINESSES ARE SUBJECT TO A LARGE NUMBER OF REGULATIONS AND PERMITTING REQUIREMENTS AND MAY BE HURT BY CHANGES IN THESE REGULATIONS AND REQUIREMENTS.

   The project companies are subject to a number of environmental laws and regulations affecting many aspects of their present and future operations. These laws and regulations generally require the project companies to obtain and comply with a wide variety of licenses, permits and other approvals. The project companies are also subject to environmental and energy regulations that both public officials and private individuals may seek to enforce. We cannot assure you that existing regulations will not be revised or that new regulations will not be adopted or become applicable to the project companies which could have an adverse impact on their operations.

   The structure of federal and state energy regulations is currently undergoing change and has in the past, and may in the future, be the subject of various challenges, initiatives and restructuring proposals by utilities and other electric industry participants. The implementation of regulatory changes in response to these challenges, initiatives and restructuring proposals could result in the imposition of more comprehensive or stringent requirements on the project companies, electric utilities and other electric industry participants, which would result in increased compliance costs and could otherwise have an adverse effect on:

   o  the results of the project companies' operations;


   o the project companies' ability to make distributions to the assigning subsidiaries; or


   o the operations and financial condition of electric utilities (including the utilities which have entered into power purchase agreements with the project companies) and other industry participants.

THERE IS A PENDING LAWSUIT RELATED TO THE SARANAC PROJECT, WHICH MAY HURT THE REVENUES OF SARANAC IF ADVERSELY DETERMINED.

   New York State Electric and Gas has filed a complaint in federal court challenging the implementation of the Public Utility Regulatory Policies Act of 1978 by the Federal Energy Regulatory Commission and the New York State Public Service Commission and claiming that the prices in the Saranac power purchase agreement exceed the prices mandated by the Public Utility Regulatory Policies Act. The Public Service Commission also filed a related cross-claim against FERC making similar assertions. We believe that New York State Electric and Gas's and the Public Service Commission's claims are without merit because, among other things, these claims were unanimously denied by FERC in earlier proceedings which found that (1) New York State Electric and Gas's challenge to the regulatory scheme was grossly untimely,
(2) the Saranac power purchase agreement was exempt from further regulatory review and (3) the rates payable under the Saranac power purchase agreement were consistent with the Public Utility Regulatory Policies Act and FERC regulations. If, however, New York State Electric and Gas were successful in reducing the rates payable under the Saranac power purchase agreement or in obtaining any restitution, this rate reduction or restitution payment could reduce the revenues of Saranac. This reduction would result in decreased distributions made to Falcon Seaboard Resources, which would mean less funds available to make payments on the bonds.

IT IS POSSIBLE THAT THE ASSIGNING SUBSIDIARIES' ASSIGNMENT OF THEIR AVAILABLE CASH FLOW COULD BE SUBORDINATED OR DECLARED UNENFORCEABLE IN A BANKRUPTCY OR SIMILAR PROCEEDING.

   We distributed a substantial portion of the proceeds from the sale of the old securities to MidAmerican. The portion of the proceeds from the sale which we contributed to each assigning subsidiary was less than the amount of available cash flow assigned by each assigning subsidiary to secure our obligations with respect to the securities. It is possible that a creditor of a assigning subsidiary could make a claim, under federal or state fraudulent conveyance laws, that the security holders' claims under the assigning subsidiary security agreement should be subordinated or not enforced or that payments thereunder (including payments to the security holders) should be recovered.


   In order to prevail on this type of claim, a claimant would have to demonstrate that:

   o  either:


      o the obligations incurred under the assigning subsidiary security agreement were not incurred in good faith; or

      o that any assigning subsidiary did not receive fair consideration for its assignment of available cash flow; and

      o  that any assigning subsidiary:

      o was insolvent at the time it entered into the assigning subsidiary security agreement; or


      o at any time did not have and will not have sufficient capital for carrying on its business or was not and will not be able to pay its debts as they mature.


WE HAVE RELIED ON PROJECTIONS OF THE FUTURE PERFORMANCE OF THE PROJECTS IN ASSESSING OUR ABILITY TO MAKE PAYMENTS ON THE SECURITIES. THESE PROJECTIONS, WHICH WERE NOT VERIFIED BY OUR ACCOUNTANTS, ARE BASED ON ASSUMPTIONS WHICH MAY PROVE TO BE INCORRECT.

   In order to assess our ability to make payments on the securities, we engaged independent engineers to prepare reports containing, among other things, projections of the distributions to us from the projects. R.W. Beck, Inc. prepared a report which contains projections of distributions from the natural gas projects and Fluor Daniel, Inc. prepared a report which contains projections of distributions from the Imperial Valley geothermal projects. Fluor Daniel also prepared a report which contains projections of the consolidated distributions from all of the projects. A summary of these independent engineers' reports and other third-party reports appears later in this prospectus. The reports in their entirety are attached as appendices to this prospectus. All projections of future operations and the economic results of the projections included in the independent engineers' reports have been prepared or confirmed by Fluor Daniel and R.W. Beck. Deloitte & Touche LLP, our independent auditors, have neither examined nor compiled the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The reports were prepared prior to our offering of the old securities and have not been updated since that time.

   For purposes of preparing the projections, assumptions were made, of necessity, with respect to general business and economic conditions, the revenues the project companies will earn in their respective businesses, the amount of available cash flow the assigning subsidiaries will receive and several other matters that are not within the control of the assigning subsidiaries and the outcome of which cannot be predicted by us, the assigning subsidiaries, Fluor Daniel, R.W. Beck or any other person with any certainty or accuracy. These assumptions include the following:

   o Fluor Daniel did not undertake an independent review with all regulatory agencies which could have jurisdiction over, or interests pertaining to, the geothermal projects;

   o R.W. Beck assumed that all licenses, permits and approvals necessary to operate the natural gas projects have been obtained or will be obtained in a timely manner.

   o R.W. Beck assumed that the project contracts for the natural gas projects will be fully enforceable in accordance with their terms;

   o R.W. Beck assumed that the operators of the natural gas projects will operate those projects in a sound and businesslike manner in accordance with good engineering practice;

   o R.W. Beck assumed that proposed restructuring of the electric utility industry will not significantly impact the projected electricity revenues of the natural gas projects.

   We believe that these assumptions were reasonable for purposes of preparing the projections. These assumptions are, however, inherently subject to significant uncertainties and actual results may differ, perhaps materially, from those assumed. Following is a discussion of how assumptions which later prove to be incorrect may cause the results of operations of the project companies to be less favorable than as shown in the projections.

   As described above in this discussion of the risks associated with an investment in the securities, the project companies are subject to a number of environmental and energy regulations and must obtain and comply with environmental and energy permits and licenses. Fluor Daniel did not undertake an independent review with all regulatory agencies that might have jurisdiction over the geothermal projects and R.W. Beck assumed that all of these permits and licenses have been obtained or will be obtained in a timely fashion. If the projects are subject to new or additional regulations or if the project companies fail to obtain or maintain any required permits or licenses, the actual results of operations of the project companies may be less favorable than as contemplated in the projections.

   We also describe above a lawsuit filed by New York State Electric and Gas which challenges the implementation of the Public Utilities Regulatory Policies Act and claims that the price under the Saranac power purchase agreement should be reduced. R.W. Beck assumed that the project contracts will be fully enforceable in accordance with their terms. If New York State Electric and Gas prevails in its lawsuit, the revenues earned by Saranac may decrease and the results of operations of Saranac may be less favorable than as contemplated in the projections.

   One of the other risks described above is that damage to the projects could decrease the revenues earned by the affected projects, and that insurance proceeds may not be sufficient to fully cover the losses. R.W. Beck assumes that the operators of the natural gas projects will operate the projects in a sound and businesslike manner in accordance with good engineering practice. If the operators fail to do so and their failure results in damage to the projects, the revenues earned by the projects could decrease. Further, the damage may not be fully covered by insurance proceeds. Thus, the results of operations of the affected projects may be lower than as contemplated in the projections.

   We also discuss in this risk factors section, and in other places in this prospectus, the possibility that the projects may be affected by restructuring of the electric utility industry. R.W. Beck assumed that proposed restructuring of the electric utility industry will not significantly impact the projected electricity revenues of the natural gas projects. However, future regulations implemented in connection with a restructuring of the industry could increase the operating costs incurred by the projects or reduce market prices for electricity by increasing competition. Accordingly, if a restructuring of the electric utility industry were to have these effects on the projects, the results of operations of these projects could be less favorable than as contemplated in the projections.

   If, as described above, the actual results of operations of the project companies are less favorable than those shown in the projections because the assumptions used in formulating the projections prove to be incorrect, the available cash flow of the assigning subsidiaries would be decreased. This decrease would have an adverse effect on our ability to make payments on the securities.

WE WILL NOT RECEIVE ANY DISTRIBUTIONS FROM THE NORCON PROJECT.

   At the time of the issuance of the initial securities in March 1999, our indirect subsidiary owned an interest in the NorCon project, an 80 megawatt natural gas fired power project located in North East, Pennsylvania, which sold electricity to Niagara Mohawk and steam to Welch Foods. However, as described above, on December 2, 1999, NorCon closed a series of transactions in which it transferred its interest in the NorCon project, terminated the Niagara Mohawk power purchase agreement and the Welch Foods agreement and disposed of its other rights and interests related to the NorCon project. Accordingly, we do not expect to receive any distributions from the NorCon project in the future and none of these amounts will be available to make payments of principal of and interest on the securities. We believe that these transactions will not materially affect our ability to make payments on the securities because distributions from the NorCon project have not been and were not expected to be material even absent these transactions. Our share of its earnings comprise less than 5% of the equity earnings in subsidiaries for the nine months ended September 30, 1999. Similarly, the projections reflect zero distributions from the NorCon project.

THERE IS NO EXISTING MARKET FOR THE NEW SECURITIES AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP.

   We are offering the new securities to the holders of the old securities. There is no existing market for the new securities and we cannot assure you that a market will develop. If a market for the new securities were to develop, future trading prices would depend on many factors, including prevailing interest rates, the operating results of the project companies and the market for similar securities. We do not intend to apply for listing or quotation of the new securities on any securities exchange or stock market. As a result, it may be difficult for you to find a buyer for your securities at the time you want to sell them, and even if you found a buyer, you might not get the price you want.


THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE DEPENDENT ON CIRCUMSTANCES AND EVENTS WHICH MAY BE OUTSIDE OF OUR CONTROL.

   Some of the statements contained in this prospectus are forward-looking statements that are dependent on circumstances and events that may be outside of our control. We identify these statements by using words like "expect," "believe," "anticipate," "estimate" and "projected" and similar expressions. The forward-looking statements in this prospectus involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or the results, performance or achievements of our affiliates, or industry results, to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.

   These risks, uncertainties and other important factors include:

   o  general economic and business conditions in the United States;


   o governmental, statutory, regulatory or administrative initiatives affecting us, the assigning subsidiaries, the project companies, the projects or the U.S. electricity industry;


   o  weather effects on sales and revenues;

   o  general industry trends; competition;

   o  fuel and power costs and availability;

   o changes in business strategy, development plans or vendor relationships;

   o  fuel transportation; availability, term and deployment of capital;

   o  availability of qualified personnel; and


   o changes in, or the failure or inability to comply with, governmental regulation, including industry deregulation and restructuring, environmental and tax regulations and legislation.

                              THE EXCHANGE OFFER

BACKGROUND INFORMATION REGARDING THE EXCHANGE OFFER

   We originally sold the outstanding 7.416% Senior Secured Bonds Due December 15, 2018 on March 2, 1999 in a transaction exempt from the registration requirements of the Securities Act. Credit Suisse First Boston Corporation and Goldman, Sachs & Co., as the initial purchasers, subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act. As of the date of this prospectus, $400 million aggregate principal amount of unregistered bonds are outstanding.

   We entered into an exchange and registration rights agreement with Credit Suisse First Boston Corporation and Goldman, Sachs & Co. under which we agreed that we would, at our own cost, do the following:

   o use our reasonable best efforts to cause the registration statement, of which this prospectus is a part, relating to the exchange offer to be declared effective by the Securities and Exchange Commission by November 27, 1999;

   o keep the exchange offer open for a period of not less than the shorter of:


      (1) the period ending when the last of the remaining old securities is tendered into the exchange offer, and

      (2) 30 days from the date notice is mailed to holders of the old securities; and


   o maintain the registration statement continuously effective for a period of not less than the longer of:

      (1)   the period ending upon consummation of the exchange offer, and

      (2) 120 days after effectiveness of the registration statement, subject to extension.


   However, in the event that all resales of new securities covered by the registration statement have been made, the registration statement need not remain continuously effective.

YOUR ABILITY TO RESELL THE NEW SECURITIES

   Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe that a holder of old securities who exchanges old securities for new securities in the exchange offer generally may offer the new securities for resale, sell the new securities and otherwise transfer the new securities without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of ours within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the new securities only if the holder acquires the new securities in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new securities.

   Any holder of old securities using the exchange offer to participate in a distribution of new securities cannot rely on the no-action letters referred to above. This category of holders includes a broker-dealer that acquired old securities directly from us, but not as a result of market-making activities or other trading activities. Consequently, this type of holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from these requirements.

   Each broker-dealer that receives new securities for its own account in exchange for old securities, where the old securities were acquired by the broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of new securities received in exchange for old securities. The letter of transmittal (which accompanies this prospectus) states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of new securities it receives in exchange for old securities in the exchange offer. We will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 30 days after the expiration date of the exchange offer.

REPRESENTATIONS AND ACKNOWLEDGEMENTS THAT YOU MUST MAKE IN ORDER TO EXCHANGE YOUR OLD SECURITIES FOR NEW SECURITIES

   Each holder of the old securities who wishes to exchange old securities for new securities in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of the old securities, whether or not the beneficial owner is the holder, in the letter of transmittal that:

   o the new securities to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,


   o neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries,


   o any person participating in the exchange offer with the intention or purpose of distributing new securities received in exchange for old securities, including a broker-dealer that acquired old securities directly from us, but not as a result of market-making activities or other trading activities, cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new securities,

   o if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the new securities received in exchange for old securities, and

   o if the holder is a broker-dealer that will receive new securities for the holder's own account in exchange for old securities, the old securities to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.


SITUATIONS IN WHICH WE WILL BE REQUIRED TO FILE A SHELF REGISTRATION
STATEMENT


   If applicable law or interpretations of the staff of the Securities and Exchange Commission are changed so that the new securities received by holders who make all of the above representations in the letter of transmittal are not or would not be, upon receipt, transferable by each holder without restriction under the Securities Act, we will, at our cost:

   o file a shelf registration statement covering resales of the old securities,


   o use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to November 27, 1999, and


   o use our reasonable best efforts to keep effective the shelf registration statement until the earlier of three years after March 2, 1998, subject to exceptions, or the time when all of the applicable old securities are no longer outstanding.

   We may postpone or suspend the filing or the effectiveness of any shelf registration statement if the postponement or suspension is taken by us in good faith and for valid business reasons. We will, if and when we file the shelf registration statement, provide to each holder of the old securities copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the old securities.

THE INTEREST RATE ON THE OLD SECURITIES IS INCREASED FROM AND AFTER NOVEMBER 27, 1999 BECAUSE A REGISTRATION STATEMENT WAS NOT DECLARED EFFECTIVE BY NOVEMBER 27, 1999

   As neither the exchange offer registration statement nor a shelf registration statement was declared effective by November 27, 1999, the interest rate on the old securities was increased by 0.50% per annum from and after November 27, 1999 until the exchange offer registration statement or the shelf registration statement is declared effective. Upon consummation of the exchange offer, holders of old securities will not be entitled to any increase in the rate of interest on the old securities, but the old securities will still be governed by the indenture under which the old securities were issued.


GENERAL TERMS OF THE EXCHANGE OFFER


   We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange new securities for a like aggregate principal amount of old securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. We will issue, promptly after the expiration date, the new securities in exchange for a like principal amount of outstanding old securities tendered and accepted in connection with the exchange offer. You may tender your old securities in whole or in part in a principal amount of $1,000 and integral multiples thereof, provided that if any old securities are tendered for exchange in part, the untendered principal amount of the old securities must be $100,000 or any integral multiple of $1,000 in excess of $100,000.

   The exchange offer is not conditioned upon any minimum number of old securities being tendered. As of the date of this prospectus, $400,000,000 aggregate principal amount of the old securities is outstanding.

   If any tendered old securities are not accepted for exchange because of an invalid tender or any other reason, certificates for any unaccepted old securities will be returned, without expense to the tendering holder promptly after the expiration date.

   You will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of old securities. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer.

   Neither we nor our board of directors makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your old securities in the exchange offer. In addition, no one has been authorized to make this type of recommendation. You must make your own decision whether to tender in the exchange offer and, if you do tender, the aggregate amount of old securities to tender. In making these decisions, you should read this prospectus and the letter of transmittal and consult with your advisers. You should make the decision whether to tender based on your own financial position and requirements.


THE EXPIRATION DATE FOR THE EXCHANGE OFFER AND OUR ABILITY TO EXTEND THE EXPIRATION DATE

   The exchange offer expires on the expiration date. The term "expiration
date" means 5:00 p.m., New York City time, on       , 1999, unless we in our
sole discretion extend the period during which the exchange offer is open. If we do so, the term "expiration date" will mean the latest time and date to which the exchange offer is extended. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency. During any extension of the exchange offer, all old securities previously tendered in the exchange offer will remain subject to the exchange offer.


WE CAN WAIVE CONDITIONS TO THE EXCHANGE OFFER AND AMEND THE EXCHANGE OFFER IN OTHER WAYS


   We reserve the right (1) to delay accepting any old securities, to extend the exchange offer or to terminate the exchange offer and not accept old securities not previously accepted for any reason, including if any of the conditions to the exchange offer described below are not satisfied and are not waived by us, or (2) to amend the terms of the exchange offer in any manner, whether prior to or after the tender of any of the old securities. If any delay, extension, termination or amendment occurs, we will give oral or written notice to the exchange agent and will either cause a public announcement or give notice to the holders of the securities as promptly as practicable. If the delay, extension, termination or amendment is material, we will be required to file a post-effective amendment to the registration statement of which this prospectus is a part.


   If (1) we waive any material condition to the exchange offer or amend the exchange offer in any other material respect and (2) the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day after the date that notice of the waiver or amendment is first published, sent or given, then the exchange offer will be extended until the expiration of the five business day period.


THE PROCEDURES YOU MUST FOLLOW IN ORDER TO TENDER YOUR OLD SECURITIES

 THE ITEMS YOU MUST SUBMIT IN ORDER TO TENDER YOUR OLD SECURITIES


   To tender in the exchange offer, you must (1) complete, sign and date the letter of transmittal, or a facsimile of the letter, (2) have the signatures thereon guaranteed if required by the letter of transmittal and (3) mail or otherwise deliver the letter of transmittal, together with any other required documents or an agent's message in case of book-entry delivery as described below, to the exchange agent prior to the expiration date. In addition, either


   o certificates for the old securities being tendered must be received by the exchange agent along with the letter of transmittal on or prior to the expiration date,

   o a timely confirmation of a book-entry transfer of the old securities, if this procedure is available, into the exchange agent's account at The Depository Trust Company by the procedure for book-entry transfer described below, along with the letter of transmittal, must be received by the exchange agent on or prior to the expiration date, or


   o you must comply with the guaranteed delivery procedures described below.


   THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND SOLE RISK. IF YOU DELIVER BY MAIL, WE RECOMMEND REGISTERED MAIL (RETURN RECEIPT REQUESTED AND PROPERLY INSURED) OR AN OVERNIGHT DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO US.


 SPECIAL CIRCUMSTANCES THAT MAY APPLY TO YOUR TENDER


   To be tendered effectively, the old securities, letter of transmittal and all other required documents, or, in the case of a participant in The Depository Trust Company, an agent's message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Except in the case of a participant in The Depository Trust Company who transfers securities by an agent's message, delivery of all documents must be made to the exchange agent at its address set forth on the back of this prospectus. You may also request your respective broker, dealer, commercial bank, trust company or nominee to effect your tender for you.

   Your tender of old securities will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in the prospectus and in the letter of transmittal. If you tender less than all of your old securities, you should fill in the amount of old securities being tendered in the appropriate box on the letter of transmittal. The entire amount of old securities delivered to the exchange agent will be deemed to have been tendered unless you indicate otherwise.

   Only a holder of old securities may tender the old securities in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name old securities are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

   Any beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial owner wishes to tender on his own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering his old securities, either make appropriate arrangements to register ownership of the old securities in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a firm (an "eligible institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old securities tendered with the letter are tendered (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by an eligible institution.

   If the letter of transmittal is signed by a person other than the registered holder of any old securities listed in the letter, the old securities must be endorsed or accompanied by bond powers and a proxy which authorizes that person to tender the old securities on behalf of the registered holder, in each case as the name of the registered holder appears on the old securities. If the letter of transmittal or any old securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the signer should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.


 OUR RIGHTS IN CONNECTION WITH THE TENDERING PROCEDURES


   All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered old securities will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old securities not properly tendered or any old securities which, if accepted by us, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular old securities. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old securities must be cured within a time period determined by us. Neither we, the exchange agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of old securities, nor will we or any of them incur any liability for failure to give notification. Tenders of old securities will not be deemed to have been made until any irregularities have been cured or waived. Any old securities received by the exchange agent that are not properly tendered, and which have defects or irregularities which have not been timely cured or waived, will be returned without cost to the holder by the exchange agent as soon as practicable following the expiration date.

   In addition, we reserve the right in our sole discretion (1) to purchase or make offers for any old securities that remain outstanding subsequent to the expiration date or to terminate the exchange offer, and (2) to the extent permitted by applicable law, to purchase old securities in the open market, in privately negotiated transactions or otherwise. We have no present plan to acquire any old securities which are not tendered in the exchange offer. The terms of any purchases or offers could differ from the terms of the exchange offer.


YOU MAY BE ABLE TO USE THE DEPOSITORY TRUST COMPANY IN CONNECTION WITH YOUR
TENDER


   The exchange agent will make a request to establish an account with respect to the old securities at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company may book-entry deliver old securities by causing The Depository Trust Company to transfer the old securities into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer on or prior to the expiration date. If you are a participant in The Depository Trust Company and transfer your old securities by an agent's message, you do not need to transmit the letter of transmittal to the exchange agent to consummate your exchange.

   The term "agent's message" means a message transmitted through electronic means by The Depository Trust Company to and received by the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the securities that the participant has received and agrees to be bound by the letter of transmittal and/or the notice of guaranteed delivery discussed below, where applicable.


YOUR ABILITY TO TENDER BY PROVIDING A NOTICE OF GUARANTEED DELIVERY


   If you would like to tender your old securities, and (1) your old securities are not immediately available, (2) time will not permit your old securities or other required documents to reach the exchange agent before the expiration date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, your tender may still be effected if:


   o  the tender is made through an eligible institution;


   o on or prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal (or in the case of a participant in The Depository Trust Company, an agent's message) and notice of guaranteed delivery, substantially in the form provided by us (or, in the case of a participant in The Depository Trust Company, by an agent's message), setting forth your name and address and the amount of old securities tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old securities, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

   o the certificates for all physically tendered old securities, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

   A tender will be deemed to have been received as of the date when your properly completed and duly signed letter of transmittal accompanied by your old securities is received by the exchange agent, or if you are a participant in The Depository Trust Company, as of the date when an agent's message has been received by the exchange agent. Issuances of new securities in exchange for old securities tendered by a notice of guaranteed delivery by an eligible institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered old securities.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL THAT YOU MAY BE REQUIRED TO SUBMIT WITH YOUR TENDERED SECURITIES


   The letter of transmittal contains the following terms and conditions, which are part of the exchange offer:


   o If you tender your old securities for exchange, you exchange, assign and transfer the old securities to us and irrevocably constitute and appoint the exchange agent as your agent and attorney-in-fact to cause the old securities to be assigned, transferred and exchanged.

   o You represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old securities and to acquire new securities issuable upon the exchange of the tendered old securities, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

   o You also warrant that you will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered old securities.

   o You agree that acceptance of any tendered old securities by us and the issuance of new securities in exchange therefor will constitute performance in full of our obligations under the registration rights agreement and that we will have no further obligations or liabilities thereunder.


   o All authority conferred by you will survive your death or incapacity and your obligations will be binding upon your heirs, legal representatives. successors, assigns, executors and administrators.


   By tendering old securities, you certify that (1) you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, that you are not a broker-dealer that owns old securities acquired directly from us, that you are acquiring the new securities offered hereby in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of the new securities or (2) you are an "affiliate" of ours or of an initial purchaser and that you will comply with the registration and prospectus delivery requirements of the securities Act to the extent applicable to you. Each broker-dealer that receives new securities as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the new securities.


YOU MAY WITHDRAW YOUR TENDER


   Old securities tendered in the exchange offer may be withdrawn at any time prior to 5:00 p.m. New York City time, on the expiration date. For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth on the back of this prospectus. Any notice of withdrawal must specify the name of the person having tendered the old securities to be withdrawn, identify the old securities to be withdrawn, specify the name in which the old securities are registered if different from that of the withdrawing holder, accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old securities being withdrawn. If certificates for old securities have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution. If old securities have been tendered by using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old securities and otherwise comply with the Depository Trust Company's procedures. If any old securities are tendered for exchange but are not exchanged for any reason, or if any old securities are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged old securities will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender, termination of the exchange offer or submission of nonexchanged old securities.

IF YOU WITHDRAW YOUR TENDER, YOU MAY RETENDER YOUR OLD SECURITIES PRIOR TO THE EXPIRATION DATE

   Withdrawals of tenders of old securities may not be rescinded. Old securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above.


   All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us in our sole discretion, and our determination will be final and binding on all parties. Neither we, any affiliates or assigns of ours, the exchange agent nor any other person will be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any notification.


ACCEPTANCE OF OLD SECURITIES AND DELIVERY OF NEW SECURITIES

   Upon the terms and subject to the conditions of the exchange offer, we will exchange, and will issue to the exchange agent, new securities for old securities validly tendered and not withdrawn promptly after the expiration date. For the purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old securities when and if we have given oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old securities for the purposes of receiving new securities from us and causing the old securities to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new securities to be issued in exchange for accepted old securities will be made by the exchange agent only after timely receipt by the exchange agent of certificates for the old securities or a timely book-entry confirmation of the old securities into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents, or, in the case of a book-entry delivery, an agent's message.


SITUATIONS IN WHICH WE WILL NOT BE REQUIRED TO EFFECT THE EXCHANGE OFFER


   Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old securities for any new securities, and, as described below, may terminate the exchange offer (whether or not any old securities have already been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied:


   o the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;


   o in our reasonable judgment there is be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, (2) assessing or seeking any damages as a result of the exchange offer or any other transaction contemplated by the exchange offer, or
      (3) resulting in a material delay in our ability to accept for exchange or exchange some or all of the old securities in the exchange offer;


   o any statute, rule, regulation, order or injunction is sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action will have been taken, proposed or threatened by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) immediately above or, in our reasonable judgment, might result in the holders of new securities having obligations with respect to resales and transfers of new securities which are greater than those described in the interpretations of the staff of the Securities and Exchange Commission referred to in this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer;


   o there will have occurred (1) any general suspension of trading in, or general limitation on prices for, securities on the New York Stock Exchange, (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to us, or (3) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case any of the foregoing exists at the time of commencement of the exchange offer, a material acceleration or worsening of the event; or

   o a material adverse change will have occurred or be threatened in our business, condition (financial or otherwise), operations, stock ownership or prospects.

   The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances (including any action or inaction by us) giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to amend the exchange offer. Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.


   In addition, we will not accept for exchange any old securities tendered and no new securities will be issued in exchange for any old securities, if at the time any stop order will be threatened or in effect with respect to
(1) the registration statement of which this prospectus constitutes a part or
(2) the qualification of the indenture under the Trust Indenture Act of 1939.


THE PERSON ACTING AS EXCHANGE AGENT FOR THE EXCHANGE OFFER

   Chase Manhattan Bank and Trust Company, National Association, has been appointed as the exchange agent for the exchange offer. Chase Manhattan Bank and Trust Company, National Association, also acts as trustee under the indenture.


   Delivery of letters of transmittal and any other required documents and questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal, should be directed to the exchange agent at its address and numbers set forth on the back of this prospectus. Except in the case of a participant in The Depository Trust Company who transfers securities by an agent's message, delivery to an address other than as set forth in this prospectus, or transmissions of instructions via a facsimile or telex number other than to the exchange agent as set forth in this prospectus, will not constitute a valid delivery.


THE FEES AND EXPENSES WE WILL PAY IN CONNECTION WITH THE EXCHANGE OFFER


   We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old securities, and in handling tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $250,000.

YOU MAY BE REQUIRED TO PAY TRANSFER TAXES IN CONNECTION WITH YOUR TENDER


   Holders who tender their old securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, new securities are to be delivered to, or are to be issued in the name of, any person other than a registered holder of the old securities tendered, or if a transfer tax is imposed for any reason other than the exchange of old securities in connection with the exchange offer, then the amount of transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of transfer taxes will be billed directly to the tendering holder.


NO ONE ELSE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION REGARDING THE EXCHANGE OFFER

   No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If so given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made under this prospectus will, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus.


   The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of old securities in any jurisdiction in which the making or acceptance of the exchange offer would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in the affected jurisdiction and extend the exchange offer to holders of old securities in the affected jurisdiction. In any jurisdiction that has securities laws or blue sky laws which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on behalf of us by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.


YOU WILL NOT HAVE APPRAISAL RIGHTS


   Holders of old securities will not have dissenters' rights or appraisal rights in connection with the exchange offer.


THE FEDERAL INCOME TAX CONSEQUENCES OF YOUR EXCHANGE


   The exchange of old securities for new securities will not be a taxable exchange for federal income tax purposes, and holders will not recognize any taxable gain or loss or any interest income as a result of the exchange.

                                CAPITALIZATION
                                (IN THOUSANDS)

   The following table sets forth our capitalization as of September 30, 1999. This table should be read in conjunction with our consolidated financial statements and the notes to the consolidated financial statements appearing elsewhere in this prospectus.

                                  SEPTEMBER 30, 1999
                                  ------------------
INDEBTEDNESS:
 Parent company debt:
  Old securities.................     $  400,000
 Subsidiary and project debt(1):
  Project loan ..................         79,828
  Salton Sea notes and bonds(2)          597,898
                                  ------------------
 Total consolidated indebtedness       1,077,726
                                  ------------------
Members' equity .................        379,467
                                  ------------------
 Total capitalization ...........     $1,457,193
                                  ==================

------------
(1) Represents debt for which the repayment obligation is at the project or subsidiary level.
(2) Subject to the terms and conditions of the guarantee, MidAmerican has guaranteed the payment by the zinc guarantors of a specified portion of the scheduled debt service, in an amount up to the current principal amount of $140,520 and associated interest.

                           SELECTED FINANCIAL DATA
                                (IN THOUSANDS)

   The selected data presented below as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are derived from our unaudited consolidated financial statements which reflect all adjustments necessary in the opinion of our management for a fair presentation of the data and which are included elsewhere in this prospectus. The selected data presented below as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 are derived from our audited consolidated financial statements. The consolidated financial statements reflect the consolidated financial statements of Magma and subsidiaries (excluding wholly-owned subsidiaries retained by MidAmerican), Falcon Seaboard Resources and subsidiaries and Yuma Cogeneration, each a wholly-owned subsidiary of MidAmerican. The consolidated financial statements present our financial position, results of our operations and our cash flows as if we were a separate legal entity for all periods presented. These consolidated financial statements and auditors' report thereon are included elsewhere in this prospectus. The selected data presented below as of December 31, 1996 and 1995 and for the year ended December 31, 1995 are derived from our unaudited consolidated financial statements and reflect all adjustments necessary in the opinion of our management for a fair presentation of the data. The selected data presented below as of December 31, 1994 and for the year then ended are derived from the audited consolidated financial statements of Magma and its subsidiaries which were not under MidAmerican control prior to February 24, 1995 ("predecessor" to CE Generation).

                                                          YEAR ENDED DECEMBER 31,
                                                                                                  NINE MONTHS ENDED
                                PREDECESSOR                      SUCCESSOR                          SEPTEMBER 30,
                              -------------  ------------------------------------------------- ----------------------
                                   1994        1995 (1)    1996 (2)       1997         1998        1998       1999
                              -------------  ----------- -----------  -----------  ----------- ----------  ----------
STATEMENT OF OPERATIONS DATA:
Sales of electricity and
 thermal energy  .............   $158,374     $ 179,393    $ 281,307    $ 381,458   $ 395,560    $293,485   $231,613
Equity earnings in
 subsidiaries  ...............         --            --        4,263       14,542      10,732       8,635     17,718
Interest and Other income  ...     32,508        37,789       19,273       11,138      29,883      21,823     17,665
Total revenue  ...............    190,882       217,182      304,843      407,138     436,175     323,943    266,996
Plant operations, general and
 administrative, royalty and
 other expenses  .............     96,047        70,458       97,748      124,353     119,055      87,914     88,181
Depreciation and amortization      23,985        47,044       72,533       88,504      96,818      71,901     43,400
Interest expense, net of
 capitalized interest  .......     12,469        60,201       72,864       80,907      74,306      54,784     55,729
Provision for income taxes  ..     19,832        10,348       15,487       43,378      52,218      39,364     30,520
Income before minority
 interest and extraordinary
 item  .......................     38,549        29,131       46,211       69,996      93,778      69,980     49,166
Minority interest  ...........         --         4,091           --           --          --          --         --
Extraordinary item (3)  ......         --            --           --           --          --          --    (17,478)
Net income  ..................     38,549        25,040       46,211       69,996      93,778      69,980     31,688
OTHER DATA:
Capital expenditures  ........     58,045        93,944       90,734       21,676      46,222      28,471    119,322
Cash flows from operating
 activities ..................     72,968        69,234      123,693      155,839     157,554     115,942    157,000
Cash flows from investing
 activities  .................    (30,846)     (763,971)    (367,186)      20,297    (133,876)    (18,127)   (58,021)
Cash flows from financing
 activities  .................    (36,085)      732,879      226,157     (173,944)    (21,588)    (51,299)   (66,848)
EBITDA (4)  ..................     94,835       146,724      207,095      282,785     317,120     236,029    178,815
Ratio of EBITDA to fixed
 charges (4)(5)  .............       7.20          2.22         2.67         3.50        4.25        4.31       3.06
Ratio of earnings to fixed
 charges (5)  ................       5.38          1.51         1.79         2.52        3.04        3.09       2.41

                                                 (footnotes on following page)

                                                                        AS OF DECEMBER 31,                      AS OF
                                           PREDECESSOR                       SUCCESSOR                      SEPTEMBER 30,
                                          ------------- ------------------------------------------------- ---------------
                                               1994       1995 (1)     1996 (2)      1997         1998          1999
                                          ------------- -----------  ----------- -----------  ----------- ---------------
BALANCE SHEET DATA:
Cash, restricted cash and investments .....  $113,428    $  108,368   $   43,422  $   30,591   $  154,327    $  136,792
Properties, plants, contracts and
 equipment, net ...........................   438,862       724,763      990,285     932,207      893,492       982,258
Note receivable from related party ........        --            --           --          --      140,520       140,520
Total assets ..............................   623,486     1,149,858    1,611,087   1,560,874    1,782,385     1,779,382
Project loans, including current portion ..   179,546        54,707      114,571     103,334       90,529        79,828
Salton Sea notes and bonds, including
 current portion ..........................        --       452,088      538,982     448,754      626,816       597,898
Senior Secured Bonds ......................        --            --           --          --           --       400,000
Notes payable to related party ............        --       248,292      247,812     247,812      247,681            --
Total liabilities .........................   233,670       916,433    1,156,184   1,096,734    1,245,438     1,399,438
Net investments and advances (members'
 equity at September 30, 1999).............   389,816       233,425      454,903     464,140      536,947       379,467

------------
(1) Reflects the acquisition of approximately 51% of Magma Power Company on January 10, 1995, and the remaining 49% on February 24, 1995. Includes the results of operations of Magma Power Company from January 10, 1995 through December 31, 1995 adjusted for CE Generation's percentage ownership during that time period.
(2) Reflects the acquisition of the remaining 50% of the Elmore, Vulcan, Del Ranch and Leathers projects on April 17, 1996 and the acquisition of Falcon Seaboard Resources on August 7, 1996.
(3) The extraordinary item recognized in the nine months ended September 30, 1999 reflects the early redemption of substantially all of the outstanding 9 7/8% Limited Recourse Senior Secured Notes Due 2003.
(4) EBITDA means earnings before interest, taxes, depreciation and amortization. EBITDA does not represent cash flows as defined by generally accepted accounting principles (GAAP) and does not necessarily indicate that cash flows are sufficient to fund all of a company's cash needs. EBITDA is presented because we believe it is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA should not be construed as an alternative to either (1) operating income (determined in accordance with GAAP) or (2) cash flow from operating activities (determined in accordance with GAAP). EBITDA, as defined, may differ from EBITDA as defined in similar offerings and, as such, may not be comparable.
(5) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of (a) our pre-tax income, and (b) fixed charges, less capitalized interest. "Fixed charges" represent interest (whether expensed or capitalized), amortization of deferred financing and bank fees, and the portion of rentals considered to be representative of the interest factor (one-third of lease payments) and preferred stock dividend requirements of majority subsidiaries.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS
         (Dollars and Shares in Thousands, Except Per Share Amounts)


   The following is management's discussion and analysis of significant factors which have affected our financial condition and results of operations during the periods included in the accompanying statements of operations. Our actual results in the future could differ significantly from our historical results.


BUSINESS


   MidAmerican Energy Holdings Company (formerly CalEnergy Company, Inc.) completed a strategic restructuring in conjunction with its acquisition of MHC Inc. (formerly MidAmerican Energy Holdings Company) in which MidAmerican's common stock interests in Magma Power Company, Falcon Seaboard Resources, Inc. and California Energy Development Corporation, and their subsidiaries (which own the geothermal and natural gas-fired combined cycle cogeneration facilities described below), were contributed by MidAmerican to us. This restructuring was completed in February 1999.

   Our consolidated financial statements reflect the consolidated financial statements of Magma Power Company and subsidiaries (excluding wholly-owned subsidiaries retained by MidAmerican), Falcon Seaboard Resources, Inc. and subsidiaries and Yuma Cogeneration Associates, each a wholly-owned subsidiary. The consolidated financial statements present our financial position, results of operations and cash flows as if we were a separate legal entity for all periods presented. Our basis in assets and liabilities have been carried over from MidAmerican. All material intercompany transactions and balances have been eliminated in consolidation.


   We are engaged in the independent power business. The following table sets out information concerning our projects:


                               COMMERCIAL
    PROJECT         FUEL       OPERATION    CAPACITY     LOCATION
--------------  ------------ ------------  ---------- -------------
     Vulcan      Geothermal       1986        34 MW     California
   Del Ranch     Geothermal       1989        38 MW     California
     Elmore      Geothermal       1989        38 MW     California
    Leathers     Geothermal       1990        38 MW     California
 Salton Sea I    Geothermal       1987        10 MW     California
 Salton Sea II   Geothermal       1990        20 MW     California
Salton Sea III   Geothermal       1989       49.8 MW    California
 Salton Sea IV   Geothermal       1996       39.6 MW    California
 Salton Sea V    Geothermal       2000        49 MW     California
    CE Turbo     Geothermal       2000        10 MW     California
Power Resources      Gas          1988       200 MW        Texas
      Yuma           Gas          1994        50 MW       Arizona
    Saranac          Gas          1994       240 MW      New York
     Norcon          Gas          1992        80 MW    Pennsylvania



   Vulcan, Del Ranch, Elmore, Leathers and CE Turbo are referred to as the Partnership Projects. Salton Sea I, II, III, IV and V are referred to as the Salton Sea Projects. The Partnership Projects and the Salton Sea Projects are collectively referred to as the Imperial Valley Projects. Power Resources, Yuma, Norcon and Saranac are referred to as the Gas Projects.


ACQUISITIONS

   In April 1996, one of the three predecessor businesses combined in our formation completed the buy-out of approximately $70,000 of its partner's interests in four electric generating plants in

Southern California, resulting in sole ownership of the Imperial Valley projects. In August 1996, another one of the predecessor businesses acquired Falcon Seaboard Resources, Inc. for approximately $226,000, thereby acquiring significant ownership in 520 megawatts of natural gas-fired electric production facilities located in New York, Texas and Pennsylvania and a related gas transmission pipeline.

POWER GENERATION PROJECTS


   The capacity factor for a particular project is determined by dividing total quantity of electricity sold by the product of the project's capacity and the total hours in the year. The capacity factors for Vulcan, Hoch (Del Ranch), Elmore and Leathers plants are based on capacity amounts of 34, 38, 38 and 38 net megawatts, respectively. The capacity factors for Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III and Salton Sea Unit IV are based on capacity amounts of 10, 20, 49.8 and 39.6 net megawatts, respectively. The capacity factors for the Saranac, Power Resources, NorCon and Yuma plants are based on capacity amounts of 240, 200, 80 and 50 net megawatts, respectively. Each plant, except NorCon, possesses an operating margin which allows for production in excess of the amount listed above. Utilization of this operating margin is based upon a variety of factors and can be expected to vary throughout the year under normal operating conditions. The amount of revenues received by these projects is affected by the extent to which they are able to operate and generate electricity. Accordingly, the capacity and capacity factor figures provide information on operating performance that has affected the revenues received by these projects.


   Imperial Valley Projects--The current partnership projects sell all electricity generated by the respective plants under four long-term standard offer no. 4 agreements between the partnership projects and Southern California Edison Company. These standard offer no. 4 agreements provide for capacity payments, capacity bonus payments and energy payments. Southern California Edison makes fixed annual capacity and capacity bonus payments to the partnership projects to the extent that capacity factors exceed benchmarks set forth in the agreements. The price for capacity and capacity bonus payments is fixed for the life of the standard offer no. 4 agreements. Energy is sold at increasing scheduled rates for the first ten years after firm operation and thereafter at rates based on the cost that Southern California Edison avoids by purchasing energy from the Imperial Valley projects instead of obtaining the energy from other sources. We explain how Southern California Edison's avoided cost of energy is expected to be determined under the heading "Description of Principal Project Contracts--Imperial Valley Projects--Sale and Transmission of Power--Standard Terms of SO4 Agreements--Fluctuating Energy Payments."

   The California power exchange is a nonprofit public benefit corporation formed under California law to provide a competitive marketplace where buyers and sellers of power, including utilities, end-use customers, independent power producers and power marketers, complete wholesale trades through an electronic auction. The California power exchange currently operates two markets: (1) a day ahead market which is comprised of twenty-four separate concurrent auctions for each hour of the following day; and (2) an hour ahead market for each hour of each day for which bids are due two hours before each hour. In each market, the California power exchange receives bids from buyers and sellers and, based on the bids, establishes the market clearing price for each hour and schedules deliveries from sellers whose bids did not exceed the market clearing price to buyers whose bids were not less than the market clearing price. All trades are executed at the market clearing price.

   The scheduled energy price periods of the partnership projects' long-term agreements extended until February 1996, December 1998 and December 1998 for each of the Vulcan, Del Ranch and Elmore projects, respectively, and extend until December 1999 for the Leathers project. The Del Ranch and Elmore projects' agreement provided for energy rates of 14.6 cents per kilowatt-hour in 1998. The Leathers project's standard offer no. 4 agreement provided for an energy rate of 14.6 cents per kilowatt-hour in 1998 and provides for an energy rate of 15.6 cents per kilowatt-hour in 1999. The weighted average energy rate for all of the partnership projects agreements was 11.7 cents per kilowatt-hour in 1998 and 6.4 cents per kilowatt-hour for the nine months ended September 30, 1999.

   Salton Sea Unit I sells electricity to Southern California Edison under a 30-year negotiated power purchase agreement, which provides for capacity and energy payments. The energy payment is calculated using a base price which is subject to quarterly adjustments based on a basket of indices. The time period weighted average energy payment for Salton Sea Unit I was 5.4 cents per kilowatt-hour during 1998 and 5.3 cents per kilowatt-hour for the nine months ended September 30, 1999. As the Salton Sea Unit I power purchase agreement is not a standard offer no. 4 agreement, the energy payments do not revert to payments based on the cost that Southern California Energy avoids by purchasing energy from Salton Sea Unit I instead of obtaining the energy from other sources. The capacity payment is approximately $1,100 per annum.

   Salton Sea Unit II and Salton Sea Unit III sell electricity to Southern California Edison under 30-year modified standard offer no. 4 agreements that provide for capacity payments, capacity bonus payments and energy payments. The price for contract capacity and contract capacity bonus payments is fixed for the life of the modified standard offer no. 4 agreements. The energy payments for each of the first ten year periods, which periods expire in April 2000 and February 1999, respectively, are levelized at a time period weighted average of 10.6 cents per kilowatt-hour and 9.8 cents per kilowatt-hour for Salton Sea Unit II and Salton Sea Unit III, respectively. Thereafter, the monthly energy payments will be based on the cost that Southern California Energy avoids by purchasing energy from Salton Sea Unit II or III instead of obtaining the energy from other sources. For Salton Sea Unit II only, Southern California Edison is entitled to receive, at no cost, 5% of all energy delivered in excess of 80% of contract capacity through September 30, 2004. The annual capacity and bonus payments for Salton Sea Unit II and Salton Sea Unit III are approximately $3,300 and $9,700, respectively.

   Salton Sea Unit IV sells electricity to Southern California Edison under a modified standard offer no. 4 agreement which provides for contract capacity payments on 34 megawatts of capacity at two different rates based on the respective contract capacities deemed attributable to the original Salton Sea Unit I power purchase agreement option (20 megawatts) and to the original Fish Lake power purchase agreement (14 megawatts). The capacity payment price for the 20 megawatts portion adjusts quarterly based upon specified indices and the capacity payment price for the 14 megawatts portion is a fixed levelized rate. The energy payment (for deliveries up to a rate of 39.6 megawatts) is at a fixed rate for 55.6% of the total energy delivered by Salton Sea Unit IV and is based on an energy payment schedule for 44.4% of the total energy delivered by Salton Sea Unit IV. The contract has a 30-year term but Southern California Edison is not required to purchase the 20 megawatts of capacity and energy originally attributable to the Salton Sea Unit I power purchase agreement option after September 30, 2017, the original termination date of the Salton Sea Unit I power purchase agreement.

   For the years ended December 31, 1998, 1997 and 1996, Southern California Edison's average price paid for energy was 3.0 cents, 3.3 cents and 2.5 cents per kilowatt-hour, respectively, which is substantially below the contract energy prices earned for the year ended December 31, 1998. We cannot predict the likely level of energy prices under the standard offer no. 4 agreements and the modified standard offer no. 4 agreements at the expiration of the scheduled payment periods. The revenues generated by each of the projects operating under standard offer no. 4 agreements will decline significantly after the expiration of the respective scheduled payment periods. Revenues for the Vulcan Project decreased from $41,335 in the year ended December 31, 1995 to $16,968 in the year ended December 31, 1996 after the end of the contract energy price period in February 1996. Revenues for the Del Ranch Project decreased from $43,717 in the nine months ended September 30, 1998 to $15,301 in the nine months ended September 30, 1999 after the end of the contract energy price period in December 1998. Revenues for the Elmore Project decreased from $40,886 in the nine months ended September 30, 1998 to $14,912 in the nine months ended September 30, 1999 after the end of the contract energy price period in December 1998. If the Leathers Project received avoided cost energy rates in 1999 rather than the contract energy prices, revenues would have decreased from $47,333 to $15,074 in the nine months ended September 30, 1999.

   Natural Gas Projects--The Saranac project sells electricity to New York State Electric and Gas Corporation under a 15-year negotiated power purchase agreement, which provides for capacity and energy payments. Capacity payments, which in 1998 total 2.3 cents per kilowatt-hour, are received for electricity produced during "peak hours" as defined in the Saranac power purchase agreement and escalate at approximately 4.1% annually for the remaining term of the contract. Energy payments, which averaged 6.7 cents per kilowatt-hour in 1998, escalate at approximately 4.4% annually for the remaining term of the Saranac power purchase agreement. The Saranac power purchase agreement expires in June of 2009.

   The Power Resources project sells electricity to Texas Utilities Electric Company under a 15 year negotiated power purchase agreement, which provides for capacity and energy payments. Capacity payments and energy payments, which in 1998 are $3,138 per month and 3.0 cents per kilowatt-hour, respectively, and in 1999 are $3,248 per month and 3.1 cents per kilowatt-hour, respectively, escalate at 3.5% annually for the remaining term of the Power Resources power purchase agreement. The Power Resources power purchase agreement expires in September 2003.

   The NorCon project sells electricity to Niagara Mohawk Power Corporation under a 25-year negotiated power purchase agreement which provides for energy payments calculated using an adjusting formula based on Niagara Mohawk's ongoing tariff price and the cost that Niagara Mohawk avoids in the long-run by purchasing energy from the NorCon project instead of obtaining the energy from other sources. The NorCon power purchase agreement term extends through December 2017.

   The Yuma project sells electricity to San Diego Gas & Electric Company under a 30-year power purchase agreement. The energy is sold at a price based on the cost that San Diego Gas & Electric avoids by purchasing energy from the Yuma project instead of obtaining the energy from other sources and the capacity is sold to San Diego Gas & Electric at a fixed price for the life of the power purchase agreement. The power is delivered to San Diego Gas & Electric over transmission lines constructed and owned by Arizona Public Service Company.

RESULTS OF OPERATIONS, NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

   Sales of electricity and steam decreased to $231,613 for the nine months ended September 30, 1999 from $293,485 for the nine months ended September 30, 1998, a 21.1% decrease. This decrease was primarily a result of the expiration of the fixed price periods for the Elmore and Del Ranch projects and for Salton Sea Unit III. These periods ended in December 1998, December 1998 and February 1999, respectively.

   The following operating data represents the aggregate capacity and electricity production of the Imperial Valley projects:

                                          NINE MONTHS ENDED  NINE MONTHS ENDED
                                         SEPTEMBER 30, 1999  SEPTEMBER 30, 1998
                                         ------------------ ------------------
Overall capacity factor ................        97.3%              96.4%
Kilowatt-hours produced (in thousands)        1,704,500          1,689,600
Capacity (net megawatts)(average)  .....        267.4              267.4


   The following operating data represents the aggregate capacity and electricity production of the natural gas projects:

                                          NINE MONTHS ENDED  NINE MONTHS ENDED
                                         SEPTEMBER 30, 1999  SEPTEMBER 30, 1998
                                         ------------------ ------------------
Overall capacity factor ................        86.5%              79.5%
Kilowatt-hours produced (in thousands)        3,260,600          2,969,840
Capacity (net megawatts)(average)  .....         570                570


   The overall capacity factor of the natural gas projects reflects the effect of contractual curtailments. The capacity factors adjusted for these contractual curtailments are 96.64% and 91.60% for the nine months ended September 30, 1999 and 1998, respectively. The overall increased capacity factor of the natural gas projects reflects the impact of the January 1998 ice storm at Saranac. The plant was down for approximately two months in the first quarter of 1998.

   The increase in equity earnings of subsidiaries for the nine months ended September 30, 1999 to $17,718 from $8,635 for the nine months ended September 30, 1998 represents the negative impact of the January 1998 ice storm at Saranac.

   Interest and other income decreased to $17,665 for the nine months ended September 30, 1999 from $21,823 for the nine months ended September 30, 1998. This decrease was primarily due to reduced royalty income at the Imperial Valley projects.

   Plant operating expenses increased marginally for the nine months ended September 30, 1999 to $84,848 from $84,100 for the nine months ended September 30, 1998. These costs include operating, maintenance, resource, fuel and other plant operating expenses and the stability of these costs from period to period reflect the maturity of plant operations.

   General and administrative expenses decreased for the nine months ended September 30, 1999 to $3,333 from $3,814 for the same period in 1998, a 12.6% decrease. These costs include administrative services provided to us, including executive, financial, legal, tax and other corporate functions. The decrease reflects reduced corporate allocations to us due to a reduction in services provided.

   Depreciation and amortization decreased to $43,400 for the nine months ended September 30, 1999 from $71,901 for the nine months ended September 30, 1998, a 39.6% decrease. The decrease was primarily due to reduced step up depreciation after the end of the fixed price periods for the Del Ranch, Elmore and Salton Sea Unit III projects as a result of greater value being assigned to the scheduled price periods for the contracts relating to these projects at the time of acquisition. The scheduled price periods for the contracts relating to Del Ranch and Elmore expired in December 1998, with the Salton Sea III scheduled price period terminating in February 1999.


   Interest expense, less amounts capitalized, increased for the nine months ended September 30, 1999 to $55,729 from $54,784 for the nine months ended September 30, 1998, an increase of 1.7%. The increase was primarily due to increased indebtedness from the issuances of the old securities in 1999.


   The provision for income taxes decreased to $30,520 for the nine months ended September 30, 1999 from $39,364 for the nine months ended September 30, 1998. The effective tax rate was 38.3% and 36% for the nine months ended September 30, 1999 and 1998, respectively. The changes from year to year in the effective rate are due primarily to the generation of energy tax credits and depletion deductions.

RESULTS OF OPERATIONS, THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

   Sales of electricity and steam increased to $395,560 in the year ended December 31, 1998 from $381,458 in the year ended December 31, 1997, a 3.7% increase. This increase was primarily due to an increase in electricity production at the Imperial Valley projects.

   Sales of electricity and steam increased to $381,458 in the year ended December 31, 1997 from $281,307 in the year ended December 31, 1996, a 35.6% increase. This increase was due to the acquisition of Falcon Seaboard Resources and the partnership interest in the Imperial Valley projects, as well as the commencement of operations at Salton Sea Unit IV.

   The following operating data represents the aggregate capacity and electricity production of the Imperial Valley projects:

                                            1998        1997         1996
                                        ----------- -----------  -----------
Overall capacity factor ...............    98.2%        99.2%       98.9%
Kilowatt-hours produced (in
 thousands)............................  2,299,400    2,323,800   2,179,200
Capacity (net megawatts)(average)  ....    267.4        267.4       251.0*



   * Weighted average for the commencement of operations at Salton Sea Unit IV in 1996.

   The following operating data represents the aggregate capacity and electricity production of the natural gas projects:

                                            1998        1997         1996
                                        ----------- -----------  -----------
Overall capacity factor ...............    81.6%        84.3%       84.2%
Kilowatt-hours produced (in
 thousands)............................  4,072,620    4,211,030   4,216,800
Capacity (net megawatts)(average)  ....     570          570         570


   The overall capacity factor of the natural gas projects reflects the effect of contractual curtailments. The capacity factors adjusted for these contractual curtailments are 92.2%, 95.7% and 93.2% for 1998, 1997 and 1996, respectively. The decrease in the overall capacity factor was due to lower electricity production at Saranac due to severe winter snow and ice storms which caused transmission curtailment, as well as a turbine overhaul at Power Resources.

   The decrease in equity earnings of subsidiaries in 1998 to $10,732 from $14,542 in 1997 was primarily due to lower electricity production at Saranac due to severe winter snow and ice storms which caused transmission curtailments. The increase in equity earnings of subsidiaries in 1997 to $14,542 from $4,263 in 1996 was primarily due to the acquisition of Falcon Seaboard Resources in August 1996.

   Interest and other income increased to $29,883 in the year ended December 31, 1998 from $11,138 in the year ended December 31, 1997. This increase was primarily due to interest earned on higher cash balances as a result of the issuance of Salton Sea Funding Corporation bonds in October 1998 and the amortization of deferred income of $6,920, related to a settlement with respect to our rights to receive payments in connection with our assignment to East Mesa of power purchase contracts, power project facilities and geothermal resource rights, which was received in 1998 and recognized as income through the remainder of East Mesa's contract energy price period in June 1999. Interest and other income decreased to $11,138 in the year ended December 31, 1997 from $19,273 in the year ended December 31, 1996, a 42.2% decrease. The decrease is primarily attributable to lower cash balances and the fact we are no longer recognizing management fee income as a result of the Imperial Valley partnership interest acquisition in April 1996. Magma management services income decreased by $5,311 as a result of this income being eliminated in consolidation.

   Plant operating expenses decreased in 1998 to $114,092 from $119,973 in 1997, a 4.9% decrease. The decrease was primarily due to operating efficiencies. Operating expenses increased in 1997 to $119,973 from $94,245 in 1996, a 27.3% increase. This increase is primarily a result of the acquisitions of Falcon Seaboard Resources and the Imperial Valley partnership interest as well as the commencement of operations at Salton Sea Unit IV.

   General and administrative expenses increased to $4,963 in the year ended December 31, 1998 from $4,380 in the year ended December 31, 1997. General and administrative expenses increased to $4,380 in the year ended December 31, 1997 from $3,503 in the year ended December 31, 1996. These costs include administrative services provided to us, including executive, financial, legal, tax and other corporate functions. The increases reflect increased bank service charges relating to increased indebtedness.


   Depreciation and amortization increased to $96,818 in 1998 from $88,504 in 1997, a 9.4% increase. This increase was due primarily to an increased step up depreciation from a change in the estimated useful life for two of the plants received in the acquisition of the Imperial Valley projects. This change conformed these plants' estimated useful life with the others acquired in the purchase and resulted in an increase in depreciation and amortization of approximately $7,500 in 1998. This change will not have significant impact on future periods as the scheduled price period terminates in 1999 and the step up will be fully depreciated at that time. Depreciation and amortization increased to $88,504 in 1997 from $72,533 in 1996, a 22.0% increase. This increase is a result of the acquisitions of Falcon Seaboard Resources and the Imperial Valley partnership interest as well as the commencement of operations at Salton Sea Unit IV.

   Interest expense, less amounts capitalized, decreased in 1998 to $74,306 from $80,907 in 1997, a decrease of 8.2%. Lower interest expense resulted from the paydown of the Salton Sea Funding Corporation and Power Resources debt offset by Salton Sea Funding Corporation's Series F issuance in October 1998. Interest expense increased in 1997 to $80,907 from $72,864 in 1996, a 11.0% increase. Higher interest expense for 1996 is primarily due to higher interest expense on the Salton Sea Funding Corporation notes and bonds.

   The provision for income taxes increased to $52,218 in 1998 from $43,378 in 1997 and $15,487 in 1996. The effective tax rate was 35.8%, 38.3% and 25.1% in 1998, 1997 and 1996, respectively. The changes from year to year in the effective rate are due primarily to the generation of energy tax credits and depletion deductions.

LIQUIDITY AND CAPITAL RESOURCES

   Cash and cash equivalents were $83,981 at September 30, 1999 as compared to $25,774 at December 31, 1998. In addition, restricted cash was $52,811 and $128,553 at September 30, 1999 and December 31, 1998, respectively. The decrease in restricted cash was primarily due to the use of the proceeds from issuance of Salton Sea Funding Corporation bonds for the construction of Salton Sea Unit IV and the CE Turbo project and the construction of upgrades to the brine facilities at some of the Imperial Valley projects.

   We believe that existing cash and cash generated by operating activities will be sufficient to finance capital expenditures and make scheduled repayment of debt for the foreseeable future.


   On March 2, 1999, we closed the sale of $400,000 aggregate principal amount of old securities. The proceeds were used to repay Magma's 9 7/8% note payable to MidAmerican of $200,000 and Yuma's note payable to MidAmerican of $47,681. The remaining amount represented a distribution to MidAmerican in return for MidAmerican's contribution of common stock and partnership interests in geothermal and natural gas-fired combined cycle cogeneration facilities to create us in MidAmerican's strategic restructuring which was completed in February, 1999. These payments to MidAmerican were accounted as repayments of notes payable to a related party and as an equity distribution to MidAmerican.

   The securities are senior secured debt which rank equally in right of payment with our other senior secured debt permitted under the indenture for the securities, share equally in the collateral with our other senior secured debt permitted under the indenture for the securities, and rank senior to any of our subordinated debt permitted under the indenture for the securities. These securities are effectively subordinated to the existing project financing debt and all other debt of our consolidated subsidiaries.

   The securities are secured by the following collateral:

   o all available cash flow of our subsidiaries that have assigned their available cash flows to secure our obligation to make payments on the securities;

   o a pledge of 99% of the equity interests in Salton Sea Power Company and all of the equity interests in CE Texas Gas LLC, the assigning subsidiaries (other than Magma Power Company) and California Energy Yuma Corporation;

   o upon the redemption of, or earlier release of security interests under, Magma's 9 7/8% promissory notes, a pledge of all of the capital stock of Magma;

   o  a pledge of all of the capital stock of SECI Holdings Inc.;

   o  a grant of a lien on and security interest in the depositary accounts;
      and

   o a grant of a lien on and security interest in all of our other tangible and intangible property.

   Scheduled principal payments on the securities commence on June 15, 2000, and are payable thereafter through December 15, 2018, in varying semi-annual payments ranging from approximately $5,000 to $18,000. The maximum annual principal payment obligation during the period is approximately $36,000 in 2018.

   Salton Sea Power L.L.C., one of our indirect wholly-owned subsidiaries, is constructing Salton Sea Unit V. Salton Sea Unit V will be a 49 net megawatt geothermal power plant which will sell approximately one-third of its net output to the zinc facility, which will be retained by MidAmerican. The remainder will be sold through the California power exchange.

   Salton Sea Unit V is being constructed under an engineering, procurement and construction contract by Stone & Webster Engineering Corporation. Salton Sea Unit V is scheduled to commence commercial operation in mid-2000. Total project costs of Salton Sea Unit V are expected to be approximately $119,067 which will be funded by $76,281 of debt from Salton Sea Funding Corporation and $42,786 from equity contributions. Salton Sea Power has incurred approximately $61,300 of these costs through September 30, 1999.

   CE Turbo LLC, one of our indirect wholly-owned subsidiaries, is constructing the CE Turbo project. The CE Turbo project will have a capacity of 10 net megawatts. The net output of the CE Turbo project will be sold to the zinc facility or sold through the California power exchange.

   The partnership projects are upgrading the geothermal brine processing facilities at the Vulcan and Del Ranch projects with the region 2 brine facilities construction.

   The CE Turbo project and the region 2 brine facilities construction are being constructed by Stone & Webster under an engineering, procurement and construction contract. The obligations of Stone & Webster are guaranteed by Stone & Webster, Incorporated. The CE Turbo project is scheduled to commence initial operations in early-2000 and the region 2 brine facilities construction is scheduled to be completed in early-2000. Total project costs for both the CE Turbo project and the region 2 brine facilities construction are expected to be approximately $63,747 which will be funded by $55,602 of debt from Salton Sea Funding Corporation and $8,145 from equity contributions. CE Turbo has incurred approximately $29,700 of these costs through September 30, 1999.

   The net revenues, equity distributions and royalties from the partnership projects are used to pay principal and interest payments on outstanding senior secured bonds issued by the Salton Sea Funding Corporation, the final series of which is scheduled to mature in November 2018. The Salton Sea Funding Corporation debt is guaranteed by subsidiaries of Magma and secured by the capital stock of the Salton Sea Funding Corporation. The proceeds of the Salton Sea Funding Corporation debt were loaned by the Salton Sea Funding Corporation under loan agreements and notes to subsidiaries of Magma and used for construction of Salton Sea Unit V and the CE Turbo project, refinancing of indebtedness and other purposes. Debt service on the Imperial Valley loans is used to repay debt service on the Salton Sea Funding Corporation Debt. The Imperial Valley loans and the guarantees of the Salton Sea Funding Corporation debt are secured by substantially all of the assets of the guarantors, including the Imperial Valley projects, and by the equity interests in the guarantors.


   The proceeds of Series F of the Salton Sea Funding Corporation debt are being used in part to construct the zinc facility, and the direct and indirect owners of the zinc facility are among the guarantors of the Salton Sea Funding Corporation debt. MidAmerican has guaranteed the payment by the zinc guarantors of a specified portion of the scheduled debt service on the Imperial Valley loans described in the preceding paragraph, including the current principal amount of $140,520 and associated interest.

   On December 2, 1999, our indirect subsidiary, NorCon Power Partners, L.P., reached agreement with Niagara Mohawk Power Corporation to dismiss the outstanding litigation between NorCon and Niagara Mohawk. At the same time, NorCon transferred the NorCon project to General Electric Corporation and entered into agreements with third parties to terminate some of NorCon's contracts and to assign the rest of its contracts to a subsidiary of General Electric Capital. General Electric Capital also agreed to be responsible for other third party claims made against NorCon related to the NorCon project. Thus, after December 2, 1999, neither NorCon nor any of our other subsidiaries owns an interest in the NorCon project and the NorCon project contracts are no longer in effect or have been assigned to third parties.

   As our share of NorCon's earnings comprise less than 5% of the equity earnings in subsidiaries for the nine months ended September 30, 1999 and our share of NorCon's net assets is less than 1% of the equity investments at September 30, 1999, the transfer of the NorCon project to General Electric Capital is not expected to have any significant impact on our results of operations, financial condition or liquidity.


YEAR 2000 ISSUES

   What is generally known as the year 2000 computer issue arose because many existing computer programs and embedded systems use only the last two digits to refer to a year. Therefore, those computer programs do not properly distinguish between a year that begins with "20" instead of "19". If not corrected, many computer applications could fail or create erroneous results. The failure to correct a material year 2000 item could result in an interruption in, or a failure of, normal business activities or operations including the generation of electricity. These failures could materially and adversely affect our results of operations, liquidity and financial condition.


   We have commenced, for all of our information systems, a year 2000 date conversion project to address all necessary code changes, testing and implementation in order to resolve the year 2000 issue. We created a year 2000 project team to identify, assess and correct all of our information technology and non-information technology systems, as well as identify and assess systems and equipment provided by other organizations. We have identified and assessed substantially all of our information technology and non-information technology systems as well as third party systems, which resulted in a list of 454 items for review. A detailed review identified approximately 71% of these systems with potential year 2000 issues because they have a date/time function. Of these systems, approximately 34% were considered business critical systems. We have substantially completed the process of repairing or replacing those systems which were not year 2000 compliant.


   Total year 2000 expenditures, for both repairing or replacing non-compliant systems, were $344. We are not aware of any additional material costs needed to be incurred to bring all of our systems into compliance, however, we cannot assure you that additional costs will not be incurred.


   In addition to our own information systems, the year 2000 issue also creates uncertainty for us from potential issues with third parties with whom we deal on transactions. As a result, year 2000 readiness of suppliers, vendors, service providers or customers could impact our operations. We are assessing the readiness of these constituent entities and the impacts on those entities that rely upon our services. The vendor review process identified 54 third party vendors requiring assessment. Approximately 72% of those vendors were identified as being critical to the business. We have substantially completed the assessment of these vendors and no vendor risks to the business have been identified. We expect to complete our assessment in December 1999. If we subsequently determine that these vendors put our business at risk because of a lack of preparation, alternate vendors are secured or other measures are put into place to provide the necessary goods and services, however, we are unable to determine at this time whether the consequences of year 2000 failures of third parties will have a material impact on our results of operations, liquidity or financial condition.


   A contingency plan identifying credible worst-case scenarios has been developed. The contingency plan is comprised of both mitigation and recovery aspects. Mitigation entails planning to reduce the impact of unresolved year 2000 problems, and recovery entails planning to restore services in the event that year 2000 problems occur. The contingency plan contains various worst-case scenarios, which include loss of internal and external voice and data communications, loss of natural gas supply, transmission control, along with numerous other scenarios, none of which is expected to be reasonably likely to occur. Although the plan is substantially complete, it will be refined throughout the remainder of the year, based on results of contingency planning drills and changes in circumstances.

   Although management believes that the year 2000 project will be substantially complete before January 1, 2000, any unforeseen failures of our and/or third parties' computer systems could have a material impact on our ability to conduct its business.

INFLATION

   Inflation has not had a significant impact on our cost structure.

RECENT ACCOUNTING PRONOUNCEMENTS

   In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which established accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. We have has not yet determined the impact of this accounting pronouncement.

INTEREST RATE RISK

   The following discussion of our exposure to various market risks contains "forward-looking statements" that involve risks and uncertainties. These projected results have been prepared utilizing assumptions considered reasonable in the circumstances and in light of information currently available to us. Actual results could differ materially from those projected in the forward-looking information.

   At December 31, 1998, we had a fixed-rate long-term debt (excluding note payable to related party) of $626,816 in principal amount and having a fair value of $646,397. These instruments are fixed-rate and therefore do not expose us to the risk of earnings loss due to changes in market interest rates. However, the fair value of these instruments would decrease by approximately $35,000 if interest rates were to increase by 10% from their levels at December 31, 1998. In general, a decrease in fair value would impact earnings and cash flows only if we were to reacquire all or a portion of these instruments prior to their maturity.

   At December 31, 1998, we had floating-rate obligations of $90,529 which exposes us to the risk of increased interest expense in the event of increases in short-term interest rates. We have entered into interest rate swap agreements for the purpose of completely offsetting these interest rate fluctuations. The interest rate differential is reflected as an adjustment to interest expense over the life of the instruments. At December 31, 1998, these interest rate swaps had an aggregate notional amount of $90,529, which we could terminate at a cost of approximately $9,904. A decrease of 10% in the December 31, 1998 level of interest rates would increase the cost of terminating the swaps by approximately $1,528. These termination costs would impact our earnings and cash flows only if all or a portion of the swap instruments were terminated prior to their expiration.


   At September 30, 1999, the $400,000 of old securities had a fair value of $363,419. However, the fair value would decrease by approximately $28,000 if interest rates were to increase by 10% from their levels at September 30, 1999.

         OUR BUSINESS AND THE BUSINESS OF THE ASSIGNING SUBSIDIARIES


OUR BUSINESS

   We were formed as a special purpose Delaware limited liability company on February 8, 1999. We were created to own our subsidiaries in order to facilitate the transfer of a 50% interest in those subsidiaries to El Paso Power Holding Company, a subsidiary of El Paso Energy Corporation. MidAmerican Energy Holdings Company determined to sell 50% of its interest in us and our subsidiaries in order to facilitate MidAmerican's acquisition of MHC Inc. In August 1998, MidAmerican, which was then known as CalEnergy Company, Inc., announced its intention to acquire MHC Inc. (then known as MidAmerican Energy Holdings Company). As MHC Inc. owned an electric utility, MidAmerican Energy Company, MidAmerican was required to divest a portion of its ownership interests in our power projects in order to permit those projects to maintain their status as qualifying facilities under the Public Utilities Regulatory Policies Act of 1978. This law requires that a non-electric utility own at least 50% of a qualifying facility. The sale to El Paso Power, which does not own an electric utility, was intended to permit our power projects to satisfy this ownership requirement. By maintaining qualifying facility status, our power projects are entitled to an exemption from federal and state utility regulation under the Public Utilities Regulatory Policies Act and are able to maintain compliance with the provisions of their current power purchase agreements which require that they be qualifying facilities during the term of those agreements.

   On March 3, 1999, El Paso Power acquired 50% of MidAmerican's ownership interests in us for approximately $245 million in cash plus $6.5 million in contingent payments and the assumption of $23.5 million in obligations to make equity contributions for the construction of Salton Sea Unit V and the CE Turbo project. Our limited liability company operating agreement provides that MidAmerican and El Paso Power each are entitled to appoint 50% of the directors and are entitled to 50% of the distributions that we make.


   MidAmerican agreed to provide administrative services, including accounting, legal, personnel and cash management services, to us under an administrative services agreement. MidAmerican is reimbursed for its actual costs and expenses of providing the services. El Paso Power agreed to provide power marketing and fuel management services to us in return for reimbursement of its actual costs and expenses of providing the services. These agreements each have an initial term of one year and then continue from year to year until terminated by either party. We also entered into an agreement with MidAmerican and El Paso to provide us with a right of first refusal to participate in the development of any future geothermal power projects or combined geothermal power and mineral recovery projects proposed by MidAmerican in the area of the geothermal reservoir that currently supplies geothermal resources to the Imperial Valley projects in return for the payment of a royalty to MidAmerican. If we elect not to participate, the agreement gives MidAmerican the right to develop the new project upon a showing that there are sufficient geothermal resources for both the new project and our existing projects.

   Our business activities will be limited to issuing the securities and other debt as permitted under the indenture for the securities, holding the equity interests in the assigning subsidiaries and related activities, and any other activities which could not reasonably be expected to result in a material adverse effect and which the rating agencies confirm in writing will not result in a ratings downgrade. The only funds available to us to pay principal of, premium (if any) and interest on the securities will be the available cash flow received by the assigning subsidiaries and amounts on deposit in the debt service reserve account.


OUR MEMBERS

   MidAmerican. MidAmerican is a fast-growing global energy company with an increasingly diversified portfolio of regulated and non-regulated assets. The focus of MidAmerican has evolved over time from development and acquisition activities in the domestic and international power generation markets to strategic electric and gas utility acquisitions, with a particular emphasis on investment-grade countries including the United States, the United Kingdom, Australia, Canada, New Zealand and the countries of Western Europe. This focus has provided MidAmerican with increased scale, skill, revenue diversity, credit quality, quality of cash flows and additional growth opportunities associated with each of the acquired businesses. MidAmerican's investments in related activities, including producing gas fields, gas reserves and advanced utility information systems, are primarily intended to support and augment the profitability of its existing core businesses.

   MidAmerican, headquartered in Des Moines, Iowa, has approximately 9,800 employees and is the largest publicly traded company in Iowa. Through its retail utility subsidiaries, MidAmerican Energy Company in the United States and Northern Electric plc in the United Kingdom, MidAmerican provides electric service to 2.2 million customers and natural gas service to 1.2 million customers worldwide. Through CalEnergy Generation, MidAmerican's independent power production and non-regulated business subsidiary, and MidAmerican Energy's utility operations, MidAmerican manages and owns interests in approximately 8,300 net megawatts of diversified power generation facilities in operation, construction and development. MidAmerican is the successor of CalEnergy Company, Inc.

   On October 25, 1999, MidAmerican announced that an investor group comprised of Berkshire Hathaway Inc., Walter Scott, Jr. and David L. Sokol had reached agreement to acquire MidAmerican for $35.05 per share in cash. The purchase price together with the assumption of debt represents a total enterprise value of approximately $9 billion. Upon completion of the transaction, which is expected to occur by April 2000, MidAmerican would become a privately owned company with publicly traded fixed income securities.

   El Paso Power and El Paso Energy. El Paso Power is a wholly-owned subsidiary of El Paso Energy. With over $10 billion in assets, El Paso Energy provides energy solutions through its strategic business units: Tennessee Gas Pipeline Company, El Paso Natural Gas Company, El Paso Field Services Company, El Paso Power Services Company, El Paso Merchant Energy Company, and El Paso Energy International Company. El Paso Energy owns the nation's only integrated coast-to-coast natural gas pipeline system and has operations in natural gas transmission, gas gathering and processing, power generation, energy marketing and international energy infrastructure development.


THE ASSIGNING SUBSIDIARIES AND THE PROJECTS

   The Assigning Subsidiaries. Each subsidiary that has assigned its available cash flow to secure our obligation to make payments on the securities owns an interest in one or more project companies. Below is a list showing those project companies and other entities in which each assigning subsidiary owns an interest.


   o MAGMA: Salton Sea Power Generation L.P., Fish Lake Power LLC, Salton Sea Power L.L.C., Vulcan Power Company, CalEnergy Operating Corporation, Vulcan/BN Geothermal Power Company, Leathers, L.P., Del Ranch, L.P., Elmore, L.P., CE Turbo LLC, Salton Sea Royalty LLC, Magma Land Company I and Imperial Magma LLC.

   o  SALTON SEA POWER: Salton Sea Power Generation L.P.

   o  FALCON SEABOARD RESOURCES: Saranac Power Partners, L.P., Power
                                 Resources, Inc., NorCon Power Partners, LP,
                                 Falcon Power Operating Company and CE Texas
                                 Gas LLC.

   o  FALCON SEABOARD POWER: Saranac, NorCon and Falcon Power Operating.

   o  FALCON SEABOARD OIL: Power Resources, Inc.

   o  CALIFORNIA ENERGY DEVELOPMENT: Yuma Cogeneration Associates.

   o  CE TEXAS ENERGY LLC: CE Texas Gas.

   Magma and some of its subsidiaries provide administrative and other services and the use of various real properties to the geothermal projects. Falcon Power Operating, a wholly-owned subsidiary of Falcon Seaboard Power, provides operation and maintenance services to the natural gas projects. CE Texas Gas, a wholly-owned subsidiary of CE Texas Energy, provides natural gas for some of the natural gas projects.


   The business of each of Salton Sea Power, Falcon Seaboard Resources, Falcon Seaboard Power, Falcon Seaboard Oil, California Energy Development and CE Texas Energy consists solely of holding its equity interest in the related project companies. Substantially all of the business of Magma consists of holding its equity interests in the geothermal projects and providing the services to the geothermal projects described above. The business of each of Falcon Power Operating and CE Texas Gas consists solely of providing the goods and services to the natural gas projects described above. The assigning subsidiaries' cash flow is derived solely from the activities described in this paragraph. Each project company's business consists solely of the ownership and operation of one or more projects or, in the case of Falcon Power Operating and CE Texas Gas, the provision of the goods and services described above, and its sole source of revenues consists of revenues derived from the operation of its project(s) or the provision of goods and services.


   The Projects. The following list describes each project and names the project company that owns the project.

   o  SALTON SEA UNIT I: A 10 megawatt geothermal power plant owned by Salton
                         Sea Power Generation.

   o  SALTON SEA UNIT II: A 20 megawatt geothermal power plant owned by
                          Salton Sea Power Generation.

   o  SALTON SEA UNIT III: A 49.8 megawatt geothermal power plant owned by
                           Salton Sea Power Generation.

   o  SALTON SEA UNIT IV: A 39.6 megawatt geothermal power plant owned by
                          Salton Sea Power Generation and Fish Lake Power.

   o  SALTON SEA UNIT V: A 49 megawatt geothermal power plant under construction owned by Power LLC.

   o  VULCAN PROJECT: A 34 megawatt geothermal power plant owned by Vulcan.

   o  ELMORE PROJECT: A 38 megawatt geothermal power plant owned by Elmore.

   o  LEATHERS PROJECT: A 38 megawatt geothermal power plant owned by
                        Leathers.

   o  DEL RANCH PROJECT: A 38 megawatt geothermal power plant owned by Del
                         Ranch.

   o  CE TURBO PROJECT: A 10 megawatt geothermal power plant under construction owned by CE Turbo.

   o  SARANAC PROJECT: A 240 megawatt natural gas-fired combined cycle cogeneration power plant owned by Saranac.


   o  POWER RESOURCES PROJECT: A 200 megawatt natural gas-fired combined cycle cogeneration power plant owned by Power Resources.


   o  YUMA PROJECT: A 50 megawatt natural gas-fired combined cycle cogeneration power plant owned by Yuma Cogeneration.

   Each project, other than Salton Sea Unit V and the CE Turbo project, meets the requirements promulgated under the Public Utility Regulatory Policies Act of 1978 to be a qualifying facility. Salton Sea Unit V and the CE Turbo project are expected to be qualifying facilities when they commence operation. The geothermal projects are designed to generate electricity and the natural gas projects are designed to generate both electric energy and thermal energy. The projects' actual outputs of electric energy and, where applicable, thermal energy vary based on their design and the requirements of the power purchase agreements and, where applicable, the thermal energy agreements of the projects. The geothermal projects generate (or, in the case of Salton Sea Unit V and the CE Turbo project, will generate) electricity from geothermal energy and the other projects use natural gas as their primary source of fuel.

   Below are tables illustrating annual availability and annual capacity factors for each of the projects other than Salton Sea Unit V and the CE Turbo project. The annual availability figures are determined by dividing the sum of the hours in which the project is operating (plus the hours the project is available to operate but did not, due to a request by the power purchaser that the project not operate) by the total hours in the year. The capacity factor figures are determined by dividing total quantity of electricity sold (plus electricity that would have been sold but was not due to a request by the power purchaser not to operate where compensation is paid for the curtailment) by the product of the project's capacity and the total hours in the year. These factors provide information regarding the historical operating performance of the projects. The amount of revenues received by these projects is affected by the extent to which they are able to operate and generate electricity. Accordingly, the availability factors and capacity factors provide information on aspects of operating performance that have affected the revenues received by these projects.

                             ANNUAL AVAILABILITY


 PROJECT                      AVERAGE       1998       1997        1996       1995        1994
--------------------------  ----------- ----------  ---------- ----------  ---------- ----------
Salton Sea Unit I .........     96.3%       97.3%      97.3%       93.5%      93.7%       99.8%
Salton Sea Unit II ........     97.0%       98.3%      98.4%       93.4%      95.2%       99.6%
Salton Sea Unit III .......     96.1%       95.4%      98.1%       94.6%      92.7%       99.5%
Salton Sea Unit IV(1)  ....     94.5%       96.0%      95.9%       91.7%        --          --
Vulcan ....................     96.5%       96.1%      91.8%       98.3%      98.7%       97.6%
Leathers ..................     97.3%       96.0%      99.1%       96.5%      97.4%       97.7%
Del Ranch .................     97.2%       98.4%      95.0%       98.8%      95.6%       98.4%
Elmore ....................     96.8%       95.8%      99.0%       96.0%      98.5%       94.8%
Saranac ...................     95.0%       92.8%      97.7%       95.2%      98.4%       90.7%
Power Resources ...........     92.4%       93.7%      91.2%       88.7%      97.4%       91.0%
Yuma ......................     96.8%       96.0%      96.2%       97.0%      97.8%         --



                            ANNUAL CAPACITY FACTOR


 PROJECT                     AVERAGE       1998       1997        1996       1995        1994
-------------------------- ----------  ----------  ---------- ----------  ---------- ----------
Salton Sea Unit I  ........    75.3%       90.2%       84.1%      71.3%       65.1%      65.8%
Salton Sea Unit II  .......   117.0%      120.7%      122.3%     114.4%      112.7%     114.9%
Salton Sea Unit III  ......    99.6%       99.8%      101.9%      98.1%       95.5%     102.6%
Salton Sea Unit IV(1)  ....   114.8%      111.6%      114.3%     118.6%         --         --
Vulcan  ...................   117.0%      109.6%      108.6%     122.3%      126.7%     117.8%
Leathers  .................   115.9%      114.9%      119.4%     113.5%      116.7%     114.9%
Del Ranch  ................   117.9%      119.8%      114.9%     120.0%      115.8%     119.2%
Elmore  ...................   115.4%      111.5%      116.2%     116.1%      117.8%     115.6%
Saranac  ..................    92.4%       85.4%       95.0%      97.0%       95.1%      89.4%
Power Resources  ..........    80.9%       82.3%       79.7%      77.0%       85.9%      79.5%
Yuma ......................    89.0%       93.0%       85.3%      86.5%       91.0%        --



------------
(1) Began operations in May 1996; figures are annualized based on seven months of operation.

INSURANCE

   The project companies are required under the project financing documents and project documents to maintain insurance coverages relating to their interests in the projects. These coverages are consistent with those normally carried by companies engaged in similar businesses. The coverages are currently provided under a corporate umbrella program which includes liability insurance and all-risk insurance covering physical loss or damage to the projects. This all-risk insurance covers replacement value of all real and personal property including losses from boiler and machinery breakdowns and the perils of earthquake and flood, subject to sublimits, and business interruption. The current program also covers the assigning subsidiaries, California Energy Yuma and SECI Holdings to the extent applicable to their respective businesses. The project financing documents typically require that most insurance proceeds be paid to the applicable collateral agent for use in accordance with the terms of those documents.


   The lenders and trustees under the project financing documents also have the benefit of title insurance with respect to the applicable projects.

EMPLOYEES

   CalEnergy Operating and Falcon Power Operating currently employ 166 and 75 people full-time, respectively. Neither we nor Magma, Salton Sea Power, Falcon Seaboard Resources, Falcon Seaboard Power, Falcon Seaboard Oil, California Energy Development, CE Texas Energy or CE Texas Gas currently has any employees.

LITIGATION

   In addition to the proceedings described in the "Risk Factors" section of this prospectus, some of the projects are currently parties to various minor items of litigation, none of which, if determined adversely, would have a material adverse effect on those projects.

REGULATORY MATTERS

 FEDERAL ENERGY REGULATIONS

   Qualifying Facility Status Under the Public Utility Regulatory Policies Act. Qualifying facility status under the Public Utility Regulatory Policies Act provides two primary benefits. First, regulations under the Public Utility Regulatory Policies Act exempt qualifying facilities from the Public Utility Holding Company Act of 1935, most provisions of the Federal Power Act and state laws concerning rates of electric utilities and the financial and organizational regulation of electric utilities. Second, regulations promulgated under the Public Utility Regulatory Policies Act require that electric utilities purchase electricity generated by qualifying facilities, construction of which commenced on or after November 9, 1978, at a price based on the cost that the purchasing utility avoids by purchasing energy from qualifying facilities instead of obtaining the energy from other sources.

   Order 888. In the Spring of 1996, FERC issued a landmark decision, known as Order No. 888, designed to bring competition to the wholesale power market. Order No. 888 required all public utilities that own, control or operate transmission facilities used in interstate commerce to file non-discriminatory, open access transmission tariffs (so-called "pro forma tariffs") with FERC. The directive was intended to preclude utilities from using their ownership of transmission facilities to favor their own generation in the marketplace. To prevent this result, Order No. 888 required these utilities to "functionally unbundle" all new wholesale generation and transmission service. Specifically, the utilities were required to:

   o separate the operations of their wholesale marketing arm and their transmission provider arm, and quote separate prices for wholesale generation and transmission service;

   o take wholesale (and unbundled retail) transmission under their own pro forma tariff; and

   o provide and rely upon same time access to transmission information via postings on so-called OASIS sites on the Internet.

 STATE ENERGY REGULATIONS

   The structure of state energy regulation of independent power producers is now undergoing change and may change in the future. Below are some of the recent developments in the states in which the projects are located or sell power. Restructuring that promotes access to customers may provide opportunities for the projects to sell power when the terms of their power purchase agreements expire.

   California (Imperial Valley Projects; Yuma). In December 1995, the California Public Utilities Commission adopted a comprehensive plan for restructuring California's electric industry. In August 1996, the California Legislature approved, and on September 23, 1996 Governor Wilson signed into law, comprehensive electric industry restructuring legislation, referred to in this prospectus as AB 1890, which confirmed and enlarged upon the plan adopted by the California Public Utilities Commission. California electric industry restructuring includes, among other things, the creation of an independent system operator and the California power exchange, direct access and retail competition for all customers which became effective in 1998.

   AB 1890 outlines a methodology which establishes energy pricing for those generators who are paid rates based on the cost that the purchasing utility avoids by purchasing energy from a qualifying facility instead of obtaining the energy from other sources. Initially, the pricing is based on a 12-month average of recent, pre-1996, avoided-cost based energy prices paid by a utility to non-utility generators and is indexed to an appropriate gas price measure. In the future, pricing will be based on the clearing price paid by the California power exchange when the California Public Utilities Commission has issued an order determining that the California power exchange is functioning properly for purposes of determining the cost that utilities avoid by purchasing energy from qualifying facilities instead of obtaining the energy from other sources. In July 1999, the coordinating commissioner established a procedural schedule that contemplated the issuance of this order by June 2000.

   The California power exchange is a nonprofit public benefit corporation formed to provide a competitive marketplace where buyers and sellers of power, including utilities, end-use customers, independent power producers and power marketers, complete wholesale trades through an electronic auction. The California power exchange currently operates two markets: (1) a day ahead market which is comprised of twenty-four separate concurrent auctions for each hour of the following day; and (2) a market for each hour of each day for which bids are due two hours before each hour. In each market, the California power exchange receives bids from buyers and sellers and, based on the bids, establishes the market clearing price for each hour and schedules deliveries from sellers whose bids did not exceed the market clearing price to buyers whose bids were not less than the market clearing price. All trades are executed at the market clearing price.


   New York (Saranac Project). In response to a mandate from the New York State Public Service Commission, on January 31, 1997 the eight members of the New York power pool, consisting of 7 public utilities and the New York Power Authority, made filings with FERC evidencing their plan to restructure the electric generation and distribution markets in New York State. Under the plan, the New York power pool will be replaced with an independent system operator, a New York State Reliability Council to establish reliability standards for the competitive retail market, and the New York Power Exchange, a coordinated bid-price market which will provide both a day-ahead market as well as a competitive real-time spot market. In addition to these systemic changes, the New York deregulation plan requires each of the New York independent public utilities to generate its own plan for lowering prices, increasing competition and introducing retail choice in their regions. New York State Electric and Gas Corporation has obtained New York State Public Service Commission approval of its restructuring plan.


   Texas (Power Resources Project). In June 1999, the Texas legislature approved a comprehensive plan for restructuring Texas' electric industry. The plan, known as SB 7, which became effective on September 1, 1999, calls for customer choice to be fully implemented in Texas by 2004. Currently, the Public Utility Regulatory Act of 1995 authorizes the Public Utility Commission to regulate the electricity market and ensure that only one electric energy provider serves each area of the state.

Among other things, SB 7 amends Public Utility Regulatory Act by deregulating the electricity generation market and permitting selected electricity providers to compete for customers who choose their electricity supplier in competitive areas. SB 7 also authorizes the Commission to develop and promulgate customer protection rules during and after a transition to a competitive market. The Commission has not yet issued its rules implementing SB 7.


   Arizona (Yuma Project). The Arizona legislature enacted House Bill 2663, under which retail competition in electric generation was to begin no later than December 31, 1998 for at least 20% of Arizona's 1995 retail load, with full retail competition expected prior to December 31, 2000. On January 5, 1999, however, the Arizona Corporation Commission voted to stay the implementation of its HB 2663's electric competition rules, pending additional public hearings. The Commission indicated that additional time was necessary to fine-tune the process and rules. In April, the Commission proposed new comprehensive retail competition and stranded cost rules to provide retail access to all customers by January 1, 2001.

FINANCIAL INCENTIVES FOR IMPERIAL VALLEY PROJECTS

   Salton Sea Power L.L.C. and CE Turbo LLC also expect to receive incentive payments from the State of California's New Renewable Resources Account for energy sold by Salton Sea Unit V or the CE Turbo project through the Imperial Irrigation District's transmission system during the first five years of operation of each of these projects. The California Energy Commission has selected Salton Sea Unit V to receive incentive payments from the New Renewable Resources Account in an amount equal to $0.0124 per kilowatt-hour of energy produced, up to $25,548,364.80 altogether, for the first five years of operation. The Energy Commission has selected the CE Turbo project to receive incentive payments from the New Renewable Resources Account in an amount equal to $0.0134 per kilowatt-hour of energy produced, up to $5,751,816 altogether, for the first five years of operation. The amount of the incentive payments for the fourth and fifth years of operation of a project will be reduced by 25% if the actual generation from the project over the first three years of operation averages less than 85% of the estimated annual generation of the project (412,070,400 kilowatt-hours for Salton Sea Unit V and 85,848,000 kilowatt-hours for the CE Turbo project). In order for a project to remain eligible for incentive payments, the project must continue to satisfy specified eligibility criteria (including ownership and fuel use criteria) and the project must timely satisfy specified milestones, including completion of construction of the project by January 1, 2002.

   The State of California has also established financial incentives for existing renewable energy power projects which are available in the 1998-2001 time period. Projects must meet specified eligibility requirements, including date of initial operation, ownership and fuel use criteria. Each of the operating Imperial Valley projects other than Salton Sea Unit I and Salton Sea Unit IV will become eligible for this program upon expiration of the fixed price period in its power purchase agreement. The program provides geothermal plants with a monthly amount per kilowatt-hour of power sold equal to the lowest of (1) $0.01/kilowatt-hour, (2) $0.03/kilowatt-hour minus a calculated market clearing price and (3) a specified amount of funds available for the month divided by eligible generation. The Imperial Valley projects have already begun receiving payments under this program.

ENVIRONMENTAL MATTERS

   Each of the projects is subject to environmental laws and regulations at the federal, state and local levels in connection with the development, ownership and operation of the projects. These environmental laws and regulations generally require that a wide variety of permits and other approvals be obtained for the construction and operation of an energy-producing facility and that the facility then operate in compliance with these permits and approvals. Failure to operate the facility in compliance with applicable laws, permits and approvals could result in the levy of fines or curtailment of project operations by regulatory agencies.

   We believe that each of the project companies is in compliance in all material respects with all applicable environmental regulatory requirements and that maintaining compliance with current governmental requirements will not require a material increase in capital expenditures or materially affect any of the project company's financial condition or results of operations. It is possible, however, that future developments, including more stringent requirements of environmental laws and their enforcement policies, could affect the costs of compliance and the manner in which the project companies conduct their business.

                                OUR MANAGEMENT

OUR DIRECTORS AND EXECUTIVE OFFICERS

   Below are our current executive directors and officers and their positions with us:

 EXECUTIVE OFFICER        POSITION
------------------------  --------------------------------------------------
Robert S. Silberman  .... Director, President and Chief Operating Officer
Brian K. Hankel ......... Vice President and Treasurer
Douglas L. Anderson  .... Director, Vice President and General Counsel
Richard P. Johnston  .... Vice President and Commercial Officer
Patrick J. Goodman ...... Director
Larry Kellerman ......... Director
John L. Harrison ........ Director
Steven M. Pike .......... Director


   ROBERT S. SILBERMAN, 40, President and Chief Operating Officer of us and each assigning subsidiary. Mr. Silberman joined MidAmerican in 1995. Prior to that, Mr. Silberman served as Executive Assistant to the Chairman and Chief Executive Officer of International Paper Company from 1993 to 1995, as Director of Project Finance and Implementation for the Ogden Corporation from 1986 to 1989 and as a Project Manager in Business Development for Allied-Signal, Inc. from 1984 to 1985. He has also served as the Assistant Secretary of the Army for the United States Department of Defense.

   BRIAN K. HANKEL, 36, Vice President and Treasurer of MidAmerican, us and each assigning subsidiary. Mr. Hankel joined MidAmerican in February 1992 as Treasury Analyst and served in that position to December 1995. Mr. Hankel was appointed Assistant Treasurer in January 1996 and was appointed Treasurer in January 1997. Prior to joining MidAmerican, Mr. Hankel was a Money Position Analyst at FirsTier Bank of Lincoln from 1988 to 1992 and Senior Credit Analyst at FirsTier from 1987 to 1988.

   DOUGLAS L. ANDERSON, 40, Vice President and General Counsel of CalEnergy Generation, us and each assigning subsidiary. Mr. Anderson joined MidAmerican in February 1993. From 1990 to 1993, Mr. Anderson was a business attorney with Fraser, Stryker, Vaughn, Meusey, Olson, Boyer & Cloch, P.C. in Omaha. From 1987 through 1989, Mr. Anderson was a principal in the firm Anderson & Anderson. Prior to that, from 1985 to 1987, he was an attorney with Foster, Swift, Collins & Coey, P.C. in Lansing, Michigan.

   RICHARD P. JOHNSTON, 43, Vice President and Commercial Officer of us and Director of Operations for El Paso Energy International. Mr. Johnston joined El Paso Energy in 1997 and was assigned to our management team at our founding in March of 1999. In his 21 years of experience in power generation engineering and management, Mr. Johnston has held positions directing Plant Operations and Maintenance, Asset Management and Project Development in both the Domestic and International Markets for ESI Energy, a Florida Power & Light subsidiary, from 1993 to 1997, and previously for The AES Corp., based in Arlington, VA, and Westinghouse, based in Orlando, FL. Mr. Johnston has extensive experience in hands-on management of the operations and maintenance of oil and gas-fired combustion turbines, coal, biomass, geothermal and solar independent power, including all aspects of construction management, mobilization and start-up.

   PATRICK J. GOODMAN, 33, Senior Vice President and Chief Financial Officer of MidAmerican and a director of us and each assigning subsidiary. Mr. Goodman joined MidAmerican in June 1995 and served as Manager of Consolidation Accounting until September 1996 when he was promoted to Controller. Prior to joining MidAmerican, Mr. Goodman was a financial manager for National Indemnity Co. from 1993 to 1995 and a certified public accountant at Coopers & Lybrand from 1989 to 1993.

   LARRY KELLERMAN, 44, President of El Paso Power Services Company and a director of us. Mr. Kellerman joined El Paso Energy in February 1998. Prior to joining El Paso Energy, he was President of Citizens Power, where he initiated Citizens' activities in the power marketing field in 1988, when Citizens was the initial power marketer granted FERC authorization. From 1982 through 1988, Mr. Kellerman was General Manager of Power Marketing and Power Supply for Portland General Electric. From 1979 through 1982, Mr. Kellerman was Financial Analyst and Power Contract Negotiator with Southern California Edison, where he negotiated some of the first Public Utility Regulatory Policies Act qualifying facility contracts in the nation.

   JOHN L. HARRISON, 40, Senior Managing Director and Chief Financial Officer of El Paso Merchant Energy and a director of us. Mr. Harrison joined El Paso Energy in June 1996. Prior to joining El Paso Energy, Mr. Harrison was a partner with Coopers & Lybrand LLP for five years.

   STEVEN M. PIKE, 38, Vice President Structured Transactions of El Paso Power Services Company and a director of us. Mr. Pike joined El Paso Energy in April of 1998. Prior to joining El Paso Energy, Mr. Pike was Vice President Risk Management for Enerz, a wholly-owned trading subsidiary of Zeigler Coal Holding Company, and Director of Strategic Planning for Zeigler Coal Holding Company from 1995 to 1998, and Director of Energy Development for Kennecott Corporation from 1995 to 1996. Mr. Pike began his career with Niagara Mohawk Power Corporation and held a number of positions in power system transmission operations and generation dispatch planning, power contracting, fuel supply, fossil and hydro generation planning, and strategic planning from 1983 to 1995.

   Our directors and executive officers do not receive any compensation for serving in these positions.

                    OWNERSHIP OF OUR MEMBERSHIP INTERESTS

   Fifty percent of our membership interests are owned by MidAmerican and the other 50% are owned by El Paso Power. If the two owners of our membership interests are unable to reach agreement on budgeting or other material operational matters, the prior year's budget (adjusted for inflation) and operational practices will be continued until agreement is reached. As of September 30, 1999, our total capitalization was $1,457 million. There is no public trading market for our membership interests. None of our directors or executive officers beneficially own any of our equity interests. MidAmerican's common stock is publicly traded on the New York, Pacific and London Stock Exchanges. El Paso Power is owned indirectly by El Paso Energy. El Paso Energy's common stock is publicly traded on the New York Stock Exchange.

                  OUR RELATIONSHIPS AND RELATED TRANSACTIONS

OUR RELATIONSHIPS WITH SUPPLIERS AND SERVICE PROVIDERS

   The Imperial Valley projects' geothermal power plants are indirectly wholly-owned and operated by Magma or subsidiaries of Magma. Land surface rights for, and geothermal fluid supplying, these facilities is provided from Magma's (or a subsidiary's) geothermal resource holdings in the Salton Sea Known Geothermal Resource Area.

   The Saranac project, the Power Resources project and the NorCon project are indirectly partially-or wholly-owned by Falcon Seaboard Resources and are operated and maintained by Falcon Power Operating, a wholly-owned subsidiary of Falcon Seaboard Resources. Falcon Power Operating is entitled to reimbursements and fees in exchange for providing operation and maintenance services. In addition CE Texas Gas, a wholly-owned indirect subsidiary of Falcon Seaboard Resources, procures natural gas for the Power Resources project.

OUR RELATIONSHIP WITH MIDAMERICAN AND EL PASO ENERGY CORPORATION


   We are 50% owned by MidAmerican and 50% owned by El Paso Power. Our activities are restricted by the terms of the indenture for the securities to
(1) ownership of our subsidiaries and related activities, (2) acting as issuer of securities and other indebtedness as permitted under the indenture and related activities and (3) other activities which could not reasonably be expected to result in a material adverse effect so long as the rating agencies confirm that these activities will not result in a downgrade of their ratings of the securities. We and each of the assigning subsidiaries have been organized and are operated as legal entities separate and apart from MidAmerican, El Paso Energy and their other affiliates, and, accordingly, our assets and the assets of the assigning subsidiaries will not be generally available to satisfy the obligations of MidAmerican, El Paso Energy or any of their other affiliates. However, our and the assigning subsidiaries' unrestricted cash and other assets which are available for distribution may, subject to applicable law and the terms of our and the assigning subsidiaries' financing arrangements, be advanced, loaned, paid as dividends or otherwise distributed or contributed to MidAmerican, El Paso Energy or their affiliates. The securities are non-recourse to MidAmerican and El Paso Energy.


   In connection with El Paso Power's acquisition of 50% of our interests, MidAmerican entered into an administrative services agreement with us and El Paso Power entered into a power marketing services agreement and a fuel management services agreement with us. We reimburse MidAmerican and El Paso Power for the actual costs and expenses of performing their obligations under these agreements. These agreements each have an initial term of one year and then continue from year to year until terminated by either party.

                      REPORTS OF THIRD PARTY CONSULTANTS

OVERVIEW OF THE THIRD PARTY CONSULTANTS' REPORTS

   We have included as appendices to this prospectus reports of third party consultants in order to provide investors with important information regarding the projects which is not included elsewhere in this prospectus. These reports include the following:

   o A report by Fluor Daniel, attached as Appendix C to this prospectus, which reviews the geothermal projects and includes, among other things:

    (1) an assessment of the historical and current operating performance of Salton Sea Units I-IV and the Elmore, Del Ranch, Vulcan and Leathers projects;

    (2) a review of the design and technology for Salton Sea Unit V and the CE Turbo project;

    (3) an assessment of the capability of the participants in the geothermal projects, including the construction contractor for Salton Sea Unit V and the CE Turbo project;

    (4) a determination of the reasonableness of the budgeted construction costs for Salton Sea Unit V and the CE Turbo project;

    (5) a discussion of the environmental permits required for the geothermal projects and the compliance by the projects with these permits; and

    (6) projections of the distributions to us from the geothermal projects (which utilize the price projections prepared by Henwood Energy Services, Inc. in the report attached as Appendix D to this prospectus).

   o A report by R.W. Beck, attached as Appendix B to this prospectus, which reviews the natural gas projects and includes, among other things:

    (1) an assessment of the historical and current operating performance of Saranac, Power Resources, NorCon and Yuma projects;

    (2)       a review of the technology used in the natural gas projects;

    (3) an assessment of the available supply of natural gas for the natural gas projects;

    (4) a discussion of the operation and maintenance procedures used at the natural gas projects;

    (5)       an estimate of the useful lives of the natural gas projects;

    (6) a discussion of the environmental permits required for the natural gas projects and the compliance by the projects with these permits; and

    (7)       projections of the distributions from the natural gas projects.

   o Another report by Fluor Daniel, attached as Appendix A to this prospectus, which contains projections of the consolidated distributions from all of the projects based on the reports found in Appendices B and C.

   o A report by Henwood Energy Services, Inc., attached as Appendix D to this prospectus, which reviews the California electricity market and contains, among other things:

    (1)       an overview of the California wholesale electricity market;

    (2) a forecast of the average prices for electricity in the California market; and

    (3) an assessment of the geothermal projects' ability to compete in the California market.

   o A report by GeothermEx, Inc., attached as Appendix E to this prospectus, which assesses the sufficiency of the geothermal resources available to be used for the production of electricity in the geothermal projects.

CONCLUSIONS REACHED BY THE THIRD PARTY CONSULTANTS

   The third party consultants present the conclusions of their findings in their reports. This section summarizes the principal conclusions reached by the consultants. Additional conclusions, and the detailed discussions of how the conclusions were reached, are contained in the reports.

   Fluor Daniel reached the following conclusions, among others, in its report regarding the geothermal projects:

   o Salton Sea Units I-IV and the Vulcan, Del Ranch, Elmore and Leathers projects use commercially proven technology and are operated in accordance with recognized electric utility industry practices.

   o The principal participants in the geothermal projects possess the necessary experience to successfully fulfill their project obligations.

   o The technology upon which Salton Sea Unit V and the CE Turbo project are based is proven and reliable.

   o Based upon a review of the construction contracts for Salton Sea Unit V and the CE Turbo project, the capital cost budgets appear adequate for the facilities provided under the contracts.

   o The reviewed records show that no environmental notices of violation for air emissions, wastewater or solid/hazardous waste have been filed against the operating geothermal projects in the last two years.

   o All discretionary environmental permit approvals have been received for the proposed new construction.

   o The assumptions underlying the economic/financial model appear to be reasonable, and the projected operating results reasonably represent CE Generation's future financial profile.

   o Projected operating and maintenance costs and capital expenditures for major maintenance projects appear to be reasonable and representative of the planned operations of the geothermal projects.

   o The financial projections, based on the base case assumptions recommended by CE Generation, appear to be reasonable and indicate that revenues should be adequate to pay operation and maintenance expenses and provide cash flow for debt service and distributions.

   R.W. Beck reached the following conclusions, among others, in its report regarding the natural gas projects:

   o The natural gas projects utilize sound technology and proven methods of electric and thermal generation and have been designed and constructed in accordance with generally accepted industry practices.

   o Each of the Power Resources, Saranac and Yuma projects possesses sufficient contracted natural gas commodity supply to meet the requirements of its power purchase agreement and the contracted natural gas transportation capacity for each of these projects is adequate to reliably deliver the natural gas supply requirements.


   o If the operators operate the Power Resources, Saranac and Yuma projects in accordance with generally accepted industry practices, these projects should have useful lives extending through the final maturity date of the securities.


   o All of the major permits and approvals required to operate the natural gas projects have been or are currently in the process of being obtained.

   o Based on the historical performance, operation and maintenance practices and observed conditions of the Power Resources, Saranac and Yuma projects, these projects should be capable of achieving the average annual availabilities, net electrical capabilities, capacity factors, steam supply requirements and heat rates assumed in the natural gas projections.

   Fluor Daniel reached the following conclusions, among others, in its report regarding the consolidated distributions from the projects:

   o The consolidated financial model accurately represents the results of the four project-specific models contained in Fluor Daniel's report on the geothermal projects and R.W. Beck's report on the natural gas projects.

   o The consolidated financial model that is based on the base case assumptions recommended by CE Generation and R.W. Beck indicates that revenues appear to be adequate to provide sufficient cash flow for debt service, with base case debt service coverage ratios calculated from 1999 through 2018 of 2.59x minimum and 3.08x average.

   o The financial projections remain stable across a defined range of sensitivities and avoided cost assumptions.

   Henwood reached the following conclusions, among others, in its report regarding the California electricity market:

   o All of the geothermal projects and the Yuma project will be low cost producers in all years of the study.

   o The annual average operating cost of the geothermal projects in 2005 is $17.5 per megawatt-hour.

   o The annual average operating costs of the geothermal projects and the Yuma project, in dollars per megawatt-hour, are below the annual average California power exchange prices.

   o The California power exchange price will be greater than or equal to $20.3 per megawatt-hour in 96 percent of all hours in 2005. This means that the geothermal projects and the Yuma project, with an average operating cost of $17.5 per megawatt-hour, will be below the California power exchange price.

   o The base case forecast indicates that the California power exchange clearing price will increase from $28.3 per megawatt-hour in 1999 to $50.3 per megawatt-hour by 2018 in nominal dollars, which translates into an average annual rate of increase of 3.1 percent over that period.

   GeothermEx reached the following conclusions, among others, in its report regarding the geothermal resources for the geothermal projects:

   o The Salton Sea Known Geothermal Resource Area of Imperial Valley, California is highly productive and wells have historically behaved favorably with minimal flow rate or pressure declines.

   o The additional production fluid needed for Salton Sea Unit V will be supplied from existing wellhead capacity and the nominal additional production fluid needed for the CE Turbo project can be supplied by spare capacity at existing wells.

   o Numerical simulation studies undertaken to date forecast acceptable well behavior for the existing and planned level of power generation. Well behavior has historically been consistent with results predicted by earlier simulation models; therefore, future well behavior is expected to be adequate to support the geothermal projects.

   o The recoverable geothermal energy reserves from the reservoir are more than sufficient to support existing projects and the planned additional increments of capacity resulting in a total capacity of 326.4 megawatts. GeothermEx estimates that 1,200 megawatts of reserves are available within the portion of the Salton Sea Known Geothermal Resource Area of Imperial Valley dedicated to the geothermal projects.

   o The budget for wellfield costs is reasonable and should allow the geothermal projects to achieve the forecasted levels of electrical generation.

ASSUMPTIONS MADE BY THE CONSULTANTS IN PREPARING THEIR REPORTS

   The third party reports contain a number of assumptions and qualifications made by the consultants. This section describes the primary assumptions and qualifications. Additional assumptions and qualifications are described in the reports.

   The following assumptions and qualifications, among others, are contained in Fluor Daniel's report regarding the geothermal projects:

   o Fluor Daniel's inspection of the existing geothermal operations were limited to visits of personnel on July 24, 1998 and February 9, 1999.

   o Fluor Daniel did not undertake an independent review with all regulatory agencies which could under any circumstances have jurisdiction over, or interests pertaining to, the geothermal projects.

   The following assumptions and qualifications, among others, are contained in R.W. Beck's report regarding the natural gas projects:


   o R.W. Beck made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to the natural gas projects and their operations. R.W. Beck assumed that all of these contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.


   o R.W. Beck's review of the design of the natural gas projects was based on information provided by CE Generation and our visual observations during our site visits.

   o R.W. Beck assumed that the operators will maintain the natural gas projects in accordance with good engineering practice, will perform all required major maintenance in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

   o R.W. Beck assumed that the operators will employ qualified and competent personnel and will generally operate the natural gas projects in a sound and businesslike manner.

   o R.W. Beck assumed that the natural gas projects will identify and implement solutions to the year 2000 problem in a manner which will not impact the projected net revenues of the natural gas projects.


   o R.W. Beck assumed that inspections, overhauls, repairs and modifications are planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor operating parameters to identify early signs of potential problems.


   o R.W. Beck assumed that proposed restructuring of the electric utility industry will not significantly impact the projected electricity revenues of the Power Resources, Saranac and Yuma projects.

   o R.W. Beck assumed that all licenses, permits and approvals and permit modifications necessary to operate the natural gas projects have been, or will be, obtained on a timely basis and any changes in required licenses, permits and approvals will not require reduced operation of, or increased costs to, the natural gas projects.

   o R.W. Beck assumed that the consumer price index and general inflation, used variously to escalate various revenues and expenses, will increase at an average annual rate of 2.7 percent.


   o R.W. Beck assumed that the Yuma natural gas contracts will be extended at pricing provisions equal to the current agreements through the term of the securities.


   o R.W. Beck assumed that the non-fuel operating and maintenance expenses, including the cost of major maintenance, will be consistent with the information provided by CE Generation, and will increase thereafter at the assumed change in the general inflation rate, except as noted otherwise in R.W. Beck's report.

   o R.W. Beck assumed that there will be no additional capital improvements to the Power Resources, Saranac and Yuma projects other than those assumed in the projections.

   o R.W. Beck assumed that there will be no distributions made to CE Generation from the natural gas projects after the expiration of the respective power purchase agreement.

   o R.W. Beck assumed that there will be no distributions made to CE Generation from the NorCon Project.


   o R.W. Beck assumed that a full year of revenues from the Yuma project will be available to pay the debt service on the securities in 2018, as estimated by CE Generation.


   Fluor Daniel stated in its report regarding the consolidated distributions from all of the projects that it did not undertake an independent review with all regulatory agencies which could under any circumstances have jurisdiction over, or interests pertaining to, the projects.

   The following assumptions and qualifications, among others, are contained in Henwood's report regarding the California electricity market:

   o Henwood assumed that the California electricity market would be fully competitive by 2005.

   o Henwood included only announced retirements in its estimate of the number of generating units to be retired.

   o Henwood assumed that gas-fired combined cycle units and gas-fired combustion turbines will be added as needed to meet the projected increase in customer demand over the forecast period.

   o  Henwood assumed that inflation would be 2.5%.

   o Henwood assumed that peak demand and energy requirements would increase at less than 2% per year.

   o Henwood assumed that fixed and variable operation and maintenance costs would escalate with inflation.

   o Henwood's gas price forecast was developed based on the price of gas futures contracts for the 1999 period and estimates of gas transportation costs associated with moving gas from the relevant gas basin to the power plant.

   o Henwood used spot coal prices to simulate the economic operation of coal plants.

   GeothermEx does not list any specific assumptions in its report regarding the geothermal resources for the geothermal projects.

INFORMATION OBTAINED FROM OUTSIDE SOURCES AND RELATIONSHIPS TO OTHER
CONSULTANTS.

   Fluor Daniel obtained the following information from outside sources and other reports included in this prospectus in preparing its report regarding the geothermal projects:

   o GeothermEx assessed the adequacy, reliability, and costs of geothermal resources and wells.


   o The projected interest rates on the securities, reinvestment rates, cost of arranging the financing and the amortization schedule of the securities used in the debt service coverage analysis were provided to Fluor Daniel by CE Generation.


   o CE Generation provided 1998 financial statements for the CE Generation and other cost accounting information as well as future projections of cost, expenses, prices and other key assumptions.

   o  GeothermEx provided brine quantities and depletion rates.

   o  Henwood provided the electricity pricing forecast.

   R.W. Beck obtained the following information from outside sources and other reports included in this prospectus in preparing its report regarding the natural gas projects:

   o The price of electricity and natural gas for the Yuma project was estimated by Henwood.

   o The cost of natural gas to the Power Resources and Saranac projects and the cost of natural gas transportation to the Yuma project was estimated by C.C. Pace Consulting, L.L.C.

   o CE Generation provided the senior debt service requirements and interest income for the Power Resources and Saranac project.

   Fluor Daniel obtained the following information from outside sources and other reports included in this prospectus in preparing its report regarding the consolidated distributions from all of the projects:

   o R.W. Beck provided projections for the natural gas projects as contained in Appendix B to this prospectus.


   o The projected interest rates on the securities, reinvestment rates, cost of arranging the financing and the amortization schedule of the securities used in the debt service coverage analysis were provided to Fluor Daniel by GE Generation.


   o CE Generation provided 1998 financial statements for the CE Generation and other cost accounting information as well as future projections of cost, expenses, prices and other key assumptions.

   o  GeothermEx provided brine quantities and depletion rates.

   o Henwood provided the electricity pricing forecast as contained in Appendix D to this prospectus.

   Henwood did not list any specific information obtained from outside sources and other reports included in this prospectus in its report regarding the California electricity markets.

   GeothermEx obtained the following information from outside sources in preparing its report regarding the geothermal resources for the geothermal projects:

   o CE Generation provided projection and injection histories from the California Division of Oil, Gas and Geothermal Resources.

   o CE Generation provided chemical analysis and information on the drilling and logging of recent wells.

   o CE Generation provided budget information for future wellfield expenditures.

              SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS


   The following discussion includes a summary of all material terms of the contracts related to the projects and the business of the assigning subsidiaries and the project companies, and is not considered to be a full statement of the terms of the contracts. We have filed the material agreements as exhibits to the registration statement of which this prospectus is a part. Unless otherwise stated, any reference in this prospectus to any agreement will mean the agreement and all schedules, exhibits and attachments to the agreement as amended, supplemented or otherwise modified and in effect as of the date of this prospectus.


                           IMPERIAL VALLEY PROJECTS

   Each of the Imperial Valley projects is (or, in the case of Salton Sea Unit V and the CE Turbo project, is proposed to be) a geothermal power plant located at the Salton Sea Known Geothermal Resource Area in Imperial Valley, California. Below is a chart illustrating the commercial structure of the Imperial Valley projects.


[BLOCK CHART SHOWING THE COMMERCIAL STRUCTURE OF THE IMPERIAL VALLEY PROJECTS]



SALE AND TRANSMISSION OF POWER

 STANDARD TERMS OF SO4 AGREEMENTS

   All of the power purchase agreements for the operating Imperial Valley projects are standard offer no. 4 (or SO4) agreements, except the Salton Sea Unit I power purchase agreement and the Salton Sea Unit IV power purchase agreement. Although these SO4 agreements differ in some respects from the standard SO4 agreement, many of the provisions are the same as those found in the SO4 agreement. Below is a summary of the material terms and provisions contained in each SO4 agreement.

   Term and Termination. Each of the SO4 agreements has a contract term of 30 years from the firm operation date of the project. Upon expiration of the contract term, the SO4 agreement remains in effect until either party terminates the agreement upon 90 days prior written notice.

   The fixed price period is the first 10 years of the contract term. The fluctuating price period begins upon expiration of the fixed price period and continues for the remainder of the contract term.

   Power Purchase Provisions. The SO4 agreement provides for (1) capacity payments as described below and (2) energy payments either at an annually escalating rate or at a levelized rate for the fixed price period and energy payments based on the cost that the purchasing utility avoids by purchasing energy from the project instead of obtaining the energy from other sources for the fluctuating price period.

   Capacity Payments. A project will qualify for a fixed annual capacity payment by meeting specified performance requirements during the months of June through September of each year. The project must deliver an average kilowatt-hour output during specified on-peak hours of each month in the on-peak period at a rate corresponding to at least an 80% contract capacity factor to meet its performance requirement. The contract capacity factor equals (1) a plant's actual electricity output divided by (2) the product of the project's contract capacity and the number of hours in the measurement period (less applicable maintenance and curtailment hours). If a project maintains the required 80% contract capacity factor, then Southern California Edison must pay a fixed annual capacity payment equal to the product of the contract capacity price set forth in the agreement and the project's contract capacity. The fixed annual capacity payment is paid in monthly installments, and the monthly installment may be reduced if the contract capacity factor is less than 80% for the month. Capacity payments are weighted toward the on-peak months.

   The project company is required to annually demonstrate its contract capacity by satisfying the performance requirement. If the project company does not do so, it may be placed on probation for up to 15 months, and, if the project company cannot satisfy the performance requirement during the probationary period, the contract capacity will be reduced to the greater of
(1) what has been delivered during the probationary period or (2) what can reasonably be delivered. Additionally, failure to satisfy the performance requirement will subject the project company to the penalties described below. However, if the project company's failure to meet the performance requirement is due to a forced outage or a request by Southern California Edison to reduce delivery, Southern California Edison must continue to pay the full firm capacity payment. If the project company is unable to provide contract capacity due to uncontrollable forces (such as a flood or an earthquake), Southern California Edison must continue to pay the full firm capacity payments for 90 days from the occurrence of the uncontrollable force.

   Capacity Bonus Payments. Under the SO4 agreements, the project companies are entitled to receive capacity bonus payments in an on-peak month if the relevant project operates at least at an 85% contract capacity factor during the on-peak hours of the on-peak month, and qualifies in respect of non-peak months if the contract capacity factors for all on-peak months have been at least 85% and the project operates at a contract capacity factor of at least 85% during on-peak hours of the relevant non-peak month.

   Capacity bonus payments for each month increase with the level of kilowatt-hours delivered between the 85% and 100% contract capacity factor levels during the month. The capacity bonus payment for each month is equal to a percentage of the firm capacity payment based on the project's on-peak contract capacity factor (which percentage may not exceed 18% of one-twelfth of the firm capacity payment).

   Changes in Contract Capacity. The project company may reduce contract capacity by notice to Southern California Edison. The project company must refund Southern California Edison an amount of money equal to the difference between the accumulated monthly capacity payments paid by Southern California Edison prior to the receipt of the reduction notice and the total monthly capacity payments Southern California Edison would have paid based on the adjusted capacity price, as well as interest at the prime rate. If the project company fails to give notice, it can reduce contract capacity if it refunds said amount plus a penalty equal to the product of (1) the contract capacity being reduced, (2) the difference between the contract capacity price and the adjusted capacity price and (3) the number of years and fractions (not less than one year) by which the project company has been deficient in giving the prescribed notice. If, however, the adjusted capacity price is less than the contract capacity price, then no penalty is due.

   Energy Payments. In addition to capacity payments, each SO4 agreement provides that Southern California Edison must make monthly energy payments based on the number of kilowatt-hours of energy delivered by the relevant project during the month. Energy payments are weighted toward on-peak months and on-peak hours.

   Annual Forecast Energy Payments. The Leathers SO4 agreement is an annual forecast energy payment SO4 agreement. During the fixed price period the project company is paid a monthly energy payment based on a schedule of the forecast of the annual marginal cost of energy, which lists a price per kilowatt-hour of 15.6 cents for 1999.

   Levelized Energy Payments. Under the Salton Sea Unit II SO4 agreement, during the fixed price period the energy payments are levelized to yield an annual average of 10.6 cents per kilowatt-hour, weighted based on the relative amounts of time to which each different price applies during the summer and winter periods of a year. The project must deliver to Southern California Edison at least 70% of the average annual kilowatt-hour delivered to Southern California Edison during periods when the levelized energy payment price was greater than the energy price in the forecast of the annual marginal cost of energy schedule. If the project fails to satisfy this performance obligation or fails to perform any other contract obligations during the fixed price period, and, at that time, the net present value of the cumulative energy payments received exceeds the net present value of what the project company would have been paid under the annual forecast energy payment SO4 agreement, the project company must refund the difference. The project company must post a performance bond, guarantee, letter of credit or other security to insure payment to Southern California Edison of any refund.

   Fluctuating Energy Payments. During the fluctuating price period, all of the project companies are paid a monthly energy payment at a rate which is based on the cost that Southern California Edison avoids by purchasing energy from the project instead of obtaining the energy from other sources. Southern California Edison's avoided cost is currently determined by an approved interim formula which adjusts historic costs by an inflation/deflation factor representing monthly changes in the cost of natural gas at the California border and adjustment factors based on the time of day, week and year in which the energy is delivered. Consequently, under this methodology, energy payments under the SO4 agreements will fluctuate based on the time of generation and monthly changes in average fuel costs in the California energy market. Legislation recently adopted in California establishes that the price qualifying facilities receive as energy payments would be modified from the current short-run avoided cost basis to the clearing price established by the California power exchange once specified conditions are met. As the main condition, the legislation requires that the California Public Utilities Commission must first issue an order determining that the California power exchange is functioning properly for the purposes of determining the short-run avoided cost energy payments to be made to non-utility power generators. Additionally, the project company may, upon appropriate notice to Southern California Edison, exercise a one-time option to elect to thereafter receive energy payments based upon the clearing price from the California power exchange.

   In April 1995, Southern California Edison forecast its future costs avoided by purchasing energy from qualifying power facilities instead of obtaining it from other sources as follows:

 YEAR     LOW    MEDIAN   HIGH
------  ------ --------  ------
 1999    2.91     2.99    3.28
 2000    3.11     3.22    3.60
 2001    3.30     3.46    3.91
 2002    3.42     3.59    4.13
 2003    3.52     3.72    4.36
 2004    3.62     3.88    4.61
 2005    3.72     4.11    4.86
 2006    3.83     4.31    5.16
 2007    3.95     4.44    5.48
 2008    4.06     4.59    5.82
 2009    4.18     4.74    6.19
 2010    4.31     4.89    6.59
 2011    4.43     5.06    7.07
 2012    4.57     5.22    7.60
 2013    4.70     5.40    8.16
 2014    4.84     5.58    8.76
 2015    4.99     5.76    9.41


   The power market consultant's report (included as Appendix C to this prospectus) also contains projections of future market prices of electricity. Neither we nor any Imperial Valley assigning subsidiary has prepared or relied upon any these forecasts. We and the Imperial Valley assigning subsidiaries believe that all forecasts of energy prices are speculative in nature and that there can be no assurance that the price paid by Southern California Edison for energy in the future will be equal to any of the above forecasts. Southern California Edison's actual energy price will be dependent upon, among other factors, Southern California Edison's future fuel costs, system operation characteristics, market prices for electricity (including California power exchange prices) and regulatory action.


   Curtailment. Southern California Edison is not required to accept or purchase energy for a maximum of 300 hours per year during off-peak hours (1) if the purchase would cost more than the costs Southern California Edison would incur if it utilized energy from another source or (2) if the Southern California Edison electric system demand would require that Southern California Edison hydro-project water resources be spilled to reduce generation.

 IMPERIAL VALLEY POWER PURCHASE AGREEMENTS

   Salton Sea Unit I Power Purchase Agreement. The Salton Sea Unit I power purchase agreement is not an SO4 agreement, although as described below it contains many of the provisions customarily found in an SO4 agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of July 1, 1987. The contract capacity is 10 megawatts.

   Capacity Payments. The capacity payment is based on a firm capacity price which adjusts quarterly based on inflation-related indices. If Salton Sea Unit I is able to deliver 100% of the contract capacity set forth in the agreement, Salton Sea Unit I receives a monthly performance payment based on the then current firm capacity price multiplied by the contract capacity and the energy delivered from Salton Sea Unit I up to the contract capacity. Based on the current capacity price of $127.80 per kilowatt-year, the annual maximum capacity payment is $1,278,000. The Salton Sea Unit I power purchase agreement does not provide for bonus capacity payments.

   If Salton Sea Unit I does not meet the performance requirement, Southern California Edison may place the project on probation for a period not to exceed 15 months. If the performance requirement is not met during the probationary period, Southern California Edison may derate the contract capacity.

   Energy Payments. Salton Sea Unit I receives a monthly energy payment calculated using a base price, which is subject to quarterly adjustments based on inflation-related indices. The time period weighted average energy payment was 5.4 cents per kilowatt-hour for the year ended December 31, 1998. As the Salton Sea Unit I power purchase agreement is not an SO4 agreement, the energy payments never revert to payments based on the cost that Southern California Edison avoids by purchasing energy from Salton Sea Unit I instead of obtaining the energy from other sources.

   Salton Sea Unit II Power Purchase Agreement. Salton Sea Unit II sells electricity to Southern California Edison under a modified SO4 agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of April 5, 1990. The contract capacity is 16.5 megawatts during on-peak periods and 15 megawatts during mid-and off-peak periods.

   Capacity Payments. Salton Sea Unit II has a contract capacity price of $187 per kilowatt-year and, based on the contract capacity of 15 megawatts, the annual maximum capacity payment is $2,805,000.

   Energy Payments. The fixed price period for Salton Sea Unit II expires on April 4, 2000. During the fixed price period, the energy payment is levelized at a time weighted average of 10.6 cents per kilowatt-hour. After the fixed price period, energy payments will be based on the cost that Southern California Edison avoids by purchasing energy from Salton Sea Unit II instead of obtaining the energy from other sources. For the period from April 1, 1994 through March 31, 2004, Southern California Edison is entitled to receive, at no cost, 5% of all energy delivered in excess of contract capacity.

   Salton Sea Unit III Power Purchase Agreement. Salton Sea Unit III sells electricity to Southern California Edison under a modified SO4 agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of February 14, 1989. The contract capacity is 47.5 megawatts.

   Capacity Payments. Salton Sea Unit III has a contract capacity price of $175 per kilowatt-year and, based on the contract capacity of 47.5 megawatts, the annual maximum capacity payment is $8,312,500.

   Energy Payments. The fixed price period for Salton Sea Unit III expired on February 13, 1999 and thus energy payments are now based on the cost that Southern California Edison avoids by purchasing energy from Salton Sea Unit III instead of obtaining the energy from other sources.

   Salton Sea Unit IV Power Purchase Agreements. The Salton Sea Unit IV power purchase agreement is not an SO4 agreement, although as described below it contains many of the provisions customarily found in an SO4 agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of May 24, 1996. The contract capacity is 34 megawatts.

   Capacity Payments. Through June 30, 2017, the capacity price is $121.72 per kilowatt-year plus quarterly inflation-related adjustments for 58.8% of the contract capacity delivered by Salton Sea Unit IV. After June 30, 2017, Southern California Edison will not be obligated to purchase this 58.8% of capacity. Until the end of the contract term, Salton Sea Unit IV will be paid $158 per kilowatt-year for 41.2% of the contract capacity delivered. The 1998 capacity payment was $5,010,000. Capacity bonus payments may be earned based on the same criteria found in an SO4 agreement.

   Energy Payments. Through June 30, 2017, the energy payments for 55.6% of the total energy delivered by Salton Sea Unit IV (up to 110% of capacity) will be calculated based on a base price of

4.701 cents per kilowatt-hour, adjusted in accordance with inflation-related indices. Until the end of the contract term, the energy payments for 44.4% of the total energy delivered will be calculated according to a fixed price, based on an energy payment schedule, for the first 10 years, Southern California Edison's avoided cost plus a predetermined spread per kilowatt-hour for years 11 through 15 and Southern California Edison's avoided cost thereafter. After June 30, 2017, all energy payments will be calculated as provided in the chart below. However, Southern California Edison will not be obliged to purchase any energy attributable to 55.6% of Salton Sea Unit IV's capacity. The energy payments for the 44% portion of the agreement and, after June 30, 2017, all energy delivered under the agreement, will be as follows:

           ENERGY PAYMENT
 YEAR  (CENTS/KILOWATT-HOUR)    YEAR          ENERGY PAYMENT (CENTS/KILOWATT-HOUR)
------  ------------------- -----------  ---------------------------------------------
 1999           10.7            2006     3.5+Southern California Edison's avoided cost
 2000           10.9            2007     2.9+Southern California Edison's avoided cost
 2001           11.2            2008     2.2+Southern California Edison's avoided cost
 2002           11.7            2009     1.2+Southern California Edison's avoided cost
 2003           12.1            2010     1.0+Southern California Edison's avoided cost
 2004           12.2          2011-2025  Southern California Edison's avoided cost
 2005           12.4

   Salton Sea Unit V Power Purchase Agreement. Salton Sea Power LLC and CalEnergy Minerals LLC, the owners of the zinc facility, have entered into a power sales agreement whereby Power LLC has agreed to supply electricity to Minerals LLC and Minerals LLC has agreed to purchase its electricity requirements from Power LLC up to 49 megawatts.

   Conditions Precedent. Power LLC's and Minerals LLC's obligations under the Salton Sea Unit V power purchase agreement are subject to the prior condition that both Salton Sea Unit V and the zinc facility are ready to commence initial operation. If, by a specified date, the zinc facility is ready to commence initial operation, but Salton Sea Unit V is not, Power LLC will be liable to Minerals LLC for any resulting damages or losses. If Salton Sea Unit V is ready to commence operations before the zinc facility, Salton Sea Unit V will be entitled to sell its output to other customers until the zinc facility is ready. We expect that, under these circumstances, Salton Sea Unit V would seek to make additional short term sales of electricity through the California power exchange or in other short term transactions.

   Term. The contract term is for 25 years from the date of initial deliveries.

   Energy Payments. Power LLC will be paid a monthly energy payment equal to the product of (1) the total quantity in kilowatt-hour of electrical energy purchased and received by Minerals LLC during the month multiplied by (2) the product of the California power exchange price multiplied by a percentage to adjust for transmission losses, minus an adjustment factor based on transmission service charges.

   Elmore Power Purchase Agreement. Elmore sells electricity to Southern California Edison under an SO4 agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of January 1, 1989. The contract capacity is 34 megawatts.

   Capacity Payments. Elmore has a contract capacity price of $198 per kilowatt-year and, based on the contract capacity of 34 megawatts, the annual maximum capacity payment is $6,732,000.

   Energy Payments. The fixed price period expired on December 31, 1998 and thus energy payments are now based on the cost that Southern California Edison avoids by purchasing energy from the Elmore project instead of obtaining the energy from other sources.

   Leathers Power Purchase Agreement. Leathers sells electricity to Southern California Edison under an SO4 agreement which is identical in all material respects to the Elmore power purchase agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of January 1, 1990. The contract capacity is 34 megawatts.

   Capacity Payments. Leathers has a contract capacity price of $187 per kilowatt-year and, based on the contract capacity of 34 megawatts, the annual maximum capacity payment is $6,358,000.

   Energy Payments. The Leathers power purchase agreement is an annual forecast energy payment SO4 agreement. The fixed price period expired on December 31, 1999, and thus energy payments are based on the cost that Southern California Edison avoids by purchasing energy from the Leathers project instead of obtaining the energy from other sources.

   Del Ranch Power Purchase Agreement. Del Ranch sells electricity to Southern California Edison under an SO4 agreement which is identical in all material respects to the Elmore power purchase agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of January 2, 1989. The contract capacity is 34 megawatts.

   Capacity Payments. Del Ranch has a contract capacity price of $198 per kilowatt-year and, based on the contract capacity of 34 megawatts, the annual maximum capacity payment is $6,732,000.

   Energy Payments. The fixed price period expired on December 31, 1998 and thus energy payments are now based on the cost that Southern California Edison avoids by purchasing energy from the Del Ranch project instead of obtaining the energy from other sources.

   Vulcan Power Purchase Agreement. Vulcan sells electricity to Southern California Edison under an SO4 agreement.

   Term and Contract Capacity. The contract term is for 30 years from the firm operation date of February 10, 1986. The contract capacity is 29.5 megawatts.

   Capacity Payments. Vulcan has a contract capacity price of $158 per kilowatt-year and, based on the contract capacity of 29.5 megawatts, the annual maximum capacity payment is $4,661,000.

   Energy Payments. The fixed price period expired on February 9, 1996. As a result, energy payments for the balance of the contract term will be based on the cost that Southern California Edison avoids by purchasing energy from the Vulcan project instead of obtaining the energy from other sources.

 TRANSMISSION SERVICE AGREEMENTS

   Salton Sea Unit I delivers electricity to Southern California Edison at the Salton Sea Unit I site. Each of the other operating Imperial Valley projects delivers electricity to Southern California Edison on transmission lines owned by the Imperial Irrigation District. These transmission lines interconnect the operating plants with Southern California Edison's transmission system. Transmission service charges are paid monthly to the Imperial Irrigation District under transmission service agreements. The transmission service agreement for Salton Sea Unit II expires in 2020; for Salton Sea Unit III in 2019; and for Salton Sea Unit IV in 2026. The transmission service agreements for the Leathers project, the Elmore project, the Del Ranch project and the Vulcan project expire in 2015.

   Salton Sea Power LLC has entered into a transmission service agreement with the Imperial Irrigation District for Salton Sea Unit V and CE Turbo LLC has entered into a transmission service agreement with the Imperial Irrigation District for the CE Turbo project. These new agreements are similar to the transmission service agreements for the operating Imperial Valley projects and their terms are 30 years from the date of initial service. Power LLC has also entered into a construction agreement with the Imperial Irrigation District which obligates the Imperial Irrigation District to construct the necessary transmission facilities to provide the transmission and distribution services for Salton Sea Unit V and the CE Turbo project described above.

OPERATION AND MAINTENANCE SERVICES

   CalEnergy Operating Corporation provides day-to-day operation and maintenance services for the Imperial Valley projects under long-term operation and maintenance agreements with the Imperial

Valley project companies. The services provided by CalEnergy Operating under the operation and maintenance agreements include, among other services, plant operations, development and implementation of preventive maintenance plans, maintenance of inventory, procurement of spare parts and disposal of spent geothermal brine. CalEnergy Operating is reimbursed by the Imperial Valley project companies for its actual costs and expenses incurred in the provision of services under the operation and maintenance agreements.

ADMINISTRATIVE SERVICES

   Magma provides administrative, management and technical services for Salton Sea Units I-V and the CE Turbo project under long-term administrative services agreements with the relevant Imperial Valley project companies. CalEnergy Operating provides administrative, management and technical services for the Vulcan, Elmore, Del Ranch and Leathers projects under long-term administrative services agreements with the relevant Imperial Valley project companies. The services provided by Magma and CalEnergy Operating under the administrative services agreements include, among other services, (1) ordinary services such as general bookkeeping and financial accounting services, general legal services, personnel administration and payroll services, energy marketing services and assistance in obtaining necessary franchises and permits, and (2) technical services such as environmental compliance services, industrial hygiene and structural engineering. Magma and CalEnergy Operating receive an administrative fee equal to their actual costs plus a reasonable profit and a technical fee equal to an amount specified in the agreements. The fees received by Magma under the administrative services agreements will be included in Magma's available cash flow.


   Magma and CalEnergy Operating used to provide services to the Imperial Valley project companies under the administrative services agreements using CalEnergy Operating personnel, supplemented by personnel from MidAmerican. In connection with the divestiture of 50% of our interests to El Paso Energy, we entered into an administrative services agreement with MidAmerican in order to provide administrative services that have customarily been provided by MidAmerican for the Imperial Valley projects. This agreement will provide that MidAmerican will be paid (1) for its actual out-of-pocket costs to third parties and (2) a separate fee for services provided by MidAmerican employees and use of MidAmerican assets. The fee described in clause (2) will be subordinate to payment of debt service on the securities.


SURFACE LAND USE

 IMPERIAL IRRIGATION DISTRICT

   Salton Sea Brine Processing and Salton Sea Power Generation entered into a ground lease with the Imperial Irrigation District. The Imperial Irrigation District has leased the real property on which Salton Sea Units I and II are located, consisting of approximately 117 acres, to Salton Sea Brine Processing and Salton Sea Power Generation for a period of 33 years. The Salton Sea Units I and II ground lease is triple net with original base rental payments of $400 per acre per annum. Every 5 years this per acre price may be adjusted based on changes in the consumer price index as specified in the lease. The Salton Sea Units I and II ground lease permits improvements and construction on the leased property to increase capacity.

 MAGMA

   Magma and its affiliates Imperial Magma LLC and Magma Land Company I control the land on which the Imperial Valley projects (other than Salton Sea Units I and II) are located through a combination of fee, leasehold and royalty interests. The Imperial Valley project companies have entered into long-term agreements with Magma, Imperial Magma and Magma Land to obtain the surface rights necessary to operate their projects. The payments received by Magma, Imperial Magma and Magma Land under the surface land use agreements will be included in Magma's available cash flow.

GEOTHERMAL RIGHTS


   Magma and Magma Land hold rights to use underground geothermal resources in the Imperial Valley through a combination of fee and leasehold interests. Magma and Magma Land have granted the Imperial Valley project companies the rights to use these resources for power production purposes at their respective projects under long-term easement agreements. We believe that the Imperial Valley project companies have sufficient rights to geothermal resources to operate their projects at capacity until the final maturity date of the securities.


CONSTRUCTION CONTRACTS

 SALTON SEA UNIT V

   Stone & Webster agreed to design, engineer, procure, construct, commission and test Salton Sea Unit V for an aggregate fixed price of $91,787,000. If Salton Sea Unit V fails to satisfy performance guarantees regarding energy production, thermal energy production and brine temperature, Stone & Webster must pay performance liquidated damages in accordance with the terms of the Salton Sea Unit V construction contract. Stone & Webster will also be obligated to pay delay liquidated damages if Salton Sea Unit V is not completed on schedule. If Stone & Webster completes construction ahead of schedule, Salton Sea Power LLC must pay a bonus to Stone & Webster. Stone & Webster's liability for liquidated damages under the contract is limited to 20% of the contract price and its aggregate liability thereunder is limited to the full contract price. Stone & Webster's payment and performance obligations under the Salton Sea Unit V construction contract are guaranteed by its parent, Stone & Webster, Incorporated. Salton Sea Unit V is expected to commence commercial operation in mid-2000.

 CE TURBO PROJECT

   Stone & Webster agreed to design, engineer, procure, construct, commission and test the CE Turbo project, as well as make capital improvements to the brine facilities at the Imperial Valley projects, for an aggregate fixed price of $49,800,000. If the CE Turbo project fails to satisfy performance guarantees regarding energy production, Stone & Webster must pay performance liquidated damages in accordance with the terms of the CE Turbo construction contract. Stone & Webster will also be obligated to pay delay liquidated damages if the CE Turbo project is not completed on schedule and is entitled to a bonus if construction is completed ahead of schedule. Stone & Webster's liability for liquidated damages under the contract is limited to 20% of the contract price and its aggregate liability thereunder is limited to the full contract price. Stone & Webster's payment and performance obligations under the CE Turbo construction contract are guaranteed by its parent, Stone & Webster. The CE Turbo project is expected to commence commercial operation in mid-2000.

PROJECT COMPANY OWNERSHIP

 SALTON SEA PROJECTS

   Salton Sea Units I, II and III are owned by Salton Sea Power Generation, Salton Sea Unit IV is owned by Salton Sea Power Generation and Fish Lake Power LLC and Salton Sea Unit V is owned by Salton Sea Power LLC. Salton Sea Power Generation is 99% owned by Salton Sea Brine Processing and 1% owned by Salton Sea Power, which in turn is 99% owned by Magma and 1% owned by Salton Sea Funding Corporation. Salton Sea Power also owns a 1% general partnership interest in Salton Sea Brine Processing and Magma owns a 99% limited partnership interest Salton Sea Brine Processing. Ninety-nine percent of the capital stock of Fish Lake is owned by Magma, with Salton Sea Funding Corporation owning the remaining 1%. CE Salton Sea Inc. owns 100% of the membership interests in Power LLC. Magma owns 99% of the capital stock of CE Salton Sea and Salton Sea Funding Corporation owns the remaining 1%. Magma owns 100% of the capital stock of Salton Sea Funding Corporation, and we own 100% of the capital stock of Magma. Below is a chart illustrating the ownership structure for Salton Sea Units I-V.

[BLOCK CHART SHOWING THE OWNERSHIP STRUCTURE OF SALTON SEA UNITS I-V]



 PARTNERSHIP PROJECTS

   The Leathers Project is owned by Leathers, the Del Ranch project is owned by Del Ranch, the Elmore project is owned by Elmore, the Vulcan project is owned by Vulcan and the CE Turbo project is owned by Turbo LLC. Each of Leathers, Del Ranch and Elmore are 40% owned by CalEnergy Operating and 10% owned by Magma. The remaining 50% of the interests in Leathers, Del Ranch and Elmore are owned by San Felipe Energy Company, Conejo Energy Company and Niguel Energy Company, respectively. San Felipe, Conejo and Niguel are each wholly-owned by CalEnergy Operating. Each of Vulcan Power Company and VPC Geothermal LLC own a 50% interest in Vulcan. VPC Geothermal is wholly owned by Vulcan Power. CalEnergy Operating and Vulcan Power are 99% owned by Magma and 1% owned by Salton Sea Funding Corporation. CE Salton Sea owns 100% of Turbo LLC. Below is a chart illustrating the ownership structure for the Vulcan, Del Ranch, Elmore, Leathers and CE Turbo projects.



[BLOCK CHART SHOWING THE OWNERSHIP STRUCTURE OF THE ELMORE, DEL RANCH, VULCAN, LEATHERS AND CE TURBO PROJECTS]

PROJECT FINANCING DEBT

   The revenues received by the Imperial Valley project companies from the geothermal projects and the zinc facility are used to make payments on outstanding senior secured bonds issued by Salton Sea Funding Corporation in multiple series. As of September 30, 1999, outstanding Imperial Valley project financing debt totaled $597.9 million and consisted of the following:

   o  $33,482,000 of 6.69% Series A Senior Secured Notes due 2000;

   o  $104,378,000 of 7.37% Series B Senior Secured Bonds due 2005;

   o  $109,250,000 of 7.84% Series C Senior Secured Bonds due 2010;

   o  $6,825,000 of 7.02% Series D Senior Secured Bonds due 2000;

   o  $58,961,000 of 8.30% Series E Senior Secured Bonds due 2011; and

   o  $285,000,000 of 7.475% Series F Senior Secured Bonds due 2018.

   Collateral; Guarantees. The proceeds of the Imperial Valley project financing debt were loaned by Salton Sea Funding Corporation to subsidiaries of Magma. The Imperial Valley project financing debt is secured by a pledge of the capital stock of Salton Sea Funding Corporation and guaranteed by the Magma subsidiaries. These loans and guarantees are secured by the following collateral:

   o an assignment of the revenues, equity distributions and royalties received by the Magma subsidiaries;

   o a lien on substantially all of the assets of the Magma subsidiaries, including the geothermal projects and related material contracts; and

   o  a pledge of the equity interests in the Magma subsidiaries.

   In connection with the divestiture of 50% of our interests to El Paso Power, MidAmerican provided a guarantee to Salton Sea Funding Corporation of the payment by the owners of the zinc facility of a portion of the principal of and interest on the loans made to the Magma subsidiaries.

   Additional Project Debt. The Imperial Valley project financing documents permit the incurrence of the following additional project-level debt, subject to the satisfaction of debt service coverage tests, ratings confirmations and other conditions described in the Imperial Valley project financing documents:

   o debt incurred to finance additional permitted power facilities in the Imperial Valley region;

   o debt incurred to finance capital improvements to the Imperial Valley projects required to comply with applicable laws;

   o debt incurred to finance discretionary capital improvements to the Imperial Valley projects;

   o  up to $15 million of working capital debt;

   o debt incurred in connection with a debt service reserve letter of credit;

   o debt incurred in connection with permitted interest rate protection agreements;

   o up to $30 million of debt incurred in connection with the development, construction, ownership, operation, maintenance or acquisition of permitted power facilities; and

   o up to $200 million of subordinated debt from affiliates for purposes specified in the Imperial Valley project financing documents.

   Distributions. Distributions are permitted under the Imperial Valley project financing documents upon the satisfaction of the following conditions:

   o  the project accounts are fully funded;

   o  no default or event of default has occurred and is continuing;

   o the debt service coverage ratio for the prior four fiscal quarters is at least 1.4 to 1.0, if the distribution occurs prior to 2000, or 1.5 to 1.0, if the distribution occurs during or after 2000;

   o there are sufficient geothermal resources to operate the Imperial Valley projects at their required levels; and

   o each Imperial Valley project under construction will not have failed to be completed by its guaranteed substantial completion date (or, in the alternative, buy-down or ratings confirmation requirements will have been satisfied).

SELECTED FINANCIAL INFORMATION


   The Imperial Valley project companies made distributions to the assigning subsidiaries in 1996, 1997 and 1998 in the amounts of approximately $75.3 million, $146.4 million and $134.0 million, respectively.

                               SARANAC PROJECT

   The Saranac project is a 240 megawatt natural gas-fired combined cycle cogeneration facility located in Plattsburgh, New York. The Saranac project is owned by Saranac Power Partners, L.P. and commenced commercial operation in June 1994. Below is a chart illustrating the commercial structure of the Saranac project.


[BLOCK CHART SHOWING THE COMMERCIAL STRUCTURE OF THE SARANAC PROJECT]



SALE AND TRANSMISSION OF POWER

 SARANAC POWER PURCHASE AGREEMENT

   Saranac sells capacity and energy from the Saranac project to New York State Electric and Gas under the Saranac power purchase agreement. The initial term of the Saranac power purchase agreement expires in June 2009. The contract capacity under the Saranac power purchase agreement is 240 megawatts. New York State Electric and Gas's long-term debt obligations were rated "Baa1" by Moody's and "BBB" by S&P as of January 1999.

   Payments for Actual Generation. The Saranac power purchase agreement provides for payments by New York Electric and Gas for electricity produced by the Saranac project at fixed prices specified in a schedule set forth in the Saranac power purchase agreement, which include both a capacity component and an energy component. Peak-hour pricing, which applies from 7:00 a.m. to 10:00 p.m., weekdays, excluding holidays, ranges from 10.34 cents per kilowatt-hour in 1999 to 15.82 cents per kilowatt-hour in 2009. Off-peak hour pricing ranges from 6.09 cents per kilowatt-hour in 1999 to 9.39 cents per kilowatt-hour in 2009. New York State Electric and Gas has sought to reduce these rates on the alleged grounds that they exceed the levels permitted under the Public Utility Regulatory Policies Act.

   Dispatch and Curtailment. By an amendment to the Saranac power purchase agreement, New York State Electric and Gas obtained limited rights to dispatch the Saranac project at less than full capacity, agreed to make payments in connection with any dispatch below full capacity based on the amounts Saranac would have received if it had delivered electricity less amounts saved as a result of its lower level of operation, and waived curtailment rights under FERC regulations that might otherwise be claimed to apply.

   Regulatory and Other Termination Rights. New York State Electric and Gas may terminate the Saranac power purchase agreement without liability to Saranac if the Saranac project ceases to be a qualifying facility under the Public Utility Regulatory Policies Act. In the event New York State Electric and Gas terminates the Saranac power purchase agreement as a result of a default by Saranac, Saranac is obligated to pay New York State Electric and Gas an amount equal to the difference between the total amount paid by New York State Electric and Gas for electricity under the Saranac power purchase agreement prior to the termination and the amount New York State Electric and Gas would have paid for the electricity during the term of the Saranac power purchase agreement at a price based on the cost that New York State Gas and Electric avoids by purchasing energy from the Saranac project instead of obtaining the energy from other sources, plus interest. Saranac has secured this obligation by a mortgage on and security interest in the Saranac project which is subordinated to the liens of the Project lenders under the Saranac project financing documents.

   Other Rights of New York State Electric and Gas. If:

   o Saranac fails to operate the plant for a sufficient period of time as to create a reasonable expectation that Saranac does not intend to resume operation;

   o  a bankruptcy or foreclosure proceeding against Saranac commences;

   o deficiencies in project maintenance as determined by the lenders' independent engineer are not remedied by Saranac within the time specified by this engineer; or

   o  a default occurs under Saranac's agreements with its lenders,

then New York State Electric and Gas has the right to step in and operate the Saranac project until the circumstance giving rise to this right has been remedied, subject to the rights of the project lenders under the Saranac project financing documents. None of these circumstances currently exist.

 INTERCONNECTION

   The facilities necessary to interconnect the Saranac project to the New York State Electric and Gas system were constructed at Saranac's expense and are owned and maintained by New York State Electric and Gas. Under the Saranac power purchase agreement, New York State Electric and Gas is required to arrange for the transmission of electricity generated by the Saranac project to the extent necessary for the operation of the New York State Electric and Gas system. For this transmission, Saranac made payments to New York State Electric and Gas which were approximately $5,050,000 in 1998, and which increase by 5% each year.

SALE OF THERMAL ENERGY

   Saranac sells steam to Georgia-Pacific and Tenneco Packaging under long-term steam sales agreements. We believe these agreements will enable Saranac to sell the minimum annual quantity of thermal energy necessary for the Saranac project to maintain its qualifying facility status under the Public Utility Regulatory Policies Act for the term of the Saranac power purchase agreement.

FUEL PROCUREMENT

 NATURAL GAS SUPPLY

   Saranac entered into a gas sale and purchase agreement with Shell Canada Limited which provides for the delivery of a maximum daily volume of 51,000 MMBtu of gas on a firm basis for 15 years, expiring in May 2007. The agreement has been assigned to Coral Energy Canada, an affiliate of Shell Canada, and guaranteed by Shell Canada. The gas supply agreement provides for an initial gas price of $2.97 per MMBtu (1994 dollars), which escalates at 4% annually, and Saranac must pay the unutilized firm transportation costs incurred by Coral Energy if Saranac does not take the maximum daily volume of gas. In each year during the term of the gas supply agreement, Saranac is obligated to take or pay for an amount of gas equal to at least 80% of the aggregate of the maximum daily volumes of gas for each day in the year.

 NATURAL GAS TRANSPORTATION

   Saranac entered into an agreement for firm gas transportation service with TransCanada Pipelines Limited, which expires on the later of October 2008 or another date determined by Saranac, but in no case later than March 2010. The TransCanada gas transportation agreement provides for transportation of a maximum daily volume of gas not to exceed 53,000 MMBtu from the Alberta/Saskatchewan border to the United States/Canada border. Saranac assigned the TransCanada gas transportation agreement to Shell Canada, which pays TransCanada a portion of the payments it receives from Saranac for gas supply under the gas supply agreement described above.

   North Country Gas Pipeline Corporation, a wholly-owned subsidiary of Saranac, transports the gas required for operation of the Saranac project from the United States/Canada border approximately 22 miles to the Saranac project. North Country has entered into a gas transportation agreement with Saranac which expires in June 2024, but which can be terminated by Saranac upon one year's notice after June 2009. The North Country gas transportation agreement provides for daily deliveries of gas up to a maximum of 51,000 MMBtu on a firm basis and 5,000 MMBtu on an interruptible basis. The payments made by Saranac under the North Country gas transportation agreement provide for a recovery of North Country's costs of acquiring, financing and maintaining its pipeline facilities.

OPERATION AND MAINTENANCE SERVICES

   Saranac entered into a 16-year agreement with Falcon Power Operating which expires in July 2010 for the operation and maintenance of the Saranac project. The duties of Falcon Power Operating under this agreement include coordinating day-to-day operations with New York State Electric and Gas and the purchasers of thermal energy from the Saranac project, performing routine on-line maintenance and scheduled off-line maintenance, taking corrective action with respect to any unscheduled outages and providing reports to Saranac regarding the amount of electricity and thermal energy generated, the volume of fuel consumed and the level of usage of other utilities. Falcon Power Operating is paid a fixed monthly management fee of $125,000, adjusted annually for cost of living increases, and is reimbursed for the direct costs of its services. Falcon Power Operating is entitled to a bonus or is required to pay a penalty based on the annual availability and heat rate of the Saranac project, provided that the total bonus or penalty in any year may not exceed 50% of the aggregate management fees for the year. Saranac may terminate the Saranac operation and maintenance agreement if, due to Falcon Power Operating's operation of the Saranac project, the annual availability of the Saranac project is less than 86% of its potential availability or the average annual heat rate exceeds the maximum rate specified in the agreement. The liability of each of Falcon Power Operating and Saranac (other than for penalties and bonuses) under the operation and maintenance agreement is limited to an aggregate amount not to exceed $1.5 million in excess of any available insurance proceeds.

OWNERSHIP OF PROJECT SITE

   Title to the Saranac project and the interests in the land on which it was constructed are held by the County of Clinton Industrial Development Agency. Saranac occupies the Saranac project site under an installment sale agreement with the Clinton IDA. The Clinton IDA has agreed to sell the property to Saranac for payments equal to the amounts due from the Clinton IDA with respect to the Saranac project financing documents and other expenses incurred by the Clinton IDA relating to the Saranac project. The installment sale agreement will terminate and the property will be conveyed to Saranac in 2024. The Clinton IDA has entered into a similar installment sale agreement with North Country with respect to the pipeline facilities used by North Country to transport gas to the Saranac project, which terminates in 2009.

PROJECT COMPANY OWNERSHIP

   Saranac Energy Company, Inc., an indirect wholly-owned subsidiary of Falcon Seaboard Resources, is the sole general partner of Saranac and also owns a limited partnership interest in

Saranac. The other limited partners in Saranac are TPC Saranac Partner One, Inc. and TPC Saranac Partner Two, Inc., each a wholly-owned indirect subsidiary of Tomen Corporation, and GE Capital. Below is a chart illustrating the ownership structure for the Saranac project.



[BLOCK CHART SHOWING THE OWNERSHIP STRUCTURE OF THE SARANAC PROJECT]


------------
(1) The respective percentages of distributions allocated to Saranac Energy Company, the TPC Saranac partners and GE Capital are set forth in the Saranac partnership agreement and described below.

PROJECT FINANCING DEBT

   Saranac and the Clinton IDA financed the construction of the Saranac project with commercial term loans made under the Saranac credit agreement. GE Capital, which holds the largest percentage of the debt outstanding under the Saranac credit agreement, is also a limited partner in Saranac. As of September 30, 1999, the aggregate principal amount outstanding under the Saranac credit agreement was $183.1 million. Through swap arrangements, the interest rate on all of the term loans outstanding under the Saranac credit agreement has been fixed at a current annual rate of 8.185%, which will increase to 8.31% in October 2001 and 8.56% in October 2005. In addition to the outstanding term loans, the Saranac credit agreement provides for the issuance of up to $20.5 million in letters of credit for Coral Energy and up to $6.6 million for a letter of credit to secure a debt service reserve fund to support the Saranac project financing debt. The term loans outstanding under the Saranac credit agreement mature on March 31, 2008 and are payable in 54 quarterly principal installments which increase in annual aggregate amount from $6.14 million in 1998 to $34.38 million in 2007.

   Collateral. Saranac is jointly and severally liable with the Clinton IDA on the loans outstanding under the Saranac credit agreement, and the liability of the Clinton IDA is limited to recourse to the Saranac project. Saranac's obligations under the Saranac project financing documents are secured by liens on substantially all of the real and personal property of Saranac.

   Limitation on Distributions. Distributions to the Saranac partners may be made monthly with excess cash flow from the Saranac project, to the extent permitted by the Saranac partnership agreement, upon satisfaction of the following conditions:

   (1) no default or event of default has occurred under the Saranac project financing documents;

   (2) all project accounts are fully funded to their required levels; and

   (3) the debt service coverage ratio for the preceding three-month period is at least 1.20 to 1.0.

If the debt service coverage ratio test described in clause (3) immediately above is not satisfied for six consecutive quarters, all amounts otherwise distributable to the Saranac partners for the next three months will be retained for application to mandatory prepayment of amounts owing under the Saranac project financing documents.

   Additional Debt. Saranac is prohibited from incurring debt other than under the Saranac project financing documents, except for:

   (1) customary trade debt;

   (2) debt not to exceed $750,000 incurred in accordance with the approved Saranac operating budget;

   (3) debt incurred to redeem the Saranac limited partnership interest of GE Capital upon specified regulatory events; this debt must be repaid only from amounts which would otherwise have been distributed to GE Capital in respect of its Saranac limited partnership interest;

   (4) intercompany debt between Saranac and North Country; and

   (5) debt secured by (a) liens securing the purchase of property in an aggregate principal amount not to exceed $250,000 and (b) liens in favor of New York State Electric and Gas, Georgia-Pacific and the Clinton County Development Corp. permitted under the Saranac project financing documents.

PARTNERSHIP DISTRIBUTIONS

   Each of the Saranac partners has an interest in cash distributions by Saranac which changes when after-tax rates of return specified in the Saranac partnership agreement are achieved by GE Capital and the TPC Saranac partners on their contributions to Saranac. The cash distributions of Saranac are divided into three levels:

   o Level 1: distributions in fixed amounts payable during the first 15 years of operation of the Saranac project, which are applied first to pay debt service and other amounts due under the Saranac project financing documents and any refinancing loans, with the remainder paid to GE Capital to enable it to achieve a base rate of return;

   o Level 2: distributions of the Saranac available cash remaining after payment of the level 1 distributions during the first 15 years of operation of the Saranac project. During the first 15 years of operation of the Saranac project, Saranac Energy will receive 63.51% of the level 2 distributions until TPC Saranac partners achieve an 8.35% rate of return and, after this return is achieved, which we expect to occur in 2000, Saranac Energy will receive 81.18% of the level 2 distributions.

   o Level 3: distributions after the first 15 years of operation of the Saranac project. After the first 15 years of operation of the Saranac project, Saranac Energy will receive 68% of the level 3 distributions until GE Capital achieves a supplemental rate of return specified in the Saranac partnership agreement and, thereafter, Saranac Energy will receive 76% of the level 3 distributions.

   Distributions which would otherwise be payable to Saranac Energy and the TPC Saranac partners on a quarterly basis may be required to be retained in a reserve account established under the Saranac project financing documents. If the ratio of available cash from the Saranac project to the scheduled level 1 distributions is less than 1.40 to 1.0 for any quarter, all level 2 distributions payable to Saranac Energy will be retained in the reserve account. If this situation continues for three consecutive quarters, the amount on deposit in the reserve account will be distributed to GE Capital as an early level 1 distribution. When the level 1 distribution ratio has been maintained at 1.40 to 1.0 or greater for three consecutive quarters, the amount on deposit in the reserve account will be released to Saranac Energy. Amounts otherwise distributable to Saranac Energy may also be retained in a reserve account if an event has occurred which if not cured would give GE Capital the right to replace Saranac Energy as the general partner of Saranac. These amounts will be paid to GE Capital if the event is not cured.

SELECTED FINANCIAL INFORMATION

   Saranac made distributions to Saranac Energy in 1995, 1996, 1997 and 1998 in the amounts of approximately $13.3 million, $21.7 million, $22.8 million and $16.2 million, respectively.

                           POWER RESOURCES PROJECT

   The Power Resources project is a 200 megawatt natural gas-fired combined cycle cogeneration facility located near Big Spring, Texas. The Power Resources project is owned by Power Resources, Inc. and commenced commercial operation in June 1988. Below is a chart illustrating the commercial structure of the Power Resources project.



[BLOCK CHART SHOWING THE COMMERCIAL STRUCTURE OF THE POWER RESOURCES PROJECTS]



SALE AND TRANSMISSION OF POWER

 POWER RESOURCES POWER PURCHASE AGREEMENT

   Power Resources sells capacity and energy to Texas Utilities under the Power Resources power purchase agreement. The initial term of the Power Resources power purchase agreement expires in September 2003. The contract capacity under the Power Resources power purchase agreements is 200 megawatts. Texas Utilities' long-term unsecured debt obligations were rated "Baa1" by Moody's, "BBB" by S&P and BBB+ by Duff & Phelps as of January 1999.

   Payments. The Power Resources power purchase agreement provides for payments by Texas Utilities for capacity and energy produced by the Power Resources project according to a fixed schedule set forth in the contract. The capacity and energy rates for the remaining term of the Power Resources power purchase agreement are as follows:

                    CAPACITY              ENERGY
YEAR           ($/KILOWATT/MONTH) (CENTS/KILOWATT-HOUR)
------------- ------------------  ----------------------
1999  ........       16.24                 3.17
2000  ........       16.81                 3.28
2001  ........       17.40                 3.40
2002  ........       18.00                 3.52
2003  ........       18.63                 3.64

   However, for any month in which the rolling 12-month average capacity factor exceeds 72.5%, Power Resources is paid an energy payment for the billing kilowatt-hour for the months which are in excess of the 72.5% annual capacity factor at a rate based on 99% of Texas Utilities' average cost of gas and a specified heat rate. There is no change in the capacity payment in this circumstance.

   Backdown. Texas Utilities has the right to request Power Resources to backdown generation by up to 200,000 megawatt-hour per year. In addition. subject to limitations specified in the Power Resources power purchase agreement, Texas Utilities may request additional backdown. Over the last five years, Texas Utilities has taken 300,000 megawatt-hour of backdown each year. We believe that 300,000 megawatt-hour represents the upper limit on annual backdown.

   Texas Utilities Purchase Option. Texas Utilities has the option to purchase the Power Resources project at the end of the term of the Power Resources power purchase agreement. In addition, during the term of the Power Resources power purchase agreement and for a period of one year following the expiration of the agreement, Texas Utilities has a right of first refusal to purchase the Power Resources project if Power Resources determines to lease, sell or otherwise dispose of the Power Resources project. The purchase price will be the agreed-upon appraised fair market value for the Power Resources project.

   Arbitration. Disputes regarding replacement of integral components of the Power Resources project (including the generator stator, generator rotor, main power transformer or steam turbine) and disputes concerning sales of the Power Resources project assets in connection with Texas Utilities' option to purchase or right of first refusal are subject to arbitration under the Texas General Arbitration Act.

 INTERCONNECTION

   At Power Resources' expense, Texas Utilities modified an existing switching station and existing transmission facilities and constructed new transmission facilities in order to facilitate the signing of the Power Resources power purchase agreement. Power Resources constructed an auxiliary switchyard and substation to complete the interconnection. The Power Resources-constructed facilities are required to interconnect with Texas Utilities' facilities. The interconnection facilities are operated and maintained by Texas Utilities for a minimal fee payable by Power Resources.

SALE OF THERMAL ENERGY

   Power Resources has entered into a 15-year thermal energy purchase agreement with Fina Oil and Chemical under which Power Resources agrees to supply Fina with up to 150,000 pounds per hour of process thermal energy for use in Fina's oil refinery, which is adjacent to the Power Resources project. Fina returns any resulting thermal energy condensate to the Power Resources project for re-use. The initial term of the agreement expires in September of 2003, but the agreement is subject to extension upon mutual consent by the parties. As long as Power Resources meets its supply obligations under the thermal energy purchase agreement, Fina is required to purchase at least the minimum amount of thermal energy per year required to allow the Power Resources project to maintain its qualifying facility status, even if the oil refinery is closed or if Fina builds its own cogeneration facility. The thermal energy purchase price is $2.48 per thousand pounds based on a base rate of $2.00 escalating at 2% annually from the commencement of delivery. If Fina closes the refinery, the purchase price would be 60% of the contractual rate. We believe that the refinery is critical to Fina's operations and is likely to continue production through at least the end of the Power Resources power purchase agreement term in 2003.

FUEL PROCUREMENT

 NATURAL GAS SUPPLY

   Under a fuel purchase agreement between Fina and Power Resources, Power Resources is obligated to purchase, at $2.79 per MMbtu for 1999 escalating by 2% per year thereafter, an average of 3,600 million MMBtu per day of refinery gas for use in the Power Resources project's combustion turbines. To meet its additional gas requirements, Power Resources has entered into a gas purchase agreement with CE Texas Gas, which expires on December 30, 2003. The contractual rates under this gas purchase agreement are fixed at $2.98 per MMBtu for 1998 and escalate by 3.0% per year thereafter, plus an annual reservation fee of $580,842 which also escalates by 3.0% per year. Power

Resources pays a fuel transportation charge to CE Texas Gas of $0.075 per MMBtu for each MMBtu delivered by CE Texas Gas up to an average of 25,000 MMBtu per day, and $0.06 per MMBtu delivered which exceeds an average of 25,000 MMBtu per day, calculated on a monthly basis. In order to meet its supply requirements to Power Resources, CE Texas Gas entered into a gas purchase agreement with Louis Dreyfus Natural Gas Corporation which expires on October 1, 2003. Under this agreement, Dreyfus will make available, sell and deliver to CE Texas Gas on a firm basis, and CE Texas Gas will purchase and receive from Dreyfus on a firm basis, contracted amounts of gas, allocated among four pricing tiers, sufficient to meet the operating requirements of the Power Resources project. If Dreyfus fails to perform under the contract, Dreyfus must reimburse CE Texas Gas for any additional costs which CE Texas Gas incurs in obtaining the required natural gas. If CE Texas Gas fails to purchase the agreed amount of natural gas, it must reimburse Dreyfus for any amount of natural gas that Dreyfus is unable to resell in the spot market. The first tier of gas deliveries are made according to a fixed price which is $2.23 per MMBtu in 1999 and which incrementally increases to $2.51 per MMBtu in 2003 for up to 31,200 MMBtu per day. The second tier quantities are set at the West Texas spot price plus 5 cents per MMBtu for up to an additional 3,000 MMBtu per day. The third tier of purchases is for up to an additional 15,000 MMBtu per day, and prices for the third and fourth tiers are negotiated between Dreyfus and Power Resources.

 NATURAL GAS TRANSPORTATION

   Under the terms of the Dreyfus gas purchase agreement, Dreyfus will deliver gas into various interconnection points of the Westar Transmission System. CE Texas Gas has entered into long-term transmission agreements with Westar for the delivery of gas to the Power Resources project. Under these gas transportation agreements, CE Texas Gas pays been $0.06 and $0.12 per MMBtu to transport the gas, depending on the point of entry into the Westar pipeline system. These agreements are effective until September 30, 2003.

WATER SUPPLY

   In addition to the thermal energy condensate returned to the Power Resources project by Fina under the thermal energy purchase agreement, the Power Resources project receives up to 155 gallons of water per minute from the Colorado Municipal Water District under an agreement which expires in September 2003 and up to 65 gallons of water per minute from Sid Richardson Carbon Limited under an agreement which expires in April 2007. The rate paid by Power Resources under the Colorado Municipal Water District agreement is the same rate as that charged to the City of Big Spring, Texas for water supply, subject to a minimum of $0.60 per thousand gallons. Power Resources pays a rate of $1.08 (escalated at 3% annually) per thousand gallons under the Sid Richardson Carbon Limited agreement, so long as the water provided satisfies agreed-upon conductivity standards.

OPERATION AND MAINTENANCE SERVICES

   Operation and maintenance services for the Power Resources project are provided by Falcon Power Operating under an operation and maintenance agreement which expires in January 2004. Falcon Power Operating is obligated to provide all services, personnel, insurance and materials necessary to operate and maintain the Power Resources project in accordance with prudent operating practices and contractual requirements. Power Resources is obligated to reimburse Falcon Power Operating on a monthly basis for operating costs and pay Falcon Power Operating an operator fee. The fee is subject to adjustment for operating bonuses or liquidated damages based on the Power Resources project's capacity factor. The operator fee is $1.14 million annually as of 1998, which fee is comprised of a management fee of $0.24 million per year (with no escalation) and an operating fee of $0.9 million in 1998, escalating at 3.5% per year.

USE OF PROJECT SITE

   Power Resources leases the real property on which the Power Resources project is located from Fina for a nominal rent under a lease agreement which expires on November 21, 2004. The term of the lease may be extended for an additional 15-year period at Power Resources' option and will be automatically extended for an additional period if Power Resources and Fina elect to extend the term of the thermal energy purchase agreement. Power Resources has a right of first refusal under the lease agreement if Fina receives an offer to purchase all or any portion of the leased property. Except in limited circumstances, either party may terminate the lease agreement upon an event of default by the other party under the thermal energy purchase agreement. In addition, Power Resources owns the fee title to a number of parcels of land adjacent to the property leased from Fina on which are located related support facilities. Power Resources has the benefit of non-exclusive easements over property adjacent to the Power Resources project under an easement agreement with Fina. These easements include the right of pedestrian access, railway access, storm water drainage, waterline services and wastewater connection to the existing salt water disposal well.

   Power Resources also pays an annual fee of $39,753 to the City of Big Spring, Texas in lieu of property taxes because of an agreement under which the Power Resources project and the Fina refinery are deemed to be located outside of the City's jurisdiction. This agreement expires in December 2003.

PROJECT COMPANY OWNERSHIP

   Falcon Seaboard Oil owns all of the capital stock of Power Resources and is wholly owned by Falcon Seaboard Resources. Falcon Seaboard Resources is a wholly-owned subsidiary of ours. Below is a chart illustrating the ownership structure for the Power Resources project.



[BLOCK CHART SHOWING THE OWNERSHIP STRUCTURE OF THE POWER RESOURCES PROJECT]



PROJECT FINANCING DEBT

   Power Resources financed the construction of the Power Resources project with commercial loans made by a consortium of banks under the Power Resources credit agreement. As of September 30, 1999, the aggregate principal amount of debt outstanding under the Power Resources credit agreement was $79.8 million. Through swap arrangements, the interest rate on two-thirds of the loans has been fixed at a current annual rate of 10.625% and the interest rate on the remaining one-third of the loans has been fixed at 10.385%. After 2001, all of the loans will bear interest at a fixed rate of 10.635%.

   Collateral. Power Resources' obligations under its project financing documents are secured by the following collateral:

   o an assignment of all revenues received by Power Resources from the operation of the Power Resources project;

   o a lien on substantially all of the real and personal property of Power Resources; and

   o  a pledge of the capital stock of Power Resources.

   Limitation on Distributions. Power Resources may make distributions to Falcon Seaboard Oil with excess cash flow from the Power Resources project upon satisfaction of the following conditions:

   (1) all project accounts are fully funded to their required levels;

   (2) no default or event of default has occurred and is continuing under the Power Resources project financing documents; and

   (3) the historical quarterly debt service coverage ratio is at least 1.20 to 1.0. However, even if the historical quarterly debt service coverage ratio is less than 1.20 to 1.0:

       o if the historical debt service coverage ratio is at least 1.17 to 1.0 but less than 1.20 to 1.0, distributions may be made with 50% of the excess cash flow from the Power Resources project;

       o if the historical debt service coverage ratio is at least 1.15 to 1.0 but less than 1.17 to 1.0, distributions may be made with 40% of the excess cash flow from the Power Resources project;

       o if the historical debt service coverage ratio is at least 1.13 to 1.0 but less than 1.15 to 1.0, distributions may be made with 30% of the excess cash flow from the Power Resources project;

       o if the historical debt service coverage ratio is at least 1.1 to 1.0 but less than 1.13 to 1.0, distributions may be made with 20% of the excess cash flow from the Power Resources project; and

       o if the historical debt service coverage ratio is at least 1.1 to 1.0, distributions may be made with 10% of the excess cash flow from the Power Resources project.

SELECTED FINANCIAL INFORMATION


   Power Resources made distributions to Falcon Seaboard Oil in 1995 in the amount of approximately $5.6 million, in 1996 in the amount of approximately $300,000 and in 1997 in the amount of approximately $1.5 million.

                                 YUMA PROJECT

   The Yuma project is a 50 megawatt natural gas-fired combined cycle cogeneration facility located in Yuma, Arizona. The Yuma project is owned by Yuma Cogeneration and commenced commercial operation in May 1994. Below is a chart illustrating the commercial structure of the Yuma project.



[BLOCK CHART SHOWING THE COMMERCIAL STRUCTURE OF THE YUMA PROJECT]



SALE AND TRANSMISSION OF POWER

 YUMA POWER PURCHASE AGREEMENT

   Yuma Cogeneration sells capacity and energy to San Diego Gas & Electric under the Yuma power purchase agreement. The Yuma power purchase agreement is a standard offer no. 2 contract and expires in May 2024. The contract capacity under the Yuma power purchase agreement is 50 megawatts. San Diego Gas & Electric's long-term unsecured debt obligations were rated "A2" by Moody's, "A+" by S&P and "A+" by Duff & Phelps as of January 1999.

   Payments. Under the Yuma power purchase agreement, Yuma Cogeneration sells power to San Diego Gas & Electric at a price based on the cost that San Diego Gas & Electric avoids by purchasing energy from the Yuma project instead of obtaining the energy from other sources. Yuma Cogeneration may deliver up to
56.5 megawatts of energy to San Diego Gas & Electric at these rates. The average price of energy under the Yuma power purchase agreement was 3.0 cents per kilowatt-hour in 1998. Payments for capacity are fixed at $140 per kilowatt-year from 1999 to the end of the Yuma power purchase agreement term. Yuma Cogeneration is eligible for capacity bonus payments of up to approximately 18% of the contract capacity if it maintains availability in excess of 85% during the on-peak hours of the peak months (excluding curtailment). We expect bonus capacity payments to be $22 per kilowatt-year.

   Curtailment. San Diego Gas & Electric is not required to accept or purchase energy from the Yuma project for a maximum of 900 flexible hours and 400 block hours (in one 400 hour block or two 200 hour blocks) through year nine, 1,400 flexible hours and 400 block hours through year 15, and 2,200 flexible hours and 400 block hours through year 30. During curtailments, Yuma Cogeneration is free to sell power into the open market.

 TRANSMISSION AND INTERCONNECTION

   Power from the Yuma project is delivered over transmission lines constructed and owned by Arizona Public Service Company to the Southwest Power Link, a high voltage 500 kilovolt bulk transmission line in which San Diego Gas & Electric owns a majority interest. An agreement for interconnection, a firm transmission service agreement and an interruptible transmission agreement have been executed between Arizona Public Service Company and Yuma Cogeneration. Delivery fees are $1.52 per kilowatt-month (no escalation) plus $50,000 per year through the term of the contracts. Yuma Cogeneration pays a transmission services charge of $0.002082 per kilowatt-hour (no escalation) under the interruptible transmission agreement. Arizona Public Service Company reserves 50.85 megawatts of its transmission capacity for power from the Yuma project. Both the firm and interruptible transmission agreements expire on December 31, 2024.

SALE OF THERMAL ENERGY

   Yuma Cogeneration has entered into a thermal energy sales agreement with Queen Carpet, Inc. Queen Carpet was recently acquired by Shaw Industries, Inc. of Dalton, Georgia, the largest tufted carpet manufacturer in the world. Queen Carpet has the right to terminate the agreement upon one year's notice if a change in its technology eliminates its need for thermal energy, and in any case to terminate the agreement at any time upon three years notice. Otherwise, the agreement expires on May 1, 2024. Queen Carpet is obligated to take a minimum annual amount of 126,900 MMBtu per year, which is sufficient to permit the Yuma project to meet its thermal energy requirements for qualifying facility status. Yuma Cogeneration delivers thermal energy for use in Queen Carpet's manufacturing process as well as for absorption chillers. The price of thermal energy delivered for use in air conditioning is equal to 75% of Queen Carpet's net avoided energy cost of producing chilled water. The price of thermal energy used for textile manufacturing is 75% of the price of natural gas purchased from the nearest available gas utility by a comparable industrial customer. For 1998, the total thermal energy revenues were approximately $718,000.

FUEL PROCUREMENT

   Under the terms of the gas purchase agreement between Yuma Cogeneration and Southwest Gas Corporation, Yuma Cogeneration may direct Southwest Gas to purchase gas on its behalf and transport it to the Yuma project under the CG-30 tariff. This agreement allows Yuma Cogeneration to nominate gas from any one of several surrounding supply basins and to receive the gas at the price of the relevant index without a basis spread. The CG-30 tariff agreement can be terminated by either party after June 26, 2002. If terminated, Yuma Cogeneration will return to the CT-I transportation-only tariff, under which Yuma Cogeneration purchases gas in the open market on its own behalf and Southwest Gas arranges transportation. Under the CG-30 arrangement, Yuma Cogeneration pays a $15,000 per month service charge to Southwest Gas. The monthly service charge under the CT-I arrangement is $5,725.

OPERATION AND MAINTENANCE SERVICES


   In connection with the offering of the old securities, Yuma Cogeneration operating personnel who had previously been employed by MidAmerican were assigned to Falcon Power Operating, which entered into a long-term operation and maintenance agreement with Yuma Cogeneration to provide operation and maintenance services for the Yuma project on a cost of service basis.


OWNERSHIP OF PROJECT SITE

   Yuma Cogeneration owns the fee title to the land on which the Yuma project is located and has the benefit of associated easement rights for irrigation purposes over adjacent land.

PROJECT COMPANY OWNERSHIP

   Yuma Cogeneration is 50% owned by each of California Energy Development and California Energy Yuma Corporation. We own all of the outstanding capital stock of California Energy Development and California Energy Development owns all of the capital stock of California Energy Yuma. Below is a chart illustrating the ownership structure for the Yuma project.

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[BLOCK CHART SHOWING THE OWNERSHIP STRUCTURE OF THE YUMA PROJECT]



YUMA INDEBTEDNESS

   The Yuma project was financed in part by a loan from MidAmerican, which received a note from Yuma Cogeneration. A portion of the net proceeds of the initial offering were used to repay MidAmerican for the outstanding principal and accrued interest on the Yuma Cogeneration note of approximately $47.7 million and $1.3 million. Yuma Cogeneration does not now have any outstanding indebtedness for borrowed money.

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
                     OTHER SOURCES OF AVAILABLE CASH FLOW

GAS SUPPLY ARRANGEMENTS

   CE Texas Gas sells natural gas to Power Resources under its natural gas purchase agreement with Power Resources and obtains the necessary gas supply from Dreyfus under its gas purchase agreement with Dreyfus. The term of each of these contracts expires in 2003. Dividends paid by CE Texas Gas to its sole owner, CE Texas Energy, as a result of profits earned in connection with these gas supply arrangements are included in CE Texas Energy's available cash flow. In 1996 CE Texas Gas made distributions to CE Texas Energy of approximately $4.2 million. In 1997 CE Texas Gas made distributions to CE Texas Energy of approximately $4.5 million. In 1998 CE Texas Gas made distributions to CE Texas Energy of approximately $8.8 million.

MAMMOTH ROYALTY

   In addition to its ownership interests in the Imperial Valley projects, Magma has rights to royalties from the 10 megawatt and 12 megawatt geothermal power generating facilities owned by Mammoth-Pacific, L.P. and located in Mono County, California. The amounts of the royalties are 12.5% and 12% of gross proceeds, respectively. In 1996 Magma received total royalties from these projects of approximately $1,939,000. In 1997 Magma received total royalties from these projects of approximately $2,153,000. In 1998 Magma received total royalties from these projects of approximately $2,284,000.

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                        DESCRIPTION OF THE SECURITIES


   The following is a description of important provisions of the securities. The following information does not purport to be a complete description of the securities and is subject to, and qualified in its entirety by, reference to the securities and the indenture. Unless otherwise specified, the following description applies to all of the securities.


GENERAL


   The old securities were, and the new securities will be, direct senior obligations of ours, issued under the indenture for the securities and secured by the collateral. The old securities were issued in fully registered form and in denominations of $100,000 and any integral multiple of $1,000 in excess of $100,000.

   The indenture provides for the issuance of the securities and other series of senior notes or securities as from time to time may be authorized by us, subject to the limitations set forth in the indenture.


PRINCIPAL AMOUNT, INTEREST RATE AND FINAL MATURITY DATE


   The old securities were and the new securities will be issued in a single series in the aggregate principal amount of $400 million, bearing interest from their date of issuance at 7.416% per annum and finally maturing on December 15, 2018.


PAYMENT OF INTEREST AND PRINCIPAL

 INTEREST


   Interest on the securities is payable semiannually in arrears on each June 15 and December 15 to the registered holders at the close of business on the preceding June 1 or December 1. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.


 PRINCIPAL


   The principal of the securities will be payable in semiannual installments, commencing June 15, 2000, as follows:


                              PERCENTAGE OF
                             PRINCIPAL AMOUNT
PAYMENT DATE                     PAYABLE
--------------------------- ----------------
December 15, 1999  .........      0.000%
June 15, 2000 ..............      1.300%
December 15, 2000 ..........      1.300%
June 15, 2001 ..............      1.575%
December 15, 2001 ..........      1.575%
June 15, 2002 ..............      2.575%
December 15, 2002 ..........      2.575%
June 15, 2003 ..............      2.250%
December 15, 2003 ..........      2.250%
June 15, 2004 ..............      1.825%
December 15, 2004 ..........      1.825%
June 15, 2005 ..............      1.850%
December 15, 2005 ..........      1.850%
June 15, 2006 ..............      2.400%
December 15, 2006 ..........      2.400%

                               89

                              PERCENTAGE OF
                             PRINCIPAL AMOUNT
PAYMENT DATE                     PAYABLE
--------------------------- ----------------
June 15, 2007 ..............      2.250%
December 15, 2007 ..........      2.250%
June 15, 2008 ..............      3.525%
December 15, 2008 ..........      3.525%
June 15, 2009 ..............      3.075%
December 15, 2009 ..........      3.075%
June 15, 2010 ..............      1.775%
December 15, 2010 ..........      1.775%
June 15, 2011 ..............      1.900%
December 15, 2011 ..........      1.900%
June 15, 2012 ..............      2.560%
December 15, 2012 ..........      2.560%
June 15, 2013 ..............      2.550%
December 15, 2013 ..........      2.550%
June 15, 2014 ..............      3.225%
December 15, 2014 ..........      3.225%
June 15, 2015 ..............      3.380%
December 15, 2015 ..........      3.380%
June 15, 2016 ..............      3.660%
December 15, 2016 ..........      3.660%
June 15, 2017 ..............      3.780%
December 15, 2017 ..........      3.780%
June 15, 2018 ..............      4.545%
December 15, 2018 ..........      4.545%


REDEMPTION OF THE SECURITIES


 REDEMPTION GENERALLY


   We are permitted to redeem the securities prior to the maturity date therefor upon terms and subject to conditions contained in the indenture. We are obligated to redeem all or a portion of the securities prior to their maturity date, in accordance with terms and subject to conditions contained in the indenture.


 NOTICE TO TRUSTEE


   Our election or requirement to redeem any securities will be evidenced by our written request. If we elect to redeem all or a portion of the securities in accordance with terms set forth in the indenture, we will deliver to the trustee, at least 30 days prior to the date by which notice of redemption is required to be given to the holders of the securities, or a shorter period as may be agreed by the trustee, a written request specifying the date on which the redemption will occur and the principal amount of securities to be redeemed. If we are required to redeem all or a portion of the securities in accordance with the terms of the indenture, we will deliver to the trustee, immediately upon the occurrence of the event resulting in the obligation to redeem, a written request specifying the principal amount of securities to be redeemed, the price at which the securities will be redeemed, the applicable yield maintenance premium, if any, the paragraph of the indenture under which the securities are being redeemed and the redemption date, which redemption date will be within 90 days of the occurrence of the event resulting in the obligation to redeem.

 NOTICE TO HOLDERS OF THE SECURITIES


   Notice of any optional or mandatory redemption must be given to the holders of securities at least 30 but not more than 60 days prior to the applicable redemption date. Each notice of redemption is required to set forth, among other information:


   o  the redemption date;

   o  the redemption price and any applicable yield maintenance premium;


   o if less than all outstanding securities are to be redeemed, the identification of the particular securities to be redeemed and the aggregate principal amount of securities to be redeemed;

   o in the case of securities to be redeemed in part, the principal amount of those securities to be redeemed and a statement to the effect that after the redemption date, upon surrender of those securities, new securities in the aggregate principal amount equal to the unredeemed portion will be issued;

   o the place where securities subject to redemption are to be surrendered for payment of the redemption price; and

   o a statement to the effect that the availability in a special purpose trust fund established under the indenture for redemption of the securities on the redemption date of an amount of immediately available funds sufficient to pay the redemption price and any applicable yield maintenance premium in full is a condition precedent to the redemption described in the notice.


 SECURITIES PAYABLE ON REDEMPTION DATE


   The securities, or portions of the securities, to be redeemed will become due and payable on the redemption date, and from and after the redemption date those securities or the portions will cease to bear interest. Upon surrender of any security for redemption, we will pay and redeem that security or the portion being redeemed at the redemption price plus any applicable yield maintenance premium. However, any payment of interest on any security the payment date of which is on or prior to the redemption date will be payable to the holder of the securities registered as such at the close of business on the relevant record date according to the terms of the indenture and the security. If less than all the securities are to be redeemed, the trustee will redeem the securities on a pro rata basis among the outstanding securities not previously called for redemption in whole.


 OPTIONAL REDEMPTION


   The securities will be subject to our optional redemption, in whole or in part, at any time on any business day, at a price equal to the redemption price plus the yield maintenance premium.


   The yield maintenance premium is calculated as follows:


   o The yield maintenance premium for a security is equal to the discounted present value calculated for the security less the unpaid principal amount of the security.

   o The discounted present value of a security is equal to the discounted present value of all principal and interest payments scheduled to become due on the security after the date of redemption, calculated using a discount rate equal to the sum of:

      (1) the yield to maturity on the United States Treasury security having an average life equal to the remaining average life of the security and trading in the secondary market at the price closest to par; plus


      (2) 50 basis points.

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

   o If there is no United States treasury security having an average life equal to the remaining average life of the security, the discount rate will be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis, rounding to the nearest month, if necessary, from the yields to maturity for two United States treasury securities having average lives most closely corresponding to the remaining average life of the security and trading in the secondary market at the price closest to par.


   o  The yield maintenance premium will never be less than zero.

MANDATORY REDEMPTION--AT PAR

 EVENT OF LOSS


   If (a) any of our subsidiaries that has assigned its available cash flow to secure our obligation to make payments on the securities receives available cash flow in excess of $15 million from one or more distributions of insurance proceeds by a project company in connection with the damage or destruction of all or a portion of its project, then (b) the available cash flow will be used to redeem securities at a price equal to the principal amount of the securities being redeemed plus accrued interest.


 EXPROPRIATION EVENT


   If (a) any assigning subsidiary receives available cash flow in excess of $15 million from one or more distributions of expropriation proceeds by a project company in connection with a governmental authority's compulsory taking or transfer or the threat of a governmental authority's compulsory taking or transfer of its project, then (b) the available cash flow will be used to redeem securities at a price equal to the principal amount of the securities being redeemed plus accrued interest.


 TITLE EVENT


   If (a) any assigning subsidiary receives available cash flow in excess of $15 million from one or more distributions of title insurance proceeds by a project company in connection with a defect in the title to the land on which the assigning subsidiary's project is located, then (b) the available cash flow will be used to redeem securities at a price equal to the principal amount of the securities being redeemed plus accrued interest.


 PERMITTED POWER CONTRACT BUY-OUT


   If (a) any assigning subsidiary receives available cash flow in excess of $15 million from one or more distributions of buy-out proceeds by a project company in connection with one or more permitted power contract buy-outs permitted under the project financing documents, then (b) the available cash flow will be used to redeem the securities. The redemption price will be equal to the lesser of:


   (1) 100% of the available cash flow; and


   (2) the amount which will cause each rating agency to confirm that, after giving effect to the redemption, the rating assigned to the securities by the rating agency will be equal to or better than the higher of:

       o  the existing rating assigned to the securities by the rating agency;
          and

       o  the initial rating assigned to the securities by the rating agency.


MANDATORY REDEMPTION--WITH YIELD MAINTENANCE PREMIUM

 PROJECT FINANCING OR PROJECT DEBT REFINANCING


   If (a) any assigning subsidiary receives available cash flow in excess of $15 million from one or more distributions of refinancing proceeds by a project company in connection with one or more project financings or project debt refinancings with respect to the assigning subsidiary's project company, then (b) the available cash flow will be used to redeem the securities. The redemption price will be equal to the lesser of the following plus the yield maintenance premium:


   (1) 100% of the available cash flow; and


   (2) the amount which will cause each rating agency to confirm that, after giving effect to the redemption, the rating assigned to the securities by the rating agency will be equal to or better than the higher of:

       o  the existing rating assigned to the securities by the rating agency;
          and

       o  the initial rating assigned to the securities by the rating agency.


 ASSET SALE


   If (a) any assigning subsidiary receives available cash flow in excess of $15 million from one or more distributions of asset sale proceeds by a project company in connection with one or more asset sales with respect to its project, then (b) available cash flow will be used to redeem the securities. The redemption price will be equal to the lesser of the following plus the yield maintenance premium:


   (1) 100% of the available cash flow; and


   (2) the amount which will cause each rating agency to confirm that, after giving effect to the redemption, the rating assigned to the securities by the rating agency will be equal to or better than the higher of:

       o  the existing rating assigned to the securities by the rating agency;
          and

       o  the initial rating assigned to the securities by the rating agency.


 SALE OF EQUITY INTERESTS

   If:


   o we sell all or any portion of our interest in any assigning subsidiary, other than a transfer permitted under the financing documents, and receive proceeds in excess of $15 million in connection with the sale; or

   o any assigning subsidiary sells all or any portion of its interest in any project company, other than a transfer permitted under the financing documents, and receives proceeds in excess of $15 million in connection with the sale, then the proceeds of the sale will be used to redeem the securities. The redemption price will be equal to the lesser of the following plus the yield maintenance premium


   o  100% of the proceeds; and


   o the amount which will cause each rating agency to confirm that, after giving effect to the redemption, the rating assigned to the securities by the rating agency will be equal to or better than the higher of:

      (1) the existing rating assigned to the securities by the rating agency;
          or

      (2) the initial rating assigned to the securities by the rating agency.


 REDEMPTION DATE

   The redemption date for any redemption will be any date we select during the 90-day period following the date on which the event requiring the redemption occurred.

RATINGS


   Moody's, S&P and Duff & Phelps have assigned the securities ratings of "Baa3", "BBB-" and "BBB", respectively. Each rating reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of a rating may be obtained only from the rating agency. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in the rating agency's judgment, circumstances so warrant. Any lowering, suspension or withdrawal by any rating agency may have an adverse effect on the market price or marketability of the securities.


FORM; TRANSFER AND EXCHANGE; BOOK-ENTRY SYSTEM


 FORM OF SECURITIES

   We will issue the new securities (except for those sold to institutional accredited investors) initially in the form of a single global bond or, if required, multiple global bonds. We refer to this single global bond or multiple global bonds as the global security. We will issue the new securities in registered form.

   We will issue the global security initially to The Depository Trust Company, referred to in this section as DTC. The global security will be registered in the name of Cede & Co., which is the nominee of DTC. The trustee will act as custodian of the global security for DTC or appoint a sub-custodian. Because Cede & Co. will be the holder of record of the global security, each person owning a beneficial interest in the global security must rely upon the procedures of the institutions having accounts with DTC to exercise or be entitled to any of the rights of holder.

   New securities issued to institutional accredited investors will be issued in definitive form. Upon the transfer of a security in definitive form, the security will, unless the global security has previously been exchanged for securities in definitive form, be exchanged for an interest in the global security representing the principal amount of securities being transferred.


 PAYMENTS OF PRINCIPAL AND INTEREST


   We will make payments of principal of and interest on the securities represented by the global security through the Trustee to DTC or its nominee. None of us, the trustee, any paying agents or the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the securities held by Cede & Co., as nominee for DTC, or Euroclear, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in the global security from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date. Credit in interests in the global security settled during the processing day will be reported to the relevant Euroclear participant on that day. Cash received in Euroclear as a result of sales of interests in the global security by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

 EXCHANGING INTERESTS IN THE GLOBAL SECURITY FOR DEFINITIVE SECURITIES

   Any person having a beneficial interest in the securities evidenced by the global security may, upon request, exchange its interest in the global security for a definitive security. Upon receipt by the trustee of written or electronic instructions from DTC or its nominee on behalf of any person having a beneficial interest in the securities evidenced by the global security and upon receipt by the trustee of a written order of that person containing registration instructions: (1) the trustee will cause, in accordance with the standing instructions and procedures existing between it and DTC, the aggregate principal amount of the global security to be reduced; and (2) following the reduction, we will execute and the trustee will authenticate and deliver to the beneficial owner or the transferee, as the case may be, a definitive security.

   In addition, the securities will be issued as definitive securities to holders or their nominees, rather than to Cede & Co. as nominee for DTC, if:

   o We advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities and we are unable to locate a qualified successor;

   o We, at our option, elect to terminate the book-entry system through DTC with respect to the securities; or

   o after the occurrence of an event of default under the indenture, beneficial owners holding interests representing an aggregate principal amount of securities of not less than 51% of the securities represented by the global security advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor) with respect to the securities is no longer in the beneficial owners' best interest.

   Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will, upon written notice and receipt of a list of all persons who hold a beneficial interest in the global security from DTC, be required to notify, at our expense, all persons who hold a beneficial interest in the global security through DTC participants or indirect participants through DTC participants of the issuance of definitive securities. Upon surrender by the trustee of the global security and receipt from DTC of instructions for re-registration, we will execute and the Trustee will authenticate and deliver the definitive securities.

 TRANSFER AND EXCHANGE OF SECURITIES

   Subject to the terms of the Indenture, the securities may be surrendered for registration of transfer or exchange for securities of the same series, of authorized denomination, and of like tenor, maturity and principal amount at the corporate trust office of the Trustee. The security registrar is not required to do the following:

   o issue or register the transfer of or exchange any securities of any series during a period:

          o beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the securities of that series selected for redemption and ending at the close of business on the day of the mailing, or

          o beginning on the record date for the stated maturity of any installment of principal of or payment of interest on the securities of that series and ending on the stated maturity of the installment; or

   o issue or register the transfer or exchange of any securities selected for redemption in whole or in part, except the unredeemed portion of any securities selected for redemption in part.
          No service charge will be required of any holder participating in any transfer or exchange of the securities. However, payment may be required of any tax or other governmental charges imposed in connection with the transfer or exchange.


 DTC'S BOOK-ENTRY SYSTEM


   Securities represented by the global security will be held in book-entry form in DTC. DTC has advised us that it is:


   o a limited purpose trust company organized under the laws of the State of New York;

   o      a member of the United States Federal Reserve System;

   o a clearing corporation within the meaning of the New York Uniform Commercial Code; and

   o      a clearing agency registered under Section 17A of the Exchange Act.

   DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.


   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities held by it among DTC participants on whose behalf it acts and to receive and transmit distributions of principal, premium and interest on the securities. DTC participants and indirect participants with which beneficial owners of securities held with DTC have accounts similarly are required to make book-entry transfers and receive and transmit payments of principal and interest on behalf of the beneficial owners. Accordingly, although beneficial owners who hold securities through DTC participants or indirect participants will not possess the securities, DTC's rules, by virtue of the requirements described above, provide a mechanism by which DTC participants will receive payments and will be able to transfer their interests in the securities.

   Because DTC may act only on behalf of DTC participants, who in turn act on behalf of indirect participants, any holder of securities through DTC desiring to pledge its securities to persons or entities that do not participate in DTC, or otherwise take actions with respect to its securities, will be required to withdraw its securities from DTC as described above.


   DTC has advised us as follows:


   o that it will take any action permitted to be taken by a holder only at the direction of one or more DTC participants to whose accounts with DTC the holder's securities are credited;

   o that it will take these actions with respect to any percentage of the beneficial interests of holders who hold securities through DTC participants or indirect participants only at the direction of and on behalf of DTC participants whose account holders include undivided interests that satisfy the percentage; and


   o that it may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose account holders include the undivided interests.


NATURE OF RECOURSE ON THE SECURITIES

   Our obligation to make payments of principal of, premium (if any) and interest on the securities will be an obligation solely of ours, secured by the collateral. Neither MidAmerican nor El Paso Energy, nor any affiliate, shareholder, member, officer, director or employee of ours or of MidAmerican or El Paso Energy will guarantee the payment of the securities or has any obligation with respect to the securities (other than the assignment by the assigning subsidiaries of their available cash flows to secure our obligation to make payments on the securities).

           SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS

   The following descriptions of the material provisions of the depositary agreement, the indenture, the debt service reserve letter of credit reimbursement agreement and the security documents are summaries and do not describe all of the terms of the agreements. The material financing documents have been filed as exhibits to the registration statement of which this prospectus is a part.

OVERVIEW OF THE PRINCIPAL FINANCING DOCUMENTS


   The principal financing documents that we entered into in connection with the issuance and sale of the old securities, and the primary purposes of these documents, are as follows:

   o Indenture: We entered into the indenture with the trustee, as representative of the holders of the securities. The indenture includes, among other things:

      (1) procedures for the issuance of the securities and additional securities and their authentication by the trustee;

      (2) provisions which permit, or require, us to redeem securities before their maturity date;

      (3) affirmative covenants which require us to take actions while any securities are outstanding;

      (4) negative covenants which restrict our activities while any securities are outstanding; and

      (5) events of default which permit the holders of the securities to exercise remedies against us and the collateral.

   o Depository Agreement: We entered into the depositary agreement with the assigning subsidiaries, the collateral agent and the depositary bank. The depositary agreement sets forth requirements for the deposit of available cash flow into depositary accounts established by us and the withdrawal of monies from these accounts to pay operating and administrative costs and debt service. The depositary agreement also includes the conditions that we must satisfy in order to receive distributions from the depositary accounts.


   o Debt Service Reserve Letter of Credit and Reimbursement Agreement: The depositary agreement requires us to fund the debt service reserve account up to the required balance. We can fulfill this requirement by depositing cash in the debt service reserve account and/or providing a letter of credit for the account. The debt service reserve letter of credit and reimbursement agreement provides for the issuance of a letter of credit for the debt service reserve account and sets forth the circumstances in which the beneficiary of the letter of credit may make drawings on the letter of credit.


   o Security Documents: The security documents provide for the collateral agent's security interest in the collateral. We granted a security interest in all of our personal property under the CE Generation security agreement. The designated portfolio companies granted a security interest in their available cash flow under the subsidiary security agreement. We, Magma and intermediate holding companies pledged the equity interests in some of our subsidiaries under the pledge agreements.

   o Intercreditor Agreement: We entered into the intercreditor agreement with the assigning subsidiaries, the trustee, the collateral agent and the depositary bank. The collateral agent obtains its authority to act on behalf of the secured parties under the intercreditor agreement. The intercreditor agreement also provides for the sharing of collateral among the secured parties and the procedures for voting by the secured parties on the exercise of remedies.


                             DEPOSITARY AGREEMENT

GENERAL


   The collateral agent, acting on behalf of the trustee, the holders of the securities and the other secured parties, has entered into a depositary agreement with us and the assigning subsidiaries, and


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has appointed the depositary bank. Under the depositary agreement, we have established accounts with the depositary bank and granted a security interest in these accounts to the collateral agent for the benefit of the secured parties. The depositary agreement sets forth, among other things:


   o the terms upon which available cash flow in the depositary accounts is disbursed to pay operating and administrative costs and payments of principal of, premium (if any), interest on and other amounts due on the securities,


   o the conditions which must be satisfied prior to making distributions to us,


   o the mechanism for receipt and disbursement of available cash flow representing loss proceeds, expropriation proceeds, title proceeds, buy-out proceeds, refinancing proceeds or asset sale proceeds and proceeds from the sale of our interest in a assigning subsidiary or the sale by a assigning subsidiary of its interest in a project company, and


   o the terms upon which monies on deposit in the accounts may be invested in permitted investments.

   When used in this prospectus, the term permitted investments means investments in securities that are:

   o      direct obligations of the United States or any agency of the United
          States;

   o obligations fully guaranteed by the United States or any agency of the United States;

   o certificates of deposit or bankers acceptances issued by commercial banks organized under the laws of the United States or of any political subdivision of the United States or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250 million and having long-term unsecured debt securities then rated "A" or better by S&P or "A2" or better by Moody's. However, at the time of investment not more than $25 million may be invested in certificates of deposit from any one bank;

   o repurchase obligations with a term of not more than seven days for underlying securities of the types described in the preceding paragraph;

   o open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision, other than MidAmerican or any of its affiliates, of the United States having a rating of at least "A-1" from S&P and "P-1" from Moody's. However, at the time of investment not more than $25 million may be invested in commercial paper from any one company;

   o auction rate securities or money market preferred stock, other than securities issued by MidAmerican or any of its affiliates, having one or the two highest ratings obtainable from either S&P or Moody's; or

   o investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing having an investment policy that requires substantially all the invested assets of the fund to be invested in investments descried in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A2" or better by Moody's.

ESTABLISHMENT OF ACCOUNTS

   We have established the following depositary accounts with the depositary bank:

   o      revenue account;

   o      debt payment account;

   o      debt service reserve account;

   o      distribution suspense account;

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   o      redemption account; and

   o      9 7/8% notes account.


   We have granted a security interest in the depositary accounts to the collateral agent for the benefit of the secured parties. The depositary accounts will at all times be in the name of the collateral agent and in the exclusive possession of, and under the exclusive dominion and control of, the depositary bank acting at the direction of the collateral agent. Neither we nor any of the assigning subsidiaries have any right to withdraw monies from the depositary accounts or any other rights with respect to the depositary accounts other than as described in the depositary agreement.


DEPOSIT AND DISBURSEMENT OF FUNDS

 REVENUE ACCOUNT

   We have and will continue to deposit or cause to be deposited into the revenue account the following funds:

   o all available cash flow, other than available cash flow required to be deposited in the redemption account as described below,

   o to the extent the debt service reserve account is fully funded, interest and other investment income earned on funds on deposit in any of the depositary accounts, and

   o any other amounts required to be transferred to the revenue account under the depositary agreement or the intercreditor agreement.

   We are required to submit to the collateral agent, on or prior to each date on which funds are to be transferred from the revenue account to the other depositary accounts, a funds transfer certificate indicating the amounts which should be transferred from the revenue account to the other depositary accounts on that date.

 PRIORITY OF PAYMENTS

   On one business day of each month selected by us the depositary bank transfers monies on deposit in the revenue account in accordance with the following order of priority in the amounts specified by us in our funds transfer certificate:


   (1) First, to the persons entitled to the payments described in this clause, an amount equal to the sum of (a) all of our operating and administrative costs as well as those of the assigning subsidiaries and California Energy Yuma and SECI Holdings incurred on or before the funding date or reasonably expected to be incurred within the next 30 days, plus (b) any taxes, assessments or other governmental charges or levies then due. However, operating and administrative costs payable to our affiliates or the affiliates of the assigning subsidiaries, California Energy Yuma or SECI Holdings will not be paid under this first priority;


   (2) Second, to the depositary bank, the collateral agent, the trustee and the debt service reserve letter of credit provider, an amount equal to all administrative expenses due and payable to those parties on the next payment date;

   (3) Third, to the debt payment account, an amount which, together with the funds then on deposit in or credited to that account, is equal to the sum of:


     (a) all principal of and interest on the securities and all other amounts payable under indenture, to the extent due and payable on the next payment date;


     (b) all principal of and interest on any debt service reserve bonds as described below under the caption "Debt Service Reserve Letter of Credit Reimbursement Agreement," to the extent due and payable on the next payment date;

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     (c) all commitment, letter of credit and fronting fees payable under any debt service reserve letter of credit reimbursement agreement, to the extent due and payable on the next payment date; and

     (d) all interest on any debt service reserve letter of credit loans as described below under the caption "Debt Service Reserve Letter of Credit Reimbursement Agreement," to the extent due and payable on the next payment date;

   (4) Fourth, to a sub-account of the debt payment account, an amount which, together with the funds then on deposit in or credited to that sub-account, is equal to the sum of (a) all principal of any debt service reserve letter of credit loans and (b) all related fees and charges for tax gross-ups, capital adequacy costs and breakage costs, in each case to the extent due or becoming due on the next payment date;

   (5) Fifth, to the debt service reserve account, an amount which, together with the sum of (a) the funds then on deposit in or credited to that account and (b) the amount available for drawing under any debt service reserve letter of credit, is equal to the then current debt service reserve required balance;

   (6) Sixth, (a) to the debt service reserve letter of credit provider or any other financial institution providing a debt service reserve letter of credit loan, other breakage costs which are due and payable in connection with debt service reserve letter of credit loans, and (b) to the secured parties, any indemnification expenses or other amounts which are not otherwise paid and which are required to be paid to the secured parties;

   (7) Seventh, to the persons entitled to the payments described in this clause, an amount equal to the operating and administrative costs that were not paid under the first priority above; and

   (8) Eighth, to the distribution suspense account, any amounts remaining in the revenue account after the making of the transfers described above in clauses (1) through (7) above.


   However, in the event the securities are accelerated and no foreclosure occurs within 180 days afterwards, then principal of the debt service reserve letter of credit loans will be paid in the third priority instead of the fourth priority until the time that foreclosure has occurred or the acceleration has been rescinded or otherwise remedied.


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   The priority of transfers and payments from the revenue account as described above is illustrated in the following flow chart.


[FLOW CHART SHOWING THE PRIORITY OF THE PAYMENTS FROM THE REVENUE ACCOUNT]



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 DEBT PAYMENT ACCOUNT

   Funds on deposit in or credited to the debt payment account on any funding date according to the third priority above will be used to pay the following:


   o all principal of and interest on the securities and all other amounts payable under the indenture,


   o      all principal of and interest on any debt service reserve bonds,

   o all commitment, letter of credit and fronting fees due and payable under the debt service reserve letter of credit reimbursement agreement, and

   o      all interest on any debt service reserve letter of credit loans.

Funds on deposit in or credited to the sub-account of the debt payment account on any funding date according to the fourth priority above will be used to pay all principal of any debt service reserve letter of credit loans and related fees and charges in connection with tax gross-ups, capital adequacy costs and breakage costs on the payment date.

   On any payment date that any of the amounts described in this paragraph are due and payable (or if that day is not a business day, then on the next business day), the depositary bank will remit funds on deposit in or credited to the debt payment account or its sub-account to the persons entitled to the payment of those amounts. If on any payment date, there are more funds on deposit in or credited to the debt payment account than are required after making the payments described in the immediately preceding sentence, the depositary bank will transfer the excess funds from the debt payment account to the revenue account on the payment date. If on any payment date, there are more funds on deposit in or credited to the debt payment account's sub-account than are required after making the payments described above, the depositary bank will transfer the excess funds from the sub-account to the debt payment account on the payment date.

 DEBT SERVICE RESERVE ACCOUNT


   We initially funded the debt service reserve account by providing the depositary bank with a debt service reserve letter of credit in the amount of approximately $24 million. We will at all times be required to maintain funds in the debt service reserve account in an amount which, together with the amount available for drawing under any debt service reserve letter of credit, is equal to the then current debt service reserve required balance. The debt service reserve required balance on any date equals the maximum semiannual principal and interest payment due on the securities for the remaining term. The funds on deposit in the debt service reserve account and the amounts available for drawing under any debt service reserve letter of credit will be used to make the following amounts, if amounts on deposit in the debt payment account are insufficient to make these payments:

     o payments of principal of, premium (if any) and interest on the securities;

     o  any other amounts payable under the indenture for the securities; and


     o to a limited extent as described below, interest on debt service reserve letter of credit loans.

Any funds on deposit in or credited to the debt service reserve account which, when aggregated with the amount available for drawing under any debt service reserve letter of credit, exceed the then current debt service reserve required balance, will be transferred to the revenue account.

   Any debt service reserve letter of credit will be issued by a bank or other financial institution with a long-term unsecured debt rating of at least "A2" by Moody's and at least "A" by S&P. Each debt service reserve letter of credit will permit the depositary bank to make drawings upon the occurrence of the following events:


   (1) there being insufficient funds in the debt payment account on any payment date to pay interest or principal then due on the securities after application of funds from the debt service reserve account;


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   (2)     upon our failure to provide a substitute letter of credit from another letter of credit provider within at least 45 days after receipt of a notice from the current letter of credit provider that its long-term debt is rated less than "A2" as determined by Moody's or "A" as determined by S&P;

   (3) upon receipt of a notice from the debt service reserve letter of credit provider that the debt service reserve letter of credit will be terminated before the stated expiration date;

   (4) upon our failure to obtain an extension or provide a replacement debt service reserve letter of credit at least 45 days before the expiration of the existing debt service reserve letter of credit; and

   (5) upon receipt of a notice from the letter of credit provider that interest is due and payable, but unpaid, on outstanding debt service reserve letter of credit loans. However, any drawing made according to this clause (5), together with all other drawings made in the same fiscal year, cannot exceed $5,000,000.

The depositary bank will apply the proceeds of each drawing described in clauses (1) and (5) above to payment of the relevant obligation. The depositary bank will apply the proceeds of each drawing described in clauses
(2), (3) and (4) above to the debt service reserve account until the amount of the debt service reserve required balance is met.

 DISTRIBUTION SUSPENSE ACCOUNT

   The distribution suspense account will be funded with monies remaining in the revenue account after all other required transfers and payments have been made. On any funding date on which the distribution conditions described below are satisfied, monies on deposit in the distribution suspense account may be distributed to or as directed by us:

   o the debt payment account and the debt service reserve account are funded to their then current required levels and all payments described in first, second, sixth and seventh priorities above are satisfied in full;

   o no default or event of default has occurred and is continuing or will result from the distribution;

   o the debt service coverage ratio for the preceding four fiscal quarters ending on or prior to the funding date, measured as one period, is greater than or equal to 1.5 to 1.0;

   o the projected debt service coverage ratio for the succeeding four fiscal quarters, including the quarter in which the distribution is to be made, measured as one period, is greater than or equal to 1.5 to 1.0; and

   o if a material default or an event of default has occurred and is continuing under any project financing document for the Saranac project, the Power Resources project, the Yuma project or the geothermal projects, the loan life coverage ratio is greater than or equal to 1.7 to 1.0.

   For purposes of this description of the distribution conditions:

   (1) "debt service coverage ratio" means, for any period, the ratio of clause (1) below to clause (2) below:

          (1) the sum of:

            o  all available cash flow for the period; plus

            o all interest and other investment income earned on monies on deposit in or credited to the depositary accounts during the period; plus

            o all other cash flow received and deposited in the revenue account during the period.

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        (2) the sum of:


            o all operating and administrative costs, other than operating and administrative costs that are subordinate to debt service on the securities and our other senior debt, if any, and other expenses due and payable during the period; plus

            o the aggregate of principal and interest payments, and any other amounts due, on the securities and all other permitted debt, excluding subordinated debt, for the period; and


   (2) "loan life coverage ratio" means, at any measurement date, the ratio of clause (1) below to clause (2) below:

        (1) the sum of:


            o the net present value, at a discount rate equal to the interest rate for the securities, of the projected available cash flow from the date of measurement to the final maturity date for the securities, other than the available cash flow of a assigning subsidiary for which there has occurred a default or an event of default under the project financing documents for the assigning subsidiary's project company; plus


            o the then remaining balance in the debt service reserve account; plus

            o all interest and other investment income then on deposit in or credited to the revenue account and the debt service reserve account.

        (2) the sum of:


            o the aggregate principal amount of the securities and all other permitted debt which is repayable during the period from the measurement date up to and including the final maturity date of the securities; plus

            o all administrative costs and other expenses due and payable during the period from the measurement date up to and including the final maturity date of the securities.


   If on any funding date amounts on deposit in the revenue account are insufficient to make the transfers described in the first through seventh priorities above, then amounts on deposit in the distribution suspense account will be transferred to the revenue account.

 REDEMPTION ACCOUNT

   The following funds will be deposited in the redemption account:

   o all available cash flow representing insurance proceeds for damage to or destruction of all or a portion of a project;

   o all available cash flow representing expropriation proceeds for a governmental authority's compulsory taking or transfer of a project or threat of a compulsory taking or transfer of a project;

   o all available cash flow representing title insurance proceeds for a defect in the title to the land on which a project is located;

   o all available cash flow representing proceeds from a power contract buy-out;

   o all available cash flow representing proceeds from a sale of assets;

   o all available cash flow representing proceeds from the refinancing of project-level debt;


   o all proceeds from our sale of all or a portion of our interests in any assigning subsidiary; and


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   o      all proceeds from an assigning subsidiary's sale of all or a portion of its interests in its project company.

Funds on deposit in the redemption account will be used to redeem the securities and to pay our other secured obligations.


 9 7/8% NOTES ACCOUNT

   MidAmerican intends to redeem all of Magma's remaining 9 7/8% promissory notes on June 30, 2000, the first day upon which redemption is permitted under the indenture for the 9 7/8% promissory notes (if not previously repurchased). As of the date of this prospectus, the outstanding principal amount of the 9 7/8% notes is approximately $4.2 million.

PERMITTED INVESTMENTS

   All funds held by the depositary bank in the depositary accounts will be invested in permitted investments at our expense and risk

     o if no default or event of default has occurred and is continuing, at election and as directed in writing by one of our authorized officers; and

     o if a default or an event of default has occurred and is continuing, at the election of and as directed by the collateral agent.

   These permitted investments must mature, or be subject to redemption or be capable of being sold or otherwise liquidated at the option of their holder, in amounts and not later than as may be necessary to provide funds when needed to make payments from the depositary accounts. In no event will any of the permitted investments in the depositary accounts mature more than one year after the date acquired. Absent written instructions from us or the collateral agent, as applicable, the depositary bank will invest funds held in the depositary accounts in direct obligations of the United States or any United States agency with a maturity of 30 days or less. Net interest and other investment income earned on any permitted investments credited to any depositary account will be transferred (1) first to the debt service reserve account until the amount of funds deposited in or credited to that account, together with the amount available for drawing under any debt service reserve letter of credit, is equal to the then current debt service reserve required balance, and (2) then to the revenue account.

                                  INDENTURE

GENERAL


   The old securities were, and the new securities will be, issued under an indenture entered into between us and the trustee acting on behalf of the holders of securities. The indenture describes the terms of the securities. We are permitted to issue additional securities under the indenture, subject to the satisfaction of conditions described below. All additional securities will rank evenly in priority with the securities, will be secured by the collateral and will have terms, be in a form and be issued at prices as approved by us in writing. No additional securities may be issued at any time if a default or an event of default has occurred and is continuing or if the proposed issuance would cause a default or an event of default. All net proceeds of any additional securities must be used for one or more of the purposes specified in the indenture and described below.


COVENANTS

   Following is a description of some of our affirmative and negative covenants.

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AFFIRMATIVE COVENANTS

 INFORMATION REQUIREMENTS


   We will furnish or cause to be furnished the following financial statements and compliance certificates to the trustee and the rating agencies, as well as any holder of securities or beneficial owner of a security at their request:


   o our unaudited consolidated financial statements for the first, second and third quarters within 45 days after the end of the quarter;

   o our annual audited consolidated financial statements within 90 days after the end of each fiscal year; and

   o an officer's certificate stating whether a default or an event of default has occurred each time we provide the financial statements described above.

   We will also furnish notices of defaults and events of default to the trustee and the rating agencies.

 MAINTENANCE OF EXISTENCE, QUALIFICATION AND RIGHTS

   Other than as provided below under the caption "Business Activities; Fundamental Changes; Sales of Assets," we will at all times preserve and maintain in full force and effect (1) our existence as a limited liability company in good standing under the laws of the State of Delaware and (2) our qualification to do business in each other jurisdiction where qualification is necessary, except in each case as permitted under the financing documents.

   We will maintain and renew all of the powers, rights, privileges and franchises necessary to transact our business as it is actually conducted or as it is proposed to be conducted, unless the failure to do so would not reasonably be expected to result in a material adverse effect.

   As used above and as used throughout the remainder of this summary, the term "material adverse effect" means a material adverse effect on any of the following:


   o the financial condition of results of operation of us or the assigning subsidiaries taken as a whole;


   o      the validity or priority of the liens on the collateral;

   o our ability to perform our material obligations under the indenture, the securities or any of the other financing documents; or


   o the ability of the assigning subsidiaries to perform any of their material obligations under the financing documents.


 COMPLIANCE WITH LAWS AND GOVERNMENTAL APPROVALS


   We will comply with all applicable laws and obtain all necessary governmental approvals relating to our issuance of the securities and the performance of our obligations under the indenture, if our failure to do so would reasonably be expected to result in a material adverse effect.


 PERFORMANCE OF FINANCING DOCUMENTS


   We will perform all of our material covenants and agreements contained in any of the financing documents to which we are a party and will take all reasonable and necessary actions to prevent the termination or cancellation of any those financing document as against us, any assigning subsidiary or any affiliate of ours or any assigning subsidiary, unless our failure to do so would not reasonably be expected to result in a material adverse effect.


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 MAINTENANCE OF PROPERTY; PRESERVATION OF COLLATERAL

   We will preserve and maintain good and valid title to all of our properties and assets subject to no liens other than those permitted liens described below, unless our failure to do so would not reasonably be expected to result in a material adverse effect.

   We will preserve and maintain the liens on the collateral and will defend our title to the collateral against the claims of all persons, unless our failure to do so could not reasonably be expected to result in a material adverse effect.

 OTHER AFFIRMATIVE COVENANTS

   The indenture also contains other affirmative covenants, including our obligations to:


   o      make payments on the securities,

   o maintain an office for payment, exchange and transfer of the securities,


   o      pay all taxes and charges required to be paid by us,

   o keep proper books and records in accordance with generally accepted accounting principals,

   o provide the trustee, the collateral agent and the depositary bank with reasonable inspection rights,


   o use the proceeds of the issuance and sale of the securities and any additional securities in accordance with the indenture,


   o retain a nationally recognized independent accounting firm and permit the trustee, the collateral agent and the depositary bank to discuss our affairs, finances and accounts with that accounting firm upon reasonable notice and at reasonable times following and during the continuance of a default or an event of default,

   o pledge all of the capital stock of Magma within 10 days after the date on which the stock is released from the liens securing Magma's 9 7/8% promissory notes, and

   o make an election to be treated as an association taxable as a corporation for United States tax purposes.

NEGATIVE COVENANTS

 RESTRICTIONS ON THE INCURRENCE OF DEBT AND THE CREATION OF LIENS

   We will not incur any debt except the following permitted debt:


   o      debt incurred under the indenture and the securities;


   o debt incurred under an agreement providing for the issuance of a debt service reserve letter of credit;

   o debt in an aggregate principal amount not to exceed $10 million, so long as, after giving effect to the incurrence of the debt, no default or event of default will have occurred and be continuing;

   o subordinated debt loaned to us by our affiliates which are not our direct or indirect majority-owned subsidiaries, in an aggregate principal amount not to exceed $200 million, so long as this subordinated debt is used to finance capital expenditures, expansions or operation and maintenance costs for the existing projects or the construction of new projects; and


   o debt incurred in excess of the $10 million of debt described above, so long as (1) after giving effect to the incurrence of the debt, no default or event of default will have occurred and be continuing, and (2) after giving effect to the incurrence of the debt, the rating assigned to the securities by each rating agency will be equivalent to or better than an investment grade rating.


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   We will not create any lien upon or with respect to any of our properties except the following permitted liens:

   o liens specifically permitted or required by, or created by, any security document;

   o liens to secure permitted debt, so long as the holder of the permitted debt, or a representative of the holder, will have entered into the intercreditor agreement;

   o liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with generally accepted accounting principles;

   o other liens incidental to the conduct of our business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than vendor's liens for accounts payable in the ordinary course of business, and which do not in the aggregate materially impair the use of the encumbered assets in the operation of our business; and


   o liens which existed on the closing date for the old securities and are set forth on a schedule to the indenture.


 BUSINESS ACTIVITIES; FUNDAMENTAL CHANGES; SALES OF ASSETS

   We will not at any time engage in any activities other than:

   o      owning our subsidiaries and related activities;

   o the activities contemplated by the indenture and the other financing documents and related activities; and


   o any other activity which could not reasonably be expected to result in a material adverse effect and which the rating agencies confirm in writing will not result in a lowering of the existing ratings for the securities.

   We will not enter into any transaction of merger or consolidation, change our form of organization or our business, liquidate, wind-up or dissolve ourselves or discontinue our business, unless (1) we are the surviving company or the surviving company is a domestic or Canadian company and assumes our obligations under the securities and the other financing documents, (2) immediately before and after the transaction, no event of default will have occurred and be continuing, and (3) the rating agencies confirm that the transaction will not result in a lowering of the existing ratings for the securities.


   We will not dispose of or encumber any of our assets, except as permitted under the financing documents.

 INVESTMENTS; TRANSACTIONS WITH AFFILIATES

   We will not form or have any subsidiaries, make investments, loans or advances or acquire the stock, obligations or securities of any person, other than the following:


   o      those that existed on the closing date for the old securities,


   o      permitted investments,

   o investments, loans or advances made with funds which do not constitute collateral, and


   o investments in subsidiaries if the rating agencies confirm that their formation will not result in a lowering of the existing ratings for the securities.


   We will not enter into any transaction, whether or not in the ordinary course of business, with any of our affiliates which is not on an arm's-length basis. We may, however, perform our obligations under, and engage in the transactions permitted by, the financing documents.

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 RESTRICTED PAYMENTS

   The following are restricted payments and will be made only from the distribution suspense account if the distribution conditions described above are satisfied:

   o any declaration and payment of distributions, dividends or any other similar payment made on account of our equity interests;

   o any payment of the principal of or interest on any of our subordinated debt; or

   o      any loans or advances to any of our affiliates.

 OTHER NEGATIVE COVENANTS

   The indenture also contains other negative covenants, including, without limitation, our obligation not to do any of the following:

   o amend our certificate of formation or any other organizational document if this action could reasonably be expected to result in a material adverse effect,

   o assign any of our rights or obligations under any financing document or enter into any additional agreements, contracts or other undertakings if this action could reasonably be expected to result in a material adverse effect,

   o take any action which will cause us to be in violation of the Investment Company Act of 1940, as amended, or

   o contingently or otherwise become liable in connection with any guarantee obligation other than guarantees of permitted debt which is incurred by (a) a person that is not one of our affiliates or
          (b) one of our wholly-owned subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

 EVENTS OF DEFAULT

   The following events constitute events of default under the indenture:


   (1) if we fail to pay any principal of, premium (if any) or interest on any security when it becomes due and payable;


   (2) if we make a false representation in a financing document and the circumstances underlying the misrepresentation have resulted in, or could reasonably be expected to result in, a material adverse effect. We will have 30 days to cure this default, or up to 90 days if we are diligently pursuing the cure;

   (3) if we fail to perform any covenant under the indenture relating to maintenance of existence, payment of taxes, incurrence of debt, creation of liens, business activities, fundamental changes, sales of assets, restricted payments or issuance of guarantee obligations. We will have 30 days to cure this default;

   (4) if we fail to perform any of our covenants contained in the indenture other than those referred to above. We will have 60 days to cure this default, or up to 90 days if we are diligently pursuing the cure;

   (5) if we are the subject of a bankruptcy proceeding or another similar proceeding;

   (6) if any security document ceases in any material respect to be in full force and effect or any material lien purported to be granted in any security document ceases to be a valid and perfected lien in favor of the collateral agent with the priority purported to be created in the security document. We will have 10 days to cure this default;

   (7) if payment of our debt in excess of $5 million, other than debt incurred under the indenture or a debt service reserve letter of credit and reimbursement agreement, is accelerated following an event of default under the instrument evidencing the debt;

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   (8)     if one or more final and non-appealable judgment or judgments for the payment of money in excess of $5 million is entered against us and remains unpaid or unstayed for a period of 90 or more consecutive days, other than a judgment which we are diligently contesting in good faith by appropriate proceedings and for which we have established adequate cash reserves;

   (9) if any party to any financing document, other than a secured party, fails to perform covenant contained in the financing document, subject to any applicable grace periods, and the failure could reasonably be expected to result in a material adverse effect; and

   (10) if MidAmerican fails to call for redemption all of Magma's outstanding 9 7/8% promissory notes within 10 days of the first day on which redemption is permitted under the indenture for the 9 7/8% notes.

EXERCISE OF REMEDIES


 CONTROL BY HOLDERS OF SECURITIES

   Holders of securities holding more than 50% of the aggregate principal amount of the outstanding securities have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the trustee or exercising any trust or power conferred on the trustee. However, (1) their direction may not be in conflict with any rule of law or with the indenture or the intercreditor agreement, (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction of the holders, and (3) the trustee need not follow any direction of the holders if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to holders of securities not joining in the direction.


 REMEDIES AVAILABLE

   If any event of default occurs and continues:


   (1) in the case of an event of default described in clause (1) above under the caption "Events of Default," holders of securities holding more than 33 1/3% in aggregate principal amount of the outstanding securities may, by written notice to us and the trustee, declare the entire principal amount of the outstanding securities, all accrued and unpaid interest and all other amounts payable in connection with the outstanding securities, to be immediately due and payable;

   (2) in the case of an event of default described in clause (5) above under the caption "Events of Default," the entire principal amount of the outstanding securities, all accrued and unpaid interest and all other amounts payable in connection with the outstanding securities will automatically become due and payable; and

   (3) in the case of all other events of default described above under the caption "Events of Default," a majority of the holders may, by written notice to us and the trustee, declare the entire principal amount of the outstanding securities, all accrued and unpaid interest and all other amounts payable in connection with the outstanding securities, to be immediately due and payable.

   Subject to the intercreditor agreement, if at any time after the principal of the securities becomes due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money due, or any portion of the money due, is entered, a majority of the holders, by written notice to us and the trustee, may rescind and annul a declaration and its consequences if:


   (1) there is paid to or deposited with the trustee a sum sufficient to pay:


          (a) all overdue installments of interest on the securities;

          (b) the principal of and premium, if any, on the securities that have become due other than by the declaration of acceleration, and interest on the securities at the rates provided in the securities for late payments of principal;

          (c) to the extent that payment is lawful, interest upon overdue interest at the rates provided in the securities for late payments of interest; and


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          (d) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel; and


   (2) all events of default, other than the nonpayment of principal of the securities that has become due solely by the declared acceleration, have been cured or waived in accordance with the indenture.


 APPLICATIONS OF FUNDS

   Following the application of funds as provided in the intercreditor agreement, any money to be applied by the trustee after an event of default will be applied in the following order:

   (1) first, to the payment of all amounts due to the trustee or any predecessor trustee under the indenture;


   (2) second, if the unpaid principal amount of the outstanding securities has not become due, to the payment of any overdue interest , together with interest, to the extent legally enforceable, on the payments of overdue interest;

   (3) third, if the unpaid principal amount of a portion of the outstanding securities has become due, (1) first to the payment of premium (if any) and accrued interest on all outstanding securities, together with interest, to the extent legally enforceable, on the payments of premium (if any) and overdue interest, and (2) next to the payment of the unpaid principal amount of all securities then due;

   (4) fourth, if the unpaid principal amount of all of the outstanding securities has become due, to the payment of the whole amount then due and unpaid upon the outstanding securities for principal, premium (if any) and interest, together with interest to the extent legally enforceable, on the overdue principal, premium (if any) and interest; and

   (5) fifth, if the unpaid principal amount of all of the outstanding securities has become due, and all of the outstanding securities have been indefeasibly paid in full in cash or cash equivalents, any surplus then remaining will be paid to us or to whoever may be lawfully entitled to receive the surplus, or as a court of competent jurisdiction may direct.


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   The priority of payments described in clauses (1) through (5) above is illustrated in the following flow chart.


                   [BLOCK CHART SHOWING PRIORITY OF PAYMENTS]

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AMENDMENTS AND SUPPLEMENTS


   We and the trustee may amend or supplement the indenture without the consent of the holders of securities for the following purposes:

   o to add additional covenants against us, to surrender rights or powers conferred upon us or to confer additional rights, remedies, benefits, powers or authorities upon the holders of securities,


   o to increase the assets securing our obligations under the indenture,

   o to provide for the issuance of additional securities on the conditions described in the indenture, or

   o for any purpose not inconsistent with the terms of the indenture to cure any ambiguity, defect or inconsistency.


   The indenture may be otherwise amended or supplemented by us and the trustee with the consent of the majority holders. However, no amendment or supplement may, without the consent of each holder of securities, modify the following:

   o the principal, premium (if any) or interest payable upon any of the securities,

   o the dates on which interest on or principal of any of the securities is paid,

   o      the dates of maturity of any of the securities, or


   o the procedures for amendment of the indenture by a supplemental indenture.

SATISFACTION AND DISCHARGE


   We may terminate the indenture by delivering all outstanding securities to the trustee for cancellation and by paying all other sums payable under the indenture.


   Legal and covenant defeasance will be permitted upon terms and conditions customary for transactions of this nature.

TRUSTEE

   There will at all times be a trustee under the indenture which will:

   o be a corporation organized and doing business under the laws of the United States, any state or territory of the United States or the District of Columbia;

   o      be authorized under those laws to exercise corporate trust powers;

   o be subject to supervision or examination by federal, state, territorial or District of Columbia authority;

   o either (1) have a combined capital and surplus of at least $50 million or (2) have a combined capital and surplus of at least $10 million and be a wholly-owned subsidiary of a corporation having a combined capital and surplus of at least $50 million; and

   o      have a corporate trust office in New York City.

   We agree to indemnify and hold harmless the trustee in connection with the performance of its duties under the indenture, except for liability which results from the gross negligence or bad faith of the trustee.

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   The trustee may resign at any time by giving written notice to us. The trustee may be removed at any time by act of the majority holders, delivered to the trustee and us. We will give notice of each resignation and removal of the trustee and each appointment of a successor trustee to all holders of securities and to the rating agencies. The trustee also serves as trustee for the holders of the Imperial Valley project financing debt. In the event a conflict of interest were to arise between those holders and the holders of securities, the trustee may determine, or be required, to resign as trustee under the indenture.


      DEBT SERVICE RESERVE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

GENERAL


   On the closing date for the old securities, Credit Suisse First Boston issued a debt service reserve letter of credit for our account in the amount of approximately $24 million in favor of the depositary bank. The debt service reserve letter of credit was issued under the debt service reserve letter of credit and reimbursement agreement.


   The depositary bank may make drawings under any debt service reserve letter of credit upon the occurrence of the following events:


   (1) there being insufficient funds in the debt payment account on any payment date to pay interest or principal then due on the securities after application of funds from the debt service reserve account;


   (2) upon our failure to provide a substitute letter of credit from another letter of credit provider within not more than 45 days after receipt of a notice from the current letter of credit provider that its long-term debt is rated less than "A" as determined by S&P or "A2" as determined by Moody's;

   (3) upon receipt of a notice from the letter of credit provider that the debt service reserve letter of credit will be terminated before its stated expiration date;

   (4) upon our failure to obtain an extension or provide a replacement debt service reserve letter of credit at least 45 days before the expiration of the current debt service reserve letter of credit; and

   (5) upon receipt of a notice from the letter of credit provider that interest is due and payable, but unpaid, with respect to outstanding debt service reserve letter of credit loans, so long as any drawing under this clause, together with all other drawings under the debt service reserve letter of credit in the same calendar year, does not exceed $5,000,000.

   The depositary bank will apply the proceeds of each drawing described in clauses (1) and (5) to payment of the relevant obligation. The depositary bank will apply the proceeds of each drawing described in clauses (2), (3) and (4) to the debt service reserve account until the debt service reserve required balance is met.

   The amount available for drawing under the debt service reserve letter of credit will be reduced upon (1) the making of draws, (2) a reduction of the debt service reserve required balance and (3) the deposit of cash in the debt service reserve account.

DEBT SERVICE RESERVE LETTER OF CREDIT LOANS

   Each drawing on the debt service reserve letter of credit submitted by the depositary bank will be converted into a loan to us.


   Each debt service reserve letter of credit loan will be evidenced by a note and will mature on the later of (1) ten years from the closing date for the old securities or (2) five years from the drawing giving rise to the loan. We will repay the principal amount of each debt service reserve letter of credit loan as, when and to the extent funds are made available from the revenue account for these repayments.


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CONVERSION TO DEBT SERVICE RESERVE BOND

   If:

   (1) 50% or more of the principal amount of any debt service reserve letter of credit loan remains outstanding on or after 5 years from the drawing giving rise to the loan; or


   (2) the principal amount of any debt service reserve letter of credit loan remains outstanding on or after l0 years from the closing date for the old securities;

then the letter of credit provider may, upon 30 days' prior written notice to us and the trustee, convert the debt service reserve letter of credit loan into a debt service reserve bond. Each debt service reserve bond will amortize on a basis which results in levelized payment of the principal of and interest on the debt service reserve bond to and including its maturity date, which will be the final maturity date of the securities. Each debt service reserve bond will bear interest at a fixed rate equal to the higher of:


   (a) the interest rate last applicable to the converted debt service reserve letter of credit loan; and


   (b) the rate of interest, at the time of conversion, on United States Treasury notes with an average life most comparable to the average life of the securities plus the higher of (1) 2.50% and (2) the spread over United States Treasury notes applicable to the securities on the closing date for the old securities.

We will pay principal of and interest on each debt service reserve bond with the same payment priority as payments of principal of and interest on the securities.


EVENTS OF DEFAULT

   The following events constitute events of default under the debt service reserve letter of credit and reimbursement agreement:

   o We fail to pay any principal, interest or other amounts due under the debt service reserve letter of credit and reimbursement agreement or any debt service reserve letter of credit bond within 15 days after its due date in the case of principal and interest, and within 15 days after delivery of notice to us in the case of fees, costs and expenses;

   o if we make a false and the representation in the debt service reserve letter of credit and reimbursement agreement circumstances that gave rise to the misrepresentation have resulted in or could reasonably be expected to have a material adverse effect. We have 30 days to cure this default, or up to 90 days if we are diligently pursuing the cure;

   o if any provision of the indenture, the depositary agreement or any security document is terminated, amended or otherwise modified without the prior written approval of banks which hold at least 66 2/3% of the obligations and/or commitments under the debt service reserve letter of credit and reimbursement agreement, if the termination, amendment or other modification would do any of the following:

   o affect the priority of payments from the revenue account under the depositary agreement in a manner adverse to the agent under the debt service reserve letter of credit and reimbursement agreement or any bank party to the debt service reserve letter of credit reimbursement agreement;


   o increase the interest rate on the securities other than in accordance with the indenture;

   o amend the payment dates for the securities in a manner adverse to the letter of credit agent or any letter of credit bank; or


   o change the voting requirements under the intercreditor agreement in a manner adverse to the letter of credit agent or any letter of credit bank. We have 60 days to cure this default, or up to 90 days if we are diligently pursuing the cure;

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

   o if we fail to perform covenants under the indenture which are incorporated by reference in the debt service reserve letter of credit and reimbursement agreement and all outstanding securities have paid in full and the indenture is no longer in effect. We will have 30 days to cure this default;


   o if we fail to perform our covenants contained in any other provision of the debt service reserve letter of credit and reimbursement agreement. We will have 60 days to cure this default, or up to 90 days if we are diligently pursuing the cure; and


   o  if an event of default as described under any of clauses (2) through
      (10) of the summary of indenture events of default occurs and continues until the earlier of the expiration of 30 days or an acceleration of the securities.


REMEDIES

   Upon the occurrence of an event of default under the debt service reserve letter of credit and reimbursement agreement, the debt service reserve letter of credit provider may (1) terminate the debt service reserve letter of credit, (2) accelerate any outstanding debt service reserve letter of credit loans or debt service reserve bonds and (3) terminate its commitment.

                            SECURITY ARRANGEMENTS


   Our payment of the principal of, premium (if any), interest on and other amounts due under or in connection with the securities or the other secured obligations will be secured by the collateral under the terms of the security documents. The preservation and administration of the collateral by the collateral agent and the disposition of the collateral among the secured parties upon acceleration and foreclosure will be governed by the intercreditor agreement.


SECURITY DOCUMENTS


  SUBSIDIARY SECURITY AGREEMENT

   Under the subsidiary security agreement executed by the assigning subsidiaries in favor of the collateral agent, Magma, Salton Sea Power, Falcon Seaboard Resources, Falcon Seaboard Power, Falcon Seaboard Oil, California Energy Development and CE Texas Energy have (1) assigned to the collateral agent all of the assigning subsidiaries' rights to receive available cash flow and (2) granted to the collateral agent, acting on behalf of the secured parties, a lien on all of the assigning subsidiaries' available cash flow which is deposited with the depositary bank.

   The subsidiary security agreement also contains affirmative and negative covenants of the assigning subsidiaries. Affirmative covenants of the assigning subsidiaries include the obligation of each assigning subsidiary to, subject to exceptions set forth in the subsidiary security agreement:


   o  provide notices and information to the trustee and the rating agencies;

   o maintain its existence, qualification to do business and rights and privileges, except, with respect to qualification to do business and rights and privileges, where the failure to do so could not reasonably be expected to result in a material adverse effect;

   o comply with all applicable laws, except where the failure to do so could not reasonably be expected to result in a material adverse effect;

   o obtain and comply with all necessary governmental approvals, except where the failure to do so could not reasonably be expected to result in a material adverse effect;

   o perform its obligations under the financing documents, except where the failure to do so could not reasonably be expected to result in a material adverse effect;

   o  cause its project company:

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     (1) to perform its covenants under its project documents and project financing documents, except where the failure to do so could not reasonably be expected to result in a material adverse effect;

     (2) not to amend, terminate or otherwise modify any of its project documents or project financing documents, except a power contract buy-out which would not result in a ratings down-grade or where doing so could not reasonably be expected to result in a material adverse effect;

     (3) to maintain the qualifying facility status of its project, except where the failure to do so could not reasonably be expected to result in a material adverse effect;

     (4) not to enter into any additional project documents or project financing documents, except where doing so could not reasonably be expected to result in a material adverse effect;

     (5) not to incur any additional debt except:

         o if the rating agencies confirm in writing that the incurrence will not result in a ratings downgrade; and

         o other than with respect to Magma and Falcon Seaboard Resources, in other limited circumstances; and

     (6) not to create any liens other than liens permitted under the financing documents;

   o maintain title to its assets, except where the failure to do so could not reasonably be expected to result in a material adverse effect;

   o maintain the liens on its collateral in favor of the collateral agent, except where the failure to do so could not reasonably be expected to result in a material adverse effect;

   o  pay its taxes;

   o keep books and records in accordance with generally accepted accounting principals;

   o cause all available cash flow to which it has a right to receipt to be deposited into the revenue account;

   o use its reasonable best efforts to cause its project company, and each of its subsidiaries which owns an interest in its project company, to declare and pay distributions to it with all available cash flow then available for distribution; and

   o hold all available cash flow received by it in trust for the secured parties and immediately deliver all of its available cash flow to the depositary bank.


   Negative covenants of the assigning subsidiaries include the following obligation of each assigning subsidiary not to, subject to exceptions set forth in the subsidiary security agreement:

   o incur any debt other than the secured obligations, debt existing on the closing date for the old securities and other permitted debt or;


   o  create any lien on its properties other than permitted liens;


   o become liable for any guarantee obligation, except guarantees of permitted debt which is incurred by (1) a person that is not an affiliate of the assigning subsidiary or (2) other than a wholly-owned subsidiary of the assigning subsidiary;

   o engage in any activities other than (1) the ownership of an interest in its project company, (2) with respect to Magma, the performance of its obligations under the project documents, (3) the activities contemplated by the indenture and the other financing documents and related activities and (4) other activities which could not reasonably be expected to result in a material adverse effect and which the rating agencies confirm will not result in a lowering of the existing ratings for the securities;

   o merge, consolidate, change its form of organization or business, liquidate, wind-up or dissolve itself, unless: (1) the assigning subsidiary is the surviving company or the surviving company is a domestic company that assumes the assigning subsidiary's obligations under the financing documents; (2) no event of default under the indenture exists or results from the transaction; and (3) the rating agencies confirm that the transaction will not result in a lowering of the existing ratings for the securities;

   o sell, transfer or convey any portion of its interest in its project company other than, so long as no event of default has occurred and is continuing, (1) any sale for fair market value the proceeds of which are in the form of cash or cash equivalents and are used to redeem securities in accordance with the indenture, if required, or (2) a transfer permitted under the financing documents;

   o form subsidiaries, make investments, loans or advances or acquire the stock, obligations or securities of any person other than (1) permitted investments, (2) investments, loans or advances made with funds which do not constitute collateral and (3) subsidiaries the formation of which the rating agencies confirm will not result in a lowering of the existing ratings for the securities;


   o enter into non-arm's-length transactions with affiliates except as permitted by the financing documents;

   o make restricted payments other than the payment of available cash flow into the revenue account;

   o assign its rights or obligations under the financing documents or enter into additional contracts or agreements if those assignments or additional contracts or agreements could reasonably be expected to result in a material adverse effect; or

   o amend its organizational documents or any other material contract if the amendment could reasonably be expected to result in a material adverse effect.


 CE GENERATION SECURITY AGREEMENT


   Under to the CE Generation security agreement executed by us in favor of the collateral agent, we have granted to the collateral agent, acting on behalf of the secured parties, a lien on the following, whether currently owned or later acquired by us:

   o all of our rights under the contracts, agreements or undertakings to which we are a party;

   o the depositary accounts and all cash, investments and other assets on deposit in or credited to those accounts;

   o all of our other tangible personal and intangible property, to the extent it is possible to grant a lien on this property, other than the capital stock of Magma, which will be pledged upon the redemption of, or earlier release of security interests under, Magma's 9 7/8% promissory notes; and

   o all proceeds received or receivable in connection with any of the above, to the extent it is possible to grant a lien on these proceeds.

 PLEDGE AGREEMENTS

   Under the pledge agreements executed by us, Magma and some of the intermediate holding companies in favor of the collateral agent, those parties pledged the following to the collateral agent, acting on behalf of the secured parties:


   (1) all of the equity interests in CE Texas Gas and the assigning subsidiaries, other than the capital stock of Magma and the 1% of the shares of capital stock of Salton Sea Power which is owned by Salton Sea Funding Corporation;


   (2) upon the redemption of, or other release of security interests under, Magma's 9 7/8% promissory notes, all of the capital stock of Magma;

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   (3) all of the capital stock of SECI Holdings; and

   (4) all dividends, distributions, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the equity interests described in clauses (1), (2) and (3).


   MidAmerican's obligation to make payments on Magma's 9 7/8% promissory notes is secured by a pledge of the capital stock of Magma and a lien on dividends and distributions in respect of the Magma stock. On March 3, 1999, MidAmerican repurchased $195.8 million in aggregate principal amount of its 9 7/8% Notes in connection with a tender offer for a repurchase price, including premium, of $215.4 million. In connection with the corresponding reduction of $195.8 million of the principal outstanding under Magma's 9 7/8% promissory notes, $215.4 million of the proceeds of the old securities were paid to MidAmerican. As a result of the 9 7/8% note repurchase offer, the outstanding principal amount of Magma's 9 7/8% promissory notes was reduced from $200 million to approximately $4.2 million. MidAmerican intends to redeem the remaining outstanding Magma 9 7/8% promissory notes on June 30, 2000, which is the first day upon which an optional redemption is permitted under the trust indenture for Magma's 9 7/8% promissory notes. A portion of the net proceeds of the old securities, in the amount of approximately $4.2 million, has been paid to MidAmerican and placed into a restricted account held by the depositary bank which is maintained solely for the purpose of paying the remaining amounts due to the secured parties. These proceeds are being used to pay interest on, and effect the redemption or earlier repurchase of the remaining outstanding principal of, Magma's 9 7/8% promissory notes. At the time of this redemption, the collateral agent is expected to obtain a pledge of all of Magma's capital stock.


INTERCREDITOR AGREEMENT


   The collateral will be shared among the secured parties as provided in the intercreditor agreement entered into among us, the assigning subsidiaries and the secured parties. The intercreditor agreement will govern:


   (1) the appointment of the collateral agent as agent for each of the secured parties;

   (2) the preservation and administration of the collateral by the collateral agent;

   (3) the disposition of the collateral among the secured parties upon acceleration and foreclosure; and

   (4) the application of:

       o available cash flow representing loss proceeds, expropriation proceeds, title proceeds, buy-out proceeds, refinancing proceeds or asset sale proceeds; and


       o proceeds from our sale of all or a portion of our interests in any assigning subsidiary or the sale by an assigning subsidiary of all or a portion of its interest in any project company.


Each person replacing any of the secured parties and each person, or a trustee therefor or agent thereof, holding secured obligations will be required to become a party to the intercreditor agreement, which will be amended to the extent necessary to accommodate the replacement or addition of those persons.

  VOTING

   The exercise of remedies following the occurrence of a trigger event, as described below, will be governed by the provisions of the intercreditor agreement. The affirmative vote of secured parties holding at least the following percentages of the combined exposure of all of the secured parties will be sufficient to direct the collateral agent to exercise remedies or take other actions:

   o with respect to a trigger event resulting from an event of default relating to payment, 33 1/3% of the combined exposure; or

   o with respect to any other trigger event or any other event or circumstance requiring a vote of the secured parties, 50% of the combined exposure.

  TRIGGER EVENTS; EXERCISE OF REMEDIES

   Each of the following events will be deemed a trigger event under the intercreditor agreement if the collateral agent, upon direction from the required percentage of secured parties, declares the event to be a trigger event:

   o the occurrence of an event of default under the indenture and the acceleration of all or a portion of the principal amount of the outstanding Securities; and

   o the occurrence of an event of default under any other instrument evidencing secured obligations and the acceleration of the secured obligations in an aggregate principal amount in excess of $5 million;

If a trigger event occurs and continues, the collateral agent, upon the written instructions of the required percentage of secured parties, will be authorized to take any and all actions and to exercise any and all rights, remedies and options available to it under the security documents.

  APPLICATION OF PROCEEDS FOLLOWING A TRIGGER EVENT

   Upon a foreclosure or other exercise of remedies following a trigger event, the proceeds of any sale, disposition or other realization upon the collateral will be distributed in the following order of priority:

   (1) first, to the trustee, the letter of credit provider, the collateral agent and the depositary bank, an amount sufficient to pay all administrative costs due and payable to those parties under the intercreditor agreement and the other financing documents;

   (2) second, to the secured parties, an amount equal to the unpaid amount of all secured obligations constituting principal, interest, premium (if any) and fees due and payable to the secured parties;

   (3) third, to the secured parties, an amount equal to the unpaid amount of all other secured obligations due and payable to the secured parties as of the date of the distribution; and


   (4) fourth, to us, the assigning subsidiaries or our or their successors and assigns or to whomever may be lawfully entitled, or as a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses (1) through (3) immediately above.

   At the time the collateral agent is to make a distribution under clause
(2) above, and with the same priority as the distribution, the collateral agent will deposit into a separate interest-bearing trust account funds up to the amount available for drawing on the debt service reserve letter of credit, calculated after giving effect to the redemption of securities with proceeds of the distribution. The collateral agent will hold the funds in the account until receipt of a written notice from the debt service reserve letter of credit provider that either (a) the depositary bank has made a drawing on the debt service reserve letter of credit, or (b) the debt service reserve letter of credit has expired or terminated. Upon receipt of a notice specified in (a) above, the collateral agent will distribute to the letter of credit provider funds equal to the drawing's proportionate share of the funds in by the account. Upon receipt of a notice specified in (b) above, the collateral agent will distribute the balance of the funds on deposit in the account in accordance with clauses (2), (3) and (4) above.


   The proceeds of any sale, disposition or other realization with respect to collateral held for the benefit of some but not all of the secured parties will be applied to the payment of obligations owed to the secured parties for whose benefit the collateral was held.

  APPLICATION OF PROCEEDS

   All (a) available cash flow representing loss proceeds, expropriation proceeds, title insurance proceeds, buy-out proceeds, refinancing proceeds or asset sale proceeds and (b) proceeds from our sale of all or a portion of our interests in any assigning subsidiary or the sale by a assigning subsidiary of all or a portion of its interests in any project company, in each case which are required to be applied to the redemption of securities, will be distributed in the following order of priority:


   (1) first, to the trustee, the letter of credit provider, the collateral agent and the depositary bank, an amount sufficient to pay all administrative costs due and payable to these parties as of the date of the distribution;

   (2) second, to the secured parties, an amount equal to the unpaid amount of all secured obligations constituting principal, interest, premium (if any) and fees due and payable to the secured parties as of the date of the distribution;

   (3) third, to the secured parties, an amount equal to the unpaid amount of all other secured obligations due and payable to the secured parties as of the date of the distribution; and


   (4) fourth, to us, the assigning subsidiaries or our or their successors and assigns or to whomever may be lawfully entitled or as a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses (1) through (3) immediately above.

   At the time a distribution is to be made under clause (2) above, and with the same priority as the distribution, the collateral agent will set aside available funds in a separate interest-bearing trust account in an amount up to the amount available for drawing on the debt service reserve letter of credit, calculated after giving effect to the redemption of securities with proceeds of the distribution. Upon a subsequent draw on the debt service reserve letter of credit, the collateral agent will transfer funds from the separate account to the letter of credit provider up to the amount drawn. Upon an expiration or termination of the debt service reserve letter of credit, funds in the separate account collateralizing the debt service reserve letter of credit will be released and applied as set forth in clauses
(2), (3) and (4) above.

                             PLAN OF DISTRIBUTION


   Each broker-dealer that receives new securities for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by participating broker-dealers during the period referred to below in connection with resales of new securities received in exchange for old securities if the old securities were acquired by the participating broker-dealers for their own accounts as a result of the market-making or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new securities for a period ending 120 days after the registration statement of which this prospectus is a part has been declared effective (subject to extension) or, if earlier, when all new securities have been disposed of by the participating broker-dealer.

   We will not receive any proceeds from the issuance of the new securities offered by this prospectus. New securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers and/or the purchasers of any new Securities. Any broker-dealer that resells new securities that were received by it for its own account in connection with the exchange offer and any broker-dealer the participates in a distribution of new Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of new Securities and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is a "underwriter" within the meaning of the Securities Act.

               UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

QUALIFICATIONS AND DEFINED TERMS


   The following summary describes material United States federal income tax considerations related to the acquisition, ownership and disposition of the securities.


   The summary is subject to the following qualifications:

   o The summary is based on the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect;

   o This discussion does not deal with holders that may be subject to special tax rules, including:

      o  insurance companies,

      o  tax-exempt organizations,

      o  financial institutions,

      o  dealers in securities or currencies,

      o  holders whose functional currency is not the U.S. dollar, and


      o holders who will hold the securities as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the securities and one or more other investments;

   o The summary is applicable only to purchasers that acquire the securities at the initial offering price and who will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code;

   o The summary is for general information only and does not address all aspects of United States federal income taxation that may be relevant to holders of the securities in light of their particular circumstances; and


   o The summary does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.


Accordingly prospective holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the securities.

   As used in this discussion, the term "United States holder" means a beneficial owner of a security that is (1) a citizen or resident of the United States for U.S. federal income tax purposes, (2) a corporation created or organized under the laws of the United States, any State or the District of Columbia, (3) an estate the income of which is subject to United States federal income tax without regard to its source or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. A "non-United States holder" is any beneficial holder of a security that is not a United States holder.


INCOME TAX CONSIDERATIONS FOR UNITED STATES HOLDERS

 TAX CONSEQUENCES OF THE EXCHANGE OFFER


   The exchange of an old security for a new security in the exchange offer will not constitute a "significant modification" of the old security for United States federal income tax purposes and, accordingly, the new security will be treated as a continuation of the old security in the hands of the holder. As a result, there will be no United States federal income tax consequences to a United States holder who exchanges an old security for the new security in the exchange offer and the holder will have the same adjusted tax basis and holding period in the new security as it had in the old security immediately before the exchange.

  ORIGINAL ISSUE DISCOUNT AND PAYMENTS OF INTEREST


   The old securities were not, and the new securities will not be, issued with more than a de minimis amount of original issue discount. Accordingly, interest on a security generally will be taxable to a United States holder as ordinary income at the time it accrues or is received in accordance with the United States holder's method of accounting for U.S. federal income tax purposes.

  DISPOSITION OF SECURITIES

   Upon the sale, exchange, redemption, retirement or other disposition of a security, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized upon the sale, exchange, redemption, retirement or other disposition (not including amounts attributable to accrued but unpaid interest, which will be taxable as such) and (2) the holder's adjusted tax basis in the security. A United States holder's tax basis in a security will, in general, be the United States holder's cost for the security. The gain or loss will be capital gain or loss. Capital gain recognized by an individual investor upon a disposition of a security that has been held for more than 12 months will generally be subject to a maximum tax rate of 20% or, in the case of a security that has been held for 12 months or less, will be subject to tax at ordinary income tax rates.


INCOME TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS

 PAYMENTS OF PRINCIPAL AND INTEREST


   Under present U.S. federal income tax law, subject to the discussion of backup withholding and information reporting below, payments of principal of and interest on the securities to any non-United States holder will not be subject to U.S. federal income or withholding tax so long as the following conditions are satisfied:


   o the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our membership interests entitled to vote;

   o the non-United States holder is not a bank receiving interest under a loan agreement entered into in the ordinary course of its trade or business;

   o the non-United States holder is not a controlled foreign corporation that is related to us (directly or indirectly) through equity ownership;

   o the interest payments are not effectively connected with a United States trade or business; and

   o  the following certification requirements are met:


      o the beneficial owner of the security certifies on IRS Form W-8 or a substantially similar substitute form, under penalties of perjury, that it is not a United States person and provides its name and address, and

      o (a) the beneficial owner files the form with the withholding agent or (b) in the case of a security held by a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the security, the financial institution certifies to us or our agent under penalties of perjury that the statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the withholding agent with a copy of the certification.

  DISPOSITION OF SECURITIES

   Under present U.S. federal income tax law, subject to the discussion of backup withholding and information reporting below, a non-United States holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption, retirement or other disposition of a security, unless (1) the gain is effectively connected with a trade or business carried on by the holder within the United States or, if a treaty applies, is generally attributable to a United States permanent establishment maintained by the holder, or (2) the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING


   In general, payments of interest and the proceeds of the sale, exchange, redemption, retirement or other disposition of the securities payable by a U.S. paying agent or other U.S. intermediary will be subject to information reporting. In addition, backup withholding at a rate of 31% will apply to these payments if the holder fails to provide an accurate taxpayer identification number in the case of a United States holder or the certification described above (in the case of a non-United States holder) or other evidence of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Some categories of United States Holders (including, among others, corporations) and non-United States holders that comply with certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the holder's U.S. federal income tax liability, so long as the required information is timely furnished to the Internal Revenue Service. Holders of securities should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption. On October 6, 1997, new Treasury Regulations were issued that generally modify the information reporting and backup withholding rules applicable to specified payments made after December 31, 1999. In general, the new regulations would not significantly alter the present rules discussed above.


                                LEGAL MATTERS


   The validity of the new securities will be passed upon for us by Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022.


                                   EXPERTS

   Our consolidated financial statements as of December 31, 1998 and 1997, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1998, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon the report of such firm givens upon their authority as experts in accounting and auditing.

   The consolidated financial statements of Magma Power Company and subsidiaries and Falcon Seaboard Resources, Inc and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1998 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                POWER GENERATION PROJECTS INDEPENDENT ENGINEER

   Fluor Daniel, Inc. prepared the power generation projects independent engineer's report dated February 24, 1999, which is included as Appendix A to this prospectus. Fluor Daniel's report has been included in this prospectus in reliance upon the conclusions of Fluor Daniel and upon the firm's experience in preparing independent engineer's reports for power projects.

                  NATURAL GAS PROJECTS INDEPENDENT ENGINEER

   R.W. Beck, Inc. prepared the natural gas projects independent engineer's report dated February 24, 1999, which is included as Appendix B to this prospectus. R.W. Beck's report has been included in this prospectus in reliance upon the conclusions of R.W. Beck and upon the firm's experience in preparing independent engineer's reports for natural gas-fired power projects.

                   GEOTHERMAL PROJECTS INDEPENDENT ENGINEER

   Fluor Daniel also prepared the geothermal projects independent engineer's report dated February 17, 1999, which is included as Appendix C to this prospectus. Fluor Daniel's report has been included in this prospectus in reliance upon the conclusions of Fluor Daniel and upon the firm's experience in preparing independent engineer's reports for geothermal power projects.

                             CONSULTANTS' REPORTS

   Henwood Energy Services has prepared the power market consultant's report dated February 11, 1999 included as Appendix D to this prospectus. You should read this report in its entirety for information with respect to industry and regulatory matters affecting the sales of electricity by some of the projects and the related subjects discussed in the report. Henwood's report has been included in this prospectus in reliance upon the conclusions of Henwood and upon the firm's experience in providing business advisory and other services and market forecasts in electricity and gas to international firms and public authorities.

   GeothermEx, Inc. prepared the geothermal resource consultant's report dated February 1999 included as Appendix E to this prospectus. You should read this report in its entirety for information on the sufficiency of the geothermal resources available for use and for conversion to electrical power by the Imperial Valley projects and the related subjects discussed in the report. GeothermEx's report has been included in this prospectus in reliance upon the conclusions of GeothermEx and upon the firm's experience in preparing consultant's reports for geothermal projects.

                     WHERE YOU CAN FIND MORE INFORMATION


   We have filed a registration statement on Form S-4 with the Securities and Exchange Commission under the Securities Act with respect to our offering of the new securities. This prospectus does not contain all of the information in the registration statement. You will find additional information about us and the new securities in the registration statement. Any statement made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement.

   We are subject to the informational requirements of the Exchange Act and file periodic reports, registration statements, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy the registration statement, including exhibits, and our periodic reports, registration statements, proxy statements and other information we file with the Securities and Exchange Commission at the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can be obtained from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other materials that are filed through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov.

                        INDEX TO FINANCIAL STATEMENTS


                                                                        PAGE

                                                                    ------------

Consolidated Financial Statements of CE Generation, LLC:

Independent Auditors' Report .....................................      F-3

Consolidated Balance Sheets as of December 31, 1998 and 1997  ....      F-4

Consolidated Statements of Operations for the Three Years Ended
 December 31, 1998, 1997 and 1996 ................................      F-5

Consolidated Statements of Cash Flows for the Three Years Ended
 December 31, 1998, 1997 and 1996 ................................      F-6

Notes to Consolidated Financial Statements .......................   F-7 -F-25



Interim Consolidated Financial Statements of CE Generation, LLC:
Consolidated Balance Sheets as of September 30, 1999
 and December 31, 1998 ............................................      F-26
Consolidated Statements of Operations for the Nine
 Months Ended September 30, 1999 and 1998 .........................      F-27
Consolidated Statements of Cash Flows for the Nine
 Months Ended September 30, 1999 and 1998 .........................      F-28
Notes to Consolidated Financial Statements ........................   F-29 -F-31

Consolidated Financial Statements of Magma Power Company:
Independent Auditors' Report ......................................       F-32
Consolidated Balance Sheets as of December 31, 1998 and 1997  .....       F-33
Consolidated Statements of Operations for the Three Years Ended
 December 31, 1998, 1997 and 1996 .................................       F-34
Consolidated Statements of Stockholders Equity for the Three
 Years Ended December 31, 1998, 1997 and 1996 .....................       F-35
Consolidated Statements of Cash Flows for the Three Years Ended
 December 31, 1998, 1997 and 1996 .................................       F-36
Notes to Consolidated Financial Statements ........................    F-37 - F-48



Interim Consolidated Financial Statements of Magma Power Company:
Consolidated Balance Sheets as of September 30, 1999
 and December 31, 1998 ............................................      F-49
Consolidated Statements of Operations for the Nine
 Months Ended September 30, 1999 and 1998 .........................      F-50
Consolidated Statements of Cash Flows for the Nine
 Months Ended September 30, 1999 and 1998 .........................      F-51
Notes to Consolidated Financial Statements ........................      F-52

                                                                                      PAGE
                                                                                  ------------
Consolidated Financial Statements of Falcon Seaboard Resources, Inc.:
Independent Auditors' Report  ..................................................      F-53
Consolidated Balance Sheets as of December 31, 1998 and 1997  ..................      F-54
Consolidated Statements of Operations for the Three Years Ended
 December 31, 1998, 1997 and 1996  .............................................      F-55
Statements of Changes in Stockholders Equity for the Three Years
 Ended December 31, 1998, 1997 and 1996 ........................................      F-56
Consolidated Statements of Cash Flows for the Three Years Ended
 December 31, 1998, 1997 and 1996  .............................................      F-57
Notes to Consolidated Financial Statements  ....................................   F-58 - F-64



Interim Consolidated Financial Statements of Falcon Seaboard Resources, Inc.:
Consolidated Balance Sheets as of September 30, 1999
 and December 31, 1998 .........................................................      F-65
Consolidated Statements of Operations for the Nine
 Months Ended September 30, 1999 and 1998 ......................................      F-67
Consolidated Statements of Cash Flows for the Nine
 Months Ended September 30, 1999 and 1998 ......................................      F-68
Notes to Consolidated Financial Statements .....................................      F-69



Unaudited Pro Forma Condensed Financial Data of Magma Power Company:
Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December
 31, 1998 ........................................................................    F-71
Unaudited Pro Forma Condensed Statement of Operations for the Nine Months Ended
 September 30, 1999 ..............................................................    F-72
Notes to Unaudited Pro Forma Condensed Financial Data ............................    F-73

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
CE Generation, LLC

   We have audited the accompanying consolidated balance sheets of CE Generation, LLC as of December 31, 1998 and 1997, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of CE Generation, LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.


   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CE Generation, LLC as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
January 28, 1999 (February 22, 1999 as to the first paragraph in Note 1 and March 3, 1999 as to Note 15)

                                  * * * * *

                              CE GENERATION, LLC
                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1998 AND 1997
                            (AMOUNTS IN THOUSANDS)


                                                                1998          1997
                                                            ------------ ------------
ASSETS
Cash and cash equivalents .................................  $   25,774    $   23,684
Restricted cash ...........................................      26,877         6,597
Accounts receivable .......................................      67,629        53,072
Prepaid expenses...........................................      11,677        10,222
Inventory..................................................      15,442        12,251
Deferred income taxes......................................      31,753        32,898
                                                            ------------ ------------
Other assets...............................................       4,629         6,399
  Total current assets.....................................     183,781       145,123
Restricted cash ...........................................     101,676           310
Properties, plants, contracts and equipment, net  .........     893,492       932,207
Equity investments ........................................     125,036       131,207
Excess of cost over fair value of net assets acquired, net      310,700       322,581
Note receivable from related party (Note 7) ...............     140,520            --
Deferred financing charges and other assets ...............      27,180        29,446
                                                            ------------ ------------
  Total assets ............................................  $1,782,385    $1,560,874
                                                            ============ ============
LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable and other accrued liabilities  ...........  $   37,940    $   45,345
Current portion of long term debt..........................      72,104       119,743
                                                            ------------ ------------
  Total current liabilities................................     110,044       165,088
Project loan ..............................................      76,261        90,529
Salton Sea notes and bonds ................................     568,980       341,816
Notes payable to related party ............................     247,681       247,812
Deferred income taxes .....................................     240,602       247,891
Other long term liabilities................................       1,870         3,598
                                                            ------------ ------------
  Total liabilities .......................................   1,245,438     1,096,734
Commitments and contingencies (Notes 9 and 12)
Net investment and advances ...............................     536,947       464,140
                                                            ------------ ------------
Total liabilities and equity ..............................  $1,782,385    $1,560,874
                                                            ============ ============


  The accompanying notes are an integral part of these financial statements.

                              CE GENERATION, LLC
                    CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                            (AMOUNTS IN THOUSANDS)

                                              1998        1997       1996
                                           ---------- ----------  ----------
REVENUE:
 Sales of electricity and steam ..........  $395,560    $381,458   $281,307
 Equity earnings in subsidiaries  ........    10,732      14,542      4,263
 Interest and other income ...............    29,883      11,138     19,273
                                           ---------- ----------  ----------
  Total revenues..........................   436,175     407,138    304,843
                                           ---------- ----------  ----------
COST AND EXPENSES:
 Plant operations ........................   114,092     119,973     94,245
 General and admininstration .............     4,963       4,380      3,503
 Depreciation and amortization ...........    96,818      88,504     72,533
 Interest expense ........................    74,653      80,907     77,669
 Less interest capitalized ...............      (347)         --     (4,805)
                                           ---------- ----------  ----------
  Total expenses .........................   290,179     293,764    243,145
                                           ---------- ----------  ----------
Income before provision for income taxes     145,996     113,374     61,698
Provision for income taxes ...............    52,218      43,378     15,487
                                           ---------- ----------  ----------
Net income ...............................  $ 93,778    $ 69,996   $ 46,211
                                           ========== ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                              CE GENERATION, LLC
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                            (AMOUNTS IN THOUSANDS)


                                                           1998        1997         1996
                                                       ----------- -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ..........................................  $  93,778    $  69,996   $  46,211
 ADJUSTMENTS TO RECONCILE CASH FLOWS FROM OPERATING
  ACTIVITIES:
 Depreciation and amortization .......................     96,818       88,504      72,533
 Provision for deferred income taxes .................     (6,144)       4,280       3,874
 Equity earnings in subsidiaries......................    (10,732)     (14,542)     (4,263)
 CHANGES IN OTHER ITEMS:
  Accounts receivable ................................    (14,557)      (2,005)     (1,112)
  Accounts payable and other accrued liabilities  ....     (9,133)       4,837     (26,540)
  Other assets........................................      7,524        4,769      32,990
                                                       ----------- -----------  -----------
    Net cash flows from operating activities  ........    157,554      155,839     123,693
                                                       ----------- -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures ................................    (46,222)     (21,676)    (90,734)
 Decrease (increase) in inventory.....................     (3,191)       2,893      (4,993)
 Purchase of Falcon Seaboard and Partnership
  Interest, net of cash acquired .....................         --           --    (264,324)
 Distributions from equity investments ...............     16,903       23,960       8,295
 Decrease (increase) in restricted cash ..............   (101,366)      15,120      41,786
                                                       ----------- -----------  -----------
    Net cash flows from investing activities  ........   (133,876)      20,297    (309,970)
                                                       ----------- -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of Salton Sea notes and bonds .............   (106,938)     (90,228)    (48,106)
 Proceeds from Salton Sea notes and bonds ............    285,000           --     135,000
 Note receivable from related party ..................   (140,520)          --          --
 Repayment of note payable to related party ..........       (131)          --        (480)
 Repayment of project loans ..........................    (12,805)     (11,237)   (107,906)
 Deferred charge relating to debt financing ..........     (4,943)     (11,623)    (11,749)
 Advances (to) from MEHC, net ........................    (20,971)     (60,759)    175,267
                                                       ----------- -----------  -----------
 Decrease (increase) in restricted cash ..............    (20,280)         (97)     26,915
    Net cash flows from financing activities  ........    (21,588)    (173,944)    168,941
                                                       ----------- -----------  -----------
Net increase (decrease) in cash and cash equivalents        2,090        2,192     (17,336)
Cash and cash equivalents at beginning of year  ......     23,684       21,492      38,828
                                                       ----------- -----------  -----------
Cash and cash equivalents at end of year .............  $  25,774    $  23,684   $  21,492
                                                       =========== ===========  ===========
SUPPLEMENTAL DISCLOSURE:
 Interest paid .......................................  $  73,283    $  72,846   $  64,244
                                                       =========== ===========  ===========
 Income taxes paid....................................     58,362       39,098      11,613
                                                       =========== ===========  ===========


  The accompanying notes are an integral part of these financial statements.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                            (AMOUNTS IN THOUSANDS)

1. BUSINESS


   MidAmerican Energy Holdings Company ("MEHC" and formerly CalEnergy Company, Inc.) completed a strategic restructuring in conjunction with its acquisition of MidAmerican Energy Holdings Company in which MEHC's common stock interests in Magma Power Company, Falcon Seaboard Resources, Inc. and California Energy Development Corporation, and their subsidiaries (which own the geothermal and natural gas-fired combined cycle cogeneration facilities described below), were contributed by MEHC to the newly created CE Generation, LLC. This restructuring was completed in February 1999.

   BASIS OF PRESENTATION--These consolidated financial statements of CE Generation, LLC reflect the consolidated financial statements of Magma Power Company and subsidiaries (excluding wholly-owned subsidiaries retained by MEHC), Falcon Seaboard Resources, Inc. and subsidiaries and Yuma Cogeneration Associates, each a wholly-owned subsidiary. The consolidated financial statements present the financial position, results of operations and cash flows of CE Generation as if CE Generation was a separate legal entity for all periods presented. CE Generation has accounted for MEHC's contribution of assets and liabilities to CE Generation in accordance with Interpretation No. 39 of APB Opinion No. 16, Transfers and Exchanges Between Companies Under Common Control. Accordingly, MEHC's basis in these assets and liabilities, which reflects the acquisitions discussed in Note 3, has been carried over and reflected in CE Generation's financial statements. All material intercompany transactions and balances have been eliminated in consolidation.

   GENERAL--CE Generation is engaged in the independent power business. The following table sets out information concerning CE Generation's projects:



                               COMMERCIAL
    PROJECT         FUEL       OPERATION    CAPACITY     LOCATION
--------------  ------------ ------------  ---------- -------------
     Vulcan      Geothermal       1986        34 MW     California
   Del Ranch     Geothermal       1989        38 MW     California
     Elmore      Geothermal       1989        38 MW     California
    Leathers     Geothermal       1990        38 MW     California
 Salton Sea I    Geothermal       1987        10 MW     California
 Salton Sea II   Geothermal       1990        20 MW     California
Salton Sea III   Geothermal       1989       49.8 MW    California
 Salton Sea IV   Geothermal       1996       39.6 MW    California
 Salton Sea V    Geothermal       2000        49 MW     California
    CE Turbo     Geothermal       2000        10 MW     California
Power Resources      Gas          1988       200 MW        Texas
      Yuma           Gas          1994        50 MW       Arizona
    Saranac          Gas          1994       240 MW      New York
     Norcon          Gas          1992        80 MW    Pennsylvania

   Vulcan, Del Ranch, Elmore, Leathers and CE Turbo are referred to as the Partnership Projects. Salton Sea I, II, III, IV and V are referred as the Salton Sea Projects. The Partnership Projects and the Salton Sea Projects are collectively referred to as the Imperial Valley Projects. Power Resources, Yuma, Saranac and Norcon are referred to as the Gas Projects.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


   CASH EQUIVALENTS--CE Generation considers all investment instruments purchased with an original maturity of three months or less to be cash equivalents. Restricted cash is not considered a cash equivalent.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

    RESTRICTED CASH--The restricted cash balance is composed of restricted accounts for debt service, capital expenditures and major maintenance expenditures. The debt service funds are legally restricted as to their use and require the maintenance of specific minimum balances equal to the next debt service payment.

   The capital expenditure funds are restricted for use in the construction of Salton Sea V, the CE Turbo Project and the construction of new brine facilities at the Imperial Valley Projects, which resulted from the sale on October 13, 1998 by Salton Sea Funding Corporation of $285,000 aggregate amount of 7.475% Senior Secured Series F Bonds due November 30, 2018 (see
Note 7).


   WELL COSTS--The cost of drilling and equipping production wells and other direct costs, are capitalized and amortized on a straight-line basis over their estimated useful lives when production commences. The estimated useful lives of production wells are twenty years.


   DEFERRED WELL AND REWORK COSTS--Geothermal well rework costs are deferred and amortized over the estimated period between reworks ranging from 18 months to 24 months. These deferred costs, net of accumulated amortization, are $6,709 and $4,811 at December 31, 1998 and 1997, respectively, and are included in other assets.

   PROPERTIES, PLANTS, CONTRACTS, EQUIPMENT AND DEPRECIATION--The cost of major additions and betterments are capitalized, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed.

   Depreciation of the operating power plant costs, net of salvage value if applicable, is computed on the straight line method over the estimated useful life of 30 years. Depreciation of furniture, fixtures and equipment is computed on the straight line method over the estimated useful lives of the related assets, which range from 3 to 10 years.


   The acquisitions of Magma Power Company, Falcon Seaboard Resources, Inc. and Edison Mission Energy's partnership interests by CE Generation have been accounted for as purchase business combinations. All identifiable assets acquired and liabilities assumed were assigned a portion of the cost of acquiring the respective companies equal to their values at the date of the acquisition and includes power sales agreements which are amortized separately on a straight-line basis over (1) for the Edison Partnership interests and Magma acquisitions, the remaining portion of the scheduled price periods of the power sales agreements which range from 1 to 5 years,
(2) for the Edison Partnership interests and Magma acquisitions, the 20 year avoided cost periods of the power sales agreements and (3) over the remaining contract periods which range from 7 to 30 years.

   EQUITY INVESTMENTS--CE Generation's investments in Saranac and Norcon are accounted for using the equity method of accounting since CE Generation has the ability to exercise significant influence over the investees' operating and financial policies through its managing general partnership interests. At December 31, 1998 and 1997, the carrying amount of CE Generation's investment in Saranac differs from its underlying equity in net assets of Saranac by $108,788 (net of accumulated amortization of $24,824) and $119,060 (net of accumulated amortization of $14,552), respectively. This difference, which represents the adjustment to record the fair value of the investment at the date of acquisition, is being amortized on a straight-line basis over approximately 13 years, the remaining portion of the power sales agreement at the date of acquisition.


   EXCESS OF COST OVER FAIR VALUE--Total acquisition costs in excess of the fair values assigned to the net assets acquired are amortized over a 40 year period for the Magma acquisition and a 25 year period for the Falcon Seaboard acquisition, both using the straight line method. Accumulated amortization was $32,857 and $22,985 at December 31, 1998 and 1997, respectively.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)


    MAINTENANCE AND REPAIR RESERVES--Major maintenance and repair reserves are recorded monthly based on CE Generation's long-term scheduled major maintenance plans for the Gas Projects and included in accrued liabilities. Other maintenance and repairs are charged to expense as incurred.


   CAPITALIZATION OF INTEREST AND DEFERRED FINANCING COSTS--Prior to the commencement of operations, interest is capitalized on the costs of the plants and geothermal resource development to the extent incurred. Capitalized interest and other deferred charges are amortized over the lives of the related assets.

   Deferred financing costs are amortized over the term of the related financing using the effective interest method.

   REVENUE RECOGNITION--Revenues are recorded based upon electricity and steam delivered to the end of the month. See Note 5 for contractual terms of power sales agreements. Royalties earned from providing geothermal resources to power plants operated by other geothermal power producers are recorded when delivered.


   INCOME TAXES--CE Generation has historically been included in the consolidated income tax returns of MEHC. CE Generation's provision for income taxes is computed on a separate return basis. CE Generation recognizes deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse.

   FINANCIAL INSTRUMENTS--CE Generation utilizes swap agreements to manage market risks and reduce its exposure resulting from fluctuation in interest rates. For interest rate swap agreements, the net cash amounts paid or received on the agreements are accrued and recognized as an adjustment to interest expense. CE Generation's practice is not to hold or issue financial instruments for trading purposes. These instruments are either exchange traded or with counterparties of high credit quality; therefore, the risk of nonperformance by the counterparties is considered to be negligible.


   Fair values of financial instruments are estimated based on quoted market prices for debt issues actively traded or on market prices of similar instruments and/or valuation techniques using market assumptions.


   IMPAIRMENT OF LONG-LIVED ASSETS--CE Generation reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized whenever evidence exists that the carrying value is not recoverable.

   START-UP COSTS--In 1998, CE Generation adopted SOP No. 98-5, Reporting on the Costs of Start-Up Activities, which requires costs of start-up activities and organization costs be expensed as incurred. Such adoption had no significant effect on CE Generation.


   USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


   ACCOUNTING PRONOUNCEMENTS--In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which established accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. CE Generation has not yet determined the impact of this accounting pronouncement.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

3. ACQUISITIONS

   On August 7, 1996, MEHC completed the acquisition of Falcon Seaboard Resources, Inc. (FSRI) for approximately $226,000. The transaction was accounted for as a purchase business combination. All identifiable assets acquired and liabilities assumed were assigned a portion of the cost of acquiring FSRI, equal to the fair values at the date of acquisition.


   On April 17, 1996, MEHC completed the acquisition of Edison Mission Energy's partnership interests (the "Partnership Interest Acquisition") in four geothermal operating facilities in California for approximately $70,000. The four projects, Vulcan, Del Ranch, Leathers and Elmore are located in the Imperial Valley of California. Prior to this transaction, CE Generation was a 50% owner of these facilities and consolidated these entities using the proportional consolidation method. The Partnership Interest Acquisition has been accounted for as a purchase business combination. All identifiable assets acquired and liabilities assumed were assigned a portion of the cost of acquiring the Partnership Interest, equal to their fair values at the date of the acquisition.

   On a pro forma basis for the year ended December 31, 1996, assuming these transactions were effected January 1, 1996, CE Generation's revenue and net income would have been $374,973 and $52,586, respectively.


4. EQUITY INVESTMENTS


   CE Generation indirectly holds noncontrolling general and limited partnership interests in two partnerships, Saranac Power Partners, L.P. (Saranac) and Norcon Power Partners, L.P. (Norcon) which were formed to build, own and operate natural gas fired combined cycle cogeneration facilities. The lenders to these partnerships have recourse only against these facilities and the income and revenues therefrom. CE Generation has a current approximate 45% economic interest in Saranac and a current 20% economic interest in Norcon. CE Generation will have an approximate 80% economic interest in each of these partnerships after outside limited partners' returns, as defined in the Partnership Agreements, are achieved. The Saranac outside limited partners, TPC Saranac and General Electric Capital Company, must achieve after tax returns of approximately 8.35% and 7.252%, respectively. Norcon's partner, TPC Norcon, must achieve a pre-tax return of approximately 16.5%.

   The following is a summary of aggregated financial information for all investments owned by CE Generation which are accounted for under the equity method at December 31, 1998 and 1997:



                                             1998         1997
                                         -----------  -----------
Assets ..................................  $414,546     $434,028
Liabilities .............................   306,234      326,230
Net income ..............................    44,338       47,478


   Saranac's total revenue for the years ended December 31, 1998, 1997 and 1996 were $141,876, $146,954 and $140,396, respectively. Norcon's total revenues for the years ended December 31, 1998, 1997 and 1996 were $52,268, $50,908 and $44,893, respectively.

   Saranac has project financing through a 14 year note payable agreement with a lender with a principal amount outstanding of $189,282 at December 31, 1998. The note agreement is collateralized by all of the assets of Saranac. Saranac is restricted by the terms of the payable agreement from making distributions or withdrawing any capital amounts without the consent of the lender. Under terms of the note payable agreement, distributions may be made to the partners in accordance with the terms of the Saranac partnership agreement. Distributions are made monthly and quarterly to the extent of the partnership's excess cash balances.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

   Each of the Saranac partners has an interest in cash distributions by Saranac which changes when certain after-tax rates of return are achieved by GE Capital and the TPC Saranac partners on their contributions to Saranac. The cash distributions of Saranac are divided into three levels:
(1) distributions in fixed amounts payable during the first 15 years of operation of the Saranac project, which are applied first to pay debt service and other amounts due under the Saranac project financing documents and any refinancing loans, with the remainder paid to GE Capital to enable it to achieve a certain base rate of return; (2) distributions of the Saranac available cash remaining after payment of the level 1 distributions during the first 15 years of operation of the Saranac project: (3) distributions after the first 15 years of operation of the Saranac project. During the first 15 years of operation of the Saranac project, Saranac Energy will receive 63.51% of the level 2 distributions until TPC Saranac partners achieve an 8.35% rate of return and, after such return is achieved (which we expect to occur in 2000), Saranac Energy will receive 81.18% of the level 2 distributions. After the first 15 years of operation of the Saranac project, Saranac Energy will receive 68% of the level 3 distributions until GE Capital achieves a certain supplemental rate of return and, thereafter, Saranac Energy will receive 76% of the level 3 distributions.

   Norcon has project financing under a note payable comprised of senior and junior debt with a total principal amount outstanding at December 31, 1998 of $104,524. The note payable is collateralized by all of Norcon's assets. Under the terms of the note payable agreement, Norcon is allowed to make distributions after certain funds have been established; principally, a minimum of $500 must be maintained in the Project's revenue account. Distributions are made monthly and quarterly to the extent of the partnership's excess cash balances.

   There were no undistributed earnings in equity investments at December 31, 1998.

5. PROPERTIES, PLANTS, CONTRACTS AND EQUIPMENT

   Properties, plants, contracts and equipment comprise the following at December 31:

                                                     1998        1997
                                                 ----------- -----------
Power plants ...................................  $  678,710  $  659,369
Wells and resource development .................     137,399     124,500
Power sales agreements .........................     287,653     287,653
Licenses and equipment .........................      41,671      41,471
                                                 ----------- -----------
  Total operating facilities ...................   1,145,433   1,112,993
Less accumulated depreciation and amortization      (270,244)   (184,788)
                                                 ----------- -----------
Net operating facilities........................     875,189     928,205
                                                 ----------- -----------
Construction in progress:
 Other development .............................      18,303       4,002
                                                 ----------- -----------
  Total ........................................  $  893,492  $  932,207
                                                 =========== ===========


   SIGNIFICANT CUSTOMERS AND CONTRACTS--All of CE Generation's current sales of electricity from the Imperial Valley Projects, which comprise approximately 74% both of 1998 and 1997 electricity and steam revenues, are to Southern California Edison Company (Edison) and are under long-term power purchase contracts. Accounts receivable, which are primarily from Edison, are primarily uncollateralized receivables from long-term power purchase contracts described below. If the customers were unable to perform, CE Generation could incur an accounting loss equal to the entire receivable balance, or $67,629 at December 31, 1998.


   GEOTHERMAL PROJECTS--The current Partnership Projects sell all electricity generated by the respective plants pursuant to four long-term standard offer no. 4, or SO4, agreements between the

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

Projects and Edison that are based on this standard form. These SO4 agreements provide for capacity payments, capacity bonus payments and energy payments. Edison makes fixed annual capacity and capacity bonus payments to the Projects to the extent that capacity factors exceed certain benchmarks. The price for capacity and capacity bonus payments is fixed for the life of the SO4 Agreements. Energy is sold at increasing scheduled rates for the first ten years after firm operation and thereafter at a rate which is based on the cost that Southern California Edison avoids by purchasing energy from the project instead of obtaining the energy from other sources. Southern California Edison's avoided cost is currently determined by an approved interim formula which adjusts historic costs by an inflation/deflation factor representing monthly changes in the cost of natural gas at the California border and adjustment factors based on the time the day, week and year in which the energy is delivered. Consequently, under this methodology, energy payments under the SO4 agreements will fluctuate based on the time of generation and monthly changes in average fuel costs in the California energy market. Legislation recently adopted in California establishes that the price qualifying facilities receive as energy payments would be modified from the current short-run avoided cost basis to the clearing price established by the PX once specified conditions are met. As the main condition, the legislation requires that the California Public Utilities Commission must first issue an order determining that the PX is functioning properly for the purposes of determining the short-run avoided cost energy payments to be made to non-utility power generators. Additionally, a project company may, upon appropriate notice to Southern California Edison, exercise a one-time option to elect to thereafter receive energy payments based upon the clearing price from the PX.

   The PX is a nonprofit public benefit corporation formed under California law to provide a competitive marketplace where buyers and sellers of power, including utilities, end-use customers, independent power producers and power marketers, complete wholesale trades through an electronic auction. The PX currently operates two markets: (1) a day ahead market which is comprised of twenty-four separate concurrent auctions for each hour of the following day and (2) an hour ahead market for each hour of each day for which bids are due two hours before each hour. In each market, the PX receives bids from buyers and sellers and, based on the bids, establishes the market clearing price for each hour and schedules deliveries from sellers whose bids did not exceed the market clearing price to buyers whose bids were not less than the market clearing price. All trades are executed at the market clearing price.

   The scheduled energy price periods of the Partnership Projects SO4 agreements extended until February 1996, December 1998 and December 1998 for each of the Vulcan, Del Ranch and Elmore Partnerships, respectively, and extend until December 1999 for the Leathers Partnership. Del Ranch and Elmore Partnerships' SO4 agreements provided for energy rates of 14.6 cents per kWh in 1998. Leathers Partnership SO4 agreement provides for an energy rate of
14.6 cents per kWh in 1998 and 15.6 cents per kWh in 1999. The weighted average energy rate for all of the Partnership Projects' SO4 Agreements was
11.7 cents per kWh in 1998.

   Salton Sea I sells electricity to Edison pursuant to a 30-year negotiated power purchase agreement, as amended (the Salton Sea I PPA), which provides for capacity and energy payments. The energy payment is calculated using a Base Price which is subject to quarterly adjustments based on a basket of indices. The time period weighted average energy payment for Salton Sea I was
5.4 cents per kWh during 1998. As the Salton Sea I PPA is not an SO4 Agreement, the energy payments do not revert to Edison's Avoided Cost of Energy. The capacity payment is approximately $1,100 per annum.

   Salton Sea II and Salton Sea III sell electricity to Edison pursuant to 30-year modified SO4 agreements that provide for capacity payments, capacity bonus payments and energy payments. The

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

price for contract capacity and contract capacity bonus payments is fixed for the life of the modified SO4 agreements. The energy payments for each of the first ten year periods, which periods expire in April 2000 and February 1999, respectively, are levelized at a time period weighted average of 10.6 cents per kWh and 9.8 cents per kWh for Salton Sea II and Salton Sea III, respectively. Thereafter, the monthly energy payments will be Edison's Avoided Cost of Energy. For Salton Sea II only, Edison is entitled to receive, at no cost, 5% of all energy delivered in excess of 80% of contract capacity through September 30, 2004. The annual capacity and bonus payments for Salton Sea II and Salton Sea III are approximately $3,300 and $9,700, respectively.

   Salton Sea IV sells electricity to Edison pursuant to a modified SO4 agreement which provides for contract capacity payments on 34 MW of capacity at two different rates based on the respective contract capacities deemed attributable to the original Salton Sea PPA option (20 MW) and to the original Fish Lake PPA (14 MW). The capacity payment price for the 20 MW portion adjusts quarterly based upon specified indices and the capacity payment price for the 14 MW portion is a fixed levelized rate. The energy payment (for deliveries up to a rate of 39.6 MW) is at a fixed rate for 55.6% of the total energy delivered by Salton Sea IV and is based on an energy payment schedule for 44.4% of the total energy delivered by Salton Sea IV. The contract has a 30-year term but Edison is not required to purchase the 20 MW of capacity and energy originally attributable to the Salton Sea I PPA option after September 30, 2017, the original termination date of the Salton Sea I PPA.


   For the years ended December 31, 1998, 1997 and 1996, Edison's average Avoided Cost of Energy was 3.0 cents, 3.3 cents and 2.5 cents per kWH, respectively, which is substantially below the contract energy prices earned for the year ended December 31, 1998. CE Generation cannot predict the likely level of Avoided Cost of Energy or PX prices under the SO4 agreements and the modified SO4 agreements at the expiration of the scheduled payment periods. The revenues generated by each of the projects operating under SO4 agreements will decline significantly after the expiration of the respective scheduled payment periods.

   The Imperial Valley Projects other than Salton Sea Unit I receive transmission service from the Imperial Irrigation District to deliver electricity to Southern California Edison near Mirage, California. These projects pay a rate based on the Imperial Irrigation District's cost of service which was $1.52 per month per kilowatt of service provided for 1998 and is recalculated annually. The transmission service and interconnection agreements expire in 2015 for the Partnership Projects, 2019 for Salton Sea Unit III, 2020 for Salton Sea Unit II and 2026 for Salton Sea Unit IV. Salton Sea Unit V and the CE Turbo projects have entered into 30-year agreements with similar terms with the Imperial Irrigation District. Salton Sea Unit I delivers energy to Southern California Edison at the project site and has no transmission service agreement with the Imperial Irrigation District.

   The Imperial Valley projects obtain their geothermal resource rights from Magma Power Company and Magma Land Company I which are our subsidiaries.


   The Partnership Project pays royalties based on both energy revenues and total electricity revenues. Del Ranch and Leathers pay royalties of 5% of energy revenues and 1% of total electricity revenue. Elmore pays royalties of 5% of energy revenues. Vulcan pays royalties of 4.167% of energy revenues.

   The Salton Sea Project's weighted average royalty expense in 1998, 1997, and 1996 was approximately 4.8%, 6.1% and 5.2%, respectively. The royalties are paid to numerous recipients based on varying percentages of electrical revenue or steam production multiplied by published indices.


   During 1998 CE Generation changed the estimated useful life related to the step up in basis for two of the plants received in the acquisition of the Imperial Valley projects. This change conformed

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

these plants' estimated useful life with the others acquired in the purchase and resulted in an increase in depreciation and amortization of approximately $7,500 in 1998. This change will not have a significant impact on future periods as the scheduled price period terminates in 1999 and the step up will be fully depreciated at that time.


   GAS PROJECTS--The Saranac Project sells electricity to New York State Electric & Gas pursuant to a 15 year negotiated power purchase agreement (the Saranac PPA), which provides for capacity and energy payments. Capacity payments, which in 1998 total 2.3 cents per kWh, are received for electricity produced during "peak hours" as defined in the Saranac PPA and escalate at approximately 4.1% annually for the remaining term of the contract. Energy payments, which averaged 6.7 cents per kWh in 1998, escalate at approximately 4.4% annually for the remaining term of the Saranac PPA. The Saranac PPA expires in June of 2009. Saranac sells steam to Georgia-Pacific and Tenneco Packaging under long-term steam sales agreements. CE Generation believes that these agreements will enable Saranac to sell the minimum annual quantity of steam necessary for the Saranac Project to maintain its qualifying facility status under PURPA for the term of the Saranac PPA.


   The Power Resources Project sells electricity to Texas Utilities Electric Company (TUEC) pursuant to a 15 year negotiated power purchase agreement (the Power Resources PPA), which provides for capacity and energy payments. Capacity payments and energy payments, which in 1998 are $3,138 per month and
3.0 cents per kWh, respectively, escalate at 3.5% annually for the remaining term of the Power Resources PPA. The Power Resources PPA expires in September 2003. Power Resources sells steam to Fina Oil and Chemical under a 15-year agreement. Power Resources has agreed to supply Fina with up to 150,000 pounds per hour of steam. As long as Power Resources meets its supply obligations, Fina is required to purchase at least the minimum amount of steam per year required to allow the Power Resources Project to maintain its qualifying facility status under PURPA.


   The NorCon Project sells electricity to Niagara Mohawk Power Corporation (Niagara) pursuant to a 25 year negotiated power purchase agreement (the Norcon PPA) which provides for energy payments calculated pursuant to an adjusting formula based on Niagara's ongoing Tariff Avoided Cost and the contractual Long-Run Avoided Cost. The NorCon PPA term extends through December 2017. NorCon sells steam to Welch Foods, Inc. under an agreement that expires in December 2012. Welch is required to purchase at least the minimum amount of steam per year required to maintain the NorCon Project's qualifying facility status under the Public Utility Regulatory Policies Act of 1978. If NorCon fails to deliver steam, it will be liable for liquidated damages, limited to $10,000 per occurrence. NorCon's aggregate liability over the term of the steam purchase agreement is subject to an escalating cap, which starts at $2.0 million and increases to $3.2 million by the 20th year of the contract.

   Yuma sells electricity to San Diego Gas & Electric Company (SDG&E) under an existing 30-year power purchase contract. The energy is sold at SDG&E's Avoided Cost of Energy and the capacity is sold to SDG&E at a fixed price for the life of the power purchase contract. The power is wheeled to SDG&E over transmission lines constructed and owned by Arizona Public Service Company
(APS). Yuma sells steam to Queen Carpet, Inc. pursuant to an agreement that expires on May 1, 2024. Queen Carpet is required to take a minimum of 126,900 MMBtus of steam per year, which is sufficient to permit the Yuma Project to maintain its qualifying facility status under the Public Utility Regulatory Policies Act.


   Saranac, Power Resources, NorCon and Yuma each delivers energy to its respective power purchaser at or near the site of its project and does not utilize transmission service provided by any

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

other party. The facilities to interconnect each of these projects to the system of the power purchaser were constructed under the terms of its power purchase agreement or, in the case of NorCon, a separate agreement with Niagara Mohawk which expires upon the termination of the NorCon power purchase agreement with Niagara Mohawk.

   Saranac purchases natural gas from Coral Energy under a 15-year gas supply agreement that expires in 2009. The price was $3.58 per MMBtu at December 1998 and escalates at the rate of 4% per year. Coral delivers the gas to the pipeline owned by Saranac's subsidiary, North Country Gas Pipeline which transports the gas to the Saranac project.

   Fina Oil and Chemical supplies 3,600 MMBtu of refinery fuel gas to the Power Resources project under an agreement that expires in 2003. The delivery point is at the Power Resources project. The price was $2.74 per MMBtu in 1998 and excalates at 2% per year. Louis Dreyfus Natural Gas Corporation also supplies natural gas for the Power Resources project under a gas supply agreement that expires in 2003. The price for the first 31,200 MMBtu per day under the agreement was $2.164 per MMBtu in 1998 and escalates incrementally to $2.57 per MMBtu in 2003. The price for the second 3,000 MMBtu per day under the agreement is set at the West Texas spot price plus $.05 per MMBtu. Additional gas may be purchased under the agreement at prices that are negotiated with Louis Dreyfus. Louis Dreyfus delivers the gas to Westar Transmission System which transports the gas for Power Resources to the project at a rate of $.06 to $.12 per MMBtu depending upon the point of entry into the Westar Transmission system.

   NorCon purchases natural gas from Louis Dreyfus Natural Gas Corporation under a 15-year gas supply agreement that expires in 2009. Louis Dreyfus delivers the gas to National Fuel Gas Supply Corporation which transports the gas for NorCon to the NorCon project. The price paid to Louis Dreyfus was $4.11 per MMBtu at December 1998, which escalates at the rate of 7% per year, less amounts payable to National Fuel under the gas transportation agreement. The National Fuel transportation agreement expires in 2012.

   Yuma purchases natural gas from Southwest Gas Corporation. Yuma is entitled to direct Southwest Gas to purchase gas from any of several gas supply basins and transport it to the project. Yuma pays a price based on the applicable index for the relevant basin. The agreement may be terminated by either party commencing in 2002, in which case Southwest Gas would be required to provide gas transportation service under its transportation tariff to Yuma.


   ROYALTIES--Royalty expense for the years ended December 31, 1998, 1997 and 1996, which is included in plant operations in the consolidated statements of operations, comprise the following:

                                             1998       1997        1996
                                         ----------  ----------  ---------
Vulcan  .................................  $   363     $   326    $   361
Leathers  ...............................    2,811       2,694      2,203
Elmore  .................................    2,192       2,213      1,883
Del Ranch  ..............................    2,870       2,650      2,255
Salton Sea I & II  ......................      810       1,206        634
Salton Sea III  .........................    1,637       2,439      1,334
Salton Sea IV  ..........................    2,645       2,815      1,558
                                         ----------  ----------  ---------
 Total  .................................  $13,328     $14,343    $10,228
                                         ==========  ==========  =========

   The Partnership Project pays royalties based on both energy revenues and total electricity revenues. Del Ranch and Leathers pay royalties of approximately 5% of energy revenues and 1% of total electricity revenue. Elmore pays royalties of approximately 5% of energy revenues. Vulcan pays royalties of approximately 4.167% of energy revenues.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

    The Salton Sea Project's weighted average royalty expense in 1998 and 1997 was approximately 4.8% and 6.1%, respectively. The royalties are paid to numerous recipients based on varying percentages of electrical or steam production multiplied by published indices.

6. PROJECT LOAN


   Each of CE Generation's direct or indirect subsidiaries is organized as a legal entity separate and apart from CE Generation and its other subsidiaries and MEHC. Pursuant to separate project financing agreements, the assets of each subsidiary (excluding Yuma) are pledged or encumbered to support or otherwise provide the security for their own project or subsidiary debt. It should not be assumed that any asset of any such subsidiary will be available to satisfy the obligations of CE Generation or any of its other such subsidiaries; provided, however, that unrestricted cash or other assets which are available for distribution may, subject to applicable law and the terms of financing arrangements for such parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to CE Generation or affiliates thereof. "Subsidiaries" means all of CE Generation's direct or indirect subsidiaries (1) owning interests in the Imperial Valley projects (including the Salton Sea projects and the Partnership projects), the Saranac project, NorCon project or PRI project or (2) owning interests in the subsidiaries that own interests in the foregoing projects.

   Power Resources has project financing debt with a consortium of banks with interest and principal due quarterly over a 15-year period, beginning March 31, 1989. The original principal carried a variable interest rate based on the London Interbank Offer Rate ("LIBOR") with a .85% interest margin through the 5th anniversary of the loan, a 1.00% interest margin from the 5th anniversary through the 12th anniversary of the loan and a 1.25% interest margin from the 12th anniversary through the end of the loan. The loan is collateralized by an assignment of all revenues received by Power Resources, a lien on substantially all of its real and personal property and a pledge of its capital stock.

   Effective June 5, 1989, Power Resources entered into an interest rate swap agreement with the lender as a means of hedging floating interest rate exposure related to its 15-year term loan. The swap agreement was for initial notional amounts of $55,000 and $110,000, declining in correspondence with the principal balances, and effectively fixed the interest rates at 9.385% and 9.625%, respectively, excluding the interest margin. The swap agreements are settled in cash based on the difference between a fixed and floating (index based) price for the underlying debt. The national values of these financial instruments were $90,529 and $103,334 at December 31, 1998 and 1997, respectively. Power Resources would be exposed to credit loss in the event of nonperformance by the lender under the interest rate swap agreement. However, Power Resources does not anticipate nonperformance by the lender. The estimated cost to terminate the interest rate swap agreement, based on termination values obtained from the lender, was $9,904 and $10,550 at December 31, 1998 and 1997, respectively.

   The interest rate can be increased by payments under a Compensation Agreement included in Power Resources' term loan. The Compensation Agreement, which entitles two of the term lenders to receive quarterly payments equivalent to a percentage of Power Resources' discretionary cash flow (DCF) as separately defined in the agreement, become effective initially for a 13-year period ending December 31, 2003. Under certain conditions relating to the amount of Power Resources' cash flow and the restrictions on cash distributions, Power Resources has the option to replace the payment obligation in a quarter with a payment to be calculated in a future quarter and added to the end of the initial term of the agreement. The Compensation Agreement entitles the lenders to payments totaling 10% of DCF for the first ten years, 7.5% of DCF for the next three years and 10% of DCF for

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)


each quarter added to the initial term of the agreement. PRI recorded additional interest expense of $1,176 and $1,091 for the years ended December 31, 1998 and 1997, respectively, and $319 and $585 for the periods from August 7, 1996 through December 31, 1996 related to amounts owed under the Compensation Agreement.


   Scheduled maturities of project financing debt for the year ending December 31 are as follows:

1999 ....   $14,268
2000 ....    16,087
2001 ....    18,119
2002 ....    20,312
2003 ....    21,743
          ----------
 Total  .   $90,529
          ==========


   Under Power Resources' term loan agreement, certain covenants and conditions must be met before cash distributions can be made, the most significant of which is the maintenance of a historical quarterly debt service coverage ratio of at least 1.20:1.00 in order to permit all available cash to be distributed. Power Resources was in compliance with these requirements at December 31, 1998.


7. SALTON SEA NOTES AND BONDS


   The Salton Sea Funding Corporation (the "Funding Corporation"), a wholly-owned indirect subsidiary of CE Generation, debt securities are as follows:


                              SENIOR         FINAL                     DECEMBER 31,
                             SECURED        MATURITY              -----------------------
        ISSUED DATE           SERIES          DATE         RATE       1998        1997
--------------------------- ---------  -----------------  -------  -----------  ----------
July 21, 1995 .............  A Notes      May 30, 2000     6.69%    $ 48,436    $ 97,354
July 21, 1995 .............  B Bonds      May 30, 2005     7.37      106,980     133,000
July 21, 1995 .............  C Bonds      May 30, 2010     7.84      109,250     109,250
June 20, 1996 .............  D Notes      May 30, 2000     7.02       12,150      44,150
June 20, 1996 .............  E Bonds      May 30, 2011     8.30       65,000      65,000
October 13, 1998 ..........  F Bonds   November 30, 2018   7.48      285,000          --
                                                                  ----------- ----------
                                                                    $626,816    $448,754
                                                                  =========== ==========


   Principal and interest payments are made in semi-annual installments. The Salton Sea Notes and Bonds are non-recourse to CE Generation.

   On October 13, 1998 the Funding Corporation completed a sale to institutional investors of $285,000 aggregate amount of 7.475% Senior Secured Series F Bonds due November 30, 2018. The proceeds of $144,480 from the offering are being used to partially fund construction of two new geothermal projects at the Salton Sea and other capital improvements at the existing Salton Sea projects. The remaining amount of $140,520 is being used to fund the cost of construction of, and was advanced to, the Zinc Recovery Project, which is indirectly 100% owned by Salton Sea Minerals Corp., a MEHC affiliate not owned by CE Generation.


   The net revenues, equity distributions and royalties from the Partnership Projects are used to pay principal and interest payments on outstanding senior secured bonds issued by the Funding Corporation, the final series of which is scheduled to mature in November 2018. The Funding Corporation Debt is guaranteed by certain subsidiaries of Magma and secured by the capital stock of

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

the Funding Corporation. The proceeds of the Funding Corporation Debt were loaned by the Funding Corporation pursuant to loan agreements and notes (the "Imperial Valley Project Loans") to certain subsidiaries of Magma and used for construction of certain Imperial Valley Projects, refinancing of certain indebtedness and other purposes. Debt service on the Imperial Valley Project Loans is used to repay debt service on the Funding Corporation Debt. The Imperial Valley Project Loans and the guarantees of the Funding Corporation Debt are secured by substantially all of the assets of the guarantors, including the Imperial Valley Projects, and by the equity interests in the guarantors.

   The proceeds of Series F of the Funding Corporation debt are being used in part to construct the Zinc Facility, and the direct and indirect owners of the Zinc Facility (the "Zinc Guarantors", which will include Salton Sea Minerals Corp. and Minerals LLC), are among the guarantors of the Funding Corporation debt. In connection with the Divestiture, MEHC will guarantee the payment by the Zinc Guarantors of a specified portion of the scheduled debt service on the Imperial Valley Project Loans, including the current principal amount of $140,520 and associated interest.

   Pursuant to a depository agreement, Funding Corporation established a debt service reserve fund in the form of a letter of credit in the amount of $42,457 from which scheduled interest and principal payments can be made.

   Annual repayments of the Salton Sea Notes and Bonds for the years beginning January 1, 1999 and thereafter are as follows:

1999 ......................  $ 57,836
2000 ......................    25,072
2001 ......................    24,514
2002 ......................    27,148
2003 ......................    28,086
Thereafter ................   464,160
                            ----------
                             $626,816
                            ==========


   CE Generation's ability to obtain distributions from its investment in the Salton Sea Projects and Partnership Projects is subject to the following conditions:


   o the depositary accounts for the Salton Sea Notes and Bonds must be fully funded;

   o there cannot have occurred any default or event of default under the Salton Sea Notes and Bonds;

   o the historical debt service coverage ratio of Salton Sea Funding Corporation for the prior four fiscal quarters must be at least 1.4 to 1.0, if the distribution occurs prior to 2000, or 1.5 to 1.0, if the distribution occurs during or after 2000;

   o there must be sufficient geothermal reources to operate the Salton Sea projects at their required levels; and

   o each Salton Sea project under construction cannot have failed to be complete by its guaranteed substantial completion date, unless a sufficient portion of the Salton Sea Notes and Bonds have been redeemed or a ratings confirmation has been obtained.

8. NOTES PAYABLE TO RELATED PARTY

   On July 21, 1995, MEHC issued $200,000 of 9.875% Limited Recourse Senior Secured Notes Due 2003 (the "Notes"). The Notes are secured by an assignment and pledge of 100% of the outstanding

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

capital stock of Magma and are recourse only to such Magma capital stock. The proceeds of Notes Offering were provided by MEHC to Magma and Magma issued an intercompany note to MEHC in the amount of $200,000. Interest on the intercompany note is at 9.875%. See Note 15.

   Yuma Cogeneration Associates has outstanding a note payable to MEHC with a principal balance at December 31, 1998 and 1997 of $47,681 and $47,812, respectively, and bearing interest at a fixed rate of 10.25%. The terms of the note require semiannual principal and interest payments. Annual repayment of the note for each year beginning January 1, 1999 through 2003 is $4,755 with $23,906 due thereafter.

9. COMMITMENTS AND CONTINGENCIES


   Power Resources has contracted to purchase natural gas for its cogeneration facility under two separate agreements, an 8-year agreement for up to 40,000 MMBTU per day which expires in December 2003 and a 15-year agreement for 3,600 MMBTU per day which expires in June 2003. These agreements include annual price adjustments, and the 15-year agreement includes a provision which allows the seller to terminate the agreement with a two-year written notice. As of December 31, 1998, the seller had not elected to terminate this agreement; therefore, the minimum volumes under the 15-year and 8-year agreements for the years ending December 31, are included in the future minimum payments under these contracts as follows:


1999  .....................  $ 22,611
2000  .....................    23,308
2001  .....................    23,608
2002  .....................    24,285
2003  .....................    24,854
                           ----------
 Total  ...................  $118,666
                           ==========


   CE Generation's geothermal and cogeneration facilities are qualifying facilities under the Public Utility Regulatory Policies Act of 1978 (PURPA) and their contracts for the sale of electricity are subject to regulations under PURPA. In order to promote open competition in the industry, legislation has been proposed in the U.S. Congress that calls for either a repeal of PURPA on a prospective basis or the significant restructuring of the regulations governing the electric industry, including sections of the Public Utility Regulatory Policies Act. Current federal legislative proposals would not abrogate, amend, or modify existing contracts with electric utilities. The ultimate outcome of any proposed legislation is unknown at this time.


   Saranac has contracted to purchase natural gas from a third party, for its cogeneration facility for a period of 15 years for an amount up to 51,000 MMBTU's per day. The price for such deliveries is a stated rate, escalated annually at a rate of 4%.


   Salton Sea Unit V is obligated to supply the electricity demands of the Zinc Recovery Project at the price available to Salton Sea Unit V from the PX less the wheeling costs to the PX.

   Salton Sea Power, L.L.C., one of our indirect wholly-owned subsidiaries, is constructing Salton Sea Unit V. Salton Sea Unit V will be a 49 net megawatt geothermal power plant which will sell approximately one-third of its net output to the zinc facility, which will be retained by MidAmerican. The remainder will be sold through the California power exchange.

   Salton Sea Unit V is being constructed pursuant to a date certain, fixed price, turnkey engineering, procurement and construction contract by Stone & Webster Engineering Corporation.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

Salton Sea Unit V is scheduled to commence commercial operation in mid-2000. Total project costs of Salton Sea Unit V are expected to be approximately $119,067 which will be funded by $76,281 of debt from Salton Sea Funding Corporation and $42,786 from equity contributions.

   CE Turbo LLC, one of our indirect wholly-owned subsidiaries, is constructing the CE Turbo project. The CE Turbo project will have a capacity of 10 net megawatts. The net output of the CE Turbo project will be sold to the zinc facility or sold through the California power exchange.

   The partnership projects are upgrading the geothermal brine processing facilities at the Vulcan and Del Ranch projects with the region 2 brine facilities construction.

   The CE Turbo project and the region 2 brine facilities construction are being constructed by Stone & Webster pursuant to a date certain, fixed price, turnkey engineering, procurement and construction contract. The obligations of Stone & Webster are guaranteed by Stone & Webster, Incorporated. The CE Turbo project is scheduled to commence initial operations in early-2000 and the region 2 brine facilities construction is scheduled to be completed in early-2000. Total project costs for both the CE Turbo project and the region 2 brine facilities construction are expected to be approximately $63,747 which will be funded by $55,602 of debt from Salton Sea Funding Corporation and $8,145 from equity contributions.

10. INCOME TAXES

   Provision for income tax is comprised of the following at December 31:

                                                      1998        1997       1996
                                                   ---------- ----------  ---------
Currently payable:
 State ...........................................   $11,099    $ 8,451    $ 3,586
 Federal..........................................    47,263     30,647      8,027
                                                   ---------- ----------  ---------
                                                      58,362     39,098     11,613
                                                   ---------- ----------  ---------
Deferred:
 State ...........................................      (836)     1,057      1,280
 Federal .........................................    (5,308)     3,223      2,594
                                                   ---------- ----------  ---------
                                                      (6,144)     4,280      3,874
                                                   ---------- ----------  ---------
  Total ..........................................   $52,218    $43,378    $15,487
                                                   ========== ==========  =========

   A reconciliation of the federal statutory tax rate to the effective tax rate applicable to income before provision for income taxes follows:

                                                      1998      1997       1996
                                                   --------- ---------  ----------
Federal statutory rate ...........................   35.00%     35.00%     35.00%
Percentage depletion in excess of cost depletion     (4.36)     (4.59)     (7.31)
Investment and energy tax credits ................   (2.52)     (0.90)    (17.45)
Goodwill amortization ............................    3.06       3.58       5.29
State taxes, net of federal benefit ..............    4.59       5.18       5.44
Other ............................................      --      (0.01)      4.13
                                                   --------- ---------  ----------
Effective tax rate................................   35.77%     38.26%     25.10%
                                                   ========= =========  ==========

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

   Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                         1998        1997
                                                     ----------- ----------
Depreciation and amortization, net .................   $240,602    $247,891
                                                     ----------- ----------

Accruals not currently deductible for tax purposes       (3,218)     (3,628)
General business tax credits .......................     (8,891)    (12,094)
Alternative minimum tax credits.....................    (16,333)    (16,333)
Other ..............................................     (3,311)       (843)
                                                     ----------- ----------
                                                        (31,753)    (32,898)
                                                     ----------- ----------
Net deferred taxes .................................   $208,849    $214,993
                                                     =========== ==========


   CE Generation has unused general business tax credit carryforwards of approximately $8,891 expiring between 2004 and 2018. CE Generation also has approximately $16,333 of alternative minimum tax credit carryforwards which have no expiration date.


11. FAIR VALUE OF FINANCIAL INSTRUMENTS


   The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which CE Generation could realize in a current transaction.

   The fair value of the note receivable from related party is estimated based on the quoted market price of the corresponding debt issue.


   The fair value of all debt issues listed on exchanges, including the note payable to related party which is based on a debt issue listed on an exchange, has been estimated based on the quoted market prices. The remaining note payable to related party, which is not based on market prices, and the project loan are estimated to have a fair value equal to the carrying value.

   The carrying amounts in the table below are included in the consolidated balance sheets under the indicated captions:


                                             1998                     1997
                                    ----------------------  -----------------------
                                                 ESTIMATED                ESTIMATED
                                     CARRYING      FAIR       CARRYING      FAIR
                                       VALUE       VALUE       VALUE        VALUE
                                    ---------- -----------  ----------- -----------
Financial Assets:
 Note receivable from related
  party ...........................  $140,520    $140,942           --          --
Financial Liabilities:
 Project loan .....................    90,529      90,529     $103,334    $103,334
 Salton Sea notes and bonds  ......   626,816     646,397      448,754     463,720
 Notes payable to related party  ..   247,681     265,581      247,812     265,641
Interest rate swap.................        --      (9,904)          --     (10,550)


12. LITIGATION

   NYSEG--On February 14, 1995, NYSEG filed with the FERC a Petition for a Declaratory Order, Complaint, and Request for Modification of Rates in Power Purchase Agreements Imposed Pursuant

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

to the Public Utility Regulatory Policies Act of 1978 (Petition) seeking FERC
(i) to declare that the rates NYSEG pays under the Saranac PPA, which was approved by the New York Public Service Commission (the PSC) were in excess of the level permitted under PURPA and (ii) to authorize the PSC to reform the Saranac PPA.


   On March 14, 1995, Saranac intervened in opposition to the Petition asserting, inter alia, that the Saranac PPA fully complied with PURPA, that NYSEG's action was untimely and that the FERC lacked authority to modify the Saranac PPA. On March 15, 1995, CE Generation intervened also in opposition to the Petition and asserted similar arguments. On April 12, 1995, the FERC by a unanimous (5-0) decision issued an order denying the various forms of relief requested by NYSEG and finding that the rates rquired under the Saranac PPA were consistent with PURPA and the FERC's regulations. On May 11, 1995, NYSEG requested rehearing of the order and, by order issued July 19, 1995, the FERC unanimously (5-0) denied NYSEG's request. On June 14, 1995, NYSEG petitioned the United States Court of Appeals for the District of Columbia Circuit (the Court of Appeals) for review of FERC's April 12, 1995 order. FERC moved to dismiss NYSEG's petition for review of July 28, 1995. On July 11, 1997, the Court of Appeals dismissed NYSEG's appeal from FERC's denial of the petition on jurisdictional grounds.


   On August 7, 1997, NYSEG filed a complaint in the U.S. District Court for the Northern District of New York against the FERC, the PSC (and the Chairman, Deputy Chairman and the Commissioners of the PSC as individuals in their official capacity), Saranac and Lockport Energy Associations, L.P. (Lockport) concerning the power purchase agreements that NYSEG entered into with Saranac and Lockport.

   NYSEG's suit asserts that the PSC and the FERC improperly implemented PURPA in authorizing the pricing terms that NYSEG, Saranac and Lockport agreed to in those contracts. The action raises similar legal arguments to those rejected by the FERC in its April and July 1995 orders. NYSEG in addition asks for retroactive reformation of the contracts as of the date of commercial operation and seeks a refund of $281 million from Saranac. Saranac and other parties have filed motions to dismiss and oral arguments on those motions were heard on March 2, 1998. The case was recently reassigned to a new judge and new oral arguments have been scheduled for March 3, 1999. Saranac believes that NYSEG's claims are without merit for, among other reasons, the same reasons described in the FERC's orders.

   NIAGARA--In March 1994, NorCon Power commenced an action against Niagara in the Southern District of New York. In its complaint, NorCon requested a declaratory judgment that Niagara has no right to demand additional security or "adequate assurances" from Niagara of NorCon's future performance under a power purchase agreement (the "Agreement") between the parties on the basis of a demand letter dated February 4, 1994 from Niagara (the "Demand Letter") and a permanent injunction enjoining Niagara from terminating or attempting to terminate the Agreement for the reasons set forth in the Demand Letter. Niagara filed a counterclaim for a declaratory judgment that Niagara had a right to demand adequate assurances of NorCon's future performance under the Agreement, Niagara properly exercised its right to demand "adequate assurances," and NorCon's failure to provide "adequate assurances" constituted a repudiation of the Agreement, and by reason of NorCon's repudiation, Niagara was relieved of its obligations under the Agreement. On or about November 7, 1994, NorCon moved for summary judgment. In a decision dated February 7, 1996, the Court granted summary judgement in NorCon's favor, granting NorCon its requested declaratory and injunctive relief and dismissing Niagara's counterclaim. On March 6, 1996, Niagara filed a Notice of Appeal of the Court's decision (the "Appeal"). Judgment was entered in NorCon's favor on March 21, 1996. The Federal appellate court certified a state law question of law to the New York Court of

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)


Appeals on March 26, 1997. The state court has since issued its ruling that in appropriate circumstances adequate assurance may be requested. On December 31, 1998, the case was remanded to the trial court for further proceedings. CE Generation believes that NorCon will not be required to provide additional security beyond that currently provided under the Agreement and intends to vigorously defend this action against Niagara.


   EDISON--In February 1998, Del Ranch and Elmore ("plaintiffs") filed an action for breach of contract, fraud and unlawful discrimination relating to the long-term contracts between plaintiffs and Edison for purchase and sale of geothermal power. Among other claims, plaintiffs contend that Edison failed to pay the correct "forecast" price for energy purchased from plaintiffs during 1998. Plantiffs seek compensatory damages of about $6 million and additional punitive damages. Edison's demurrer to the frauds claim was recently overruled by the Superior Court. Both sides are engaged in early discovery proceedings and no trial date has yet been set. Plantiff's intend to pursue this action vigorously. Plantiffs further believe there are good grounds to support their claims, and that they should ultimately prevail on the merits at trial.

13. TRANSACTIONS WITH MEHC


   MEHC provides certain administrative services to CE Generation, and MEHC's executive, financial, legal, tax and other corporate staff departments perform certain services for CE Generation. Expenses incurred by MEHC and allocated to CE Generation are estimated based on the individual services and expense items provided. Management reviewed all MEHC costs for the three years ended December 31, 1998 by department, which included a review of all MEHC personnel positions and duties. Management believes that an average of such costs for expense allocation is reasonable. Allocated expenses totaled approximately $3,000 for each of 1998, 1997, and 1996, and are included in General and Administration expenses.

   An analysis of CE Generation's net investment and advances is as follows:


                                                        1998        1997        1996
                                                    ----------- -----------  ----------
Balance, beginning of year ........................   $464,140    $454,903    $233,425
 Net income .......................................     93,778      69,996      46,211
 Purchase and contribution of FSRI stock from MEHC          --          --     232,500
 Distribution to MEHC, net of advances ............    (20,971)    (60,759)    (57,233)
                                                    ----------- -----------  ----------
Balance, end of year ..............................   $536,947    $464,140    $454,903
                                                    =========== ===========  ==========

14. ADDITIONAL CASH FLOW INFORMATION

   In conjunction with the acquisition of FSRI and Partnership Interest Acquisition, liabilities were assumed as follows:

 Fair value of assets  ............................. $ 546,377
Cash paid, net of cash acquired  ..................   (264,324)
                                                    -----------
Liabilities assumed  ..............................  $ 282,053
                                                    ===========


   Approximately $207,000 of the cash paid represents MEHC's acquisition of FSRI, net of cash acquired, which was simultaneously pushed down to CE Generation. For cash flow purposes, the acquisition is reflected as an acquisition by CE Generation and as advances from MEHC.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)

15. SUBSEQUENT EVENTS


   On March 2, 1999, CE Generation issued $400,000 of 7.416% Senior Secured Bonds due 2018. The net proceeds from this financing were used for the following purposes:


   o to repay Magma's 9 7/8% Secured Note Due 2003 payable to MEHC in the aggregate principal amount of $200 million, at a repayment price (including its premium) equal to approximately $220 million;


   o to make payments to MEHC aggregating approximately $122 million in return for MEHC's transfer of certain assets to CE Generation. MEHC will use these funds to prefund future equity contributions for various construction projects;


   o to repay approximately $49 million outstanding principal and interest on a promissory note to MEHC;

   o to make payments to MEHC aggregating up to approximately $4 million in return for MEHC's transfers of certain assets to us which related to MEHC's development costs for Salton Sea Unit V, the CE Turbo project and the zinc facility; and


   o to pay transaction costs and fees associated with the offer and sale of the old securities.

   These securities are senior secured debt which rank equally in right of payment with CE Generation's other senior secured debt permitted under the indenture for the securities, share equally in the collateral with CE Generation's other senior secured debt permitted under the indenture for the securities, and rank senior to any of CE Generation's subordinated debt permitted under the indenture for the securities. These securities are effectively subordinated to the existing project financing debt and all other debt of CE Generation's consolidated subsidiaries.


   The Senior Secured Bonds are primarily secured by the following collateral:

   o  all available cash flow (as defined);


   o a pledge of 99% of the equity interests in Salton Sea Power and all of CE Generation's equity interests in its other consolidated subsidiaries, with the exception of Magma Power Company (Magma) and subsidiaries;


   o upon the redemption of, or earlier release of security interests under, Magma's 9 7/8% promissory notes, a pledge of all of the capital stock of Magma;

   o  a pledge of all of the capital stock of SECI Holding Inc.;

   o  a grant of a lien on and security interest in the depository accounts;
      and


   o to the extent possible, a grant of a lien on and security interest in all of CE Generation's other tangible and intangible property, to the extent assignable (other than the capital stock of Magma, which will be pledged upon the redemption of, or earlier release of security interests under, Magma's 9 7/8% promissory notes).


   MEHC's obligation to make payments on Magma's 9 7/8% promissory notes is secured by a pledge of the capital stock of Magma and a lien on dividends and distributions in respect of such Magma stock. On March 3, 1999, MEHC repurchased $195.8 million in aggregate principal amount of its 9 7/8%

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                            (AMOUNTS IN THOUSANDS)


Notes in connection with a tender offer for a repurchase price (including premium) of $215.4 million. In connection with the corresponding reduction of $195.8 million of the principal outstanding under Magma's 9 7/8% promissory notes, $215.4 million of the proceeds of the old securities were paid to MEHC. As a result of the 9 7/8% note repurchase offer, the outstanding principal amount of Magma 9 7/8% promissory notes was reduced from $200 million to approximately $4.2 million. MEHC intends to redeem the remaining outstanding Magma's 9 7/8% promissory notes on June 30, 2000, which is the first day upon which an optional redemption is permitted under the trust indenture for Magma's 9 7/8% promissory notes. A portion of the net proceeds of these securities, in the amount of approximately $4.2 million, has been paid to MidAmerican and placed into a restricted account held by the depository bank which is maintained solely for the purpose of paying the remaining amounts due to the secured parties. These proceeds are being used to pay interest on, and effect the redemption (or the earlier repurchase) of the remaining outstanding principal of, Magma's 9 7/8% promissory notes. At the time of this redemption, the collateral agent is expected to obtain a pledge of all of Magma's capital stock.

                              CE GENERATION, LLC
                         CONSOLIDATED BALANCE SHEETS
                   SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
                            (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                             SEPTEMBER 30,   DECEMBER 31,
                                                                 1999            1998
                                                            -------------- --------------
ASSETS
Cash and cash equivalents..................................      $   83,981     $   25,774
Restricted cash ...........................................          17,257         26,877
Accounts receivable .......................................          61,971         67,629
Prepaid expenses...........................................           8,424         11,677
Inventory..................................................          17,028         15,442
Deferred income taxes......................................           6,529         31,753
Other assets...............................................           1,105          4,629
                                                             -------------- --------------
  Total current assets ....................................         196,295        183,781

Restricted cash ...........................................          35,554        101,676
Properties, plants, contracts and equipment, net ..........         982,258        893,492
Equity investments.........................................         119,913        125,036
Excess of cost over fair value of net assets acquired, net          288,286        310,700
Note receivable from related party ........................         140,520        140,520
Deferred financing charges and other assets ...............          16,556         27,180
                                                             -------------- --------------
  Total assets.............................................      $1,779,382     $1,782,385
                                                             ============== ==============
LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable and other accrued liabilities.............      $   58,758     $   37,940
Current portion of long term debt..........................          65,332         72,104
                                                             -------------- --------------
  Total current liabilities................................         124,090        110,044

Project loan ..............................................          65,926         76,261
Salton Sea notes and bonds ................................         546,468        568,980
Senior secured bonds.......................................         400,000             --
Notes payable to related party.............................              --        247,681
Deferred income taxes......................................         261,832        240,602
                                                             -------------- --------------
Other long term liabilities................................           1,599          1,870
                                                             -------------- --------------
  Total liabilities........................................       1,399,915      1,245,438
Member's Equity............................................         379,467             --
Net investment and advances................................              --        536,947
                                                             -------------- --------------
                                                                    379,467        536,947
                                                             -------------- --------------
Total liabilities and equity...............................      $1,779,382     $1,782,385
                                                             ============== ==============


  The accompanying notes are an integral part of these financial statements.

                              CE GENERATION, LLC
                    CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                            (AMOUNTS IN THOUSANDS)
                                 (UNAUDITED)

                                            1999        1998
                                         ---------- ----------
REVENUE:
  Sales of electricity and steam .......  $231,613    $293,485
  Equity earnings in subsidiaries.......    17,718       8,635
  Interest and other income.............    17,665      21,823
                                         ---------- ----------
   Total revenues.......................   266,996     323,943
                                         ---------- ----------
COST AND EXPENSES:
  Plant operations......................    84,848      84,100
  General and administration............     3,333       3,814
  Depreciation and amortization.........    43,400      71,901
  Interest expense......................    58,343      54,784
  Less interest capitalized.............    (2,614)         --
                                         ---------- ----------
   Total expenses.......................   187,310     214,599
                                         ---------- ----------
Income before provision for income
taxes...................................    79,686     109,344
Provision for income taxes..............    30,520      39,364
                                         ---------- ----------
Net Income before extraordinary item ...    49,166      69,980
Extraordinary item, net of tax .........   (17,478)         --
                                         ---------- ----------
Net income..............................  $ 31,688    $ 69,980
                                         ========== ==========



  The accompanying notes are an integral part of these financial statements.

                              CE GENERATION, LLC
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                            (AMOUNTS IN THOUSANDS)
                                 (UNAUDITED)

                                                            1999        1998
                                                        ----------- ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income............................................  $  31,688    $ 69,980
 ADJUSTMENTS TO RECONCILE CASH FLOWS FROM OPERATING
  ACTIVITIES:
 Depreciation and amortization.........................     43,400      71,901
 Provision for deferred income taxes ..................     46,454      (4,609)
 Equity earnings in subsidiaries.......................    (17,718)     (8,635)
 CHANGES IN OTHER ITEMS:
  Accounts receivable .................................      5,658     (28,096)
  Accounts payable and other accrued liabilities ......     20,547      11,627
  Other assets.........................................     26,971       3,774
                                                        ----------- ----------
    Net cash flows from operating activities ..........    157,000     115,942
                                                        ----------- ----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................   (119,322)    (28,471)
  Distributions from equity investments ...............     22,841      13,455
  Decrease (increase) in inventory ....................     (1,586)     (2,087)
  Decrease (increase) in restricted cash...............     66,122      (1,024)
                                                        ----------- ----------
    Net cash flows from investing activities  .........    (31,945)    (18,127)
                                                        ----------- ----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of Salton Sea notes and bonds .............    (28,918)    (53,469)
  Proceeds from Senior Secured Notes ..................    400,000          --
  Repayment of project loans ..........................    (10,701)     (9,603)
  Repayment of note payable to related party ..........   (247,681)       (131)
  Deferred charge relating to debt financing ..........         --      (1,561)
  Decrease (increase) in restricted cash ..............      9,620          --
  Advances (to) from MidAmerican Energy Holdings
   Company, net .......................................   (189,168)     13,465
                                                        ----------- ----------
    Net cash flows from financing activities  .........    (66,848)    (51,299)
                                                        ----------- ----------
 Net increase (decrease) in cash and cash equivalents       58,207      46,516
 Cash and cash equivalents at beginning of year  ......     25,774      23,684
                                                        ----------- ----------
 Cash and cash equivalents at end of year..............  $  83,981    $ 70,200
                                                        =========== ==========
 SUPPLEMENTAL DISCLOSURE:
  Interest paid........................................  $  37,620    $ 45,186
                                                        =========== ==========
  Income taxes paid....................................  $   9,125    $  1,001
                                                        =========== ==========



  The accompanying notes are an integral part of these financial statements.

                              CE GENERATION, LLC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

A. FORMATION


   On February 8, 1999, MidAmerican Energy Holdings Company (formerly CalEnergy Company, Inc.) ("MEHC") created a new subsidiary, CE Generation, LLC, and subsequently transferred its interest in MEHC's power generation assets of the Imperial Valley Projects and the Gas Projects to CE Generation.

   On March 3, 1999, MEHC closed the sale of 50% of its ownership interests in CE Generation to El Paso Power Holding Company. El Paso is an affiliate of El Paso Energy Corporation. The purchase price consisted of $236.1 million in cash plus the assumption of MEHC's obligation to make equity contributions totaling $23.5 million for the construction of Salton Sea Unit V and the CE Turbo project. CE Generation's limited liability company operating agreement provides that MEHC and El Paso each are entitled to appoint 50% of the directors and are entitled to 50% of the distributions that CE Generation makes.

   In connection with this sale to El Paso, MEHC agreed to provide administrative services, including accounting, legal, personnel and cash management services, to CE Generation under an administrative services agreement. MEHC is reimbursed for its actual costs and expenses of providing the services. El Paso agreed to provide power marketing and fuel management services to CE Generation in return for reimbursement of its actual costs and expenses of providing the services. These agreements each have an initial term of one year and continue thereafter from year to year until terminated by either party. CE Generation also entered into an agreement with MEHC and El Paso to provide CE Generation with a right of first refusal to participate in the development of any future geothermal power projects or combined geothermal power and mineral recovery projects proposed by MEHC in the area of the geothermal reservoir that currently supplies geothermal resources to the Imperial Valley projects in return for the payment of a royalty to MEHC. If CE Generation elects not to participate, the agreement gives MEHC the right to develop the new project upon a showing that there are sufficient geothermal resources for both the new project and our existing projects.


B. GENERAL


   The September 30, 1999 and 1998 consolidated financial statements included herein have been prepared by CE Generation, without audit, pursuant to the rules and regulations of the securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of CE Generation, all adjustments (consisting only of normal recurring accruals) have been made to present fairly the financial position, the results of operations and the changes in cash flows for the periods presented. Although CE Generation believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these financial statements be read in conjunction with the December 31, 1998 consolidated financial statements.


C. EXTRAORDINARY ITEM


   On January 29, 1999, MEHC commenced a cash offer for all of its outstanding 9-7/8% Limited Recourse Senior Secured Notes Due 2003. MEHC received tenders from holders of an aggregate of approximately $195.8 million principal which were paid on March 3, 1999, at a redemption price of 110.025% plus accrued interest. The intercompany note to MidAmerican Energy Holdings Company, including the redemption premium, was repaid by CE Generation, resulting in an extraordinary loss of approximately $17.5 million, net of tax.

                              CE GENERATION, LLC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (unaudited)

D. SENIOR SECURED BONDS


   On March 2, 1999, CE Generation closed the sale of $400 million aggregate principal amount of its 7.416% Senior Secured Bonds due 2018 and distributed the proceeds to MEHC. Annual repayments of the bonds are $0, $10.4 million, $12.6 million, $20.6 million, and $18 million for 1999 through 2003, respectively, and $338.4 million thereafter. The estimated fair value of the Senior Secured Bonds is $363.4 million at September 30, 1999.


   The Senior Secured Bonds are secured by the following collateral:

   o all available cash flow of the Subsidiaries deposited with the depositary bank;

   o a pledge of 99% of the equity interests in Salton Sea Power Company and all of the equity interests in CE Texas Gas LLC, the Subsidiaries (other than Magma Power Company) and California Energy Yuma Corporation;


   o upon the redemption of, or earlier release of security interests under, Magma's 9 7/8% promissory notes, a pledge of all of the capital stock of Magma;


   o      a pledge of all of the capital stock of SECI Holdings Inc.;

   o a grant of a lien on and security interest in the depositary accounts; and


   o      a grant of a lien on and security interest in all of CE
          Generation's other tangible and intangible property.

   CE Generation is required to maintain a balance in the debt service reserve account equal to the maximum semiannual principal and interest payment on the Senior Secured Bonds. CE Generation can fulfill this requirement by depositing cash into the debt service reserve account and/or posting a letter of credit for the debt service reserve account. On March 2, 1999, CE Generation posted a letter of credit issued by Credit Suisse First Boston in the amount of approximately $24 million to satisfy its debt service reserve obligations. Monies on deposit in the debt service reserve account and drawings on debt service reserve letters of credit will be used to make principal and interest payments on the Senior Secured Bonds and debt service reserve bonds and interest payments on debt service reserve letter of credit loans.

   CE Generation is permitted to redeem all or any portion of the Senior Secured Bonds at any time prior to maturity at a redemption price equal to:


   o 100% of the principal amount of the Senior Secured Bonds being redeemed; plus

   o accrued and unpaid interest on the Senior Secured Bonds being redeemed; plus

   o a yield maintenance premium which is based on the rates of comparable treasury securities plus 50 basis points.


   CE Generation is obligated to redeem Senior Secured Bonds at par plus accrued interest plus a yield maintenance premium in the following circumstances:


   o if any Subsidiary receives more than $15,000,000 of available cash flow representing refinancing proceeds or asset sale proceeds;


   o if CE Generation receives more than $15,000,000 of proceeds from the sale of its interest in a Subsidiary and the sale was not specifically permitted under the indenture for the Senior Secured Bonds; or


   o if any Subsidiary receives more than $15,000,000 of proceeds from the sale of its interest in a project company and the sale was not specifically permitted under the indenture.

                              CE GENERATION, LLC
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (unaudited)


However, CE Generation may not have to use all of the proceeds to redeem Senior Secured Bonds in the foregoing circumstances if the rating agencies confirm the ratings for the Senior Secured Bonds.

   CE Generation is obligated to redeem Senior Secured Bonds at par plus accrued interest if any Subsidiary receives more than $15,000,000 of available cash flow representing insurance proceeds,



eminent domain proceeds, title insurance proceeds or proceeds from the buy-out of a power purchase agreement. However, CE Generation may not have to use all available cash flow representing buy-out proceeds to redeem Senior Secured Bonds if the rating agencies confirm the ratings for the Senior Secured Bonds.


E. INCOME TAXES


   CE Generation has elected to be taxed as a "C" Corporation for federal income tax reporting purposes.


F. MEMBERS' EQUITY


   At February 8, 1999, CE Generation was created by MEHC and the balance of net investments and advances and earnings through February 8, 1999, were contributed to CE Generation in exchange for full ownership. Prior to MEHC's sale of 50% of CE Generation's membership, CE Generation disbursed, net of additional contributions, approximately $182.6 million to MEHC.


   Members' equity comprised the following at September 30, 1999 (in thousands):


Net investment and advances, beginning of year ................  $ 536,947
Distribution to MEHC, net of advances..........................     (6,575)
Net income through February 8, 1999............................      6,526
                                                                -----------
  Capital contribution by MEHC at February 8, 1999 ............    536,898

Distribution to MEHC, net of contributions.....................   (182,593)
Members' net income from February 9, 1999 to September 30,
 1999..........................................................     25,162
                                                                -----------
  Members' equity, September 30, 1999..........................  $ 379,467
                                                                ===========




G. SUBSEQUENT EVENT

   On December 2, 1999, CE Generation's indirect subsidiary, NorCon Power Partners, L.P., reached agreement with Niagara Mohawk Power Corporation to dismiss the outstanding litigation between NorCon and Niagara. At the same time, NorCon transferred the NorCon project to General Electric Capital Corporation and entered into agreements with third parties to terminate some of NorCon's contracts and to assign the rest of its contracts to a subsidiary of General Electric Capital. General Electric Capital also agreed to be responsible for other third party claims made against NorCon related to the NorCon project. Thus, after December 2, 1999, neither NorCon nor any of CE Generation's other subsidiaries owns an interest in the NorCon project and the NorCon project contracts are no longer in effect or have been assigned to third parties.

   As CE Generation's share of NorCon's earnings comprise less than 5% of the equity earnings in subsidiaries for the nine months ended September 30, 1999 and CE Generation's share of NorCon's net assets is less than 1% of the equity investments at September 30, 1999, the transfer of the NorCon project to General Electric Capital is not expected to have any significant impact on CE Generation's results of operations, financial condition or liquidity.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholder
Magma Power Company
Omaha, Nebraska

   We have audited the accompanying consolidated balance sheets of Magma Power Company and subsidiaries, (a wholly-owned subsidiary of MidAmerican Energy Holdings Company, successor of CalEnergy Company, Inc.), as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Magma Power Company and subsidiaries at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
January 28, 1999 (March 3, 1999 as to Note 12)

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)

                         CONSOLIDATED BALANCE SHEETS
                       AS OF DECEMBER 31, 1998 AND 1997
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                          1998          1997
                                                                      ------------ ------------
ASSETS
Cash and cash equivalents............................................  $   54,661    $   14,051
Restricted cash .....................................................      25,147        51,835
Accounts receivable..................................................      90,395        57,411
Due from parent......................................................          --        80,924
Prepaid expenses.....................................................      21,677        17,766
Inventory............................................................      11,802         8,680
Deferred income taxes................................................          --        27,900
Other assets.........................................................       6,999         5,270
                                                                      ------------ ------------
  Total current assets...............................................     210,681       263,837

Restricted cash......................................................     215,696            --
Properties, plants, contracts and equipment, net ....................   1,212,322     1,207,605
Excess of cost over fair value of net assets acquired, net  .........     283,552       291,303
Deferred charges and other assets....................................      36,808        38,072
                                                                      ------------ ------------
  Total assets.......................................................  $1,959,059    $1,800,817
                                                                      ============ ============
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Accounts payable and accrued liabilities.............................  $   45,418    $   31,969
Current portion of long-term debt....................................      80,396       106,938
Due to parent........................................................      43,673            --
Deferred income taxes--current.......................................       1,221            --
                                                                      ------------ ------------
  Total current liabilities..........................................     170,708       138,907

Malitbog loans.......................................................     131,246       176,657
Salton Sea notes and bonds ..........................................     568,980       341,816
Note payable to related party........................................     200,000       200,000
Deferred income taxes ...............................................     245,558       256,146
Other long-term liabilities..........................................         930           804
                                                                      ------------ ------------
  Total liabilities..................................................   1,317,422     1,114,330
                                                                      ------------ ------------

DEFERRED INCOME......................................................      32,147        12,396

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDER'S EQUITY:
Preferred stock--par value $0.10 per share, authorized 1,000 shares            --            --
Common stock--par value $0.10 per share, authorized 30,000 shares,
 outstanding 100 shares..............................................          --            --
Additional paid in capital...........................................     501,626       501,626
Retained earnings....................................................     107,864       172,465
                                                                      ------------ ------------
  Total stockholder's equity.........................................     609,490       674,091
                                                                      ------------ ------------
  Total liabilities and stockholder's equity.........................  $1,959,059    $1,800,817
                                                                      ============ ============

   The accompanying notes are an integral part of these financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)

                    CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                            (DOLLARS IN THOUSANDS)


                                                                   1998        1997       1996
                                                                ---------- ----------  ----------
REVENUE:
 Sales of electricity and steam................................  $370,470    $328,248   $249,293
 Royalty income................................................     2,284       3,489      6,846
 Interest and other income.....................................    28,072       3,978      9,368
                                                                ---------- ----------  ----------
   Total revenues..............................................   400,826     335,715    265,507
                                                                ---------- ----------  ----------
COST AND EXPENSES:
 Plant operations..............................................    70,624      72,196     67,350
 General and administration....................................     1,820       1,380        503
 Depreciation and amortization.................................   105,876      89,134     69,853
 Interest expense..............................................    76,850      72,386     67,652
 Less interest capitalized.....................................   (20,934)    (20,549)   (27,382)
                                                                ---------- ----------  ----------
   Total expenses..............................................   234,236     214,547    177,976
                                                                ---------- ----------  ----------
Income before provision for income taxes                          166,590     121,168     87,531
Provision for income taxes ....................................    61,191      45,361     25,489
                                                                ---------- ----------  ----------
Net income.....................................................  $105,399    $ 75,807   $ 62,042
                                                                ========== ==========  ==========

The accompanying notes are an integral part of these financial statements.

                       MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)

               CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
          FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                            (DOLLARS IN THOUSANDS)

                             OUTSTANDING             ADDITIONAL
                                COMMON      COMMON     PAID-IN     RETAINED
                                SHARES      STOCK      CAPITAL     EARNINGS      TOTAL
                            ------------- --------  ------------ -----------  -----------
BALANCE, January 1, 1996 ..      100         $--      $501,626     $  34,616   $ 536,242
 Net income................       --          --            --        62,042      62,042
                            ------------- --------  ------------ -----------  -----------
BALANCE, December 31,
 1996......................      100          --       501,626        96,658     598,284
 Net income................       --          --            --        75,807      75,807
                            ------------- --------  ------------ -----------  -----------
BALANCE, December 31,
 1997......................      100          --       501,626       172,465     674,091
 Distribution..............       --          --            --      (170,000)   (170,000)
 Net income................       --          --            --       105,399     105,399
                            ------------- --------  ------------ -----------  -----------
BALANCE, December 31,
 1998......................      100         $--      $501,626     $ 107,864   $ 609,490
                            ============= ========  ============ ===========  ===========


The accompanying notes are an integral part of these financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                            (DOLLARS IN THOUSANDS)

                                                            1998        1997        1996
                                                        ----------- ----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...........................................  $ 105,399    $ 75,807   $  62,042
 ADJUSTMENTS TO RECONCILE NET CASH FLOWS FROM
  OPERATING
  ACTIVITIES:
 Depreciation and amortization.........................    105,876      89,134      69,853
 Provision for deferred income taxes...................     18,533      17,277       7,277
 CHANGES IN OTHER ITEMS:
  Accounts receivable..................................    (32,984)    (12,445)     (7,735)
  Accounts payable and other accrued liabilities ......     33,326     (19,508)      3,325
  Other assets.........................................        567         984      14,147
                                                        ----------- ----------  -----------
    Net cash flows from operating activities ..........    230,717     151,249     148,909
                                                        ----------- ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures..................................   (102,842)    (50,907)   (190,152)
 Decrease (increase) in inventory......................     (3,122)      3,725      (5,743)
 Purchase of Partnership Interest, net of cash
  acquired ............................................         --          --     (58,044)
 Decrease (increase) in restricted cash ...............   (215,696)    (14,044)     43,172
                                                       ----------- ----------  -----------
   Net cash flows from investing activities ..........    (321,660)    (33,138)   (210,767)
                                                        ----------- ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Due from parent......................................     124,597     (12,230)    (53,203)
 Proceeds from debt offerings.........................     285,000          --     135,000
 Repayment of Salton Sea notes and bonds..............    (106,938)    (90,228)    (48,106)
 Repayment of project loans...........................     (22,851)         --    (102,999)
 Proceeds from construction and other loans ..........          --      38,776     101,018
 Distribution to parent...............................    (170,000)         --          --
 Deferred charge relating to debt financing ..........      (4,943)    (11,623)    (11,749)
 Decrease (increase) in restricted cash...............      26,688     (42,184)     15,899
                                                        ----------- ----------  -----------
   Net cash flows from financing activities ..........     131,553    (117,489)     35,860
                                                        ----------- ----------  -----------
Net increase (decrease) in cash and cash equivalents .      40,610         622     (25,998)
Cash and cash equivalents at beginning of year .......      14,051      13,429      39,427
                                                        ----------- ----------  -----------
Cash and cash equivalents at end of year..............   $  54,661    $ 14,051   $  13,429
                                                        =========== ==========  ===========

Interest paid (net of amounts capitalized) ...........   $  54,048    $ 50,802   $  49,129
                                                        =========== ==========  ===========
Income taxes paid.....................................   $  42,658    $ 28,084   $  18,212
                                                        =========== ==========  ===========

The accompanying notes are an integral part of these financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                      (DOLLARS AND SHARES IN THOUSANDS)

1. BUSINESS

   Magma Power Company (the "Company" or "Magma"), a wholly-owned subsidiary of MidAmerican Energy Holdings Company ("MEHC"), the successor of CalEnergy Company, Inc. (CalEnergy), is primarily engaged in the exploration for and development of geothermal resources and conversion of such resources into electrical power and steam for sale to electric utilities, and the development of other environmentally responsible forms of power generation.

   The Company currently operates eight and is constructing two geothermal power plants in the Imperial Valley in California. On April 17, 1996 the Company completed the acquisition of Edison Mission Energy's partnership interests (the "Partnership Interest Acquisition") in four geothermal operating facilities in California for a cash purchase price of $71,000 including acquisition costs. The four projects, Vulcan, Hoch (Del Ranch), Leathers and Elmore are located in the Imperial Valley of California. Prior to this transaction, the Company was a 50% owner of these facilities. The remaining four plants are the Salton Sea Project which are wholly-owned by subsidiaries of the Company. These geothermal power plants consist of the Salton Sea I, Salton Sea II, Salton Sea III, and Salton Sea IV. The Salton Sea IV project commenced operations in June 1996. In 1998, the Company began construction of the Salton Sea Unit V and CE Turbo projects which are scheduled to commence commercial operation in fiscal 2000.

   In 1995 the Company, through its wholly-owned subsidiary, Visayas Geothermal Power Company ("VGPC"), began construction of the Malitbog Geothermal Project on the island of Leyte in the Republic of the Philippines. Unit I was deemed complete on July 25, 1996. Units II and III were deemed complete on July 25, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Prior to the Partnership Interest Acquisition in 1996, the consolidated financial statements include the Company's proportionate share of the joint ventures in which it had an undivided interest in the assets and was proportionately liable for its share of liabilities. All significant inter-enterprise transactions and accounts have been eliminated. The results of operations of the Company include the Company's proportionate share of the results of operations of entities acquired as of the date of acquisition.

   The consolidated financial statements reflect the acquisition by CalEnergy and the resulting push down to the Company of the accounting as a purchase business combination.

   CASH EQUIVALENTS--The Company considers all investment instruments purchased with an original maturity of three months or less to be cash equivalents. Restricted cash is not considered a cash equivalent.

   RESTRICTED CASH--The restricted cash balance is composed of restricted accounts for debt service and capital expenditures. The debt service reserve funds are legally restricted as to their use and require the maintenance of specific minimum balances equal to the net debt service payment.

   The capital expenditure funds are restricted for use in the construction of Salton Sea V, the CE Turbo Project and the construction of new brine facilities at the Imperial Valley Projects, which resulted from the sale on October 13, 1998 by Salton Sea Funding Corporation of $285,000 aggregate amount of 7.475% Senior Secured Series F Bonds due November 30, 2018 (see
Note 6).

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

   WELL COSTS--The cost of drilling and equipping production wells and other direct costs, are capitalized and amortized on a straight-line basis over their estimated useful lives when production commences. The estimated useful lives of production wells are twenty years.

   DEFERRED WELL AND REWORK COSTS--Geothermal rework costs are deferred and amortized over the estimated period between reworks ranging from 18 months to 24 months. These deferred costs, net of accumulated amortization, are $6,709 and $4,811 at December 31, 1998 and 1997, respectively, and are included in other assets.

   PROPERTIES, PLANTS, CONTRACTS, EQUIPMENT AND DEPRECIATION--The cost of major additions and betterments are capitalized, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed.

   Depreciation of the operating power plant costs, net of salvage value, is computed on the straight line method over the estimated useful life of 30 years. Depreciation of furniture, fixtures and equipment is computed on the straight line method over the estimated useful lives of the related assets, which range from three to ten years.

   The Magma and Partnership Interest Acquisitions by the Company have been accounted for as purchase business combinations. All identifiable assets acquired and liabilities assumed were assigned a portion of the cost of acquiring the respective companies, equal to their fair values at the date of the acquisition and include the following:

   o Power sales agreements are amortized separately over (1) the remaining portion of the scheduled price periods of the power sales agreements and (2) the 20 year avoided cost periods of the power sales agreements using the straight line method.

   o The carrying value of the mineral reserves will be amortized upon commencement of commercial operation.

   EXCESS OF COST OVER FAIR VALUE--Total acquisition costs in excess of the fair values assigned to the net assets acquired are amortized over a 40 year period using the straight line method. Accumulated amortization was $30,217 and $22,487 at December 31, 1998 and 1997, respectively.

   CAPITALIZATION OF INTEREST AND DEFERRED FINANCING COSTS--Prior to the commencement of operations, interest is capitalized on the costs of the plants and geothermal resource development to the extent incurred. Capitalized interest and other deferred charges are amortized over the lives of the related assets.

   Deferred financing costs are amortized over the term of the related financing using the effective interest method.

   REVENUE RECOGNITION--Revenues are recorded based upon electricity and steam delivered to the end of the month. See Note 4 for contractual terms of power sales agreements. Royalties earned from providing geothermal resources to power plants operated by other geothermal power producers are recorded when delivered.

   INCOME TAXES--The Company has historically been included in the consolidated income tax returns of MEHC. The Company's provision for income taxes is computed on a separate return basis. The Company recognizes deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

   FAIR VALUES OF FINANCIAL INSTRUMENTS--Fair values have been estimated based on quoted market prices for debt issues actively traded or on market prices of similar instruments and/or valuation techniques using market assumptions.

   IMPAIRMENT OF LONG-LIVED ASSETS--The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized whenever evidence exists that the carrying value is not recoverable.

   START-UP COSTS--In 1998, the Company adopted SOP No. 98-5, Reporting on the Costs of Start-Up Activities, which requires costs of start-up activities and organization costs be expensed as incurred. Such adoption had no significant effect on the Company.

   USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   ACCOUNTING PRONOUNCEMENTS--In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which estabilshed accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of this accounting pronouncement.

3. ACQUISITIONS

   MAGMA POWER COMPANY--On January 10, 1995, CalEnergy acquired approximately 51% of the outstanding shares of common stock of the Company through a cash tender offer and completed the acquisition on February 24, 1995 by acquiring the remaining 49% of outstanding shares of common stock through a merger (the "Magma Acquisition").

   The Magma Acquisition has been accounted for as a purchase business combination. All identifiable assets acquired and liabilities assumed were assigned a portion of the cost of acquiring Magma, equal to their fair values at the date of the acquisition.

   EDISON MISSION ENERGY'S PARTNERSHIP INTEREST--On April 17, 1996 the Company completed the acquisition of Edison Mission Energy's partnership interests (the "Partnership Interest Acquisition") in four geothermal operating facilities in California for a cash purchase price of $71,000 including acquisition costs. The four projects, Vulcan, Hoch (Del Ranch), Leathers and Elmore are located in the Imperial Valley of California. Prior to this transaction, the Company was a 50% owner of these facilities and consolidated these entities using the proportional consolidation method.

   The Partnership Interest Acquisition has been accounted for as a purchase business combination. All identifiable assets acquired and liabilities assumed were assigned a portion of the cost of acquiring the Partnership Interest, equal to their fair values at the date of the acquisition.

   Unaudited pro forma combined revenue and net income of the Company and the Partnership Interest for the twelve months ended December 31, 1996, as if the acquisition had occurred at the beginning of 1996 after giving effect to certain pro forma adjustments related to the acquisition were $284,193 and $63,135, respectively.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)


4. PROPERTIES, PLANTS, CONTRACTS AND EQUIPMENT

   Properties, plants, contracts and equipment comprise the following at December 31:



                                                     1998          1997
                                                ------------- ------------
Power plants...................................   $  768,155    $  741,853
Wells and resource development.................      137,399       124,500
Power sales agreements.........................      264,371       264,371
Licenses and equipment.........................       46,290        46,290
                                                ------------- ------------
Total operating facilities.....................    1,216,215     1,177,014
Less accumulated depreciation and
 amortization..................................     (284,664)     (185,085)
                                                ------------- ------------
Net operating facilities.......................      931,551       991,929
Mineral reserves...............................      240,114       211,674
Construction in progress:
 Other development.............................       40,657         4,002
                                                ------------- ------------
  Total........................................   $1,212,322    $1,207,605
                                                ============= ============

   IMPERIAL VALLEY PROJECT OPERATING FACILITIES--The Partnership Project and the Salton Sea Project are collectively referred to as the Imperial Valley Project. The following table sets out information regarding the Company's projects:



                 COMMERCIAL
    PROJECT       OPERATION    CAPACITY
--------------  ------------ ----------
     Vulcan         1986        34 MW
   Del Ranch        1989        38 MW
     Elmore         1989        38 MW
    Leathers        1990        38 MW
 Salton Sea I       1987        10 MW
 Salton Sea II      1990        20 MW
Salton Sea III      1989       49.8 MW
 Salton Sea IV      1996       39.6 MW
 Salton Sea V       2000        49 MW
    CE Turbo        2000        10 MW



   SIGNIFICANT CUSTOMERS AND CONTRACTS--All of the Company's sales of electricity from the Imperial Valley Project, which comprise approximately 74% of 1998 and 1997 electricity and steam revenues, are to Southern California Edison Company ("Edison") and are under long-term power purchase contracts. Accounts receivable, which are primarily from Edison, are primarily uncollateralized receivables from long-term power purchase contracts described below. If the customers were unable to perform, the Company could incur an accounting loss equal to the entire receivable balance of $90,395 at Decembre 31, 1998.

   The current Partnership Projects sell all electricity generated by the respective plants pursuant to four long-term standard offer no. 4, or SO4, Agreements between the projects and Edison that are based on this standard form. These SO4 Agreements provide for capacity payments, capacity bonus payments and energy payments. Edison makes fixed annual capacity and capacity bonus payments to

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

the Projects to the extent that capacity factors exceed certain benchmarks. The price for capacity and capacity bonus payments is fixed for the life of the SO4 Agreements. Energy is sold at increasing scheduled rates for the first ten years after firm operation and thereafter at a rate which is based on the cost that Southern California Edison avoids by purchasing energy from the project instead of obtaining the energy from other sources. Southern California Edison's avoided cost is currently determined by an approved interim formula which adjusts historic costs by an inflation/deflation factor representing monthly changes in the cost of natural gas at the California border and adjustment factors based on the time the day, week and year in which the energy is delivered. Consequently, under this methodology, energy payments under the SO4 agreements will fluctuate based on the time of generation and monthly changes in average fuel costs in the California energy market. Legislation recently adopted in California establishes that price qualifying facilities receive as energy payments would be modified from the current short-run avoided cost basis to the clearing price estabilshed by the PX once specified conditions are met. As the main condition, the legislation requires that the California Public Utilities Commission must first issue an order determining that the PX is functioning properly for the purposes of determininig the short-run avoided cost energy payments to be made to non-utility power generators. Additionally, a project company may, upon appropriate notice to Southern California Edison, exercise a one-time option to elect to thereafter receive energy payments based upon the clearing price from the PX.

   The PX is a nonprofit public benefit corporation formed under California law to provide a competitive marketplace where buyers and sellers of power, including utilities, end-use customers, independent power producers and power marketers, complete wholesale trades through an electronic auction. The PX currently operates two markets: (1) a day ahead market which is comprised of twenty-four separate concurrent auctions for each hour of the following day and (2) an hour ahead market for each hour of each day for which bids are due two hours before each hour. In each market, the PX receives bids from buyers and sellers and, based on the bids, establishes the market clearing price for each hour and schedules deliveries from sellers whose bids did not exceed the market clearing price to buyers whose bids were not less than the market clearing price. All trades are executed at the market clearing price.

   The scheduled energy price periods of the Partnership Project SO4 agreements extended until February 1996, December 1998 and December 1998 for each of the Vulcan, Del Ranch and Elmore Partnerships, respectively, and extend until December 1999 for the Leathers Partnership. Del Ranch and Elmore Parnerships' SO4 agreements provided for energy rates of 14.6 cents per kWh in 1998. Leathers Partnership SO4 agreement provides for an energy rate of
14.6 cents per kWh in 1998 and 15.6 cents per kWh in 1999. The weighted average energy rate for all of the Partnership Projects' SO4 agreements was
11.7 cents per kWh in 1998.

   Salton Sea I sells electricity to Edison pursuant to a 30-year negotiated power purchase agreement, as amended (the "Salton Sea I PPA"), which provides for capacity and energy payments. The energy payment is calculated using a Base Price which is subject to quarterly adjustments based on a basket of indices. The time period weighted average energy payment for Salton Sea I was
5.4 cents per kWh during 1998. As the Salton Sea I PPA is not an SO4 Agreement, the energy payments do not revert to Edison's Avoided Cost of Energy. The capacity payment is approximately $1,100 per annum.

   Salton Sea II and Salton Sea III sell electricity to Edison pursuant to 30-year modified SO4 Agreements that provide for capacity payments, capacity bonus payments and energy payments. The price for contract capacity and contract capacity bonus payments is fixed for the life of the modified

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

SO4 Agreements. The energy payments for the first ten year period, which periods expire in April 2000 and February 1999, respectively, are levelized at a time period weighted average of 10.6 per kWh and 9.8 per kWh for Salton Sea II and Salton Sea III, respectively. Thereafter, the monthly energy payments will be at Edison's Avoided Cost of Energy. For Salton Sea II only, Edison is entitled to receive, at no cost, 5% of all energy delivered in excess of 80% of contract capacity through September 30, 2004. The annual capacity and bonus payments for Salton Sea II and Salton Sea III are approximately $3,300 and $9,700, respectively.

   Salton Sea IV sells electricity to Edison pursuant to a modified SO4 agreement which provides for contract capacity payments on 34 MW of capacity at two different rates based on the respective contract capacities deemed attributable to the original Salton Sea PPA option (20 MW) and to the original Fish Lake PPA (14 MW). The capacity payment price for the 20 MW portion adjusts quarterly based upon specified indices and the capacity payment price for the 14 MW portion is a fixed levelized rate. The energy payment (for deliveries up to a rate of 39.6 MW) is at a fixed price for 55.6% of the total energy delivered by Salton Sea IV and is based on an energy payment schedule for 44.4% of the total energy delivered by Salton Sea
IV. The contract has a 30-year term but Edison is not required to purchase the 20 MW of capacity and energy originally attributable to the Salton Sea I PPA option after September 30, 2017, the original termination date of the Salton Sea I PPA.

   For the years ended December 31, 1998, 1997 and 1996, Edison's average Avoided Cost of Energy was 3.0 cents, 3.3 cents and 2.5 cents per kWh, respectively, which is substantially below the contract energy prices earned for the year ended December 31, 1998. Estimates of Edison's future Avoided Cost of Energy vary substantially from year to year. The Company cannot predict the likely level of Avoided Cost of Energy or PX prices under the SO4 Agreements and the modified SO4 Agreements at the expiration of the scheduled payment periods. The revenues generated by each of the projects operating under SO4 Agreements could decline significantly after the expiration of the respective scheduled payment periods.

   The Imperial Valley Projects other than Salton Sea Unit I receive transmission service from the Imperial Irrigation District to deliver electricity to Southern California Edison near Mirage, California. These projects pay a rate based on the Imperial Irrigation District's cost of service which was $1.52 per month per kilowatt of service provided for 1998 and is recalculated annually. The transmission service agreements expire in 2015 for the Partnership Projects, 2019 for Salton Sea Unit III, 2020 for Salton Sea Unit II and 2026 for Salton Sea Unit IV. Salton Sea Unit V and the CE Turbo projects have entered into 30-year agreements with similar terms with the Imperial Irrigation District. Salton Sea Unit I delivers energy to Southern California Edison at the project site and has no transmission service agreement with the Imperial Irrigation District.

   The Partnership Project pays royalties based on both energy revenues and total electricity revenues. Del Ranch and Leathers pay royalties of 5% of energy revenues and 1% of total electricity revenue. Elmore pays royalties of 5% of energy revenues. Vulcan pays royalties of 4.167% of energy revenues.

   The Salton Sea Project's weighted average royalty expense in 1998, 1997 and 1996 was approximately 4.8%, 6.1% and 5.2%, respectively. The royalties are paid to numerous recipients based on varying percentages of electrical revenue or steam production multiplied by published indices.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

   ROYALTIES--Royalty expense for the years ended December 31, 1998, 1997 and 1996, which is included in plant operations in the consolidated statements of operations, comprise the following:

                      1998        1997       1996
                   ---------- ----------  ---------
Vulcan............   $   363    $   326    $   361
Leathers..........     2,811      2,694      2,203
Elmore............     2,192      2,213      1,883
Del Ranch.........     2,870      2,650      2,255
Salton Sea I &
 II...............       810      1,206        634
Salton Sea III ...     1,637      2,439      1,334
Salton Sea IV.....     2,645      2,815      1,558
                   ---------- ----------  ---------
Total.............   $13,328    $14,343    $10,228
                   ========== ==========  =========

   The Partnership Project pays royalties based on both energy revenues and total electricity revenues. Hoch (Del Ranch) and Leathers pay royalties of approximately 5% of energy revenues and 1% of total electricity revenue. Elmore pays royalties of approximately 5% of energy revenues. Vulcan pays royalties of 4.167% of energy revenues.

   The Salton Sea Project's weighted average royalty expense in 1998 and 1997 was approximately 4.8% and 6.1%, respectively. The royalties are paid to numerous recipients based on varying percentages of electrical revenue or steam production multiplied by published indices.

5. MALITBOG LOANS

   On April 8, 1998, the Company converted the construction project financing for its Malitbog geothermal power project to term loans. The Overseas Private Investment Corporation ("OPIC") is providing term loan financing of $54,868 that was fixed as of June 15, 1998 at an interest rate of 9.176%. A syndicate of international commercial banks is providing term loan financing of $98,938 at a variable interest rate based on LIBOR (7.47% at December 31, 1998). Annual repayments of the Malitbog loans for the years beginning January 1, 1999 and thereafter are as follows:

 1999 ...................... $ 22,560
2000 ......................    22,560
2001 ......................    22,560
2002 ......................    22,560
2003 ......................    22,560
Thereafter ................    41,006
                           ----------
                             $153,806
                           ==========

6. NOTES AND BONDS

   Each of the Company's direct or indirect subsidiaries is organized as a legal entity separate and apart from the Company and its other subsidiaries. Pursuant to separate project financing agreements, the assets of each subsidiary are pledged or encumbered to support or otherwise provide the security for their own project or subsidiary debt. It should not be assumed that any asset of any such subsidiary will be available to satisfy the obligations of the Company or any of its other such subsidiaries; provided, however, that unrestricted cash or other assets which are available for

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

distribution may, subject to applicable law and the terms of financing arrangements of such parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to the Company or affiliates thereof. "Subsidiaries" means all of the Company's direct or indirect subsidiaries (1) owning interests in the Imperial Valley and Malitbog projects or (2) owning interests in the subsidiaries that own interests in the foregoing projects.

   SALTON SEA NOTES AND BONDS--The Salton Sea Funding Corporation, a wholly owned subsidiary of the Company, (the "Funding Corporation") debt securities are as follows:

                   SENIOR         FINAL                      DECEMBER 31,
                  SECURED       MATURITY               -----------------------
                   SERIES         DATE          RATE       1998        1997
---------------  ---------  -----------------  --------  -----------  ----------
July 21, 1995 .. A Notes      May 30, 2000       6.69%   $ 48,436    $ 97,354
July 21, 1995 .. B Bonds      May 30, 2005       7.37     106,980     133,000
July 21, 1995 .. C Bonds      May 30, 2010       7.84     109,250     109,250
June 20, 1996 .. D Notes      May 30, 2000       7.02      12,150      44,150
June 20, 1996 .. E Bonds      May 30, 2011       8.30      65,000      65,000
July 30, 1999 .. F Bonds    November 30, 2018   7.475     285,000          --
                                                       -----------  ----------
                                                         $626,816    $448,754
                                                       ===========  ==========



   Principal and interest payments are made in semi-annual installments. The Salton Sea Notes and Bonds are nonrecourse to the Company.

   The net revenues, equity distributions and royalties from the Partnership Projects are used to pay principal and interest payments on outstanding senior secured bonds issued by the Funding Corporation, the final series of which is scheduled to mature in November 2018. The Funding Corporation Debt is guaranteed by certain subsidiaries of Magma and secured by the capital stock of the Funding Corporation. The proceeds of the Funding Corporation Debt were loaned by the Funding Corporation pursuant to loan agreements and notes (the "Imperial Valley Project Loans") to certain subsidiaries of Magma and used for construction of certain Imperial Valley Projects, refinancing of certain indebtedness and other purposes. Debt service on the Imperial Valley Project Loans is used to repay debt service on the Funding Corporation Debt. The Imperial Valley Project Loans and the guarantees of the Funding Corporation Debt are secured by substantially all of the assets of the guarantors, including the Imperial Valley Projects, and by the equity interests in the guarantors.

   The proceeds of Series F of the Funding Corporation debt are being used in part to construct the Zinc Facility, and the direct and indirect owners of the Zinc Facility (the "Zinc Guarantors", which will include Salton Sea Minerals Corp. and Minerals LLC), are among the guarantors of the Funding Corporation debt. In connection with the Divestiture, MEHC will guarantee the payment by the Zinc Guarantors of a specified portion of the scheduled debt service on the Imperial Valley Project Loans, including the current principal amount of $140,520 and associated interest.

   Pursuant to a depository agreement, Funding Corporation established a debt service reserve fund in the form of a letter of credit in the amount of $70,430 from which scheduled interest and principal payments can be made.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

   Annual repayments of the Salton Sea Notes and Bonds for the years beginning January 1, 1999 and thereafter are as follows:



1999 ......................  $ 57,836
2000 ......................    25,072
2001 ......................    23,658
2002 ......................    28,572
2003 ......................    28,086
Thereafter ................   463,592
                           ----------
                             $626,816
                           ==========



   The Company's ability to obtain distributions from its investment in the Salton Sea Projects and Partnership Projects is subject to the following conditions:

   o the depository accounts for the Salton Sea Notes and Bonds must be fully funded;

   o there cannot have occurred any default or event of default under the Salton Sea Notes and Bonds;

   o the historical debt service coverage ratio of Salton Sea Funding Corporation for the prior four fiscal quarters must be at least 1.4 to 1.0, if the distribution occurs prior to 2000, or 1.5 to 1.0, if the distribution occurs during or after 2000;

   o there must be sufficient geothermal resources to operate the Salton Sea projects at their required levels; and

   o each Salton Sea project under consturction cannot have failed to be complete by its guaranteed substantial completion date, unless a sufficient portion of the Salton Sea Notes and Bonds have been redeemed or a ratings confirmation has been obtained.

7. NOTES PAYABLE TO RELATED PARTY

   On July 21, 1995, CalEnergy issued $200,000 of 9 7/8% Limited Recourse Senior Secured Notes Due 2003 (the "Notes"). Interest on the Notes is payable on June 30 and December 30 of each year, commencing December 1995. The Notes are secured by an assignment and pledge of 100% of the outstanding capital stock of Magma and are recourse only to such Magma capital stock, CalEnergy's interest in a secured Magma note and general assets of CalEnergy equal to the Restricted Payment Recourse Amount (as defined in the Note Indenture) which was $0 at December 31, 1998.

   On or after June 30, 2000, the Notes are redeemable at the option of CalEnergy, in whole or in part, initially at a redemption price of 104.9375% declining to 100% on June 30, 2002 and thereafter, plus accrued interest to the date of redemption (see Note 11).

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

8. INCOME TAXES

   Provision for income tax is comprised of the following at December 31:



                                                     1998        1997       1996
                                                  ---------- ----------  ---------
Currently payable:
 State...........................................   $13,443    $ 7,488    $ 6,420
 Federal.........................................    29,215     20,596     11,792
                                                  ---------- ----------  ---------
                                                     42,658     28,084     18,212
Deferred:
 State...........................................       237      1,342      1,232
 Federal.........................................    15,748     15,207      4,908
 Foreign.........................................     2,548        728      1,137
                                                  ---------- ----------  ---------
                                                     18,533     17,277      7,277
                                                  ---------- ----------  ---------
  Total..........................................   $61,191    $45,361    $25,489
                                                  ========== ==========  =========



   The deferred expense is primarily temporary differences associated with depreciation and amortization of certain assets.

   A reconciliation of the federal statutory tax rate to the effective tax rate applicable to income before provision for income taxes follows:


                                                    1998      1997      1996
                                                  -------- --------  ---------
Federal statutory rate...........................   35.00%   35.00%     35.00%
Percentage depletion in excess of cost
 depletion.......................................   (3.80)   (4.30)     (5.15)
Investment and energy tax credits................   (1.33)   (0.84)    (12.30)
State taxes, net of federal tax effect...........    4.75     4.74       4.26
Goodwill amortization............................    1.63     2.24       3.10
Tax effect of foreign income.....................    0.48     0.60       1.30
Other............................................      --       --       2.91
                                                  -------- --------  ---------
                                                    36.73%   37.44%     29.12%
                                                  ======== ========  =========

   Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                        1998        1997
                                                    ----------- -----------
Depreciation and amortization, net.................   $251,859    $249,622
Unremitted foreign earnings........................     21,464      14,112
Other..............................................         91          77
                                                    ----------- -----------
                                                       273,414     263,811

Accruals not currently deductible for tax
 purposes..........................................    (13,171)     (2,304)
Tax credits........................................     (7,023)    (19,692)
Jr. SO4 royalty receivable.........................         --      (5,865)
Deferred income....................................     (6,301)     (7,588)
Other..............................................       (140)       (116)
                                                    ----------- -----------
                                                       (26,635)    (35,565)
                                                    ----------- -----------
Net deferred taxes.................................   $246,779    $228,246
                                                    =========== ===========

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)


9. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Company could realize in a current transaction.

   The fair value of all debt issues listed on exchanges, including the note payable to related party which is based on a debt issue listed on an exchange, has been estimated based on the quoted market prices. The remaining note payable to related party, which is not based on market prices, and the project loan are estimated to have a fair value equal to the carrying value.

   The carrying amounts in the table below are included in the consolidated balance sheets under the indicated captions.

                                           1998                     1997
                                 ------------------------ ------------------------
                                               ESTIMATED                ESTIMATED
                                   CARRYING      FAIR       CARRYING      FAIR
                                    VALUE        VALUE       VALUE        VALUE
                                 ----------- -----------  ----------- -----------
Construction and project loans     $153,806    $153,806     $176,657    $176,657
Salton Sea notes and bonds .....    626,816     646,397      448,754     463,720
Note payable to related party ..    200,000     217,900      200,000     217,829

10. COMMITMENTS AND CONTINGENCIES

   Salton Sea Unit V is obligated to supply the electricity demands of the Zinc Recovery Project at the price available to Salton Sea Unit V from the PX less the wheeling costs to the PX.

   Salton Sea Power, L.L.C., one of our indirect wholly-owned subsidiaries, is constructing Salton Sea Unit V. Salton Sea Unit V will be a 49 net megawatt geothermal power plant which will sell approximately one-third of its net output to the zinc facility, which will be retained by MidAmerican. The remainder will be sold through the California power exchange.

   Salton Sea Unit V is being constructed pursuant to a date certain, fixed price, turnkey engineering, procurement and construction contract by Stone & Webster Engineering Corporation. Salton Sea Unit V is scheduled to commence commercial operation in mid-2000. Total project costs of Salton Sea Unit V are expected to be approximately $119,067 which will be funded by $76,281 of debt from Salton Sea Funding Corporation and $42,786 from equity contributions.

   CE Turbo LLC, one of our indirect wholly-owned subsidiaries, is constructing the CE Turbo project. The CE Turbo project will have a capacity of 10 net megawatts. The net output of the CE Turbo project will be sold to the zinc facility or sold through the California power exchange.

   The partnership projects are upgrading the geothermal brine processing facilities at the Vulcan and Del Ranch projects with the region 2 brine facilities construction.

   The CE Turbo project and the region 2 brine facilities construction are being constructed by Stone & Webster pursuant to a date certain, fixed price, turnkey engineering, procurement and construction contract. The obligations of Stone & Webster are guaranteed by Stone & Webster, Incorporated. The CE Turbo project is scheduled to commence initial operations in early-2000 and the

                     MAGMA POWER COMPANY AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE THREE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)
                      (DOLLARS AND SHARES IN THOUSANDS)

region 2 brine facilities construction is scheduled to be completed in early-2000. Total project costs for both the CE Turbo project and the region 2 brine facilities construction are expected to be approximately $63,747 which will be funded by $55,602 of debt from Salton Sea Funding Corporation and $8,145 from equity contributions.

11. SUBSEQUENT EVENTS

   On February 8, 1999, MidAmerican created a new subsidiary, CE Generation LLC ("CE Generation") and subsequently transferred its interest in the Company and its power generation assets in the Imperial Valley ("Contributed Subsidiaries") to CE Generation, with VGPC and Minerals, LLC being retained by MidAmerican ("Excluded Subsidiaries"). During the years ended December 31, 1998, 1997 and 1996, the Excluded Subsidiaries' revenues and net income were $80,877, $42,288 and $13,293, respectively, and $17,039, $14,350 and $16,203, respectively. On March 3, 1999, MidAmerican closed the sale of 50% of its ownership interests in CE Generation to an affiliate of El Paso Energy Corporation.

   On January 29, 1999, MEHC commenced a cash offer for all of its outstanding 9 7/8% Limited Recourse Senior Secured Notes Due 2003. MEHC received tenders from holders of an aggregate of approximately $195.8 million principal which were paid on March 3, 1999, at a redemption price of 110.025% plus accrued interest, resulting in an extraordinary loss of approximately $17.5 million, net of tax.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)
                         CONSOLIDATED BALANCE SHEETS
                AS OF SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                            1999            1998
                                                                      --------------- --------------
ASSETS
Cash and cash equivalents............................................    $   36,408      $   54,661
Restricted cash .....................................................        10,892          25,147
Accounts receivable..................................................        51,065          90,395
Due from parent......................................................        15,485              --
Prepaid expenses.....................................................         7,787          21,677
Inventory............................................................        13,322          11,802
Other assets.........................................................         1,105           6,999
                                                                      --------------- --------------
  Total current assets...............................................       136,064         210,681
Restricted cash......................................................        34,173         215,696
Note receivable from related party...................................       140,520              --
Properties, plants, contracts and equipment, net ....................       799,470       1,212,322
Excess of cost over fair value of net assets acquired, net  .........       202,740         283,552
Deferred charges and other assets....................................        14,702          36,808
                                                                      --------------- --------------
  Total assets.......................................................    $1,327,669      $1,959,059
                                                                      =============== ==============
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Accounts payable and accrued liabilities ............................    $   39,377      $   45,418
Current portion of long-term debt....................................        51,430          80,396
Due to parent .......................................................            --          43,673
Deferred income taxes--current.......................................            --           1,221
                                                                      --------------- --------------
  Total current liabilities..........................................        90,807         170,708
Malitbog loans.......................................................            --         131,246
Salton Sea notes and bonds ..........................................       546,468         568,980
Note payable to related party........................................            --         200,000
Deferred income taxes ...............................................       163,103         245,558
Other long-term liabilities..........................................         1,009             930
                                                                                      --------------
  Total liabilities..................................................       801,387       1,317,422
                                                                      --------------- --------------
DEFERRED INCOME .....................................................            --          32,147
STOCKHOLDER'S EQUITY:
Preferred stock--par value $0.10 per share, authorized 1,000 shares              --              --
Common stock--par value $0.10 per share, authorized 30,000 shares,
 outstanding 100 shares..............................................            --              --
Additional paid in capital ..........................................       501,626         501,626
Retained earnings....................................................        24,656         107,864
                                                                      --------------- --------------
  Total stockholder's equity.........................................       526,282         609,490
                                                                      --------------- --------------
  Total liabilities and stockholder's equity.........................    $1,327,669      $1,959,059
                                                                      =============== ==============

The accompanying notes are an integral part of these financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)
                    CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                            (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)



                                                                    1999        1998
                                                                ----------- -----------
REVENUE:
 Sales of electricity and steam................................   $158,470    $276,232
 Royalty income................................................      1,689       1,785
 Interest and other income.....................................     11,968      18,671
                                                                ----------- -----------
  Total revenues...............................................    172,127     296,688
                                                                ----------- -----------
COST AND EXPENSES:
 Plant operations..............................................     44,971      51,084
 General and administration....................................      1,327       1,564
 Depreciation and amortization.................................     33,278      79,778
 Interest expense..............................................     35,450      54,885
 Less interest capitalized.....................................     (4,440)    (15,313)
                                                                ----------- -----------
  Total expenses...............................................    110,586     171,998
                                                                ----------- -----------
Income before provision for income taxes and extraordinary
 item..........................................................     61,541     124,690
Provision for income taxes ....................................     14,524      43,642
                                                                ----------- -----------
Income before extraordinary item...............................     47,017      81,048
Extraordinary item, net of tax ................................    (17,478)         --
                                                                ----------- -----------
Net income.....................................................   $ 29,539    $ 81,048
                                                                =========== ===========



The accompanying notes are an integral part of these financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                            (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)



                                                                       1999        1998
                                                                    ---------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ......................................................  $  29,539    $ 81,048
 ADJUSTMENTS TO RECONCILE NET CASH FLOWS FROM OPERATING
  ACTIVITIES:
 Depreciation and amortization....................................     33,278      79,778
 Provision for deferred income taxes..............................     (6,579)     13,900
 Extraordinary item, net of tax...................................     17,478          --
 CHANGES IN OTHER ITEMS:
  Accounts receivable.............................................      4,839     (39,217)
  Accounts payable and other accrued liabilities..................    (14,119)     46,430
  Other assets....................................................     15,202        (704)
                                                                    ---------- ----------
     Net cash flows from operating activities.....................     79,638     181,235
                                                                    ---------- ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures.............................................    (82,519)    (58,410)
 Decrease (increase) in inventory.................................     (1,520)     (2,105)
 Cash distributed in spin-off.....................................       (677)         --
 Decrease (increase) in restricted cash ..........................     69,866          --
                                                                    ---------- ----------
     Net cash flows from investing activities.....................    (14,850)    (60,515)
                                                                    ---------- ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Due from affiliate...............................................    (74,164)    (10,109)
 Repayment of Salton Sea notes and bonds..........................    (28,918)    (53,469)
 Repayment of note payable to related party.......................   (221,619)         --
 Repayment of construction and other loans........................         --     (17,211)
 Distribution to parent...........................................    (41,774)         --
 Contribution from parent.........................................    269,179          --
 Deferred charge relating to debt financing.......................         --      (1,561)
 Decrease (increase) in restricted cash...........................     14,255      29,022
                                                                    ---------- ----------
     Net cash flows from financing activities.....................    (83,041)    (53,328)
                                                                    ---------- ----------
Net increase (decrease) in cash and cash equivalents  ............    (18,253)     67,392
Cash and cash equivalents at beginning of period..................     54,661      14,051
                                                                    ---------- ----------
Cash and cash equivalents at end of period .......................  $  36,408    $ 81,443
                                                                    ========== ==========



  The accompanying notes are an integral part of these financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (DOLLARS AND SHARES IN THOUSANDS)
                                  (unaudited)

1. BUSINESS

   Magma Power Company (the "Company" or "Magma"), a wholly-owned subsidiary of CE Generation, LLC, defined below, is primarily engaged in the exploration for and development of geothermal resources and conversion of such resources into electrical power and steam for sale to electric utilities, and the development of other environmentally responsible forms of power generation. The Company currently operates eight geothermal power plants in the Imperial Valley in California.

   On February 8, 1999, MidAmerican Energy Holdings Company ("MidAmerican") created a new subsidiary, CE Generation LLC ("CE Generation") and subsequently transferred its interest in the Company and its power generation assets in the Imperial Valley ("Contributed Subsidiaries") to CE Generation, with Visayas Geothermal Power Company and Minerals, LLC being retained by MidAmerican ("Excluded Subsidiaries"). On March 3, 1999, MidAmerican closed the sale of 50% of its ownership interests in CE Generation to an affiliate of El Paso Energy Corporation.

   The September 30, 1999 and 1998 consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company, all adjustments (consisting only of normal recurring accruals) have been made to present fairly the financial position, the results of operations and the changes in cash flows for the periods presented. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these financial statements be read in conjunction with the December 31, 1998 consolidated financial statements.

2. EXTRAORDINARY ITEM

   On January 29, 1999, MidAmerican commenced a cash offer for all of its outstanding 9 7/8% Limited Recourse Senior Secured Notes due 2003. The Company received tenders from holders of an aggregate of approximately $195.8 million principal which were paid on March 3, 1999, at a redemption price of 110.025% plus accrued interest resulting in an extraordinary loss of approximately $17.5 million, net of tax.

3. STOCKHOLDER'S EQUITY

   Stockholder's equity comprised the following at September 30, 1999:



Stockholder's equity, beginning of year..................... $ 609,490
Distributions of equity interest in Excluded
  Subsidiaries to MidAmerican...............................  (340,152)
Other distribution to MidAmerican...........................   (41,774)
Contribution from MidAmerican...............................   269,179
Net income..................................................    29,539
Stockholder's equity, September 30,
 1999....................................................... $  526,282

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Falcon Seaboard Resources, Inc.

   We have audited the accompanying consolidated balance sheets of Falcon Seaboard Resources, Inc. (an indirect wholly owned subsidiary of MidAmerican Energy Holdings Company, the successor of CalEnergy Company, Inc.) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the years ended December 31, 1998 and 1997 and for the periods from August 7, 1996 through December 31, 1996 (successor) and January 1, 1996 through August 6, 1996 (predecessor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Falcon Seaboard Resources, Inc. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 and for the periods from August 7, 1996 through December 31, 1996 and January 1, 1996 through August 6, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
January 28, 1999 (March 3, 1999 as to Note 9)

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
 (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)

                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1998 AND 1997
                            (DOLLARS IN THOUSANDS)


                                                               1998        1997
                                                           ----------- -----------
ASSETS
Cash and cash equivalents.................................   $ 11,844    $  9,940
Restricted cash...........................................      5,917       6,597
Accounts receivable.......................................      7,100       7,866
Amounts due from affiliates, net..........................         --      48,662
Inventory.................................................      3,640       3,571
Deferred income taxes.....................................      2,188       1,324
Prepaids..................................................        292         290
                                                           ----------- -----------
  Total current assets....................................     30,981      78,250

Properties, plant, and contracts:
Land......................................................        358         358
Cogeneration facility.....................................    163,389     163,338
Furniture, fixtures and equipment.........................      1,602       1,441
                                                           ----------- -----------
                                                              165,349     165,137
Accumulated depreciation and amortization.................    (25,046)    (14,660)
                                                           ----------- -----------
Properties, plants and contracts, net.....................    140,303     150,477

Restricted cash...........................................      1,307         310
Excess of cost over fair value of net assets acquired,
 net......................................................     88,429      94,252
Investments in partnerships...............................    125,036     131,207
Deferred charges and other assets.........................      2,573       5,469
                                                           ----------- -----------

  Total assets............................................   $388,629    $459,965
                                                           =========== ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Accounts payable..........................................   $    366    $    346
Accrued liabilities.......................................      6,435       9,321
Current portion of long-term debt.........................     14,268      12,805
Amounts due to affiliates, net............................     28,696          --
                                                           ----------- -----------
  Total current liabilities...............................     49,765      22,472

Deferred income taxes.....................................     79,183      92,565
Project financing debt....................................     76,261      90,529
Other long-term liabilities...............................        940       2,794
                                                           ----------- -----------
  Total liabilities.......................................    206,149     208,360

Commitments and Contingencies (Notes 5 and 6)
STOCKHOLDER'S EQUITY:
Common stock, $.01 par value; 1,000,000 shares
 authorized, 1,192 shares issued and outstanding..........         --          --
Additional paid in capital................................    182,480     232,500
Retained earnings.........................................         --      19,105
                                                           ----------- -----------
Total stockholder's equity................................    182,480     251,605
                                                           ----------- -----------

Total liabilities and stockholder's equity................   $388,629    $459,965
                                                           =========== ===========




  The accompanying notes are an integral part of these financial statements.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
(AN INDIRECT WHOLLY-OWNED SUBISIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)

                    CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
        FOR THE PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996
                  AND JANUARY 1, 1996 THROUGH AUGUST 6, 1996
                            (DOLLARS IN THOUSANDS)



                                                 SUCCESSOR                    PREDECESSOR
                                 ---------------------------------------- -----------------
                                                         AUGUST 7, 1996 -   JANUARY 1, 1996
                                    1998        1997    DECEMBER 31, 1996   -AUGUST 6, 1996
                                 ---------- ----------  ----------------- -----------------
REVENUES:
 Sales of electricity and
  steam.........................   $80,375    $77,405        $27,346            $46,642
 Sales of oil and gas...........        --         --             --              1,485
 Equity earnings of
  partnerships..................    10,732     14,542          4,263             15,305
 Interest and other income .....     3,694      4,325          2,705              5,323
                                 ---------- ----------  ----------------- -----------------
  Total revenues................    94,801     96,272         34,314             68,755

COSTS AND EXPENSES:
 Plant operations...............    37,765     39,388         16,240             43,322
 Depreciation and amortization .    17,033     15,841          6,584              4,796
 Loss from write-off of oil and
  gas investments...............        --         --             --             11,183
 Interest expense...............    11,854     12,995          5,908              7,471
                                 ---------- ----------  ----------------- -----------------
  Total costs and expenses .....    66,652     68,224         28,732             66,772
                                 ---------- ----------  ----------------- -----------------

 Income before income tax
  expense.......................    28,149     28,048          5,582              1,983

 Income tax expense.............    12,273     11,698          2,827                684
                                 ---------- ----------  ----------------- -----------------

 Net income.....................   $15,876    $16,350        $ 2,755            $ 1,299
                                 ========== ==========  ================= =================






  The accompanying notes are an integral part of these financial statements.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
 (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)


      STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE PERIODS FROM AUGUST 7, 1996
     THROUGH DECEMBER 31, 1996 AND JANUARY 1, 1996 THROUGH AUGUST 6, 1996
                            (DOLLARS IN THOUSANDS)



                                                                     FOREIGN
                                    COMMON STOCK
                                                     ADDITIONAL     CURRENCY
                                 ------------------    PAID-IN     TRANSLATION   RETAINED
                                  SHARES    AMOUNT     CAPITAL     ADJUSTMENT    EARNINGS      TOTAL
                                 -------- --------  ------------  -------------  ----------  -----------
PREDECESSOR:
 BALANCE, December 31, 1995 ....   1,192     $--      $    205        $ (185)    $  3,198    $  3,218

  Net income prior to
   acquisition..................      --      --            --           --         1,299       1,299
                                 -------- --------  ------------ -------------  ---------- -----------

 BALANCE, August 6, 1996........   1,192      --           205         (185)        4,497       4,517

SUCCESSOR:
  Distribution of net assets to
   parent (Note 3)..............      --      --            --          185       (23,611)    (23,426)

  Purchase accounting push-down
   adjustment, net..............      --      --       232,295           --        19,114     251,409

  Net income after acquisition .      --      --            --           --         2,755       2,755
                                 -------- --------  ------------ -------------  ---------- -----------

 BALANCE, December 31, 1996 ....   1,192      --       232,500           --         2,755     235,255

  Net income....................      --      --            --           --        16,350      16,350
                                 -------- --------  ------------ -------------  ---------- -----------

 BALANCE, December 31, 1997 ....   1,192      --       232,500           --        19,105     251,605

  Other equity transactions ....      --      --        (3,001)          --            --      (3,001)

  Distribution..................      --      --       (47,019)          --       (34,981)    (82,000)

  Net income....................      --      --            --           --        15,876      15,876
                                 -------- --------  ------------ -------------  ---------- -----------

 BALANCE, December 31, 1998 ....   1,192     $--      $182,480        $  --      $     --    $182,480
                                 ======== ========  ============ =============  ========== ===========




  The accompanying notes are an integral part of these financial statements.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
 (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF MIDAMERICAN ENERGY HOLDINGS COMPANY)
          CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
      DECEMBER 31, 1998 AND 1997 AND FOR THE PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND JANUARY 1, 1996 THROUGH AUGUST 6, 1996
                            (DOLLARS IN THOUSANDS)



                                                          SUCCESSOR                    PREDECESSOR
                                          ---------------------------------------- -----------------
                                                                  AUGUST 7, 1996 -  JANUARY 1, 1996 -
                                             1998        1997    DECEMBER 31, 1996   AUGUST 6, 1996
                                          ---------- ----------  ----------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..............................  $ 15,876    $ 16,350       $  2,755          $  1,299
 ADJUSTMENTS TO RECONCILE CASH FLOWS
  FROM OPERATING ACTIVITIES:
 Depreciation and amortization...........    13,211      13,149          5,011             4,755
 Amortization of excess of cost over
  fair value of net assets acquired .....     3,822       2,692          1,573                41
 Loss from write-off of oil and gas
  investments............................        --          --             --            11,183
 Deferred income taxes...................   (14,246)     (3,157)          (487)             (432)
 Equity earnings of partnerships ........   (10,732)    (14,542)        (4,263)          (15,305)
 CHANGES IN OTHER ITEMS:
 Deferred revenue........................        --          --            187              (187)
 Accounts receivable.....................       766      (1,339)          (120)             (473)
 Deferred charges and other assets ......    (1,000)     (1,601)         1,369            (2,327)
 Accounts payable and accrued
  liabilities............................    (4,720)      3,135         (3,474)              870
                                          ---------- ----------  ----------------- -----------------
   Net cash flows from operating
    activities...........................     2,977      14,687          2,551              (576)
                                          ---------- ----------  ----------------- -----------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures....................      (212)       (409)           (34)             (220)
 Cash distributed in spin off............        --          --             --              (287)
 Distributions from equity investments ..    16,903      23,960          8,295            13,535
 Decrease (increase) in restricted cash .      (997)      1,076            198              (584)
                                          ---------- ----------  ----------------- -----------------
   Net cash flows from investing
    activities...........................    15,694      24,627          8,459            12,444
                                          ---------- ----------  ----------------- -----------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayments of debt......................   (12,805)    (11,237)        (4,187)           (6,857)
 Distribution to parent..................   (82,000)         --             --                --
 Amounts due to/from affiliates..........    77,358     (26,708)       (21,146)             (835)
 Decrease (increase) in restricted cash..       680         (97)            (2)               27
                                          ---------- ----------  ----------------- -----------------
   Net cash flows from financing
    activities...........................   (16,767)    (38,042)       (25,335)           (7,665)
                                          ---------- ----------  ----------------- -----------------
 Net increase (decrease) in cash and
  cash equivalents.......................     1,904       1,272        (14,325)            4,203
 Cash and cash equivalents,
  Beginning of period....................     9,940       8,668         22,993            18,790
                                          ---------- ----------  ----------------- -----------------
 Cash and cash equivalents,
  End of period..........................  $ 11,844    $  9,940       $  8,668          $ 22,993
                                          ========== ==========  ================= =================
 SUPPLEMENTAL DISCLOSURE:
  Interest paid..........................  $ 11,707    $ 12,995       $  6,781          $  7,180
                                          ========== ==========  ================= =================
  Income taxes paid......................  $  6,982    $  1,237       $  1,190          $  3,235
                                          ========== ==========  ================= =================




  The accompanying notes are an integral part of these financial statements.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
          PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND
                    JANUARY 1, 1996 THROUGH AUGUST 6, 1996
                            (DOLLARS IN THOUSANDS)


1. BUSINESS

   Falcon Seaboard Resources, Inc. ("FSRI" or the "Company") is a holding company that invests primarily through its wholly owned subsidiaries Falcon Seaboard Pipeline Corporation, Falcon Seaboard Power Corporation ("FSPC"), and Falcon Seaboard Oil Company ("FSOC"). As of December 31, 1998, FSRI was an indirect wholly owned subsidiary of MidAmerican Energy Holdings Company, the successor of CalEnergy Company, Inc. ("MidAmerican"). See Note 9.

   Falcon Seaboard Pipeline Corporation, through its operating subsidiaries, acquires, develops, owns and operates natural gas properties for the benefit of affiliated power projects.

   FSPC, through its subsidiaries, was formed to develop, design, own and operate cogeneration and independent power plants. FSPC is the parent company to Falcon Power Operating Company ("FPOC"), Northern Consolidated Power, Inc. ("Norcon") and Saranac Energy Company, Inc. ("SECI"). FPOC provides operations and maintenance services to the independent power plants owned by the Company and affiliated partnerships. Norcon holds general and limited partnership interests in a 79.9 megawatt cogeneration facility which began operations in December 1992. SECI holds general and limited partnership interests in a 240 megawatt cogeneration facility, which began operations in June 1994, and a natural gas pipeline that supplies fuel to the facility, which began operations in January 1994.

   FSOC acquires, develops, owns and operates natural gas properties and is the parent company of Power Resources, Inc. ("PRI"), which owns and operates a 200 megawatt cogeneration facility.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION--The accompanying consolidated financial statements include the operations and accounts of FSRI and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Subsequent to August 6, 1996, the financial statements reflect the acquisition of FSRI by MidAmerican. The period from January 1, 1996 through August 6, 1996 represents the predecessor's historical cost basis.

   REVENUE RECOGNITION--Revenue from cogeneration activities is recognized when electrical and steam output is delivered in accordance with contract terms.

   RESTRICTED CASH--Restricted cash represents amounts for major maintenance expenditures and a debt protection reserve account. The debt service funds are legally restricted as to their use and require maintenance of specific minimum balances equal to the next debt service payment.

   PROPERTY, PLANTS, CONTRACTS AND DEPRECIATION--Property, plants and contracts are stated at the cost pushed down from MidAmerican which reflects the estimated fair value at the date of acquisition. Depreciation expense is computed using the straight line or accelerated methods of accounting over the following useful lives:

Furniture, fixtures and equipment  ....    5 -30 years
Cogeneration facility .................    6 -30 years

   IMPAIRMENT OF LONG-LIVED ASSETS--The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized whenever evidence exists that the carrying value is not recoverable.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
          PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND
              JANUARY 1, 1996 THROUGH AUGUST 6, 1996 (CONTINUED)
                            (DOLLARS IN THOUSANDS)


   During the period from January 1, 1996 through August 6, 1996, the Company recognized an $11,183 loss from the write-off of the carrying amount of its oil and gas investments. These properties had been accounted for under the full cost method of accounting. The oil and gas properties were spun off by FSRI to its former parent prior to the MidAmerican acquisition. See Note 3.

   EXCESS OF COST OVER FAIR VALUE--Total acquisition costs in excess of the fair values assigned to the net assets acquired are being amortized on a straight line basis over 25 years. At December 31, 1998 and 1997, accumulated amortization of the excess of cost over fair value was $10,216 and $4,393, respectively.

   INVESTMENTS--The Company's investments in Saranac and Norcon are accounted for using the equity method of accounting since the Company has the ability to exercise significant influence over the investees' operating and financial policies through its managing general partnership interests. At December 31, 1998 and 1997, the carrying amount of the Company's investment in Saranac differs from its underlying equity in net assets of Saranac by $108,788 (net of accumulated amortization of $24,824) and $119,060 (net of accumulated amortization of $14,552), respectively. This difference, which represents the adjustment to record the fair value of the investment at the date of acquisition, is being amortized on a straight-line basis over approximately 13 years, the remaining portion of the power sales agreement at the date of acquisition.

   MAINTENANCE AND REPAIR RESERVES--A maintenance and repair reserve is recorded monthly based on the Company's long-term scheduled major maintenance plans for the PRI cogeneration facility and is included in accrued liabilities. Other maintenance and repairs are charged to expense as incurred.

   INCOME TAXES--The Company is included in the consolidated income tax returns of MidAmerican and affiliates. The provision for income taxes is computed on a separate return basis, with the associated current income tax asset or liability being recorded in the amounts due from affiliates. The Company recognizes deferred tax assets and liabilities based on the difference between the financial statement and tax bases of the assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse.

   DEFERRED FINANCING COSTS--Costs associated with securing PRI's term loan were capitalized and are being amortized using the effective interest method over the period the term loan is outstanding.

   CASH EQUIVALENTS--Cash equivalents represent short-term, highly liquid investments with an original maturity of less than three months. Restricted cash is not considered a cash equivalent.

   USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   FINANCIAL INSTRUMENTS--The Company utilizes swap agreements to manage market risks and reduce its exposure resulting from fluctuations in interest rates. For interest rate swap agreements, the net cash amounts paid or received on the agreements are accrued and recognized as an adjustment to interest expense. The Company's practice is not to hold or issue financial instruments for trading purposes. These instruments are either exchange traded or with counterparties of high credit quality; therefore, the risk of nonperformance by the counterparties is considered negligible.

   Fair values of financial instruments have been estimated using available market information and other valuation techniques. Unless otherwise noted, the estimated fair value amounts do not differ significantly from recorded values.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
          PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND
              JANUARY 1, 1996 THROUGH AUGUST 6, 1996 (CONTINUED)
                            (DOLLARS IN THOUSANDS)


   NEW ACCOUNTING PRONOUNCEMENT--In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which established accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company is in the process of evaluating the impact of this accounting pronouncement.

   START-UP COSTS--In 1998, the Company adopted Statement of Position No. 98-5, Reporting on the Costs of Start-Up Activities, which requires costs of start-up activities and organization costs be expensed as incurred. Such adoption had no significant effect on the Company.

3. ACQUISITION

   On August 7, 1996, MidAmerican completed the acquisition of FSRI for approximately $226,000. The transaction was accounted for as a purchase business combination. All identifiable assets acquired and liabilities assumed were assigned a portion of the cost of acquiring FSRI, equal to their fair values at the date of acquisition.

   In connection with the acquisition of FSRI, several entities and properties were spun off from FSRI including Falcon Seaboard Energy Corporation (except for its subsidiary, Falcon Seaboard Gas Company), Falcon Seaboard Pipeline Corporation, Falcon Seaboard Energy Services, Inc., and the oil and natural gas properties held by FSOC.

4. INVESTMENT IN PARTNERSHIPS

   The Company indirectly holds noncontrolling general and limited partnership interests in two partnerships, Saranac Power Partners, L.P. ("Saranac"), and Norcon Power Partners, L.P. ("Norcon"), which were formed to build, own and operate natural gas fired combined cycle cogeneration facilities. The lenders to these partnerships have recourse only against these facilities and the income and revenues therefrom. The Company has a current approximate 45% economic interest in Saranac and a current 20% economic interest in Norcon. The Company will have an approximate 80% economic interest in each of these partnerships after outside limited partners' returns, as defined in the Partnership agreements, are achieved. The Saranac outside limited partners, TPC Saranac and General Electric Capital Company, must achieve after tax returns of approximately 8.35% and 7.252%, respectively. NorCon's partner, TPC NorCon, must achieve a pre-tax return of approximately 16.5%.

   The following is a summary of aggregated financial information for all investments owned by the Company which are accounted for under the equity method at December 31, 1998 and 1997:

                   1998        1997
                ---------- ----------
Assets ........  $414,546    $434,028
Liabilities  ..   306,234     326,230
Net income ....    44,338      47,478

   Saranac's total revenue for the years ended December 31, 1998, 1997 and 1996 were $141,876, $146,954 and $140,396, respectively. NorCon's total revenues for the years ended December 31, 1998, 1997 and 1998 were $52,268, $50,908 and $44,893, respectively.

   Saranac has project financing through a 14 year note payable agreement with a lender with a principal amount outstanding of $189,282 at December 31, 1998. The note agreement is collateralized

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
          PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND
              JANUARY 1, 1996 THROUGH AUGUST 6, 1996 (CONTINUED)
                            (DOLLARS IN THOUSANDS)

by all of the assets of Saranac. Saranac is restricted by the terms of the payable agreement from making distributions or withdrawing any capital amounts without the consent of the lender. Under terms of the note payable agreement, distributions may be made to the partners in accordance with the terms of the Saranac partnership agreement. Distributions are made monthly and quarterly to the extent of the partnership's excess cash balances.


   Each of the Saranac partners has an interest in cash distributions by Saranac which changes when certain after-tax rates of return are achieved by GE Capital and the TPC Saranac partners on their contributions to Saranac. The cash distributions of Saranac are divided into three levels: (1) distributions in fixed amounts payable during the first 15 years of operation of the Saranac project, which are applied first to pay debt service4 and other amounts due under the Saranac project financing documents and any refinancing loans, with the remainder paid to GE Capital to enable it to achieve a certain base rate of return; (2) distributions of the Saranac available cash remaining after payment of the level 1 distributions during the first 15 years of operation of the Saranac project; (3) distributions after the first 15 years of operation of the Saranac project. During the first 15 years of operation of the Saranac project, Saranac Energy will receive 63.51% of the level 2 distributions until TPC Saranac partners achieve an 8.35% rate of return and, after such return is achieved (which we expect to occur in 2000), Saranac Energy will receive 81.18% of the level 2 distributions. After the first 15 years of operation of the Saranac project, Saranac Energy will receive 68% of the level 3 distributions until GE Capital achieves a certain supplemental rate of return and, thereafter, Saranac Energy will receive 75% of the level 3 distributions.


   NorCon has projected financing under a note payable comprised of senior and junior debt with a total principal amount outstanding at December 31, 1998 of $104,524. The note payable is collateralized by NorCon's assets. Under the terms of the note payable agreement, NorCon is allowed to make distributions after certain funds have been established; principally, a minimum of $500 must be maintained in the Project's revenue account. Distributions are made monthly and quarterly to the extent of the partnership's excess cash balances.

   There were no undistributed earnings in equity investments at December 31, 1998.

5. PROJECT FINANCING DEBT

   PRI has project financing debt with a consortium of banks with interest and principal due quarterly over a 15 year period, beginning March 31, 1989. The original principal carried a variable interest rate based on the London Interbank Offer Rate ("LIBOR") with a .85% interest margin through the 5th anniversary of the loan, a 1.00% interest margin from the 5th anniversary through the 12th anniversary of the loan and a 1.25% interest margin from the 12th anniversary through the end of the loan. The loan is collateralized by an assignment of all revenues received by PRI, a lien on substantially all of its real and personal property and a pledge of its capital stock.

   Effective June 5, 1989, PRI entered into an interest rate swap agreement with the lender as a means of hedging floating interest rate exposure related to its 15-year term loan. The swap agreement was for initial notional amounts of $55,000 and $110,000, declining in correspondence with the principal balances, and effectively fixed the interest rates at 9.385% and 9.625%, respectively, excluding the interest rate margin. The swap agreements are settled in cash based on the difference between a fixed and floating (index based) price for the underlying debt. The notional value of these financial instruments were $90,529 and $103,334 at December 31, 1998 and 1997, respectively. PRI would be exposed to credit loss in the event of nonperformance by the lender under the interest rate swap

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
          PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND
              JANUARY 1, 1996 THROUGH AUGUST 6, 1996 (CONTINUED)
                            (DOLLARS IN THOUSANDS)

agreement. However, PRI does not anticipate nonperformance by the lender. The estimated cost to terminate the interest rate swap agreement, based on termination values obtained from the lender, was $9,904 and $10,550 at December 31, 1998 and 1997, respectively.

   The interest rate can be increased by payments under a Compensation Agreement included in PRI's term loan. The Compensation Agreement, which entitles two of the term lenders to receive quarterly payments equivalent to a percentage of PRI's discretionary cash flow ("DCF") as separately defined in the agreement, became effective initially for a 13-year period ending December 31, 2003. Under certain conditions relating to the amount of PRI's cash flow and the restrictions on cash distributions, PRI has the option to replace the payment obligation in a quarter with a payment to be calculated in a future quarter and added to the end of the initial term of the agreement. The Compensation Agreement entitles the lenders to payments totaling 10% of DCF for the first ten years, 7.5% of DCF for the next three years and 10% of DCF for each quarter added to the initial term of the agreement. PRI recorded additional interest expense of $1,177 and $1,091 for the years ended December 31, 1998 and 1997, respectively, related to amounts owed under the Compensation Agreement.

   Scheduled maturities of project financing debt for the year ending December 31 are as follows:

 1999  ...................... $14,268
2000  ......................   16,087
2001 .......................   18,119
2002 .......................   20,312
2003 .......................   21,743
                            ---------
 Total  ....................  $90,529
                            =========

   Under PRI's term loan agreement, certain covenants and debt service coverage ratios must be met before cash distributions can be made to FSOC. PRI was in compliance with these requirements at December 31,1998.

6. COMMITMENTS AND CONTINGENCIES

   PRI has contracted to purchase natural gas for its cogeneration facility under two separate agreements, an 8-year agreement for up to 40,000 MMBTU per day which expires in December 2003 and a 15-year agreement for 3,600 MMBTU per day which expires in June 2003. These agreements include annual price adjustments, and the 15-year agreement includes a provision which allows the seller to terminate the agreement with a two-year written notice. As of December 31, 1998, the seller had not elected to terminate this agreement; therefore, the minimum volumes under the 15-year and 8-year agreements for the years ending December 31, are included in the future minimum payments under these contracts as follows:


 1999..... $ 22,611
2000.....    23,308
2001.....    23,608
2002.....    24,285
2003.....    24,854
          ---------
 Total  .  $118,666
          =========

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
          PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND
              JANUARY 1, 1996 THROUGH AUGUST 6, 1996 (CONTINUED)
                            (DOLLARS IN THOUSANDS)

   The Company's affiliates cogeneration facilities are qualifying facilities under the Public Utility Regulatory Policies Act of 1978 ("PURPA") and their contracts for the sale of electricity are subject to regulations under PURPA. In order to promote open competition in the industry, legislation has been proposed in the U.S. Congress that calls for either a repeal of PURPA on a prospective basis or the significant restructuring of the regulations governing the electric industry, including sections of PURPA. Current federal legislative proposals would not abrogate, amend, or modify existing contracts with electric utilities. The ultimate outcome of any proposed legislation is unknown at this time.

   Saranac has a contract to purchase natural gas from a third party, for its cogeneration facility for a period of 15 years for an amount up to 51,000 MMBTU's per day. The price for such deliveries is a stated rate, escalated annually at a rate of 4%.

   All of PRI's sales of electricity and steam are made to two customers under long-term contracts which expire in 2003.

   The PRI Project sells electricity to Texas Utilities Electric Company
(TUEC) pursuant to a 15 year negotiated power purchase agreement (the Power Resources PPA), which provides for capacity and energy payments. Capacity payments and energy payments, which in 1998 are $3,138 per month and 3.0 centers per kWh, respectively, escalate at 3.5% annually for the remaining term of the Power Resources PPA. The Power Resources PPA expires in September 2003. PRI sells steam to Fina Oil and Chemical under a 15 year agreement. PRI has agreed to supply Fina with up to 150,000 pounds per hour of steam. As long as PRI meets its supply obligations, Fina is required to purchase at least the minimum amount of steam per year required to allow the PRI Project to maintain its qualifying facility status under PURPA.

   The Saranac Project sells electricity to New York State Electric & Gas pursuant to a 15 year negotiated power purchase agreement (the Saranac PPA), which provides for capacity and energy payments. Capacity payments, which in 1998 total 2.3 cents per kWh, are received for electricity produced during "peak hours" as defined in the Saranac PPA and escalate at approximately 4.1% annually for the remaining term of the contract. Energy payments, which averaged 6.7 cents per kWh in 1998, escalate at approximately 4.4% annually for the remaining term of the Saranac PPA. The Saranac PPA expires in June of 2009. Saranac sells steam to Georgia-Pacific and Tenneco Packaging under long-term steam sales agreements. The Company believes that these agreements will enable Saranac to sell the minimum annual quantity of steam necessary for the Saranac Project to maintain its qualifying facility status under PURPA for the term of the Saranac PPA.

   The NorCon Project sells electricity to Niagara Mohawk Power Corporation (Niagara) pursuant to a 25 year negotiated power purchase agreement (the NorCon PPA) which provides for energy payments calculated pursuant to an adjusting formula based on Niagara's ongoing Tariff Avoided Cost and the contractual Long-Run Avoided Cost. The NorCon PPA term extends through December 2017. NorCon sells steam to Welch Foods, Inc. under an agreement that expires in December 2012. Welch is required to purchase at least the minimum amount of steam per year required to maintain the NorCon Project's qualifying facility status under the Public Utility Regulatory Policies Act of 1978. If NorCon fails to deliver steam, it will be liable for liquidated damages, limited to $10,000 per occurrence. NorCon's aggregate liability over the term of the steam purchase agreement is subject to an escalating cap, which starts at $2.0 million and increases to $3.2 million by the 20th year of the contract.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND FOR THE
          PERIODS FROM AUGUST 7, 1996 THROUGH DECEMBER 31, 1996 AND
              JANUARY 1, 1996 THROUGH AUGUST 6, 1996 (CONTINUED)
                            (DOLLARS IN THOUSANDS)

7. INCOME TAXES

   The components of income tax expense (benefit) for the year ended December 31, 1998 and 1997 and for the periods from August 7, 1996 though December 31, 1996 and January 1, 1996 through August 6, 1996 are as follows:

                                          SUCCESSOR                PREDECESSOR
                            ------------------------------------ -------------
                                                     AUGUST 7,     JANUARY 1,
                                                       1996-          1996-
                                                   DECEMBER 31,     AUGUST 6,
                               1998       1997         1996           1996
                            ---------- ---------  -------------- -------------
Current....................  $ 26,519    $14,855      $3,314         $1,116
Deferred...................   (14,246)    (3,157)       (487)          (432)
                            ---------- ---------  -------------- -------------
  Total income tax
   expense.................  $ 12,273    $11,698      $2,827         $  684
                            ========== =========  ============== =============

   At December 31, 1998 and 1997, temporary differences result primarily from accruals, alternative minimum tax credit carryforwards and depreciation. At December 31, 1998, and 1997, the Company had deferred tax assets and liabilities as shown below:


                                 1998        1997
                             ----------- -----------
Deferred tax asset..........   $(2,188)     $(1,324)
Deferred tax liability .....    79,183       92,565
                             ----------- -----------

Net deferred tax liability     $76,995      $91,241
                             =========== ===========


8. RELATED PARTY TRANSACTIONS

   Amounts due from affiliates at December 31, 1998 and 1997, primarily represent balances with MidAmerican for cash management purposes.

   FPOC has contracted with Norcon and Saranac to provide operations and maintenance ("O&M") services to their cogeneration facilities and pipeline. The Norcon and Saranac O&M agreements for the cogeneration facilities expire January 1, 2009, and July 1, 2010, respectively. The O&M agreement for the pipeline expires June 20, 2010. The O&M agreements provide for monthly and quarterly fees which are subject to escalation provisions and reimbursement of certain costs as specified in the applicable agreements. The amounts due under these agreements are included in the amounts due from affiliates in the accompanying balance sheets.

9. SUBSEQUENT EVENTS

   On February 8, 1999 MidAmerican created a new subsidiary CE Generation LLC ("CE Generation") and subsequently transferred its interest in FSRI and other power generation assets to CE Generation.

   On March 3, 1999, MidAmerican sold 50% of its interest in CE Generation to an affiliate of El Paso Energy Corporation.

                 FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)

                         CONSOLIDATED BALANCE SHEETS
                   SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                             SEPTEMBER 30,       DECEMBER 31,
                                                                  1999               1998
                                                           ------------------ ------------------
ASSETS
Cash and cash equivalents.................................      $ 18,390           $ 11,844
Restricted cash...........................................         6,365              5,917
Accounts receivable.......................................         6,617              7,100
Amounts due from affiliates...............................        24,234                 --
Inventory.................................................         3,706              3,640
Deferred income taxes.....................................         2,188              2,188
Prepaids..................................................           220                292
                                                           ------------------ ------------------
  Total current assets....................................        61,720             30,981

Properties, plants and contracts:
Land......................................................           358                358
Cogeneration facility.....................................       164,337            163,389
Furniture, fixtures and equipment.........................         1,602              1,602
                                                           ------------------ ------------------
                                                                 166,297            165,349
Accumulated depreciation and amortization.................       (33,016)           (25,046)
                                                           ------------------ -----------------
Properties, plants and contracts, net.....................       133,281            140,303
Restricted cash...........................................         1,381              1,307
Excess of cost over fair value of net assets acquired,
 net......................................................        85,546             88,429
Investments in partnerships...............................       119,913            125,036
Deferred charges and other assets.........................         1,854              2,573
                                                           ------------------ -----------------
  Total assets............................................      $403,695           $388,629
                                                           ================== =================
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Accounts payable..........................................      $     38           $    366
Accrued liabilities.......................................         6,056              6,435
Current portion of long term debt.........................        14,268             14,268
                                                           ------------------ -----------------
  Total current liabilities...............................        20,362             21,069
Deferred income taxes.....................................       111,298             79,183
Project financing debt....................................        65,560             76,261
Amounts due to affiliates, net............................            --             28,696
Other long term liabilities...............................           590                940
                                                           ------------------ -----------------
  Total liabilities.......................................       197,810            206,149
Stockholder's Equity:
Common stock..............................................            --                 --
Additional paid-in capital................................       182,480            182,480
Retained earnings.........................................        23,405                 --
                                                           ------------------ -----------------
Total stockholder's equity................................       205,885            182,480
                                                           ------------------ -----------------
Total liabilities and stockholder's equity................      $403,695           $ 388,629
                                                           ================== =================



The accompanying notes are an integral part of these financial statements.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)

                    CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                            (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)



                                    1999        1998
                                 ---------- ----------
REVENUES:
 Sales of electricity and
  steam.........................   $63,893    $58,594
 Equity earnings of
  partnerships..................    17,718      8,635
 Interest and other income .....     3,212      2,718
                                 ---------- ----------
  Total revenues................    84,823     69,947
                                 ---------- ----------
COSTS AND EXPENSES:
 Plant operations...............    29,878     27,524
 Depreciation and amortization .    11,363     11,880
 Interest expense...............     7,574      8,859
                                 ---------- ----------
  Total costs and expenses .....    48,815     48,263
                                 ---------- ----------
Income before income tax
 expense........................    36,008     21,684
Income tax expense..............    12,603      7,589
                                 ---------- ----------
Net income......................   $23,405    $14,095
                                 ========== ==========



  The accompanying notes are an integral part of these financial statements.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                            (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)



                                                                1999        1998
                                                             ---------- ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.................................................  $ 23,405    $ 14,095
 ADJUSTMENTS TO RECONCILE CASH FLOW FROM OPERATING
  ACTIVITIES:
 Depreciation and amortization..............................     8,480       9,012
 Amortization of excess of cost over fair value of net
  assets acquired...........................................     2,883       2,868
 Deferred income taxes......................................    32,115       7,564
 Equity earnings of partnerships............................   (17,718)     (8,635)
 CHANGES IN OTHER ITEMS:
  Accounts receivable.......................................       483         699
  Deferred charges and other assets.........................       215        (628)
  Accounts payable and accrued liabilities..................    (1,057)     (3,972)
                                                             ---------- ----------
    Net cash flows from operating activities................    48,806      21,003
                                                             ---------- ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures.......................................      (948)       (204)
 Distributions from equity investments......................    22,841      13,485
 Decrease (increase) in restricted cash.....................       (74)     (2,055)
                                                             ---------- ----------
    Net cash flows from investing activities................    21,819      11,226
                                                             ---------- ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayments of debt.........................................   (10,701)     (9,603)
 Amounts due from affiliates................................   (52,930)    (26,360)
 Decrease (increase) in restricted cash.....................      (448)      1,031
                                                             ---------- ----------
    Net cash flows from financing activities................   (64,079)    (34,932)
                                                             ---------- ----------
Net increase (decrease) in cash and cash equivalents .......     6,546      (2,703)
                                                             ---------- ----------
Cash and cash equivalents, beginning of period..............    11,844       9,940
                                                             ---------- ----------
Cash and cash equivalents, end of period....................  $ 18,390    $  7,237
                                                             ========== ==========



  The accompanying notes are an integral part of these financial statements.

               FALCON SEABOARD RESOURCES, INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF CE GENERATION, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

A. GENERAL

   The September 30, 1999 and 1998 consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company, all adjustments (consisting only of normal recurring accruals) have been made to present fairly the financial position, the results of operations and the changes in cash flows for the periods presented. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these financial statements be read in conjunction with the December 31, 1998 consolidated financial statements.

B. SUBSEQUENT EVENT

   On December 2, 1999, the Company's indirect subsidiary, NorCon Power Partners, L.P., reached agreement with Niagara Mohawk Power Corporation to dismiss the outstanding litigation between NorCon and Niagara. At the same time, NorCon transferred the NorCon project to General Electric Capital Corporation and entered into agreements with third parties to terminate some of NorCon's contracts and to assign the rest of its contracts to a subsidiary of General Electric Capital. General Electric Capital also agreed to be responsible for other third party claims made against NorCon related to the NorCon project. Thus, after December 2, 1999, neither NorCon nor any of the Company's other subsidiaries owns an interest in the NorCon project and the NorCon project contracts are no longer in effect or have been assigned to third parties.

   As the Company's share of NorCon's earnings comprise less than 5% of the equity earnings in subsidiaries for the nine months ended September 30, 1999 and the Company's share of NorCon's net assets is less than 1% of the equity investments at September 30, 1999, the transfer of the NorCon project to General Electric Capital is not expected to have any significant impact on the Company's results of operations, financial condition or liquidity.

                 UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

   The following unaudited pro forma condensed financial data are based on the historical consolidated financial statements of Magma Power Company and subsidiaries ("Magma"), adjusted to give effect on a pro forma basis to the split-off of Magma's interest in Visayas Geothermal Power Company ("VGPC") and Minerals, LLC (collectively, the "Split-Off") on February 8, 1999. These statements should be read in conjunction with the historical financial statements and notes thereto which are included in this Registration Statement.

   A pro forma balance sheet is not presented as the split-off of Magma's interest in Minerals, LLC and VGPC is reflected in the September 30, 1999 balance sheet.

   Magma's actual consolidated financial statements reflect the effects of the split-off at February 8, 1999. The unaudited pro forma condensed financial statements neither purport to represent what the results of operations actually would have been had the split-off and related transactions in fact occurred on the assumed dates, nor to project the results of operations for any future period.

   Condensed statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, are as follows:

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                     (1)        PRO FORMA
                                       MAGMA      SPLIT-OFF    AS ADJUSTED
                                    ----------- ------------  ------------
REVENUES:
 Sales of electricity and steam  ..   $370,470     $ (76,692)   $293,778
 Royalty income ...................      2,284           --        2,284
 Interest and other income.........     28,072       (4,185)      23,887
                                    ----------- ------------  ------------
  Total revenues...................    400,826      (80,877)     319,949
                                    ----------- ------------  ------------
COST AND EXPENSES:
 Plant operations..................     70,624       (7,110)      63,514
 General and administration........      1,820           --        1,820
 Depreciation and amortization ....    105,876      (27,659)      78,217
 Interest expense..................     76,850      (19,337)      57,513
 Less interest capitalized.........    (20,934)      20,587         (347)
                                    ----------- ------------  ------------
  Total expenses...................    234,236      (33,519)     200,717
                                    ----------- ------------  ------------
INCOME BEFORE PROVISION FOR INCOME
 TAXES.............................    166,590      (47,358)     119,232
PROVISION FOR INCOME TAXES.........     61,191      (30,319)      30,872
                                    ----------- ------------  ------------
INCOME FROM CONTINUING OPERATIONS .   $ 105,399    $ (17,039)   $  88,360
                                    =========== ============  ============


           See notes to unaudited condensed pro forma financial data

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999




                                                   (2)       PRO FORMA
                                     MAGMA      SPLIT-OFF   AS ADJUSTED
                                  ----------- -----------  -------------
REVENUES:
 Sales of electricity and steam .   $158,470     $(6,659)     $151,811
 Royalty income..................      1,689          --         1,689
 Interest and other income ......     11,968        (624)       11,344
                                  ----------- -----------  -------------
  Total revenues.................    172,127      (7,283)      164,844
                                  ----------- -----------  -------------
COST AND EXPENSES:
 Operating expense...............     38,704        (421)       38,283
 General and administration .....      7,594          --         7,594
 Depreciation and amortization ..     33,278      (2,325)       30,953
 Interest expense................     35,450      (2,242)       33,208
 Less interest capitalized ......     (4,440)      1,826        (2,614)
                                  ----------- -----------  -------------
  Total expenses.................    110,586      (3,162)      107,424
                                  ----------- -----------  -------------
INCOME BEFORE TAXES..............     61,541      (4,121)       57,420
INCOME TAX EXPENSE...............     14,524          --        14,524
                                  ----------- -----------  -------------
INCOME FROM CONTINUING
 OPERATIONS......................   $ 47,017     $(4,121)     $ 42,896
                                  =========== ===========  =============


           See notes to unaudited pro forma condensed financial data

              NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA
1. Represents the results of operations for the Excluded Subsidiaries for the period January 1, 1998 through December 31, 1998.
2. Represents the results of operations for the Excluded Subsidiaries for the period January 1, 1999 through February 8, 1999.

                                   APPENDIX A


                            POWER GENERATION PROJECTS
                          INDEPENDENT ENGINEER'S REPORT




                  CE GENERATION CONSOLIDATED PROFORMA ANALYSIS





                                  PREPARED FOR




                               CE GENERATION, LLC













                                FEBRUARY 24, 1999














                               FLUOR DANIEL, INC.
                               IRVINE, CALIFORNIA

                                   SECTION 1.0

                                    OVERVIEW

     Fluor Daniel, Inc. (Fluor Daniel) has reviewed information related to the CE Generation (CEG) Projects and has prepared a summary of resulting debt coverage ratios for both a Base Case and selected sensitivity cases as hereinafter defined. The CEG projects for which financial results are presented consist of the following:

     o The Imperial Valley Projects: Salton Sea Unit I, Unit II, Unit III, Unit IV, Vulcan, Del Ranch, Elmore, and Leathers which are presently in operation. Also included are two units under construction, Salton Sea Unit V and CE Turbo, as well as additional Magma Royalties.

     o    The Gas-Fired Projects: Yuma, PRI, and Saranac.

     o    Falcon Seaboard Gas Company

     o    Falcon Power Operating Company

     Fluor Daniel completed a review of the Consolidated Financial Model created by CEG and used to compute consolidated debt coverage ratios. The Consolidated Financial Model incorporates financial results of four detailed project-specific financial models: Imperial, Yuma, PRI, and Saranac.

     Fluor Daniel initially reviewed the Imperial financial model in October 1998 and has again reviewed this model as well as a model, for Magma Royalties. R.W. Beck has independently generated financial results for the Gas-Fired Projects and Falcon Power Operating Company. C.C. Pace provided the cash flow forecasts for Falcon Seaboard Gas Company that have also been incorporated into the Consolidated Financial Model.

                                   SECTION 2.0

                                   CONCLUSIONS

     After a review of the Consolidated Financial Model and an examination of the supporting financial models, Fluor Daniel concludes:

     o The Consolidated Financial Model, prepared by CEG, accurately represents the results of the four project-specific models that contain the detailed project assumptions

     o The Consolidated Financial Model, that is based on the Base Case assumptions recommended by CE Generation and R.W. Beck, indicates that revenues appear to be adequate to provide sufficient cash flow for debt service, with Base Case debt service coverage ratios calculated from 1999 through 2018 of 2.59 minimum and 3.08 average.

     o The financial projections remain stable across a defined range of sensitivities and avoided cost assumptions, specified further below.

                                   SECTION 3.0

           CONSOLIDATED FINANCIAL PROJECTIONS AND DEBT COVERAGE RATIOS

3.1 BASE CASE RESULTS

     Fluor Daniel has reviewed the Consolidated Financial Model and has analyzed the ability of CEG to pay anticipated debt service on the securities over the next 20 years. The results are summarized in the table of debt coverage ratios presented below. In addition, Fluor Daniel has performed a series of selected sensitivity analyses that are also listed on the table and described in more detail in the next section.

                        SUMMARY OF DEBT COVERAGE RATIOS

SCENARIO                            MINIMUM COVERAGE     AVERAGE COVERAGE
--------                            ----------------     ----------------
Base Case ......................           2.59                 3.08
Higher O&M .....................           2.43                 2.82
Increased Heat Rate ............           2.48                 3.02
Reduced Availability ...........           2.13                 2.73
Low Power Price 1 ..............           2.56                 2.94
Low Power Price 2 ..............           2.46                 2.78
SCE Low Avoided Cost ...........           2.64                 3.14
SCE Mid Avoided Cost ...........           2.69                 3.52
SCE High Avoided Cost ..........           2.89                 4.98

     The Consolidated Financial Model used to compute debt coverages contains a twenty year projection of cash flow items beginning in year 1999. These items include revenues, expenses, initial and long term capital expenditures, royalties, and financing cash flows. The consolidated model brings forward the relevant cash flow items from the detailed project models and consolidates the results for measuring aggregate debt service coverage.

     Specifically, as directed by CEG, the debt coverage ratios are calculated by bringing forward revenues and expenses from the Imperial Valley, PRI, and Yuma projects and then determining operating income by subtraction. From this result, all capital expenditures from Imperial Valley, PRI and Yuma and net construction cash flows from the respective projects are subtracted. Subtracted next are all project-level debt service payments for Imperial Valley and PRI. An adjustment is made for additions and releases of funds from PRI. Next, cash flows from Saranac, Falcon Power Operating Company and Falcon Seaboard Gas Company are added to operating income. Finally, LOC and trustee fees are substracted resulting in cash available for debt service. The debt coverage ratio is the ratio of cash available for debt service to total CE Generation debt service.

     The Base Case Consolidated Financial Model, shown as Exhibit 1, indicates that cash flows from the CEG Projects are reasonable and should be sufficient to cover the projected annual operating expenses, post-completion capital expenditures, and debt service for the Securities. Base Case average debt coverage is 3.08 and minimum debt coverage is 2.59.

3.2 BASE CASE ASSUMPTIONS

     Among the many assumptions used for the analysis, CEG provided the assumptions regarding the pricing, term, and amortization of principal for the new Securities. The Securities will be long term bonds priced at an assumed annual interest rate of 7.42 percent. The final maturity is 20 years from issuance with an average life of approximately 11.9 years.

     Henwood Energy Services prepared the forecasts of spot electricity prices used for the Imperial Valley and Yuma Projects. CC Pace projected natural gas prices for Saranac and PRI. Based upon representations of CEG and/or R.W. Beck, regarding specific elements of geothermal and gas projects, Operations and Maintenance (O&M) escalation was assumed to be 2.5% per year for the geothermal projects and 2.7% per year for the Gas-Fired projects.

                                  SECTION 4.0

                             SENSITIVITY ANALYSIS

     Fluor Daniel, in conjunction with R.W. Beck, created and modeled certain sensitivity cases under CEG's direction to analyze the ability of the project to maintain debt coverage levels under several different scenarios. The four variables adjusted for this analysis are increased O&M expense, reduced fuel efficiency, reduced plant availability, reduced fuel efficiency for the Gas-Fired plants, increased fuel cost for the Gas-Fired projects, and power price sensitivities for Imperial Valley and Yuma. The results of this analysis are presented below.

4.1 HIGHER O&M

     To test the sensitivity of CEG debt coverage ratios to changes in project operating costs, the level of O&M costs for all projects was raised by 10%. This sensitivity resulted in average debt coverage of 2.82 and minimum debt coverage of 2.43.

4.2 INCREASED HEAT RATE

     As a further sensitivity, the fuel efficiency in the gas-fired power plants was reduced through a 5% increase in the plant heat rate. The increased heat rate reduced average debt coverage to 3.02 and minimum coverage to 2.48.

4.3 REDUCED AVAILABILITY

     The impact of reduced availability on project debt coverage ratios was tested by reducing the annual availability of all projects from their existing Base Case level by 5%. This sensitivity resulted in average debt coverage of
2.73 and minimum debt coverage of 2.13.

4.4 POWER PRICE

     Henwood Energy Services prepared the forecast of future spot-market electric energy prices used in the financial projections for the Imperial Valley and Yuma projects. As a downside case, Henwood also prepared two cases based on assumptions of lower natural gas prices (10 or 15 percent). The lower natural gas forecasts were used by Henwood to forecast the corresponding lower electrical energy prices.

     Use of the low power price 1 (10% lower gas price) forecast reduced the average CEG debt coverage to 2.94 and minimum coverage to 2.56. The low power price 2 case (15% lower gas price) resulted in an average coverage of 2.78 and minimum coverage of 2.46.

     Three more power price scenarios were run to test debt coverages using projections of avoided costs made by Southern California Edison in 1995. The first scenario, SCE Low, resulted in an average debt coverage ratio of 3.14 and minimum coverage of 2.64. The SCE Mid price scenario produced an average coverage of 3.52 and minimum of 2.69. Finally, the SCE High scenario resulted in average debt coverage of 4.98 and minimum coverage of 2.89.

4.5 BREAKEVEN ANALYSIS

     The following table presents the Power Exchange electric price that maintains project debt service at a level of 1.0 or higher.

                                                      BREAKEVEN (CENTS/KWH)
                                                      ---------------------
YEAR                                                  NOMINAL     1999 BASE
----                                                  -------     ---------
1999 ...............................................     0.00        0.00
2000 ...............................................     0.00        0.00
2001 ...............................................     0.00        0.00
2002 ...............................................     0.22        0.20
2003 ...............................................     0.63        0.57
2004 ...............................................     1.01        0.89
2005 ...............................................     1.32        1.14
2006 ...............................................     1.16        0.97
2007 ...............................................     1.39        1.14
2008 ...............................................     0.95        0.76
2009 ...............................................     1.36        1.06
2010 ...............................................     2.32        1.77
2011 ...............................................     2.13        1.58
2012 ...............................................     1.77        1.29
2013 ...............................................     2.18        1.54
2014 ...............................................     1.82        1.25
2015 ...............................................     2.06        1.39
2016 ...............................................     2.05        1.35
2017 ...............................................     2.28        1.46
2018 ...............................................     2.09        1.31

               ASSUMPTIONS, QUALIFICATIONS AND REVIEW DOCUMENTS


     THIS REPORT WAS PREPARED BY FLUOR DANIEL, INC. EXPRESSLY FOR USE BY CE GENERATION. IT IS FLUOR DANIEL'S UNDERSTANDING THAT THIS REPORT WILL BE INCLUDED IN THE PUBLIC OFFERING MEMORANDUM AND SUBSEQUENT PROSPECTUS FOR THE OFFERING OF THE BONDS, AS DESCRIBED HEREIN. NEITHER FLUOR DANIEL NOR ANY PERSON ACTING IN ITS BEHALF, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LIABILITY WITH RESPECT TO THE USE OF ANY INFORMATION, TECHNOLOGY, ENGINEERING, OR METHODS DISCLOSED IN THIS REPORT, EXCEPT FOR SUCH LIABILITY AS MAY ARISE UNDER THE FEDERAL SECURITIES LAWS.


     In the preparation of this Report and the opinions contained therein, Fluor Daniel has made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events and actual conditions may differ from those assumed. In addition, we have used and relied exclusively upon the information specified below. Neither CE Generation nor Fluor Daniel Inc. has made an analysis, verified, or rendered an independent judgment of the validity of the information provided by others. While it is believed that the information contained herein will be reliable under the conditions and subject to the limitations set forth herein, neither CE Generation nor Fluor Daniel, Inc. guarantee the accuracy thereof. Further, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those forecast. Except for the sensitivity analyses presented herein, no other sensitivities were performed. This Report summarizes our work up to date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

     The principal assumptions and considerations utilized by Fluor Daniel in developing the results and conclusions presented in this report include the following:

     o The projected interest rates on the Securities, reinvestment rates, cost of arranging the financing and the amortization schedule of the Securities used in the debt service coverage analysis have been provided to Fluor Daniel.

     o CE Generation provided 1998 financial statements for the CE Generation and other cost accounting information as well as future projections of cost, expenses, prices, and other key assumptions.

     o    Brine quantities and depletion rates were provided by GeothermEx.

     o    The electricity pricing forecast was provided by Henwood Energy
          Services.

     o Fluor Daniel has not undertaken an independent review with all regulatory agencies which could under any circumstances have jurisdictions over or interests pertaining to the project

                               REVIEW DOCUMENTS

 DOCUMENT
   DATE                                        DOCUMENT
   ----                                        --------

9/21/98    Proforma Cost Report
7/18/95    Salton Sea Funding Corporation Confidential Offering Circular
6/17/96    Salton Sea Funding Corporation Confidential Offering Circular
3/31/93    Technology Transfer Agreement -- Units I, II, & III
7/28/98    Second Amended and Restated Waste Disposal Agreement --
             Units I, II, III, & IV
11/24/93   Ground Lease -- Units I & II
9/25/90    Plant Connection Agreement -- Unit II

 DOCUMENT
   DATE                                          DOCUMENT
   ----                                          --------

7/20/88    Plant Connection Agreement -- Unit III
3/31/93    Ground Lease -- Units III & IV
7/14/95    Plant Connection Agreement -- Unit IV
6/9/88     Plant Connection Agreement -- Del Ranch, L.P.
3/14/88    Ground Lease -- Del Ranch, L.P.
3/14/88    Technology Transfer Agreement -- Del Ranch, L.P.
6/9/88     Plant Connection Agreement -- Elmore, L.P.
3/14/88    Ground Lease -- Elmore, L.P.
3/14/88    Technology Transfer Agreement -- Elmore, L.P.
9/25/89    Plant Connection Agreement -- Leathers, L.P.
10/26/88   Ground Lease -- Leathers, L.P.
8/15/88    Technology Transfer Agreement -- Leathers, L.P.
12/6/88    Plant Connection Agreement -- Vulcan Power Company
4/14/98    IID Construction Agreement -- Salton Sea Unit V
4/1/98     IID Plant Connection Agreement -- Salton Sea Unit V
4/14/98    IID Transmission Services Agreement -- Salton Sea Unit V
7/30/98    Lump Sum Cost Proposal -- Salton Sea Unit V Project Schedule
8/5/98     Imperial Valley Operating Statistics
8/98       GeothermEx Report -- Assessment of the Resource Supply
8/5/98     BHP Royalty Agreement and Amendment
8/5/98 California Energy Commission, State of California Energy Resources Conservation and Development Commission Clearance/Acknowledgement that the Desert Valley/Salton Sea Unit V Project is not subject to the Commission's jurisdiction.
9/2/98     Salton Sea Unit V Engineering, Procurement, and Construction Contract
9/11/98    Region II Upgrade Engineering, Procurement, and Construction Contract
8/12/98    Amendments to Power Purchase Agreement
3/31/98    Securities and Exchange Commission Form 10-Q
12/31/97   Securities and Exchange Commission Form 10-K
1/26/99    Consolidated and Project-Specific financial models
2/10/99    Mammoth Royalties Agreements
2/12/99    Responses to Fluor Daniel Data Requests
2/8/99     Excerpts from CalEnergy Operating Company 10 Year Plan

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                                    Base Case


                                                     1999         2000         2001        2002        2003        2004
                                                  ---------    ---------    ---------    ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 $ 222,320    $ 168,258    $ 163,615    $ 175,747   $ 180,487   $ 185,522
  PRI                                                83,498       86,128       88,997       91,887      71,866       --
  Yuma                                               20,817       21,140       19,782       22,079      22,579      22,248
                                                  ------------------------------------------------------------------------
     Total Revenues                                 326,635      275,526      272,394      289,713     274,932     207,770

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                    55,448       49,737       50,462       52,366      51,852      51,319
  PRI                                                51,081       51,687       53,094       54,503      42,015        --
  Yuma                                               13,731       16,472       13,797       14,230      16,725      14,432
                                                  ------------------------------------------------------------------------
     Total Expenses                                 120,260      117,896      117,353      121,099     110,592      65,751

OPERATING INCOME FROM CONSOLIDATED PROJECTS         206,376      157,630      155,040      168,614     164,340     142,019

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                    21,525       21,159       17,305        7,334      17,779      15,598
  PRI                                                 1,409        1,002          715          516         351        --
  Yuma                                                  179            9            6           23          40          40
                                                  ------------------------------------------------------------------------
     Total Capital Expenditures                      23,113       22,170       18,026        7,873      18,170      15,638

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                        (142,812)     (23,546)        --          --          --          --
  Proceeds from Financing                           118,681         --           --          --          --          --
  Equity Contributions                               24,131       23,546         --          --          --          --
                                                  ------------------------------------------------------------------------
     Total Imperial Valley Construction                --           --           --          --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                    82,740       51,546       53,451       55,115      53,349      53,433
  PRI                                                21,561       23,381       23,796       23,975      23,188        --
                                                  ------------------------------------------------------------------------
     Total Project Debt Service                     104,301       74,927       77,247       79,090      76,537      53,433

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                               (85)        (128)         (67)         183      12,328        --
                                                  ------------------------------------------------------------------------
     Total Releases                                     (85)        (128)         (67)         183      12,328        --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        23,810       30,031       34,951       34,791      36,563      38,304
  Falcon Power Operating Company                      3,271        3,361        3,452        3,547       3,317       2,399
  Falcon Seaboard Gas Company (3)                     8,959        9,226        9,530        9,847       3,435        --
                                                  ------------------------------------------------------------------------
     Total Other Revenues                            36,040       42,618       47,933       48,185      43,315      40,703

LESS: LOC / TRUSTEE FEES                                299          447          460          528         488         442

TOTAL CASH AVAILABLE FOR DEBT SERVICE               114,618      102,576      107,174      129,490     124,788     113,210

CE GENERATING DEBT SERVICE
  Interest                                           24,869       29,278       28,426       27,194      25,763      24,554
  Principal Repayment                                    --       10,400       12,600       20,600       18,000     14,600
                                                  ------------------------------------------------------------------------
     Total Debt Service                              24,869       39,678       41,026       47,794      43,763      39,154

CE GENERATING DEBT COVERAGE                            4.61         2.59         2.61         2.71        2.85        2.89

                                                        2005        2006        2007         2008
                                                      ---------   ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                     $ 190,156   $ 183,391   $ 181,318   $ 187,934
  PRI                                                      --          --          --          --
  Yuma                                                   23,459      23,408      23,531      24,590
                                                      ---------------------------------------------
     Total Revenues                                     213,615     206,799     204,849     212,524

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                        52,997      52,726      53,260      54,305
  PRI                                                      --          --          --          --
  Yuma                                                   14,880      15,118      19,613      16,310
                                                      ---------------------------------------------
     Total Expenses                                      67,877      67,844      72,873      70,615

OPERATING INCOME FROM CONSOLIDATED PROJECTS             145,738     138,955     131,975     141,909

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                        26,092      14,562      16,215       7,609
  PRI                                                      --          --          --          --
  Yuma                                                       40          40          40          40
                                                      ---------------------------------------------
     Total Capital Expenditures                          26,132      14,602      16,255       7,649

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                                --          --          --          --
  Proceeds from Financing                                  --          --          --          --
  Equity Contributions                                     --          --          --          --
                                                      ---------------------------------------------
     Total Imperial Valley Construction                    --          --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                        50,654      46,226      43,378      44,323
  PRI                                                      --          --          --          --
                                                      ---------------------------------------------
     Total Project Debt Service                          50,654      46,226      43,378      44,323

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                                  --          --          --          --
                                                      ---------------------------------------------
     Total Releases                                        --          --          --          --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                            40,549      41,525      40,605      49,062
  Falcon Power Operating Company                          2,464       2,531       2,599       2,669
  Falcon Seaboard Gas Company (3)                          --          --          --          --
                                                      ---------------------------------------------
     Total Other Revenues                                43,013      44,056      43,204      51,731

LESS: LOC / TRUSTEE FEES                                    433         464         438         523

TOTAL CASH AVAILABLE FOR DEBT SERVICE                   111,532     121,719     115,108     141,145

CE GENERATING DEBT SERVICE
  Interest                                               23,464      22,204      20,824      19,111
  Principal Repayment                                    14,800      19,200      18,000      28,200
                                                      ---------------------------------------------
     Total Debt Service                                  38,264      41,404      38,824      47,311

CE GENERATING DEBT COVERAGE                                2.91        2.94        2.96        2.98

Minimum DCR (1999 - 2018)                    2.59
Average DCR (1999 - 2018)                    3.08

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                                    Base Case

                                                          2009       2010        2011      2012       2013       2014
                                                        --------   --------     -------  --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                       $185,550   $189,055   $ 188,223  $188,701   $194,037   $197,086
  PRI                                                       --         --         --         --         --         --
  Yuma                                                    24,238     22,959     22,978     22,927     23,735     23,818
                                                        ---------------------------------------------------------------
     Total Revenues                                      209,788    212,014    211,201    211,628    217,772    220,904

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                         52,804     55,109     55,556     55,087     58,568     58,332
  PRI                                                       --         --         --         --         --         --
  Yuma                                                    16,817     15,971     19,020     16,993     17,531     17,817
                                                        ---------------------------------------------------------------
     Total Expenses                                       69,621     71,080     74,576     72,080     76,099     76,149

OPERATING INCOME FROM CONSOLIDATED PROJECTS              140,167    140,934    136,625    139,548    141,672    144,754

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                         17,666     10,456     14,570      8,944     18,198      7,529
  PRI                                                       --         --         --         --         --         --
  Yuma                                                        40         40         40         40         40         40
                                                        ---------------------------------------------------------------
     Total Capital Expenditures                           17,706     10,496     14,610      8,984     18,238      7,569

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                                 --         --         --         --         --         --
  Proceeds from Financing                                   --         --         --         --         --         --
  Equity Contributions                                      --         --         --         --         --         --
                                                        ---------------------------------------------------------------
     Total Imperial Valley Construction                     --         --         --         --         --         --
LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                         40,294     38,551     29,749     25,106     21,951     23,477
  PRI
                                                        ---------------------------------------------------------------
     Total Project Debt Service                           40,294     38,551     29,749     25,106     21,951     23,477
PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                                   --         --         --         --         --         --
                                                        ---------------------------------------------------------------
     Total Releases                                         --         --         --         --         --         --
PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                             43,219       --         --         --         --         --
  Falcon Power Operating Company                           1,371       --         --         --         --         --
  Falcon Seaboard Gas Company (3)                           --         --         --         --         --         --
                                                        ---------------------------------------------------------------
     Total Other Revenues                                 44,590       --         --         --         --         --

LESS: LOC / TRUSTEE FEES                                     468        349        348        388        372        409

TOTAL CASH AVAILABLE FOR DEBT SERVICE                    126,289     91,538     91,918    105,070    101,111    113,300

CE GENERATING DEBT SERVICE
  Interest                                                17,153     15,715     14,624     13,301     11,786     10,072
  Principal Repayment                                     24,600     14,200     15,200     20,480     20,400     25,800
                                                        ---------------------------------------------------------------
     Total Debt Service                                   41,753     29,915     29,824     33,781     32,186     35,872

CE GENERATING DEBT COVERAGE                                 3.02       3.06       3.08       3.11       3.14       3.16

                                                       2015        2016      2017       2018
                                                      -------     -------  --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                   $ 200,915  $ 200,536   $197,715   $197,521
  PRI                                                    --         --         --         --
  Yuma                                                 24,365     24,476     24,940     25,336
                                                    ------------------------------------------
     Total Revenues                                   225,280    225,012    222,655    222,857

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                      59,839     59,145     60,019     60,035
  PRI                                                    --         --         --         --
  Yuma                                                 22,643     19,254     19,864     20,464
                                                    ------------------------------------------
     Total Expenses                                    82,482     78,399     79,883     80,499

OPERATING INCOME FROM CONSOLIDATED PROJECTS           142,798    146,613    142,772    142,358

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                       6,427      8,828     10,036      8,315
  PRI                                                    --         --         --         --
  Yuma                                                     40         40         40         40
                                                    ------------------------------------------
     Total Capital Expenditures                         6,467      8,868     10,076      8,355

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                              --         --         --         --
  Proceeds from Financing                                --         --         --         --
  Equity Contributions                                   --         --         --         --
                                                    ------------------------------------------
     Total Imperial Valley Construction                  --         --         --         --
LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                      23,740     23,743     21,725     10,528
  PRI                                                    --         --         --         --
                                                    ------------------------------------------
     Total Project Debt Service                        23,740     23,743     21,725     10,528
PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                                --         --         --         --
                                                    ------------------------------------------
     Total Releases                                      --         --         --         --
PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                            --         --         --         --
  Falcon Power Operating Company                         --         --         --         --
  Falcon Seaboard Gas Company (3)
                                                    ------------------------------------------
     Total Other Revenues                                --         --         --         --

LESS: LOC / TRUSTEE FEES                                  402        403        391        427

TOTAL CASH AVAILABLE FOR DEBT SERVICE                 112,190    113,598    110,580    123,047

CE GENERATING DEBT SERVICE
  Interest                                              8,113      6,025      3,818      1,348
  Principal Repayment                                  27,040     29,280     30,240     36,360
                                                    ------------------------------------------
     Total Debt Service                                35,153     35,305     34,058     37,708

CE GENERATING DEBT COVERAGE                              3.19       3.22       3.25       3.26


Minimum DCR (1999 - 2018)                        2.59
Average DCR (1999 - 2018)                        3.08

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                                 Higher O&M Case

                                                        1999         2000         2001          2002       2003          2004
                                                      ---------    ---------    ---------    ---------   ---------    ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                     $ 222,222    $ 168,172    $ 163,528    $ 175,656   $ 180,396    $ 185,449
  PRI                                                    83,498       86,128       88,997       91,887      71,866         --
  Yuma                                                   20,817       21,140       19,782       22,079      22,579       22,248
                                                      ---------------------------------------------------------------------------
     Total Revenues                                     326,537      275,440      272,307      289,622     274,841      207,697

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                        58,490       52,567       53,311       55,324      54,835       54,330
  PRI                                                    52,198       52,763       54,205       55,639      42,890         --
  Yuma                                                   14,195       17,179       14,201       14,644      17,353       14,863
                                                      ---------------------------------------------------------------------------
     Total Expenses                                     124,883      122,509      121,717      125,607     115,078       69,193

OPERATING INCOME FROM CONSOLIDATED PROJECTS             201,655      152,931      150,590      164,015     159,763      138,504

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                        21,525       21,159       17,305        7,334      17,779       15,598
  PRI                                                     1,550        1,102          787          568         386         --
  Yuma                                                      197           10            7           25          44           44
                                                      ---------------------------------------------------------------------------
     Total Capital Expenditures                          23,272       22,271       18,099        7,927      18,209       15,642

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                            (142,812)     (23,546)        --          --          --            --
  Proceeds from Financing                               118,681         --           --          --          --            --
  Equity Contributions                                   24,131       23,546         --          --          --            --
                                                      ---------------------------------------------------------------------------
     Total Imperial Valley Construction                    --           --           --          --          --            --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                        82,740       51,546       53,451       55,115      53,349       53,433
  PRI                                                    21,561       23,381       23,796       23,975      23,188         --
                                                      ---------------------------------------------------------------------------
     Total Project Debt Service                         104,301       74,927       77,247       79,090      76,537       53,433

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                                   (85)        (128)         (67)         183      12,328         --
                                                      ---------------------------------------------------------------------------
     Total Releases                                         (85)        (128)         (67)         183      12,328         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                            22,424       28,305       33,068       32,849      34,556       36,234
  Falcon Power Operating Company                          3,598        3,696        3,797        3,901       3,649        2,639
  Falcon Seaboard Gas Company (3)                         8,959        9,226        9,530        9,847       3,435          --
                                                      ---------------------------------------------------------------------------
     Total Other Revenues                                34,981       41,227       46,395       46,597      41,640       38,873

LESS: LOC / TRUSTEE FEES                                    299          447          460          528         488          442

TOTAL CASH AVAILABLE FOR DEBT SERVICE                   108,679       96,385      101,112      123,249     118,497      107,861

CE GENERATING DEBT SERVICE
  Interest                                               24,869       29,278       28,426       27,194      25,763       24,554
  Principal Repayment                                      --         10,400       12,600       20,600      18,000       14,600
                                                      ---------------------------------------------------------------------------
     Total Debt Service                                  24,869       39,678       41,026       47,794      43,763       39,154

CE GENERATING DEBT COVERAGE                                4.37         2.43         2.46         2.58        2.71         2.75

                                                         2005        2006        2007        2008
                                                      ---------   ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                     $ 190,051   $ 183,287   $ 181,191   $ 187,778
  PRI                                                      --          --          --          --
  Yuma                                                   23,459      23,408      23,531      24,590
                                                    -----------------------------------------------
     Total Revenues                                     213,510     206,695     204,722     212,368

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                        56,422      56,651      57,760      59,455
  PRI                                                      --          --          --          --
  Yuma                                                   15,320      15,546      20,443      16,778
                                                    -----------------------------------------------
     Total Expenses                                      71,742      72,197      78,203      76,233

OPERATING INCOME FROM CONSOLIDATED PROJECTS             141,769     134,498     126,519     136,134

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                        26,092      14,562      16,215       7,609
  PRI                                                      --          --          --          --
  Yuma                                                       44          44          44          44
                                                    -----------------------------------------------
     Total Capital Expenditures                          26,136      14,606      16,259       7,653

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                                --          --          --          --
  Proceeds from Financing                                  --          --          --          --
  Equity Contributions                                     --          --          --          --
                                                    -----------------------------------------------
     Total Imperial Valley Construction                    --          --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                        50,654      46,226      43,378      44,323
  PRI                                                      --          --          --          --
                                                    -----------------------------------------------
     Total Project Debt Service                          50,654      46,226      43,378      44,323

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                                  --          --          --          --
                                                    -----------------------------------------------
     Total Releases                                        --          --          --          --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                            38,414      39,318      38,326      46,720
  Falcon Power Operating Company                          2,710       2,784       2,859       2,936
  Falcon Seaboard Gas Company (3)                         --           --          --          --
                                                    -----------------------------------------------
     Total Other Revenues                                41,124      42,102      41,185      49,656

LESS: LOC / TRUSTEE FEES                                    433         464         438         523

TOTAL CASH AVAILABLE FOR DEBT SERVICE                   105,670     115,304     107,628     133,291

CE GENERATING DEBT SERVICE
  Interest                                               23,464      22,204      20,824      19,111
  Principal Repayment                                    14,800      19,200      18,000      28,200
                                                    -----------------------------------------------
     Total Debt Service                                  38,264      41,404      38,824      47,311

CE GENERATING DEBT COVERAGE                                2.76        2.78        2.77        2.82


Minimum DCR (1999 - 2018)                   2.43
Average DCR (1999 - 2018)                   2.82

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                                 Higher O&M Case


                                                   2009       2010       2011       2012      2013       2014
                                                --------   ---------  ---------  ---------  --------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $185,384  $ 188,860  $ 188,004  $ 188,454  $193,753   $ 196,767
  PRI                                               --         --         --         --         --         --
  Yuma                                            24,238     22,959     22,978     22,927     23,735     23,818
                                                -----------------------------------------------------------------
    Total Revenues                               209,622    211,819    210,982    211,381    217,488    220,585

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 58,492     61,745     63,108     63,647     68,557     69,560
  PRI                                               --         --         --         --         --         --
  Yuma                                            17,294     16,462     19,775     17,505     18,054     18,323
                                                -----------------------------------------------------------------
    Total Expenses                                75,786     78,207     82,883     81,152     86,611     87,883

OPERATING INCOME FROM CONSOLIDATED PROJECTS      133,836    133,612    128,099    130,229    130,877    132,702

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                 17,666     10,456     14,570      8,944     18,198      7,529
  PRI                                               --         --         --         --         --         --
  Yuma                                                44         44         44         44         44         44
                                                -----------------------------------------------------------------
    Total Capital Expenditures                    17,710     10,500     14,614      8,988     18,242      7,573

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                         --         --         --         --         --         --
  Proceeds from Financing                           --         --         --         --         --         --
  Equity Contributions                              --         --         --         --         --         --
                                                -----------------------------------------------------------------
    Total Imperial Valley Construction              --         --         --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                 40,294     38,551     29,749     25,106     21,951     23,477
  PRI                                               --         --         --         --         --         --
                                                -----------------------------------------------------------------
    Total Project Debt Service                    40,294     38,551     29,749     25,106     21,951     23,477

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                           --         --         --         --         --         --
                                                -----------------------------------------------------------------
    Total Releases                                  --         --         --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                     42,017       --         --         --         --         --
  Falcon Power Operating Company                   1,508       --         --         --         --         --
  Falcon Seaboard Gas Company (3)                   --         --         --         --         --         --
                                                -----------------------------------------------------------------
    Total Other Revenues                          43,525       --         --         --         --         --

LESS: LOC / TRUSTEE FEES                             468        349        348        388        372        409

TOTAL CASH AVAILABLE FOR DEBT SERVICE            118,889     84,213     83,388     95,747     90,312    101,243

CE GENERATING DEBT SERVICE
  Interest                                        17,153     15,715     14,624     13,301     11,786     10,072
  Principal Repayment                             24,600     14,200     15,200     20,480     20,400     25,800
                                                -----------------------------------------------------------------
    Total Debt Service                            41,753     29,915     29,824     33,781     32,186     35,872

CE GENERATING DEBT COVERAGE                         2.85       2.82       2.80       2.83       2.81       2.82

                                                    2015       2016       2017       2018
                                                  --------   --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 $200,551   $200,129   $197,254   $197,003
  PRI                                                 --         --         --         --
  Yuma                                              24,365     24,476     24,940     25,336
                                                -------------------------------------------
    Total Revenues                                 224,916    224,605    222,194    222,339

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                   72,643     73,494     76,344     78,479
  PRI                                                 --         --         --         --
  Yuma                                              23,649     19,811     20,433     21,047
                                                -------------------------------------------
    Total Expenses                                  96,292     93,305     96,777     99,526

OPERATING INCOME FROM CONSOLIDATED PROJECTS        128,625    131,300    125,416    122,813

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                    6,427      8,828     10,036      8,315
  PRI                                                 --         --         --         --
  Yuma                                                  44         44         44         44
                                                -------------------------------------------
    Total Capital Expenditures                       6,471      8,872     10,080      8,359

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                           --         --         --         --
  Proceeds from Financing                             --         --         --         --
  Equity Contributions                                --         --         --         --
                                                -------------------------------------------
    Total Imperial Valley Construction                --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                   23,740     23,743     21,725     10,528
  PRI                                                 --         --         --         --
                                                -------------------------------------------
    Total Project Debt Service                      23,740     23,743     21,725     10,528

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                             --         --         --         --
                                                -------------------------------------------
    Total Releases                                    --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                         --         --         --         --
  Falcon Power Operating Company                      --         --         --         --
  Falcon Seaboard Gas Company (3)                     --         --         --         --
                                                -------------------------------------------
    Total Other Revenues                              --         --         --         --

LESS: LOC / TRUSTEE FEES                               402        403        391        427

TOTAL CASH AVAILABLE FOR DEBT SERVICE               98,012     98,281     93,220    103,498

CE GENERATING DEBT SERVICE
  Interest                                           8,113      6,025      3,818      1,348
  Principal Repayment                               27,040     29,280     30,240     36,360
                                                -------------------------------------------
    Total Debt Service                              35,153     35,305     34,058     37,708

CE GENERATING DEBT COVERAGE                           2.79       2.78       2.74       2.74



Minimum DCR (1999 - 2018)                           2.43
Average DCR (1999 - 2018)                           2.82

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT I
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                            Increased Heat Rate Case

                                                   1999         2000         2001         2002        2003        2004
                                                ---------    ---------    ---------    ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $ 222,320    $ 168,258    $ 163,615    $ 175,747   $ 180,487   $ 185,522
  PRI                                              83,498       86,128       88,997       91,887      71,866        --
  Yuma                                             20,817       21,140       19,782       22,079      22,579      22,248
                                                --------------------------------------------------------------------------
     Total Revenues                               326,635      275,526      272,394      289,713     274,932     207,770

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  55,448       49,737       50,462       52,366      51,852      51,319
  PRI                                              52,537       53,153       54,582       56,014      43,183        --
  Yuma                                             14,175       16,931       14,272       14,723      17,236      14,927
                                                --------------------------------------------------------------------------
     Total Expenses                               122,160      119,821      119,316      123,103     112,271      66,246

OPERATING INCOME FROM CONSOLIDATED PROJECTS       204,476      155,705      153,077      166,610     162,661     141,524

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                  21,525       21,159       17,305        7,334      17,779      15,598
  PRI                                               1,409        1,002          715          516         351        --
  Yuma                                                179            9            6           23          40          40
                                                --------------------------------------------------------------------------
     Total Capital Expenditures                    23,113       22,170       18,026        7,873      18,170      15,638

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                      (142,812)     (23,546)        --           --          --          --
  Proceeds from Financing                         118,681         --           --           --          --          --
  Equity Contributions                             24,131       23,546         --           --          --          --
                                                --------------------------------------------------------------------------
     Total Imperial Valley Construction              --           --           --           --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  82,740       51,546       53,451       55,115      53,349      53,433
  PRI                                              21,561       23,381       23,796       23,975      23,188        --
                                                --------------------------------------------------------------------------
     Total Project Debt Service                   104,301       74,927       77,247       79,090      76,537      53,433

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                             (85)        (128)         (67)         183      12,328        --
                                                --------------------------------------------------------------------------
     Total Releases                                   (85)        (128)         (67)         183      12,328        --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                      22,061       27,824       32,511       32,246      33,904      35,530
  Falcon Power Operating Company                    3,271        3,361        3,452        3,547       3,317       2,399
  Falcon Seaboard Gas Company (3)                   8,959        9,226        9,530        9,847       3,435        --
                                                --------------------------------------------------------------------------
     Total Other Revenues                          34,291       40,411       45,493       45,640      40,656      37,929

LESS: LOC / TRUSTEE FEES                              299          447          460          528         488         442

TOTAL CASH AVAILABLE FOR DEBT SERVICE             110,969       98,444      102,771      124,941     120,450     109,941

CE GENERATING DEBT SERVICE
  Interest                                         24,869       29,278       28,426       27,194      25,763      24,554
  Principal Repayment                                --         10,400       12,600       20,600      18,000      14,600
                                                --------------------------------------------------------------------------
     Total Debt Service                            24,869       39,678       41,026       47,794      43,763      39,154

CE GENERATING DEBT COVERAGE                          4.46         2.48         2.51         2.61        2.75        2.81

                                                     2005        2006        2007        2008
                                                  ---------   ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 $ 190,156   $ 183,391   $ 181,318   $ 187,934
  PRI                                                  --          --          --          --
  Yuma                                               23,459      23,408      23,531      24,590
                                                -----------------------------------------------
     Total Revenues                                 213,615     206,799     204,849     212,524

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                    52,997      52,726      53,260      54,305
  PRI                                                  --          --          --          --
  Yuma                                               15,393      15,649      20,166      16,879
                                                -----------------------------------------------
     Total Expenses                                  68,390      68,375      73,426      71,184

OPERATING INCOME FROM CONSOLIDATED PROJECTS         145,225     138,424     131,422     141,340

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                    26,092      14,562      16,215       7,609
  PRI                                                  --          --          --          --
  Yuma                                                   40          40          40          40
                                                -----------------------------------------------
     Total Capital Expenditures                      26,132      14,602      16,255       7,649

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                            --          --          --          --
  Proceeds from Financing                              --          --          --          --
  Equity Contributions                                 --          --          --          --
                                                -----------------------------------------------
     Total Imperial Valley Construction                --          --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                    50,654      46,226      43,378      44,323
  PRI                                                  --          --          --          --
                                                -----------------------------------------------
     Total Project Debt Service                      50,654      46,226      43,378      44,323

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                              --          --          --          --
                                                -----------------------------------------------
     Total Releases                                    --          --          --          --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        37,653      38,505      37,453      45,774
  Falcon Power Operating Company                      2,464       2,531       2,599       2,669
  Falcon Seaboard Gas Company (3)                      --          --          --          --
                                                -----------------------------------------------
     Total Other Revenues                            40,117      41,036      40,052      48,443

LESS: LOC / TRUSTEE FEES                                433         464         438         523

TOTAL CASH AVAILABLE FOR DEBT SERVICE               108,123     118,168     111,403     137,288

CE GENERATING DEBT SERVICE
  Interest                                           23,464      22,204      20,824      19,111
  Principal Repayment                                14,800      19,200      18,000      28,200
                                                -----------------------------------------------
     Total Debt Service                              38,264      41,404      38,824      47,311

CE GENERATING DEBT COVERAGE                            2.83        2.85        2.87        2.90


Minimum DCR (1999 - 2018)                        2.48
Average DCR (1999 - 2018)                        3.02

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    Exhibit I
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                            Increased Heat Rate Case

                                                  2009       2010       2011       2012       2013       2014
                                                --------   --------   --------   --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $185,550   $189,055   $188,223   $188,701   $194,037   $197,086
  PRI                                               --         --         --         --         --         --
  Yuma                                            24,238     22,959     22,978     22,927     23,735     23,818
                                                ----------------------------------------------------------------
     Total Revenues                              209,788    212,014    211,201    211,628    217,772    220,904

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 52,804     55,109     55,556     55,087     58,568     58,332
  PRI                                               --         --         --         --
  Yuma                                            17,407     16,509     19,578     17,571     18,131     18,438
                                                ----------------------------------------------------------------
     Total Expenses                               70,211     71,618     75,134     72,658     76,699     76,770

OPERATING INCOME FROM CONSOLIDATED PROJECTS      139,577    140,396    136,067    138,970    141,072    144,133
LESS: CAPITAL EXPENDITURES
  Imperial Valley                                 17,666     10,456     14,570      8,944     18,198      7,529
  PRI                                               --         --         --         --         --         --
  Yuma                                                40         40         40         40         40         40
                                                ----------------------------------------------------------------
     Total Capital Expenditures                   17,706     10,496     14,610      8,984     18,238      7,569

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                         --         --         --         --         --         --
  Proceeds from Financing                           --         --         --         --         --         --
  Equity Contributions                              --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Imperial Valley Construction             --         --         --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                 40,294     38,551     29,749     25,106     21,951     23,477
  PRI                                               --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Project Debt Service                   40,294     38,551     29,749     25,106     21,951     23,477

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                           --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Releases                                 --         --         --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                     41,516       --         --         --         --         --
  Falcon Power Operating Company                   1,371       --         --         --         --         --
  Falcon Seaboard Gas Company (3)                   --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Other Revenues                         42,887       --         --         --         --         --

LESS: LOC / TRUSTEE FEES                             468        349        348        388        372        409

TOTAL CASH AVAILABLE FOR DEBT SERVICE            123,996     91,000     91,360    104,492    100,511    112,679

CE GENERATING DEBT SERVICE
  Interest                                        17,153     15,715     14,624     13,301     11,786     10,072
  Principal Repayment                             24,600     14,200     15,200     20,480     20,400     25,800
                                                ----------------------------------------------------------------
     Total Debt Service                           41,753     29,915     29,824     33,781     32,186     35,872

CE GENERATING DEBT COVERAGE                         2.97       3.04       3.06       3.09       3.12       3.14

                                                   2015       2016       2017       2018
                                                 --------   --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                $200,915   $200,536   $197,715   $197,521
  PRI                                                --         --         --         --
  Yuma                                             24,365     24,476     24,940     25,336
                                                ------------------------------------------
     Total Revenues                               225,280    225,012    222,655    222,857

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  59,839     59,145     60,019     60,035
  PRI                                                --         --         --         --
  Yuma                                             23,256     19,919     20,554     21,177
                                                ------------------------------------------
     Total Expenses                                83,095     79,064     80,573     81,212

OPERATING INCOME FROM CONSOLIDATED PROJECTS       142,185    145,948    142,082    141,645
LESS: CAPITAL EXPENDITURES
  Imperial Valley                                   6,427      8,828     10,036      8,315
  PRI                                                --         --         --         --
  Yuma                                                 40         40         40         40
                                                ------------------------------------------
     Total Capital Expenditures                     6,467      8,868     10,076      8,355

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                          --         --         --         --
  Proceeds from Financing                            --         --         --         --
  Equity Contributions                               --         --         --         --
                                                ------------------------------------------
     Total Imperial Valley Construction              --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  23,740     23,743     21,725     10,528
  PRI                                                --         --         --         --
                                                ------------------------------------------
     Total Project Debt Service                    23,740     23,743     21,725     10,528

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                            --         --         --         --
                                                ------------------------------------------
     Total Releases                                  --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        --         --         --         --
  Falcon Power Operating Company                     --         --         --         --
  Falcon Seaboard Gas Company (3)                    --         --         --         --
                                                ------------------------------------------
     Total Other Revenues                            --         --         --         --

LESS: LOC / TRUSTEE FEES                              402        403        391        427

TOTAL CASH AVAILABLE FOR DEBT SERVICE             111,577    112,933    109,890    122,334

CE GENERATING DEBT SERVICE
  Interest                                          8,113      6,025      3,818      1,348
  Principal Repayment                              27,040     29,280     30,240     36,360
                                                ------------------------------------------
     Total Debt Service                            35,153     35,305     34,058     37,708

CE GENERATING DEBT COVERAGE                          3.17       3.20       3.23       3.24


Minimum DCR (1999 - 2018)                   2.48
Average DCR (1999 - 2018)                   3.02

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT I
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                            Reduced Availability Case

                                                   1999         2000         2001         2002        2003        2004
                                                ---------    ---------    ---------    ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $ 213,742    $ 162,354    $ 157,889    $ 169,453   $ 173,918   $ 178,717
   PRI                                             80,887       83,442       86,223       89,026      69,649        --
  Yuma                                             19,748       20,056       18,770       20,949      21,423      21,106
                                                --------------------------------------------------------------------------
     Total Revenues                               314,377      265,852      262,882      279,428     264,990     199,823

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  55,031       49,460       50,173       52,045      51,520      50,974
  PRI                                              48,627       49,172       50,511       51,851      39,969        --
  Yuma                                             13,085       15,992       13,300       13,517      14,135      16,027
                                                --------------------------------------------------------------------------
     Total Expenses                               116,743      114,624      113,984      117,413     105,624      67,001

OPERATING INCOME FROM CONSOLIDATED PROJECTS       197,634      151,227      148,898      162,015     159,366     132,822

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                  21,525       21,159       17,305        7,334      17,779      15,598
  PRI                                               1,409        1,002          715          516         351        --
  Yuma                                                179            9            6           23          40          40
                                                --------------------------------------------------------------------------
     Total Capital Expenditures                    23,113       22,170       18,026        7,873      18,170      15,638

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                      (142,812)     (23,546)        --           --          --          --
  Proceeds from Financing                         118,681         --           --           --          --          --
  Equity Contributions                             24,131       23,546         --           --          --          --
                                                --------------------------------------------------------------------------
     Total Imperial Valley Construction              --           --           --           --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  82,740       51,546       53,451       55,115      53,349      53,433
  PRI                                              21,561       23,381       23,796       23,975      23,188        --
                                                --------------------------------------------------------------------------
     Total Project Debt Service                   104,301       74,927       77,247       79,090      76,537      53,433

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                             (85)        (128)         (67)         183      12,328        --
                                                --------------------------------------------------------------------------
     Total Releases                                   (85)        (128)         (67)         183      12,328        --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                      16,981       18,964       25,479       24,923      26,265      27,573
  Falcon Power Operating Company                    3,271        3,361        3,452        3,547       3,317       2,399
  Falcon Seaboard Gas Company (3)                   8,448        8,697        8,983        9,282       2,998        --
                                                --------------------------------------------------------------------------
     Total Other Revenues                          28,700       31,022       37,914       37,752      32,580      29,972

LESS: LOC / TRUSTEE FEES                              299          447          460          528         488         442

TOTAL CASH AVAILABLE FOR DEBT SERVICE              98,536       84,577       91,013      112,457     109,080      93,281

CE GENERATING DEBT SERVICE
  Interest                                         24,869       29,278       28,426       27,194      25,763      24,554
  Principal Repayment                                --         10,400       12,600       20,600      18,000      14,600
                                                --------------------------------------------------------------------------
     Total Debt Service                            24,869       39,678       41,026       47,794      43,763      39,154

CE GENERATING DEBT COVERAGE                          3.96         2.13         2.22         2.35        2.49        2.38

                                                     2005        2006        2007        2008
                                                  ---------   ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 $ 184,433   $ 176,997   $ 174,725   $ 181,025
  PRI                                                  --          --          --          --
  Yuma                                               22,254      22,208      22,323      23,329
                                                -----------------------------------------------
     Total Revenues                                 206,687     199,205     197,048     204,354

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                    52,631      52,382      52,916      53,941
  PRI                                                  --          --          --          --
  Yuma                                               14,344      14,784      19,034      15,714
                                                -----------------------------------------------
     Total Expenses                                  66,975      67,166      71,950      69,655

OPERATING INCOME FROM CONSOLIDATED PROJECTS         139,712     132,039     125,099     134,699

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                    26,092      14,562      16,215       7,609
  PRI                                                  --          --          --          --
  Yuma                                                   40          40          40          40
                                                -----------------------------------------------
     Total Capital Expenditures                      26,132      14,602      16,255       7,649

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                            --          --          --          --
  Proceeds from Financing                              --          --          --          --
  Equity Contributions                                 --          --          --          --
                                                -----------------------------------------------
     Total Imperial Valley Construction                --          --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                    50,654      46,226      43,378      44,323
  PRI                                                  --          --          --          --
                                                -----------------------------------------------
     Total Project Debt Service                      50,654      46,226      43,378      44,323

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                              --          --          --          --
                                                -----------------------------------------------
     Total Releases                                    --          --          --          --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        29,361      29,864      28,438      36,373
  Falcon Power Operating Company                      2,464       2,531       2,599       2,669
  Falcon Seaboard Gas Company (3)                      --          --          --          --
                                                -----------------------------------------------
     Total Other Revenues                            31,825      32,395      31,037      39,042

LESS: LOC / TRUSTEE FEES                                433         464         438         523

TOTAL CASH AVAILABLE FOR DEBT SERVICE                94,318     103,142      96,064     121,246

CE GENERATING DEBT SERVICE
  Interest                                           23,464      22,204      20,824      19,111
  Principal Repayment                                14,800      19,200      18,000      28,200
                                                -----------------------------------------------
     Total Debt Service                              38,264      41,404      38,824      47,311

CE GENERATING DEBT COVERAGE                            2.46        2.49        2.47        2.56


Minimum DCR (1999 - 2018)                  2.13
Average DCR (1999 - 2018)                  2.73

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                            Reduced Availability Case


                                                  2009       2010       2011       2012       2013       2014
                                                --------   --------   --------   --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $178,760   $182,128   $181,309   $181,781   $186,836   $189,782
  PRI                                               --         --         --         --         --         --
  Yuma                                            22,997     21,767     21,786     21,738     22,505     22,584
                                                -----------------------------------------------------------------
     Total Revenues                              201,757    203,895    203,095    203,519    209,341    212,366

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 52,442     54,720     55,173     54,711     58,190     57,962
  PRI                                               --         --         --         --         --         --
  Yuma                                            16,200     15,401     18,177     16,382     16,898     17,433
                                                -----------------------------------------------------------------
     Total Expenses                               68,642     70,121     73,350     71,093     75,088     75,395

OPERATING INCOME FROM CONSOLIDATED PROJECTS      133,115    133,774    129,745    132,426    134,253    136,971

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                 17,666     10,456     14,570      8,944     18,198      7,529
  PRI                                               --         --         --         --         --         --
  Yuma                                                40         40         40         40         40         40
                                                -----------------------------------------------------------------
     Total Capital Expenditures                   17,706     10,496     14,610      8,984     18,238      7,569

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                         --         --         --         --         --         --
  Proceeds from Financing                           --         --         --         --         --         --
  Equity Contributions                              --         --         --         --         --         --
                                                -----------------------------------------------------------------
     Total Imperial Valley Construction             --         --         --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                 40,294     38,551     29,749     25,106     21,951     23,477
  PRI                                               --         --         --         --         --         --
                                                -----------------------------------------------------------------
     Total Project Debt Service                   40,294     38,551     29,749     25,106     21,951     23,477

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                           --         --         --         --         --         --
                                                -----------------------------------------------------------------
     Total Releases                                 --         --         --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                     36,583       --         --         --         --         --
  Falcon Power Operating Company                   1,371       --         --         --         --         --
  Falcon Seaboard Gas Company (3)                   --         --         --         --         --         --
                                                -----------------------------------------------------------------
     Total Other Revenues                         37,954       --         --         --         --         --

LESS: LOC / TRUSTEE FEES                             468        349        348        388        372        409

TOTAL CASH AVAILABLE FOR DEBT SERVICE            112,601     84,379     85,037     97,948     93,692    105,516

CE GENERATING DEBT SERVICE
  Interest                                        17,153     15,715     14,624     13,301     11,786     10,072
  Principal Repayment                             24,600     14,200     15,200     20,480     20,400     25,800
                                                -----------------------------------------------------------------
     Total Debt Service                           41,753     29,915     29,824     33,781     32,186     35,872
CE GENERATING DEBT COVERAGE                         2.70       2.82       2.85       2.90       2.91       2.94

                                                   2015       2016       2017       2018
                                                 --------   --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                $193,391   $192,903   $189,976   $189,676
  PRI                                                --         --         --         --
  Yuma                                             23,101     23,209     23,650     24,025
                                                ------------------------------------------
     Total Revenues                               216,492    216,112    213,626    213,701

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  59,458     58,756     59,628     59,632
  PRI                                                --         --         --         --
  Yuma                                             17,109     23,281     19,134     19,709
                                                ------------------------------------------
     Total Expenses                                76,567     82,037     78,762     79,341

OPERATING INCOME FROM CONSOLIDATED PROJECTS       139,925    134,076    134,863    134,360

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                   6,427      8,828     10,036      8,315
  PRI                                                --         --         --         --
  Yuma                                                 40         40         40         40
                                                ------------------------------------------
     Total Capital Expenditures                     6,467      8,868     10,076      8,355

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                          --         --         --         --
  Proceeds from Financing                            --         --         --         --
  Equity Contributions                               --         --         --         --
                                                ------------------------------------------
     Total Imperial Valley Construction              --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  23,740     23,743     21,725     10,528
  PRI                                                --         --         --         --
                                                ------------------------------------------
     Total Project Debt Service                    23,740     23,743     21,725     10,528

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                            --         --         --         --
                                                ------------------------------------------
     Total Releases                                  --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        --         --         --         --
  Falcon Power Operating Company                     --         --         --         --
  Falcon Seaboard Gas Company (3)                    --         --         --         --
                                                ------------------------------------------
     Total Other Revenues                            --         --         --         --

LESS: LOC / TRUSTEE FEES                              402        403        391        427

TOTAL CASH AVAILABLE FOR DEBT SERVICE             109,316    101,061    102,671    115,049

CE GENERATING DEBT SERVICE
  Interest                                          8,113      6,025      3,818      1,348
  Principal Repayment                              27,040     29,280     30,240     36,360
                                                ------------------------------------------
     Total Debt Service                            35,153     35,305     34,058     37,708
CE GENERATING DEBT COVERAGE                          3.11       2.86       3.01       3.05


Minimum DCR (1999 - 2018)                       2.13
Average DCR (1999 - 2018)                       2.73

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                             Low Power Price 2 Case

                                                   1999         2000         2001         2002        2003        2004
                                                ---------    ---------    ---------    ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $ 222,320    $ 167,959    $ 162,755    $ 164,637   $ 169,543   $ 176,429
  PRI                                              83,498       86,128       88,997       91,887      71,866        --
  Yuma                                             20,817       21,130       19,108       20,009      20,669      20,486
                                                --------------------------------------------------------------------------
     Total Revenues                               326,635      275,217      270,860      276,533     262,078     196,915

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  55,448       49,721       50,420       51,716      51,332      50,882
  PRI                                              51,081       51,687       53,094       54,503      42,015        --
  Yuma                                             13,731       16,220       13,276       13,420      15,609      13,080
                                                --------------------------------------------------------------------------
     Total Expenses                               120,260      117,628      116,790      119,639     108,956      63,962

OPERATING INCOME FROM CONSOLIDATED PROJECTS       206,376      157,589      154,070      156,894     153,122     132,953

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                  21,525       21,159       17,305        7,334      17,779      15,598
  PRI                                               1,409        1,002          715          516         351        --
  Yuma                                                179            9            6           23          40          40
                                                --------------------------------------------------------------------------
     Total Capital Expenditures                    23,113       22,170       18,026        7,873      18,170      15,638

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                      (142,812)     (23,546)        --           --          --          --
  Proceeds from Financing                         118,681         --           --           --          --          --
  Equity Contributions                             24,131       23,546         --           --          --          --
                                                --------------------------------------------------------------------------
     Total Imperial Valley Construction              --           --           --           --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  82,740       51,546       53,451       55,115      53,349      53,433
  PRI                                              21,561       23,381       23,796       23,975      23,188        --
                                                --------------------------------------------------------------------------
     Total Project Debt Service                   104,301       74,927       77,247       79,090      76,537      53,433

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                             (85)        (128)         (67)         183      12,328        --
                                                --------------------------------------------------------------------------
     Total Releases                                   (85)        (128)         (67)         183      12,328        --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                      23,810       30,031       34,951       34,791      36,563      38,304
  Falcon Power Operating Company                    3,271        3,361        3,452        3,547       3,317       2,399
  Falcon Seaboard Gas Company (3)                   8,959        9,226        9,530        9,847       3,435        --
                                                --------------------------------------------------------------------------
     Total Other Revenues                          36,040       42,618       47,933       48,185      43,315      40,703

LESS: LOC / TRUSTEE FEES                              299          447          460          528         488         442

TOTAL CASH AVAILABLE FOR DEBT SERVICE             114,618      102,536      106,204      117,770     113,570     104,143

CE GENERATING DEBT SERVICE
  Interest                                         24,869       29,278       28,426       27,194      25,763      24,554
  Principal Repayment                                --         10,400       12,600       20,600      18,000      14,600
                                                --------------------------------------------------------------------------
     Total Debt Service                            24,869       39,678       41,026       47,794      43,763      39,154

CE GENERATING DEBT COVERAGE                          4.61         2.58         2.59         2.46        2.60        2.66

                                                     2005        2006        2007        2008
                                                  ---------   ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 $ 179,294   $ 173,202   $ 172,030   $ 173,653
  PRI                                                  --          --          --          --
  Yuma                                               21,778      22,003      22,231      22,456
                                                -----------------------------------------------
     Total Revenues                                 201,072     195,205     194,261     196,109

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                    52,439      52,227      52,803      53,541
  PRI                                                  --          --          --          --
  Yuma                                               13,479      13,664      18,097      14,751
                                                -----------------------------------------------
     Total Expenses                                  65,918      65,891      70,900      68,292

OPERATING INCOME FROM CONSOLIDATED PROJECTS         135,154     129,314     123,361     127,817

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                    26,092      14,562      16,215       7,609
  PRI                                                  --          --          --          --
  Yuma                                                   40          40          40          40
                                                -----------------------------------------------
     Total Capital Expenditures                      26,132      14,602      16,255       7,649

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                            --          --          --          --
  Proceeds from Financing                              --          --          --          --
  Equity Contributions                                 --          --          --          --
                                                -----------------------------------------------
     Total Imperial Valley Construction                --          --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                    50,654      46,226      43,378      44,323
  PRI                                                  --          --          --          --
                                                -----------------------------------------------
     Total Project Debt Service                      50,654      46,226      43,378      44,323

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                              --          --          --          --
                                                -----------------------------------------------
     Total Releases                                    --          --          --          --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        40,549      41,525      40,605      49,062
  Falcon Power Operating Company                      2,464       2,531       2,599       2,669
  Falcon Seaboard Gas Company (3)                      --          --          --          --
                                                -----------------------------------------------
     Total Other Revenues                            43,013      44,056      43,204      51,731

LESS: LOC / TRUSTEE FEES                                433         464         438         523

TOTAL CASH AVAILABLE FOR DEBT SERVICE               100,948     112,078     106,494     127,053

CE GENERATING DEBT SERVICE
  Interest                                           23,464      22,204      20,824      19,111
  Principal Repayment                                14,800      19,200      18,000      28,200
                                                -----------------------------------------------
     Total Debt Service                              38,264      41,404      38,824      47,311

CE GENERATING DEBT COVERAGE                            2.64        2.71        2.74        2.69


Minimum DCR (1999 - 2018)                2.46
Average DCR (1999 - 2018)                2.78

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT I
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                             Low Power Price 2 Case

                                                  2009       2010       2011       2012       2013       2014
                                                --------   --------   --------   --------   --------   --------

CASH FROM PROJECTS
  REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $173,813   $176,093   $175,760   $177,681   $178,750   $181,259
  PRI                                               --         --         --         --         --         --
  Yuma                                            22,684     21,298     21,436     21,576     21,717     21,859
                                                ----------------------------------------------------------------
     Total Revenues                              196,497    197,391    197,196    199,257    200,467    203,118

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 52,244     54,417     54,927     54,536     57,757     57,555
  PRI                                               --         --         --         --         --         --
  Yuma                                            15,199     14,483     17,476     15,392     15,872     16,095
                                                ----------------------------------------------------------------
     Total Expenses                               67,443     68,900     72,403     69,928     73,629     73,650

OPERATING INCOME FROM CONSOLIDATED PROJECTS      129,054    128,491    124,793    129,329    126,837    129,468

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                 17,666     10,456     14,570      8,944     18,198      7,529
  PRI                                               --         --         --         --         --         --
  Yuma                                                40         40         40         40         40         40
                                                ----------------------------------------------------------------
     Total Capital Expenditures                   17,706     10,496     14,610      8,984     18,238      7,569

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                         --         --         --         --         --         --
  Proceeds from Financing                           --         --         --         --         --         --
  Equity Contributions                              --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Imperial Valley Construction             --         --         --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                 40,294     38,551     29,749     25,106     21,951     23,477
  PRI                                               --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Project Debt Service                   40,294     38,551     29,749     25,106     21,951     23,477

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                           --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Releases                                 --         --         --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                     43,219       --         --         --         --         --
  Falcon Power Operating Company                   1,371       --         --         --         --         --
  Falcon Seaboard Gas Company (3)                   --         --         --         --         --         --
                                                ----------------------------------------------------------------
     Total Other Revenues                         44,590       --         --         --         --         --

LESS: LOC / TRUSTEE FEES                             468        349        348        388        372        409

TOTAL CASH AVAILABLE FOR DEBT SERVICE            115,176     79,095     80,086     94,851     86,277     98,014

CE GENERATING DEBT SERVICE
  Interest                                        17,153     15,715     14,624     13,301     11,786     10,072
  Principal Repayment                             24,600     14,200     15,200     20,480     20,400     25,800
                                                ----------------------------------------------------------------
     Total Debt Service                           41,753     29,915     29,824     33,781     32,186     35,872

CE GENERATING DEBT COVERAGE                         2.76       2.64       2.69       2.81       2.68       2.73

                                                   2015       2016       2017       2018
                                                 --------   --------   --------   --------

CASH FROM PROJECTS
  REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                $183,359   $183,751   $179,898   $178,317
  PRI                                                --         --         --         --
  Yuma                                             22,132     22,436     22,728     23,017
                                                ------------------------------------------
     Total Revenues                               205,491    206,187    202,626    201,334

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  58,955     58,329     59,128     59,074
  PRI                                                --         --         --         --
  Yuma                                             20,950     17,401     17,946     18,477
                                                ------------------------------------------
     Total Expenses                                79,905     75,730     77,074     77,551

OPERATING INCOME FROM CONSOLIDATED PROJECTS       125,585    130,457    125,553    123,783

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                   6,427      8,828     10,036      8,315
  PRI                                                --         --         --         --
  Yuma                                                 40         40         40         40
                                                ------------------------------------------
     Total Capital Expenditures                     6,467      8,868     10,076      8,355

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                          --         --         --         --
  Proceeds from Financing                            --         --         --         --
  Equity Contributions                               --         --         --         --
                                                ------------------------------------------
     Total Imperial Valley Construction              --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  23,740     23,743     21,725     10,528
  PRI                                                --         --         --         --
                                                ------------------------------------------
     Total Project Debt Service                    23,740     23,743     21,725     10,528

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                            --         --         --         --
                                                ------------------------------------------
     Total Releases                                  --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        --         --         --         --
  Falcon Power Operating Company                     --         --         --         --
  Falcon Seaboard Gas Company (3)                    --         --         --         --
                                                ------------------------------------------
     Total Other Revenues                            --         --         --         --

LESS: LOC / TRUSTEE FEES                              402        403        391        427

TOTAL CASH AVAILABLE FOR DEBT SERVICE              94,977     97,443     93,360    104,473

CE GENERATING DEBT SERVICE
  Interest                                          8,113      6,025      3,818      1,348
  Principal Repayment                              27,040     29,280     30,240     36,360
                                                ------------------------------------------
     Total Debt Service                            35,153     35,305     34,058     37,708

CE GENERATING DEBT COVERAGE                          2.70       2.76       2.74       2.77

Minimum DCR (1999 - 2018)                           2.46
Average DCR (1999 - 2018)                           2.78

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                                  SCE Low Case


                                                   1999         2000         2001         2002        2003        2004
                                                ---------    ---------    ---------    ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $ 222,318    $ 170,790    $ 171,231    $ 177,615   $ 180,513   $ 184,216
  PRI                                              83,498       86,128       88,997       91,887      71,866        --
  Yuma                                             20,006       20,794       21,546       22,025      22,427      21,888
                                                --------------------------------------------------------------------------
     Total Revenues                               325,822      277,712      281,774      291,527     274,806     206,104

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  55,448       49,886       50,879       52,392      51,848      51,242
  PRI                                              51,081       51,687       53,094       54,503      42,015        --
  Yuma                                             13,731       16,472       13,797       14,230      16,725      14,432
                                                --------------------------------------------------------------------------
     Total Expenses                               120,260      118,045      117,770      121,125     110,588      65,674

OPERATING INCOME FROM CONSOLIDATED PROJECTS       205,563      159,667      164,004      170,402     164,218     140,431

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                  21,525       21,159       17,305        7,334      17,779      15,598
  PRI                                               1,409        1,002          715          516         351        --
  Yuma                                                179            9            6           23          40          40
                                                --------------------------------------------------------------------------
     Total Capital Expenditures                    23,113       22,170       18,026        7,873      18,170      15,638

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                      (142,812)     (23,546)        --           --          --          --
  Proceeds from Financing                         118,681         --           --           --          --          --
  Equity Contributions                             24,131       23,546         --           --          --          --
                                                --------------------------------------------------------------------------
     Total Imperial Valley Construction              --           --           --           --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  82,740       51,546       53,451       55,115      53,349      53,433
  PRI                                              21,561       23,381       23,796       23,975      23,188        --
                                                --------------------------------------------------------------------------
     Total Project Debt Service                   104,301       74,927       77,247       79,090      76,537      53,433

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                             (85)        (128)         (67)         183      12,328        --
                                                --------------------------------------------------------------------------
     Total Releases                                   (85)        (128)         (67)         183      12,328        --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                      23,810       30,031       34,951       34,791      36,563      38,304
  Falcon Power Operating Company                    3,271        3,361        3,452        3,547       3,317       2,399
  Falcon Seaboard Gas Company (3)                   8,959        9,226        9,530        9,847       3,435        --
                                                --------------------------------------------------------------------------
     Total Other Revenues                          36,040       42,618       47,933       48,185      43,315      40,703

LESS: LOC / TRUSTEE FEES                              299          447          460          528         488         442

TOTAL CASH AVAILABLE FOR DEBT SERVICE             113,805      104,613      116,138      131,278     124,666     111,621

CE GENERATING DEBT SERVICE
  Interest                                         24,869       29,278       28,426       27,194      25,763      24,554
  Principal Repayment                                --         10,400       12,600       20,600      18,000      14,600
                                                --------------------------------------------------------------------------
     Total Debt Service                            24,869       39,678       41,026       47,794      43,763      39,154

CE GENERATING DEBT COVERAGE                          4.58         2.64         2.83         2.75        2.85        2.85

                                                     2005        2006        2007        2008
                                                  ---------   ---------   ---------   ---------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 $ 183,879   $ 178,620   $ 179,076   $ 182,181
  PRI                                                  --          --          --          --
  Yuma                                               22,266      22,679      23,132      23,544
                                                -----------------------------------------------
     Total Revenues                                 206,145     201,299     202,208     205,725

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                    52,640      52,512      53,169      53,979
  PRI                                                  --          --          --          --
  Yuma                                               14,880      15,118      19,613      16,310
                                                -----------------------------------------------
     Total Expenses                                  67,520      67,630      72,782      70,289

OPERATING INCOME FROM CONSOLIDATED PROJECTS         138,625     133,669     129,426     135,437

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                    26,092      14,562      16,215       7,609
  PRI                                                  --          --          --          --
  Yuma                                                   40          40          40          40
                                                -----------------------------------------------
     Total Capital Expenditures                      26,132      14,602      16,255       7,649

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                            --          --          --          --
  Proceeds from Financing                              --          --          --          --
  Equity Contributions                                 --          --          --          --
                                                -----------------------------------------------
     Total Imperial Valley Construction                --          --          --          --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                    50,654      46,226      43,378      44,323
  PRI                                                  --          --          --          --
                                                -----------------------------------------------
     Total Project Debt Service                      50,654      46,226      43,378      44,323

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                              --          --          --          --
                                                -----------------------------------------------
     Total Releases                                    --          --          --          --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        40,549      41,525      40,605      49,062
  Falcon Power Operating Company                      2,464       2,531       2,599       2,669
  Falcon Seaboard Gas Company (3)                      --          --          --          --
                                                -----------------------------------------------
     Total Other Revenues                            43,013      44,056      43,204      51,731

LESS: LOC / TRUSTEE FEES                                433         464         438         523

TOTAL CASH AVAILABLE FOR DEBT SERVICE               104,419     116,433     112,559     134,673

CE GENERATING DEBT SERVICE
  Interest                                           23,464      22,204      20,824      19,111
  Principal Repayment                                14,800      19,200      18,000      28,200
                                                -----------------------------------------------
     Total Debt Service                              38,264      41,404      38,824      47,311

CE GENERATING DEBT COVERAGE                            2.73        2.81        2.90        2,85


Minimum DCR (1999 - 2018)                       2.64
Average DCR (1999 - 2018)                       3.14

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                    EXHIBIT 1
                               CE GENERATION, LLC
                    Pro Forma Financial Projections ($'000s)
                                  SCE Low Case

                                                  2009       2010       2011       2012       2013       2014
                                                --------   --------   --------   --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                               $183,925   $188,105   $189,866   $194,486   $198,002   $203,235
  PRI                                               --         --         --         --         --         --
  Yuma                                            23,996     22,695     23,098     23,565     24,000     24,470
                                                ------------------------------------------------------------------
     Total Revenues                              207,921    210,800    212,964    218,051    222,002    227,705

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                 52,771     55,057     55,668     55,420     58,745     58,675
  PRI                                               --         --         --         --         --         --
  Yuma                                            16,817     15,971     19,020     16,993     17,531     17,817
                                                ------------------------------------------------------------------
     Total Expenses                               69,588     71,028     74,688     72,413     76,276     76,492

OPERATING INCOME FROM CONSOLIDATED PROJECTS      138,333    139,773    138,276    145,639    145,726    151,213

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                 17,666     10,456     14,570      8,944     18,198      7,529
  PRI                                               --         --         --         --         --         --
  Yuma                                                40         40         40         40         40         40
                                                ------------------------------------------------------------------
     Total Capital Expenditures                   17,706     10,496     14,610      8,984     18,238      7,569

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                         --         --         --         --         --         --
  Proceeds from Financing                           --         --         --         --         --         --
  Equity Contributions                              --         --         --         --         --         --
                                                ------------------------------------------------------------------
     Total Imperial Valley Construction             --         --         --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                 40,294     38,551     29,749     25,106     21,951     23,477
  PRI                                               --         --         --         --         --         --
                                                ------------------------------------------------------------------
     Total Project Debt Service                   40,294     38,551     29,749     25,106     21,951     23,477

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                           --         --         --         --         --         --
                                                ------------------------------------------------------------------
     Total Releases                                 --         --         --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                     43,219       --         --         --         --         --
  Falcon Power Operating Company                   1,371
  Falcon Seaboard Gas Company (3)                   --         --         --         --         --         --
                                                ------------------------------------------------------------------
     Total Other Revenues                         44,590       --         --         --         --         --

LESS: LOC / TRUSTEE FEES                             468        349        348        388        372        409

TOTAL CASH AVAILABLE FOR DEBT SERVICE            124,455     90,377     93,569    111,160    105,165    119,758

CE GENERATING DEBT SERVICE
  Interest                                        17,153     15,715     14,624     13,301     11,786     10,072
  Principal Repayment                             24,600     14,200     15,200     20,480     20,400     25,800
                                                ------------------------------------------------------------------
     Total Debt Service                           41,753     29,915     29,824     33,781     32,186     35,872

CE GENERATING DEBT COVERAGE                         2.98       3.02       3.14       3.29       3.27       3.34

                                                   2015       2016       2017       2018
                                                 --------   --------   --------   --------
CASH FROM PROJECTS
REVENUES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                $207,181   $209,662   $207,850   $208,974
  PRI                                                --         --         --         --
  Yuma                                             24,953     25,425     25,890     26,368
                                                ------------------------------------------
     Total Revenues                               232,134    235,087    233,740    235,342

LESS: EXPENSES FROM CONSOLIDATED PROJECTS
  Imperial Valley                                  60,144     59,624     60,523     60,615
  PRI                                                --         --         --         --
  Yuma                                             22,643     19,254     19,864     20,464
                                                ------------------------------------------
     Total Expenses                                82,787     78,878     80,387     81,079

OPERATING INCOME FROM CONSOLIDATED PROJECTS       149,347    156,209    153,353    154,263

LESS: CAPITAL EXPENDITURES
  Imperial Valley                                   6,427      8,828     10,036      8,315
  PRI                                                --         --         --         --
  Yuma                                                 40         40         40         40
                                                ------------------------------------------
     Total Capital Expenditures                     6,467      8,868     10,076      8,355

LESS: IMPERIAL VALLEY CONSTRUCTION CASH FLOWS
  Construction Expenditures                          --         --         --         --
  Proceeds from Financing                            --         --         --         --
  Equity Contributions                               --         --         --         --
                                                ------------------------------------------
     Total Imperial Valley Construction              --         --         --         --

LESS: CONSOLIDATED PROJECT LEVEL DEBT SERVICE
  Imperial Valley                                  23,740     23,743     21,725     10,528
  PRI                                                --         --         --         --
                                                ------------------------------------------
     Total Project Debt Service                    23,740     23,743     21,725     10,528

PLUS: RELEASE/(ADDITION) OF RESTRICTED FUNDS
  PRI (1)                                            --         --         --         --
                                                ------------------------------------------
     Total Releases                                  --         --         --         --

PLUS: OTHER REVENUE CASH FLOWS
  Saranac (2)                                        --         --         --         --
  Falcon Power Operating Company
  Falcon Seaboard Gas Company (3)                    --         --         --         --
                                                ------------------------------------------
     Total Other Revenues                            --         --         --         --

LESS: LOC / TRUSTEE FEES                              402        403        391        427

TOTAL CASH AVAILABLE FOR DEBT SERVICE             118,739    123,194    121,161    134,952

CE GENERATING DEBT SERVICE
  Interest                                          8,113      6,025      3,818      1,348
  Principal Repayment                              27,040     29,280     30,240     36,360
                                                ------------------------------------------
     Total Debt Service                            35,153     35,305     34,058     37,708

CE GENERATING DEBT COVERAGE                          3.38       3.49       3.56       3.58


Minimum DCR (1999 - 2018)              2.64
Average DCR (1999 - 2018)              3.14

(1) Changes in accounts held at PRI related to PRI debt (final year data provided by CEG)
(2) Saranac cash flow based on partnership allocations after capital expenditures and debt service
(3) Data provided by CC Pace

                                                                      APPENDIX B









                          INDEPENDENT ENGINEER'S REPORT


                                CE GENERATION LLC
                              NATURAL GAS PROJECTS







                                [R.W. Beck LOGO]

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                                   APPENDIX B

                          INDEPENDENT ENGINEER'S REPORT

                     CE GENERATION LLC NATURAL GAS PROJECTS

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
PRI PROJECT.....................................................................................................B-4
   Project Operator.............................................................................................B-4
   The Project..................................................................................................B-4
      The Project Site..........................................................................................B-4
      Environmental Site Conditions.............................................................................B-4
      Description of the Project................................................................................B-5
      Review of Technology......................................................................................B-8
      Reliability and Availability..............................................................................B-8
      Status of Permits and Approvals...........................................................................B-8
   Operating History............................................................................................B-9
      Performance History.......................................................................................B-9
      Operating Programs and Procedures........................................................................B-10
      Regulatory Compliance....................................................................................B-10
   Projected Operating Results.................................................................................B-12
      Annual Operating Revenues................................................................................B-12
      Annual Operating Expenses................................................................................B-13
      Senior Debt Service......................................................................................B-14
      Distributions to CE Generation...........................................................................B-14

SARANAC PROJECT................................................................................................B-14
   Project Operator............................................................................................B-14
   The Project.................................................................................................B-14
      The Project Site.........................................................................................B-14
      Environmental Site Conditions............................................................................B-15
      Description of the Project...............................................................................B-15
      Review of Technology.....................................................................................B-18
      Reliability and Availability.............................................................................B-18
      Status of Permits and Approvals..........................................................................B-18
   Operating History...........................................................................................B-19
      Performance History......................................................................................B-19
      Operating Programs and Procedures........................................................................B-20
      Regulatory Compliance....................................................................................B-20
   Projected Operating Results.................................................................................B-22
      Annual Operating Revenues................................................................................B-22
      Annual Operating Expenses................................................................................B-23
      Senior Debt Service......................................................................................B-24
      Distributions to CE Generation...........................................................................B-24

YUMA PROJECT...................................................................................................B-24
   Project Operator............................................................................................B-25
   The Project.................................................................................................B-25
      The Project Site.........................................................................................B-25
      Environmental Site Conditions............................................................................B-25
      Description of the Project...............................................................................B-25
      Review of Technology.....................................................................................B-28
      Reliability and Availability.............................................................................B-28

                                   APPENDIX B

                          INDEPENDENT ENGINEER'S REPORT

                     CE GENERATION LLC NATURAL GAS PROJECTS

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
                                                                                                               ----

      Status of Permits and Approvals..........................................................................B-28
   Operating History...........................................................................................B-29
      Performance History......................................................................................B-29
      Operating Programs and Procedures........................................................................B-30
      Regulatory Compliance....................................................................................B-30
   Projected Operating Results.................................................................................B-32
      Annual Operating Revenues................................................................................B-32
      Annual Operating Expenses................................................................................B-34
      Distributions to CE Generation...........................................................................B-34

NORCON PROJECT.................................................................................................B-34
   Project Operator............................................................................................B-35
   The Project.................................................................................................B-35
      The Project Site.........................................................................................B-35
      Environmental Site Conditions............................................................................B-35
      Description of the Project...............................................................................B-36
      Review of Technology.....................................................................................B-38
      Status of Permits and Approvals..........................................................................B-38
   Regulatory Compliance.......................................................................................B-39
   Projected Operating Results.................................................................................B-40

SUMMARY PROJECTED OPERATING RESULTS............................................................................B-41
   Distributions from the Natural Gas Projects.................................................................B-41
   Sensitivity Analyses........................................................................................B-41
   Summary Comparison of Projected Operating Results...........................................................B-41

PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS
USED IN THE PROJECTION OF OPERATING RESULTS....................................................................B-42

CONCLUSIONS....................................................................................................B-43

EXHIBITS
EXHIBIT B-1    Base Case Projected Operating Results...........................................................B-46
EXHIBIT B-2    Sensitivity A - Increased Operating Expenses....................................................B-52
EXHIBIT B-3    Sensitivity B - Increased Heat Rate.............................................................B-57
EXHIBIT B-4    Sensitivity C - Reduced Availability............................................................B-62
EXHIBIT B-5    Sensitivity D - Yuma Low Gas 1..................................................................B-67
EXHIBIT B-6    Sensitivity E - Yuma Low Gas 2..................................................................B-70
EXHIBIT B-7    Sensitivity F - Yuma SCE Low SRAC...............................................................B-73
EXHIBIT B-8    Sensitivity G - Yuma SCE Median SRAC............................................................B-76
EXHIBIT B-9    Sensitivity H - Yuma SCE High SRAC..............................................................B-79
EXHIBIT B-10  Sensitivity I - Yuma Breakeven Electricity Price.................................................B-82

                       Copyright (C)1999 R. W. Beck, Inc.
                              All rights reserved.

                                                                [R.W. Beck LOGO]


                                                               February 24, 1999

CE Generation LLC
302 South 36th Street
Suite 400
Omaha, Nebraska 68131


Subject:          INDEPENDENT ENGINEER'S REPORT ON THE
                  CE GENERATION LLC NATURAL GAS PROJECTS

Ladies and Gentlemen:

                  Presented herein is the report (the "Report") of our review and analyses of the Saranac Power Partners, L.P. Project located in Plattsburgh, New York (the "Saranac Project"), the Yuma Cogeneration Associates Project located in Yuma, Arizona (the "Yuma Project"), the Power Resources Inc. ("PRI") Project located in Big Spring, Texas (the "PRI Project") and the NorCon Power Partners, L.P. ("NorCon") Project located in Erie, Pennsylvania (the "NorCon Project" and, collectively with the Saranac, Yuma and PRI Projects, the "Natural Gas Projects"). The PRI, Saranac, and NorCon Projects are operated by Falcon Power Operating Company ("FPOC"), a wholly-owned subsidiary of CE Generation. The Natural Gas Projects are gas-fired combined-cycle electric generating facilities currently in operation.

                  This Report has been prepared in connection with the issuance by CE Generation LLC ("CE Generation") of approximately $400,000,000 principal amount of 7.416% Senior Secured Bonds Due December 15, 2018 (the "Securities"). CE Generation is wholly-owned by CalEnergy Company, Inc. ("CalEnergy").

                  The PRI Project is a nominal 200 megawatt ("MW") combined-cycle cogeneration facility located in Big Spring, Texas. The PRI Project consists of two General Electric ("GE") Frame 7EA combustion turbine generators ("CTGs") exhausting into individual heat recovery steam generators ("HRSGs") which provide steam to a single steam turbine generator ("STG") and to Fina as process steam. Fina has a standby boiler which operates as the backup steam source for process steam supply. The PRI Project is a Qualifying Facility ("QF") in accordance with Federal Energy Regulatory Commission ("FERC") requirements and has been in operation since June 1988. The PRI Project sells electric energy and capacity on a dispatchable basis to Texas Utilities Electric Company ("TUEC") pursuant to the PRI Power Purchase Agreement dated July 30, 1986 (the "PRI PPA"), which has a term ending in September 2003. The PRI Project sells steam to the adjacent Fina Oil and Chemical Company ("Fina") under a Purchase and Steam Sales Agreement between PRI and Fina dated November 21, 1986 (the "PRI Steam Sales Agreement"), which has an initial term ending in September 2003. The PRI Project is operated by FPOC (the "PRI Operator") pursuant to the PRI Operations and Maintenance Agreement between PRI and FPOC dated September 1, 1988 (the "PRI O&M Agreement"), which expires in January 2004.

                  The PRI Project has several fuel contracts in place. The PRI Project has a fuel purchase agreement in place with Fina dated November 21, 1986 under which it is obligated to purchase an average of 3,600 million Btu per day ("MMBtu/day") of refinery gas (the "PRI Refinery Gas Contract"). The PRI Refinery Gas Contract terminates on September 30, 2003, with the provision that the PRI Refinery Gas Contract can be extended for a period of two years.


-----------------------------------------------------------------------------
           1125 Seventeenth Street, Suite 1900 Denver, CO 80202-2615
                    Phone (303) 299-5200 Fax (303) 297-2811

                  Additional natural gas is delivered to the PRI Project pursuant to a Gas Supply Agreement with Falcon Seaboard Gas Company ("FSGC") dated December 30, 1988 (the "PRI Gas Supply Agreement"). FSGC is a wholly-owned subsidiary of CE Generation. FSGC has a gas contract with Louis Dreyfus Natural Gas Corporation ("Louis Dreyfus") dated December 1, 1988 (the "Louis Dreyfus Gas Contract"), which expires October 1, 2003. The Louis Dreyfus Gas Contract provides for FSGC to receive gas on a firm basis in accordance with a tiered arrangement with Louis Dreyfus. FSGC has two Gas Transportation Contracts with Westar, formerly Cabot Gas Supply, for interstate and intrastate transportation dated December 1, 1988, as amended, (the "FSGC Gas Transportation Contracts"). The FSGC Gas Transportation Contracts expire on September 30, 2003.

                  The Saranac Project is a nominal 240 MW combined-cycle cogeneration facility located in Plattsburgh, New York. The Saranac Project consists of two GE Frame 7EA CTGs exhausting into individual HRSGs which provide steam to a single STG and to the steam customers as process steam. A single auxiliary boiler operates as the backup steam source for process steam supply. It is a QF and has been in operation since June 1994. The Saranac Project sells electric energy and capacity to New York State Electric and Gas Corporation ("NYSEG") pursuant to the Saranac Power Purchase Agreement, as amended, dated April 27, 1990 (the "Saranac PPA"), which has a term ending in June 2009. The Saranac Project sells steam to Georgia-Pacific under a 15-year steam sales agreement dated December 21, 1992 (the "Georgia-Pacific Steam Sales Agreement") and Tenneco Packaging ("Tenneco") under a steam sales agreement dated February 27, 1996 (the "Tenneco Steam Sales Agreement") which ends in June 2009. The Saranac Project is operated by FPOC (the "Saranac Operator") pursuant to the Saranac O&M Agreement dated September 30, 1994, as amended,(the "Saranac O&M Agreement"). Natural gas is delivered to the Saranac Project pursuant to the Saranac Gas Supply Agreement with Shell Canada dated May 20, 1992, as amended (the "Saranac Gas Supply Agreement"), which expires in June 2009 and the TransCanada Saranac Gas Transportation Agreement with TransCanada dated December 24, 1992 (the "Saranac Gas Transportation Agreement").

                  The Yuma Project is a nominal 50 MW combined-cycle cogeneration facility located in Yuma, Arizona. It is a QF and has been in operation since May 28, 1994. The Yuma Project consists of a single dual fuel capable GE model 6B CTG, exhausting to a single Nooter-Eriksen three-pressure HRSG which provides steam to a GE STG for additional electric generation, as well as process steam and chiller steam to Queen Carpet, Inc. ("Queen Carpet"). One gas-fired auxiliary boiler is operated to provide process steam to Queen Carpet when the HRSG is not operating. The Yuma Project sells electric energy and capacity on a dispatchable basis to San Diego Gas and Electric ("SDG&E") under the Yuma Standard Offer No. 2 Power Purchase Agreement dated March 7, 1990, as amended, (the "Yuma PPA"), which expires May 1, 2024. The Yuma Project also sells process and chiller steam to Queen Carpet under two energy services agreements. Process steam is sold under the Energy Services Agreement between America-West Industries, Inc. and Yuma Cogeneration Associates dated April 2, 1993 (the "Yuma Process ESA"). Chiller steam is sold under the Energy Services Agreement (Absorption Chiller Steam) between America-West Industries, Inc. and Yuma Cogeneration Associates dated May 3, 1993 (the "Yuma Chiller ESA"). The Yuma Process ESA and the Yuma Chiller ESA each have an initial term ending May 1, 2024. The Yuma Project is operated by Yuma Cogeneration Associates (the "Yuma Operator"), a wholly-owned subsidiary of CE Generation.

                  Natural gas is supplied to the Yuma Project pursuant to the Gas Supply and Transportation Services Master Agreement between Yuma Cogeneration Associates and Southwest Gas Corporation ("SWG") dated November 21, 1992 (the "SWG Gas Supply and Transportation Agreement"). The initial term of the SWG Gas Supply and Transportation Agreement expires December 31, 2008. Fuel oil is purchased on a spot market basis.

                  The NorCon Project is a nominal 80 MW combined-cycle cogeneration facility located near Erie, Pennsylvania. The NorCon Project utilizes two GE LM5000 CTGs, each one exhausting to a Deltak HRSG which provides steam for one Elliott STG. Each HRSG has a carbon monoxide ("CO") catalyst to reduce CO emissions and each CTG uses steam injection to reduce nitrogen oxides ("NOx") emissions. Process steam is extracted from the STG and sent to the facility owned by Welch Foods Inc. ("Welch") adjacent to the NorCon Project. Additional steam is extracted and sent to an ammonia refrigeration plant ("ARP") which cools ammonia for use as a refrigerant in the Welch facility. The NorCon Project has an auxiliary boiler that can supply back-up process steam while Welch maintains its own centrifugal refrigeration unit to back up the ARP. It is a QF and has been in operation since December 1992. The NorCon Project sells electric energy and capacity to Niagara Mohawk Power Corporation ("Niagara Mohawk") pursuant to the Power Purchase Agreement dated April 28, 1989 (the "NorCon PPA"), which has an initial term ending December 2017, and steam to Welch pursuant to the NorCon Thermal Energy Purchase Agreement dated July 31, 1991 (the "NorCon Thermal Energy Agreement"), which has an initial term ending in July 2011. The NorCon Project is operated and maintained by FPOC (the "NorCon Operator"), a wholly-owned subsidiary of CE Generation, pursuant to the Amended and Restated Operations and Maintenance Agreement dated June 1, 1991 (the "NorCon O&M Agreement").

                  The NorCon Project's base fuel requirement of 16,480 MMBtu/day is purchased from Louis Dreyfus pursuant to the Gas Sale and Purchase Agreement dated January 29, 1992 (the "NorCon Gas Supply Agreement"), which has an initial term ending in 2007. Small amounts of spot market gas are supplied either by Louis Dreyfus or local suppliers. Natural gas is transported by National Fuel Gas Supply Corporation pursuant to the Gas Transportation Letter Agreement dated November 19, 1991 (the "NorCon Gas Transportation Agreement"), which has an initial term ending in 2011.

                  During the preparation of this Report, we have reviewed the various agreements related to the development of the Natural Gas Projects. These agreements set forth the obligations of each of the parties with respect to the operation of those Natural Gas Projects. As Independent Engineer, we have made no determination as to the validity and enforceability of these agreements; however, for the purposes of this Report, we have assumed these agreements will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

                  During the course of our review, we have visited and made general field observations of the Natural Gas Project sites as described later herein (collectively, the "Natural Gas Project Sites"). The general field observations were visual, above-ground examinations of selected areas, which we deemed adequate to comment on the existing condition of those Natural Gas Projects and the Natural Gas Project Sites and which were not in the detail which would be necessary to reveal conditions with respect to safety, geological or environmental conditions, the internal physical condition of any equipment, or the conformance with agreements, codes, permits, rules, or regulations of any party having jurisdiction with respect to the Natural Gas Projects or the Natural Gas Project Sites.

                  In addition, with the exception of the NorCon Project, we have reviewed: (1) the status of permits and approvals for the Natural Gas Projects and compliance with those permits; (2) the historic and projected levels of production of the Natural Gas Projects; (3) the historic and projected O&M expenses of the Natural Gas Projects; (4) the historic and projected revenues of the Natural Gas Projects; and (5) historical operating records of the Natural Gas Projects. Based on our review, we have prepared a series of projections of net operating revenue of the Natural Gas Projects and distributions to CE Generation, which are attached as Exhibit B-1 to this Report (the "Projected Operating Results"). The Projected Operating Results are based on the assumptions described in this Report and the footnotes to Exhibits B-1. With respect to the NorCon Project, we have reviewed only the status of permits and compliance with those permits.

                  Certain analyses and projections relied upon for the purposes of this Report were prepared by others. In developing the Projected Operating Results, we have relied upon projections market prices for the Yuma Project prepared by Henwood Energy Services, Inc. ("Henwood"), whose report is included as Appendix E to the Confidential Offering Circular (the "Henwood Report"), and a review of fuel supply and transportation contracts and projections of fuel commodity and transportation costs for the Natural Gas Projects performed by C.C. Pace Consulting, L.L.C. ("C.C. Pace"). In addition, Fluor Daniel, Inc. ("Fluor Daniel") has prepared a projection of sensitivity case electricity pricing for the Yuma Project for one of the sensitivity cases. Based on their experience in developing similar projections and performing similar reviews, we believe it is reasonable to rely upon the review and projections prepared by Henwood, C.C. Pace, and Fluor Daniel.

                                   PRI PROJECT

                  The PRI Project is a nominal 200 MW combined-cycle cogeneration facility which commenced commercial operation in June 1988. The PRI Project sells electric energy and capacity to TUEC pursuant to the PRI PPA while selling process steam to Fina under the PRI Steam Sales Agreement.

                  The PRI Project consists of two dual fuel fired GE Frame 7EA CTGs exhausting to separate HRSGs. The PRI Project uses natural gas as the primary fuel. One CTG has been up-rated from a firing temperature of 2,020 degrees Fahrenheit ("(degree)F") to a firing temperature of 2,035(degree)F, and the remaining Unit will be upgraded during its next major maintenance outage. The two pressure level HRSGs produce high pressure ("HP") and low pressure ("LP") steam which is directed to a single STG for additional power generation. Low pressure steam is extracted from the steam turbine for process steam to Fina and for use in a common feedwater deaerator. HP steam is also injected into the CTGs for NOx emissions control. Duct firing of the HRSGs is provided to generate additional steam. Some jet "A" liquid fuel is stored on site for CTG backup operation, testing, and diesel generator use. Jet "A" is produced in the Fina steam host facility adjacent to the PRI Project.

PROJECT OPERATOR

                  The PRI Project is operated under the PRI O&M Agreement by the PRI Operator. The PRI Operator commenced commercial operation and maintenance of the PRI Project in June 1988.

THE PROJECT

         THE PROJECT SITE

                  The PRI Project is located on 5.74 acres leased from Fina near Big Spring, Texas adjacent to the existing Fina plant (the "PRI Project Site") (see Figure B-1, PRI Project Site Plan). The PRI Project also owns approximately 20 acres adjacent to the leased site. The other wastewater disposal well is located on a 4-acre tract about 4 miles away. The general area is industrial in nature with the Sid Richardson, Ltd. carbon plant located nearby. The PRI Project Site is easily accessible from Interstate 20 and the site elevation is approximately 2,500 feet above sea level. The PRI Project Site is part of an Industrial District Agreement with the City of Big Spring whereby the city agrees not to annex the PRI Project Site and the PRI Project makes payments to the city in lieu of annexation. The term of the Industrial District Agreement expires on December 31, 2003.

         ENVIRONMENTAL SITE CONDITIONS

                  We have not reviewed any reports of previous or recent environmental investigations regarding the potential for site contamination issues at the PRI Project Site. Because we did not conduct or review such environmental reports, we can offer no opinion with respect to potential site contamination at the PRI Project Site or potential future remediation costs should contamination be found.

                  As of February 1999, the PRI Project was not listed on United States Environmental Protection Agency's ("USEPA's") National Priorities List of Superfund Sites or USEPA's Comprehensive Environmental Response Compensation Liability Information System ("CERCLIS") List.

                  Visual inspections during our PRI Project Site visit of January 28, 1999 indicated that the PRI Operator is following "good housekeeping" procedures. We did not observe any unusual stained or soiled areas and the PRI Operator maintains spill cleanup kits at various locations on the PRI Project Site. The transformers, acid, and caustic tanks all have adequate secondary containment.

                  We are not aware of any groundwater or soil contamination. The PRI Operator stated that there are no soil or groundwater monitoring requirements for the PRI Project Site, however, Fina has installed, monitors and operates a number of groundwater monitoring wells in the area. There are two groundwater monitoring wells near the PRI Project Site close to the north and south leased boundaries.

         DESCRIPTION OF THE PROJECT

                MECHANICAL EQUIPMENT AND SYSTEMS

                The PRI Project utilizes two GE Frame 7EA CTGs firing natural gas, steam injection to control NOx emissions and a blend of refinery off gas produced by Fina. The generator is totally enclosed water air-cooled. The CTGs are capable of firing jet "A" liquid fuel. The CTGs are supplied by GE with auxiliary equipment required for an indoor installation.

                Each CTG exhausts to a dedicated Deltak two-pressure level HRSG. Each HRSG incorporates a Coen natural gas-fired duct burner to supplement steam production during hot ambient temperatures or when one CTG is shut down. The PRI Project delivers up to 150,000 pounds per hour ("pph") of steam at 650 pounds per square inch, absolute ("psia") and 770(degree)F to Fina. No steam condensate is returned by Fina to the PRI Project. TrEated water is returned for cooling tower makeup.

                  The Hitachi-supplied STG is an induction/extraction condensing unit capable of generating 75,000 kilowatts ("kW") at a throttle pressure of 1,200 pounds per square inch-gauge ("psig") and 940(Degree)F. The STG exhaust steam is condensed in a water-cooled condenser located under the steam turbine. Cooling water is provided by a three-cell induced draft cooling tower, and three 50 percent capacity circulating water pumps.

                  ENVIRONMENTAL CONTROL SYSTEMS

                  Steam injection is utilized in the CTGs to limit NOx emissions to the permitted levels. No other emissions reduction equipment is utilized or required.

                  The PRI Project wastewater, including boiler and cooling tower blowdown, demineralizer wastes, and water recovered from the oily water separation system, discharges to the west holding pond before being injected into one of two underground formations with deepwell injection pumps. Non-contaminated stormwater and reverse osmosis reject discharges to the east holding pond for use as cooling tower makeup. Facility floor drains discharge to oil/water separators and then to the west holding pond. PRI signed a water transfer agreement with the Sid Richardson, Ltd. carbon plant dated April 28, 1997 (the "PRI Water Transfer Agreement") to take a specified amount of wastewater from the PRI Project. This water is rarely supplied and when it is supplied, the water flows into the east holding pond which is used for cooling tower makeup. The PRI Water Transfer Agreement expires in April 2007.

                  ELECTRICAL AND CONTROL SYSTEMS

                  The electrical interface with the electric transmission grid is at the substation located on the PRI Project Site. The generator outputs are stepped up by 138 kV via step-up transformers located near the generators and the 138 kV transformers are connected to a 345 kV switchyard located on the PRI Project Site switchyard. The PRI Project output is connected to the TUEC system on the high side of the 345 kV transformers.

                  The PRI Project has two diesel generators, one rated 1,350 kW for "black start" capability, connected to the 4,160 volt switchgear and a smaller maintenance generator connected to the 480 volt motor control center. The 480 volt generator is used for emergency backup and startup. Jet "A" fuel for the diesels is obtained from Fina.

                  The instrumentation and control system is a Foxboro Spectrum Multistation distributed control system ("DCS") and is budgeted for replacement with the Foxboro IA system beginning in April 1999 with completion scheduled in October 1999. The existing Hitachi, HISEC 04-M dual processing unit, steam turbine control system will be replaced and integrated into the new Foxboro IA system. The CTGs are controlled by GE Mark IV speedtronic control systems. Water Plant controls are Modicon programmable logic controllers ("PLCs"), which are micoprocessor based with math functions.

                                   Figure B-1
                                  PRI PROJECT
                                   SITE PLAN


            [GRAPHIC SHOWING SITE PLAN OF THE PRI PROJECT OMITTED]

                  Every organization in the country is faced with a potential problem on January 1, 2000, when the calendars on the millions of computers and microprocessors in the country change from the year 99 to 00 and certain other dates (for example, but not limited to, Leap Year and 9/9/99)(the "Y2K Issue"). The Y2K Issue occurs when computers or processors which use two-digit years misinterpret the year 2000 to be "00," zero, 1900, or some other erroneous date. The Y2K Issue has the potential to impact organizations like those of the Natural Gas Projects in several different ways. First, it could impact the instruments and controls within the major operating facilities such as the Natural Gas Projects. Although the Y2K Issue has received considerable publicity as it relates to computer information systems such as billing and financial systems, the problems regarding process control or embedded systems in operational equipment have received limited attention. This includes instrument and control systems for power plants and SCADA systems for substation, transmission and distribution facilities. The potential problems with these operational facilities are significant as is the effort required to identify and correct the problems.

                  Evaluation of the actual status of the Natural Gas Projects, as well as other entities with whom the Natural Gas Projects have business or operational relations, relative to the Y2K Issue is beyond the scope of this Report. We have not conducted any independent evaluation or on-site testing of the aforesaid entities in any way to independently ascertain the actual hardware and software status. We caution that it is entirely possible that presently unknown conditions could arise, which lead to significant operational and/or administrative problems, and that these problems could have an adverse impact on the Natural Gas Projects.

                  Additionally, the Y2K Issue has the potential to affect organizations other than those of the Natural Gas Projects, the continued performance of which is also critical to continued operation of the Natural Gas Projects. These other organizations may be located either up or downstream of the Natural Gas Projects in the production or transmission of electrical power.

                  The PRI Operator stated that that it believes that the Y2K deficiencies with the plant DCS system will be resolved with the installation of the new Foxboro IA control system. The PRI Operator has prepared a "Year 2000 Contingency Planning and Preparations Guide" Draft Version 2.0 dated January 7, 1998, and plans to use this document to make and implement their preparations for all other Y2K issues at the PRI Project.
This plan calls for complete implementation by July 31, 1999.

                  OFF-SITE REQUIREMENTS

                  Makeup water for the PRI Project is supplied from two local lakes under a contract with the Colorado River Municipal Water District which expires on September 30, 2003. Water from the lakes is clarified on site and filtered before being utilized by the plant demineralized water equipment and cooling tower makeup. Potable water for plant general use is supplied by Fina as part of the site lease agreement, however the plant utilizes bottled water for drinking water. A septic tank located near the warehouse handles the PRI Project sanitary waste.

                  The 345 kV electric transmission lines extend approximately 7 miles from the PRI Project Site to the TUEC transmission system.

                  Natural gas is obtained from FSGC, a wholly owned subsidiary of CE Generation, via pipeline into the PRI Project Site. Refinery gas is obtained from the Fina refinery adjacent to the PRI Project Site. Jet "A" fuel is obtained from Fina.

                  Based on C.C. Pace's review of the PRI Gas Supply Agreement, the FSGC Gas Transportation Contracts, the Louis Dreyfus Gas Contract, the PRI Refinery Gas Contract, C.C. Pace's fuel cost projections, and our estimate of the fuel requirements of the PRI Project, we are of the opinion that the PRI Project possesses sufficient contract or spot natural gas commodity supplies to meet the requirements of the PRI PPA and that its contracted natural gas transportation capacity is adequate to deliver the natural gas supply requirements over the term of the PRI PPA.

         REVIEW OF TECHNOLOGY

                  The GE Frame 7EA is proven technology and in general has exhibited the qualities of a reliable mature gas turbine technology.

                  GE has issued Technical Information Letters ("TILs") with recommendations for the 17-stage compressor for the CTG. The PRI Project implemented the GE-recommended 17th stage compressor revisions prior to any failure at the PRI Project and, according to the PRI Operator, has kept up to date with TILs issued by GE.

                  In June 1998 CTG No. 1 experienced a field failure. The failure was caused by thermal expansion and contraction of the generator rotor bars which obstructed the cooling holes resulting in inadequate cooling. The generator rotor failure was repaired, however, according to the PRI Operator, GE has not issued a TIL to address the cause of this failure.

                  During the June 1998 generator repair, the PRI Project decided to proceed with the latest turbine up-rate for unit No. 1, which increased the turbine firing temperature from 2,020(degree)F to 2,035(degree)F. The plant made the decision to up-rate the turbine to decrease the use of the HRSG duct burner during peak periods, thus achieving fuel savings due to improved over all plant heat rate. CTG No. 2 is to be up-rated to the new firing temperature during the outage scheduled in October 1999.

                  Based on our review, we are of the opinion that the PRI Project utilizes sound technology and proven methods of electric and thermal generation and has generally been designed and constructed in accordance with generally accepted industry practices. If operated and maintained consistent with generally accepted industry practices, the PRI Project should be capable of meeting the requirements of the PRI PPA, the PRI Steam Sales Agreement and current environmental permits throughout the term of the PRI PPA. Further, the PRI Project has adequately provided for all off-site requirements, including fuel, water supply, wastewater disposal and electrical interconnections.

         RELIABILITY AND AVAILABILITY

                  Based on historical performance, review of O&M procedures and general observation of the PRI Project, we are of the opinion that the PRI Project is capable of maintaining an annual average availability, inclusive of curtailed hours, of 92 percent throughout the term of the PRI PPA. This availability includes the average annual "backdown", or curtailment, hours since the PRI Project must be available to run during all curtailment periods. The average capacity factor, which reflects the actual amount of generation, has been assumed to be 80 percent for the purposes of the Projected Operating Results, based on the allowed amount of curtailment. The stipulated annual average capacity factor is the projected average over the term of the PRI PPA. There may be years when the capacity factor is either above or below the projected annual average.

         STATUS OF PERMITS AND APPROVALS

                  All of the major permits and approvals required to operate the PRI Project have been obtained. With respect to its Operating Permit, a new requirement under Title V of the Clean Air Act, has been applied for with the Texas Natural Resources Conservation Commission ("TNRCC"). While most of the permits required for operation must be renewed periodically, we know of no technical reason that such renewals would not be obtainable. Table 1 summarizes the status of the major permits and approvals issued for the PRI Project.

                                     TABLE 1
                                   PRI PROJECT
                       STATUS OF KEY PERMITS AND APPROVALS

        PERMIT OR APPROVAL           RESPONSIBLE AGENCY        STATUS                     COMMENTS
        ------------------           ------------------        ------                     --------
FEDERAL
QF Status                            FERC                   In compliance             Noticed 12/29/88

Prevention of Significant            USEPA                  Approved October 14,      The PRI Project submitted an
Deterioration ("PSD") Permit                                1986                      application for amendments to
                                                                                      the Air Quality Permit and the
                                                                                      PSD Permit to the TNRCC on
                                                                                      October 8, 1998
NPDES Storm Water Permit             USEPA                  Approved 11/17/97

STATE

Air Quality Permit                   TNRCC                  Approved September 29,    Permit No. 17411
                                                            1986

Federal Operating Permit             TNRCC
                                                            Permit Application
                                                            Approval Pending

Underground Injection Permits        TNRCC                  Approved 08/29/89         Permit No. WDW-280
                                                            Amended  06/23/95         Permit No. WDW-281
                                                            Expires:  08/29/99

Solid Waste Registration             TNRCC                  Expires: 11/17/02

OPERATING HISTORY

         PERFORMANCE HISTORY

                  The PRI Project's historical operating results have been compiled from data reports provided by the PRI Operator. The PRI Project has been in full commercial operation since June 1988 and has been operating at an average availability of 92.3 percent since full commercial operation. The PRI Project originally operated for a few months in simple-cycle mode until the HRSGs, steam turbine and other ancillary components were installed for full combined-cycle operation. The operating history since commercial operation is summarized in Table 2. Availability shown in Table 2 is defined as the sum of the total energy delivered to TUEC plus curtailment energy credited by TUEC divided by the product of the demonstrated capacity of 200 MW times the number of hours in a year.
                                     TABLE 2
                          PRI PROJECT OPERATING HISTORY

                     PRI PPA                               FUEL       STEAM SALES    AVAILABILITY(1)      CAPACITY
     YEAR         CAPACITY (MW)        NET MWh          (MMBtu)          (Mlb)             (%)           FACTOR (%)
     ----         -------------        -------          -------         -------          -------         ----------
     1998              200             1,341,719       12,469,848        716,224           93.7             82.3
     1997              200             1,305,333       12,396,779        944,902           91.2             79.7
     1996              200             1,286,959       12,208,578        753,783           88.7             77.0
     1995              200             1,406,121       13,396,194        847,122           97.4             85.9
     1994              200             1,292,641       12,312,121        780,237           91.0             79.5


(1) The source of the data and calculations in the above table was the TUEC and PRI monthly reports and the Fina invoices for refinery fuel and steam sales.

                  Based upon the operating history of the PRI Project and with an allowance for future degradation, we are of the opinion that, for the purpose of developing the Projected Operating Results, the PRI Project is capable of delivering net electrical capability of 200 MW at an annual average heat rate of approximately 9,500 Btu per kWh on a higher heating value ("HHV") basis and an availability, inclusive of curtailed hours, of 92 percent for the term of the PRI PPA.

         OPERATING PROGRAMS AND PROCEDURES

                  We have reviewed with the PRI Operator the various operations and maintenance programs and procedures, training programs and performance monitoring systems. We did not review all aspects of these plans and procedures. However, we verified that the PRI Operator had in place all of the usual and necessary plans, procedures and documentation normally required to operate facilities of this type.

                  The PRI Operator has implemented computer-based maintenance management systems at the PRI Project which schedule and track regularly scheduled preventive maintenance activities. The PRI Operator reported that equipment vendor maintenance recommendations were followed when setting up the maintenance management systems. These systems are also used to track corrective and emergency work orders and to keep equipment-specific records of maintenance activities, parts use, and labor requirements. All but minor maintenance on the CTGs is subcontracted to GE. The PRI Operator utilizes the computer software program Mainsaver(R) to assist it in its preventive and corrective maintenance programs.

                  We did not review in detail the operations and maintenance procedures for major equipment and systems. However, the plant does have in place operating and procedural manuals.

                  Spare parts are stored in both the in-plant warehouse area and a separate yard warehouse. Items stored on the PRI Project Site are those items requiring climatized storage. Items stored in the warehouse adjacent to the PRI Project Site are items not requiring climatized storage and large bulky items. Items are referenced by computer storage number in accordance with the software program Mainsaver(R).

                  The PRI Operator's training programs provide an initial two-year employee training, however, refresher training is not currently provided.

                  We have reviewed the organizational structure for the operation and maintenance for the PRI Project. There is a total of 24 operation and maintenance personnel.

         REGULATORY COMPLIANCE

                  The PRI Project is subject to various permits and approvals issued by the TNRCC, USEPA, FERC. These permits and approvals establish design criteria, performance standards, monitoring, recordkeeping and reporting requirements for the CTGs, HRSGs, and ancillary equipment at the PRI Project.

                  Although we did not conduct a detailed environmental audit, the following describes our understanding of the status of the PRI Project with respect to requirements set forth in its permits and approvals, pending regulations, and applicable environmental management laws and regulations based on review of documents provided for our on-site review and discussions with the PRI Operator. Based on our review, we are of the opinion, the PRI Project appears to be operating in general compliance with applicable environmental permits, approvals, laws, rules and regulations.

                  AIR QUALITY PERMITS

                  Before initiating construction on the PRI Project, PRI obtained an Air Quality Permit from the TNRCC and a PSD Permit from the USEPA. These permits specify design criteria, emission limitations and compliance monitoring requirements for the CTGs, HRSGs, and emergency diesel generators.

                  On October 8, 1998, the PRI Project submitted an application for amendments to the Air Quality and PSD permits previously approved by the TNRCC. The amendments were necessitated as a result of the CTG up-rate which increased the output and firing temperature on CTG No. 1. As a result, the PRI Project must amend the previously approved permits to reflect the attendant increase in potential emissions. The increase in potential emissions, however, will not constitute a major modification under the PSD Rules.

                  Based on the initial stack tests, the CTGs and HRSGs comply with the emission limitations specified in the Air Quality and PSD Permits. The last four quarterly reports submitted for the CTGs also demonstrated general compliance with the operating criteria specified in the permits.

                  FEDERAL OPERATING PERMIT

                  The PRI Project submitted an administratively complete application for a Federal Operating Permit to the TNRCC by the deadline specified in 30 TAC ss.122.130. The permit application cites the emission limitations and monitoring, recordkeeping and reporting requirements stipulated in the previously approved Air Quality and PSD Permits. If the application is approved as submitted to the TNRCC, no new requirements will be imposed on the CTGs, HRSGs, or emergency diesel generators in the Federal Operating Permit.

                  NEW SOURCE PERFORMANCE STANDARDS

                  Because the CTGs and HRSG duct burners have maximum heat input greater than 100 MMBtu per hour ("MMBtu/hr"), they are subject to the New Source Performance Standards ("NSPS") for Stationary Gas Turbines (40 CFR, Subpart GG) and Industrial Steam Generating Units (40 CFR, Subpart Db). Immediately after startup, the PRI Project was required to conduct stack test to demonstrate compliance with the NSPS. The PRI Project is also required to continuously record the electrical generation, fuel consumption, and steam-to-fuel ratio in each CTG and to report excess emissions from the CTGs quarterly to the USEPA.

                  Based on the initial stack tests, the CTGs and HRSGs were shown to readily comply with the emission limitations specified in the applicable NSPS. The last four quarterly reports submitted for the gas turbines also demonstrated general compliance with the applicable standards.

                  UNDERGROUND INJECTION PERMITS

                  The PRI Project disposes of industrial wastewater, including regenerative wastes and cooling tower blowdown, in two injection wells located near the PRI Project Site. The TNRCC issued the original permits to conduct Class I underground injection for the two disposal wells on August 29, 1989. The PRI Project applied for amended permits before expiration of the original permits on August 29, 1994. The amended permits were issued on January 3, 1995 and will expire on August 29, 1999.

                  HAZARDOUS AND SOLID WASTE REGISTRATION

                  In accordance with 30 TAC 331, the PRI Project reports and, as necessary, updates solid waste generation at the PRI Project on Notice of Registration ("NOR") Forms submitted to the TNRCC. An annual report documenting the generation, transportation, disposal and recycling of both hazardous and Class I non-hazardous waste is also filed with the TNRCC. Based on the annual waste summary, a waste generation fee is assessed on the waste stored on site or disposed of off site at the end of each reporting year by the TNRCC. Waste that is recycled is exempt from the waste generation fee.

                  STORMWATER PERMIT

                  The PRI Project previously operated under an NPDES baseline general permit for stormwater discharges associated with industrial activities issued by the USEPA on September 25, 1992. Before expiration of the NPDES baseline general permit on September 25, 1997, the PRI Project submitted a Notice of Intent ("NOI") for coverage under the NPDES multi-sector general permit associated with industrial activities to the USEPA. The USEPA subsequently issued a notice of coverage under the NPDES multi-sector general permit to the PRI Project on November 17, 1997.

                  QF STATUS

                  The PRI Project is required by the PRI PPA to be a QF. On December 29, 1988, the PRI Project filed a notice with FERC of the qualifying status as a cogeneration facility for the PRI Project. Actual average Operating Standards and Efficiency Standards required for a QF, as provided by the PRI Operator, are listed in Table 3.

                                     TABLE 3
                            PRI PROJECT QF STATISTICS

                       OPERATING            EFFICIENCY
   YEAR               STANDARD (%)         STANDARD (%)
   ----               ------------         ------------
   1998                  18.91                 49.22
   1997                  20.24                 43.95
   1996                  20.27                 48.74
   1995                  19.04                 49.05


PROJECTED OPERATING RESULTS

                  We have reviewed the historical operating information, estimates and projections of electrical generating capacity, steam generation capacity, fuel consumption, and operating costs of the PRI Project made available to us by CE Generation. On the basis of such data, we have prepared the Projected Operating Results. The Projected Operating Results are presented for each calendar year beginning January 1, 1999, representing the beginning of the quarterly distributions which will be available to CE Generation, through September 30, 2003, the expiration date of the PRI PPA. Revenues for the PRI Project are derived primarily from the sale of electricity to TUEC and steam to Fina. Expenses consist of the cost of fuel, including transportation, as estimated by C.C. Pace, and operating and maintenance expenses, based on the information provided by CE Generation, and existing senior debt service, as provided by CE Generation. Projected sources of revenues and expenses have been set for the PRI Project in the Projected Operating Results presented in Exhibit B-1. The Projected Operating Results are based on current contractual commitments as described herein and have been prepared using assumptions and considerations set forth in this Report and in the footnotes to Exhibit B-1.

         ANNUAL OPERATING REVENUES

                  REVENUES FROM THE SALE OF ELECTRICITY

                  The PRI PPA with TUEC expires September 30, 2003. TUEC is required to purchase all of the output from the PRI Project up to 200 MW per hour except when they elect to curtail the PRI Project down to a minimum of 79 MW. In any 12 consecutive months, the aggregate amount of all curtailments cannot be of such magnitude as to jeopardize the PRI Project's QF status. TUEC history of curtailments has not exceeded 300,000 MWh for any 12-month period.

                  The PRI PPA specifies pricing for capacity and energy delivered to TUEC. The capacity payment is based on a firm capacity of 200 MW with an annual capacity factor greater than 65 percent. If the annual capacity factor falls below 65 percent, the capacity payment is zero. In addition, capacity billing adjustments can occur if the peak month capacity factor is less than 75 percent or if the peak period capacity factor is less than 82 percent. For the purposes of the Projected Operating Results, we have assumed that the PRI Project will achieve a peak period capacity factor such that no adjustments to the capacity payments will be made. Based on the maximum level of curtailment allowed under the PRI PPA, for the purposes of the Projected Operating Results, we have assumed an annual average capacity factor of 80 percent over the term of the PRI PPA.

                  The PRI PPA specifies energy rates for energy produced under a
72.5 percent capacity factor. When the PRI Project has a monthly capacity factor at or above 72.5 percent, the energy rate is equal to 99 percent of TUEC's Weighted Average Cost of Gas ("WACOG"). The WACOG is determined using a heat rate of

10,300 Btu per kWh and TUEC's average cost of gas for the applicable month, which has been estimated by C.C. Pace. The capacity and energy pricing for energy produced under a 72.5 percent capacity factor pursuant to the PRI PPA are presented in Table 4.

                                     TABLE 4
                       PRI PPA CAPACITY AND ENERGY PRICES

                                CAPACITY PRICE     ENERGY PRICE
                   YEAR           ($/KW-MO)           ($/MWH)
                   ----         --------------     ------------
                   1999             $16.24             $31.70
                   2000              16.81              32.80
                   2001              17.40              34.00
                   2002              18.00              35.20
                   2003              18.63              36.40


                  REVENUE FROM THE SALE OF STEAM

                  The PRI Project has entered into the PRI Steam Sales Agreement for the sale of steam to Fina expiring September 30, 2003. The volume of steam Fina is required to purchase must be sufficient to allow the PRI Project to maintain its QF status under PURPA. The steam capacity available to Fina is between 51,000 pph and 115,000 pph. The minimum capacity Fina is required to purchase is 440,000 Mlb of steam annually. For the purposes of the Projected Operating Results, we have assumed that Fina will purchase 830,000 Mlb of steam per year, as estimated by CE Generation. Under the terms of the PRI Steam Sales Agreement, the price of steam is equal to $2.45 in 1991 dollars, escalating at a rate of 2.0 percent each June 1 beginning June 1, 1992.

                  INTEREST INCOME

                  We have included interest income on the senior debt service reserve and major maintenance reserve funds required under the Restated Term Loan Agreement dated December 30, 1988. CE Generation reports that the debt service reserve fund requirement is currently funded at $5,917,000 and is required to be maintained at a level equal to the next quarter's debt service payment. The major maintenance reserve fund has a minimum requirement, which we have assumed, of $1,000,000. CE Generation has estimated interest income on these reserve funds at a rate of 5.5 percent per year. The debt service reserve fund is assumed to be distributed to CE Generation upon the final payment of the term loan.

         ANNUAL OPERATING EXPENSES

                  FUEL COSTS

                  The PRI Refinery Gas Contract obligates the purchase of an average of 3,600 MMBtu/day of refinery gas. The PRI Refinery Gas Contract terminates on September 30, 2003 with the provision that it can be extended for a period of two years. For the purposes of the Projected Operating Results, we have assumed that the PRI Project will use approximately 1,051,000 MMBtu year. Under the terms of the PRI Refinery Gas Contract, the price of refinery gas is equal to $2.20 per MMBtu in 1987 dollars and escalates each January 1 at a rate of 2 percent annually.

                  Natural gas is delivered to the PRI Project pursuant to the PRI Gas Supply Agreement with FSGC. FSGC provides gas through a separate contract with Louis Dreyfus, which expires October 1, 2003. The contractual rates under the Louis Dreyfus Gas Contract are fixed at $2.81 per MMBtu, which escalates by 3 percent per year each June 1 beginning June 1, 1997. Portions of the gas supplied under the Louis Dreyfus Gas Contract are priced on a spot basis. For the purpose of the Projected Operating Results, we have assumed a spot price of gas to the PRI Project as estimated by C.C. Pace. An annual reservation fee of $547,500, which is escalated at 3 percent per year starting in July 1, 1996, is also applied.

                  Under the PRI Gas Supply Agreement, the PRI Project pays $0.075 per MMBtu in transportation charges. For deliveries above 25,000 MMBtu/day, an additional $0.06 per MMBtu is charged.

                  OPERATION AND MAINTENANCE EXPENSES

                  The PRI Project is operated by FPOC, a wholly-owned subsidiary of CE Generation, (the "PRI Operator") in accordance with the PRI O&M Agreement, which expires January 2004. The PRI Operator is reimbursed for direct costs for operations and maintenance and receives payment for an operator fee, management fee, operator's incentive fee, and any applicable sales or use tax. Pursuant to the PRI O&M Agreement, the annual PRI Operator's fee is $660,000 in 1989 dollars and escalates each January 1 at a rate of 3.5 percent and the annual management fee is fixed at $240,000. The PRI Operator's incentive fee is equal to 1.125 percent of gross revenue if the PRI Project operates at an annual capacity factor in excess of 82 percent. Base on the assumed capacity factor of 80 percent in the Projected Operating Results, the PRI Operator would not receive an incentive fee.

         SENIOR DEBT SERVICE

                  Based on information provided by CE Generation, we have included a senior debt service payment based on the term loan principal amount of $90,529,000 as of January 1, 1999 and an interest rate of 10.385 percent per year in 1999 and 2000 and 10.635 percent per year from 2001 through 2003. The remaining balance of the term loan is payable in quarterly installments and matures on December 31, 2003.

         DISTRIBUTIONS TO CE GENERATION

                  CE Generation indirectly owns 100 percent of the PRI Project and therefore it has been assumed that 100 percent of the cash available for distributions will be available to CE Generation.


                                 SARANAC PROJECT

                  The Saranac Project is a nominal 240 MW combined-cycle cogeneration facility which commenced commercial operation in June 1994. The Saranac Project sells electric energy and capacity to NYSEG pursuant to the Saranac PPA while selling process steam to Georgia-Pacific and Tenneco.

                  The Saranac Project consists of two natural gas-fired GE Frame 7EA CTGs exhausting to separate HRSGs. The HRSGs produce HP steam which is directed to a single STG for additional power generation, IP steam as process steam and STG admission, and LP steam for use in the integral HRSG deaerators. Duct firing of the HRSGs is provided to generate additional steam. Propane is stored on site for use when natural gas is unavailable.

PROJECT OPERATOR

                  The Saranac Project is operated under the Saranac O&M Agreement by FPOC (the "Saranac Operator"). The Saranac Operator commenced operation and maintenance of its first combined-cycle cogeneration facility in 1987.

THE PROJECT

         THE PROJECT SITE

                  The Saranac Project is located in the Town of Plattsburgh, New York near the existing Georgia-Pacific tissue plant and adjacent to the D&H railroad (the "Saranac Project Site") (see Figure B-2, Saranac Project Site
Plan). The general area is industrial in nature with Tenneco and Georgia-Pacific being the closest neighbors to the Saranac Project Site. The Saranac Project Site is easily accessible from highway I-87.

         ENVIRONMENTAL SITE CONDITIONS

                  We have not reviewed any reports of previous or recent environmental investigations regarding the potential for site contamination issues at the Saranac Project Site. Because we did not conduct or review such environmental reports, we can offer no opinion with respect to potential site contamination at the Saranac Project Site or potential future remediation costs should contamination be found.

                  As of February 1999, the Saranac Project was not listed on USEPA's National Priorities List of Superfund Sites or USEPA's CERCLIS List. The Saranac Project is not listed on the Inactive Hazardous Waste Disposal Sites list, dated April 1998, published by NYSDEC.

                  The Saranac Operator reported that there have been three relatively minor reportable spills over the last three years of operation. As required, NYSDEC was notified in all cases and the Saranac Operator took appropriate remedial action. NYSDEC has not required any further action.

                  Visual inspections during our Saranac Project Site visit of February 4, 1999 indicated that the Saranac Operator is following "good housekeeping" procedures. We did not observe any unusual stained or soiled areas and the Saranac Operator maintains spill cleanup kits at various locations on the Saranac Project Site. The transformers, acid, caustic and ammonia storage tanks all have adequate secondary containment.

                  We are not aware of any potential groundwater or soil contamination. The Saranac Operator stated that there are no soil or groundwater monitoring requirements for the Saranac Project Site.

         DESCRIPTION OF THE PROJECT

                  MECHANICAL EQUIPMENT AND SYSTEMS

                  The Saranac Project utilizes two dry low NOx ("DLN") GE Frame 7EA CTGs firing natural gas with a hydrogen-cooled generator. The CTGs are supplied by GE with auxiliary equipment required for an indoor installation.

                  Each CTG exhausts to a dedicated Deltak three pressure level HRSG with an integral deaerator and feedwater heater. Each HRSG incorporates a natural gas fired duct burner to supplement steam production. The Saranac Project delivers up to 144,000 pph of steam at 250 psia and 450(degree)F to Georgia-Pacific.

                  The GE-supplied STG is a single automatic extraction condensing unit with a controlled automatic induction/extraction, capable of generating 77,614 kW at an inlet steam flow rate of 549,400 pph of 1,265 psia and 925(Degree)F steam and a back pressure of 2 inches of mercury ("in. HgA").

                  The STG exhaust steam is condensed in an air-cooled condenser located to the north of the main facility building. A 3,000 psi water wash system has been added for once-a-year high pressure spray type washing to clear springtime poplar seed strings and other airborne fouling items.

                  The A frame, all galvanized fin and tube air-cooled condenser is manufactured by GEA Power Cooling Systems, Inc. The air-cooled condenser package includes required air removal equipment (two 100 percent redundant steam jet air ejectors and one hogging ejector), fans with two speed motor drives, a condenser support structure, a condensate collection tank, an exhaust duct, certain piping and controls.

                  ENVIRONMENTAL CONTROL SYSTEMS

                  A DLN combustor system is utilized in the CTGs to limit NOx emissions. A selective catalytic reduction ("SCR") and a CO catalyst are installed in the HRSG to meet the air permit emission limits. SCR controls the NOx emissions from the CTGs and the duct burners to below 9 parts per million ("ppm"). The production of CO is controlled by the use of a CO catalyst.

                  The Saranac Project wastewater, including boiler and cooling tower blowdown, discharges to the Town of Plattsburgh wastewater treatment facility after on-site pretreatment as required, which consists of automatic pH adjustment. Stormwater discharges to a swale running alongside the Saranac Project Site and subsequently to Scomotion Creek.

                  Facility floor drains discharge to oil/water separators and then to the Town of Plattsburgh sanitary system. Drains in the acid/caustic tank area flow to a neutralization tank prior to discharge to the oil/water separators and to the town of Plattsburgh sanitary system.

                  ELECTRICAL AND CONTROL SYSTEMS

                  The electrical interface with the electric transmission grid is at the substation located approximately two miles from the Saranac Project Site. The connecting 115 kV underground cable is run in a connected duct and the SF-6 breakers are inspected every time the unit is down for a maintenance outage.

                  The Saranac Project has two 1,500 kW gas-fired standby generators, one in the main powerhouse and one in the auxiliary boiler building. There is also a 1,500 kW No. 2 oil-fired emergency diesel generator. These generators are capable of black-starting the Saranac Project. An additional 400 kW No. 2 oil-fired generator is available for emergency lighting and other emergency/maintenance requirements.

                  The instrumentation and control system is a Foxboro DCS and provides for custom graphics, system diagnostics, historical trending and report generation. Redundant multi-loop and microprocessors are provided for process protection, control and monitoring.

                  We have reviewed the Y2K Issue with the Saranac Operator. The Saranac Operator reports that its Y2K compliance review is approximately 80 percent complete. The balance of the review is scheduled for completion by late March 1999. For a description of the Y2K Issue and the scope of our review relative to the Y2K Issue, please refer to the corresponding subsection of the PRI Project section of this Report.

                  OFF-SITE REQUIREMENTS

                  The Saranac Project utilizes the Town of Plattsburgh water supply and wastewater disposal systems. Both process and sanitary wastewater discharge to the Town of Plattsburgh sewer system.

                  The 115 kV electric transmission lines extend from the Saranac Project Site to the NYSEG Northend substation. One 115 kV transmission line continues on to the NYPA Plattsburgh substation and the other continues on to the proposed NYSEG Ashley Road substation.

                  The gas pipeline route is 22 miles long and extends from the Canadian border near the town of Chazy, where the line pressure is approximately 1,000 psi, to the Saranac Project Site. The route generally parallels highway I-87; however, only a small portion directly abuts the right-of-way of I-87.


                  Based on C.C. Pace's review of the Saranac Gas Supply Agreement, the Saranac Gas Transportation Contracts, C.C. Pace's fuel cost projections, and our estimate of the fuel requirements of the Saranac Project, we are of the opinion that the Saranac Project possesses sufficient firm contract natural gas commodity supplies to meet the requirements of the Saranac PPA and that its contracted firm natural gas transportation capacity is adequate to deliver the natural gas supply requirements over the term of the Saranac PPA.

                                   FIGURE B-2
                                SARANAC PROJECT
                                   SITE PLAN



           [Graphic Showing Site Plan of the Saranac Project Omitted]

         REVIEW OF TECHNOLOGY

                  While the operating experience of the GE Frame 7EA CTG is extensive, it has experienced some problems recently at facilities similar to the Saranac Project. These problems have been addressed at the Saranac Project and solutions have been incorporated as follows:

o The GE Frame 7EA electric generators have been found to have out-of-phase vibration which over time has caused fatigue failure at certain stress points within the generator. The Saranac Project's electric generators Nos. 1 and 2 have been upgraded by GE and this problem has not occurred.

o An apparent manufacturing defect has been found in certain electric generators regarding an inadequate number of side ripple springs. The insufficient number of ripple springs could lead over time to the degradation of the electric generator insulation and cause generator bar stator default. The Saranac Project's electric generators have had the generator wedges reglazed and this problem is not expected to occur.

o The combustion turbines 17th stage compressor vanes failed and caused limited compressor and combustor damage in previous units of this generation. GE corrected this situation with an upgrade and the problem is not expected to occur at the Saranac Project.

o Risk of potential damage to first stage compressor blades due to icing. Potential icing conditions are understood and watched for by the Saranac Operator. An air inlet icing situation has not been reported to have occurred at the Saranac Project.

                  Based on our review, we are of the opinion that the Saranac Project utilizes sound technology and proven methods of electric and thermal generation and has generally been designed and constructed in accordance with generally accepted industry practices. If operated and maintained consistently with generally accepted industry practices, the Saranac Project should be capable of meeting the requirements of the Saranac PPA, the Georgia-Pacific Steam Sales Agreement, the Tenneco Steam Sales Agreement, and current environmental permits throughout the term of the Saranac PPA. Further, the Saranac Project has adequately provided for all off-site requirements, including fuel, water supply, wastewater disposal and electrical interconnections.

         RELIABILITY AND AVAILABILITY

                  Based on historical performance, review of O&M practices and procedures and general observation of the Saranac Project, we are of the opinion that the Saranac Project is capable of maintaining an annual average availability of 94 percent. The stipulated annual average capacity factor is the projected average over the term of the Saranac PPA. There will be years when the availability is either above or below the projected annual average.

         STATUS OF PERMITS AND APPROVALS

                  All of the major permits and approvals required to operate the Saranac Project have been obtained. While most of the permits required for operation must be renewed periodically, we know of no technical reason that such renewals would not be obtainable.

                  A draft Title V Operating Permit was issued by NYSDEC on January 15, 1999. After the 30-day public comment period, the NYSDEC has another 45 days to comment and, assuming no problems arise, issue a final permit. The draft permit does not contain any new or more restrictive conditions or limitations, and essentially duplicates the conditions and limitations found in the PSD Permit Modification dated October 6, 1998, as described later herein.

                  A list of key permits and approvals required for operation, and a summary of their status, is provided in Table 5. This represents our understanding based on our Saranac Project Site visit, discussions with the Saranac Operator, and a brief review of selected documents.

                                     TABLE 5
                                 SARANAC PROJECT
                       STATUS OF KEY PERMITS AND APPROVALS


        PERMIT OR APPROVAL           RESPONSIBLE AGENCY              STATUS                    COMMENTS
        ------------------           ------------------              ------                    --------
FEDERAL

QF Status                            FERC                   In compliance                 Refer to text

Wetlands Permit                      U.S. Corps of          Obtained prior to             Compensatory wetlands
                                     Engineers (joint       construction                  monitoring has been
                                     with NYSDEC)                                         completed
STATE

Air Quality Certificate to Operate   NYSDEC                 Issued: December 20, 1994
                                                            Expires: December 20, 1999

Title V Operating Permit             NYSDEC                 Received draft permit         Currently in 30-day public
                                                            January 15, 1999              comment period

State Pollution Discharge            NYSDEC                 Issued: November 1, 1998      A general permit for
Elimination System ("SPDES")                                                              stormwater discharge

LOCAL

Wastewater Discharge Permit for      Town of Plattsburgh    Issued: November 1, 1996      Revised July 1, 1997
discharge to Town of Plattsburgh                            Expires: October 31, 2001     Requires weekly, monthly,
sewer system                                                                              quarterly monitoring and
                                                                                          reporting

OPERATING HISTORY

         PERFORMANCE HISTORY

                  The Saranac Project's historical operating results have been compiled from monthly operating reports provided by CE Generation. The Saranac Project has been in commercial operation since June 1994 and has been operating at an average availability of 94.9 percent since commercial operation. The operating history since commercial operation is summarized in Table 6.

                                     TABLE 6
                        SARANAC PROJECT OPERATING HISTORY

                                                        FUEL          STEAM SALES     AVAILABILITY       CAPACITY
    YEAR          AVERAGE MW         NET MWh           (MMBtu)           (Mlb)             (%)          FACTOR (%)
    ----          ----------         -------           -------          -------          -------        ----------
    1998             207            1,680,912        14,563,522         778,039           92.8             85.4
    1997             223            1,855,184        15,890,597         742,698           97.7             95.0
    1996             227            1,886,894        15,869,553         628,175           95.2             97.0
    1995             237            1,971,795        16,419,574         499,237           98.4             95.1
    1994             235              937,931         7,964,336         128,792           90.7             89.4


                  Based upon the operating history of the Saranac Project and with an allowance for future degradation, we are of the opinion that, for the purpose of developing the Projected Operating Results, the Saranac

Project is capable of delivering net electrical capability of 240 MW at an annual average heat rate of approximately 8,550 Btu per kWh (HHV) and an availability of 94 percent for the term of the Saranac PPA.

         OPERATING PROGRAMS AND PROCEDURES

                  We have reviewed with the Saranac Operator the various operations and maintenance programs and procedures, training programs and performance monitoring systems. We did not review all aspects of these plans and procedures. However, we verified that the Saranac Operator had in place all of the usual and necessary plans, procedures and documentation normally required to operate facilities of this type. Specific documents reviewed included: Standard Operating Guidelines, Technician Qualification Program, Plant Start-up/Shut-down Checklist, and Control Room Operator Qualification.

                  The Saranac Operator has implemented computer-based maintenance management systems at the Saranac Project which schedule and track regularly scheduled preventive maintenance activities. The Saranac Operator reported that equipment vendor maintenance recommendations were followed when setting up the maintenance management systems. These systems are also used to track corrective and emergency work orders and to keep equipment-specific records of maintenance activities, parts use, and labor requirements. All but minor maintenance is subcontracted to GE. The Saranac Operator utilizes the computer software program Mainsaver(R) to assist it in its preventive and corrective maintenance programs.

                  We reviewed operations and maintenance procedures for major equipment and systems. The procedures appeared complete and included drawings and vendor manuals as well as step-by-step operating instructions and maintenance schedules. Normal daily maintenance is performed by the Saranac Operator's on-site personnel.

                  Spare parts are stored in both the in-plant warehouse area and a separate yard warehouse. Items are stored by computer storage number in accordance with the software program Mainsaver(R). Larger items requiring a fork lift are stored in the yard warehouse, a five-level rack storage facility.

                  The Saranac Operator's training programs provide initial employee training as well as periodic training to maintain competency of the Saranac Operator's on-site personnel.

                  We have reviewed the organizational structure for the operation and maintenance for the Saranac Project. There is a total of 24 operation and maintenance personnel.

         REGULATORY COMPLIANCE

                  The Saranac Project must be operated in accordance with all applicable environmental permits, approvals, laws, rules and regulations. Although we did not conduct a detailed environmental audit, the following describes our understanding of the status of the Saranac Project with respect to requirements set forth in its permits and approvals, pending regulations, and applicable environmental management laws and regulations based on review of documents provided for our on-site review and discussions with NYSDEC. Based on our review, we are of the opinion that the Saranac Project appears to be operating in general compliance with applicable environmental permits, approvals, laws, rules and regulations with the exceptions noted below.

                  AIR PERMIT

                  Review of the last four quarterly summary reports for the Saranac Project indicates that it has demonstrated satisfactory compliance with permitted emission limits and that monitoring systems are being properly maintained.

                  Saranac performed emissions testing to demonstrate compliance with all applicable emissions requirements at low load operation. A PSD Permit Modification was issued by NYSDEC on October 6, 1998, which allows for gas turbine operation as low as 43 MW at 50(Degree)F, down from the original operating limit of 64.5 MW at 50(Degree)F. The draft Title V Operating Permit contains the same restrictions with respect to gas turbine operation to 50 percent load, defined as 43 MW at 50(Degree)F. Further, both the PSD Permit Modification and the draft Title V Operating Permit extend the allowable startup/shutdown time from 3 to 6 hours.

                  QF STATUS

                  The Saranac Project is required by the Saranac PPA to be a QF. Actual average Operating Standards and Efficiency Standards as provided by the Saranac Operator are listed in Table 7.


                                     TABLE 7
                          SARANAC PROJECT QF STATISTICS

                                   OPERATING             EFFICIENCY
             YEAR                 STANDARD (%)           STANDARD (%)
             ----                 ------------           ------------
             1998                    12.43                  46.72
             1997                    11.98                  46.92
             1996                     7.47                  46.77
             1995                     6.35                  47.63

                  NOx BUDGET RULE

                  As a further measure to bring all areas of the State of New York into compliance with the National Air Quality Standard for ozone, NYSDEC developed a NOx Budget Rule 6NYCRR27-3 that set up a NOx cap, allowance and trading system similar, on a state level, to the Federal SO2 allowance program under Title IV of the Clean Air Act Amendments of 1990. Each facility in operation by 1997 was allocated a certain number of allowances. If, in a given year's ozone season beginning in 1999, a facility emits more than its available allowances, it will have to purchase further allowances from other sources at market prices. If a facility emits less than its allowances, it may sell the excess allowances on the open market. The Saranac Project was allocated 177 tons per year of NOx allowance for the ozone season. Saranac submitted a plan to NYSDEC in December 1998 to modify their CEMS data acquisition system to support NOx trading. The Saranac Project is awaiting approval before implementing the modifications.

                  WASTEWATER AND STORMWATER DISCHARGE

                  Documents reviewed indicate that the Saranac Project has been operating in compliance with requirements of the wastewater and stormwater permits. As required under the wastewater discharge permit, the Saranac Operator submits weekly, monthly and quarterly reports to the Town of Plattsburgh. Review of these documents indicated they are comprehensive and demonstrate the Saranac Project's compliance with applicable limits. The Saranac Operator reports there have been no exceedances of wastewater limits during 1996, 1997, and 1998.

                  WETLANDS

                  The Saranac Project is required to monitor a wetlands mitigation area the size of 1.5 times the area of wetlands disturbed by the Saranac Project for 5 years after commercial operation. This monitoring was completed in November 1999.

                  GENERAL COMPLIANCE

                  Although we did not conduct a detailed environmental audit, the following observations are based on our review of related documentation and a Saranac Project Site visit and walkover conducted in February 1999. In general, the Saranac Project appeared to be using good housekeeping procedures and appropriate handling practices.

                  The Saranac Operator reported that a noise monitoring survey, performed in 1994, did not reveal any significant problems. Two public complaints during the summer of 1997 have been resolved. A nearby facility, and not the Saranac Project, was determined to be the source of excessive noise. According to the Saranac Operator, there have been no further noise complaints since then.

                  As required by the SPDES permit, the Saranac Operator maintains a Spill Prevention Countermeasure and Control ("SPCC") plan detailing spill cleanup procedures and appropriate plant personnel responsible for completing such procedures. CE Generation reported that the SPCC plan was completed on March 30, 1998.

                  We understand that the Saranac Project is classified as a "small quantity generator" of hazardous waste under the applicable regulations. The Saranac Operator maintains a log of all manifests for hazardous materials shipped from the Saranac Project Site. Review of these manifests indicates shipments consist primarily of oily rags, used oil, and cleanup material from the three spills: sulfuric acid, polyethylene and ethylene glycol.

                  A review of Saranac Project logs indicates the Saranac Operator has submitted the appropriate Superfund Amendments and Reauthorization Act of 1986 ("SARA") Title II notifications, as required under the Emergency Planning and Community Right-to-Know Act ("EPCRA") regarding hazardous materials on-site, to the Town of Plattsburgh and other appropriate parties.

                  The Saranac Operator reported that internal environmental audits have been performed in recent years, but these were not made available for our review.

PROJECTED OPERATING RESULTS

                  We have reviewed the historical operating information, estimates and projections of electrical generating capacity, steam generation capacity, fuel consumption, and operating costs of the Saranac Project made available to us by CE Generation. On the basis of such data, we have prepared the Projected Operating Results. The Projected Operating Results are presented for each calendar year beginning January 1, 1999, representing the beginning of the quarterly distributions which will be available to CE Generation, through June 30, 2009, based on the term of the Saranac PPA. Revenues for the Saranac Project are derived primarily from the sale of electricity to NYSEG and steam to Georgia-Pacific and Tenneco. Expenses consist of the cost of fuel, including transportation, as estimated by C.C. Pace, and operating and maintenance expenses, based on information provided by CE Generation, and existing senior debt service, as provided by CE Generation. Projected sources of revenues and expenses have been set forth in the Projected Operating Results presented in Exhibit B-1. The Projected Operating Results are based on current contractual commitments as described herein and have been prepared using assumptions and considerations set forth in this Report and in the footnotes to Exhibit B-1.

         ANNUAL OPERATING REVENUES

                  REVENUES FROM THE SALE OF ELECTRICITY

                  The Saranac PPA with NYSEG expires in June 2009. NYSEG is required to purchase all of the output from the Saranac Project up to 240 MW per hour except for limited curtailment rights. The Saranac PPA specifies annual on-peak and off-peak variable capacity and energy prices for actual energy delivered. On-peak hours extend from 7:00 a.m. to 10:00 p.m. weekdays except for holidays. There is also a price for generation that is available but not delivered, which is equal to the variable energy rate plus the variable capacity component less 95 percent of the lesser of (1) 105 percent of sum of the variable energy rate plus the variable capacity component, or (2) the price of natural gas times the estimated heat rate. The effective Saranac PPA on-peak and off-peak prices, excluding the available generation rate, are presented in Table 8.

                                     TABLE 8
                          SARANAC PPA ELECTRICITY PRICE
                                     ($/MWH)

                YEAR       ON-PEAK PRICE(1)        OFF-PEAK PRICE
                ----       -------------           --------------
                1999             $103.4               $60.9
                2000              107.9                63.6
                2001              112.5                66.4
                2002              117.4                69.3
                2003              122.5                72.5
                2004              127.9                75.6
                2005              133.4                79.0
                2006              139.1                82.5
                2007              145.3                86.1
                2008              151.6                89.9
                2009              158.2                93.9

  (1) Includes variable capacity component of electricity price.


                  REVENUE FROM THE SALE OF STEAM

                  The Saranac Project has entered into the Georgia-Pacific Steam Sales Agreement and the Tenneco Steam Sales Agreement for the sale of steam, both expiring in June 2009. The volume of steam required to be purchased is sufficient to allow the Saranac Project to maintain its QF status under PURPA. The total amount of steam assumed to be purchased under these contracts is 713,000 Mlb of steam per year. The average steam price is equal to $3.04 per Mlb in 1998 dollars and escalates at 4 percent per year thereafter.

                  INTEREST INCOME

                  We have included interest income on the debt service reserve required under the term loan agreement. The debt service reserve fund requirement is equal to $7,000,000. CE Generation has estimated interest income on the debt service reserve fund at a rate of 5.5 percent per year. The debt service reserve fund is assumed to be distributed to CE Generation upon the final payment of the term loan.

         ANNUAL OPERATING EXPENSES

                  FUEL COSTS

                  The Saranac Project has entered into the Saranac Gas Transportation Agreement for the delivery of up to 51,000 MMBtu/day of natural gas on a firm basis along TransCanada's system. The total contract price for the gas is fixed in the Saranac Gas Supply Agreement, but is separated into transportation and commodity components. The transportation component has been assumed to be equal to approximately $0.88 per MMBtu and the remaining portion of the contract price is used as the commodity component. The transportation component is paid for the full 51,000 MMBtu/day at all times (excluding cost mitigation provided for in the Saranac Gas Supply Agreement). The commodity component is paid for the actual quantity of gas consumed. The total contract price is set at $2.97 per MMBtu through October 31, 1994, escalating by 4 percent on each subsequent November 1. The Saranac Project is required to purchase a minimum annual quantity equal to the annual aggregate of 80 percent of the maximum daily quantity. To the extent that the Saranac Project uses less than 51,000 MMBtu/day, certain rebates are made. These price of these rebates vary monthly, but have been assumed to be equal to approximately $0.56 per MMBtu and applied to the gas in excess of the average daily consumption.


                  Under the Gas Transportation Agreement dated December 18, 1992 between North Country Gas Pipeline Corporation ("North Country") and Saranac (the "North Country Gas Transportation Agreement"), the

Saranac Project has contracted with North Country to transport the gas from the TransCanada system at the Canada- U.S. border to the Saranac Project. Saranac pays demand charges to North Country; however, North Country is a wholly-owned subsidiary of Saranac. North Country also receives revenue from other pipeline customers. For the purposes of the Projected Operating Results, we have included a credit to the cost of gas transportation for the Saranac Project equal to the estimated net operating revenue of North Country, as estimated by C.C. Pace.


                  OPERATION AND MAINTENANCE EXPENSES

                  Pursuant to the Saranac O&M Agreement, the Saranac Operator will be compensated for its operations and maintenance services on both a monthly management fee basis plus reimbursement for its direct costs of performance. The monthly management fee is adjusted by the Employment Cost Index for Private Industry White Collar Wages and Salaries. Amendment No. 1 to the Saranac O&M Agreement agrees to a plan for reduction or increase in the management fee based on annual availability and heat rate of the Saranac Project.

                  The operation and maintenance projections are derived from operating history provided by the Saranac Operator. Operation and maintenance expenses are assumed to escalate at inflation with the exception of property taxes, which have been assumed to remain flat, and labor costs, which have been assumed to escalate at a rate 2.0 percent above inflation, as estimated by CE Generation.

         SENIOR DEBT SERVICE

                  Based on information provided by CE Generation, we have included a senior debt service payment based on the term loan principal amount of $189,288,000 as of January 1, 1999 and an interest rate of 8.185 percent per year, as reported by CE Generation. The term loan is payable in quarterly installments and matures on March 31, 2008. The senior debt service is paid out of the level 1 distributions and therefore has not been deducted in the Projected Operating Results from the cash available for distributions.

         DISTRIBUTIONS TO CE GENERATION

                  Saranac's distributable cash flow has two levels of distribution. The level 1 distribution is paid on a pre-determined schedule. The level 2 distribution is the remaining portion of distributable cash flow after the level 1 distribution has been satisfied. Of the level 1 distribution, 99 percent is distributed to General Electric Capital Corporation ("GE Capital") and 0.3585 percent is available for distribution to a Tomen Power Corporation subsidiary ("TPC Saranac"). TPC Saranac receives 35.49 percent of the level 2 distributions prior to achieving an 8.35 percent after-tax return. After achieving an 8.35 percent after-tax return, TPC Saranac's share of the level 2 distributions is reduced to 17.82 percent. GE Capital receives 1 percent of the level 2 distributions. CE Generation receives all remaining level 1 and level 2 distributions. The TPC Saranac's historic internal rate of return and the calculation of TPC Saranac's after-tax income have been based on tax and depreciation assumptions provided by CE Generation.


                                  YUMA PROJECT

                  The Yuma Project is a nominal 50 MW combined-cycle cogeneration facility which commenced commercial operation under the Yuma PPA on May 28, 1994, under which the Yuma Project sells electric energy and capacity to SDG&E. The Yuma Project sells process steam and steam for chilled water to Queen Carpet, formerly American-West Industries, Inc., under the Yuma Process ESA and the Yuma Chiller ESA.

                  The Yuma Project consists of one dual fuel (natural gas and fuel oil) Frame 6B CTG exhausting to a separate Nooter-Eriksen three-pressure HRSG. The HRSG produce HP steam which is directed to a single STG for additional power generation, IP steam as process steam, CTG for NOx control and auxiliary boiler heating, and LP steam for use in the integral HRSG deaerators and chiller steam. Natural gas duct firing of the HRSG is provided to generate additional steam. Fuel oil is stored on site for use when natural gas is unavailable. The fuel oil tank capacity is 535,000 gallons or approximately 14 days at full load.

PROJECT OPERATOR

                  The Yuma Project is operated by the Yuma Operator utilizing Yuma Cogeneration Associates ("YCA") employees without an O&M agreement. YCA is a wholly-owned, indirect subsidiary of CE Generation. The Yuma Operator has been operating and maintaining the Yuma Project since 1994.

THE PROJECT

         THE PROJECT SITE

                  The 42.5-acre Yuma Project is located on the northwest boundary of Yuma, Arizona near the existing Queen Carpet plant and adjacent to the Santa Clara By-Pass Canal (the "Yuma Project Site") (see Figure C-3, Yuma Project Site Plan). The Yuma Project Site is located at First Street just west of B Avenue with the Colorado River to the north. The Yuma Project Site is owned by YCA. The general area is industrial in nature with some agricultural areas. The Yuma Project Site is easily accessible by highway.

         ENVIRONMENTAL SITE CONDITIONS

                  We have not reviewed any reports of previous or recent environmental investigations regarding the potential for site contamination issues at the Yuma Project Site. Because we did not conduct or review such environmental reports, we can offer no opinion with respect to potential site contamination at the Yuma Project Site or potential future remediation costs should contamination be found.

                  Visual inspections during our Yuma Project Site visit of January 28, 1999 indicated that the Yuma Operator is following "good housekeeping" procedures. We did not observe any unusual stained or soiled areas and the Yuma Operator maintains spill cleanup kits at the Yuma Project Site. The transformers, fuel oil, acid, caustic and ammonia storage tanks all have adequate secondary containment.

                  As of February 1999, the Yuma Project was not listed on the USEPA's National Priorities List of Superfund Sites or USEPA's CERCLIS List.

                  We are not aware of any potential groundwater or soil contamination. The Yuma Operator stated that there are no soil or groundwater monitoring requirements for the Yuma Project Site.

         DESCRIPTION OF THE PROJECT

                  MECHANICAL EQUIPMENT AND SYSTEMS

                  The Yuma Project utilizes a GE Frame 6 PG8541B CTG firing either natural gas or fuel oil capable of generating approximately 37 MW (gross) at design conditions (110(degree)F and 23 percent relative humidity). The combustion turbine is in the process of being "up-rated" to increase firing temperature which in turn may increase efficiency. The CTG package was manufactured by GE with the auxiliary equipment required for outdoor operation but is located in a sound enclosure. An evaporative cooler is included to increase CTG performance.

                  The CTG exhausts to a Nooter-Eriksen three-pressure HRSG integral deaerator and feedwater heater. The HRSG includes a natural gas fired duct burner to supplement steam-generating capabilities. The HP steam system delivers HP steam to the STG at conditions discussed below. The HRSG IP steam system is designed to supply 23,580 pph of CTG NOx control steam at a pressure of 330 psig and 545(degree)F plus process steam to Queen Carpet (15,000 pph, 130 psig, 375(degree)F). The LP steam system delivers 35,000 pph of LP steam to the chiller at a pressure of 28 psig and 259(degree)F.

                  The STG was manufactured by GE and is a dual extraction, bottom exhaust, condensing unit capable of generating approximately 18 MW (gross) at a HP steam flow of 158,990 pph at 1,250 psig and 950(degree)F and back pressure of 2.9 in. HgA. The STG is also located in a sound enclosure and mounted above the Type 304 stainless steel, single shell, two-pass condenser.

                  The cooling tower supplies the condenser with cooling water at a design temperature of 91(degree)F. The cooling tower utilizes make-up water directly from the Colorado River or from the City of Yuma sewage treatment plant effluent. The cooling tower is a two-cell wooden structure (with PVC fill), induced mechanical draft, counter flow, evaporative tower.

                  The chiller system is made up of two steam absorption type liquid chillers with a respective cooling capacity of 800 tons and 1,100 tons of refrigeration in the form of chilled water. The chiller system utilizes LP steam from the Yuma Project and returns the steam in the form of condensate. The chiller system is owned by Queen Carpet but is operated and maintained by the Yuma Operator.

                  The auxiliary boiler provides process steam to Queen Carpet during SDG&E curtailments and CTG outages. The auxiliary boiler is maintained in a hot standby condition with steam from the process steam supply header. The auxiliary boiler system is a stand alone system with its own dedicated deaerator, feedwater pumps, blowdown separator, and hot water heat exchanger. The auxiliary boiler has a design steam flow rate of 17,000 pph at 125 psig and 353(degree)F. The auxiliary boiler is designed to operate on natural gas only.

                  ENVIRONMENTAL CONTROL SYSTEMS

                  A steam injected CTG system is utilized to limit NOx emissions. No SCR nor CO catalyst is installed in the HRSG to meet the air permit emission limits. Steam injection controls the NOx emissions from the CTGs and the duct burners to below 25 ppm on natural gas and 42 ppm while burning fuel oil.

                  The Yuma Project utilizes raw water from the Colorado River for boiler/steam cycle make-up and evaporative cooling. Potable water is supplied by the City of Yuma.

                  In compliance with environmental permits, the Yuma Project wastewater, including boiler blowdown, cooling tower blowdown, and neutralized water treatment wastewater is discharged to the Main Outlet Drain Extension ("MODE") canal. Stormwater run-off is discharged to an unlined evaporation retention pond. The Yuma Project floor and equipment drains also discharge into the retention pond. The Yuma Project does not include an oily water separator. Sanitary sewage is discharged to the City of Yuma sewer system.

                  ELECTRICAL AND CONTROL SYSTEMS

                  The electrical interface with the electrical transmission grid occurs at the Arizona Public service ("APS") Riverside 69 kV substation. The substation located approximately 500 yards from the Yuma Project property boundary and is connected by an overhead 69 kV transmission line to the Yuma Project switchyard. Electricity generated by the CTG and STG flows through a
13.8 switchgear to dedicated step-up transformers feeding the switchyard. The switchyard consists of a dead-end structure with two 69 kV circuit switches and two 69 kV air break disconnect switches. Yuma Project auxiliary power is taken from the 13.8 switchgear to feed 4,160 volt and 480 volt station service transformers which in turn feed 4,160 volt and 480 volt motor control centers. During curtailment periods, the Yuma Project receives backfeed power from APS through the step-up transformers. The Yuma Project has no "black-start" capabilities.

                  Control for the Yuma Project is provided by a Bailey Controls INFI 90 microprocessor DCS. The DCS performs/controls plant regulatory systems, motor systems, monitoring, alarms, operations trending, and events data recording. The DCS also provides interface with the combustion turbine, CTG, steam turbine, STG, and HRSG.

                  We have reviewed the Y2K Issue with the Yuma Operator. The Yuma Operator reports it has completed an assessment of Y2K problems and these are predominantly corrected at the Yuma Project Site. The remaining items will be corrected this spring during the annual outage. Their inventory included hand-held instruments and they are actually testing the items after correction. For a description of the Y2K Issue and the scope of our review relative to the Y2K Issue, please refer to the corresponding subsection of the PRI Project section of this Report.

                                   FIGURE B-3
                                  YUMA PROJECT
                                   SITE PLAN



          [GRAPHIC SHOWING SITE PLAN OF THE YUMA PROJECT OMITTED]

                  OFF SITE REQUIREMENTS

                  The Yuma Project's primary source water is from the Colorado River as arranged with the City of Yuma. A secondary source is available to the Yuma Project by taking the tertiary discharge from an adjacent wastewater clean up facility. The primary source is 300 acre feet per year with an additional 500 acre feet per year available. The option on the additional volume is renewed every five years.

                  Natural gas is obtained from SWG via a pipeline into the Yuma Project Site. Fuel oil is purchased on a spot market basis.

                  Based on C.C. Pace's review of the SWG Gas Supply and Agreement, C.C. Pace's fuel cost projections, and our estimate of the fuel requirements of the Yuma Project, we are of the opinion that the Yuma Project possesses sufficient contract natural gas commodity supplies to meet the requirements of the Yuma PPA and that its contracted natural gas transportation capacity is adequate to deliver the natural gas supply requirements over the term of the Securities.

         REVIEW OF TECHNOLOGY

                  GE originally developed the Frame 6B as a heavy-duty gas turbine in 1978. Since its inception, 450 units have been placed in service worldwide. Problems to date with Frame 6B include premature failure of a limited number of first stage turbine blades. These failures were blamed on high temperature deformation in combination with local corrosion. In 1993, GE developed a new metallurgical process to reduce blade deformation. The Yuma Project replaced the original first stage turbine blades with the metallurgically improved blades in 1997.

                  Based on our review, we are of the opinion the Yuma Project utilizes sound technology and proven methods of electric and thermal generation and has been generally designed and constructed in accordance with generally accepted industry practices. If operated and maintained consistently with generally accepted industry practices, the Yuma Project should be capable of meeting the requirements of the Yuma PPA, the Yuma Chiller ESA, the Yuma Process ESA, and current environmental permits throughout the term of the Securities. Further, the Yuma Project has adequately provided for all off-site requirements, including fuel, water supply, wastewater disposal and electrical interconnections.

         RELIABILITY AND AVAILABILITY

                  Based on historical performance, review of O&M practices and procedures and general observation of the Yuma Project, we are of the opinion that the Yuma Project is capable of maintaining an annual average contract availability of 96 percent. The contract availability is based on the Yuma PPA which allows major outage type maintenance to occur during the "block" periods of curtailment. The Yuma PPA specifically prohibits maintenance from occurring during the "flexible" curtailment periods. Block periods of curtailment are allocated in either 200 or 400 hour increments. The flexible curtailment periods are 8 to 10 continuous hour increments. The stipulated annual average capacity factor is the projected average over the term of the Securities. There will be years when the availability is either above or below the projected annual average.

         STATUS OF PERMITS AND APPROVALS

                  All of the major permits and approvals required to operate the Yuma Project have been obtained. While most of the permits required for operation must be renewed periodically, we know of no technical reason that such renewals would not be obtainable.

                  A list of key permits and approvals required for operation, and a summary of their status, is provided in Table 9. This represents our understanding based on our Yuma Project Site visit, discussions with the Yuma Operator, and a brief review of selected documents.

                                     TABLE 9
                                  YUMA PROJECT
                       STATUS OF KEY PERMITS AND APPROVALS


        PERMIT OR APPROVAL           RESPONSIBLE AGENCY               STATUS                      COMMENTS
        ------------------           ------------------               ------                      --------
FEDERAL
QF Status                            FERC                   In compliance                 Refer to text

Waste Water Discharge Permit         U.S. Department of     Issued March 6, 1993          Does not require renewal
                                     the Interior, Bureau
                                     of Land Reclamation
STATE
Air Permit                           Arizona Department     Issued October 13, 1993       Superseded by Title V
                                     of Environmental       Revised September 15, 1995    Operating Permit
                                     Quality ("ADEQ")
Title V Operating Permit             ADEQ                   Draft Permit Issued in        Public Notice February
                                                            February 1999                 1999, expect issuance of
                                                                                          Final April 1999
Aquifer Protection Permit            ADEQ                   Issued September 18, 1996;    Backup permit for
                                                            valid for the life of the     wastewater discharge when
                                                            project                       MODE is out of service
LOCAL
Conditional Use Permit               City of Yuma           Issued December 12, 1990      Valid for life of
                                                            Amended October 14, 1992      project.  Covers sanitary
                                                            and August 11, 1993           wastewater discharges
Discharge Permit No. 0010            City of Yuma           Issued June 13, 1990          Backup for wastewater
                                                            Modified June 3, 1994         discharge when MODE is out
                                                                                          of service.  Has been
                                                                                          allowed to expire.


OPERATING HISTORY

         PERFORMANCE HISTORY

                  The Yuma Project's historical operating results have been compiled from monthly or annual operating reports provided by CE Generation. The Yuma Project has been in commercial operation since June 1994 and has been operating at an average contract availability of 96.7 percent since commercial operation. The operating history since commercial operation is summarized in Table 10.

                                    TABLE 10
                         YUMA PROJECT OPERATING HISTORY

                                                     FUEL         STEAM SALES    AVAILABILITY(1)       CAPACITY(2)
    YEAR         AVERAGE MW         NET MWh          (MMBtu)         (Mlb)             (%)             FACTOR (%)
    ----         ----------         -------          -------        -------          -------           ----------
    1998            54.5            406,765        3,578,741        214,339            96.0               93.0
    1997            50.1             373,626       3,357,027        195,098            96.2               85.3
    1996            50.8             378,715       3,316,320        159,963            97.0               86.5
    1995            53.4             398,442       3,437,576        206,076            97.8               91.0

    (1) Based on total hours out of service and not during a curtailments.
    (2) Based on 7,460 non-curtailed hours in a year and 50 MW.

                  Based upon the operating history of the Yuma Project and with an allowance for future degradation, we are of the opinion that, for the purpose of developing the Projected Operating Results the Yuma Project is capable of delivering net electrical capability of 56.5 MW at an annual average heat rate of approximately 8,830 Btu per kWh (HHV) and a contract availability of 96 percent (assuming current curtailment practices continue) for the term of the Securities.

         OPERATING PROGRAMS AND PROCEDURES

                  We have reviewed with the Yuma Operator the various operations and maintenance programs and procedures, training programs and performance monitoring systems. We did not review all aspects of these plans and procedures. However, we verified that the Yuma Operator had in place all of the usual and necessary plans, procedures and documentation normally required to operate facilities of this type. Specific documents reviewed included: Standard Operating Guidelines, Technician Qualification Program, Operator Training Programs, and Control Room Operator Qualification.

                  The Yuma Operator has implemented computer-based maintenance management systems at the Yuma Project which schedule and track regularly scheduled preventive maintenance activities. CE Generation reported that equipment vendor maintenance recommendations were followed when setting up the maintenance management systems, plus utilizing their own experiences. These systems are also used to track corrective and emergency work orders and to keep equipment-specific records of maintenance activities, parts use, and labor requirements. The Yuma Operator utilizes the computer software program Mainsaver(R) to assist it in its preventive and corrective maintenance programs.

                  We reviewed operations and maintenance procedures for major equipment and systems. The procedures appeared complete and included drawings and vendor manuals as well as step-by-step operating instructions and maintenance schedules. Normal daily maintenance is performed by the Yuma Operator's on-site personnel.

                  Spare parts are stored in both the in-plant warehouse area and a separate yard shipping containers. Items are stored by computer storage number in accordance with the software program Mainsaver(R). The warehouse and maintenance shop are fork lift accessible.

                  The Yuma Operator's training programs provide initial employee training as well as periodic training to maintain competency of the Yuma Operator's on-site personnel. The core training program was designed and is maintained by the Yuma Operator and consists of ten modules. Specific special training is addressed based on needs.

                  We have reviewed the organizational structure for the operation and maintenance for the Yuma Project. There is a total of 15 operation and maintenance personnel.

         REGULATORY COMPLIANCE

                  The Yuma Project must be operated in accordance with all applicable environmental permits, approvals, laws, rules and regulations. Although we did not conduct a detailed environmental audit, the following describes our understanding of the status of the Yuma Project with respect to requirements set forth in its permits and approvals, pending regulations, and applicable environmental management laws and regulations based on review of documents provided for our review and discussions with the Yuma Operator. Based on our review, we are of the opinion that the Yuma Project appears to be operating in general compliance with applicable environmental permits, approvals, laws, rules and regulations.

                  AIR PERMIT

                  The Yuma Project is currently operating under ADEQ Permit, dated October 13, 1993, as revised via Minor Permit Revision, dated September 15, 1995. The Yuma Project has recently received a Draft Title V Operating Permit which is scheduled for Public Comment notice on February 18, 1999. The Public Comment period will expire by the end of March 1999, and a final permit is anticipated to be issued by the end of April 1999. The Draft Title V Permit essentially duplicates the original air permit, with all operating, emissions, monitoring and recordkeeping requirements remaining the same as in the existing permit.

                  QF STATUS

                  The Yuma Project is required by the Yuma PPA to be a QF. Actual operating results provided by the Yuma Operator indicate that the Yuma Project is achieving average Operating Standards and Efficiency Standards required for QF status as listed in Table 11.

                                    TABLE 11
                           YUMA PROJECT QF STATISTICS

                                            OPERATING            EFFICIENCY
                        YEAR               STANDARD (%)         STANDARD (%)
                        ----               ------------         ------------
                        1998                   13.4                 46.5
                        1997                   13.0                 46.9
                        1996                   10.9                 46.5
                        1995                   13.3                 47.4


                  WASTEWATER AND STORMWATER DISCHARGE PERMITS

                  Plant wastewater is discharged to the Bureau of Land Reclamation's MODE under a permit with the Bureau of Land Reclamation, which requires wastewater sampling and analysis to be performed every 6 months. Documents reviewed containing the results of this ongoing sampling and analysis indicate that the Yuma Project has been operating in compliance with its wastewater discharge permit. The Yuma Project also has an evaporation pond which serves as a backup in the event the MODE is unavailable for discharge due to scheduled service requirements. The evaporation pond, which has never been used, has an Aquifer Protection Permit from the ADEQ.

                  Sanitary wastes from the Yuma Project are discharged to the City of Yuma publicly-owned treatment works in accordance with the City of Yuma Conditional Approval, dated June 13, 1990.

                  The Yuma Project's stormwater is collected in a retention/evaporation pond. Since the stormwater is not discharged to waters of the United States, the stormwater system does not require a discharge permit.

                  GENERAL COMPLIANCE

                  Although we did not conduct a detailed environmental audit, the following observations are based on our review of related documentation and a site visit on January 28, 1999. In general, the Yuma Project appeared to be using good housekeeping procedures and appropriate materials handling practices.

                  The SPCC Plan was up to date and covered the appropriate areas expected to be addressed in this type of document for these types of plants. There have been no reportable spills documented for the entire operating history of the project.

                  The Yuma Project is classified as a Small Quantity Generator of Hazardous Wastes under applicable regulations. The Yuma Project maintains a log of all manifests for hazardous wastes shipped from the site. There were two manifests in 1997; one for lab packs of expired chemicals; and one for 4,000 pounds of soil contaminated with sulfuric acid. There were no manifests for 1998.

                  A review of the Yuma Project documentation indicates that the appropriate SARA Tier II Reports and notifications under EPCRA regarding hazardous materials stored on-site have been submitted to the City of Yuma and the other appropriate parties.

PROJECTED OPERATING RESULTS


                  We have reviewed the historical operating information, estimates and projections of electrical generating capacity, steam generation capacity, fuel consumption, and operating costs of the Yuma Project made available to us. On the basis of such data, we have prepared the Projected Operating Results. The Projected Operating Results are presented for each calendar year beginning January 1, 1999, representing the beginning of the quarterly distributions which will be available to CE Generation, through December 31, 2018. Although the Securities have a final maturity of December 15, 2018, CE Generation has stated that a full year of revenues will be available to pay the debt service on the Securities in 2018. Revenues for the Yuma Project are derived primarily from the sale of electricity and steam. Expenses consist of the cost of fuel, including transportation, as estimated by C.C. Pace, and operating and maintenance expenses, based on information provided by CE Generation. Projected sources of revenues and expenses have been set forth in the Projected Operating Results presented in Exhibit B-1. The Projected Operating Results are based on current contractual commitments as described herein and have been prepared using assumptions and considerations set forth in this Report and in the footnotes to Exhibit B-1.


         ANNUAL OPERATING REVENUES

                  REVENUES FROM THE SALE OF ELECTRICITY

                  The Yuma Project sells capacity and energy to SDG&E under the terms of the Yuma PPA. The term of the Yuma PPA is for 30 years from the firm capacity operation date, and thus expires May 1, 2024. Under the Yuma PPA, the Yuma Project sells 50 MW of firm capacity to SDG&E at the fixed (unescalated) rate of $140.00 per kW-year. In addition, the Yuma Project is entitled to a capacity bonus if it delivers firm capacity during the on-peak hours (11 a.m. to 6 p.m., weekdays) of the peak months (May to September) at a capacity factor of 85 percent or greater. Based on historical operating data and projections by CE Generation, for the purposes of the Projected Operating Results, we have assumed the on-peak availability factor to be 92 percent.

                  Under the terms of the Yuma PPA, SDG&E purchases energy at their schedule of time-differentiated payments and conditions for purchase of energy from QFs. These energy prices are derived from SDG&E's full avoided operating costs. For the purpose of the Projected Operating Results, we have assumed the energy prices projected by Henwood. Henwood has projected that energy prices will be equal to SDG&E's short-run avoided costs in 1999 and 2000 and thereafter will be equal to the California Power Exchange ("PX") prices. It should be noted that the prices projected by Henwood range from 1.3 percent to
17.4 percent higher than those projected by the California Energy Commission ("CEC"). On average, Henwood's projected PX prices are approximately 10 percent higher than those projected by CEC.

                  Under Amendment Two to the Yuma PPA, SDG&E will accept up to
56.5 MW of energy from the Yuma Project. However, SDG&E has the option to schedule a block curtailment of one 400 hour block or two 200 hour blocks with not less then three weeks notice. In addition, in years one through nine of the Yuma PPA, SDG&E may schedule up to 900 hours of flexible curtailment with at least two hours notice. Each flexible curtailment period has a duration of no less than eight consecutive hours, and the maximum number of these curtailments in a calendar year is 125. In years 10 through 15 of the contract (i.e., May 1, 2004 to April 30, 2010), the number of flexible curtailment hours is increased to 1,400 per year. After May 1, 2010, the flexible curtailment hours is increased to 2,200 per year with the maximum number of curtailments increased to
150. For the purposes of the Projected Operating Results, we have assumed that SDG&E schedules the maximum number of curtailment hours it is entitled to in any year. Based on historical operating results and the amount of curtailment allowed in the Yuma PPA, we have assumed energy delivered to SDG&E to be 387,400 MWh in years one to nine, 361,400 MWh in years 10 to 16, and 319,900 MWh thereafter.

                  REVENUE FROM THE SALE OF STEAM

                  ABSORPTION CHILLER STEAM. The Yuma Project sells absorption chiller steam to Queen Carpet under the terms of the Yuma Chiller ESA. The term of the Yuma Chiller ESA is for 30 years from the firm capacity availability date, and thus expires May 1, 2024. Under the Yuma Chiller ESA, the Yuma Project delivers to Queen Carpet sufficient steam to operate their equipment, up to a maximum of 35,000 pph. Chiller steam deliveries are not required when the Yuma Project is curtailed or otherwise on outage. Based on CE Generation's 1998 budget, we have assumed the chiller steam deliveries to be 116,540,000 pounds per year.

                  The Yuma Chiller ESA sets the purchase price of the chiller steam at 60 percent of the equivalent cost to Queen Carpet of producing chilled water at the electrical energy price per Arizona Public Service's ("APS") tariff E-34. The chiller steam price is based on 60 percent of Queen Carpet's avoided cost of operating its own chillers. Its avoided cost is calculated in the Yuma Chiller ESA as the product of the assumed steam absorption chiller efficiency of
47.62 and the sum of the avoided electricity and operating and maintenance cost. The electricity cost is calculated based on Queen Carpet's chiller efficiency constant of 0.78 kW/ton-hour and APS's rate E-34, which was reported by CE Generation to be $40.00 per MWh in 1998 and which we have assumed to escalate with the PX price. Queen Carpet's avoided cost of operation and maintenance for its chillers is defined as $0.0130 per ton in 1993 and adjusted each January 1 by the U.S City Average Consumers Price Index for All Urban Consumers ("CPI").

                  At the end of each year, Queen Carpet pays CE Generation a true up amount in addition to the above purchase price. The true up steam is all steam above the minimum thermal usage, defined in the Yuma Chiller ESA to be an annual average during actual operation of 10,731 pph of steam delivered. The true up steam price is 25 percent of the chiller steam price.

                  PROCESS STEAM. The Yuma Project sells process steam to Queen Carpet under the terms of the Yuma Process ESA. The term of the Yuma Process ESA is for 30 years from the firm capacity availability date, and thus expires May 1, 2024. Under the Yuma Process ESA, the Yuma Project delivers to Queen Carpet sufficient steam to operate their equipment, up to a maximum of 15,000 pph. Process steam deliveries are required when the Yuma Project is curtailed or otherwise on outage. Such steam is produced in the standby boilers and is referred to as supplemental steam. Based on projections prepared by CE Generation, we have assumed the process steam deliveries to be 49,500 Mlb per year (an average of 6,911 pph while operating), and the supplemental steam deliveries to be 9,200 Mlb per year (an average of 5,735 pph while curtailed or on outage).

                  The Yuma Process ESA sets the purchase price of the process steam at 75 percent of net avoided cost to Queen Carpet of producing process steam at the price of natural gas purchased from the nearest available gas utility by an industrial customer. The process steam price is calculated as 75 percent of Queen Carpet's avoided cost of process steam. The avoided cost of process steam is calculated as the sum of the nearest available gas utility price of natural gas in dollars per MMBtu for large industrial users divided by the efficiency of Queen Carpet's existing standby boilers of 63 percent and the operation and maintenance costs of existing standby boilers, multiplied by the difference in the enthalpy of the steam delivered and the condensate returned. The cost of gas was reported by CE Generation to be $4.02 per MMBtu in 1998 and has been assumed to escalate with the Yuma Project price of natural gas. The operation and maintenance costs of existing standby boilers is set contractually at $1.41 per Mlb of steam in 1992, adjusted each January 1 by the CPI. The enthalpy of the steam delivered is estimated by CE Generation to be 1,197 Btu per pound ("Btu/lb") and the condensate return is estimated to be zero.

                  The price paid for supplemental steam is the lesser of (i) CE Generation's actual cost of producing the supplemental steam, or (ii) 100 percent of Queen Carpet's avoided cost of process steam, as described above.

         ANNUAL OPERATING EXPENSES

                  FUEL COSTS

                  YCA has entered into a Gas Supply and Transportation Services Master Agreement with SWG. The master agreement combines several earlier agreements (including a supply agreement and a transportation agreement) into one agreement with common terms and conditions. The primary term of the agreement is to December 31, 2008, and continues year to year thereafter. The maximum daily quantity under the agreement is 20,000 MMBtu per day.

                  Under the agreement, YCA pays a monthly service charge which is currently $15,000 per month, and which we have assumed to escalate at half the rate of inflation. The rate per MMBtu of the delivered gas is based on SWG's average cost of gas plus $0.25 per MMBtu. For the purposes of our Projected Operating Results, we have used the natural gas commodity prices as projected by Henwood and reviewed by C.C. Pace and transportation cost as projected by C.C Pace. We have also included use and sales taxes, which include county, state, city, and Arizona energy assessment taxes, of 7.86 percent, as estimated by CE Generation.

                  OPERATION AND MAINTENANCE EXPENSES

                  The operation and maintenance projections are derived from historical data and 1999 projections provided by CE Generation. Operation and maintenance expenses are assumed to escalate at the rate of general inflation. The schedule of major maintenance expenses has been projected by CE Generation.

                  YCA has entered into a Firm Transmission Service Agreement with APS and SDG&E dated February 4, 1993 (the "Yuma Firm Transmission Service Agreement") for the transmission of 50.85 MW of electricity from the Yuma Project to SDG&E. The wheeling cost is $1.52 per kW-month, unescalated. Under the terms of the Yuma Firm Transmission Service Agreement, the Yuma Project delivers one percent of the scheduled capacity and associated energy to APS as reimbursement for electrical losses on APS' electric system. The term of the Yuma Firm Transmission Service Agreement is from the initial operation date of the Yuma Project through December 31, 2024.

                  YCA has also entered into an Interruptible Transmission Service Agreement with APS dated June 15, 1994 (the "YCA Interruptible Transmission Service Agreement") for the transmission of energy above the firm transmission capacity. The wheeling cost is $2.082 per MWh, which does not escalate. Under the terms of the YCA Interruptible Transmission Service Agreement, the Yuma Project delivers one percent of the scheduled energy delivered to APS as reimbursement for electrical losses on APS' electric system. The term of the YCA Interruptible Transmission Service Agreement is concurrent with the term of the YCA Firm Transmission Service Agreement.

                  OTHER EXPENSES

                  Other expenses, including operating fees, water, audit, legal, finance, insurance, and property and other taxes, are as estimated by CE Generation for 1999 and are assumed to escalate at the rate of general inflation.

         DISTRIBUTIONS TO CE GENERATION

                   CE Generation owns 100 percent of the Yuma Project and therefore it has been assumed that 100 percent of the cash available for distributions will be available to CE Generation.


                                 NORCON PROJECT

                  The NorCon Project is a nominal 80 MW combined-cycle cogeneration facility which began commercial operation in December, 1992. The NorCon Project sells electric energy to Niagara Mohawk pursuant to the NorCon PPA while selling process steam and chilled ammonia to Welch under the NorCon Steam Agreement.

                  The NorCon Project consists of two natural gas-fired GE LM5000 CTGs exhausting to separate HRSGs. The HRSGs produce HP steam, which is sent to either the CTG's combustors to control NOx emissions or to a single STG for additional power generation; IP steam, which is used as process steam and STG admission; and LP steam for use in the integral HRSG deaerators. Duct firing of the HRSGs is provided to generate additional steam when needed.

PROJECT OPERATOR

                  The NorCon Project is operated under the NorCon O&M Agreement by the NorCon Operator. The NorCon Operator commenced operation and maintenance of its first combined-cycle cogeneration facility in 1987.

THE PROJECT

         THE PROJECT SITE

                  The NorCon Project is located in the Township of North East approximately 13 miles northeast of Erie, Pennsylvania (the "NorCon Project Site") (see Figure B-4, NorCon Project Site Plan). The NorCon Project facilities are located on 12.1 acres in an industrial zone adjacent to Welch property and about 2.5 miles south of downtown North East.

         ENVIRONMENTAL SITE CONDITIONS

                  We have reviewed two reports prepared by others for CE Generation regarding the NorCon Project Site investigations at the subject property including: (1) the Phase I Environmental Site Assessment (June 1991) prepared by Hill Engineering for Northern Consolidated Power, Inc.; and (2) the Phase I Environmental Site Assessment for NorCon Cogeneration Plant and Related Properties (August 1996) prepared by Black & Veatch, Inc. ("Black & Veatch") for CE Generation. These assessments identified prior NorCon Project Site uses including agricultural/orchard production, a dairy farm, and a small portion of the property previously used to store junked automobiles. The Hill Phase I ESA identified "no obvious signs of conditions that would suggest the presence of hazardous wastes at the site." Limited soil sampling by Hill did not identify any concerns. Black & Veatch's Phase I ESA addressed the NorCon Project Site, the ARP plant, a 3.84-acre parcel (currently in grape production) adjacent to the plant site, and the 9.5-acre Ripley substation site located approximately four miles to the east. Black & Veatch concluded that their investigation "revealed no evidence of recognized environmental conditions in connection with these properties."

                  In addition, we conducted a site reconnaissance of the NorCon Project Site, the ARP site and the substation site on February 2, 1999. The NorCon Project maintains a 4,200-gallon aboveground diesel fuel storage tank and four 30,000-gallon propane tanks at the NorCon Project Site. We observed no on-site spills, stains or other evidence of potential site contamination issues. Further, we did not observe any off-site areas that would appear to present a significant contamination potential to the NorCon Project. The NorCon Project is not listed on any current state or federal database that typically list contaminated sites or hazardous waste sites, including the National Priorities List of Superfund Sites or the CERCLIS List dated January 26, 1999, prepared by the USEPA and the Hazardous Sites Cleanup Act Site List dated November 3, 1998, prepared by the Pennsylvania Department of Environmental Protection ("PDEP"). Further, there are no off-site areas documented on the above lists that would have any impact upon the NorCon Project Site. The NorCon Operator stated that no significant spills had ever occurred at the property, and that there are no soil or groundwater monitoring requirements for the NorCon Project. This is consistent with our review of files at the PDEP Regional Office on February 3, 1999 that did not identify any significant spills or potential site contamination issues at the NorCon Project Site resulting from on-site operations or off-site sources. In our opinion the likelihood of significant contamination impacts to the subject property is extremely low.

         DESCRIPTION OF THE PROJECT

                  MECHANICAL EQUIPMENT AND SYSTEMS

                  The NorCon Project utilizes two GE LM5000 PC CTGs firing natural gas. The CTGs were supplied by Stewart & Stevenson, Inc. and GE with all auxiliary equipment required for an indoor installation. The electric generators were manufactured by Brush and are air-cooled.

                  Each CTG exhausts to a dedicated Deltak three pressure level HRSG with an integral deaerator and feedwater heater. Each HRSG incorporates a natural gas-fired duct burner to supplement steam production when needed. The NorCon Project delivers up to 151,000 pph of saturated steam at approximately 135 psig to Welch.

                  The Elliot STG is a single automatic extraction condensing unit with a controlled automatic induction/extraction, capable of generating 9,850 kW at an HP inlet steam flow rate of 89,000 pph of 665 psia and 675(degree)F steam, an IP inlet steam flow rate of 61,000 pph of 100 psia, 385(degree)F steam, a process steam extraction of 32,500 pph of 190 psia steam, and a back-pressure of 2.5 in. HgA.

                  The STG exhaust steam is condensed in an air-cooled condenser. A high pressure (3,000 psi) water wash system has been added to reduce fouling which improves heat transfer, reduces back-pressure on the STG and increases STG output.

                  The NorCon Project also includes the 1,200-ton ARP supplied by Babcock Borsig that uses process steam extracted from the STG to convert low pressure ammonia vapor from the Welch plant into chilled pressurized ammonia liquid which is returned to the plant. The ARP replaced a standard centrifugal refrigeration system which is maintained by Welch in standby and used when the ARP is out of service.

                  An auxiliary boiler and a natural gas compression station are also included in the NorCon Project. The auxiliary boiler can be fired on either natural gas or propane and is capable of meeting Welch's process steam load when the CTGs are out of service. The gas compression station is composed of four motor-driven gas compressors capable of increasing gas pressure from 300 psi to the 650 psi required by the aeroderivative LM5000 CTGs.

                  ENVIRONMENTAL CONTROL SYSTEMS

                  The NorCon Project's air emission sources include two natural gas-fired combustion turbines, two natural gas-fired duct burners, three diesel-fired emergency generators, and one natural gas- or propane-fired auxiliary boiler. A steam injection system in each gas turbine is used to control emissions of NOx and an oxidation catalyst system is used to reduce volatile organic compound ("VOC") and CO emissions. The NorCon Project is required to maintain a continuous emissions monitoring system ("CEMS") for NOx and CO emissions.

                  The NorCon Project generates wastewater from demineralization backwash, boiler blowdown, cooling tower blowdown, plant floor washdowns, and sanitary wastewaters. The ARP produces cooling tower blowdown. These wastewaters are discharged to the publicly-owned treatment works owned by the North East Borough Sewer Authority (the "POTW"). NorCon Project floor drains discharge to an oil/water separator prior to discharge to the sewer system. The NorCon Project's process wastewaters are pretreated for pH control prior to discharge. Stormwater discharges from the cogeneration plant are directed to an on-site settling basin prior to discharge to an unnamed tributary to Sixteen Mile Creek.

                  ELECTRICAL AND CONTROL SYSTEMS


                  The NorCon Project transports electricity to Niagara Mohawk via a dedicated, 8 mile, 115 kV transmission line to a remote substation located just over the state line in Ripley, New York, where voltage is increased to 230 kV and fed into Niagara Mohawk's system. The facility also includes a 13.8 kV feed to the ARP

                                   FIGURE B-4
                                 NORCON PROJECT
                                   SITE PLAN


          [Graphic Showing Site Plan of the NorCon Project Omitted] at Welch's plant.

                  The NorCon Project has two 900 kW diesel engine generators that are capable of black-starting the facility. A 500 kW emergency diesel generator is also included at the ARP. The NorCon Project also has a 125 volt dc uninterruptible power supply ("UPS") system.

                  The two CTGs use a Woodward 501 control system. The plant has a DCS supplied by Foxboro.

                  We have reviewed the Y2K Issue with the NorCon Operator. The NorCon Operator reports that its Y2K compliance review is approximately 80 percent complete, including an extensive evaluation of all Y2K issues associated with the NorCon Project. The NorCon Operator has contacted all relevant equipment manufacturers and intends to update the DCS and controllers for the ARP and STG. The NorCon operator is planning to perform the majority of Y2K related modifications during the next scheduled major outage in August 1999. The NorCon Project Y2K compliance program is scheduled to be completed by September 1999. For a description of the Y2K Issue and the scope of our review relative to the Y2K Issue, please refer to the corresponding subsection of the PRI Project section of this Report.

                  OFF-SITE FACILITIES

                  The NorCon Project includes the following off-site facilities: an 8-mile, 115 kV power interconnection to Niagara Mohawk at a remote substation in Ripley, New York; a 13.8 kV power feed to the APR, a process steam line and a condensate return line between the NorCon Project Site and the Welch plant; a natural gas distribution line that delivers 300 psi gas to the plant fence; and North East Township raw water supply and wastewater discharge lines.

         REVIEW OF TECHNOLOGY

                  The LM5000 CTGs used in the NorCon Project were first introduced by GE in 1988. Several of GE's LM5000s installed since 1988 have experienced problems that have resulted in extended unit forced outages. According to the NorCon Operater, Unit No. 2 has experienced two separate blade failures on the fourth stage of the HP compressor: one in January 1997 and another in November 1998. However, since the NorCon Project has a lease engine agreement with GE, the longest downtime due to these blade failures was nine days. Due to these and other LM5000 CTG failures, GE has developed and highly recommends an aggressive preventative maintenance program for all its LM5000 CTG Users including taking each LM5000 off-line every six weeks for preventive maintenance and adding an updated vibration monitoring system. The NorCon Operator reported a reduction in spurious trips due to implementation of this program.

                  Based on our discussions with the NorCon Operator, we are of the opinion that the NorCon Project utilizes sound technology and proven methods of electric and thermal generation and has generally been designed and constructed in accordance with generally accepted industry practices. Further, the NorCon Project has adequately provided for all off-site requirements, including fuel, water supply, wastewater disposal and electrical interconnections.

         STATUS OF PERMITS AND APPROVALS

                  All of the major permits and approvals required to operate the NorCon Project have been obtained. The NorCon Project's emissions are permitted by a Title V Operating Permit issued by the PDEP on June 4, 1998. The Title V Permit is the only operating air permit required and expires June 30, 2003. Permitted air contaminants emitted from the NorCon Project include NOx, CO, particulate matter 10 microns and larger ("PM-10"), SO2 and VOCs.

                  The NorCon Project's process wastewaters have been authorized for discharge to the local sewer system by an Industrial Wastewater Discharge Agreement ("IWDA") between NorCon and the POTW dated

September 4, 1991. The NorCon Project has made application for renewal of the IWDA with the Borough of North East. According to a representative of the Borough, the new permit will reflect new permit limitations for zinc and copper that are less restrictive than the current permit. According to the Borough representative, the new permit is expected to be issued by April 9, 1999.

                  A list of key permits and approvals required for operation, and a summary of their status, is provided in Table 12. This represents our understanding based on a site visit on February 2, 1999, discussions with the NorCon Operator, an on-site review of NorCon Project documents, and discussions with the PDEP and North East Borough representatives.

                                    TABLE 12
                                 NORCON PROJECT
                      STATUS OF KEY PERMITS AND APPROVALS

        PERMIT OR APPROVAL            RESPONSIBLE AGENCY               STATUS                      COMMENTS
        ------------------            ------------------               ------                      --------
FEDERAL
QF Status                            FERC                                                 Refer to text
Stormwater Discharge Permit          USEPA                  Issued January 12, 1998       In compliance.  General
                                                                                          NPDES Permit for
                                                                                          stormwater discharges
STATE
Title V Operating Permit             PDEP                   Issued June 4, 1998           In compliance
RACT Approval                        PDEP                   Issued: September 21, 1995    In compliance
LOCAL
Industrial Wastewater Discharge      Borough of North       Issued September 4, 1991      In compliance.  Permit
Agreement Permit for discharge to    East, Pennsylvania                                   renewal anticipated to be
local sewer system                                                                        issued by April 9, 1999.


REGULATORY COMPLIANCE

                  The NorCon Project must be operated in accordance with all applicable environmental permits, approvals, laws, rules and regulations. The following describes our understanding of the status of the NorCon Project with respect to regulatory compliance issues.

                  AIR PERMIT

                  Our review of NorCon Project and PDEP files and interviews with the NorCon Operator and the PDEP indicate that the NorCon Project is in compliance with its Title V Operating Permit. Our review of 1997-1998 emissions data indicates that the NorCon Project has had occasional minor excursions of permit limitations for excess NOx emissions during startup/shutdown and during normal operations. Based on our discussions with the PDEP, the excursions are insignificant and do not present a significant long-term environmental concern. According to the NorCon Operator there have been no notices of violation ("NOVs") issued by the PDEP for these exceedances. The PDEP stated that the NorCon Project has a good compliance record and expressed no concerns regarding current NorCon Project management.


                  NOx  RACT RULE

                  Title I of the Clean Air Act Amendments of 1990 requires state regulatory agencies to implement Reasonably Available Control Technology ("RACT") to reduce ozone levels. The NorCon Project is located within an area classified as a moderate nonattainment zone for ozone, since it is located within the Ozone Transport

Region. The NorCon Project is classified as a major stationary source for NOx and CO emissions, thus RACT must be implemented to reduce NOx emissions. The NorCon Project has received a RACT Approval, dated September 21, 1995.

                  NOx BUDGET RULE

                  In accordance with the September 27, 1994 Memorandum of Understanding ("MOU") among Northeast Ozone Transport States, the PDEP promulgated regulations to limit NOx emissions from fossil-fired units. These regulations are designed to ensure that by May 1, 1999, affected facilities in the "outer zone" (including the NorCon Project) must reduce their combined rate of NOx emissions by 55 percent of the 1990 baseline or emit NOx at a rate no greater than 0.20 pounds per MMBtu. Under the PDEP's current regulations, beginning in 1999, each affected source must hold by December 31 of each year a quantity of "NOx allowances" equal to or greater than the total NOx emitted from the source during the "NOx allowance control period" (May 1 through September
30) for the year. The NorCon Project was allocated an initial allowance of 50 tons per unit. Our review of actual 1997 and 1998 NOx emissions data indicates that the NorCon Project should meet its NOx emission limits during the five-3month ozone transport period.

                  WASTEWATER AND STORMWATER DISCHARGES

                  Our review of NorCon Project files and interviews with NorCon Project and North East Borough representatives indicates that the NorCon Project is in compliance with its IWDA. Our review of 1997-1998 discharge monitoring reports indicates that the NorCon Project has had occasional non-significant exceedances of zinc, copper, and oil and grease, relative to permit limitations. Most of these exceedances were for higher than permitted levels of zinc and copper in the cooling tower blowdown at the ARP. A discussion with a Borough representative indicates that the exceedances have not been a concern to the POTW, and that new permit limitations are expected to become effective for zinc, copper, and oil and grease when the IWDA renewal is issued in approximately eight weeks. Our review of NorCon Project discharge monitoring reports indicates that the NorCon Project would have met all discharge limitations if the anticipated new permit limitations had been in effect during 1998. The NorCon Operator stated they will be able to maintain compliance with the wastewater discharge permit.

                  GENERAL COMPLIANCE

                  Although we did not conduct a detailed environmental audit, the following observations are based on our review of related documentation, our site visit conducted February 2, 1999, and interviews with the NorCon Operator. In general, the NorCon Project appeared to be using good housekeeping practices and appropriate handling procedures for fuels and hazardous chemicals. The NorCon Operator indicated that no complaints had been received from the public since construction and initial startup in the early 1990s. The NorCon Project is registered as a small quantity generator of hazardous waste, and appears to be in compliance with hazardous waste regulations.

                  The NorCon Project is aware of their obligations to prepare a Risk Management Plan per Section 112-R of the Clean Air Act, summarizing the NorCon Project's accidental release prevention program, and indicated that they would meet the June 21, 1999 deadline for plan submittal.

PROJECTED OPERATING RESULTS

                  CE Generation has indicated that the estimated distributions from the NorCon Project are immaterial in comparison to the total distributions available to service the debt service associated with the Securities. Therefore, for the purposes of this Report, we have assumed that no distributions from the NorCon Project will be made to CE Generation during the term of the Securities.

                       SUMMARY PROJECTED OPERATING RESULTS

DISTRIBUTIONS FROM THE NATURAL GAS PROJECTS

                  The distributions to CE Generation from the Natural Gas Projects are presented for the terms of the respective power purchase agreements in Exhibit B-1. It should be noted that the distributions to CE Generation from the Natural Gas Projects are dependent primarily on the sale of electricity under contracts with electric utilities. The Energy Policy Act fundamentally changed the Federal regulation of the electric utility industry. At this time we cannot predict what impact changes in legislation, regulation or market conditions will have on the ability or willingness of the power purchasers to pay the stipulated capacity costs contained in the Natural Gas Projects' power purchase agreements. Accordingly, we have therefore assumed that the capacity pricing provisions contained in the Natural Gas Projects' power purchase agreements will remain effective throughout their respective terms. For further discussion of the potential impact of the restructuring of the electric utility industry on the projected electricity rates and CE Generation, please refer to the section entitled "Regulatory Matters" contained in the Confidential Offering Circular.

SENSITIVITY ANALYSES

                  Due to the uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that certain circumstances and events may differ from those assumed and described herein and that such will affect the results of our Base Case Projected Operating Results. In order to demonstrate the impact of certain circumstances on the Base Case Projected Operating Results, certain sensitivity analyses were developed. It should be noted that other examples could have been considered and those presented are not intended to reflect the full extent of possible impacts on the Natural Gas Projects.

                  These sensitivity analyses, labeled as Sensitivity Case A through I in Exhibits B-2 through B-10, present the Projected Operating Results assuming, respectively, that (a) operating and maintenance expenses increase by 10 percent over that assumed in the Base Case Projected Operating Results; (b) the fuel consumption of the Natural Gas Projects increases by 5 percent over that assumed in the Base Case Projected Operating Results: (c) the availabilities of the Natural Gas Projects are reduced by 5 percentage points from that as assumed in the Base Case Projected Operating Results; (d) the electricity prices and cost of fuel to the Yuma Project increase according to the "Low Gas 1" case described in the Henwood Report; (e) the electricity prices and cost of fuel to the Yuma Project increase according to the "Low Gas 2" case described in the Henwood Report; (f) the electricity prices and cost of fuel to the Yuma Project increase according to the "SCE Low SRAC" case described in the Henwood Report; (g) the electricity prices and cost of fuel to the Yuma Project increase according to the "SCE Median SRAC" case described in the Henwood Report; (h) the electricity prices and cost of fuel to the Yuma Project increase according to the "SCE High SRAC" case described in the Henwood Report; and (i) the electricity prices to the Yuma Project are equal to the level sufficient to maintain an annual debt service coverage of 1.00 in all years, as projected by Fluor Daniel. Exhibits B-5 through B-10 contain only the Projected Operating Results for the Yuma Project. Since the PRI and Saranac Projects are not impacted by the change in assumptions for these sensitivity cases, the Projected Operating Results for the PRI and Saranac Projects for these cases are the same as the Base Case Projected Operating Results.

SUMMARY COMPARISON OF PROJECTED OPERATING RESULTS

                  The estimated distributions to CE Generation from the Natural Gas Projects for selected fiscal years of operation for the Base Case and each sensitivity case are presented in Table 13. The Base Case and each of the sensitivity cases are presented in Exhibits B-1 through B-10.

                                    TABLE 13
                   PROJECTED NATURAL GAS PROJECT DISTRIBUTIONS
                                     ($000)

                                                                                                              YUMA
                                                                             YUMA       YUMA       YUMA     BREAKEVEN
                   INCREASED  INCREASED   REDUCED      YUMA       YUMA      SCE LOW  SCE MEDIAN  SCE HIGH  ELECTRICITY
 YEAR   BASE CASE     O&M     HEAT RATE AVAILABILITY LOW GAS 1  LOW GAS 2    SRAC       SRAC       SRAC       PRICE
 ----   ---------     ---     --------- ------------ ---------  ---------   ------     ------     ------      -----
  1999   $40,079    $36,952    $36,430     $32,670    $40,079    $40,079    $39,268    $39,578    $40,702    $33,172
  2000    44,620     41,010     40,488      32,778     44,908     44,862     44,274     44,700     46,172     39,961
  2001    52,255     48,784     47,852      42,077     52,728     52,102     54,019     54,639     56,382     46,276
  2002    55,693     52,147     51,144      45,199     55,232     54,433     55,639     56,298     58,390     47,867
  2003    54,703     51,154     50,365      45,668     54,631     53,909     54,551     55,326     57,806     48,889
  2004    46,080     43,575     42,811      32,612     46,250     45,670     45,720     46,659     49,298     38,304
  2005    49,088     46,510     45,679      37,231     49,491     48,808     47,895     49,305     52,015     40,549
  2010     6,948      6,454      6,410       6,326      6,869      6,775      6,684      8,539     13,977        233
  2015     1,682        672      1,069       5,952      1,591      1,142      2,270      4,733     16,410          0



                    PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS
                   USED IN THE PROJECTION OF OPERATING RESULTS

                  In the preparation of our Report and the opinions that follow, we have made certain assumptions with respect to conditions that may exist or events that may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources which we believe to be reliable. While we believe the use of such information and assumptions to be reasonable for the purposes of our Report, we offer no other assurances with respect thereto and some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those forecast. This Report summarizes our work up to the date of this Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented based upon the extent of such changes.

                  The principal considerations and assumptions made by us in developing the input to the Projected Operating Results and the principal information provided to us by others include the following:


                  1. As Independent Engineer, we have made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation applicable to the Natural Gas Projects and their operations. However, for purposes of this Report, we have assumed that all such contracts, agreements, rules, and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

                  2. Our review of the design of the Natural Gas Projects was based on information provided by CE Generation and our visual observations during our site visits.

                  3. The operators will maintain the Natural Gas Projects in accordance with good engineering practice, will perform all required major maintenance in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

                  4. The operators will employ qualified and competent personnel and will generally operate the Natural Gas Projects in a sound and businesslike manner.

                  5. The Natural Gas Projects will identify and implement solutions to the Y2K Problem in a manner which will not impact the projected net revenues of the Natural Gas Projects.

                  6. Inspections, overhauls, repairs and modifications are planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

                  7. Proposed restructuring of the electric utility industry will not significantly impact the projected electricity revenues of the PRI, Saranac, and Yuma Projects.

                  8. All licenses, permits and approvals, and permit modifications necessary to operate the Natural Gas Projects have been, or will be, obtained on a timely basis and any changes in required licenses, or permits and approvals will not require reduced operation of, or increased costs to, the Natural Gas Projects.

                  9. The CPI and general inflation, used variously to escalate various revenues and expenses, will increase at an average annual rate of 2.7 percent.

                  10. The performance of the PRI, Saranac, and Yuma Projects will be as assumed in the Projected Operating Results.

                  11. The price of electricity and natural gas for the Yuma Project will be as estimated by Henwood.


                  12. The cost of natural gas to the PRI and Saranac Projects and the cost of natural gas transportation of the Yuma Project will be as estimated by C.C. Pace. The Yuma natural gas contracts will be extended at pricing provision equal to the current agreements through the term of the Securities.


                  13. The steam sales to the various steam hosts will be as assumed in the Projected Operating Results.

                  14. The non-fuel operating and maintenance expenses, including the cost of major maintenance, will be consistent with the information provided by CE Generation, and will increase thereafter at the assumed change in the general inflation rate, except as noted otherwise in this Report.

                  15. The senior debt service requirements and interest income of the PRI and Saranac Projects will be as reported by CE Generation.

                  16. There will be no additional capital improvements to the PRI, Saranac, and Yuma Projects other than those assumed in the Projected Operating Results.

                  17. The will be no distributions made to CE Generation from the Natural Gas Projects after the expiration of the respective power purchase agreements.


                  18. There will be no distributions made to CE Generation from the NorCon Project.

                  19. A full year of revenues from the Yuma Project will be available to pay the debt service on the Securities in 2018, as estimated by CE Generation.

                                   CONCLUSIONS

                  Set forth below are the principal opinions we have reached after our review of the Natural Gas Projects. For a complete understanding of the estimates, assumptions, and calculations upon which these opinions are based, the Report should be read in its entirety. On the basis of our review and analyses of the Natural Gas Projects and the assumptions set forth in this Report, we are of the opinion that:

                  1. The operators of the Natural Gas Projects have demonstrated the ability to discharge their responsibilities under the respective O&M agreements.

                  2. The Natural Gas Project sites are suitable for the operation of the Natural Gas Projects.
                  3. The Natural Gas Projects utilize sound technology and proven methods of electric and thermal generation and have generally been designed and constructed in accordance with generally accepted industry practices.

                  4. The Natural Gas Projects adequately provide for all off-site requirements, including fuel, water supply, wastewater disposal and electrical interconnections.

                  5. The PRI, Saranac, and Yuma Projects possess sufficient contract or access to spot natural gas commodity supply to meet the requirements of the respective power purchase agreements and the contracted natural gas transportation capacity for these projects is adequate to deliver the natural gas supply requirements.

                  6. If the PRI, Saranac, and Yuma Projects are operated and maintained consistent with generally accepted industry practices, these projects should be capable of meeting the requirements of their respective power purchase agreements, current environmental permits and, where applicable, steam sales agreements, throughout the term of the respective power purchase agreements.

                  7. If the operators operate the PRI, Saranac, and Yuma Projects in accordance with generally accepted industry practices, these projects should have useful lives extending through the final maturity of the Securities.

                  8. All of the major permits and approvals required to operate the Natural Gas Projects have been or are currently in the process of being obtained. While most operating permits must be renewed periodically, we know of no technical reason that such renewals would not be obtainable.

                  9. Based on the historical performance, operation and maintenance practices and observed conditions of the PRI, Saranac, and Yuma Projects, these projects should be capable of achieving the average annual availabilities, net electrical capabilities, capacity factors, steam supply requirements and heat rates assumed in the Projected Operating Results.

                  10. The operation and maintenance procedures and practices at the PRI, Saranac, and Yuma Projects are consistent with good engineering practices and generally accepted industry practices and take into consideration existing environmental and permit requirements applicable to these projects. The operators' organizational structures for these projects are comparable to other facilities using similar technologies with which we are familiar.

                  11. The Natural Gas Projects appear to be operating in general compliance with applicable environmental permits, approvals, laws, rules and regulations.

                  12. The basis for the estimates provided by CE Generation of the costs of operating and maintaining the PRI, Saranac, and Yuma Projects, including the cost of major maintenance, is reasonable.



                                                         Respectfully submitted,


                                                         /S/ R. W. BECK, INC.

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                                   Exhibit B-1
                           CE Generation Gas Projects
                           Projected Operating Results
                                   Base Case

Year Ending December 31,                        1999(1)          2000          2001          2002          2003(1)
                                              ----------      ----------    ----------    ----------     ----------
PRI PROJECT

PERFORMANCE

     Contract Capacity (kW)(2)                   200,000         200,000       200,000       200,000        200,000
     Capacity Factor (%)(3)                         80.0%           80.0%         80.0%         80.0%          80.0%
     Energy Sales (MWh)                        1,401,600       1,401,600     1,401,600     1,401,600      1,051,200
     Steam Sales (Mlb)(4)                        830,000         830,000       830,000       830,000        830,000
     Heat Rate (Btu/Wh)(5)                         9,500           9,500         9,500         9,500          9,500
     Fuel Consumption (BBtu)(6)                   13,315          13,315        13,315        13,315          9,986

COMMODITY PRICES

     General Inflation (%)(7)                       2.70            2.70          2.70          2.70           2.70
     Electricity Price
        Capacity Price ($/kW-yr)(8)              $194.88          201.72        208.80        216.00         223.56
        Energy Component
        Tier 1 Energy Price ($/MWh)(9)            $31.70           32.80         34.00         35.20          36.40
        Tier 2 Energy Price ($/MWh)(9)            $24.82           25.06         25.52         25.98          26.79
     Steam Price ($/Mlb)(10)                       $2.85            2.90          2.96          3.02           3.08
     Natural Gas Price ($/MMBtu)(11)              $2.892           2.968         3.050         3.135          3.227
     Gas Transportation Cost ($/MMBtu)(12)        $0.102           0.102         0.102         0.102          0.102

OPERATING REVENUES ($000)

     Revenue from Electricity Sales
        Capacity                                 $38,976          40,344        41,760        43,200         33,534
        Energy                                   $41,779          42,989        44,386        45,783         35,485
     Steam Revenue                                $2,363           2,410         2,459         2,508          2,558
     Interest Income (13)                           $380             385           392           396            289
                                              ----------      ----------    ----------    ----------     ----------
     Total Operating Revenues                    $83,498          86,128        88,997        91,887         71,866

OPERATING EXPENSES ($000)(14)

     Fuel Expense                                $38,510          39,525        40,618        41,741         32,230
     Fuel Transportation Expense                  $1,360           1,360         1,360         1,360          1,020
     Auxiliary Fuel                                  $48              30            30            30             23
     Operator's Fee                               $1,171           1,204         1,237         1,272            981
     Plant Operations                             $3,131           3,216         3,302         3,392          2,612
     Major Maintenance                            $3,337           3,427         3,520         3,615          2,784
     Other O&M                                      $904           1,014         1,087         1,142            882
     Insurance                                      $347             380           405           412            326
     Administrative Fees                            $886             144           148           152            117
     Property Taxes                               $1,387           1,387         1,387         1,387          1,040
     Capital Expenditures                         $1,409           1,002           715           516            351
                                              ----------      ----------    ----------    ----------     ----------
     Total Operating Expenses                    $52,490          52,689        53,809        55,019         42,366

NET OPERATING REVENUES ($000)                    $31,008          33,439        35,188        36,868         29,500

SENIOR DEBT SERVICE (15)

     Balance Outstanding (Jan 1)                 $90,529          76,261        60,174        42,055         21,743
     Principal                                   $14,268          16,088        18,119        20,313         21,743
     Interest                                     $8,044           8,561         6,940         4,989          1,459
                                              ----------      ----------    ----------    ----------     ----------
     Total Senior Debt Service                   $21,561          23,381        23,796        23,975         23,188

Payments into Debt Reserve Fund                      $85             128            67          (183)        (6,014)
Debt Service Reserve Fund Balance (16)            $6,002           6,130         6,196         6,014              0

Major Maintenance Reserve Fund Balance (17)       $1,000           1,000         1,000         1,000          1,000

CASH AVAILABLE
     FOR DISTRIBUTIONS ($000)                     $9,362           9,930        11,325        13,076         12,326

DISTRIBUTIONS TO
     CE GENERATION ($000)(18)                     $9,362           9,930        11,325        13,076         12,326

                                   Exhibit B-1
                           CE Generation Gas Projects
                           Projected Operating Results
                                    Base Case

Year Ending December 31,                       1999(1)        2000         2001         2002         2003         2004
                                             ---------      ---------    ---------    ---------    ---------    ---------
SARANAC PROJECT

PERFORMANCE

   Net Plant Capacity (kW)(19)                 240,000        240,000      240,000      240,000      240,000      240,000
   Availability Factor (%)(20)                   94.00%         94.00%       94.00%       94.00%       94.00%       94.00%
   Capacity Factor (%)(21)                       85.54%         85.54%       85.54%       85.54%       85.54%       85.54%
   Energy Sales (MWh)(22)                    1,798,400      1,798,400    1,798,400    1,798,400    1,798,400    1,798,400
   Available Generation (MWh)(23)              177,900        177,900      177,900      177,900      177,900      177,900

   Steam Sales (Mlb)(24)                       713,000        713,000      713,000      713,000      713,000      713,000

   Heat Rate (Btu/kWh)(25)                       8,550          8,550        8,550        8,550        8,550        8,550
   Fuel Consumption (BBtu)(26)                  15,466         15,466       15,466       15,466       15,466       15,466

COMMODITY PRICES

   General Inflation (%)(7)                       2.70           2.70         2.70         2.70         2.70         2.70
   Electricity Price
      Capacity Price ($/kW-yr)(27)              $76.91          80.50        83.76        87.02        90.28        94.51
      Energy Price ($/MWh)(28)                  $68.03          70.96        74.04        77.30        80.81        84.27
   Steam Price ($/Mlb)(29)                       $3.16           3.29         3.42         3.56         3.70         3.85
   Natural Gas Price ($/MMBtu)(30)              $2.760          2.906        3.057        3.215        3.378        3.548
   Gas Transportation Cost ($/MMBtu)(31)        $0.977          0.978        0.978        0.979        0.979        0.980

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
      Capacity                                 $18,459         19,320       20,102       20,884       21,666       22,683
      Energy                                  $134,438        140,243      146,328      152,777      159,713      166,545
   Steam Revenue                                $2,256          2,346        2,440        2,538        2,639        2,745
   Interest Income (32)                           $385            385          385          385          385          385
                                             ---------      ---------    ---------    ---------    ---------    ---------
  Total Operating Revenues                    $155,538        162,294      169,255      176,584      184,403      192,358

OPERATING EXPENSES ($000)(33)

   Fuel Expense                                $42,691         44,942       47,282       49,716       52,248       54,880
   Fuel Transportation Expense                 $15,110         15,120       15,129       15,138       15,146       15,156
   Operation & Maintenance                      $2,376          2,488        2,605        2,727        2,855        2,989
   Operator's Fee                               $2,100          2,157        2,215        2,275        2,336        2,399
   Repair & Maintenance                         $5,930          6,090        6,255        6,424        6,597        6,775
   Water & Chemicals                              $386            396          407          418          429          441
   Consumables                                    $476            489          502          516          530          544
   State Excise Tax on Steam Revenues (34)         $79             82           85           89           92           96
   Insurance                                      $767            788          809          831          853          876
   Administrative & General                       $975          1,001        1,028        1,056        1,084        1,114
   Property Taxes                               $3,016          3,016        3,016        3,016        3,016        3,016
   Wheeling Charges (35)                        $5,424          5,695        5,980        6,279        6,593        6,923
   Letter-of-Credit Fees                          $275            282          289          297          304          312
                                             ---------      ---------    ---------    ---------    ---------    ---------
   Total Operating Expenses                    $79,605         82,546       85,602       88,782       92,083       95,521

NET OPERATING REVENUES ($000)                  $75,933         79,748       83,653       87,802       92,320       96,837

SENIOR DEBT SERVICE (36)

   Balance Outstanding (Jan 1)                $189,282        181,097      170,047      156,951      141,399      122,573
   Principal                                    $8,185         11,050       13,096       15,552       18,826       22,100
   Interest                                    $15,242         14,484       13,516       12,369       10,996        9,354
                                             ---------      ---------    ---------    ---------    ---------    ---------
   Total Senior Debt Service                   $23,427         25,534       26,612       27,921       29,822       31,454

Payments into Base Reserve Fund                     $0              0            0            0            0            0
Base Reserve Fund Balance (37)                  $7,000          7,000        7,000        7,000        7,000        7,000

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                 $75,933         79,748       83,653       87,802       92,320       96,837

DISTRIBUTIONS TO OTHER PARTNERS (38)           $52,123         49,717       48,703       53,011       55,757       58,533

DISTRIBUTIONS TO
      CE GENERATION ($000)(38)                 $23,810         30,031       34,951       34,791       36,563       38,304

Year Ending December 31,                        2005         2006         2007         2008         2009(1)
                                             ---------    ---------    ---------    ---------     ---------
SARANAC PROJECT

PERFORMANCE

   Net Plant Capacity (kW)(19)                 240,000      240,000      240,000      240,000       240,000
   Availability Factor (%)(20)                   94.00%       94.00%       94.00%       94.00%        94.00%
   Capacity Factor (%)(21)                       85.54%       85.54%       85.54%       85.54%        85.54%
   Energy Sales (MWh)(22)                    1,798,400    1,798,400    1,798,400    1,798,400       899,200
   Available Generation (MWh)(23)              177,900      177,900      177,900      177,900        88,900

   Steam Sales (Mlb)(24)                       713,000      713,000      713,000      713,000       356,600

   Heat Rate (Btu/kWh)(25)                       8,550        8,550        8,550        8,550         8,550
   Fuel Consumption(BBtu)(26)                   15,466       15,466       15,466       15,466         7,733

COMMODITY PRICES

   General Inflation (%)(7)                       2.70         2.70         2.70         2.70          2.70
   Electricity Price
      Capacity Price ($/kW-yr)(27)               97.77       101.68       106.57       110.48        115.38
      Energy Price ($/MWh)(28)                   88.06        91.91        95.91       100.17        104.59
   Steam Price ($/Mlb)(29)                        4.00         4.16         4.33         4.50          4.68
   Natural Gas Price ($/MMBtu)(30)               3.725        3.910        4.101        4.300         4.472
   Gas Transportation Cost ($/MMBtu)(31)         0.981        0.981        0.982        0.982         0.971

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
      Capacity                                  23,465       24,404       25,577       26,516        13,845
      Energy                                   174,035      181,647      189,550      197,973       103,343
   Steam Revenue                                 2,855        2,969        3,088        3,211         1,670
   Interest Income (32)                            385          385          385          385             0
                                             ---------    ---------    ---------    ---------     ---------
   Total Operating Revenues                    200,740      209,405      218,600      228,085       118,858

OPERATING EXPENSES ($000)(33)

   Fuel Expense                                 57,618       60,465       63,427       66,506        34,579
   Fuel Transportation Expense                  15,165       15,175       15,184       15,193         7,511
   Operation & Maintenance                       3,130        3,277        3,431        3,592         1,881
   Operator's Fee                                2,464        2,531        2,599        2,669         1,371
   Repair & Maintenance                          6,958        7,146        7,339        7,537         3,870
   Water & Chemicals                               453          465          478          491           252
   Consumables                                     559          574          589          605           311
   State Excise Tax on Steam Revenues (34)         100          104          108          112            58
   Insurance                                       900          924          949          975           501
   Administrative & General                      1,144        1,175        1,206        1,239           636
   Property Taxes                                3,016        3,016        3,016        3,016         1,508
   Wheeling Charges (35)                         7,269        7,632        8,014        8,415         4,418
   Letter-of-Credit Fees                           321          330          339          179             0
                                             ---------    ---------    ---------    ---------     ---------
   Total Operating Expenses                     99,097      102,814      106,679      110,529        56,896

NET OPERATING REVENUES ($000)                  101,643      106,591      111,921      117,556        61,962

SENIOR DEBT SERVICE (36)

   Balance Outstanding (Jan 1)                 100,473       74,281       43,177        8,799             0
   Principal                                    26,193       31,104       34,378        8,799             0
   Interest                                      7,420        5,125        2,479          180             0
                                             ---------    ---------    ---------    ---------     ---------
   Total Senior Debt Service                    33,613       36,229       36,857        8,979             0

Payments into Base Reserve Fund                      0            0            0       (7,000)            0
Base Reserve Fund Balance (37)                   7,000        7,000        7,000            0             0

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                 101,643      106,591      111,921      124,556        61,962

DISTRIBUTIONS TO OTHER PARTNERS (38)            61,094       65,066       71,316       75,494        18,744

DISTRIBUTIONS TO
      CE GENERATION ($000)(38)                  40,549       41,525       40,605       49,062        43,219

                                   Exhibit B-1
                           CE Generation Gas Projects
                           Projected Operating Results
                                    Base Case

Year Ending December 31,                         1999(1)        2000        2001        2002        2003        2004
                                                --------      --------    --------    --------    --------    --------
YUMA PROJECT

PERFORMANCE

      Nameplate Capacity (kW)(39)                 56,500        56,500      56,500      56,500      56,500      56,500
      Contract Firm Capacity (kW)(40)             50,000        50,000      50,000      50,000      50,000      50,000
      Curtailment Hours (41)                       1,300         1,300       1,300       1,300       1,300       1,800
      Availability Factor (42)                      96.0%         96.0%       96.0%       96.0%       96.0%       96.0%
      On-Peak Availability Factor (43)              92.0%         92.0%       92.0%       92.0%       92.0%       92.0%
      Capacity Factor (%)(44)                       89.3%         89.3%       89.3%       89.3%       89.3%       83.4%
      Energy Generated (MWh)(42)                 391,300       391,300     391,300     391,300     391,300     365,100
      Transmission Losses (MWh)(45)                3,900         3,900       3,900       3,900       3,900       3,700
      Energy Delivered (MWh)                     387,400       387,400     387,400     387,400     387,400     361,400

      Process Steam Sales (Mlb)(46)               49,500        49,500      49,500      49,500      49,500      46,200
      Supplemental Steam Sales (Mlb)(46)           9,200         9,200       9,200       9,200       9,200      11,900
      Chilling Steam Demand (Mlb)(46)            116,500       116,500     116,500     116,500     116,500     108,700

      Heat Rate (Btu/kWh)(42)                      8,830         8,830       8,830       8,830       8,830       8,830
      Fuel Consumption (BBtu)(47)                  3,474         3,474       3,474       3,474       3,474       3,248

COMMODITY PRICES

      General Inflation (%)(7)                      2.70          2.70        2.70        2.70        2.70        2.70
      Electricity Price
           Capacity Price ($/kW-yr)(48)          $140.00        140.00      140.00      140.00      140.00      140.00
           Bonus Capacity Price ($/kW-yr)(49)    $163.92        163.92      163.92      163.92      163.92      163.92
           Energy ($/MWh)(50)                     $30.90         31.70       28.16       33.99       35.23       36.82
      Process Steam Price ($/Mlb)(51)              $7.81          8.01        8.22        8.44        8.65        8.88
      Supplemental Steam Price ($/Mlb)(51)        $10.42         10.68       10.96       11.25       11.54       11.84
      Chilling Steam Price ($/Mlb)(52)             $1.32          1.33        1.34        1.54        1.59        1.65
      True-up Steam Price ($/Mlb)(52)              $0.33          0.33        0.34        0.38        0.40        0.41
      Natural Gas Price ($/MMBtu)(53)              $2.15          2.23        2.31        2.40        2.48        2.57
      Gas Transportation Cost ($/MMBtu)(53)        $0.23          0.23        0.24        0.25        0.25        0.26

OPERATING REVENUES ($000)

      Revenue from Electricity Sales
            Firm Capacity Payment                 $7,000         7,000       7,000       7,000       7,000       7,000
            Bonus Capacity Payment                $1,196         1,196       1,196       1,196       1,196       1,196
            Energy Payment                       $11,971        12,281      10,909      13,168      13,648      13,307
      Steam Revenue
            Process Steam                           $387           397         407         418         428         410
            Supplemental Steam                       $96            98         101         103         106         141
            Chilling Steam                          $154           155         156         179         185         179
            True-up Steam                            $13            13          13          15          16          15
                                                --------      --------    --------    --------    --------    --------
      Total Operating Revenues                   $20,817        21,140      19,782      22,079      22,579      22,248

OPERATING EXPENSES ($000)
      Natural Gas                                 $8,251         8,546       8,852       9,175       9,498       9,198
      Natural Gas Use/Sales Taxes (54)              $648           672         696         721         746         723
      Natural Gas Service Fees (55)                 $182           185         187         190         192         195
      Operating & Maintenance (56)                $1,363         1,400       1,438       1,476       1,516       1,557
      Major Maintenance (57)                        $183         3,278         193         198       2,262         209
      Other Operating Fees/Water (56)               $443           455         467         480         493         506
      Audit, Legal & Finance (56)                   $762            12          13          13          13          14
      Insurance (56)                                $157           161         166         170         175         179
      Property & Other Taxes (56)                   $779           800         822         844         867         890
      Capital Expenditures (56)                     $179             9           6          23          40          40
      Wheeling (58)                                 $963           963         963         963         963         961
                                                --------      --------    --------    --------    --------    --------
      Total Operating Expenses                   $13,910        16,481      13,803      14,253      16,765      14,472

NET OPERATING REVENUES ($000)                     $6,907         4,659       5,979       7,826       5,814       7,776

CASH AVAILABLE
           FOR DISTRIBUTIONS ($000)               $6,907         4,659       5,979       7,826       5,814       7,776

DISTRIBUTIONS TO
           CE GENERATION ($000)(59)               $6,907         4,659       5,979       7,826       5,814       7,776

Year Ending December 31,                          2005        2006        2007        2008        2009
                                                --------    --------    --------    --------    --------
YUMA PROJECT

PERFORMANCE

      Nameplate Capacity (kW)(39)                 56,500      56,500      56,500      56,500      56,500
      Contract Firm Capacity (kW)(40)             50,000      50,000      50,000      50,000      50,000
      Curtailment Hours (41)                       1,800       1,800       1,800       1,800       1,800
      Availability Factor (42)                      96.0%       96.0%       96.0%       96.0%       96.0%
      On-Peak Availability Factor (43)              92.0%       92.0%       92.0%       92.0%       92.0%
      Capacity Factor (%)(44)                       83.4%       83.4%       83.4%       83.4%       83.4%
      Energy Generated (MWh)(42)                 365,100     365,100     365,100     365,100     365,100
      Transmission Losses (MWh)(45)                3,700       3,700       3,700       3,700       3,700
      Energy Delivered (MWh)                     361,400     361,400     361,400     361,400     361,400

      Process Steam Sales (Mlb)(46)               46,200      46,200      46,200      46,200      46,200
      Supplemental Steam Sales (Mlb)(46)          11,900      11,900      11,900      11,900      11,900
      Chilling Steam Demand (Mlb)(46)            108,700     108,700     108,700     108,700     108,700

      Heat Rate (Btu/kWh)(42)                      8,830       8,830       8,830       8,830       8,830
      Fuel Consumption (BBtu)(47)                  3,248       3,248       3,248       3,248       3,248

COMMODITY PRICES

      General Inflation (%)(7)                      2.70        2.70        2.70        2.70        2.70
      Electricity Price
           Capacity Price ($/kW-yr)(48)           140.00      140.00      140.00      140.00      140.00
           Bonus Capacity Price ($/kW-yr)(49)     163.92      163.92      163.92      163.92      163.92
           Energy ($/MWh)(50)                      40.09       39.91       40.19       43.05       42.04
      Process Steam Price ($/Mlb)(51)               9.11        9.35        9.63        9.85       10.11
      Supplemental Steam Price ($/Mlb)(51)         12.15       12.47       12.84       13.14       13.48
      Chilling Steam Price ($/Mlb)(52)              1.77        1.78        1.80        1.90        1.89
      True-up Steam Price ($/Mlb)(52)               0.44        0.44        0.45        0.48        0.47
      Natural Gas Price ($/MMBtu)(53)               2.67        2.77        2.89        2.97        3.08
      Gas Transportation Cost ($/MMBtu)(53)         0.27        0.27        0.28        0.29        0.30

OPERATING REVENUES ($000)

      Revenue from Electricity Sales
            Firm Capacity Payment                  7,000       7,000       7,000       7,000       7,000
            Bonus Capacity Payment                 1,196       1,196       1,196       1,196       1,196
            Energy Payment                        14,489      14,423      14,525      15,558      15,193
      Steam Revenue
            Process Steam                            421         432         445         455         467
            Supplemental Steam                       145         148         153         156         160
            Chilling Steam                           192         193         195         207         205
            True-up Steam                             16          16          17          18          17
                                                --------    --------    --------    --------    --------
      Total Operating Revenues                    23,459      23,408      23,531      24,590      24,238

OPERATING EXPENSES ($000)
      Natural Gas                                  9,526       9,864      10,283      10,579      10,952
      Natural Gas Use/Sales Taxes (54)               749         775         808         831         861
      Natural Gas Service Fees (55)                  198         200         203         206         209
      Operating & Maintenance (56)                 1,599       1,642       1,687       1,732       1,779
      Major Maintenance (57)                         215           0       3,950         233         239
      Other Operating Fees/Water (56)                520         534         548         563         578
      Audit, Legal & Finance (56)                     14          14          15          I5          16
      Insurance (56)                                 184         189         194         200         205
      Property & Other Taxes (56)                    914         939         964         990       1,017
      Capital Expenditures (56)                       40          40          40          40          40
      Wheeling (58)                                  961         961         961         961         961
                                                --------    --------    --------    --------    --------
      Total Operating Expenses                    14,920      15,158      19,653      16,350      16.857

NET OPERATING REVENUES ($000)                      8,539       8,250       3,878       8,240       7,381

CASH AVAILABLE
           FOR DISTRIBUTIONS ($000)                8,539       8,250       3,878       8,240       7,381

DISTRIBUTIONS TO
           CE GENERATION ($000)(59)                8,539       8,250       3,878       8,240       7,381

                                   Exhibit B-1
                           CE Generation Gas Projects
                           Projected Operating Results
                                    Base Case

Year Ending December 31                       2010         2011         2012         2013         2014         2015
                                            --------     --------     --------     --------     --------     --------
YUMA PROJECT

PERFORMANCE

   Nameplate Capacity (kW)(39)                56,500       56,500       56,500       56,500       56,500       56,500
   Contract Firm Capacity (kW)(40)            50,000       50,000       50,000       50,000       50,000       50,000
   Curtailment Hours (41)                      2,600        2,600        2,600        2,600        2,600        2,600
   Availability Factor (42)                     96.0%        96.0%        96.0%        96.0%        96.0%        96.0%
   On-Peak Availability Factor (43)             92.0%        92.0%        92.0%        92.0%        92.0%        92.0%
   Capacity Factor (%)(44)                      73.8%        73.8%        73.8%        73.8%        73.8%        73.8%
   Energy Generated (MWh)(42)                323,100      323,100      323,100      323,100      323,100      323,100
   Transmission Losses (MWh)(45)               3,200        3,200        3,200        3,200        3,200        3,200
   Energy Delivered (MWh)                    319,900      319,900      319,900      319,900      319,900      319,900

   Process Steam Sales (Mlb)(46)              40,900       40,900       40,900       40,900       40,900       40,900
   Supplemental Steam Sales (Mlb)(46)         16,300       16,300       16,300       16,300       16,300       16,300
   Chilling Steam Demand (Mlb)(46)            96,200       96,200       96,200       96,200       96,200       96,200

   Heat Rate (Btu/kWh)(42)                     8,830        8,830        8,830        8,830        8,830        8,830
   Fuel Consumption (BBtu)(47)                 2,886        2,886        2,886        2,886        2,886        2,886

COMMODITY PRICES

   General Inflation (%)(7)                     2.70         2.70         2.70         2.70         2.70         2.70
   Electricity Price
     Capacity Price ($/kW-yr)(48)            $140.00       140.00       140.00       140.00       140.00       140.00
     Bonus Capacity Price ($/kW-yr)(49)      $163.92       163.92       163.92       163.92       163.92       163.92
     Energy Rate ($/MWh)(50)                  $43.48        43.48        43.26        45.70        45.89        47.57
   Process Steam Price ($/Mlb)(51)            $10.38        10.66        10.95        11.25        11.56        11.59
   Supplemental Steam Price ($/Mlb)(51)       $13.84        14.21        14.60        15.00        15.41        15.45
   Chilling Steam price ($/Mlb)(52)            $1.95         1.96         1.97         2.06         2.09         2.16
   True-up Steam Price ($/Mlb)(52)             $0.49         0.49         0.49         0.52         0.52         0.54
   Natural Gas Price ($/MMBtu)(53)             $3.19         3.31         3.43         3.56         3.69         3.62
   Gas Transportation Cost ($/MMBtu)(53)       $0.30         0.31         0.32         0.33         0.34         0.35

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
     Firm Capacity Payment                    $7,000        7,000        7,000        7,000        7,000        7,000
     Bonus Capacity Payment                   $1,196        1,196        1,196        1,196        1,196        1,196
     Energy Payment                          $13,909       13,909       13,839       14,619       14,680       15,218
   Steam Revenue
     Process Steam                              $425          436          448          460          473          474
     Supplemental Steam                         $226          232          238          244          251          252
     Chilling Stream                            $187          189          190          199          201          207
     True-up Steam                               $16           16           16           17           17           18
                                            --------     --------     --------     --------     --------     --------
   Total Operating Revenues                  $22,959       22,978       22,927       23,735       23,818       24,365

OPERATING EXPENSES ($000)

   Natural Gas                               $10,075       10,439       10,817       11,209       11,616       11,457
   Natural Gas Use/Sales Taxes (54)             $792          820          850          881          913          900
   Natural Gas Service Fees (55)                $211          214          217          220          223          226
   Operating & Maintenance (56)               $1,827        1,876        1,927        1,979        2,033        2,087
   Major Maintenance (57)                       $245        2,799          259          266            0        4,887
   Other Operating Fees/Water (56)              $594          610          626          643          661          678
   Audit, Legal & Finance (56)                   $16           17           17           17           18           18
   Insurance (56)                               $210          216          222          228          234          240
   Property & Other Taxes (56)                $1,044        1,072        1,101        1,131        1,162        1,193
   Capital Expenditures (56)                     $40           40           40           40           40           40
   Wheeling (58)                                $957          957          957          957          957          957
                                            --------     --------     --------     --------     --------     --------
   Total Operating Expenses                  $16,011       19,060       17,033       17,571       l7,857       22,683

NET OPERATING REVENUES ($000)                 $6,948        3,918        5,894        6,164        5,961        1,682

CASH AVAILABLE
     FOR DISTRIBUTIONS ($000)                 $6,948        3,918        5,894        6,164        5,961        1,682

DISTRIBUTIONS TO
     CE GENERATION ($000)(59)                 $6,948        3,918        5,894        6,164        5,961        1,682

Year Ending December 31                       2016         2017         2018
                                            --------     --------     --------
YUMA PROJECT

PERFORMANCE

   Nameplate Capacity (kW)(39)                56,500       56,500       56,500
   Contract Firm Capacity (kW)(40)            50,000       50,000       50,000
   Curtailment Hours (41)                      2,600        2,600        2,600
   Availability Factor (42)                     96.0%        96.0%        96.0%
   On-Peak Availability Factor (43)             92.0%        92.0%        92.0%
   Capacity Factor (%)(44)                      73.8%        73.8%        73.8%
   Energy Generated (MWh)(42)                323,100      323,100      323,100
   Transmission Losses (MWh)(45)               3,200        3,200        3,200
   Energy Delivered (MWh)                    319,900      319,900      319,900

   Process Steam Sales (Mlb)(46)              40,900       40,900       40,900
   Supplemental Steam Sales (Mlb)(46)         16,300       16,300       16,300
   Chilling Steam Demand (Mlb)(46)            96,200       96,200       96,200

   Heat Rate (Btu/kWh)(42)                     8,830        8,830        8,830
   Fuel Consumption (BBtu)(47)                 2,886        2,886        2,886

COMMODITY PRICES

   General Inflation (%)(7)                     2.70         2.70         2.70
   Electricity Price
     Capacity Price ($/kW-yr)(48)             140.00       140.00       140.00
     Bonus Capacity Price ($/kW-yr)(49)       163.92       163.92       163.92
     Energy Rate ($/MWh)(50)                   47.79        49.16        50.31
   Process Steam Price ($/Mlb)(51)             12.20        12.53        12.86
   Supplemental Steam Price ($/Mlb)(51)        16.26        16.71        17.15
   Chilling Steam price ($/Mlb)(52)             2.18         2.24         2.30
   True-up Steam Price ($/Mlb)(52)              0.55         0.56         0.57
   Natural Gas Price ($/MMBtu)(53)              3.97         4.11         4.25
   Gas Transportation Cost ($/MMBtu)(53)        0.36         0.37         0.38

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
     Firm Capacity Payment                     7,000        7,000        7,000
     Bonus Capacity Payment                    1,196        1,196        1,196
     Energy Payment                           15,288       15,726       16,094
   Steam Revenue
     Process Steam                               499          512          526
     Supplemental Steam                          265          272          280
     Chilling Stream                             210          216          221
     True-up Steam                                18           18           19
                                            --------     --------     --------
   Total Operating Revenues                   24,476       24,940       25,336

OPERATING EXPENSES ($000)

   Natural Gas                                12,468       12,915       13,351
   Natural Gas Use/Sales Taxes(54)               980        1,015        1,049
   Natural Gas Service Fees (55)                 229          232          235
   Operating & Maintenance (56)                2,144        2,202        2,261
   Major Maintenance (57)                        288          296          304
   Other Operating Fees/Water (56)               697          716          735
   Audit, Legal & Finance (56)                    19           19           20
   Insurance (56)                                247          254          260
   Property & Other Taxes (56)                 1,225        1,258        1,292
   Capital Expenditures (56)                      40           40           40
   Wheeling (58)                                 957          957          957
                                            --------     --------     --------
   Total Operating Expenses                   19,294       19,904       20,504

NET OPERATING REVENUES ($000)                  5,182        5,036        4,832

CASH AVAILABLE
     FOR DISTRIBUTIONS ($000)                  5,182        5,036        4,832

DISTRIBUTIONS TO
     CE GENERATION ($000)(59)                  5,182        5,036        4,832

                            Footnotes to Exhibit B-1

1. Represents twelve months for 1999, representing the beginning of the quarterly distributions which will be available to CE Generation, and 12 months for 2018, except for the PRI Project and the Saranac Project, for which no distributions are assumed after the expiration of the PRI PPA and Saranac PPA on September 30, 2003 and June 30, 2009, respectively. Although the Securities have a final maturity of December 15, 2018, CE Generation has stated that a full year of revenues will be available to pay the debt service on the Securities in 2018.
2.    Net plant capacity of 200,000 kW as set forth in the PPI PPA.
3. Capacity factor based on an assumed dispatch factor of 100 percent less the contractually allowed curtailment during the term of the PRI PPA.
4. Based on the historic level of steam sales to Fina at 830,000 Mlb per year.
5. As estimated by R.W. Beck based on the historic level of net plant heat rate.
6.    Includes fuel based on the average annual heat rate.
7. Based on projections prepared by Blue Chip Economic Indicators dated October 10, 1998.
8.    Capacity rate as set forth in the PRI PPA.
9. As set forth in the PRI PPA, the energy rate for energy produced monthly above a 72.5 percent capacity factor is equal to the product of TUEC's monthly weighted average cost of gas, as estimated by C.C. Pace, the monthly energy produced above a 72.5 percent capacity factor and 0.99. Below a 72.5 percent capacity factor, the energy pricing is as set forth in the PRI PPA.
10. Fina steam price is $2.45 per Mlb of steam beginning in 1991 and escalated each June 1 beginning June 1, 1992 at 2.0 percent per contract year thereafter pursuant to the PRI Steam Sales Agreement.
11. As projected by C.C. Pace in accordance with the PRI Gas Supply Agreement. The reservation fee is equal to $547,500 per year beginning July 1, 1989 and escalates at 3 percent beginning on July 1, 1996. The fuel prices under the Louis Dreyfus Gas Contract change each June 1. Spot gas pricing has been projected by C.C. Pace.
12.   As set forth in the PRI Gas Supply Agreement.
13. Estimated based on the debt service reserve fund and major maintenance reserve fund balances required under the Amended and Restated Term Loan Agreement dated December 30, 1988 and a reinvestment rate of 5.5 percent, as estimated by CE Generation.
14. Based on information provided by CE Generation. Non-fuel operating expenses assumed to escalate at the rate of general inflation.
15. As set forth in the PRI Amended and Restated Term Loan Agreement provided by CE Generation.
16. The debt service reserve fund balance is to be maintained at the next quarter's debt service payment pursuant to the PRI Amended and Restated Term Loan Agreement.
17. The maintenance reserve account maintains a $1,000,000 balance in accordance with the PRI operating budget for periodic overhauls, repairs and spare parts.
18. One hundred percent of cash available for distribution is distributed to CE Generation.
19.   Net plant capacity of 240,000 kW as set forth in the Saranac PPA.
20.   As estimated by R.W. Beck.
21. Capacity factor based on an assumed dispatch factor of 100 percent less certain contractually allowed curtailment during the term of the Saranac PPA.
22.   Calculated as set forth in the Saranac PPA.
23.   Based on the historical energy curtailment by NYSEG under the Saranac PPA.
24. Based on historic level of steam sales. Assumes 520,300 Mlb per year of steam sales to Georgia-Pacific and 192,700 Mlb per year of steam sales to Tenneco.
25.   As estimated by R.W. Beck.
26. Includes generation fuel based on an average annual beat rate and auxiliary boiler fuel at a rate of 1,400 Btu/lb of steam.
27. As set forth in the Saranac PPA, capacity rate is equal to the weighted average of the schedule of on-peak and off-peak variable capacity prices based on on-peak hours of 3,810 and 4,950 hours per year, respectively.
28. As set forth in the Saranac PPA, energy rate is equal to the weighted average of the schedule of on-peak and off-peak variable energy prices. Scheduled pricing based on a commercial operation date of May 1994. Includes available generation revenue calculated as variable energy rate plus variable capacity component less 95 percent of the lesser of (1) 105 percent of sum of the variable energy rate plus the variable capacity component, or (2) the price of natural gas times the estimated heat rate times the available generation.
29. Represents average steam price under Georgia-Pacific and Tenneco Steam Sales Agreements. Average steam price is equal to $3.04 per Mlb in 1998 escalated at 4.0 percent per year thereafter.
30. As set forth in the Saranac Gas Arrangements, natural gas price is equal to a contract price of $2.97 per MMBtu through October 31, 1994 and escalating by 4.0 percent each November 1 thereafter. Demand component is based on TransCanada's firm transportation rate and the contract quantity based on a 100 percent load factor. Commodity charge is the remaining portion of the contract price and is assessed only for actual fuel burned.
31.   As set forth in the Saranac Gas Transportation Agreements.
32. Estimated based on the debt service reserve fund and major maintenance reserve fund balances and a reinvestment rate of 5 percent, as estimated by CE Generation.
33. Based on information provided by CE Generation. Non-fuel operating expenses assumed to escalate at the rate of general inflation, except where noted.
34.   Equal to 3.5 percent of annual steam revenue.

                            Footnotes to Exhibit B-1
                                   (Continued)

35. As set forth in the Saranac PPA, equal to $4,250,000 per year in 1994 dollars escalated at 5.0 percent per year.
36. Based on information provided by CE Generation. Not deducted from cash available for distributions since senior debt service is paid out of level 1 distributions.
37. As required under senior credit agreement. Based on information provided by CE Generation.
38. Based on distributions to GE Capital equal to 99 percent of scheduled level 1 distributions and 1 percent of level 2 distributions and distributions to TPC Saranac equal to 0.3585 percent of scheduled level 1 distributions plus of 35.49 percent of level 2 distributions until an after-tax return of 8.35 percent is achieved. After achieving an 8.35 after-tax return, which is projected in the Base Case to occur in the first quarter of 2000, TPC Saranac's share is reduced from 35.49 to 17.82 percent. CE Generation receives all remaining level 1 and level 2 distributions.
39.   Maximum energy deliverable to SDG&E under the Yuma PPA.
40.   Contracted firm capacity under the Yuma PPA.
41. Curtailment hours assumed at contract maximums and consist of a block curtailment of 400 hours plus 900 hours of flexible curtailment through May 1, 2004, 1,400 hours of flexible curtailment from May 1, 2004 through May 1, 2009, and 2,200 hours of flexible curtailment each year thereafter.
42.   Estimated by R.W. Beck based on historical operating data.
43. Estimated by R.W. Beck based on historical operating data. Peak hours under the Yuma PPA are defined as 11 A.M. to 6 P.M. weekdays, May through September.
44.   Based on contracted firm capacity.
45. Pursuant to transmission agreements with APS, losses are equal to one percent of scheduled capacity and associated energy.
46.   As estimated by CE Generation.
47.   Includes auxiliary boiler.
48.   Pursuant to the Yuma PPA.
49. Pursuant to the Yuma PPA. Assumes 92 percent on-peak availability and one percent losses from the point of delivery to the designated point of interconnection with SDG&E.
50.   As estimated by Henwood.
51.   As estimated by C.C. Pace.
52. Calculated pursuant to the Yuma Process ESA. Supplemental steam is steam produced in the auxiliary boiler.
53. Calculated pursuant to Yuma Chiller ESA. True-up steam is steam in excess of an annual average of 10,721 pounds per hour.
54. Gas use and sales taxes assumed to be equal to 7.86 percent of gas expenses, as estimated by CE Generation.
55. SWG special gas procurement tariff is $15,000 per month in 1998, as provided by CE Generation. Assumed by R.W. Beck to escalate at one half the general rate of inflation.
56. Estimated for 1999 by CE Generation and assumed to escalate at the assumed rate of general inflation of 2.7 percent per year thereafter.
57.   Major maintenance schedule as estimated by CE Generation.
58. Includes firm and interruptible transmission costs based on firm transmission service charge of $1.52 per kW-month, and interruptible transmission service charge of $2.082 per MWh, unescalated pursuant to transmission agreements with APS.
59. One hundred percent of cash available for distribution is distributed to CE Generation.

                                   Exhibit B-2
                           CE Generation Gas Projects
                           Projected Operating Results
                   Sensitivity A: Increased Operating Expenses

Year Ending December 31,                         1999(1)          2000          2001           2002           2003(1)
                                               ----------       ---------     ---------     ----------      ----------
PRI PROJECT

PERFORMANCE

    Contract Capacity (kW)(2)                     200,000         200,000       200,000        200,000         200,000
    Capacity Factor (%)(3)                           80.0%           80.0%         80.0%          80.0%           80.0%
    Energy Sales (MWh)                          1,401,600       1,401,600     1,401,600      1,401,600       1,051,200

    Steam Sales (Mlb)(4)                          830,000         830,000       830,000        830,000         830,000

    Heat Rate (Btu/kWh)(5)                          9,500           9,500         9,500          9,500           9,500
    Fuel Consumption (BBtu)(6)                     13,315          13,315        13,315         13,315           9,986

COMMODITY PRICES

    General Inflation (%)(7)                         2.70            2.70          2.70           2.70            2.70
    Electricity Price
       Capacity Price ($/kW-yr)(8)                $194.88          201.72        208.80         216.00          223.56
       Energy Component
       Tier 1 Energy Price ($/MWh)(9)              $31.70           32.80         34.00          35.20           36.40
       Tier 2 Energy Price ($/MWh)(9)              $24.82           25.06         25.52          25.98           26.79
    Steam Price ($/Mlb)(10)                         $2.85            2.90          2.96           3.02            3.08
    Natural Gas Price ($/MMBtu)(11)                $2.892           2.968         3.050          3.135           3.227
    Gas Transportation Cost ($/MMBtu)(12)          $0.102           0.102         0.102          0.102           0.102

OPERATING REVENUES ($000)

    Revenue from Electricity Sales
       Capacity                                   $38,976          40,344        41,760         43,200          33,534
       Energy                                     $41,779          42,989        44,386         45,783          35,485
    Steam Revenue                                  $2,363           2,410         2,459          2,508           2,558
    Interest Income (13)                             $380             385           392            396             289
                                               ----------       ---------     ---------     ----------      ----------
    Total Operating Revenues                      $83,498          86,128        88,997         91,887          71,866

OPERATING EXPENSES ($000)(14)

    Fuel Expense                                  $38,510          39,525        40,618         41,741          32,230
    Fuel Transportation Expense                    $1,360           1,360         1,360          1,360           1,020
    Auxiliary Fuel                                    $48              30            30             30              23
    Operator's Fee                                 $1,288           1,324         1,361          1,399           1,079
    Plant Operations                               $3,444           3,537         3,633          3,731           2,874
    Major Maintenance                              $3,671           3,770         3,872          3,976           3,063
    Other O&M                                        $994           1,115         1,196          1,256             970
    Insurance                                        $382             418           446            453             358
    Administrative Fees                              $975             158           163            167             129
    Property Taxes                                 $1,526           1,526         1,526          1,526           1,144
    Capital Expenditures                           $1,550           1,102           787            568             386
                                               ----------       ---------     ---------     ----------      ----------
    Total Operating Expenses                      $53,748          53,865        54,992         56,207          43,276

NET OPERATING REVENUES ($000)                     $29,750          32,263        34,005         35,680          28,590

SENIOR DEBT SERVICE (15)

    Balance Outstanding (Jan 1)                   $90,529          76,261        60,174         42,055          21,743
    Principal                                     $14,268          16,088        18,119         20,313          21,743
    Interest                                       $8,044           8,561         6,940          4,989           1,459
                                               ----------       ---------     ---------     ----------      ----------
    Total Senior Debt Service                     $21,561          23,381        23,796         23,975          23,188

Payments into Debt Reserve Fund                       $85             128            67           (183)         (6,014)
Debt Service Reserve Fund Balance (16)             $6,002           6,130         6,196          6,014               0

Major Maintenance Reserve Fund Balance (17)        $1,000           1,000         1,000          1,000           1,000

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                    $8,104           8,754        10,142         11,888          11,416

DISTRIBUTIONS TO
       CE GENERATION ($000)(18)                    $8,104           8,754        10,142         11,888          11,416

                                   Exhibit B-2
                           CE Generation Gas Projects
                           Projected Operating Results
                   Sensitivity A: Increased Operating Expenses

Year Ending December 31,                        1999(1)          2000          2001          2002          2003
                                              ----------      ----------    ----------    ----------    ----------
SARANAC PROJECT

PERFORMANCE

    Net Plant Capacity (kW)(19)                  240,000         240,000       240,000       240,000       240,000
    Availability Factor (%)(20)                    94.00%          94.00%        94.00%        94.00%        94.00%
    Capacity Factor (%)(21)                        85.54%          85.54%        85.54%        85.54%        85.54%
    Energy Sales (MWh)(22)                     1,798,400       1,798,400     1,798,400     1,798,400     1,798,400
    Available Generation (MWh)(23)               177,900         177,900       177,900       177,900       177,900

    Steam Sales (Mlb)(24)                        713,000         713,000       713,000       713,000       713,000

    Heat Rate (Btu/kWh)(25)                        8,550           8,550         8,550         8,550         8,550
    Fuel Consumption (BBtu)(26)                   15,466          15,466        15,466        15,466        15,466

COMMODITY PRICES

    General Inflation (%)(7)                        2.70            2.70          2.70          2.70          2.70
    Electricity Price
        Capacity Price ($/kW-yr)(27)              $76.91           80.50         83.76         87.02         90.28
        Energy Price ($/MWh)(28)                  $68.03           70.96         74.04         77.30         80.81
    Steam Price ($/Mlb)(29)                        $3.16            3.29          3.42          3.56          3.70
    Natural Gas Price ($/MMBtu)(30)               $2.760           2.906         3.057         3.215         3.378
    Gas Transportation Cost ($/MMBtu)(31)         $0.977           0.978         0.978         0.979         0.979

OPERATING REVENUES ($000)

    Revenue from Electricity Sales
        Capacity                                 $18,459          19,320        20,102        20,884        21,666
        Energy                                  $134,438         140,243       146,328       152,777       159,713
    Steam Revenue                                 $2,256           2,346         2,440         2,538         2,639
    Interest Income (32)                            $385             385           385           385           385
                                              ----------      ----------    ----------    ----------    ----------
    Total Operating Revenues                    $155,538         162,294       169,255       176,584       184,403

OPERATING EXPENSES ($000)(33)

    Fuel Expense                                 $42,691          44,942        47,282        49,716        52,248
    Fuel Transportation Expense                  $15,110          15,120        15,129        15,138        15,146
    Operation & Maintenance                       $2,614           2,737         2,865         3,000         3,141
    Operator's Fee                                $2,310           2,372         2,436         2,502         2,570
    Repair & Maintenance                          $6,523           6,699         6,880         7,066         7,257
    Water & Chemicals                               $425             436           448           460           472
    Consumables                                     $524             538           552           567           582
    State Excise Tax on Steam Revenues (34)          $87              90            94            98           102
    Insurance                                       $844             867           890           914           939
    Administrative & General                      $1,072           1,101         1,131         1,162         1,193
    Property Taxes                                $3,318           3,318         3,318         3,318         3,318
    Wheeling Charges (35)                         $5,967           6,265         6,578         6,907         7,252
    Letter-of-Credit Fees                           $303             310           318           326           335
                                              ----------      ----------    ----------    ----------    ----------
    Total Operating Expenses                     $81,788          84,795        87,92l        91,174        94,555

NET OPERATING REVENUES ($000)                    $73,750          77,499        81,334        85,410        89,848

SENIOR DEBT SERVICE (36)

    Balance Outstanding (Jan 1)                 $189,282         181,097       170,047       156,951       141,399
    Principal                                     $8,185          11,050        13,096        15,552        18,826
    Interest                                     $15,242          14,484        13,516        12,369        10,996
                                              ----------      ----------    ----------    ----------    ----------
    Total Senior Debt Service                    $23,427          25,534        26,612        27,921        29,822

Payments into Base Reserve Fund                       $0               0             0             0             0
Base Reserve Fund Balance (37)                    $7,000           7,000         7,000         7,000         7,000

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                     $73,750          77,499        81,334        85,410        89,848

DISTRIBUTIONS TO OTHER PARTNERS (38)             $51,327          49,195        48,266        52,561        55,292

DISTRIBUTIONS TO
    CE GENERATION ($000)(38)                     $22,424          28,305        33,068        32,849        34,556

Year Ending December 31,                         2004          2005          2006          2007          2008          2009(1)
                                              ----------    ----------    ----------    ----------    ----------     ----------
SARANAC PROJECT

PERFORMANCE

    Net Plant Capacity (kW)(19)                  240,000       240,000       240,000       240,000       240,000        240,000
    Availability Factor (%)(20)                    94.00%        94.00%        94.00%        94.00%        94.00%         94.00%
    Capacity Factor (%)(21)                        85.54%        85.54%        85.54%        85.54%        85.54%         85.54%
    Energy Sales (MWh)(22)                     1,798,400     1,798,400     1,798,400     1,798,400     1,798,400        899,200
    Available Generation (MWh)(23)               177,900       177,900       177,900       177,900       177,900         88,900

    Steam Sales (Mlb)(24)                        713,000       713,000       713,000       713,000       713,000        356,600

    Heat Rate (Btu/kWh)(25)                        8,550         8,550         8,550         8,550         8,550          8,550
    Fuel Consumption (BBtu)(26)                   15,466        15,466        15,466        15,466        15,466          7,733

COMMODITY PRICES

    General Inflation (%)(7)                        2.70          2.70          2.70          2.70          2.70           2.70
    Electricity Price
        Capacity Price ($/kW-yr)(27)               94.51         97.77        101.68        106.57        110.48         115.38
        Energy Price ($/MWh)(28)                   84.27         88.06         91.91         95.91        100.17         104.59
    Steam Price ($/Mlb)(29)                         3.85          4.00          4.16          4.33          4.50           4.68
    Natural Gas Price ($/MMBtu)(30)                3.548         3.725         3.910         4.101         4.300          4.472
    Gas Transportation Cost ($/MMBtu)(31)          0.980         0.981         0.981         0.982         0.982          0.971

OPERATING REVENUES ($000)

    Revenue from Electricity Sales
        Capacity                                  22,683        23,465        24,404        25,577        26,516         13,845
        Energy                                   166,545       174,035       181,647       189,550       197,973        103,343
    Steam Revenue                                  2,745         2,855         2,969         3,088         3,211          1,670
    Interest Income (32)                             385           385           385           385           385              0
                                              ----------    ----------    ----------    ----------    ----------     ----------
    Total Operating Revenues                     192,358       200,740       209,405       218,600       228,085        118,858

OPERATING EXPENSES ($000)(33)

    Fuel Expense                                  54,880        57,618        60,465        63,427        66,506         34,579
    Fuel Transportation Expense                   15,156        15,165        15,175        15,184        15,193          7,511
    Operation & Maintenance                        3,288         3,443         3,605         3,774         3,952          2,069
    Operator's Fee                                 2,639         2,710         2,784         2,859         2,936          1,508
    Repair & Maintenance                           7,453         7,654         7,861         8,073         8,291          4,257
    Water & Chemicals                                485           498           512           525           540            277
    Consumables                                      598           614           631           648           665            342
    State Excise Tax on Steam Revenues (34)          106           110           114           119           124             64
    Insurance                                        964           990         1,017         1,044         1,073            551
    Administrative & General                       1,225         1,258         1,292         1,327         1,363            700
    Property Taxes                                 3,318         3,318         3,318         3,318         3,318          1,659
    Wheeling Charges (35)                          7,615         7,996         8,396         8,815         9,256          4,859
    Letter-of-Credit Fees                            344           353           363           373           197              0
                                              ----------    ----------    ----------    ----------    ----------     ----------
    Total Operating Expenses                      98,071       101,727       105,533       109,486       113,414         58,376

NET OPERATING REVENUES ($000)                     94,287        99,013       103,872       109,114       114,671         60,482

SENIOR DEBT SERVICE (36)

    Balance Outstanding (Jan 1)                  122,573       100,473        74,281        43,177         8,799              0
    Principal                                     22,100        26,193        31,104        34,378         8,799              0
    Interest                                       9,354         7,420         5,125         2,479           180              0
                                              ----------    ----------    ----------    ----------    ----------     ----------
    Total Senior Debt Service                     31,454        33,613        36,229        36,857         8,979              0

Payments into Base Reserve Fund                        0             0             0             0        (7,000)             0
Base Reserve Fund Balance (37)                     7,000         7,000         7,000         7,000             0              0

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                      94,287        99,013       103,872       109,114       121,671         60,482

DISTRIBUTIONS TO OTHER PARTNERS (38)              58,053        60,599        64,554        70,788        74,951         18,465

DISTRIBUTIONS TO
    CE GENERATION ($000)(38)                      36,234        38,414        39,318        38,326        46,720         42,017

                                   Exhibit B-2
                           CE Generation Gas Projects
                           Projected Operating Results
                   Sensitivity A: Increased Operating Expenses

Year Ending December 31,                      1999(1)        2000        2001        2002        2003        2004        2005
                                             --------      --------    --------    --------    --------    --------    --------
YUMA PROJECT

PERFORMANCE

    Nameplate Capacity (kW)(39)                56,500        56,500      56,500      56,500      56,500      56,500      56,500
    Contract Firm Capacity (kW)(40)            50,000        50,000      50,000      50,000      50,000      50,000      50,000
    Curtailment Hours (41)                      1,300         1,300       1,300       1,300       1,300       1,800       1,800
    Availability Factor (42)                     96.0%         96.0%       96.0%       96.0%       96.0%       96.0%       96.0%
    On-Peak Availability Factor (43)             92.0%         92.0%       92.0%       92.0%       92.0%       92.0%       92.0%
    Capacity Factor (%)(44)                      89.3%         89.3%       89.3%       89.3%       89.3%       83.4%       83.4%
    Energy Generated (MWh)(42)                391,300       391,300     391,300     391,300     391,300     365,100     365,100
    Transmission Losses (MWh)(45)               3,900         3,900       3,900       3,900       3,900       3,700       3,700
    Energy Delivered (MWh)                    387,400       387,400     387,400     387,400     387,400     361,400     361,400

    Process Steam Sales (Mlb)(46)              49,500        49,500      49,500      49,500      49,500      46,200      46,200
    Supplemental Steam Sales (Mlb)(46)          9,200         9,200       9,200       9,200       9,200      11,900      11,900
    Chilling Steam Demand (Mlb)(46)           116,500       116,500     116,500     116,500     116,500     108,700     108,700

    Heat Rate (Btu/kWh)(42)                     8,830         8,830       8,830       8,830       8,830       8,830       8,830
    Fuel Consumption (BBtu)(47)                 3,474         3,474       3,474       3,474       3,474       3,248       3,248

COMMODITY PRICES

    General Inflation (%)(7)                     2.70          2.70        2.70        2.70        2.70        2.70        2.70
    Electricity Price                         $140.00        140.00      140.00      140.00      140.00      140.00      140.00
        Capacity Price ($/kW-yr)(48)
        Bonus Capacity Price ($/kW-yr)(49)    $163.92        163.92      163.92      163.92      163.92      163.92      163.92
        Energy Rate ($/MWh)(50)                $30.90         31.70       28.16       33.99       35.23       36.82       40.09
    Process Steam Price ($/Mlb)(51)             $7.81          8.01        8.22        8.44        8.65        8.88        9.11
    Supplemental Steam Price ($/Mlb)(51)       $10.42         10.68       10.96       11.25       11.54       11.84       12.15
    Chilling Steam Price ($/Mlb)(52)            $1.32          1.33        1.34        1.54        1.59        1.65        1.77
    True-up Steam Price ($/Mlb)(52)             $0.33          0.33        0.34        0.38        0.40        0.41        0.44
    Natural Gas Price ($/MMBtu)(53)             $2.15          2.23        2.31        2.40        2.48        2.57        2.67
    Gas Transportation Cost ($/MMBtu)(53)       $0.23          0.23        0.24        0.25        0.25        0.26        0.27

OPERATING REVENUES ($000)

    Revenue from Electricity Sales
        Firm Capacity Payment                  $7,000         7,000       7,000       7,000       7,000       7,000       7,000
        Bonus Capacity Payment                 $1,196         1,196       1,196       1,196       1,196       1,196       1,196
        Energy Payment                        $11,971        12,281      10,909      13,168      13,648      13,307      14,489
    Steam Revenue
        Process Steam                            $387           397         407         418         428         410         421
        Supplement Steam                          $96            98         101         103         106         141         145
        Chilling Steam                           $154           155         156         179         185         179         192
        True-up Steam                             $13            13          13          15          16          15          16
                                             --------      --------    --------    --------    --------    --------    --------
    Total Operating Revenues                  $20,817        21,140      19,782      22,079      22,579      22,248      23,459

OPERATING EXPENSES ($000)

    Natural Gas                                $8,251         8,546       8,852       9,175       9,498       9,198       9,526
    Natural Gas Use/Sales Taxes (54)             $648           672         696         721         746         723         749
    Natural Gas Service Fees (55)                $182           185         187         190         192         195         198
    Operating & Maintenance (56)               $1,499         1,540       1,581       1,624       1,668       1,713       1,759
    Major Maintenance (57)                       $201         3,606         212         218       2,488         230         237
    Other Operating Fees/Water (56)              $487           500         514         528         542         557         572
    Audit, Legal & Finance (56)                  $838            l4          14          14          15          15          15
    Insurance (56)                               $173           177         182         187         192         197         203
    Property & Other Taxes (56)                  $857           880         904         928         953         979       1,005
    Capital Expenditures (56)                    $197            10           7          25          44          44          44
    Wheeling (58)                              $1,059         1,059       1,059       1,059       1,059       1,056       1,056
                                             --------      --------    --------    --------    --------    --------    --------
    Total Operating Expenses                  $14,392        17,189      14,208      14,669      17,397      14,907      15,364

NET OPERATING REVENUES ($000)                  $6,425         3,951       5,574       7,410       5,182       7,341       8,096

CASH AVAILABLE
        FOR DISTRIBUTIONS ($000)               $6,425         3,951       5,574       7,410       5,182       7,341       8,096

DISTRIBUTIONS TO
        CE GENERATION ($000)(59)               $6,425         3,951       5,574       7,410       5,182       7,341       8,096

Year Ending December 31,                       2006        2007        2008        2009
                                             --------    --------    --------    --------
YUMA PROJECT

PERFORMANCE

    Nameplate Capacity (kW)(39)                56,500      56,500      56,500      56,500
    Contract Firm Capacity (kW)(40)            50,000      50,000      50,000      50,000
    Curtailment Hours (41)                      1,800       1,800       1,800       1,800
    Availability Factor (42)                     96.0%       96.0%       96.0%       96.0%
    On-Peak Availability Factor (43)             92.0%       92.0%       92.0%       92.0%
    Capacity Factor (%)(44)                      83.4%       83.4%       83.4%       83.4%
    Energy Generated (MWh)(42)                365,100     365,100     365,100     365,100
    Transmission Losses (MWh)(45)               3,700       3,700       3,700       3,700
    Energy Delivered (MWh)                    361,400     361,400     361,400     361,400

    Process Steam Sales (Mlb)(46)              46,200      46,200      46,200      46,200
    Supplemental Steam Sales (Mlb)(46)         11,900      11,900      11,900      11,900
    Chilling Steam Demand (Mlb)(46)           108,700     108,700     108,700     108,700

    Heat Rate (Btu/kWh)(42)                     8,830       8,830       8,830       8,830
    Fuel Consumption (BBtu)(47)                 3,248       3,248       3,248       3,248

COMMODITY PRICES

    General Inflation (%)(7)                     2.70        2.70        2.70        2.70
    Electricity Price                          140.00      140.00      140.00      140.00
        Capacity Price ($/kW-yr)(48)
        Bonus Capacity Price ($/kW-yr)(49)     163.92      163.92      163.92      163.92
        Energy Rate ($/MWh)(50)                 39.91       40.19       43.05       42.04
    Process Steam Price ($/Mlb)(51)              9.35        9.63        9.85       10.11
    Supplemental Steam Price ($/Mlb)(51)        12.47       12.84       13.14       13.48
    Chilling Steam Price ($/Mlb)(52)             1.78        1.80        1.90        1.89
    True-up Steam Price ($/Mlb)(52)              0.44        0.45        0.48        0.47
    Natural Gas Price ($/MMBtu)(53)              2.77        2.89        2.97        3.08
    Gas Transportation Cost ($/MMBtu)(53)        0.27        0.28        0.29        0.30

OPERATING REVENUES ($000)

    Revenue from Electricity Sales
        Firm Capacity Payment                   7,000       7,000       7,000       7,000
        Bonus Capacity Payment                  1,196       1,196       1,196       1,196
        Energy Payment                         14,423      14,525      15,558      15,193
    Steam Revenue
        Process Steam                             432         445         455         467
        Supplement Steam                          148         153         156         160
        Chilling Steam                            193         195         207         205
        True-up Steam                              16          17          18          17
                                             --------    --------    --------    --------
    Total Operating Revenues                   23,408      23,531      24,590      24,238

OPERATING EXPENSES ($000)

    Natural Gas                                 9,864      10,283      10,579      10,952
    Natural Gas Use/Sales Taxes (54)              775         808         831         861
    Natural Gas Service Fees (55)                 200         203         206         209
    Operating & Maintenance (56)                1,807       1,855       1,906       1,957
    Major Maintenance (57)                          0       4,345         256         263
    Other Operating Fees/Water (56)               587         603         619         636
    Audit, Legal & Finance (56)                    16          16          17          17
    Insurance (56)                                208         214         219         225
    Property & Other Taxes (56)                 1,033       1,060       1,089       1,118
    Capital Expenditures (56)                      44          44          44          44
    Wheeling (58)                               1,056       1,056       1,056       1,056
                                             --------    --------    --------    --------
    Total Operating Expenses                   15,590      20,487      16,822      17,338

NET OPERATING REVENUES ($000)                   7,818       3,044       7,768       6,900

CASH AVAILABLE
        FOR DISTRIBUTIONS ($000)                7,818       3,044       7,768       6,900

DISTRIBUTIONS TO
        CE GENERATION ($000)(59)                7,818       3,044       7,768       6,900

                                   Exhibit B-2
                           CE Generation Gas Projects
                           Projected Operating Results
                   Sensitivity A: Increased Operating Expenses

Year Ending December 31,                       2010        2011        2012        2013        2014        2015        2016
                                             --------    --------    --------    --------    --------    --------    --------
YUMA PROJECT

PERFORMANCE

    Nameplate Capacity (kW)(39)                56,500      56,500      56,500      56,500      56,500      56,500      56,500
    Contract Firm Capacity (kW)(40)            50,000      50,000      50,000      50,000      50,000      50,000      50,000
    Curtailment Hours (41)                      2,600       2,600       2,600       2,600       2,600       2,600       2,600
    Availability Factor (42)                     96.0%       96.0%       96.0%       96.0%       96.0%       96.0%       96.0%
    On-Peak Availability Factor (43)             92.0%       92.0%       92.0%       92.0%       92.0%       92.0%       92.0%
    Capacity Factor (%)(44)                      73.8%       73.8%       73.8%       73.8%       73.8%       73.8%       73.8%
    Energy Generated (MWh)(42)                323,100     323,100     323,100     323,100     323,100     323,100     323,100
    Transmission Losses (MWh)(45)               3,200       3,200       3,200       3,200       3,200       3,200       3,200
    Energy Delivered (MWh)                    319,900     319,900     319,900     319,900     319,900     319,900     319,900

    Process Steam Sales (Mlb)(46)              40,900      40,900      40,900      40,900      40,900      40,900      40,900
    Supplemental Steam Sales (Mlb)(46)         16,300      16,300      16,300      16,300      16,300      16,300      16,300
    Chilling Steam Demand (Mlb)(46)            96,200      96,200      96,200      96,200      96,200      96,200      96,200

    Heat Rate (Btu/kWh)(42)                     8,830       8,830       8,830       8,830       8,830       8,830       8,830
    Fuel Consumption (BBtu)(47)                 2,886       2,886       2,886       2,886       2,886       2,886       2,886

COMMODITY PRICES

    General Inflation (%)(7)                     2.70        2.70        2.70        2.70        2.70        2.70        2.70
    Electricity Price
       Capacity Price ($/kW-yr)(48)           $140.00      140.00      140.00      140.00      140.00      140.00      140.00
       Bonus Capacity Price ($/kW-yr)(49)     $163.92      163.92      163.92      163.92      163.92      163.92      163.92
       Energy Rate ($/MWh)(50)                 $43.48       43.48       43.26       45.70       45.89       47.57       47.79
    Process Steam Price ($/Mlb)(51)            $10.38       10.66       10.95       11.25       11.56       11.59       12.20
    Supplemental Steam Price ($/Mlb)(51)       $13.84       14.21       14.60       15.00       15.41       15.45       16.26
    Chilling Steam Price($/Mlb)(52)             $1.95        1.96        1.97        2.06        2.09        2.16        2.18
    True-up Steam Price ($/Mlb)(52)             $0.49        0.49        0.49        0.52        0.52        0.54        0.55
    Natural Gas Price ($/MMBtu)(53)             $3.19        3.31        3.43        3.56        3.69        3.62        3.97
    Gas Transportation Cost ($/MMBtu)(53)       $0.30        0.31        0.32        0.33        0.34        0.35        0.36

OPERATING REVENUES ($000)

    Revenue from Electricity Sales
       Firm Capacity Payment                   $7,000       7,000       7,000       7,000       7,000       7,000       7,000
       Bonus Capacity Payment                  $1,196       1,196       1,196       1,196       1,196       1,196       1,196
       Energy Payment                         $13,909      13,909      13,839      14,619      14,680      15,218      15,288
    Steam Revenue
       Process Steam                             $425         436         448         460         473         474         499
       Supplemental Steam                        $226         232         238         244         251         252         265
       Chilling Stream                           $187         189         190         199         201         207         210
       True-up Steam                              $16          16          16          17          17          18          18
                                             --------    --------    --------    --------    --------    --------    --------
    Total Operating Revenues                  $22,959      22,978      22,927      23,735      23,818      24,365      24,476

OPERATING EXPENSES ($000)

    Natural Gas                               $10,075      10,439      10,817      11,209      11,616      11,457      12,468
    Natural Gas Use/Sales Taxes (54)             $792         820         850         881         913         900         980
    Natural Gas Service Fees (55)                $211         214         217         220         223         226         229
    Operating & Maintenance (56)               $2,010       2,064       2,120       2,177       2,236       2,296       2,358
    Major Maintenance (57)                       $270       3,079         285         293           0       5,376         317
    Other Operating Fees/Water (56)              $653         671         689         708         727         746         766
    Audit, Legal & Finance (56)                   $18          18          19          19          20          20          21
    Insurance (56)                               $232         238         244         251         258         264         272
    Property & Other Taxes (56)                $1,149       1,180       1,212       1,244       1,278       1,312       1,348
    Capital Expenditures (56)                     $44          44          44          44          44          44          44
    Wheeling (58)                              $1,052       1,052       1,052       1,052       1,052       1,052       1,052
                                             --------    --------    --------    --------    --------    --------    --------
    Total Operating Expenses                  $16,506      19,819      17,549      18,098      18,367      23,693      19,855

NET OPERATING REVENUES ($000)                  $6,454       3,159       5,378       5,637       5,451         672       4,621

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                $6,454       3,159       5,378       5,637       5,451         672       4,621

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                $6,454       3,159       5,378       5,637       5,451         672       4,621

Year Ending December 31,                       2017        2018
                                             --------    --------
YUMA PROJECT

PERFORMANCE

    Nameplate Capacity (kW)(39)                56,500      56,500
    Contract Firm Capacity (kW)(40)            50,000      50,000
    Curtailment Hours (41)                      2,600       2,600
    Availability Factor (42)                     96.0%       96.0%
    On-Peak Availability Factor (43)             92.0%       92.0%
    Capacity Factor (%)(44)                      73.8%       73.8%
    Energy Generated (MWh)(42)                323,100     323,100
    Transmission Losses (MWh)(45)               3,200       3,200
    Energy Delivered (MWh)                    319,900     319,900

    Process Steam Sales (Mlb)(46)              40,900      40,900
    Supplemental Steam Sales (Mlb)(46)         16,300      16,300
    Chilling Steam Demand (Mlb)(46)            96,200      96,200

    Heat Rate (Btu/kWh)(42)                     8,830       8,830
    Fuel Consumption (BBtu)(47)                 2,886       2,886

COMMODITY PRICES

    General Inflation (%)(7)                     2.70        2.70
    Electricity Price
       Capacity Price ($/kW-yr)(48)            140.00      140.00
       Bonus Capacity Price ($/kW-yr)(49)      163.92      163.92
       Energy Rate ($/MWh)(50)                  49.16       50.31
    Process Steam Price ($/Mlb)(51)             12.53       12.86
    Supplemental Steam Price ($/Mlb)(51)        16.71       17.15
    Chilling Steam Price($/Mlb)(52)              2.24        2.30
    True-up Steam Price ($/Mlb)(52)              0.56        0.57
    Natural Gas Price ($/MMBtu)(53)              4.11        4.25
    Gas Transportation Cost ($/MMBtu)(53)        0.37        0.38

OPERATING REVENUES ($000)

    Revenue from Electricity Sales
       Firm Capacity Payment                    7,000       7,000
       Bonus Capacity Payment                   1,196       1,196
       Energy Payment                          15,726      16,094
    Steam Revenue
       Process Steam                              512         526
       Supplemental Steam                         272         280
       Chilling Stream                            216         221
       True-up Steam                               18          19
                                             --------    --------
    Total Operating Revenues                   24,940      25,336

OPERATING EXPENSES ($000)

    Natural Gas                                12,915      13,351
    Natural Gas Use/Sales Taxes (54)            1,015       1,049
    Natural Gas Service Fees (55)                 232         235
    Operating & Maintenance (56)                2,422       2,487
    Major Maintenance (57)                        326         334
    Other Operating Fees/Water (56)               787         808
    Audit, Legal & Finance (56)                    21          22
    Insurance (56)                                279         287
    Property & Other Taxes (56)                 1,384       1,422
    Capital Expenditures (56)                      44          44
    Wheeling (58)                               1,052       1,052
                                             --------    --------
    Total Operating Expenses                   20,477      21,091

NET OPERATING REVENUES ($000)                   4,463       4,245

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                 4,463       4,245

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                 4,463       4,245

                            Footnotes to Exhibit B-2


      The footnotes to Exhibit B-2 are the same as the footnotes for Exhibit B-1, except:

14. All non-fuel related operating costs are assumed to be 10 percent higher than that assumed in the Base Case.

33. All non-fuel related operating costs are assumed to be 10 percent higher than that assumed in the Base Case.

56. All non-fuel related operating costs are assumed to be 10 percent higher than that assumed in the Base Case.

                                   Exhibit B-3
                           CE Generation Gas Projects
                           Projected Operating Results
                       Sensitivity B: Increased Heat Rate

Year Ending December 31,                                 1999(1)          2000            2001            2002            2003(1)
                                                       ----------      ----------      ----------      ----------       ----------
PRI PROJECT

PERFORMANCE

  Contract Capacity (kW)(2)                               200,000         200,000         200,000         200,000          200,000
  Capacity Factor (%)(3)                                     80.0%           80.0%           80.0%           80.0%            80.0%
  Energy Sales (MWh)                                    1,401,600       1,401,600       1,401,600       1,401,600        1,051,200
  Steam Sales (Mlb)(4)                                    830,000         830,000         830,000         830,000          830,000
  Heat Rate (Btu/kWh)(5)                                    9,975           9,975           9,975           9,975            9,975
  Fuel Consumption (BBtu)(6)                               13,981          13,981          13,981          13,981           10,486

COMMODITY PRICES

  General Inflation (%)(7)                                   2.70            2.70            2.70            2.70             2.70
  Electricity Price
    Capacity Price ($/kW-yr)(8)                           $194.88          201.72          208.80          216.00           223.56
    Energy Component
    Tier 1 Energy Price ($/MWh)(9)                         $31.70           32.80           34.00           35.20            36.40
    Tier 2 Energy Price ($/MWh)(9)                         $24.82           25.06           25.52           25.98            26.79
  Steam Price ($/Mlb)(10)                                   $2.85            2.90            2.96            3.02             3.08
  Natural Gas Price ($/MMBtu)(11)                          $2.852           2.926           3.005           3.087            3.179
  Gas Transportation Cost ($/MMBtu)(12)                    $0.104           0.104           0.104           0.104            0.104

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Capacity                                              $38,976          40,344          41,760          43,200           33,534
    Energy                                                $41,779          42,989          44,386          45,783           35,485
  Steam Revenue                                            $2,363           2,410           2,459           2,508            2,558
  Interest Income (13)                                       $380             385             392             396              289
                                                       ----------      ----------      ----------      ----------       ----------
  Total Operating Revenues                                $83,498          86,128          88,997          91,887           71,866

OPERATING EXPENSES ($000)(14)

  Fuel Expense                                            $39,877          40,902          42,017          43,163           33,331
  Fuel Transportation Expense                              $1,449           1,449           1,449           1,449            1,087
  Auxiliary Fuel                                              $48              30              30              30               23
  Operator's Fee                                           $1,171           1,204           1,237           1,272              981
  Plant Operations                                         $3,131           3,216           3,302           3,392            2,612
  Major Maintenance                                        $3,337           3,427           3,520           3,615            2,784
  Other O&M                                                  $904           1,014           1,087           1,142              882
  Insurance                                                  $347             380             405             412              326
  Administrative Fees                                        $886             144             148             152              117
  Property Taxes                                           $1,387           1,387           1,387           1,387            1,040
  Capital Expenditures                                     $1,409           1,002             715             516              351
                                                       ----------      ----------      ----------      ----------       ----------
  Total Operating Expenses                                $53,946          54,155          55,297          56,530           43,534

NET OPERATING REVENUES ($000)                             $29,552          31,973          33,700          35,357           28,332

SENIOR DEBT SERVICE (15)

  Balance Outstanding (Jan 1)                             $90,529          76,261          60,174          42,055           21,743
  Principal                                               $14,268          16,088          18,119          20,313           21,743
  Interest                                                 $8,044           8,561           6,940           4,989            1,459
                                                       ----------      ----------      ----------      ----------       ----------
  Total Senior Debt Service                               $21,561          23,381          23,796          23,975           23,188

Payments into Debt Reserve Fund                               $85             128              67            (183)          (6,014)
Debt Service Reserve Fund Balance (16)                     $6,002           6,130           6,196           6,014                0
Major Maintenance Reserve
  Fund Balance (17)                                        $1,000           1,000           1,000           1,000            1,000

CASH AVAILABLE
  FOR DISTRIBUTIONS ($000)                                 $7,906           8,464           9,837          11,565           11,158

DISTRIBUTIONS TO
  CE GENERATION ($000)(18)                                 $7,906           8,464           9,837          11,565           11,158

                                   Exhibit B-3

                           CE Generation Gas Projects
                           Projected Operating Results
                       Sensitivity B: Increased Heat Rate

Year Ending December 31                       1999(1)        2000          2001          2002          2003          2004
                                            ----------    ----------    ----------    ----------    ----------    ----------
SARANAC PROJECT

PERFORMANCE

  Net Plant Capacity (kW)(19)                  240,000       240,000       240,000       240,000       240,000       240,000
  Availability Factor (%)(20)                    94.00%        94.00%        94.00%        94.00%        94.00%        94.00%
  Capacity Factor (%)(21)                        85.54%        85.54%        85.54%        85.54%        85.54%        85.54%
  Energy Sales (MWh)(22)                     1,798,400     1,798,400     1,798,400     1,798,400     1,798,400     1,798,400
  Available Generation (MWh)(23)               177,900       177,900       177,900       177,900       177,900       177,900
  Steam Sales (Mlb)(24)                        713,000       713,000       713,000       713,000       713,000       713,000
  Heart Rate (Btu/kWh)(25)                       8,978         8,978         8,978         8,978         8,978         8,978
  Fuel Consumption (BBtu)(26)                   16,236        16,236        16,236        16,236        16,236        16,236

COMMODITY PRICES

  General Inflation (%)(7)                        2.70          2.70          2.70          2.70          2.70          2.70
  Electricity Price
    Capacity Price ($/kW-yr)(27)                $76.91         80.50         83.76         87.02         90.28         94.51
    Energy Price ($/MWh)(28)                    $67.92         70.86         73.93         77.19         80.69         84.14
  Steam Price ($/Mlb)(29)                        $3.16          3.29          3.42          3.56          3.70          3.85
  Natural Gas Price ($/MMBtu)(30)               $2.760         2.906         3.057         3.215         3.378         3.548
  Gas Transportation Cost ($/MMBtu)(31)         $0.957         0.958         0.958         0.959         0.959         0.960

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Capacity                                   $18,459        19,320        20,102        20,884        21,666        22,683
    Energy                                    $134,239       140,033       146,106       152,546       159,468       166,288
  Steam Revenue                                 $2,256         2,346         2,440         2,538         2,639         2,745
  Interest Income (32)                            $385           385           385           385           385           385
                                            ----------    ----------    ----------    ----------    ----------    ----------
  Total Operating Revenues                    $155,339       162,084       169,033       176,353       184,158       192,101

OPERATING EXPENSES ($000)(33)

  Fuel Expense                                 $44,816        47,178        49,635        52,190        54,848        57,611
  Fuel Transportation Expense                  $15,540        15,550        15,559        15,568        15,576        15,586
  Operation & Maintenance                       $2,376         2,488         2,605         2,727         2,855         2,989
  Operator's Fee                                $2,100         2,157         2,215         2,275         2,336         2,399
  Repair & Maintenance                          $5,930         6,090         6,255         6,424         6,597         6,775
  Water & Chemicals                               $386           396           407           418           429           441
  Consumables                                     $476           489           502           516           530           544
  State Excise Tax on Steam Revenues (34)          $79            82            85            89            92            96
  Insurance                                       $767           788           809           831           853           876
  Administrative & General                        $975         1,001         1,028         1,056         1,084         1,114
  Property Taxes                                $3,016         3,016         3,016         3,016         3,016         3,016
  Wheeling Charges (35)                         $5,424         5,695         5,980         6,279         6,593         6,923
  Letter-of-Credit Fees                           $275           282           289           297           304           312
                                            ----------    ----------    ----------    ----------    ----------    ----------
  Total Operating Expenses                     $82,160        85,212        88,385        91,686        95,113        98,682

NET OPERATING REVENUES ($000)                  $73,179        76,872        80,648        84,667        89,045        93,419

SENIOR DEBT SERVICE (36)

  Balance Outstanding (Jan 1)                 $189,282       181,097       170,047       156,951       141,399       122,573
  Principal                                     $8,185        11,050        13,096        15,552        18,826        22,100
  Interest                                     $15,242        14,484        13,516        12,369        10,996         9,354
                                            ----------    ----------    ----------    ----------    ----------    ----------
  Total Senior Debt Service                    $23,427        25,534        26,612        27,921        29,822        31,454

Payments into Base Reserve Fund                     $0             0             0             0             0             0
Base Reserve Fund Balance (37)                  $7,000         7,000         7,000         7,000         7,000         7,000

CASH AVAILABLE
  FOR DISTRIBUTIONS ($000)                     $73,179        76,872        80,648        84,667        89,045        93,419

DISTRIBUTIONS TO OTHER PARTNERS (38)           $51,118        49,049        48,137        52,421        55,141        57,890

DISTRIBUTIONS TO
  CE GENERATION ($000)(38)                     $22,061        27,824        32,511        32,246        33,904        35,530


Year Ending December 31                        2005          2006          2007          2008           2009(1)
                                            ----------    ----------    ----------    ----------       --------
SARANAC PROJECT

PERFORMANCE

  Net Plant Capacity (kW)(19)                  240,000       240,000       240,000       240,000        240,000
  Availability Factor (%)(20)                    94.00%        94.00%        94.00%        94.00%         94.00%
  Capacity Factor (%)(21)                        85.54%        85.54%        85.54%        85.54%         85.54%
  Energy Sales (MWh)(22)                     1,798,400     1,798,400     1,798,400     1,798,400        899,200
  Available Generation (MWh)(23)               177,900       177,900       177,900       177,900         88,900
  Steam Sales (Mlb)(24)                        713,000       713,000       713,000       713,000        356,600
  Heart Rate (Btu/kWh)(25)                       8,978         8,978         8,978         8,978          8,978
  Fuel Consumption (BBtu)(26)                   16,236        16,236        16,236        16,236          8,118

COMMODITY PRICES

  General Inflation (%)(7)                        2.70          2.70          2.70          2.70           2.70
  Electricity Price
    Capacity Price ($/kW-yr)(27)                 97.77        101.68        106.57        110.48         115.38
    Energy Price ($/MWh)(28)                     87.92         91.77         95.76        100.02         104.42
  Steam Price ($/Mlb)(29)                         4.00          4.16          4.33          4.50           4.68
  Natural Gas Price ($/MMBtu)(30)                3.725         3.910         4.101         4.300          4.472
  Gas Transportation Cost ($/MMBtu)(31)          0.961         0.961         0.962         0.962          0.952

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Capacity                                    23,465        24,404        25,577        26,516         13,845
    Energy                                     173,765       181,365       189,253       197,662        103,182
  Steam Revenue                                  2,855         2,969         3,088         3,211          1,670
  Interest Income (32)                             385           385           385           385              0
                                            ----------    ----------    ----------    ----------       --------
  Total Operating Revenues                     200,470       209,123       218,303       227,774        118,697

OPERATING EXPENSES ($000)(33)

  Fuel Expense                                  60,485        63,474        66,583        69,816         36,299
  Fuel Transportation Expense                   15,595        15,605        15,614        15,623          7,726
  Operation & Maintenance                        3,130         3,277         3,431         3,592          1,881
  Operator's Fee                                 2,464         2,531         2,599         2,669          1,371
  Repair & Maintenance                           6,958         7,146         7,339         7,537          3,870
  Water & Chemicals                                453           465           478           491            252
  Consumables                                      559           574           589           605            311
  State Excise Tax on Steam Revenues (34)          100           104           108           112             58
  Insurance                                        900           924           949           975            501
  Administrative & General                       1,144         1,175         1,206         1,239            636
  Property Taxes                                 3,016         3,016         3,016         3,016          1,508
  Wheeling Charges (35)                          7,269         7,632         8,014         8,415          4,418
  Letter-of-Credit Fees                            321           330           339           179              0
                                            ----------    ----------    ----------    ----------       --------
  Total Operating Expenses                     102,394       106,253       110,265       114,269         58,831

NET OPERATING REVENUES ($000)                   98,076       102,870       108,038       113,505         59,866

SENIOR DEBT SERVICE (36)

  Balance Outstanding (Jan 1)                  100,473        74,281        43,177         8,799              0
  Principal                                     26,193        31,104        34,378         8,799              0
  Interest                                       7,420         5,125         2,479           180              0
                                            ----------    ----------    ----------    ----------       --------
  Total Senior Debt Service                     33,613        36,229        36,857         8,979              0

Payments into Base Reserve Fund                      0             0             0        (7,000)             0
Base Reserve Fund Balance (37)                   7,000         7,000         7,000             0              0

CASH AVAILABLE
  FOR DISTRIBUTIONS ($000)                      98,076       102,870       108,038       120,505         59,866

DISTRIBUTIONS TO OTHER PARTNERS (38)            60,422        64,366        70,586        74,731         18,349

DISTRIBUTIONS TO
  CE GENERATION ($000)(38)                      37,653        38,505        37,453        45,774         41,516

                                   Exhibit B-3

                           CE Generation Gas Projects
                           Projected Operating Results
                       Sensitivity B: Increased Heat Rate

Year Ending December 31                    1999(1)      2000         2001       2002        2003        2004         2005
                                          --------     -------     -------     -------     -------     -------     -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500      56,500      56,500      56,500      56,500      56,500      56,500
  Contract Firm Capacity (kW)(40)           50,000      50,000      50,000      50,000      50,000      50,000      50,000
  Curtailment Hours (41)                     1,300       1,300       1,300       1,300       1,300       1,800       1,800
  Availability Factor (42)                    96.0%       96.0%       96.0%       96.0%       96.0%       96.0%       96.0%
  On-Peak Availability Factor (43)            92.0%       92.0%       92.0%       92.0%       92.0%       92.0%       92.0%
  Capacity Factor (%)(44)                     89.3%       89.3%       89.3%       89.3%       89.3%       83.4%       83.4%
  Energy Generated (MWh)(42)               391,300     391,300     391,300     391,300     391,300     365,100     365,100
  Transmission Losses (MWh)(45)              3,900       3,900       3,900       3,900       3,900       3,700       3,700
  Energy Delivered (MWh)                   387,400     387,400     387,400     387,400     387,400     361,400     361,400
  Process Steam Sales (Mlb)(46)             49,500      49,500      49,500      49,500      49,500      46,200      46,200
  Supplemental Steam Sales (Mlb)(46)         9,200       9,200       9,200       9,200       9,200      11,900      11,900
  Chilling Steam Demand (Mlb)(46)          116,500     116,500     116,500     116,500     116,500     108,700     108,700
  Heat Rate (Btu/kWh)(42)                    9,272       9,272       9,272       9,272       9,272       9,272       9,272
  Fuel Consumption (BBtu)(47)                3,647       3,647       3,647       3,647       3,647       3,410       3,410

COMMODITY PRICES

  General Inflation (%)(7)                    2.70        2.70        2.70        2.70        2.70        2.70        2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00      140.00      140.00      140.00      140.00      140.00      140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92      163.92      163.92      163.92      163.92      163.92      163.92
    Energy Rate ($/MWh)(50)                 $30.90       31.70       28.16       33.99       35.23       36.82       40.09
  Process Steam Price ($/Mlb)(51)            $7.81        8.01        8.22        8.44        8.65        8.88        9.11
  Supplemental Steam Price ($/Mlb)(51)      $10.42       10.68       10.96       11.25       11.54       11.84       12.15
  Chilling Steam Price ($/Mlb)(52)           $1.32        1.33        1.34        1.54        1.59        1.65        1.77
  True-up Steam Price ($/Mlb)(52)            $0.33        0.33        0.34        0.38        0.40        0.41        0.44
  Natural Gas Price ($/MMBtu)(53)            $2.15        2.23        2.31        2.40        2.48        2.57        2.67
  Gas Transportation Cost ($/MMBtu)(53)      $0.23        0.23        0.24        0.25        0.25        0.26        0.27

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000       7,000       7,000       7,000       7,000       7,000       7,000
    Bonus Capacity Payment                  $1,196       1,196       1,196       1,196       1,196       1,196       1,196
    Energy Payment                         $11,971      12,281      10,909      13,168      13,648      13,307      14,489
  Steam Revenue
    Process Steam                             $387         397         407         418         428         410         421
    Supplemental Steam                         $96          98         101         103         106         141         145
    Chilling Steam                            $154         155         156         179         185         179         192
    True-up Steam                              $13          13          13          15          16          15          16
                                          --------     -------     -------     -------     -------     -------     -------
    Total Operating Revenues               $20,817      21,140      19,782      22,079      22,579      22,248      23,459

OPERATING EXPENSES ($000)

  Natural Gas                               $8,662       8,972       9,293       9,632       9,971       9,657      10,002
  Natural Gas Use/Sales Taxes (54)            $681         705         730         757         784         759         786
  Natural Gas Service Fees (55)               $182         185         187         190         192         195         198
  Operating & Maintenance (56)              $1,363       1,400       1,438       1,476       1,516       1,557       1,599
  Major Maintenance (57)                      $183       3,278         193         198       2,262         209         215
  Other Operating Fees/Water (56)             $443         455         467         480         493         506         520
  Audit, Legal & Finance (56)                 $762          12          13          13          13          14          14
  Insurance (56)                              $157         161         166         170         175         179         184
  Property & Other Taxes (56)                 $779         800         822         844         867         890         914
  Capital Expenditures (56)                   $179           9           6          23          40          40          40
  Wheeling (58)                               $963         963         963         963         963         961         961
                                          --------     -------     -------     -------     -------     -------     -------
  Total Operating Expenses                 $14,354      16,940      14,278      14,746      17,276      14,967      15,433

NET OPERATING REVENUES ($000)               $6,463       4,200       5,504       7,333       5,303       7,281       8,026

CASH AVAILABLE
  FOR DISTRIBUTIONS ($000)                  $6,463       4,200       5,504       7,333       5,303       7,281       8,026

DISTRIBUTIONS TO
  CE GENERATION ($000)(59)                  $6,463       4,200       5,504       7,333       5,303       7,281       8,026


Year Ending December 31                     2006         2007       2008        2009
                                          --------     -------     -------     -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500      56,500      56,500      56,500
  Contract Firm Capacity (kW)(40)           50,000      50,000      50,000      50,000
  Curtailment Hours (41)                     1,800       1,800       1,800       1,800
  Availability Factor (42)                    96.0%       96.0%       96.0%       96.0%
  On-Peak Availability Factor (43)            92.0%       92.0%       92.0%       92.0%
  Capacity Factor (%)(44)                     83.4%       83.4%       83.4%       83.4%
  Energy Generated (MWh)(42)               365,100     365,100     365,100     365,100
  Transmission Losses (MWh)(45)              3,700       3,700       3,700       3,700
  Energy Delivered (MWh)                   361,400     361,400     361,400     361,400
  Process Steam Sales (Mlb)(46)             46,200      46,200      46,200      46,200
  Supplemental Steam Sales (Mlb)(46)        11,900      11,900      11,900      11,900
  Chilling Steam Demand (Mlb)(46)          108,700     108,700     108,700     108,700
  Heat Rate (Btu/kWh)(42)                    9,272       9,272       9,272       9,272
  Fuel Consumption (BBtu)(47)                3,410       3,410       3,410       3,410

COMMODITY PRICES

  General Inflation (%)(7)                    2.70        2.70        2.70        2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)            140.00      140.00      140.00      140.00
    Bonus Capacity Price ($/kW-yr)(49)      163.92      163.92      163.92      163.92
    Energy Rate ($/MWh)(50)                  39.91       40.19       43.05       42.04
  Process Steam Price ($/Mlb)(51)             9.35        9.63        9.85       10.11
  Supplemental Steam Price ($/Mlb)(51)       12.47       12.84       13.14       13.48
  Chilling Steam Price ($/Mlb)(52)            1.78        1.80        1.90        1.89
  True-up Steam Price ($/Mlb)(52)             0.44        0.45        0.48        0.47
  Natural Gas Price ($/MMBtu)(53)             2.77        2.89        2.97        3.08
  Gas Transportation Cost ($/MMBtu)(53)       0.27        0.28        0.29        0.30

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                    7,000       7,000       7,000       7,000
    Bonus Capacity Payment                   1,196       1,196       1,196       1,196
    Energy Payment                          14,423      14,525      15,558      15,193
  Steam Revenue
    Process Steam                              432         445         455         467
    Supplemental Steam                         148         153         156         160
    Chilling Steam                             193         195         207         205
    True-up Steam                               16          17          18          17
                                          --------     -------     -------     -------
    Total Operating Revenues                23,408      23,531      24,590      24,238

OPERATING EXPENSES ($000)

  Natural Gas                               10,356      10,796      11,106      11,499
  Natural Gas Use/Sales Taxes (54)             814         848         873         904
  Natural Gas Service Fees (55)                200         203         206         209
  Operating & Maintenance (56)               1,642       1,687       1,732       1,779
  Major Maintenance (57)                         0       3,950         233         239
  Other Operating Fees/Water (56)              534         548         563         578
  Audit, Legal & Finance (56)                   14          15          15          16
  Insurance (56)                               189         194         200         205
  Property & Other Taxes (56)                  939         964         990       1,017
  Capital Expenditures (56)                     40          40          40          40
  Wheeling (58)                                961         961         961         961
                                          --------     -------     -------     -------
  Total Operating Expenses                  15,689      20,206      16,919      17,447

NET OPERATING REVENUES ($000)                7,719       3,325       7,671       6,791

CASH AVAILABLE
  FOR DISTRIBUTIONS ($000)                   7,719       3,325       7,671       6,791

DISTRIBUTIONS TO
  CE GENERATION ($000)(59)                   7,719       3,325       7,671       6,791

                                  Exhibit B-3

                           CE Generation Gas Projects
                          Projected Operating Results
                       Sensitivity B: Increased Heat Rate

Year Ending December 31                     2010         2011        2012       2013        2014        2015        2016
                                          --------     -------     -------     -------     -------     -------     -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500      56,500      56,500      56,500      56,500      56,500      56,500
  Contract Firm Capacity (kW)(40)           50,000      50,000      50,000      50,000      50,000      50,000      50,000
  Curtailment Hours (41)                     2,600       2,600       2,600       2,600       2,600       2,600       2,600
  Availability Factor (42)                    96.0%       96.0%       96.0%       96.0%       96.0%       96.0%       96.0%
  On-Peak Availability Factor (43)            92.0%       92.0%       92.0%       92.0%       92.0%       92.0%       92.0%
  Capacity Factor (%)(44)                     73.8%       73.8%       73.8%       73.8%       73.8%       73.8%       73.8%
  Energy Generated (MWh)(42)               323,100     323,100     323,100     323,100     323,100     323,100     323,100
  Transmission Losses (MWh)(45)              3,200       3,200       3,200       3,200       3,200       3,200       3,200
  Energy Delivered (MWh)                   319,900     319,900     319,900     319,900     319,900     319,900     319,900

  Process Steam Sales (Mlb)(46)             40,900      40,900      40,900      40,900      40,900      40,900      40,900
  Supplemental Steam Sales (Mlb)(46)        16,300      16,300      16,300      16,300      16,300      16,300      16,300
  Chilling Steam Demand (Mlb)(46)           96,200      96,200      96,200      96,200      96,200      96,200      96,200

  Heat Rate (Btu/kWh)(42)                    9,272       9,272       9,272       9,272       9,272       9,272       9,272
  Fuel Consumption (BBtu)(47)                3,029       3,029       3,029       3,029       3,029       3,029       3,029

COMMODITY PRICES

  General Inflation (%)(7)                    2.70        2.70        2.70        2.70        2.70        2.70        2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00      140.00      140.00      140.00      140.00      140.00      140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92      163.92      163.92      163.92      163.92      163.92      163.92
    Energy Rate ($/MWh)(50)                 $43.48       43.48       43.26       45.70       45.89       47.57       47.79
  Process Steam Price ($/Mlb)(51)           $10.38       10.66       10.95       11.25       11.56       11.59       12.20
  Supplemental Steam Price ($/Mlb)(51)      $13.84       14.21       14.60       15.00       15.41       15.45       16.26
  Chilling Steam Price ($/Mlb)(52)           $1.95        1.96        1.97        2.06        2.09        2.16        2.18
  True-up Steam Price ($/Mlb)(52)            $0.49        0.49        0.49        0.52        0.52        0.54        0.55
  Natural Gas Price ($/MMBtu)(53)            $3.19        3.31        3.43        3.56        3.69        3.62        3.97
  Gas Transportation Cost ($/MMBtu)(53)      $0.30        0.31        0.32        0.33        0.34        0.35        0.36

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000       7,000       7,000       7,000       7,000       7,000       7,000
    Bonus Capacity Payment                  $1,196       1,196       1,196       1,196       1,196       1,196       1,196
    Energy Payment                         $13,909      13,909      13,839      14,619      14,680      15,218      15,288
  Steam Revenue
    Process Steam                             $425         436         448         460         473         474         499
    Supplemental Steam                        $226         232         238         244         251         252         265
    Chilling Steam                            $187         189         190         199         201         207         210
    True-up Steam                              $16          16          16          17          17          18          18
                                          --------     -------     -------     -------     -------     -------     -------
  Total Operating Revenues                 $22,959      22,978      22,927      23,735      23,818      24,365      24,476

OPERATING EXPENSES ($000)

  Natural Gas                              $10,574      10,956      11,353      11,765      12,192      12,025      13,085
  Natural Gas Use/Sales Taxes (54)            $831         861         892         925         958         945       1,028
  Natural Gas Service Fees (55)               $211         214         217         220         223         226         229
  Operating & Maintenance (56)              $1,827       1,876       1,927       1,979       2,033       2,087       2,144
  Major Maintenance (57)                      $245       2,799         259         266           0       4,887         288
  Other Operating Fees/Water (56)             $594         610         626         643         661         678         697
  Audit, Legal & Finance (56)                  $16          17          17          17          18          18          19
  Insurance (56)                              $210         216         222         228         234         240         247
  Property & Other Taxes (56)               $1,044       1,072       1,101       1,131       1,162       1,193       1,225
  Capital Expenditures (56)                    $40          40          40          40          40          40          40
  Wheeling (58)                               $957         957         957         957         957         957         957
                                          --------     -------     -------     -------     -------     -------     -------
  Total Operating Expenses                 $16,549      19,618      17,611      18,171      18,478      23,296      19,959

NET OPERATING REVENUES ($000)               $6,410       3,360       5,316       5,564       5,340       1,069       4,517

CASH AVAILABLE
  FOR DISTRIBUTIONS ($000)                  $6,410       3,360       5,316       5,564       5,340       1,069       4,517

DISTRIBUTIONS TO
  CE GENERATION ($000)(59)                  $6,410       3,360       5,316       5,564       5,340       1,069       4,517


Year Ending December 31                     2017         2018
                                          --------     -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500      56,500
  Contract Firm Capacity (kW)(40)           50,000      50,000
  Curtailment Hours (41)                     2,600       2,600
  Availability Factor (42)                    96.0%       96.0%
  On-Peak Availability Factor (43)            92.0%       92.0%
  Capacity Factor (%)(44)                     73.8%       73.8%
  Energy Generated (MWh)(42)               323,100     323,100
  Transmission Losses (MWh)(45)              3,200       3,200
  Energy Delivered (MWh)                   319,900     319,900

  Process Steam Sales (Mlb)(46)             40,900      40,900
  Supplemental Steam Sales (Mlb)(46)        16,300      16,300
  Chilling Steam Demand (Mlb)(46)           96,200      96,200

  Heat Rate (Btu/kWh)(42)                    9,272       9,272
  Fuel Consumption (BBtu)(47)                3,029       3,029

COMMODITY PRICES

  General Inflation (%)(7)                    2.70        2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)            140.00      140.00
    Bonus Capacity Price ($/kW-yr)(49)      163.92      163.92
    Energy Rate ($/MWh)(50)                  49.16       50.31
  Process Steam Price ($/Mlb)(51)            12.53       12.86
  Supplemental Steam Price ($/Mlb)(51)       16.71       17.15
  Chilling Steam Price ($/Mlb)(52)            2.24        2.30
  True-up Steam Price ($/Mlb)(52)             0.56        0.57
  Natural Gas Price ($/MMBtu)(53)             4.11        4.25
  Gas Transportation Cost ($/MMBtu)(53)       0.37        0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                    7,000       7,000
    Bonus Capacity Payment                   1,196       1,196
    Energy Payment                          15,726      16,094
  Steam Revenue
    Process Steam                              512         526
    Supplemental Steam                         272         280
    Chilling Steam                             216         221
    True-up Steam                               18          19
                                          --------     -------
  Total Operating Revenues                  24,940      25,336

OPERATING EXPENSES ($000)

  Natural Gas                               13,555      14,012
  Natural Gas Use/Sales Taxes (54)           1,065       1,101
  Natural Gas Service Fees (55)                232         235
  Operating & Maintenance (56)               2,202       2,261
  Major Maintenance (57)                       296         304
  Other Operating Fees/Water (56)              716         735
  Audit, Legal & Finance (56)                   19          20
  Insurance (56)                               254         260
  Property & Other Taxes (56)                1,258       1,292
  Capital Expenditures (56)                     40          40
  Wheeling (58)                                957         957
                                          --------     -------
  Total Operating Expenses                  20,594      21,217

NET OPERATING REVENUES ($000)                4,346       4,119

CASH AVAILABLE
  FOR DISTRIBUTIONS ($000)                   4,346       4,119

DISTRIBUTIONS TO
  CE GENERATION ($000)(59)                   4,346       4,119

                            Footnotes to Exhibit B-3

      The footnotes to Exhibit B-3 are the same as the footnotes for Exhibit B-1, except:

5. Assumes fuel consumption is 5 percent higher than that assumed in the Base Case.

25. Assumes fuel consumption is 5 percent higher than that assumed in the Base Case.

42. Assumes fuel consumption is 5 percent higher than that assumed in the Base Case.

                                   Exhibit B-4
                           CE Generation Gas Projects
                           Projected Operating Results
                       Sensitivity C: Reduced Availability

Year Ending December 31,                        1999(1)        2000           2001         2002           2003(1)
                                               ---------     ---------     ---------     ---------        -------
PRI PROJECT

PERFORMANCE

  Contract Capacity (kW)(2)                      200,000       200,000       200,000       200,000        200,000
  Capacity Factor (%)(3)                            75.0%         75.0%         75.0%         75.0%          75.0%
  Energy Sales (MWh)                           1,314,000     1,314,000     1,314,000     1,314,000        985,500
  Steam Sales (Mlb)(4)                           830,000       830,000       830,000       830,000        830,000
  Heat Rate (Btu/kWh)(5)                           9,500         9,500         9,500         9,500          9,500
  Fuel Consumption (BBtu)(6)                      12,483        12,483        12,483        12,483          9,362

COMMODITY PRICES

  General Inflation (%)(7)                          2.70          2.70          2.70          2.70           2.70
  Electricity Price
       Capacity Price ($/kW-yr)(8)               $194.88        201.72        208.80        216.00         223.56
       Energy Component
       Tier 1 Energy Price ($/MWh)(9)             $31.70         32.80         34.00         35.20          36.40
       Tier 2 Energy Price ($/MWh)(9)             $24.82         25.06         25.52         25.98          26.79
  Steam Price ($/Mlb)(10)                          $2.85          2.90          2.96          3.02           3.08
  Natural Gas Price ($/MMBtu)(11)                 $2.895         2.972         3.054         3.138          3.231
  Gas Transportation Cost ($/MMBtu)(12)           $0.102         0.102         0.102         0.102          0.102

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
       Capacity                                  $38,976        40,344        41,760        43,200         33,534
       Energy                                    $39,168        40,303        41,612        42,922         33,268
  Steam Revenue                                   $2,363         2,410         2,459         2,508          2,558
  Interest Income (13)                              $380           385           392           396            289
                                               ---------     ---------     ---------     ---------        -------
  Total Operating Revenues                       $80,887        83,442        86,223        89,026         69,649

OPERATING EXPENSES ($000)(14)

  Fuel Expense                                   $36,141        37,095        38,120        39,174         30,248
  Fuel Transportation Expense                     $1,275         1,275         1,275         1,275            956
  Auxiliary Fuel                                     $48            30            30            30             23
  Operator's Fee                                  $1,171         1,204         1,237         1,272            981
  Plant Operations                                $3,131         3,216         3,302         3,392          2,612
  Major Maintenance                               $3,337         3,427         3,520         3,615          2,784
  Other O&M                                         $904         1,014         1,087         1,142            882
  Insurance                                         $347           380           405           412            326
  Administrative Fees                               $886           144           148           152            117
  Property Taxes                                  $1,387         1,387         1,387         1,387          1,040
  Capital Expenditures                            $1,409         1,002           715           516            351
                                               ---------     ---------     ---------     ---------        -------
  Total Operating Expenses                       $50,036        50,174        51,226        52,367         40,320

NET OPERATING REVENUES ($000)                    $30,851        33,268        34,997        36,659         29,329

SENIOR DEBT SERVICE (15)

  Balance Outstanding (Jan 1)                    $90,529        76,261        60,174        42,055         21,743
  Principal                                      $14,268        16,088        18,119        20,313         21,743
  Interest                                        $8,044         8,561         6,940         4,989          1,459
                                               ---------     ---------     ---------     ---------        -------
  Total Senior Debt Service                      $21,561        23,381        23,796        23,975         23,188
Payments into Debt Reserve Fund                      $85           128            67          (183)        (6,014)
Debt Service Reserve Fund Balance (16)            $6,002         6,130         6,196         6,014              0
Major Maintenance Reserve Fund Balance (17)       $1,000         1,000         1,000         1,000          1,000

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                   $9,205         9,759        11,134        12,867         12,155

DISTRIBUTIONS TO
       CE GENERATION ($000)(18)                   $9,205         9,759        11,134        12,867         12,155

                                   Exhibit B-4
                           CE Generation Gas Projects
                           Projected Operating Results
                       Sensitivity C: Reduced Availability


Year Ending December 31,                      1999(1)        2000         2001         2002         2003         2004
                                            ---------      ---------    ---------    ---------    ---------    ---------
SARANAC PROJECT

PERFORMANCE

  Net Plant Capacity (kW)(19)                 240,000        240,000      240,000      240,000      240,000      240,000
  Availability Factor (%)(20)                   89.00%         89.00%       89.00%       89.00%       89.00%       89.00%
  Capacity Factor (%)(21)                       80.99%         80.99%       80.99%       80.99%       80.99%       80.99%
  Energy Sales (MWh)(22)                    1,702,700      1,702,700    1,702,700    1,702,700    1,702,700    1,702,700
  Available Generation (MWh)(23)               74,800         74,800       74,800       74,800       74,800       74,800
  Steam Sales (Mlb)(24)                       713,000        713,000      713,000      713,000      713,000      713,000
  Heat Rate (Btu/kWh)(25)                       8,550          8,550        8,550        8,550        8,550        8,550
  Fuel Consumption (BBtu)(26)                  14,648         14,648       14,648       14,648       14,648       14,648

COMMODITY PRICES

  General Inflation (%)(7)                       2.70           2.70         2.70         2.70         2.70         2.70
  Electricity Price
       Capacity Price ($/kW-yr)(27)            $72.82          76.22        79.30        82.39        85.47        89.48
       Energy Price ($/MWh)(28)                $68.61          71.58        74.70        78.00        81.55        85.05
  Steam Price ($/Mlb)(29)                       $3.16           3.29         3.42         3.56         3.70         3.85
  Natural Gas Price ($/MMBtu)(30)              $2.760          2.906        3.057        3.215        3.378        3.548
  Gas Transportation Cost ($/MMBtu)(31)        $1.000          1.001        1.002        1.002        1.003        1.003

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
       Capacity                               $17,477         18,292       19,032       19,773       20,513       21,476
       Energy                                $121,952        127,232      132,771      138,644      144,959      151,172
  Steam Revenue                                $2,256          2,346        2,440        2,538        2,639        2,745
  Interest Income (32)                           $385            385          385          385          385          385
                                            ---------      ---------    ---------    ---------    ---------    ---------
  Total Operating Revenues                   $142,070        148,255      154,628      161,340      168,496      175,778

OPERATING EXPENSES ($000)(33)

  Fuel Expense                                $40,433         42,564       44,780       47,086       49,484       51,977
  Fuel Transportation Expense                 $14,652         14,662       14,671       14,680       14,688       14,698
  Operation & Maintenance                      $2,376          2,488        2,605        2,727        2,855        2,989
  Operator's Fee                               $2,100          2,157        2,215        2,275        2,336        2,399
  Repair & Maintenance                         $5,930          6,090        6,255        6,424        6,597        6,775
  Water & Chemicals                              $386            396          407          418          429          441
  Consumables                                    $476            489          502          516          530          544
  State Excise Tax on Steam Revenues (34)         $79             82           85           89           92           96
  Insurance                                      $767            788          809          831          853          876
  Administrative & General                       $975          1,001        1,028        1,056        1,084        1,114
  Property Taxes                               $3,016          3,016        3,016        3,016        3,016        3,016
  Wheeling Charges (35)                        $5,424          5,695        5,980        6,279        6,593        6,923
  Letter-of-Credit Fees                          $275            282          289          297          304          312
                                            ---------      ---------    ---------    ---------    ---------    ---------
  Total Operating Expenses                    $76,889         79,710       82,642       85,694       88,861       92,160

NET OPERATING REVENUES ($000)                 $65,181         68,545       71,986       75,646       79,635       83,618

SENIOR DEBT SERVICE (36)

  Balance Outstanding (Jan 1)                $189,282        181,097      170,047      156,951      141,399      122,573
  Principal                                    $8,185         11,050       13,096       15,552       18,826       22,100
  Interest                                    $15,242         14,484       13,516       12,369       10,996        9,354
                                            ---------      ---------    ---------    ---------    ---------    ---------
  Total Senior Debt Service                   $23,427         25,534       26,612       27,921       29,822       31,454

Payments into Base Reserve Fund                    $0              0            0            0            0            0
Base Reserve Fund Balance (37)                 $7,000          7,000        7,000        7,000        7,000        7,000

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)               $65,181         68,545       71,986       75,646       79,635       83,618

DISTRIBUTIONS TO OTHER PARTNERS (38)          $48,199         49,581       46,507       50,724       53,370       56,045

DISTRIBUTIONS TO
       CE GENERATION ($000)(38)               $16,981         18,964       25,479       24,923       26,265       27,573

Year Ending December 31,                        2005         2006         2007         2008          2009(1)
                                              ---------    ---------    ---------    ---------       -------
SARANAC PROJECT

PERFORMANCE

  Net Plant Capacity (kW)(19)                   240,000      240,000      240,000      240,000       240,000
  Availability Factor (%)(20)                     89.00%       89.00%       89.00%       89.00%        89.00%
  Capacity Factor (%)(21)                         80.99%       80.99%       80.99%       80.99%        80.99%
  Energy Sales (MWh)(22)                      1,702,700    1,702,700    1,702,700    1,702,700       851,400
  Available Generation (MWh)(23)                 74,800       74,800       74,800       74,800        37,400
  Steam Sales (Mlb)(24)                         713,000      713,000      713,000      713,000       356,600
  Heat Rate (Btu/kWh)(25)                         8,550        8,550        8,550        8,550         8,550
  Fuel Consumption (BBtu)(26)                    14,648       14,648       14,648       14,648         7,324

COMMODITY PRICES

  General Inflation (%)(7)                         2.70         2.70         2.70         2.70          2.70
  Electricity Price
       Capacity Price ($/kW-yr)(27)               92.57        96.27       100.90       104.60        109.24
       Energy Price ($/MWh)(28)                   88.89        92.78        96.83       101.14        105.59
  Steam Price ($/Mlb)(29)                          4.00         4.16         4.33         4.50          4.68
  Natural Gas Price ($/MMBtu)(30)                 3.725        3.910        4.101        4.300         4.472
  Gas Transportation Cost ($/MMBtu)(31)           1.004        1.005        1.005        1.006         0.994

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
       Capacity                                  22,217       23,105       24,216       25,105        13,109
       Energy                                   157,995      164,925      172,110      179,777        93,849
  Steam Revenue                                   2,855        2,969        3,088        3,211         1,670
  Interest Income (32)                              385          385          385          385             0
                                              ---------    ---------    ---------    ---------       -------
  Total Operating Revenues                      183,452      191,384      199,799      208,478       108,628

OPERATING EXPENSES ($000)(33)

  Fuel Expense                                   54,569       57,266       60,071       62,988        32,751
  Fuel Transportation Expense                    14,707       14,717       14,726       14,735         7,282
  Operation & Maintenance                         3,130        3,277        3,431        3,592         1,881
  Operator's Fee                                  2,464        2,531        2,599        2,669         1,371
  Repair & Maintenance                            6,958        7,146        7,339        7,537         3,870
  Water & Chemicals                                 453          465          478          491           252
  Consumables                                       559          574          589          605           311
  State Excise Tax on Steam Revenues (34)           100          104          108          112            58
  Insurance                                         900          924          949          975           501
  Administrative & General                        1,144        1,175        1,206        1,239           636
  Property Taxes                                  3,016        3,016        3,016        3,016         1,508
  Wheeling Charges (35)                           7,269        7,632        8,014        8,415         4,418
  Letter-of-Credit Fees                             321          330          339          179             0
                                              ---------    ---------    ---------    ---------       -------
  Total Operating Expenses                       95,590       99,157      102,865      106,553        54,839

NET OPERATING REVENUES ($000)                    87,862       92,227       96,934      101,925        53,789

SENIOR DEBT SERVICE (36)

  Balance Outstanding (Jan 1)                   100,473       74,281       43,177        8,799             0
  Principal                                      26,193       31,104       34,378        8,799             0
  Interest                                        7,420        5,125        2,479          180             0
                                              ---------    ---------    ---------    ---------       -------
  Total Senior Debt Service                      33,613       36,229       36,857        8,979             0

Payments into Base Reserve Fund                       0            0            0       (7,000)            0
Base Reserve Fund Balance (37)                    7,000        7,000        7,000            0             0

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                  87,862       92,227       96,934      108,925        53,789

DISTRIBUTIONS TO OTHER PARTNERS (38)             58,500       62,362       68,496       72,552        17,205

DISTRIBUTIONS TO
       CE GENERATION ($000)(38)                  29,361       29,864       28,438       36,373        36,583

                                  Exhibit B-4
                           CE Generation Gas Projects
                          Projected Operating Results
                       Sensitivity C: Reduced Availability

Year Ending December 31                     1999(1)      2000       2001       2002       2003       2004       2005
                                           -------      -------    -------    -------    -------    -------    -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500       56,500     56,500     56,500     56,500     56,500     56,500
  Contract Firm Capacity (kW)(40)           50,000       50,000     50,000     50,000     50,000     50,000     50,000
  Curtailment Hours (41)                     1,300        1,300      1,300      1,300      1,300      1,800      1,800
  Availability Factor (42)                    91.0%        91.0%      91.0%      91.0%      91.0%      91.0%      91.0%
  On-Peak Availability Factor (43)            87.0%        87.0%      87.0%      87.0%      87.0%      87.0%      87.0%
  Capacity Factor (%)(44)                     84.7%        84.7%      84.7%      84.7%      84.7%      79.0%      79.0%
  Energy Generated (MWh)(42)               370,900      370,900    370,900    370,900    370,900    346,100    346,100
  Transmission Losses (MWh)(45)              3,700        3,700      3,700      3,700      3,700      3,500      3,500
  Energy Delivered (MWh)                   367,200      367,200    367,200    367,200    367,200    342,600    342,600
  Process Steam Sales (Mlb)(46)             49,500       49,500     49,500     49,500     49,500     46,200     46,200
  Supplemental Steam Sales (Mlb)(46)         9,200        9,200      9,200      9,200      9,200     11,300     11,300
  Chilling Steam Demand (Mlb)(46)          116,500      116,500    116,500    116,500    116,500    108,700    108,700
  Heat Rate (Btu/kWh)(42)                    8,830        8,830      8,830      8,830      8,830      8,830      8,830
  Fuel Consumption (BBtu)(47)                3,294        3,294      3,294      3,294      3,294      3,079      3,079

COMMODITY PRICES

  General Inflation (%)(7)                    2.70         2.70       2.70       2.70       2.70       2.70       2.70
  Electricity Price
       Capacity Price ($/kW-yr)(48)        $140.00       140.00     140.00     140.00     140.00     140.00     140.00
       Bonus Capacity Price ($/kW-yr)(49)  $155.01       155.01     155.01     155.01     155.01     155.01     155.01
       Energy Rate ($/MWh)(50)              $30.90        31.70      28.16      33.99      35.23      36.82      40.09
  Process Steam Price ($/Mlb)(51)            $7.81         8.01       8.22       8.44       8.65       8.88       9.11
  Supplemental Steam Price ($/Mlb)(51)      $10.42        10.68      10.96      11.25      11.54      11.84      12.15
  Chilling Steam Price ($/Mlb)(52)           $1.32         1.33       1.34       1.54       1.59       1.65       1.77
  True-up Steam Price ($/Mlb)(52)            $0.33         0.33       0.34       0.38       0.40       0.41       0.44
  Natural Gas Price ($/MMBtu)(53)            $2.15         2.23       2.31       2.40       2.48       2.57       2.67
  Gas Transportation Cost ($/MMBtu)(53)      $0.23         0.23       0.24       0.25       0.25       0.26       0.27

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
       Firm Capacity Payment                $7,000        7,000      7,000      7,000      7,000      7,000      7,000
       Bonus Capacity Payment                 $751          751        751        751        751        751        751
       Energy Payment                      $11,346       11,640     10,340     12,481     12,936     12,615     13,735
  Steam Revenue
       Process Steam                          $387          397        407        418        428        410        421
       Supplemental Steam                      $96           98        101        103        106        134        137
       Chilling Steam                         $154          155        156        179        185        179        192
       True-up Steam                           $14           15         15         17         17         17         18
                                           -------      -------    -------    -------    -------    -------    -------
  Total Operating Revenues                 $19,748       20,056     18,770     20,949     21,423     21,106     22,254

OPERATING EXPENSES ($000)

  Natural Gas                               $7,823        8,103      8,393      8,699      9,006      8,720      9,031
  Natural Gas Use/Sales Taxes (54)            $615          637        660        684        708        685        710
  Natural Gas Service Fees (55)               $182          185        187        190        192        195        198
  Operating & Maintenance (56)              $1,363        1,400      1,438      1,476      1,516      1,557      1,599
  Major Maintenance (57)                        $0        3,278        193          0        204      2,322        215
  Other Operating Fees/Water (56)             $443          455        467        480        493        506        520
  Audit, Legal & Finance (56)                 $762           12         13         13         13         14         14
  Insurance (56)                              $157          161        166        170        175        179        184
  Property & Other Taxes (56)                 $779          800        822        844        867        890        914
  Capital Expenditures (56)                   $179            9          6         23         40         40         40
  Wheeling (58)                               $961          961        961        961        961        959        959
                                           -------      -------    -------    -------    -------    -------    -------
  Total Operating Expenses                 $13,264       16,001     13,306     13,540     14,175     16,067     14,384

NET OPERATING REVENUES ($000)               $6,484        4,055      5,464      7,409      7,248      5,039      7,870

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)             $6,484        4,055      5,464      7,409      7,248      5,039      7,870

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)             $6,484        4,055      5,464      7,409      7,248      5,039      7,870

Year Ending December 31                       2006       2007       2008       2009
                                             -------    -------    -------    -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                 56,500     56,500     56,500     56,500
  Contract Firm Capacity (kW)(40)             50,000     50,000     50,000     50,000
  Curtailment Hours (41)                       1,800      1,800      1,800      1,800
  Availability Factor (42)                      91.0%      91.0%      91.0%      91.0%
  On-Peak Availability Factor (43)              87.0%      87.0%      87.0%      87.0%
  Capacity Factor (%)(44)                       79.0%      79.0%      79.0%      79.0%
  Energy Generated (MWh)(42)                 346,100    346,100    346,100    346,100
  Transmission Losses (MWh)(45)                3,500      3,500      3,500      3,500
  Energy Delivered (MWh)                     342,600    342,600    342,600    342,600
  Process Steam Sales (Mlb)(46)               46,200     46,200     46,200     46,200
  Supplemental Steam Sales (Mlb)(46)          11,300     11,300     11,300     11,300
  Chilling Steam Demand (Mlb)(46)            108,700    108,700    108,700    108,700
  Heat Rate (Btu/kWh)(42)                      8,830      8,830      8,830      8,830
  Fuel Consumption (BBtu)(47)                  3,079      3,079      3,079      3,079

COMMODITY PRICES

  General Inflation (%)(7)                      2.70       2.70       2.70       2.70
  Electricity Price
       Capacity Price ($/kW-yr)(48)           140.00     140.00     140.00     140.00
       Bonus Capacity Price ($/kW-yr)(49)     155.01     155.01     155.01     155.01
       Energy Rate ($/MWh)(50)                 39.91      40.19      43.05      42.04
  Process Steam Price ($/Mlb)(51)               9.35       9.63       9.85      10.11
  Supplemental Steam Price ($/Mlb)(51)         12.47      12.84      13.14      13.48
  Chilling Steam Price ($/Mlb)(52)              1.78       1.80       1.90       1.89
  True-up Steam Price ($/Mlb)(52)               0.44       0.45       0.48       0.47
  Natural Gas Price ($/MMBtu)(53)               2.77       2.89       2.97       3.08
  Gas Transportation Cost ($/MMBtu)(53)         0.27       0.28       0.29       0.30

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
       Firm Capacity Payment                   7,000      7,000      7,000      7,000
       Bonus Capacity Payment                    751        751        751        751
       Energy Payment                         13,673     13,769     14,749     14,403
  Steam Revenue
       Process Steam                             432        445        455        467
       Supplemental Steam                        141        145        148        152
       Chilling Steam                            193        195        207        205
       True-up Steam                              18         18         19         19
                                             -------    -------    -------    -------
  Total Operating Revenues                    22,208     22,323     23,329     22,997

OPERATING EXPENSES ($000)

  Natural Gas                                  9,351      9,748     10,028     10,382
  Natural Gas Use/Sales Taxes (54)               735        766        788        816
  Natural Gas Service Fees (55)                  200        203        206        209
  Operating & Maintenance (56)                 1,642      1,687      1,732      1,779
  Major Maintenance (57)                         221      3,950        233        239
  Other Operating Fees/Water (56)                534        548        563        578
  Audit, Legal & Finance (56)                     14         15         15         16
  Insurance (56)                                 189        194        200        205
  Property & Other Taxes (56)                    939        964        990      1,017
  Capital Expenditures (56)                       40         40         40         40
  Wheeling (58)                                  959        959        959        959
                                             -------    -------    -------    -------
  Total Operating Expenses                    14,824     19,074     15,754     16,240

NET OPERATING REVENUES ($000)                  7,384      3,249      7,575      6,757

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                7,384      3,249      7,575      6,757

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                7,384      3,249      7,575      6,757

                                   Exhibit B-4
                           CE Generation Gas Projects
                           Projected Operating Results
                       Sensitivity C: Reduced Availability

Year Ending December 31                     2010       2011       2012       2013       2014
                                           -------    -------    -------    -------    -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500     56,500     56,500     56,500     56,500
  Contract Firm Capacity (kW)(40)           50,000     50,000     50,000     50,000     50,000
  Curtailment Hours (41)                     2,600      2,600      2,600      2,600      2,600
  Availability Factor (42)                    91.0%      91.0%      91.0%      91.0%      91.0%
  On-Peak Availability Factor (43)            87.0%      87.0%      87.0%      87.0%      87.0%
  Capacity Factor (%)(44)                     69.9%      69.9%      69.9%      69.9%      69.9%
  Energy Generated (MWh)(42)               306,300    306,300    306,300    306,300    306,300
  Transmission Losses (MWh)(45)              3,100      3,100      3,100      3,100      3,100
  Energy Delivered (MWh)                   303,200    303,200    303,200    303,200    303,200
  Process Steam Sales (Mlb)(46)             40,900     40,900     40,900     40,900     40,900
  Supplemental Steam Sales (Mlb)(46)        14,700     14,700     14,700     14,700     14,700
  Chilling Steam Demand (Mlb)(46)           96,200     96,200     96,200     96,200     96,200
  Heat Rate (Btu/kWh)(42)                    8,830      8,830      8,830      8,830      8,830
  Fuel Consumption (BBtu)(47)                2,735      2,735      2,735      2,735      2,735

COMMODITY PRICES

  General Inflation (%)(7)                    2.70       2.70       2.70       2.70       2.70
  Electricity Price
       Capacity Price ($/kW-yr)(48)        $140.00     140.00     140.00     140.00     140.00
       Bonus Capacity Price ($/kW-yr)(49)  $155.01     155.01     155.01     155.01     155.01
       Energy Rate ($/MWh)(50)              $43.48      43.48      43.26      45.70      45.89
  Process Steam Price ($/Mlb)(51)           $10.38      10.66      10.95      11.25      11.56
  Supplemental Steam Price ($/Mlb)(51)      $13.84      14.21      14.60      15.00      15.41
  Chilling Steam Price ($/Mlb)(52)           $1.95       1.96       1.97       2.06       2.09
  True-up Steam Price ($/Mlb)(52)            $0.49       0.49       0.49       0.52       0.52
  Natural Gas Price ($/MMBtu)(53)            $3.19       3.31       3.43       3.56       3.69
  Gas Transportation Cost ($/MMBtu)(53)      $0.30       0.31       0.32       0.33       0.34

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
       Firm Capacity Payment                $7,000      7,000      7,000      7,000      7,000
       Bonus Capacity Payment                 $751        751        751        751        751
       Energy Payment                      $13,183     13,183     13,116     13,856     13,914
  Steam Revenue
       Process Steam                          $425        436        448        460        473
       Supplemental Steam                     $203        209        215        220        226
       Chilling Steam                         $187        189        190        199        201
       True-up Steam                           $18         18         18         19         19
                                           -------    -------    -------    -------    -------
  Total Operating Revenues                 $21,767     21,786     21,738     22,505     22,584

OPERATING EXPENSES ($000)

  Natural Gas                               $9,548      9,892     10,251     10,623     11,008
  Natural Gas Use/Sales Taxes (54)            $750        777        806        835        865
  Natural Gas Service Fees (55)               $211        214        217        220        223
  Operating & Maintenance (56)              $1,827      1,876      1,927      1,979      2,033
  Major Maintenance (57)                      $245      2,547        259        266        273
  Other Operating Fees/Water (56)             $594        610        626        643        661
  Audit, Legal & Finance (56)                  $16         17         17         17         18
  Insurance (56)                              $210        216        222        228        234
  Property & Other Taxes (56)               $1,044      1,072      1,101      1,131      1,162
  Capital Expenditures (56)                    $40         40         40         40         40
  Wheeling (58)                               $956        956        956        956        956
                                           -------    -------    -------    -------    -------
  Total Operating Expenses                 $15,441     18,217     16,422     16,938     17,473

NET OPERATING REVENUES ($000)               $6,326      3,569      5,316      5,567      5,111

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)             $6,326      3,569      5,316      5,567      5,111

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)             $6,326      3,569      5,316      5,567      5,111

Year Ending December 31                       2015       2016        2017       2018
                                             -------    -------     -------    -------
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                 56,500     56,500      56,500     56,500
  Contract Firm Capacity (kW)(40)             50,000     50,000      50,000     50,000
  Curtailment Hours (41)                       2,600      2,600       2,600      2,600
  Availability Factor (42)                      91.0%      91.0%       91.0%      91.0%
  On-Peak Availability Factor (43)              87.0%      87.0%       87.0%      87.0%
  Capacity Factor (%)(44)                       69.9%      69.9%       69.9%      69.9%
  Energy Generated (MWh)(42)                 306,300    306,300     306,300    306,300
  Transmission Losses (MWh)(45)                3,100      3,100       3,100      3,100
  Energy Delivered (MWh)                     303,200    303,200     303,200    303,200
  Process Steam Sales (Mlb)(46)               40,900     40,900      40,900     40,900
  Supplemental Steam Sales (Mlb)(46)          14,700     14,700      14,700     14,700
  Chilling Steam Demand (Mlb)(46)             96,200     96,200      96,200     96,200
  Heat Rate (Btu/kWh)(42)                      8,830      8,830       8,830      8,830
  Fuel Consumption (BBtu)(47)                  2,735      2,735       2,735      2,735

COMMODITY PRICES

  General Inflation (%)(7)                      2.70       2.70        2.70       2.70
  Electricity Price
       Capacity Price ($/kW-yr)(48)           140.00     140.00      140.00     140.00
       Bonus Capacity Price ($/kW-yr)(49)     155.01     155.01      155.01     155.01
       Energy Rate ($/MWh)(50)                 47.57      47.79       49.16      50.31
  Process Steam Price ($/Mlb)(51)              11.59      12.20       12.53      12.86
  Supplemental Steam Price ($/Mlb)(51)         15.45      16.26       16.71      17.15
  Chilling Steam Price ($/Mlb)(52)              2.16       2.18        2.24       2.30
  True-up Steam Price ($/Mlb)(52)               0.54       0.55        0.56       0.57
  Natural Gas Price ($/MMBtu)(53)               3.62       3.97        4.11       4.25
  Gas Transportation Cost ($/MMBtu)(53)         0.35       0.36        0.37       0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
       Firm Capacity Payment                   7,000      7,000       7,000      7,000
       Bonus Capacity Payment                    751        751         751        751
       Energy Payment                         14,423     14,490      14,905     15,254
  Steam Revenue
       Process Steam                             474        499         512        526
       Supplemental Steam                        227        239         246        252
       Chilling Steam                            207        210         216        221
       True-up Steam                              19         20          20         21
                                             -------    -------     -------    -------
  Total Operating Revenues                    23,101     23,209      23,650     24,025

OPERATING EXPENSES ($000)

  Natural Gas                                 10,858     11,815      12,239     12,652
  Natural Gas Use/Sales Taxes (54)               853        929         962        994
  Natural Gas Service Fees (55)                  226        229         232        235
  Operating & Maintenance (56)                 2,087      2,144       2,202      2,261
  Major Maintenance (57)                           0      5,020         296        304
  Other Operating Fees/Water (56)                678        697         716        735
  Audit, Legal & Finance (56)                     18         19          19         20
  Insurance (56)                                 240        247         254        260
  Property & Other Taxes (56)                  1,193      1,225       1,258      1,292
  Capital Expenditures (56)                       40         40          40         40
  Wheeling (58)                                  956        956         956        956
                                             -------    -------     -------    -------
  Total Operating Expenses                    17,149     23,321      19,174     19,749

NET OPERATING REVENUES ($000)                  5,952       (112)      4,476      4,276

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                5,952          0       4,476      4,276

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                5,952          0       4,476      4,276

                            Footnotes to Exhibit B-4

      The footnotes to Exhibit B-4 are the same as the footnotes for Exhibit B-1, except:

3. Assumes availability of the Natural Gas Projects is 5 percent less than that assumed in the Base Case.

20. Assumes availability of the Natural Gas Projects is 5 percent less than that assumed in the Base Case.

42. Assumes availability of the Natural Gas Projects is 5 percent less than that assumed in the Base Case.

                                   Exhibit B-5
                           CE Generation Gas Projects
                           Projected Operating Results
                          Sensitivity D: Yuma Low Gas 1

Year Ending December 31                        1999(1)        2000        2001       2002         2003        2004         2005
                                               -------        ----        ----       ----         ----        ----         ----
YUMA PROJECT


PERFORMANCE

  Nameplate Capacity (kW)(39)                   56,500       56,500      56,500     56,500       56,500       56,500      56,500
  Contract Firm Capacity (kW)(40)               50,000       50,000      50,000     50,000       50,000       50,000      50,000
  Curtailment Hours (41)                         1,300        1,300       1,300      1,300        1,300        1,800       1,800
  Availability Factor (42)                        96.0%        96.0%       96.0%      96.0%        96.0%        96.0%       96.0%
  On-Peak Availability Factor (43)                92.0%        92.0%       92.0%      92.0%        92.0%        92.0%       92.0%
  Capacity Factor (%)(44)                         89.3%        89.3%       89.3%      89.3%        89.3%        83.4%       83.4%
  Energy Generated (Mwh)(42)                   391,300      391,300     391,300    391,300      391,300      365,100     365,100
  Transmission Losses (MWh)(45)                  3,900        3,900       3,900      3,900        3,900        3,700       3,700
  Energy Delivered (MWh)                       387,400      387,400     387,400    387,400      387,400      361,400     361,400

  Process Steam Sales (Mlb)(46)                 49,500       49,500      49,500     49,500       49,500       46,200      46,200
  Supplemental Steam Sales (Mlb)(46)             9,200        9,200       9,200      9,200        9,200       11,900      11,900
  Chilling Steam Demand (Mlb)(46)              116,500      116,500     116,500    116,500      116,500      108,700     108,700
  Heat Rate (Btu/kWh)(42)                        8,830        8,830       8,830      8,830        8,830        8,830       8,830
  Fuel Consumption (BBtu)(47)                    3,474        3,474       3,474      3,474        3,474        3,248       3,248

COMMODITY PRICES

  General Inflation (%)(7)                        2.70         2.70        2.70       2.70         2.70         2.70        2.70
  Electricity Price
     Capacity Price ($/kW-yr)(48)              $140.00       l40.00      140.00     140.00       140.00       140.00      140.00
     Bonus Capacity Price ($/kW-yr)(49)        $163.92       163.92      l63.92     163.92       163.92       163.92      163.92
     Energy Rate ($/MWh)(50)                    $30.90        31.70       27.86      30.57        32.73        34.88       38.70
  Process Steam Price ($/Mlb)(51)                $7.81         7.90        7.99       8.09         8.30         8.51        8.73
  Supplemental Steam Price ($/Mlb)(51)          $10.42        10.53       10.65      10.79        11.07        11.35       11.64
  Chilling Steam Price ($/Mlb)(52)               $1.32         1.32        1.33       1.43         1.51         1.59        1.72
  True-up Steam Price ($/Mlb)(52)                $0.33         0.33        0.33       0.36         0.38         0.40        0.43
  Natural Gas Price ($/MMBtu)(53)                $2.15         2.15        2.15       2.16         2.24         2.32        2.40
  Gas Transportation Cost ($/MMBtu)(53)          $0.23         0.23        0.24       0.25         0.25         0.26        0.27

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
     Firm Capacity Payment                      $7,000        7,000       7,000      7,000        7,000        7,000       7,000
     Bonus Capacity Payment                     $1,196        1,196       1,196      1,196        1,196        1,196       1,196
     Energy Payment                            $11,971       12,281      10,793     11,843       12,678       12,606      13.986
  Steam Revenue
     Process Steam                                $387          391         396        401          411          393         403
     Supplemental Steam                            $96           97          98         99          102          135         139
     Chilling Steam                               $154          154         155        166          176          173         187
     True-up Steam                                 $13           13          13         14           15           15          16
                                               -------       ------      ------     ------       ------       ------      ------
  Total Operating Revenues                     $20,817       21,132      19,651     20,719       21,578       21,518      22,927

OPERATING EXPENSES ($000)

  Natural Gas                                   $8,251        8,272       8,292      8,341        8,636        8,364       8,659
  Natural Gas Use/Sales Taxes (54)                $648          650         652        656          679          657         681
  Natural Gas Service Fees (55)                   $182          185         187        190          192          195         198
  Operating & Maintenance (56)                  $1,363        1,400       1,438      1,476        1,516        1,557       1,599
  Major Maintenance (57)                          $183        3,278         193        198        2,262          209         215
  Other Operating Fees/Water (56)                 $443          455         467        480          493          506         520
  Audit, Legal & Finance (56)                     $762           12          13         13           13           14          14
  Insurance (56)                                  $157          161         166        170          175          179         184
  Property & Other Taxes (56)                     $779          800         822        844          867          890         914
  Capital Expenditures (56)                       $179            9           6         23           40           40          40
  Wheeling (58)                                   $963          963         963        963          963          961         961
                                               -------       ------      ------     ------       ------       ------      ------
  Total Operating Expenses                     $13,910       16,185      13,199     13,354       15,836       13,572      13,985

NET OPERATING REVENUES ($000)                   $6,907        4,947       6,452      7,365        5,742        7,946       8,942

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                 $6,907        4,947       6,452      7,365        5,742        7,946       8,942

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                 $6,907        4,947       6,452      7,365        5,742        7,946       8,942

Year Ending December 31                                2006        2007          2008          2009
                                                       ----        ----          ----          ----
YUMA PROJECT


PERFORMANCE

  Nameplate Capacity (kW)(39)                         56,500       56,500        56,500       56,500
  Contract Firm Capacity (kW)(40)                     50,000       50,000        50,000       50,000
  Curtailment Hours (41)                               1,800        1,800         1,800        1,800
  Availability Factor (42)                              96.0%        96.0%         96.0%        96.0%
  On-Peak Availability Factor (43)                      92.0%        92.0%         92.0%        92.0%
  Capacity Factor (%)(44)                               83.4%        83.4%         83.4%        83.4%
  Energy Generated (Mwh)(42)                         365,100      365,100       365,100      365,100
  Transmission Losses (MWh)(45)                        3,700        3,700         3,700        3,700
  Energy Delivered (MWh)                             361,400      361,400       361,400      361,400

  Process Swam Sales (Mlb)(46)                        46,200       46,200        46,200       46,200
  Supplemental Steam Sales (Mlb)(46)                  11,900       11,900        11,900       11,900
  Chilling Steam Demand (Mlb)(46)                    108,700      108,700       108,700      108,700
  Heat Rate (Btu/kWh)(42)                              8,830        8,830         8,830        8,830
  Fuel Consumption (BBtu)(47)                          3,248        3,248         3,248        3,248

COMMODITY PRICES

  General Inflation (%)(7)                              2.70         2.70          2.70         2.70
  Electricity Price
     Capacity Price ($/kW-yr)(48)                     140.00       140.00        140.00       140.00
     Bonus Capacity Price ($/kW-yr)(49)               163.92       163.92        163.92       163.92
     Energy Rate ($/MWh)(50)                           39.01        39.32         39.63        39.94
  Process Steam Price ($/Mlb)(51)                       8.96         9.22          9.43         9.67
  Supplemental Steam Price ($/Mlb)(51)                 11.95        12.29         12.57        12.90
  Chilling Steam Price ($/Mlb)(52)                      1.75         1.77          1.79         1.82
  True-up Steam Price ($/Mlb)(52)                       0.44         0.44          0.45         0.45
  Natural Gas Price ($/MMBtu)(53)                       2.49         2.60          2.67         2.77
  Gas Transportation Cost ($/MMBtu)(53)                 0.27         0.28          0.29         0.30

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
     Firm Capacity Payment                             7,000        7,000         7,000        7,000
     Bonus Capacity Payment                            1,196        1,196         1,196        1,196
     Energy Payment                                   14,098       14,210        14,322       14,434
  Steam Revenue
     Process Steam                                       414          426           436          447
     Supplemental Steam                                  142          146           150          153
     Chilling Steam                                      190          192           195          198
     True-up Steam                                        16           16            17           17
                                                      ------       ------        ------       ------
  Total Operating Revenues                            23,056       23,186        23,316       23,445

OPERATING EXPENSES ($000)

  Natural Gas                                          8,968        9,344         9,614        9,952
  Natural Gas Use/Sales Taxes (54)                       705          734           756          782
  Natural Gas Service Fees (55)                          200          203           206          209
  Operating & Maintenance (56)                         1,642        1,687         1,732        1,779
  Major Maintenance (57)                                   0        3,950           233          239
  Other Operating Fees/Water (56)                        534          548           563          578
  Audit, Legal & Finance (56)                             14           15            15           16
  Insurance (56)                                         189          194           200          205
  Property & Other Taxes (56)                            939          964           990        1,017
  Capital Expenditures (56)                               40           40            40           40
  Wheeling (58)                                          961          961           961          961
                                                      ------       ------        ------       ------
  Total Operating Expenses                            14,192       18,640        15,310       15,778

NET OPERATING REVENUES ($000)                          8,864        4,546         8,006        7,667

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                        8,864        4,546         8,006        7,667

DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                        8,864        4,546         8,006        7,667

                                   Exhibit B-5
                           CE Generation Gas Projects
                           Projected Operating Results
                          Sensitivity D: Yuma Low Gas 1

Year Ending December 31                         2010         2011        2012       2013         2014
                                                ----         ----        ----       ----         ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                  56,500       56,500      56,500     56,500       56,500
  Contract Firm Capacity (kW)(40)              50,000       50,000      50,000     50,000       50,000
  Curtailment Hours (41)                        2,600        2,600       2,600      2,600        2,600
  Availability Factor (42)                       96.0%        96.0%       96.0%      96.0%        96.0%
  On-Peak Availability Factor (43)               92.0%        92.0%       92.0%      92.0%        92.0%
  Capacity Factor (%)(44)                        73.8%        73.8%       73.8%      73.8%        73.8%
  Energy Generated (MWh)(42)                  323,100      323,100     323,100    323,100      323,100
  Transmission Losses (MWh)(45)                 3,200        3,200       3,200      3,200        3,200
  Energy Delivered (MWh)                      319,900      319,900     319,900    319,900      319,900

  Process Steam Sales (Mlb)(46)                40,900       40,900      40,900     40,900       40,900
  Supplemental Steam Sales (Mlb)(46)           16,300       l6,300      16,300     16,300       16,300
  Chilling Steam Demand (Mlb)(46)              96,200       96,200      96,200     96,200       96,200
  Heat Rate (Btu/kWh)(42)                       8,830        8,830       8,830      8,830        8,830
  Fuel Consumption (BBtu)(47)                   2,886        2,886       2,886      2,886        2,886

COMMODITY PRICES

  General Inflation (%)(7)                       2.70         2.70        2.70       2.70         2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)            $140.00       140.00      140.00     140.00       140.00
      Bonus Capacity Price ($/kW-yr)(49)      $163.92       163.92      163.92     163.92       163.92
      Energy Rate ($MWh)(50)                   $40.25        40.91       41.57      42.13        42.89
  Process Steam Price ($/Mlb)(51)               $9.93        10.19       10.46      10.74        11.03
  Supplemental Steam Price ($/Mlb)(51)         $13.23        13.58       13.95      14.32        14.71
  Chilling Steam Price ($/Mlb)(52)              $1.84         1.88        1.92       1.95         1.99
  True-up Steam Price ($/Mlb)(52)               $0.46         0.47        0.48       0.49         0.50
  Natural Gas Price ($/MMBtu)(53)               $2.87         2.98        3.09       3.20         3.32
  Gas Transportation Cost ($/MMBtu)(53)         $0.30         0.31        0.32       0.33         0.34

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
      Firm Capacity Payment                    $7,000        7,000       7,000      7,000        7,000
      Bonus Capacity Payment                   $1,196        1,196       1,196      1,196        1,196
      Energy Payment                          $12,876       13,087      13,298     13,509       13,721
  Steam Revenue
      Process Steam                              $406          417         428        439          451
      Supp1ement Steam                           $216          22l         227        233          240
      Chilling Steam                             $177          181         184        188          192
      True-up Steam                               $15           15          16         16           16
                                              -------       ------      ------     ------       ------
  Total Operating Revenues                    $21,886       22,117      22,349     22,581       22,816

OPERATING EXPENSES ($000)
  Natural Gas                                  $9,154        9,483       9,827     10,182       10,55l
  Natural Gas Use/Sales Taxes (54)               $719          745         772        800          829
  Natural Gas Service Fees (55)                  $211          214         217        220          223
  Operating & Maintenance (56)                 $1,827        1,876       1,927      1,979        2,033
  Major Maintenance (57)                         $245        2,799         259        266            0
  Other Operating Fees/Water (56)                $594          610         626        643          661
  Audit, Legal & Finance (56)                     $16           17          17         17           18
  Insurance (56)                                 $210          216         222        228          234
  Property & Other Taxes (56)                  $1,044        1,072       1,101      1,131        1,162
  Capital Expenditures (56)                       $40           40          40         40           40
  Wheeling (58)                                  $957          957         957        957          957
                                              -------       ------      ------     ------       ------
  Total Operating Expenses                    $15,017       18,029      15,965     16,463       16,708

NET OPERATING REVENUES ($000)                  $6,869        4,088       6,384      6,118        6,108

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                 $6,869        4,088       6,384      6,118        6,108

DISTRIBUTIONS TO
      CE GENERATION ($000)(59)                 $6,869        4,088       6,384      6,118        6,108

Year Ending December 31                          2015         2016      2017      2018
                                                 ----         ----      ----      ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                    56,500      56,500    56,500    56,500
  Contract Firm Capacity (kW)(40)                50,000      50,000    50,000    50,000
  Curtailment Hours (41)                          2,600       2,600     2,600     2,600
  Availability Factor (42)                         96.0%       96.0%     96.0%     96.0%
  On-Peak Availability Factor (43)                 92.0%       92.0%     92.0%     92.0%
  Capacity Factor (%)(44)                          73.8%       73.8%     73.8%     73.8%
  Energy Generated (MWh)(42)                    323,100     323,100   323,100   323,100
  Transmission Losses (MWhx45)                    3,200       3,200     3,200     3,200
  Energy Delivered (MWh)                        319,900     319,900   319,900   319,900

  Process Steam Sales (Mlb)(46)                  40,900      40,900    40,900    40,900
  Supplemental Steam Sales (Mlb)(46)             16,300      16,300    16,300    16,300
  Chilling Steam Demand (Mlb)(46)                96,200      96,200    96,200    96,200
  Heat Rate (Btu/kWh)(42)                         8,830       8,830     8,830     8,830
  Fuel Consumption (BBtu)(47)                     2,886       2,886     2,886     2,886

COMMODITY PRICES

  General Inflation (%)(7)                         2.70        2.70      2.70       2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)               140.00      140.00    140.00     140.00
      Bonus Capacity Price($/kW-yr)(49)          163.92      163.92    163.92     163.92
      Energy Rate ($MWh)(50)                      43.91       44.92     45.94      46.95
  Process Steam Price ($/Mlb)(51)                 11.07       11.63     11.94      12.26
  Supplemental Steam Price ($/Mlb)(51)            14.76       15.51     15.93      16.34
  Chilling Steam Price ($/Mlb)(52)                 2.04        2.09      2.14       2.19
  True-up Steam Price ($/Mlb)(52)                  0.51        0.52      0.54       0.55
  Natural Gas Price ($/MMBtu)(53)                  3.26        3.57      3.70       3.83
  Gas Transportation Cost ($/MMBtu)(53)            0.35        0.36      0.37       0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
      Firm Capacity Payment                       7,000       7,000     7,000      7,000
      Bonus Capacity Payment                      1,196       1,196     1,196      1,196
      Energy Payment                             14,045      14,370    14,695     15,019
  Steam Revenue
      Process Steam                                 453         476       489        501
      Supp1ement Steam                              241         253       260        266
      Chilling Steam                                196         201       206        211
      True-up Steam                                  17          17        18         18
                                                 ------      ------    ------     ------
  Total Operating Revenues                       23,148      23,513    23,864     24,211

OPERATING EXPENSES ($000)
  Natural Gas                                    10,413       11325    11,729     12,124
  Natural Gas Use/Sales Taxes (54)                  818         890       922        953
  Natural Gas Service Fees (55)                     226         229       232        235
  Operating & Maintenance (56)                    2,087       2,144     2,202      2,261
  Major Maintenance (57)                          4,887         288       296        304
  Other Operating Fees/Water (56)                   678         697       716        735
  Audit, Legal & Finance (56)                        18          19        19         20
  Insurance (56)                                    240         247       254        260
  Property & Other Taxes (56)                     1,193       1,225     1,258      1,292
  Capital Expenditures (56)                          40          40        40         40
  Wheeling (58)                                     957         957       957        957
                                                 ------      ------    ------     ------
  Total Operating Expenses                       21,557      18,061    18,625     19,181

NET OPERATING REVENUES ($000)                     1,591       5,452     5,239      5,030

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                    1,591       5,452     5,239      5,030

DISTRIBUTIONS TO
      CE GENERATION ($000)(59)                    1,591       5,452     5,239      5,030

                            Footnotes to Exhibit B-5

      The footnotes to Exhibit B-5 are the same as the footnotes for Exhibit B-1, except:

50. Assumes prices consistent with the Low Gas 1 case as described in the Henwood Report.

53. Assumes prices consistent with the Low Gas 1 case as described in the Henwood Report.

                                   Exhibit B-6
                           CE Generation Gas Projects
                           Projected Operating Results
                          Sensitivity E: Yuma Low Gas 2

Year Ending December 31                       1999(1)        2000       2001       2002          2003         2004        2005
                                              -------        ----       ----       ----          ----         ----        ----
YUMA PROJECT

PERFORMANCE

   Nameplate Capacity (kW)(39)                 56,500       56,500      56,500     56,500       56,500       56,500      56,500
   Contract Firm Capacity (kW)(40)             50,000       50,000      50,000     50,000       50,000       50,000      50,000
   Curtailment Hours (41)                       1,300        1,300       1,300      1,300        1,300        1,800       1,800
   Availability Factor (42)                      96.0%        96.0%       96.0%      96.0%        96.0%        96.0%       96.0%
   On-Peak Availability Factor (43)              92.0%        92.0%       92.0%      92.0%        92.0%        92.0%       92.0%
   Capacity Factor (%)(44)                       89.3%        89.3%       89.3%      89.3%        89.3%        83.4%       83.4%
   Energy Generated (Mwh)(42)                 391,300      391,300     391,300    391,300      391,300      365,100     365,100
   Transmission Losses (MWh)(45)                3,900        3,900       3,900      3,900        3,900        3,700       3,700
   Energy Delivered (MWh)                     387,400      387,400     387,400    387,400      387,400      361,400     361,400

   Process Steam Sales (Mlb)(46)               49,500       49,500      49,500     49,500       49,500       46,200      46,200
   Supplemental Steam Sales (Mlb)(46)           9,200        9,200       9,200      9,200        9,200       11,900      11,900
   Chilling Steam Demand (Mlb)(46)            116,500      116,500     116,500    116,500      116,500      108,700     108,700
   Heat Rate (Btu/kWh)(42)                      8,830        8,830       8,830      8,830        8,830        8,830       8,830
   Fuel Consumption (BBtu)(47)                  3,474        3,474       3,474      3,474        3,474        3,248       3,248

COMMODITY PRICES

   General Inflation (%)(7)                      2.70         2.70        2.70       2.70         2.70         2.70        2.70
   Electricity Price
       Capacity Price ($/kW-yr)(48)           $140.00       140.00      140.00     140.00       140.00       140.00      140.00
       Bonus Capacity Price ($/kW-yr)(49)     $163.92       163.92      163.92     163.92       163.92       163.92      163.92
       Energy Rate ($/MWh)(50)                 $30.90        31.70       26.47      28.75        30.42        32.09       35.58
   Process Steam Price ($/Mlb)(51)              $7.81         7.92        8.02       8.13         8.23         8.33        8.54
   Supplemental Steam Price ($/Mlb)(51)        $10.42        10.56       10.70      10.84        10.97        11.11       11.39
   Chilling Steam Price ($/Mlb)(52)             $1.32         1.30        1.29       1.37         1.44         1.50        1.63
   True-up Steam Price ($/Mlb)(52)              $0.33         0.32        0.32       0.34         0.36         0.38        0.41
   Natural Gas Price ($/MMBtu)(53)              $2.15         2.16        2.17       2.18         2.19         2.19        2.27
   Gas Transportation Cost ($/MMBtu)(53)        $0.23         0.23        0.24       0.25         0.25         0.26        0.27

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
       Firm Capacity Payment                   $7,000        7,000       7,000      7,000        7,000        7,000       7,000
       Bonus Capacity Payment                  $1,196        1,196       1,196      1,196        1,196        1,196       1,196
       Energy Payment                         $11,971       12,281      10,254     11,137       11,784       11,596      12,859
   Steam Revenue
       Process Steam                             $387          392         397        402          407          385         395
       Supplemental Steam                         $96           97          98        100          101          132         136
       Chilling Steam                            $154          151         150        160          167          163         177
       True-up Steam                              $13           13          13         14           14           14          15
                                              -------       ------      ------     ------       ------       ------      ------
   Total Operating Revenues                   $20,817       21,130      19,108     20,009       20,669       20,486      21,778

OPERATING EXPENSES ($000)

   Natural Gas                                 $8,251        8,313       8,369      8,424        8,463        7,945       8,227
   Natural Gas Use/Sales Taxes (54)              $648          653         658        662          665          624         647
   Natural Gas Service Fees (55)                 $182          185         187        190          192          195         198
   Operating & Maintenance (56)                $1,363        1,400       1,438      1,476        1,516        1,557       1,599
   Major Maintenance (57)                        $183        3,278         193        198        2,262          209         215
   Other Operating Fees/Water (56)               $443          455         467        480          493          506         520
   Audit, Legal & Finance (56)                   $762           12          13         13           13           14          14
   Insurance (56)                                $157          161         166        170          175          179         184
   Property & Other Taxes (56)                   $779          800         822        844          867          890         914
   Capital Expenditures (56)                     $179            9           6         23           40           40          40
   Wheeling (58)                                 $963          963         963        963          963          961         961
                                              -------       ------      ------     ------       ------       ------      ------
   Total Operating Expenses                   $13,910       16,229      13,282     13,443       15,649       13,120      13,519

NET OPERATING REVENUES ($000)                  $6,907        4,901       5,826      6,566        5,020        7,366       8,259

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                $6,907        4,901       5,826      6,566        5,020        7,366       8,259
DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                $6,907        4,901       5,826      6,566        5,020        7,366       8,259

Year Ending December 31                              2006        2007          2008          2009
                                                     ----        ----          ----          ----
YUMA PROJECT

PERFORMANCE

   Nameplate Capacity (kW)(39)                      56,500       56,500        56,500       56,500
   Contract Firm Capacity (kW)(40)                  50,000       50,000        50,000       50,000
   Curtailment Hours (41)                            1,800        1,800         1,800        1,800
   Availability Factor (42)                           96.0%        96.0%         96.0%        96.0%
   On-Peak Availability Factor (43)                   92.0%        92.0%         92.0%        92.0%
   Capacity Factor (%)(44)                            83.4%        83.4%         83.4%        83.4%
   Energy Generated(Mwh)(42)                       365,100      365,100       365,100      365,100
   Transmission Losses (MWh(45)                      3,700        3,700         3,700        3,700
   Energy Delivered (MWh)                          361,400      361,400       361,400      361,400

   Process Steam Sales (Mlb)(46)                    46,200       46,200        46,200       46,200
   Supplemental Steam Sales (Mlb)(46)               11,900       11,900        11,900       11,900
   Chilling Steam Demand (Mlb)(46)                 108,700      108,700       108,700      108,700
   Heat Rate (Btu/kWh)(42)                           8,830        8,830         8,830        8,830
   Fuel Consumption (BBtu)(47)                       3,248        3,248         3,248        3,248

COMMODITY PRICES

   General Inflation (%)(7)                           2.70         2.70          2.70         2.70
   Electricity Price
       Capacity Price ($/kW-yr)(48)                 140.00       140.00        140.00       140.00
       Bonus Capacity Price ($/kW-yr)(49)           163.92       163.92        163.92       163.92
       Energy Rate ($/MWh)(50)                       36.16        36.74         37.31        37.89
   Process Steam Price ($/Mlb)(51)                    8.76         9.01          9.22         9.45
   Supplemental Steam Price ($/Mlb)(51)              11.68        12.02         12.29        12.61
   Chilling Steam Price ($/Mlb)(52)                   1.66         1.69          1.72         1.75
   True-up Steam Price ($/Mlb)(52)                    0.41         0.42          0.43         0.44
   Natural Gas Price ($/MMBtu)(53)                    2.35         2.45          2.53         2.62
   Gas Transportation Cost ($/MMBtu)(53)              0.27         0.28          0.29         0.30

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
       Firm Capacity Payment                         7,000        7,000         7,000        7,000
       Bonus Capacity Payment                        1,196        1,196         1,196        1,196
       Energy Payment                               13,068       13,276        13,485       13,694
   Steam Revenue
       Process Steam                                   405          416           426          437
       Supplemental Steam                              139          143           146          150
       Chilling Steam                                  180          184           187          191
       True-up Steam                                    15           16            16           16
                                                    ------       ------        ------       ------
       Total Operating Revenues                     22,003       22,231        22,456       22,684

OPERATING EXPENSES ($000)

       Natural Gas                                   8,516        8,877         9,133        9,452
       Natural Gas Use/Sales Taxes (54)                669          698           718          743
       Natural Gas Service Fees (55)                   200          203           206          209
       Operating & Maintenance (56)                  1,642        1,687         1,732        1,779
       Major Maintenance (57)                            0        3,950           233          239
       Other Operating Fees/Water (56)                 534          548           563          578
       Audit, Legal & Finance(56)                       14           15            15           16
       Insurance (56)                                  189          194           200          205
       Property & Other Taxes(56)                      939          964           990        1,017
       Capital Expenditures (56)                        40           40            40           40
       Wheeling (58)                                   961          961           961          961
                                                    ------       ------        ------       ------
       Total Operating Expenses                     13,704       18,137        14,791       15,239

NET OPERATING REVENUES ($000)                        8,299        4,094         7,665        7,445

CASH AVAILABLE
       FOR DISTRIBUTIONS ($000)                      8,299        4,094         7,665        7,445
DISTRIBUTIONS TO
       CE GENERATION ($000)(59)                      8,299        4,094         7,665        7,445

                                   Exhibit B-6
                           CE Generation Gas Projects
                           Projected Operating Results
                         Sensitivity E: Yuma Low Gas 2

Year Ending December 31                         2010         2011        2012       2013         2014
                                                ----         ----        ----       ----         ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                  56,500       56,500       56,500     56,500      56,500
  Contract Firm Capacity (kW)(40)              50,000       50,000       50,000     50,000      50,000
  Curtailment Hours (41)                        2,600        2,600        2,600      2,600       2,600
  Availability Factor (42)                       96.0%        96.0%        96.0%      96.0%       96.0%
  On-Peak Availability Factor (43)               92.0%        92.0%        92.0%      92.0%       92.0%
  Capacity Factor (%)(44)                        73.8%        73.8%        73.8%      73.8%       73.8%
  Energy Generated (MWh)(42)                  323,100      323,100      323,100    323,100     323,100
  Transmission Losses (MWh)(45)                 3,200        3,200        3,200      3,200       3,200
  Energy Delivered (MWh)                      319,900       19,900      319,900    319,900     319,900

  Process Steam Sales (Mlb)(46)                40,900       40,900       40,900     40,900      40,900
  Supplemental Steam Sales (Mlb)(46)           16,300       16,300       16,300     16,300      16,300
  Chilling Steam Demand (Mlb)(46)              96,200       96,200       96,200     96,200      96,200
  Heat Rate (Btu/kWh)(42)                       8,830        8,830        8,830      8,830       8,830
  Fuel Consumption (BBtu)(47)                   2,886        2,886        2,886      2,886       2,886

COMMODITY PRICES

  General Inflation (%)(7)                       2.70         2.70         2.70       2.70        2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)            $140.00       140.00       140.00     140.00      140.00
      Bonus Capacity Price ($/kW-yr)(49)      $163.92       163.92       163.92     163.92      163.92
      Energy Rate ($/MWh)(50)                  $38.47        38.85        39.23      39.60       39.98
  Process Steam Price ($/Mlb)(51)               $9.70         9.95        10.22      10.49       10.77
  Supplemental Steam Price($/Mlb)(51)          $12.93        13.27        13.62      13.98       14.36
  Chilling Steam Price ($/Mlb)(52)              $1.79         1.82         1.84       1.87        1.90
  True-up Steam Price ($/Mlb)(52)               $0.45         0.45         0.46       0.47        0.48
  Natural Gas Price ($/MMBtu)(53)               $2.71         2.81         2.92       3.02        3.14
  Gas Transportation Cost ($/MMBtu)(53)         $0.30         0.31         0.32       0.33        0.34

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
      Firm Capacity Payment                    $7,000        7,000        7,000      7,000       7,000
      Bonus Capacity Payment                   $1,196        1,196        1,196      1,196       1,196
      Energy Payment                          $12,307       12,427       12,548     12,669      12,790
 Steam Revenue
      Process Steam                              $397          407          418        429         440
      Supplement Steam                           $211          216          222        228         234
      Chilling Steam                             $172          175          177        180         183
      True-up Steam                               $15           15           15         15          16
                                              -------       ------       ------     ------       -----
  Total Operating Revenues                    $21,298       21,436       2l,576     21,717      21,859

OPERATING EXPENSES ($000)

  Natural Gas                                  $8,696        9,007        9,333      9,671      10,020
  Natural Gas Use/Sales Taxes (54)               $683          708          733        760         787
  Natural Gas Service Fees (55)                  $211          214          217        220         223
  Operating & Maintenance (56)                 $1,827        1,876        1,927      1,979       2,033
  Major Maintenance (57)                         $245        2,799          259        266           0
  Other Operating Fees/Water (56)                $594          610          626        643         661
  Audit, Legal & Finance (56)                     $16           17           17         17          18
  Insurance (56)                                 $210          216          222        228         234
  Property & Other Taxes (56)                  $1,044        1,072        1,101      1,131       1,162
  Capital Expenditures (56)                       $40           40           40         40          40
  Wheeling (58)                                  $957          957          957        957         957
                                              -------       ------       ------     ------       -----
  Total Operating Expenses                    $14,523       17,516       15,432     15,912      l6,135

NET OPERATING REVENUES ($000)                  $6,775        3,920        6,144      5,805       5,724

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                 $6,775        3,920        6,l44      5,805       5,724

DISTRIBUTIONS TO
      CE GENERATION ($000)(59)                 $6,775         3920        6,144      5,805       5,724

Year Ending December 31                             2015         2016            2017        2018
                                                    ----         ----            ----        ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                      56,500        56,500         56,500       56,500
  Contract Firm Capacity (kW)(40)                  50,000        50,000         50,000       50,000
  Curtailment Hours (41)                            2,600         2,600          2,600        2,600
  Availability Factor (42)                           96.0%         96.0%          96.0%        96.0%
  On-Peak Availability Factor (43)                   92.0%         92.0%          92.0%        92.0%
  Capacity Factor (%)(44)                            73.8%         73.8%          73.8%        73.8%
  Energy Generated (MWh)(42)                      323,100       323,100        323,100      323,100
  Transmission Losses (MWh)(45)                     3,200         3,200          3,200        3,200
  Energy Delivered (MWh)                          319,900       319,900        319,900      319,900

  Process Steam Sales (Mlb)(46)                    40,900        40,900         40,900       40,900
  Supplemental Steam Sales (Mlb)(46)               16,300        16,300         16,300       16,300
  Chilling Steam Demand (Mlb)(46)                  96,200        96,200         96,200       96,200
  Heat Rate (Btu/kWh)(42)                           8,830         8,830          8,830        8,830
  Fuel Consumption (BBtu)(47)                       2,886         2,886          2,886        2,886

COMMODITY PRICES

  General Inflation (%)(7)                           2.70          2.70           2.70         2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)                 140.00        140.00         140.00       140.00
      Bonus Capacity Price ($/kW-yr)(49)           163.92        163.92         163.92       163.92
      Energy Rate ($/MWh)(50)                       40.81         41.65          42.48        43.31
  Process Steam Price ($/Mlb)(51)                   10.81         11.35          11.65        11.95
  Supplemental Steam Price($/Mlb)(51)               14.41         15.13          15.54        15.94
  Chilling Steam Price ($/Mlb)(52)                   1.94          1.99           2.03         2.08
  True-up Steam Price ($/Mlb)(52)                    0.49          0.50           0.51         0.52
  Natural Gas Price ($/MMBtu)(53)                    3.08          3.37           3.49         3.61
  Gas Transportation Cost ($/MMBtu)(53)              0.35          0.36           0.37         0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
      Firm Capacity Payment                         7,000         7,000          7,000        7,000
      Bonus Capacity Payment                        1,196         1,196          1,196        1,196
      Energy Payment                               13,056        13,322         13,589       13,855
 Steam Revenue
      Process Steam                                   442           464            477          489
      Supplement Steam                                235           247            253          260
      Chilling Steam                                  187           191            196          200
      True-up Steam                                    16            16             17           17
                                                   ------        ------         ------       ------
  Total Operating Revenues                         22,132        22,436         22,728       23,017

OPERATING EXPENSES ($000)

  Natural Gas                                       9,887        10,750         11,137       11,509
  Natural Gas Use/Sales Taxes (54)                    777           845            875          904
  Natural Gas Service Fees(55)                        226           229            232          235
  Operating & Maintenance (56)                      2,087         2,144          2,202        2,261
  Major Maintenance (57)                            4,887           288            296          304
  Other Operating Fees/Water (56)                     678           697            716          735
  Audit, Legal & Finance(56)                           18            19             19           20
  Insurance (56)                                      240           247            254          260
  Property & Other Taxes (56)                       1,193         1,225          1,258        1,292
  Capital Expenditures (56)                            40            40             40           40
  Wheeling (58)                                       957           957            957          957
                                                   ------        ------         ------       ------
  Total Operating Expenses                         20,990        17,441         17,986       18,517

NET OPERATING REVENUES ($000)                       1,142         4,995          4,742        4,500

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                      l,142         4,995          4,742        4,500

DISTRIBUTIONS TO
      CE GENERATION ($000)(59)                      1,142         4,995          4,742        4,500

                            Footnotes to Exhibit B-6

      The footnotes to Exhibit B-6 are the same as the footnotes for Exhibit B-1, except:

50. Assumes prices consistent with the Low Gas 2 case as described in the Henwood Report.

53. Assumes prices consistent with the Low Gas 2 case as described in the Henwood Report.

                                   Exhibit B-7
                           CE Generation Gas Projects
                           Projected Operating Results
                        Sensitivity F: Yuma SCE Low SRAC

Year Ending December 31                        1999(1)        2000        2001       2002        2003        2004         2005
                                               -------        ----        ----       ----        ----        ----         ----

YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                   56,500       56,500      56,500     56,500      56,500      56,500       56,500
  Contract Firm Capacity (kW)(40)               50,000       50,000      50,000     50,000      50,000      50,000       50,000
  Curtailment Hours (41)                         1,300        1,300       1,300      1,300       1,300       1,800        1,800
  Availability Factor (42)                        96.0%        96.0%       96.0%      96.0%       96.0%       96.0%        96.0%
  On-Peak Availability Factor (43)                92.0%        92.0%       92.0%      92.0%       92.0%       92.0%        92.0%
  Capacity Factor (%)(44)                         89.3%        89.3%       89.3%      89.3%       89.3%       83.4%        83.4%
  Energy Generated (MWh)(42)                   391,300      391,300     391,300    391,300     391,300     365,100      365,100
  Transmission Losses (MWh)(45)                  3,900        3,900       3,900      3,900       3,900       3,700        3,700
  Energy Delivered (MWh)                       387,400      387,400     387,400    387,400     387,400     361,400      361,400

  Process Steam Sales (Mlb)(46)                 49,500       49,500      49,500     49,500      49,500      46,200       46,200
  Supplemental Steam Sales (Mlb)(46)             9,200        9,200       9,200      9,200       9,200      11,900       11,900
  Chilling Steam Demand (MIb)(46)              116,500      116,500     116,500    116,500     116,500     108,700      108,700
  Heat Rate (Btu/kWh)(42)                        8,830        8,830       8,830      8,830       8,830       8,830        8,830
  Fuel Consumption (BBTu)(47)                    3,474        3,474       3,474      3,474       3,474       3,248        3,248

COMMODITY PRICES

  General Inflation (%)(7)                        2.70         2.70        2.70       2.70        2.70        2.70         2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)             $140.00       140.00      140.00     140.00      140.00      140.00       140.00
      Bonus Capacity Price ($/kW-yr)(49)       $163.92       163.92      163.92     163.92      163.92      163.92       163.92
      Energy Rate ($/MWh)(50)                   $29.10        31.10       33.00      34.20       35.20       36.20        37.20
  Process Steam Price ($/Mlb)(51)                $7.81         8.01        8.22       8.44        8.65        8.88         9.11
  Supplemental Steam Price ($/Mlb)(51)          $10.42        10.68       10.96      11.25       11.54       11.84        12.15
  Chilling Steam Price ($/Mlb)(52)               $0.43         0.44        0.45       0.47        0.48        0.49         0.50
  True-up Steam Price ($/Mlb)(52)                $0.11         0.11        0.11       0.12        0.12        0.12         0.13
  Natural Gas Price ($/MMBtu)(53)                $2.15         2.23        2.31       2.40        2.48        2.57         2.67
  Gas Transportation Cost ($/MMBtu)(53)          $0.23         0.23        0.24       0.25        0.25        0.26         0.27

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
      Firm Capacity Payment                     $7,000        7,000       7,000      7,000       7,000       7,000        7,000
      Bonus Capacity Payment                    $1,196        1,196       1,196      1,196       1,196       1,196        1,196
      Energy Payment                           $11,273       12,048      12,784     13,249      13,636      13,083       13,444
   Steam Revenue
      Process Steam                               $387          397         407        418         428         410          421
      Supplemental Steam                           $96           98         101        103         106         141          145
      Chilling Steam                               $50           51          53         54          56          53           55
      True-up Steam                                 $4            4           5          5           5           5            5
                                               -------       ------      ------     ------      ------      ------       ------
   Total Operating Revenues                    $20,006       20,794      21,546     22,025      22,427      21,888       22,266

OPERATING EXPENSES ($000)
   Natural Gas                                  $8,251        8,546       8,852      9,175       9,498       9,198        9,526
   Natural Gas Use/Sales Taxes (54)               $648          672         696        721         746         723          749
   Natural Gas Service Fees (55)                  $182          185         187        190         192         195          198
   Operating & Maintenance (56)                 $1,363        1,400       1,438      1,476       1,516       1,557        1,599
   Major Maintenance (57)                         $183        3,278         193        198       2,262         209          215
   Other Operating Fees/Water (56)                $443          455         467        480         493         506          520
   Audit, Legal & Finance (56)                    $762           12          13         13          13          14           14
   Insurance (56)                                 $157          161         166        170         175         179          184
   Property & Other Taxes (56)                    $779          800         822        844         867         890          914
   Capital Expenditures (56)                      $179            9           6         23          40          40           40
   Wheeling (58)                                  $963          963         963        963         963         961          961
                                               -------       ------      ------     ------      ------      ------       ------
   Total Operating Expenses                    $13,910       16,481      13,803     14,253      16,765      14,472       14,920

NET OPERATING REVENUES ($000)                   $6,096        4,313       7,743      7,772       5,662       7,416        7,346

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                  $6,096        4,313       7,743      7,772       5,662       7,416        7,346

DISTRIBUTIONS TO
     CE GENERATION ($000)(59)                   $6,096        4,313       7,743      7,772       5,662       7,416        7,346

Year Ending December 31                                2006        2007         2008          2009
                                                       ----        ----         ----          ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                         56,500      56,500        56,500       56,500
  Contract Firm Capacity (kW)(40)                     50,000      50,000        50,000       50,000
  Curtailment Hours (41)                               1,800       1,800         1,800        1,800
  Availability Factor (42)                              96.0%       96.0%         96.0%        96.0%
  On-Peak Availability Factor (43)                      92.0%       92.0%         92.0%        92.0%
  Capacity Factor (%)(44)                               83.4%       83.4%         83.4%        83.4%
  Energy Generated (MWh)(42)                         365,100     365,100       365,100      365,100
  Transmission Losses (MWh)(45)                        3,700       3,700         3,700        3,700
  Energy Delivered (MWh)                             361,400     361,400       361,400      361,400

  Process Steam Sales (Mlb)(46)                       46,200      46,200        46,200       46,200
  Supplemental Steam Sales (Mlb)(46)                  11,900      11,900        11,900       11,900
  Chilling Steam Demand (Mlb)(46)                    108,700     108,700       108,700      108,700
  Heat Rate (Btu/kWh)(42)                              8,830       8,830         8,830        8,830
  Fuel Consumption (BBTu)(47)                          3,248       3,248         3,248        3,248

COMMODITY PRICES

  General Inflation (%)(7)                              2.70        2.70          2.70         2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)                    140.00      140.00        140.00       140.00
      Bonus Capacity Price ($/kW-yr)(49)              163.92      163.92        163.92       163.92
      Energy Rate ($/MWh)(50)                          38.30       39.50         40.60        41.80
  Process Steam Price ($/Mlb)(51)                       9.35        9.63          9.85        10.11
  Supplemental Steam Price ($/Mlb)(51)                 12.47       12.84         13.14        13.48
  Chilling Steam Price ($/Mlb)(52)                      0.52        0.53          0.55         0.56
  True-up Steam Price ($/Mlb)(52)                       0.13        0.13          0.14         0.14
  Natural Gas Price ($/MMBtu)(53)                       2.77        2.89          2.97         3.08
  Gas Transportation Cost ($/MMBtu)(53)                 0.27        0.28          0.29         0.30

OPERATING REVENUES ($000)

   Revenue from Electricity Sales
      Firm Capacity Payment                            7,000       7,000         7,000        7,000
      Bonus Capacity Payment                           1,196       1,196         1,196        1,196
      Energy Payment                                  13,842      14,275        14,673       15,107
   Steam Revenue
      Process Steam                                      432         445           455          467
      Supplemental Steam                                 148         153           156          160
      Chilling Steam                                      56          58            59           61
      True-up Steam                                        5           5             5            5
                                                      ------      ------        ------       ------
   Total Operating Revenues                           22,679      23,132        23,544       23,996

OPERATING EXPENSES ($000)
   Natural Gas                                         9,864      10,283        10,579       10,952
   Natural Gas Use/Sales Taxes (54)                      775         808           831          861
   Natural Gas Service Fees (55)                         200         203           206          209
   Operating & Maintenance (56)                        1,642       1,687         1,732        1,779
   Major Maintenance (57)                                  0       3,950           233          239
   Other Operating Fees/Water (56)                       534         548           563          578
   Audit, Legal & Finance (56)                            14          15            15           16
   Insurance (56)                                        189         194           200          205
   Property & Other Taxes (56)                           939         964           990        1,017
   Capital Expenditures (56)                              40          40            40           40
   Wheeling (58)                                         961         961           961          961
                                                      ------      ------        ------       ------
   Total Operating Expenses                           15,158      19,653        16,350       16,857

NET OPERATING REVENUES ($000)                          7,521       3,479         7,194        7,139

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                         7,521       3,479         7,194        7,139

DISTRIBUTIONS TO
     CE GENERATION ($000)(59)                          7,521       3,479         7,194        7,139

                                   Exhibit B-7
                           CE Generation Gas Projects
                           Projected Operating Results
                        Sensitivity F: Yuma SCE Low SRAC

Year Ending December 31                         2010         2011        2012       2013         2014
                                                ----         ----        ----       ----         ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                   56,500       56,500      56,500     56,500       56,500
  Contract Firm Capacity (kW)(40)               50,000       50,000      50,000     50,000       50,000
  Curtailment Hours (41)                         2,600        2,600       2,600      2,600        2,600
  Availability Factor (42)                        96.0%        96.0%       96.0%      96.0%        96.0%
  On-Peak Availability Factor (43)                92.0%        92.0%       92.0%      92.0%        92.0%
  Capacity Factor (%)(44)                         73.8%        73.8%       73.8%      73.8%        73.8%
  Energy Generated (Mwh)(42)                   323,100      323,100     323,100    323,100      323,100
  Transmission Losses (MWh)(45)                  3,200        3,200       3,200      3,200        3,200
  Energy Delivered (MWh)                       319,900      319,900     319,900    319,900      319,900

  Process Steam Sales (Mlb)(46)                 40,900       40,900      40,900     40,900       40,900
  Supplemental Steam Sales (Mlb)(46)            16,300       16,300      16,300     16,300       16,300
  Chilling Steam Demand (Mlb)(46)               96,200       96,200      96,200     96,200       96,200
  Heat Rate (Btu/kWh)(42)                        8,830        8,830       8,830      8,830        8,830
  Fuel Consumption (BBtu)(47)                    2,886        2,886       2,886      2,886        2,886

COMMODITY PRICES

  General Inflation (%)(7)                        2.70         2.70        2.70       2.70         2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)             $140.00       140.00      140.00     140.00       140.00
      Bonus Capacity Price ($/kW-yr)(49)       $163.92       163.92      163.92     163.92       163.92
      Energy Rate ($/MWh)(50)                   $43.10        44.30       45.70      47.00        48.40
  Process Steam Price ($/Mlb)(51)               $10.38        10.66       10.95      11.25        11.56
  Supplemental Steam Price ($/Mlb)(51)          $13.84        14.21       14.60      15.00        15.41
  Chilling Steam Price ($/Mlb)(52)               $0.58         0.59        0.61       0.62         0.64
  True-up Steam Price ($/Mlb)(52)                $0.14         0.15        0.15       0.16         0.16
  Natural Gas Price ($/MMBtu)(53)                $3.19         3.31        3.43       3.56         3.69
  Gas Transportation Cost ($/MMBtu)(53)          $0.30         0.31        0.32       0.33         0.34

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
      Firm Capacity Payment                     $7,000        7,000       7,000      7,000        7,000
      Bonus Capacity Payment                    $1,196        1,196       1,196      1,196        1,196
      Energy Payment                           $13,788       14,172      14,619     15,035       15,483
  Steam Revenue
      Process Steam                               $425          436         448        460          473
      Supplement Steam                            $226          232         238        244          251
      Chilling Steam                               $55           57          59         60           62
      True-up Steam                                 $5            5           5          5            5
                                               -------       ------      ------     ------       ------
  Total Operating Revenues                     $22,695       23,098      23,565     24,000       24,470

OPERATING EXPENSES ($000)

  Natural Gas                                  $10,075       10,439      10,817     11,209       11,616
  Natural Gas Use/Sales Taxes (54)                $792          820         850        881          913
  Natural Gas Service Fees (55)                   $211          214         217        220          223
  Operating & Maintenance (56)                  $1,827        1,876       1,927      1,979        2,033
  Major Maintenance (57)                          $245        2,799         259        266            0
  Other Operating Fees/Water (56)                 $594          610         626        643          661
  Audit, Legal & Finance (56)                      $16           17          17         17           18
  Insurance (56)                                  $210          216         222        228          234
  Property & Other Taxes (56)                   $1,044        1,072       1,101      1,131        1,162
  Capital Expenditures (56)                        $40           40          40         40           40
  Wheeling (58)                                   $957          957         957        957          957
                                               -------       ------      ------     ------       ------
  Total Operating Expenses                     $16,011       19,060      17,033     17,571       17,857

NET OPERATING REVENUES ($000)                   $6,684        4,038       6,532      6,429        6,613

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                  $6,684        4,038       6.532      6,429        6,613

DISTRIBUTIONS TO
      CE GENERATION ($000)(59)                  $6,684        4,038       6,532      6,429        6,613


Year Ending December 31                            2015         2016         2017          2018
                                                   ----         ----         ----          ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)                     56,500        56,500       56,500        56,500
  Contract Firm Capacity (kW)(40)                 50,000        50,000       50,000        50,000
  Curtailment Hours (41)                           2,600         2,600        2,600         2,600
  Availability Factor (42)                          96.0%         96.0%        96.0%         96.0%
  On-Peak Availability Factor (43)                  92.0%         92.0%        92.0%         92.0%
  Capacity Factor (%)(44)                           73.8%         73.8%        73.8%         73.8%
  Energy Generated (Mwh)(42)                     323,100       323,100      323,100       323,100
  Transmission Losses (MWh)(45)                    3,200         3,200        3,200         3,200
  Energy Delivered (MWh)                         319,900       319,900      319,900       319,900

  Process Steam Sales (Mlb)(46)                   40,900        40,900       40,900        40,900
  Supplemental Steam Sales (Mlb)(46)              16,300        16,300       16,300        16,300
  Chilling Steam Demand (Mlb)(46)                 96,200        96,200       96,200        96,200
  Heat Rate (Btu/kWh)(42)                          8,830         8,830        8,830         8,830
  Fuel Consumption (BBtu)(47)                      2,886         2,886        2,886         2,886

COMMODITY PRICES

  General Inflation (%)(7)                          2.70          2.70         2.70          2.70
  Electricity Price
      Capacity Price ($/kW-yr)(48)                140.00        140.00       140.00        140.00
      Bonus Capacity Price ($/kW-yr)(49)          163.92        163.92       163.92        163.92
      Energy Rate ($/MWh)(50)                      49.90         51.25        52.63         54.05
  Process Steam Price($/Mlb)(51)                   11.59         12.20        12.53         12.86
  Supplemental Steam Price ($/Mlb)(51)             15.45         16.26        16.71         17.15
  Chilling Steam Price ($/Mlb)(52)                  0.66          0.68         0.70          0.71
  True-up Steam Price($/Mlb)(52)                    0.16          0.17         0.17          0.18
  Natural Gas Price ($/MMBtu)(53)                   3.62          3.97         4.11          4.25
  Gas Transportation Cost ($/MMBtu)(53)             0.35          0.36         0.37          0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
      Firm Capacity Payment                        7,000         7,000        7,000         7,000
      Bonus Capacity Payment                       1,196         1,196        1,196         1,196
      Energy Payment                              15,963        16,394       16,837        17,291
  Steam Revenue
      Process Steam                                  474           499          512           526
      Supplement Steam                               252           265          272           280
      Chilling Steam                                  63            65           67            69
      True-up Steam                                    5             6            6             6
                                                  ------        ------       ------        ------
  Total Operating Revenues                        24,953        25,425       25,890        26,368

OPERATING EXPENSES ($000)

  Natural Gas                                     11,457        12,468       12,915        13,351
  Natural Gas Use/Sales Taxes (54)                   900           980        1,015         1,049
  Natural Gas Service Fees (55)                      226           229          232           235
  Operating & Maintenance (56)                     2,087         2,144        2,202         2,261
  Major Maintenance (57)                           4,887           288          296           304
  Other Operating Fees/Water (56)                    678           697          716           735
  Audit, Legal & Finance (56)                         18            19           19            20
  Insurance (56)                                     240           247          254           260
  Property & Other Taxes (56)                      1,193         1,225        1,258         1,292
  Capital Expenditures (56)                           40            40           40            40
  Wheeling (58)                                      957           957          957           957
                                                  ------        ------       ------        ------
  Total Operating Expenses                        22,683        19,294       19,904        20,504

NET OPERATING REVENUES ($000)                      2,270         6,131        5,986         5,864

CASH AVAILABLE
      FOR DISTRIBUTIONS ($000)                     2,270         6,131        5,986         5,864

DISTRIBUTIONS TO
      CE GENERATION ($000)(59)                     2,270         6,131        5,986         5,864

                            Footnotes to Exhibit B-7

      The footnotes to Exhibit B-7 are the same as the footnotes for Exhibit B-1, except:

50. Assumes prices consistent with the SCE Low SRAC case as described in the Henwood Report.

53. Assumes prices consistent with the SCE Low SRAC case as described in the Henwood Report.

                                   Exhibit B-8

                           CE Generation Gas Projects
                           Projected Operating Results

                       Sensitivity G: Yuma SCE Median SRAC

Year Ending December 31                    1999(1)      2000      2001      2002      2003      2004      2005      2006      2007
                                           -------      ----      ----      ----      ----      ----      ----      ----      ----

YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000
  Curtailment Hours (41)                     1,300     1,300     1,300     1,300     1,300     1,800     1,800     1,800     1,800
  Availability Factor (42)                    96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%
  Capacity Factor (%)(44)                     89.3%     89.3%     89.3%     89.3%     89.3%     83.4%     83.4%     83.4%     83.4%
  Energy Generated (MWh)(42)               391,300   391,300   391,300   391,300   391,300   365,100   365,100   365,100   365,100
  Transmission Losses (MWh)(45)              3,900     3,900     3,900     3,900     3,900     3,700     3,700     3,700     3,700
  Energy Delivered (MWh)                   387,400   387,400   387,400   387,400   387,400   361,400   361,400   361,400   361,400

  Process Steam Sales (Mlb)(46)             49,500    49,500    49,500    49,500    49,500    46,200    46,200    46,200    46,200
  Supplemental Steam Sales (Mlb)(46)         9,200     9,200     9,200     9,200     9,200    11,900    11,900    11,900    11,900
  Chilling Steam Demand (Mlb)(46)          116,500   116,500   116,500   116,500   116,500   108,700   108,700   108,700   108,700

  Heat Rate (Btu/kWh)(42)                    8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830
  Fuel Consumption (BBtu)(47)                3,474     3,474     3,474     3,474     3,474     3,248     3,248     3,248     3,248

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92
    Energy Rate ($/MWh)(50)                 $29.90     32.20     34.60     35.90     37.20     38.80     41.10     43.10     44.40
  Process Steam Price ($/Mlb)(51)            $7.81      8.01      8.22      8.44      8.65      8.88      9.11      9.35      9.63
  Supplemental Steam Price ($/Mlb)(51)      $10.42     10.68     10.96     11.25     11.54     11.84     12.15     12.47     12.84
  Chilling Steam Price ($/Mlb)(52)           $0.43      0.44      0.45      0.47      0.48      0.49      0.50      0.52      0.53
  True-up Steam Price ($/Mlb)(52)            $0.11      0.11      0.11      0.12      0.12      0.12      0.13      0.13      0.13
  Natural Gas Price ($/MMBtu)(53)            $2.15      2.23      2.31      2.40      2.48      2.57      2.67      2.77      2.89
  Gas Transportation Cost ($/MMBtu)(53)      $0.23      0.23      0.24      0.25      0.25      0.26      0.27      0.27      0.28

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000
    Bonus Capacity Payment                  $1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196
    Energy Payment                         $11,583    12,474    13,404    13,908    14,411    14,022    14,854    15,576    16,046
  Steam Revenue
    Process Steam                             $387       397       407       418       428       410       421       432       445
    Supplemental Steam                         $96        98       101       103       106       141       145       148       153
    Chilling Steam                             $50        51        53        54        56        53        55        56        58
    True-up Steam                               $4         4         5         5         5         5         5         5         5
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Revenues                 $20,316    21,220    22,166    22,684    23,202    22,827    23,676    24,413    24,903

OPERATING EXPENSES ($000)

  Natural Gas                               $8,251     8,546     8,852     9,175     9,498     9,198     9,526     9,864    10,283
  Natural Gas Use/Sales Taxes (54)            $648       672       696       721       746       723       749       775       808
  Natural Gas Service Fees (55)               $182       185       187       190       192       195       198       200       203
  Operating & Maintenance (56)              $1,363     1,400     1,438     1,476     1,516     1,557     1,599     1,642     1,687
  Major Maintenance (57)                      $183     3,278       193       198     2,262       209       215         0     3,950
  Other Operating Fees/Water (56)             $443       455       467       480       493       506       520       534       548
  Audit, Legal & Finance (56)                 $762        12        13        13        13        14        14        14        15
  Insurance (56)                              $157       161       166       170       175       179       184       189       194
  Property & Other Taxes (56)                 $779       800       822       844       867       890       914       939       964
  Capital Expenditures (56)                   $179         9         6        23        40        40        40        40        40
  Wheeling (58)                               $963       963       963       963       963       961       961       961       961
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Expenses                 $13,910    16,481    13,803    14,253    16,765    14,472    14,920    15,158    19,653

NET OPERATING REVENUES ($000)               $6,406     4,739     8,363     8,431     6,437     8,355     8,756     9,255     5,250

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                $6,406     4.739     8,363     8,431     6,437     8,355     8,756     9,255     5,250

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                $6,406     4,739     8,363     8,431     6,437     8,355     8,756     9,255     5,250


Year Ending December 31                       2008      2009
                                              ----      ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000
  Curtailment Hours (41)                     1,800     1.800
  Availability Factor (42)                    96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%
  Capacity Factor (%)(44)                     83.4%     83.4%
  Energy Generated (MWh)(42)               365,100   365,100
  Transmission Losses (MWh)(45)              3,700     3,700
  Energy Delivered (MWh)                   361,400   361,400

  Process Steam Sales (Mlb)(46)             46,200    46,200
  Supplemental Steam Sales (Mlb)(46)        11,900    11,900
  Chilling Steam Demand (Mlb)(46)          108,700   108,700

  Heat Rate (Btu/kWh)(42)                    8,830     8,830
  Fuel Consumption (BBtu)(47)                3,248     3,248

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)            140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)      163.92    163.92
    Energy Rate ($/MWh)(50)                  45.90     47.40
  Process Steam Price ($/Mlb)(51)             9.85     10.11
  Supplemental Steam Price ($/Mlb)(51)       13.14     13.48
  Chilling Steam Price ($/Mlb)(52)            0.55      0.56
  True-up Steam Price ($/Mlb)(52)             0.14      0.14
  Natural Gas Price ($/MMBtu)(53)             2.97      3.08
  Gas Transportation Cost ($/MMBtu)(53)       0.29      0.30

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                    7,000     7,000
    Bonus Capacity Payment                   1,196     1,196
    Energy Payment                          16,588    17,130
  Steam Revenue
    Process Steam                              455       467
    Supplemental Steam                         156       160
    Chilling Steam                              59        61
    True-up Steam                                5         5
                                            ------    ------
  Total Operating Revenues                  25,459    26,019

OPERATING EXPENSES ($000)

  Natural Gas                               10,579    10,952
  Natural Gas Use/Sales Taxes (54)             831       861
  Natural Gas Service Fees (55)                206       209
  Operating & Maintenance (56)               1,732     1,779
  Major Maintenance (57)                       233       239
  Other Operating Fees/Water (56)              563       578
  Audit, Legal & Finance (56)                   15        16
  Insurance (56)                               200       205
  Property & Other Taxes (56)                  990     1,017
  Capital Expenditures (56)                     40        40
  Wheeling (58)                                961       961
                                            ------    ------
  Total Operating Expenses                  16,350    16,857

NET OPERATING REVENUES ($000)                9,109     9,162

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                 9,109     9,162

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                 9,109     9,162

                                   Exhibit B-8

                           CE Generation Gas Projects
                           Projected Operating Results

                       Sensitivity G: Yuma SCE Median SRAC

Year Ending December 31                       2010      2011      2012      2013      2014      2015      2016      2017      2018
                                              ----      ----      ----      ----      ----      ----      ----      ----      ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000
  Curtailment Hours (41)                     2,600     2,600     2,600     2,600     2,600     2,600     2,600     2,600     2,600
  Availability Factor (42)                    96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%
  Capacity Factor (%)(44)                     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%
  Energy Generated (MWh)(42)               323,100   323,100   323,100   323,100   323,100   323,100   323,100   323,100   323,100
  Transmission Losses (MWh)(45)              3,200     3,200     3,200     3,200     3,200     3,200     3,200     3,200     3,200
  Energy Delivered (MWh)                   319,900   319,900   319,900   319,900   319,900   319,900   319,900   319,900   319,900

  Process Steam Sales (Mlb)(46)             40,900    40,900    40,900    40,900    40,900    40,900    40,900    40,900    40,900
  Supplemental Steam Sales (Mlb)(46)        16,300    16,300    16,300    16,300    16,300    16,300    16,300    16,300    16,300
  Chilling Steam Demand (Mlb)(46)           96,200    96,200    96,200    96,200    96,200    96,200    96,200    96,200    96,200

  Heat Rate (Btu/kWh)(42)                    8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830
  Fuel Consumption (BBtu)(47)                2,886     2,886     2,886     2,886     2,886     2,886     2,886     2.886     2,886

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92
    Energy Rate ($/MWh)(50)                 $48.90     50.60     42.20     54.00     55.80     57.60     59.16     60.75     62.39
  Process Steam Price ($/Mlb)(51)           $10.38     10.66     10.95     11.25     11.56     11.59     12.20     12.53     12.86
  Supplemental Steam Price ($/Mlb)(51)      $13.84     14.21     14.60     15.00     15.41     15.45     16.26     16.71     17.15
  Chilling Steam Price ($/Mlb)(52)           $0.58      0.59      0.61      0.62      0.64      0.66      0.68      0.70      0.71
  True-up Steam Price ($/Mlb)(52)            $0.14      0.15      0.15      0.16      0.16      0.16      0.17      0.17      0.18
  Natural Gas Price ($/MMBtu)(53)            $3.19      3.31      3.43      3.56      3.69      3.62      3.97      4.11      4.25
  Gas Transportation Cost ($/MMBtu)(53)      $0.30      0.31      0.32      0.33      0.34      0.35      0.36      0.37      0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000
    Bonus Capacity Payment                  $1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196
    Energy Payment                         $15,643    16,187    13,500    17,275    17,850    18,426    18,924    19,435    19,959
  Steam Revenue
    Process Steam                             $425       436       448       460       473       474       499       512       526
    Supplemental Steam                        $226       232       238       244       251       252       265       272       280
    Chilling Steam                             $55        57        59        60        62        63        65        67        69
    True-up Steam                               $5         5         5         5         5         5         6         6         6
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Revenues                 $24,550    25,113    22,446    26,240    26,837    27,416    27,955    28,488    29,036

OPERATING EXPENSES ($000)

  Natural Gas                              $10,075    10,439    10,817    11,209    11,616    11,457    12,468    12,915    13,351
  Natural Gas Use/Sales Taxes (54)            $792       820       850       881       913       900       980     1,015     1,049
  Natural Gas Service Fees (55)               $211       214       217       220       223       226       229       232       235
  Operating & Maintenance (56)              $1,827     1,876     1,927     1,979     2,033     2,087     2,144     2,202     2,261
  Major Maintenance (57)                      $245     2,799       259       266         0     4,887       288       296       304
  Other Operating Fees/Water (56)             $594       610       626       643       661       678       697       716       735
  Audit, Legal & Finance (56)                  $16        17        17        17        18        18        19        19        20
  Insurance (56)                              $210       216       222       228       234       240       247       254       260
  Property & Other Taxes (56)               $1,044     1,072     1,101     1,131     1,162     1,193     1,225     1,258     1,292
  Capital Expenditures (56)                    $40        40        40        40        40        40        40        40        40
  Wheeling (58)                               $957       957       957       957       957       957       957       957       957
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Expenses                 $16,011    19,060    17,033    17,571    17,857    22,683    19,294    19,904    20,504

NET OPERATING REVENUES ($000)               $8,539     6,053     5,413     8,669     8,980     4,733     8,661     8,584     8,532

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                $8,539     6,053     5,413     8,669     8,980     4,733     8,661     8,584     8,532

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                $8,539     6,053     5,413     8,669     8,980     4,733     8,661     8,584     8,532

                            Footnotes to Exhibit B-8

      The footnotes to Exhibit B-8 are the same as the footnotes for Exhibit B-1, except:

50. Assumes prices consistent with the SCE Median SRAC case as described in the Henwood Report.

53. Assumes prices consistent with the SCE Median SRAC case as described in the Henwood Report.

                                   Exhibit B-9

                           CE Generation Gas Projects
                           Projected Operating Results

                        Sensitivity H: Yuma SCE High SRAC

Year Ending December 31                    1999(1)      2000      2001      2002      2003      2004      2005      2006      2007
                                           -------      ----      ----      ----      ----      ----      ----      ----      ----

YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000
  Curtailment Hours (41)                     1,300     1,300     1,300     1,300     1,300     1,800     1,800     1,800     1,800
  Availability Factor (42)                    96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%
  Capacity Factor (%)(44)                     89.3%     89.3%     89.3%     89.3%     89.3%     83.4%     83.4%     83.4%     83.4%
  Energy Generated (MWh)(42)               391,300   391,300   391,300   391,300   391,300   365,100   365,100   365,100   365,100
  Transmission Losses (MWh)(45)              3,900     3,900     3,900     3,900     3,900     3,700     3,700     3,700     3,700
  Energy Delivered (MWh)                   387,400   387,400   387,400   387,400   387,400   361,400   361,400   361,400   361,400

  Process Steam Sales (Mlb)(46)             49,500    49,500    49,500    49,500    49,500    46,200    46,200    46,200    46,200
  Supplemental Steam Sales (Mlb)(46)         9,200     9,200     9,200     9,200     9,200    11,900    11,900    11,900    11,900
  Chilling Steam Demand (Mlb)(46)          116,500   116,500   116,500   116,500   116,500   108,700   108,700   108,700   108,700

  Heat Rate (Btu/kWh)(42)                    8,830     8,830     8,830     8,830     8,830     8,830     8.830     8,830     8,830
  Fuel Consumption (BBtu)(47)                3,474     3,474     3,474     3,474     3,474     3,248     3,248     3,248     3,248

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92
    Energy Rate ($/MWh)(50)                 $32.80     36.00     39.10     41.30     43.60     46.10     48.60     51.60     54.80
  Process Steam Price ($/Mlb)(51)            $7.81      8.01      8.22      8.44      8.65      8.88      9.11      9.35      9.63
  Supplemental Steam Price ($/Mlb)(51)      $10.42     10.68     10.96     11.25     11.54     11.84     12.15     12.47     12.84
  Chilling Steam Price ($/Mlb)(52)           $0.43      0.44      0.45      0.47      0.48      0.49      0.50      0.52      0.53
  True-up Steam Price ($/Mlb)(52)            $0.11      0.11      0.11      0.12      0.12      0.12      0.13      0.13      0.13
  Natural Gas Price ($/MMBtu)(53)            $2.15      2.23      2.31      2.40      2.48      2.57      2.67      2.77      2.89
  Gas Transportation Cost ($/MMBtu)(53)      $0.23      0.23      0.24      0.25      0.25      0.26      0.27      0.27      0.28

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000
    Bonus Capacity Payment                  $1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196
    Energy Payment                         $12,707    13,946    15,147    16,000    16,891    16,661    17,564    18,648    19,805
  Steam Revenue
    Process Steam                             $387       397       407       418       428       410       421       432       445
    Supplemental Steam                         $96        98       101       103       106       141       145       148       153
    Chilling Steam                             $50        51        53        54        56        53        55        56        58
    True-up Steam                               $4         4         5         5         5         5         5         5         5
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Revenues                 $21,440    22,692    23,909    24,776    25,682    25,466    26,386    27,485    28,662

OPERATING EXPENSES ($000)

  Natural Gas                               $8,251     8,546     8,852     9,175     9,498     9,198     9,526     9,864    10,283
  Natural Gas Use/Sales Taxes (54)            $648       672       696       721       746       723       749       775       808
  Natural Gas Service Fees (55)               $182       185       187       190       192       195       198       200       203
  Operating & Maintenance (56)              $1,363     1,400     1,438     1,476     1,516     1,557     1,599     1,642     1,687
  Major Maintenance (57)                      $183     3,278       193       198     2,262       209       215         0     3,950
  Other Operating Fees/Water (56)             $443       455       467       480       493       506       520       534       548
  Audit, Legal & Finance (56)                 $762        12        13        13        13        14        14        14        15
  Insurance (56)                              $157       161       166       170       175       179       184       189       194
  Property & Other Taxes (56)                 $779       800       822       844       867       890       914       939       964
  Capital Expenditures (56)                   $179         9         6        23        40        40        40        40        40
  Wheeling (58)                               $963       963       963       963       963       961       961       961       961
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Expenses                 $13,910    16,481    13,803    14,253    16,765    14,472    14,920    15,158    19,653

NET OPERATING REVENUES ($000)               $7,530     6,211    10,106    10,523     8,917    10,994    11,466    12,327     9,009

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                $7,530     6,211    10,106    10,523     8,917    10,994    11,466    12,327     9,009

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                $7,530     6,211    10,106    10,523     8,917    10,994    11,466    12,327     9,009


Year Ending December 31                       2008      2009
                                              ----      ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000
  Curtailment Hours (41)                     1,800     1,800
  Availability Factor (42)                    96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%
  Capacity Factor (%)(44)                     83.4%     83.4%
  Energy Generated (MWh)(42)               365,100   365,100
  Transmission Losses (MWh)(45)              3,700     3,700
  Energy Delivered (MWh)                   361,400   361,400

  Process Steam Sales (Mlb)(46)             46,200    46,200
  Supplemental Steam Sales (Mlb)(46)        11,900    11,900
  Chilling Steam Demand (Mlb)(46)          108,700   108,700

  Heat Rate (Btu/kWh)(42)                    8,830     8,830
  Fuel Consumption (BBtu)(47)                3,248     3,248

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)            140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)      163.92    163.92
    Energy Rate ($/MWh)(50)                  58.20     61.90
  Process Steam Price ($/Mlb)(51)             9.85     10.11
  Supplemental Steam Price ($/Mlb)(51)       13.14     13.48
  Chilling Steam Price ($/Mlb)(52)            0.55      0.56
  True-up Steam Price ($/Mlb)(52)             0.14      0.14
  Natural Gas Price ($/MMBtu)(53)             2.97      3.08
  Gas Transportation Cost ($/MMBtu)(53)       0.29      0.30

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                    7,000     7,000
    Bonus Capacity Payment                   1,196     1,196
    Energy Payment                          21,033    22,371
  Steam Revenue
    Process Steam                              455       467
    Supplemental Steam                         156       160
    Chilling Steam                              59        61
    True-up Steam                                5         5
                                            ------    ------
  Total Operating Revenues                  29,904    31,260

OPERATING EXPENSES ($000)

  Natural Gas                               10,579    10,952
  Natural Gas Use/Sales Taxes (54)             831       861
  Natural Gas Service Fees (55)                206       209
  Operating & Maintenance (56)               1,732     1,779
  Major Maintenance (57)                       233       239
  Other Operating Fees/Water (56)              563       578
  Audit, Legal & Finance (56)                   15        16
  Insurance (56)                               200       205
  Property & Other Taxes (56)                  990     1,017
  Capital Expenditures (56)                     40        40
  Wheeling (58)                                961       961
                                            ------    ------
  Total Operating Expenses                  16,350    16,857

NET OPERATING REVENUES ($000)               13,554    14,403

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                13,554    14,403

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                13,554    14,403

                                   Exhibit B-9

                           CE Generation Gas Projects
                           Projected Operating Results

                        Sensitivity H: Yuma SCE High SRAC

Year Ending December 31                       2010      2011      2012      2013      2014      2015      2016      2017      2018
                                              ----      ----      ----      ----      ----      ----      ----      ----      ----
YUMA PROJECT

PERFORMANCE
  Nameplate Capacity (kW)(39)               56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000
  Curtailment Hours (41)                     2,600     2,600     2,600     2,600     2,600     2,600     2,600     2,600     2,600
  Availability Factor (42)                    96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%
  Capacity Factor (%)(44)                     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%
  Energy Generated (MWh)(42)               323,100   323,100   323,100   323,100   323,100   323,100   323,100   323,100   323,100
  Transmission Losses (MWh)(45)              3,200     3,200     3,200     3,200     3,200     3,200     3,200     3,200     3,200
  Energy Delivered (MWh)                   319,900   319,900   319,900   319,900   319,900   319,900   319,900   319,900   319,900

  Process Steam Sales (Mlb)(46)             40,900    40,900    40,900    40,900    40,900    40,900    40,900    40,900    40,900
  Supplemental Steam Sales (Mlb)(46)        16,300    16,300    16,300    16,300    16,300    16,300    16,300    16,300    16,300
  Chilling Steam Demand (Mlb)(46)           96,200    96,200    96,200    96,200    96,200    96,200    96,200    96,200    96,200

  Heat Rate (Btu/kWh)(42)                    8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830
  Fuel Consumption (BBtu)(47)                2,886     2,886     2,886     2,886     2,886     2,886     2,886     2,886     2,886

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92
    Energy Rate ($/MWh)(50)                 $65.90     70.70     76.00     81.60     87.60     94.10     96.64     99.25    101.93
  Process Steam Price ($/Mlb)(51)           $10.38     10.66     10.95     11.25     11.56     11.59     12.20     12.53     12.86
  Supplemental Steam Price ($/Mlb)(51)      $13.84     14.21     14.60     15.00     15.41     15.45     16.26     16.71     17.15
  Chilling Steam Price ($/Mlb)(52)           $0.58      0.59      0.61      0.62      0.64      0.66      0.68      0.70      0.71
  True-up Steam Price ($/Mlb)(52)            $0.14      0.15      0.15      0.16      0.16      0.16      0.17      0.17      0.18
  Natural Gas Price ($/MMBtu)(53)            $3.19      3.31      3.43      3.56      3.69      3.62      3.97      4.11      4.25
  Gas Transportation Cost ($/MMBtu)(53)      $0.30      0.31      0.32      0.33      0.34      0.35      0.36      0.37      0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000
    Bonus Capacity Payment                  $1,196     1.196     1,196     1,196     1,196     1,196     1,196     1,196     1,196
    Energy Payment                         $21,081    22,617    24,312    26,104    28,023    30,103    30,915    31,750    32,607
  Steam Revenue
    Process Steam                             $425       436       448       460       473       474       499       512       526
    Supplemental Steam                        $226       232       238       244       251       252       265       272       280
    Chilling Steam                             $55        57        59        60        62        63        65        67        69
    True-up Steam                               $5         5         5         5         5         5         6         6         6
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Revenues                 $29,988    31,543    33,258    35,069    37,010    39,093    39,946    40,803    41,684

OPERATING EXPENSES ($000)

  Natural Gas                              $10,075    10,439    10,817    11,209    11,616    11,457    12,468    12,915    13,351
  Natural Gas Use/Sales Taxes (54)            $792       820       850       881       913       900       980     1,015     1,049
  Natural Gas Service Fees (55)               $211       214       217       220       223       226       229       232       235
  Operating & Maintenance (56)              $1,827     1,876     1,927     1,979     2,033     2,087     2,144     2,202     2,261
  Major Maintenance (57)                      $245     2,799       259       266         0     4,887       288       296       304
  Other Operating Fees/Water (56)             $594       610       626       643       661       678       697       716       735
  Audit, Legal & Finance (56)                  $16        17        17        17        18        18        19        19        20
  Insurance (56)                              $210       216       222       228       234       240       247       254       260
  Property & Other Taxes (56)               $1,044     1,072     1,101     1,131     1,162     1,193     1,225     1,258     1,292
  Capital Expenditures (56)                    $40        40        40        40        40        40        40        40        40
  Wheeling (58)                               $957       957       957       957       957       957       957       957       957
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Expenses                 $16,011    19,060    17,033    17,571    17,857    22,683    19,294    19,904    20,504

NET OPERATING REVENUES ($000)              $13,977    12,483    16,225    17,498    19,153    16,410    20,652    20,899    21,180

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)               $13,977    12,483    16,225    17,498    19,153    16,410    20,652    20,899    21,180

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)               $13,977    12,483    16,225    17,498    19,153    16,410    20,652    20,899    21,180

                            Footnotes to Exhibit B-9

      The footnotes to Exhibit B-9 are the same as the footnotes for Exhibit B-1, except:

50. Assumes prices consistent with the SCE High SRAC case as described in the Henwood Report.

53. Assumes prices consistent with the SCE High SRAC case as described in the Henwood Report.

                                  Exhibit B-10

                           CE Generation Gas Projects
                           Projected Operating Results

                 Sensitivity I: Yuma Breakeven Electricity Price

Year Ending December 31                    1999(1)      2000      2001      2002      2003      2004      2005      2006      2007
                                           -------      ----      ----      ----      ----      ----      ----      ----      ----
YUMA PROJECT

PERFORMANCE
  Nameplate Capacity (kW)(39)               56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000
  Curtailment Hours (41)                     1,300     1,300     1,300     1,300     1,300     1,800     1,800     1,800     1,800
  Availability Factor (42)                    96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%
  Capacity Factor (%)(44)                     89.3%     89.3%     89.3%     89.3%     89.3%     83.4%     83.4%     83.4%     83.4%
  Energy Generated (MWh)(42)               391,300   391,300   391,300   391,300   391,300   365,100   365,100   365,100   365,100
  Transmission Losses (MWh)(45)              3,900     3,900     3,900     3,900     3,900     3,700     3,700     3,700     3,700
  Energy Delivered (MWh)                   387,400   387,400   387,400   387,400   387,400   361,400   361,400   361,400   361,400

  Process Steam Sales (Mlb)(46)             49,500    49,500    49,500    49,500    49,500    46,200    46,200    46,200    46,200
  Supplemental Steam Sales (Mlb)(46)         9,200     9,200     9,200     9,200     9,200    11,900    11,900    11,900    11,900
  Chilling Steam Demand (Mlb)(46)          116,500   116,500   116,500   116,500   116,500   108,700   108,700   108,700   108,700

  Heat Rate (Btu/kWh)(42)                    8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830
  Fuel Consumption (BBtu)(47)                3,474     3,474     3,474     3,474     3,474     3,248     3,248     3,248     3,248

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92
    Energy Rate ($/MWh)(50)                  $0.00      0.00      0.00      3.40      7.80     11.30     14.40     12.60     14.90
  Process Steam Price ($/Mlb)(51)            $7.81      8.01      8.22      8.44      8.65      8.88      9.11      9.35      9.63
  Supplemental Steam Price ($/Mlb)(51)      $10.42     10.68     10.96     11.25     11.54     11.84     12.15     12.47     12.84
  Chilling Steam Price ($/Mlb)(52)           $0.43      0.44      0.45      0.57      0.72      0.85      0.96      0.92      1.00
  True-up Steam Price ($/Mlb)(52)            $0.11      0.11      0.11      0.14      0.18      0.21      0.24      0.23      0.25
  Natural Gas Price ($/MMBtu)(53)            $2.15      2.23      2.31      2.40      2.48      2.57      2.67      2.77      2.89
  Gas Transportation Cost ($/MMBtu)(53)      $0.23      0.23      0.24      0.25      0.25      0.26      0.27      0.27      0.28

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000
    Bonus Capacity Payment                  $1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196
    Energy Payment                              $0         0         0     1,317     3,022     4,084     5,204     4,554     5,385
  Steam Revenue
    Process Steam                             $387       397       407       418       428       410       421       432       445
    Supplemental Steam                         $96        98       101       103       106       141       145       148       153
    Chilling Steam                             $50        51        53        67        84        92       104        99       109
    True-up Steam                               $4         4         5         6         7         8         9         8         9
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Revenues                  $8,733     8,746     8,762    10,107    11,843    12,931    14,079    13,437    14,297

OPERATING EXPENSES ($000)

  Natural Gas                               $8,251     8,546     8,852     9,175     9,498     9,198     9,526     9,864    10,283
  Natural Gas Use/Sales Taxes (54)            $648       672       696       721       746       723       749       775       808
  Natural Gas Service Fees (55)               $182       185       187       190       192       195       198       200       203
  Operating & Maintenance (56)              $1,363     1,400     1,438     1,476     1,516     1,557     1,599     1,642     1,687
  Major Maintenance (57)                      $183     3,278       193       198     2,262       209       215         0     3,950
  Other Operating Fees/Water (56)             $443       455       467       480       493       506       520       534       548
  Audit, Legal & Finance (56)                 $762        12        13        13        13        14        14        14        15
  Insurance (56)                              $157       161       166       170       175       179       184       189       194
  Property & Other Taxes (56)                 $779       800       822       844       867       890       914       939       964
  Capital Expenditures (56)                   $179         9         6        23        40        40        40        40        40
  Wheeling (58)                               $963       963       963       963       963       961       961       961       961
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Expenses                 $13,910    16,481    13,803    14,253    16,765    14,472    14,920    15,158    19,653

NET OPERATING REVENUES ($000)              ($5,177)   (7,735)   (5,041)   (4,146)   (4,922)   (1,541)     (841)   (1,721)   (5,356)

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                    $0         0         0         0         0         0         0         0         0

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                    $0         0         0         0         0         0         0         0         0


Year Ending December 31                       2008      2009
                                              ----      ----
YUMA PROJECT

PERFORMANCE
  Nameplate Capacity (kW)(39)               56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000
  Curtailment Hours (41)                     1,800     1,800
  Availability Factor (42)                    96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%
  Capacity Factor (%)(44)                     83.4%     83.4%
  Energy Generated (MWh)(42)               365,100   365,100
  Transmission Losses (MWh)(45)              3,700     3,700
  Energy Delivered (MWh)                   361,400   361,400

  Process Steam Sales (Mlb)(46)             46,200    46,200
  Supplemental Steam Sales (Mlb)(46)        11,900    11,900
  Chilling Steam Demand (Mlb)(46)          108,700   108,700

  Heat Rate (Btu/kWh)(42)                    8,830     8,830
  Fuel Consumption (BBtu)(47)                3,248     3,248

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)            140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)      163.92    163.92
    Energy Rate ($/MWh)(50)                   9.20     12.90
  Process Steam Price ($/Mlb)(51)             9.85     10.11
  Supplemental Steam Price ($/Mlb)(51)       13.14     13.48
  Chilling Steam Price ($/Mlb)(52)            0.84      0.97
  True-up Steam Price ($/Mlb)(52)             0.21      0.24
  Natural Gas Price ($/MMBtu)(53)             2.97      3.08
  Gas Transportation Cost ($/MMBtu)(53)       0.29      0.30

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                    7,000     7,000
    Bonus Capacity Payment                   1,196     1,196
    Energy Payment                           3,325     4,662
  Steam Revenue
    Process Steam                              455       467
    Supplemental Steam                         156       160
    Chilling Steam                              91       105
    True-up Steam                                8         9
                                            ------    ------
  Total Operating Revenues                  12,231    13,599

OPERATING EXPENSES ($000)

  Natural Gas                               10,579    10,952
  Natural Gas Use/Sales Taxes (54)             831       861
  Natural Gas Service Fees (55)                206       209
  Operating & Maintenance (56)               1,732     1,779
  Major Maintenance (57)                       233       239
  Other Operating Fees/Water (56)              563       578
  Audit, Legal & Finance (56)                   15        16
  Insurance (56)                               200       205
  Property & Other Taxes (56)                  990     1,017
  Capital Expenditures (56)                     40        40
  Wheeling (58)                                961       961
                                            ------    ------
  Total Operating Expenses                  16,350    16,857

NET OPERATING REVENUES ($000)               (4,119)   (3,258)

CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                     0         0

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                     0         0

                                  Exhibit B-10

                           CE Generation Gas Projects
                           Projected Operating Results

                 Sensitivity I: Yuma Breakeven Electricity Price

Year Ending December 31                       2010      2011      2012      2013      2014      2015      2016      2017      2018
                                              ----      ----      ----      ----      ----      ----      ----      ----      ----
YUMA PROJECT

PERFORMANCE

  Nameplate Capacity (kW)(39)               56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500    56,500
  Contract Firm Capacity (kW)(40)           50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000    50,000
  Curtailment Hours (41)                     2,600     2,600     2,600     2,600     2,600     2,600     2,600     2,600     2,600
  Availability Factor (42)                    96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%     96.0%
  On-Peak Availability Factor (43)            92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%     92.0%
  Capacity Factor (%)(44)                     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%     73.8%
  Energy Generated (MWh)(42)               323,100   323,100   323,100   323,100   323,100   323,100   323,100   323,100   323,100
  Transmission Losses (MWh)(45)              3,200     3,200     3,200     3,200     3,200     3,200     3,200     3,200     3,200
  Energy Delivered (MWh)                   319,900   319,900   319,900   319,900   319,900   319,900   319,900   319,900   319,900

  Process Steam Sales (Mlb)(46)             40,900    40.900    40,900    40,900    40,900    40,900    40,900    40,900    40,900
  Supplemental Steam Sales (Mlb)(46)        16,300    16,300    16,300    16,300    16,300    16,300    16,300    16,300    16,300
  Chilling Steam Demand (Mlb)(46)           96,200    96,200    96,200    96,200    96,200    96,200    96,200    96,200    96,200

  Heat Rate (Btu/kWh)(42)                    8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830     8,830
  Fuel Consumption (BBtu)(47)                2,886     2,886     2,886     2,886     2,886     2,886     2,886     2,886     2,886

COMMODITY PRICES

  General Inflation (%)(7)                    2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70      2.70
  Electricity Price
    Capacity Price ($/kW-yr)(48)           $140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00    140.00
    Bonus Capacity Price ($/kW-yr)(49)     $163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92    163.92
    Energy Rate ($/MWh)(50)                 $22.70     20.80     17.00     21.00     17.20     19.70     19.50     21.80     19.20
  Process Steam Price ($/Mlb)(51)           $10.38     10.66     10.95     11.25     11.56     11.59     12.20     12.53     12.86
  Supplemental Steam Price ($/Mlb)(51)      $13.84     14.21     14.60     15.00     15.41     15.45     16.26     16.71     17.15
  Chilling Steam Price ($/Mlb)(52)           $1.29      1.25      1.14      1.29      1.18      1.28      1.29      1.38      1.32
  True-up Steam Price ($/Mlb)(52)            $0.32      0.31      0.29      0.32      0.30      0.32      0.32      0.35      0.33
  Natural Gas Price ($/MMBtu)(53)            $3.19      3.31      3.43      3.56      3.69      3.62      3.97      4.11      4.25
  Gas Transportation Cost ($/MMBtu)(53)      $0.30      0.31      0.32      0.33      0.34      0.35      0.36      0.37      0.38

OPERATING REVENUES ($000)

  Revenue from Electricity Sales
    Firm Capacity Payment                   $7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000     7,000
    Bonus Capacity Payment                  $1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196     1,196
    Energy Payment                          $7,262     6,654     5,438     6,718     5,502     6,302     6,238     6,974     6,142
  Steam Revenue
    Process Steam                             $425       436       448       460       473       474       499       512       526
    Supplemental Steam                        $226       232       238       244       251       252       265       272       280
    Chilling Steam                            $124       120       110       124       114       123       124       133       127
    True-up Steam                              $11        10         9        11        10        10        11        11        11
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Revenues                 $16,244    15,648    14,439    15,753    14,546    15,357    15,333    16,098    15,282

OPERATING EXPENSES ($000)

  Natural Gas                              $10,075    10,439    10,817    11,209    11,616    11,457    12,468    12,915    13,351
  Natural Gas Use/Sales Taxes (54)            $792       820       850       881       913       900       980     1,015     1,049
  Natural Gas Service Fees (55)               $211       214       217       220       223       226       229       232       235
  Operating & Maintenance (56)              $1,827     1,876     1,927     1,979     2,033     2,087     2,144     2,202     2,261
  Major Maintenance (57)                      $245     2,799       259       266         0     4,887       288       296       304
  Other Operating Fees/Water (56)             $594       610       626       643       661       678       697       716       735
  Audit, Legal & Finance (56)                  $16        17        17        17        18        18        19        19        20
  Insurance (56)                              $210       216       222       228       234       240       247       254       260
  Property & Other Taxes (56)               $1,044     1,072     1,101     1,131     1,162     1,193     1,225     1,258     1,292
  Capital Expenditures (56)                    $40        40        40        40        40        40        40        40        40
  Wheeling (58)                               $957       957       957       957       957       957       957       957       957
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Operating Expenses                 $16,011    19,060    17,033    17,571    17,857    22,683    19,294    19,904    20,504

NET OPERATING REVENUES ($000)                 $233    (3,412)   (2,594)   (1,818)   (3,311)   (7,326)   (3,961)   (3,806)   (5,222)


CASH AVAILABLE
    FOR DISTRIBUTIONS ($000)                  $233         0         0         0         0         0         0         0         0

DISTRIBUTIONS TO
    CE GENERATION ($000)(59)                  $233         0         0         0         0         0         0         0         0

                            Footnotes to Exhibit B-10

      The footnotes to Exhibit B-10 are the same as the footnotes for Exhibit B-1, except:

50. Assumes prices projected by Fluor Daniel which result in a debt service coverage ratio on the Securities of 1.00 in all years.

                                   APPENDIX C


                               GEOTHERMAL PROJECTS
                          INDEPENDENT ENGINEER'S REPORT





                         CE GENERATION PROJECT ANALYSIS




                                  PREPARED FOR




                               CE GENERATION, LLC














                                FEBRUARY 17, 1999














                               FLUOR DANIEL, INC.
                               IRVINE, CALIFORNIA

                               TABLE OF CONTENTS

1.0    EXECUTIVE SUMMARY AND CONCLUSIONS ..................................   3
1.1    EXECUTIVE SUMMARY ..................................................   3
1.2    CONCLUSIONS ........................................................   6
2.0    SCOPE OF SERVICES ..................................................   9
3.0    FACILITIES OVERVIEW ................................................  10
3.1    GENERAL DESCRIPTION ................................................  10
3.2    MANAGEMENT AND ORGANIZATION ........................................  11
3.3    SALTON SEA PROJECTS ................................................  12
3.4    PARTNERSHIP PROJECTS ...............................................  13
3.5    ROYALTY PROJECTS ...................................................  13
3.6    pH MODIFICATION PROCESS ............................................  13
4.0    NEW PROJECTS .......................................................  13
4.1    GENERAL DESCRIPTION -- SALTON SEA UNIT V PROJECT ...................  13
4.2    GENERAL DESCRIPTION -- REGION II BRINE FACILITIES CONSTRUCTION .....  14
4.3    MATERIALS OF CONSTRUCTION ..........................................  15
4.4    NEW PROJECTS MANAGEMENT ORGANIZATION ...............................  15
4.5    PROJECT SITE GEOTECHNICAL DESCRIPTION ..............................  15
4.6    SCHEDULE ...........................................................  16
4.7    CAPITAL COST ANALYSIS ..............................................  17
5.0    PROJECT OPERATIONS .................................................  17
6.0    PERMITTING AND ENVIRONMENTAL .......................................  17
6.1    ENVIRONMENTAL COMPLIANCE ...........................................  17
6.2    APPLICABLE ENVIRONMENTAL PERMIT AND LICENSING REQUIREMENTS .........  18
6.3    ENVIRONMENTAL REQUIREMENT COMPLIANCE, DEFICIENCIES AND
       LIMITATIONS ........................................................  18
7.0    ASSESSMENT OF FINANCIAL PROJECTIONS ................................  18
7.1    BASE CASE PROJECTION ASSUMPTIONS ...................................  18

                                  SECTION 1.0

1.0 EXECUTIVE SUMMARY AND CONCLUSIONS

1.1 EXECUTIVE SUMMARY

     Fluor Daniel, Inc. (Fluor Daniel) prepared an Independent Engineer's report for the Salton Sea Funding Corporation, dated September 23, 1998, in connection with Salton Sea Funding Corporation's Bond Offering Circular (the Salton Sea Project Analysis). The analysis and conclusions contained in that report are incorporated herein, except as hereinafter modified. Specifically, CE Generation, LLC has requested Fluor Daniel to update the Salton Sea Project Analysis to remove references to the Zinc Recovery Project and to report on the construction status of Salton Sea Unit V and the CE Turbo Project (hereinafter the Updated Events).

     Presented herein is Fluor Daniel's, review and analyses (the Report) of eight operating geothermal power plants (the Existing Projects), and two new geothermal power plants (the New Projects), as listed below. The geothermal resource production facilities (wellheads and related brine delivery system) were not reviewed by Fluor Daniel.

     o Salton Sea Units I, II, III and IV, including brine modification (pH Modification) and a planned capacity increase via a new Salton Sea Unit V (collectively the Salton Sea Projects).

     o Vulcan, Del Ranch, Elmore and Leathers, including the Region II Brine Facilities Construction, the CE Turbo Project (collectively the Partnership Projects).

     o Royalty and other payments received from the Del Ranch, Elmore, and Leathers Projects (the Royalty Projects). The Salton Sea Projects, Partnership Projects and the Royalty Projects are collectively referred to herein as the Projects.

NEW PROJECTS -- OVERVIEW

     Salton Sea Power LLC (Power LLC) is constructing a 49.0 MW net geothermal power plant (Salton Sea Unit V Project) using proven technology designed to produce electrical energy primarily from the Salton Sea Region I injection brine. This brine is currently reinjected and contains over 40 MW of available thermal energy to be used by Salton Sea Unit V. Additional power will be produced utilizing minimal increased brine flows through the existing brine handling facilities located at the Salton Sea Projects. Therefore, Salton Sea Unit V will produce electrical energy by increasing the thermal efficiency of Region I with only a limited increase in the quantity of brine production, as well as providing a consistent supply of brine suitable for the ion exchange zinc recovery process.

     The Region II Brine Processing Construction will include the installation of modern brine processing facilities to service the total brine flow to be provided to Vulcan and Del Ranch. It is intended that these facilities will be designed with the appropriate technology, developed and proven at the Salton Sea, to provide for reliable steam production for power generation, and a consistent supply of brine suitable for the ion exchange zinc recovery process.

     CE Turbo LLC is constructing the CE Turbo Project which is designed to provide electrical power output of 10.0 MW net. This power output will result from increased efficiencies in the steam field and brine handling facilities and no new production or injection wells are required.

     A summary overview of the current and intended features of the Projects is presented in Table 1-1.

                                   TABLE 1-1

                           OVERVIEW OF THE PROJECTS

                           FACILITY (1)      NET
                                NET       OWNERSHIP   COMMERCIAL      POWER
                             CAPACITY      INTEREST    OPERATION    CONTRACT     CONTRACT        POWER
                               (MW)          (MW)       (YEARS)    EXPIRATION      TYPE        PURCHASER
                          -------------- ----------- ------------ ------------ ------------ ---------------
SALTON SEA PROJECTS
Salton Sea Unit I .......       10.0          10.0        16        6/2017      Negotiated        SCE
Salton Sea Unit II ......       20.0          20.0         8        4/2020          SO4           SCE
Salton Sea Unit III .....       49.8          49.8         9        2/2019          SO4           SCE
Salton Sea Unit IV ......       39.6          39.6         2        5/2026      Negotiated        SCE
Salton Sea Unit V .......       49.0          49.0         0          N/A          SPOT      Zinc Recovery
                               -----         -----                                           Project and PX
 Subtotal ...............      168.4         168.4

PARTNERSHIP PROJECTS
Elmore ..................       38.0          38.0        10        12/2018         SO4           SCE
Del Ranch ...............       38.0          38.0        10        12/2018         SO4           SCE
Leathers ................       38.0          38.0         8        12/2019         SO4           SCE
Vulcan ..................       34.0          34.0        12        2/2016          SO4           SCE
CE Turbo ................       10.0          10.0         0          N/A           N/A            PX
                               -----         -----
 Subtotal ...............      158.0         158.0
                               =====         =====
Total ...................      326.4         326.4

----------
(1) Power Project capacity is a nominal number that varies with operating and reservoir conditions.

PROJECT LOCATION

     The Salton Sea and Partnership Projects are located in Imperial County California in the Salton Sea Area. A map showing the general location of the Projects is provided in Figure 1-1.

                                  FIGURE 1-1
                               PLANT LOCATION MAP






               [MAP SHOWING THE GENERAL LOCATION OF THE PROJECTS]








GEOTHERMAL PROJECT AGREEMENTS

     As shown in Table 1-1, the Existing Projects sell power to Southern California Edison Company (SCE) in accordance with power purchase agreements and related agreements for transmission system interconnection. Salton Sea Unit V will sell approximately one-third of its net output to the CalEnergy Minerals LLC Zinc Recovery Project and also sell power through the Power Exchange (PX). CE Turbo will sell all its power through the PX.

     It is understood that the Salton Sea and Partnership Projects are, and will continue to be, operated by CalEnergy Operating Corporation (CEOC). The Existing Projects have been in commercial operation for numerous years.

     Construction of a portion of the facilities is being performed under Engineering, Procurement and Construction (EPC) contracts, with completion and cost guarantees. The Salton Sea Unit V, CE Turbo and Region II Brine Processing Construction Projects are being constructed by Stone and Webster Engineering Corporation (S&W) under two separate guaranteed price contracts.

GEOTHERMAL PROJECT PARTICIPANTS

     The Salton Sea Units I, II and III are owned by Salton Sea Power Generation L.P. (SSPG). SSPG and Fish Lake Power Company (FLPC) are owners of the Salton Sea Unit IV Project. Salton Sea

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Unit V will be owned by Salton Sea Power L.L.C. (Power LLC). SSPG, SSBP FLPC,
and Power LLC are referred to collectively as the "Salton Sea Guarantors".

     The improvements to the brine processing facility part of the Region II Brine Processing Construction will be owned by certain of the Existing Projects. The CE Turbo Project will be owned by CE Turbo LLC. Agreements were reviewed that indicate that the Salton Sea Royalty Company (the Royalty Guarantor) receives royalties and other payments from Leathers, Elmore, and Del Ranch.

SCHEDULE

     The commercial operation date for Salton Sea Unit V is currently scheduled for mid 2000. The commercial operation dates for the CE Turbo Project and the Region II Brine Processing Construction are currently scheduled for the first half of 2000.

1.2 CONCLUSIONS

     On the basis of Fluor Daniel's review of the information provided by CE Generation (CEG), and in reliance thereon, Fluor Daniel provides the following opinions:

1.2.1 EXISTING PROJECTS -- OPERATIONS AND PERFORMANCE

     o The Projects use commercially proven technology and are operated in accordance with recognized electric utility industry practices.

     o The useful life of the surface facilities are expected to exceed the final maturity date of the debt Securities.

     o Principal project participants possess the necessary experience to successfully fulfill their project obligations.

     o Operating plant capacity factors (expected forced and scheduled outages) used in the projections are based on the operating results for the operating years 1995, 1996, 1997 and 1998, and these are felt to be reasonable. For the years 1995 through 1998, selected highlights of the operating history reported by the CEG are as follows:

          o    Revenue increased 83 percent.

          o Site operating costs decreased from 3.53 cents/net kWh to 1.77 cents/net kWh for the Salton Sea Units I-IV Projects, and from
               3.17 cents/net kWh to 2.19 cents/net kWh for the Partnership Projects. For the Existing Projects as a whole, operating costs decreased from 3.28 cents/net kWh to 2.01 cents/net kWh.

          o Nominal capacity factors in 1998 were maintained at 94.2 percent for the Salton Sea I-IV Projects, 101.4 percent for the Partnership Projects, and 98.2 percent on a combined basis.

     o The pH Modification technology is proven and reliable, as has been shown by the eight year operating history at Salton Sea Unit II and the two years of operating history of this technology at Salton Sea Units I, III, and IV. The pH Modification program should continue to increase availability and decrease costs consistent with assumptions in the financial projections.

     o The Existing Projects are expected to continue operations in accordance with all relevant existing permits and environmental laws.

1.2.2 NEW PROJECTS

SALTON SEA UNIT V

     o The technology upon which the Salton Sea Unit V is based, is proven and reliable. The scope of work is within demonstrated capabilities of the principal project participants. The EPC

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          contract for the Salton Sea Unit V Project provides for a guaranteed completion date. It appears that the completion of the Salton Sea Unit V Project can be achieved within the guaranteed date in the EPC contract.

     o The pH Modification technology is proven and reliable. Similar technology has been installed and has operated successfully throughout Salton Sea Units I -- IV. As demonstrated by the eight year operating history at Salton Sea Unit II, and the more recent operating history of Salton Sea Units I, III, and IV, the pH Modification program should continue to operate at the same or improved levels of reliability.

     o Reasonable selections have been made in selecting the EPC Contractor for this work, and in preparing the list of equipment suppliers. Major equipment suppliers approved by Power LLC are recognized as qualified suppliers in the geothermal power industry.

     o The Salton Sea Unit V Project should meet the guaranteed performance criteria contained in the EPC contracts and should comply with all applicable environmental regulations.

     o Based upon a review of the EPC contract for the Salton Sea Unit V Project, the capital cost budget appears adequate for the facilities provided under the contract. The guaranteed price in the S&W contract, plus S&W's substantial prior experience with geothermal plants, should mitigate the risk of cost overruns and schedule delays, and should thus adequately protect both the Bondholders and Owners. Power LLC should have adequate Contractor resources available to cover the possibility of performance shortfalls by S&W for the Salton Sea Unit V Project . The contractual Liquidated Damages provisions provided in the EPC contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized on the Salton Sea Unit V Project.

     o Construction on the Salton Sea V Project has just started with grubbing and site clearing. At this point construction appears to be on schedule. The Permit-to-Construct for this work is also in place.

     o Based on Fluor Daniel's knowledge of conventional power project financing, Owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital, etc., estimated by the Power LLC appear to be reasonable.

     o All discretionary permit approvals have been obtained for construction.

     o The useful life of the Salton Sea Unit V Project can be expected to exceed the final maturity date of the Securities.

REGION II BRINE PROCESSING CONSTRUCTION

     o The technology upon which brine processing is based has been demonstrated to be proven and reliable. The EPC contract for the Region II Brine Processing Construction provides for a guaranteed completion date. It appears that the completion of the Region II Brine Processing Construction can be achieved within the guaranteed date in the EPC contract.

     o The pH Modification technology has been demonstrated to be proven and reliable at the Existing Projects. Similar technology has been serving Salton Sea Units I -- V and has a proven operating history. The pH Modification system should increase availability and decrease operating costs and maintenance consistent with assumptions in the financial projections.

     o Reasonable selections have been made in selecting the EPC Contractor for this work, and in preparing the list of equipment suppliers. Major equipment suppliers approved for this project are recognized as qualified suppliers in the geothermal field.

     o A review of the EPC contract for the Region II Brine Processing Construction provided confidence that the capital cost budget should be adequate for the facilities provided under the contract. The guaranteed price in the S&W EPC contract, plus S&W's substantial prior

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          experience with geothermal installations, should mitigate the risk of cost overruns and schedule delays. The contractual Liquidated Damage provisions in the EPC contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized, and should adequately protect both the Bondholders and the Owners.

     o The Region II Brine Processing Construction should meet the guaranteed performance criteria contained in the EPC contract and should comply with all applicable environmental regulations.

     o All discretionary permit approvals have been obtained for construction.

     o Construction on the Region II Brine Processing Project has yet to begin, but is scheduled to begin as planned. A Permit-to-Construct for this work is in place.

CE TURBO PROJECT

     o The CE Turbo Project uses technology which has been demonstrated to be proven and reliable. The scope of work is within demonstrated capabilities of the principal project participants which should make the currently scheduled completion during the first quarter of 2000 achievable.

     o The EPC Contract for the Region II Brine Processing Construction, which also encompasses the CE Turbo Project provides for a guaranteed completion date. It appears that the completion of the CE Turbo Project can be achieved within the guaranteed date in the EPC contract.

     o S&W, the EPC contractor for this work, is recognized as an experienced contractor in this field. The major equipment suppliers that have been approved for S&W's selection are recognized as qualified suppliers to the industry.

     o The CE Turbo Project should meet the guaranteed performance criteria contained in the EPC contract and should comply with all current applicable environmental regulations.

     o On the basis of the EPC contract reviewed for the CE Turbo Project, the capital cost budget appears adequate for the facilities provided under those contracts. The guaranteed price in the S&W contract, plus S&W's substantial prior experience with geothermal power plants, should mitigate the risk of cost overruns and schedule delays. CE Turbo LLC should have adequate contractor resources available to cover the possibility of performance shortfalls by S&W for the CE Turbo Project. The contractual Liquidated Damages provisions in the EPC contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized in CE Turbo Project, and should adequately protect both the Bondholders and the Owners.

     o Based on Fluor Daniel's knowledge of conventional power project financing, the Owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital, etc., estimated by CE Turbo LLC appear to be reasonable.

     o All required discretionary permit approvals have been obtained for the construction of the CE Turbo Project.

     o The useful life of the CE Turbo Project can be expected to exceed the final maturity date of the Securities.

     o Construction on the CE Turbo Project has yet to begin, but is scheduled to begin as planned. The Permit-to-Construct for this work is in place.

ENVIRONMENTAL PERMITTING AND LICENSING

     o The reviewed records show no environmental Notices of Violation for any media (air emissions, wastewater, solid/hazardous waste) have been filed against the Existing Projects in the last two years.

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

     o    The Existing Projects appeared to be neat and well maintained.

     o The H2S abatement systems consist of existing biofilters for Salton Sea Units I, II, III and IV. A review of the preliminary design indicated that sufficient capacity appears to exist to handle any anticipated increase of H2S loads resulting from the operation of Salton Sea Unit V.

     o The water and brine pond designs appear adequate to minimize or eliminate the potential for water and brine release into the underlying soil and groundwater.

     o    Solid waste handling and disposal appears adequate.

     o Dust control in the solid waste handling operation should be improved by planned dust handling equipment and dust abatement measures.

     o All discretionary environmental permit approvals have been received for the proposed new construction.

PROJECT AGREEMENTS

     o Major project agreements (as listed in Attachment 2-1) for the Salton Sea Projects and Partnership Projects, including Power Purchase agreements, EPC contracts, major subcontracts, Zinc Extraction Services Agreement, O&M Services Agreement, and related contracts for transmission system interconnection appear reasonable from a technical perspective and are consistent with the financial projections reviewed herein.

FINANCIAL PROJECTIONS

     o An economic/financial model, presented in Exhibit 1, has been developed by CEG which represents the projected performance of the Salton Sea and Partnership Projects. The assumptions underlying the economic/financial model appear to be reasonable, and the projected operating results reasonably represent the future financial profile of CEG.

     o Fluor Daniel has confirmed that the input assumptions regarding revenues in the Imperial Valley model are reasonably consistent with the Power Purchase and Royalty documents provided to Fluor Daniel.

     o Projected operating and maintenance costs and capital expenditures for major maintenance projects appear to be reasonable and representative of the planned operations of the Salton Sea and Partnership Projects.

     o Financial projections, based on the Base Case assumptions recommended by CEG, appear to be reasonable and indicate that revenues should be adequate to pay operations and maintenance expenses and provide cash flow for debt service and distributions.

                                  SECTION 2.0

2.0 SCOPE OF SERVICES

     On the basis of information and documents provided by CEG, Fluor Daniel, as Independent Engineer, has reviewed certain technical, environmental and economic aspects of the Projects as listed below:

     o    Current status of Existing Projects

     o    Project participants

     o    Plant designs and projected performance

     o    Project capital cost estimates

     o    Operations and maintenance

     o    Project agreements

     o    Environmental permitting and licensing

     o    Financial projections (Exhibit 1)

     o    Project completion testing

     Fluor Daniel conducted this analysis, and prepared this report, utilizing reasonable care and skill in applying methods of analysis consistent with normal industry practice. In the preparation of this report and the opinions expressed, Fluor Daniel has made certain assumptions with respect to conditions which may exist, or events which may occur in the future. A listing of assumptions and documentation relied upon by Fluor Daniel in the preparation of this report are provided in Attachment 2-1. The information set forth herein has been obtained from sources which are believed to be reliable, but it is not guaranteed as to accuracy or completeness by, and is not construed as a representation by, Fluor Daniel or the Project sponsors.

                                  SECTION 3.0

3.0 FACILITIES OVERVIEW

3.1 GENERAL DESCRIPTION

     The Existing Projects consist of eight operating geothermal power plants near the Salton Sea in the Imperial Valley of Southern California. These plants produce net power generation of approximately 288 MW from high temperature geothermal brines produced by drilling deep production wells into the Salton Sea Known Geothermal Resource Area (SSKGRA). Imperial Valley brines are characterized by heavy concentrations of compounds of silica, zinc, manganese and other metals. Over twenty million pounds of brine per hour are produced and flashed to supply the steam for electric power generation. After the brine is flashed to produce steam, it is reinjected into the subsurface reservoir through separate injection wells constructed for that purpose.

     As mentioned above, the Salton Sea and Partnership Projects are located in the SSKGRA and are within a central radius of approximately five miles. A representative map showing approximate plant locations is provided in Figure 1-1.

     Hot brine from the geothermal resource is flashed into high pressure, standard pressure, and low pressure steam which is expanded through steam turbine generators to produce electric power. The steam is condensed and then used for cooling tower make-up. Excess condensate is injected back into the geothermal reservoir. Brine from the steam flash process is further processed to remove solids, or maintain them in solution, and is injected back into the geothermal reservoir. The Existing Projects employ proven geothermal resource flash technology which has been commercially operated worldwide for over 30 years.

     Plant design and operation are affected by the geothermal resource which, in the SSKGRA, is relatively high in solids content at approximately 250,000 to 300,000 parts per million. Leathers, Elmore, Del Ranch, and Vulcan utilize the crystallizer-reactor-clarifier (CRC) process to control scaling and to precipitate solids. The majority of the solids are disposed of in an appropriately licensed landfill and the remainder are recycled to the crystallizers to promote crystal growth (seeding) to control scaling on vessel walls.

     Salton Sea Units I, II, III, and IV utilize the pH Modification process to control scaling. This process involves injection of a pH modification agent into the liquid brine resource to maintain solids in solution so that the brine may be injected directly into the reservoir without precipitation and removal of the solids. Implementation of this process as part of the Region II Brine Processing Construction is expected to simplify resource handling in a similar fashion, thus improving availability and reducing costs.

     Noncondensible gases from the Existing Projects are removed from the condensers for efficient power generation and turbine operation using a combination of steam jet ejectors and vacuum pumps.

Systems for abatement of hydrogen sulfide present in the noncondensible gases are not currently required for the Partnership Projects since ambient hydrogen sulfide concentrations are at acceptable levels. However, hydrogen sulfide abatement systems were installed for Salton Sea Units I, II, III and IV as part of an earlier Salton Sea expansion project. The technology for such abatement systems is proven and reliable.

     The cooling systems for all operating projects consist of surface condensers and wet mechanical draft cooling towers. Utility systems are provided to support each operating plant. Fire protection systems are also provided, including cooling tower wetdown systems which keep the tower wet during shutdown periods, and fire monitors which are provided at grade around the perimeter of each tower. Standby diesel generators are available to support plant safety systems during shutdowns.

     Brine is injected into the reservoir by injection pumps after solids processing. Brine ponds are provided at each plant for temporary storage of brine during startup/shutdown periods and for emergency use.

3.2 MANAGEMENT AND ORGANIZATION

     An Operations Manager is responsible for operations, maintenance, and plant performance of the Existing Projects. The Salton Sea Projects, Vulcan and Del Ranch, and Elmore and Leathers each have a Region Supervisor who is responsible for operations, maintenance, and plant performance. The plant's Control Operators are trained to operate the plants, perform routine lab tests and supervise the Outside Operators. The plant's onsite staff is trained to conduct routine maintenance activities.

     In support of these Project sites, CEOC provides centralized administrative support, engineering support, maintenance support, and analytical lab support. A Maintenance Supervisor is responsible for the Mechanics as well as the Instrument and Electrical Technicians. When additional manpower is required at the Project sites, the Central Maintenance shop provides the necessary staff. This organization and staffing procedure is typical for these types of plants.

     Fluor Daniel is of the opinion that the overall operating and maintenance organization is adequate to support operation of the Salton Sea and Partnership Projects and should continue to provide operating and maintenance cost reductions.

SAFETY

     CEOC has an established safety program based on a Corporate Safety Manual and Imperial Valley Site Specific Safety Procedures. These safety procedures appear to be generally consistent with general industry practices.

     CEOC is staffed with a Safety Manager and two Safety Engineers. All are trained in Safety procedures as well as environmental response, pursuant to stated procedures. The Safety personnel conduct ongoing safety reviews at each of the Project sites and monthly training sessions for all-hands. These sessions are designed to emphasize compliance with current CEOC Safety Procedures in place and to convey new safety procedures and execution methods.

     CEOC utilizes a "Safe Work Permit" procedure that must be implemented by maintenance and operating personnel prior to starting any work. CEOC also has a plant lockout/tagout procedure for isolating systems for maintenance and personnel protection.

     All procedures were found to be sound and in line with safety procedures normally found in this type of industry.

TRAINING

     CEOC has a very comprehensive training program, which includes Operator and Maintenance Technician certification. There are five classifications of
Operators: Operator 1, 2, and 3, Control Operator, and Senior Operator. Each classification, except Senior Operator, has a Certification

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Manual. The manual contents and associated tests have been developed in accordance with CEOC's organizational structure. The certification program includes written tests administered by the CEOC Training Department and a plant walk-through test conducted by the Training Review Board.

     The CEOC Senior Operator classification was recently implemented, but no certification program is currently in place. A job description and certification testing procedure is being prepared for this new classification

     In Fluor Daniel's opinion, the program appears to be in line with training programs found in the power industry.

OPERATING PROCEDURES

     Operating Procedures are in place for the Salton Sea and Partnership Projects. They included step-by-step methods for start-up, normal operation, and shutdown of the Projects. Fluor Daniel is of the opinion that the operating procedures are satisfactory.

MAINTENANCE PROGRAM

     Maintenance at each plant is supervised by a Maintenance Supervisor. Most of the routine maintenance is performed in the centralized maintenance shop with specialty maintenance being performed by specialty contractors on a subcontract basis. The Salton Sea and Partnership Projects are using a commercially available Central Maintenance Management System (CMMS) software package, which has reportedly improved management of plant maintenance activities.

     Since the Salton Sea Projects are using the pH modification process which results in cleaner equipment than the CRC process, these plants are currently on a four-year major turnaround cycle. Major turnarounds are generally scheduled for twelve days and include process valve maintenance, cleaning, and descaling of process pipe and vessels. Mini-outages (three to five days) are scheduled each spring in preparation for the summer peak runs.

     For the Partnership Projects, major overhaul planning is also performed by Central Maintenance with input from the sites. Major twelve day overhauls are scheduled every two years with mini-outages (three to five days) scheduled each spring in preparation for the summer peak runs.

     In all plants, specialized maintenance such as turbine overhaul and electrical protective relay calibration is performed by outside contractors. The plants historically operate reliably as a result of these maintenance and overhaul scheduling practices.

     Fluor Daniel's review of the plants during a site walk-through found the plants to be well maintained. Plant personnel indicated that spare parts were available when required.

3.3 SALTON SEA PROJECTS

     Salton Sea Units I and II are located adjacent to the Salton Sea; the shoreline has appropriate dikes and levies designed to protect these units from increases in the Salton Sea water level. The dikes appear to be adequately maintained. Salton Sea Unit III and IV are located approximately 0.5 miles from the Salton Sea.

     Salton Sea Unit I has been in service since 1982. Power generation equipment consists of a 10 MW Fuji steam turbine operating with standard pressure (SP) steam originally produced by CRC technology. This process also produces high pressure (HP) and low pressure (LP) steam. The generation voltage of 13.8 kV is stepped up to 34.5 kV for transmission to Southern California Edison (SCE).

     Salton Sea Unit II was placed in service in 1990. A total of three steam turbines produce electrical power. Salton Sea Unit II was the original plant to operate on the pH Modification process and has done so successfully for eight years. The Mitsubishi turbine-generator produces electrical power at 4,160 volts which is stepped-up to 13.8 kV; the other generators produce power at
13.8 kV. One transformer steps-up power from these three generators to 92 kV for transmission by the Imperial Irrigation District (IID) to the Rancho Mirage substation for sale to SCE.

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     Salton Sea Unit III is a 49.8 MW plant with a Mitsubishi turbine that operates on SP and LP steam. The turbine is a 5-stage, dual flow, condensing turbine. Three stages of steam jet air ejectors remove noncondensible gases from the steam. Operational flexibility provided by steam jet air ejector trains are used to respond to varying noncondensible gas content. Commercial operation was declared on February 14, 1989. Power is stepped up to 92 kV for transmission by the IID to the Rancho Mirage substation for sale to SCE.

     Salton Sea Unit IV is a General Electric steam turbine generator installed next to the Salton Sea Unit III site to provide additional capacity of 39.6 MW. Salton Sea Unit IV's design involved modification of existing steam and brine processing equipment and related systems. All of the steam used is processed through this system.

3.4 PARTNERSHIP PROJECTS

     The Vulcan Project was commissioned in February 1986. It generates electrical power for transmission to SCE via IID lines. Noncondensible gases are directed to the cooling tower using two stages of steam jet air ejectors and a vacuum pump. Each of these components has at least one spare. A standby diesel generator is available to provide emergency power. Solids precipitated from the CRC process are monitored for metals concentrations and hauled by truck to a permitted landfill. Covered solids storage is provided onsite on a concrete slab for emergency purposes.

     Electrical power is generated at 14.4 kV and is transmitted to SCE over 92 kV IID lines. The Del Ranch and the Vulcan Projects are connected via an electrical tie-line.

     The Del Ranch Project achieved commercial operation in October 1988. The plant is very similar to the Vulcan Project. A dual pressure nine-stage Fuji turbine produces electrical power for transmission to SCE via IID.

     Commercial operation was achieved at the Elmore Project in December 1988 and at the Leathers Project in January 1990. These two plants are identical in all major design respects to the Del Ranch Project, including the main turbine. Three spare turbine rotors and two spare sets of diaphragms are available for the Del Ranch, Elmore, and Leathers Projects.

3.5 ROYALTY PROJECTS

     Magma receives royalties, fees and other payments ("Royalties") from the Leathers, Del Ranch and Elmore Projects based on a percentage of each project's annual revenue. Total Royalties from these Partnership Projects paid to Magma annually are projected to be $21,766,000 in 1999, stepping down to $9,427,000 in 2000 as revenues from the three Partnership Projects revert to avoided cost pricing. The Royalties from the Leathers, Del Ranch and Elmore Projects are included in the financial projections.

3.6 PH MODIFICATION PROCESS

     The pH Modification process currently used for Salton Sea Unit I, II, III and IV lowers the pH of the geothermal resource by injection of a pH modification agent into the liquid brine stream. As a result, solids remain in solution rather than precipitate out of solution as in the CRC process previously used at Salton Sea Units I and III, and at the Partnership Projects. Therefore, scaling is minimized and solids in solution can be injected into the reservoir. Certain aspects of the process were a proprietary process developed by Unocal and subsequently licensed to Magma, which was purchased in 1995 by CalEnergy. The pH Modification process has operated successfully since 1990.

                                  SECTION 4.0

4.0 NEW PROJECTS

4.1 GENERAL DESCRIPTION -- SALTON SEA UNIT V PROJECT

4.1.1 DESIGN CONSIDERATIONS

     The Salton Sea Unit V geothermal power plant (49.0 MW net) is being designed to produce electrical energy from the spent brine that would otherwise be reinjected following usage in Salton

Sea Units I -- IV. This brine is currently reinjected at a temperature of approximately 360 degreesF and at the current rate contains over 40 MW of available thermal energy to be used by Salton Sea Unit V. Additional power will be produced utilizing minimal increased brine flows through the existing Salton Sea Units I -- IV brine handling facilities. Therefore, the Salton Sea Unit V Project will produce electrical energy by significantly increasing the thermal efficiency of existing brine usage with only a minor increase in the quantity of brine production.

     The Salton Sea Unit V Project will include a multiple inlet pressure turbine utilizing standard pressure (SP) steam, low pressure (LP) steam, and very low pressure (VLP) steam, operating at approximately 110/30/10 psig, respectively. The SP steam will be provided from additional production from the existing Region I facilities. The LP and VLP steam will be produced at the Salton Sea Unit V Project by flashing the brine delivered from the Salton Sea Units I -- IV brine processing facilities (producing LP steam) and subsequent flashing of the brine (producing VLP steam). Other equipment necessary for the Salton Sea Unit V Project includes a pH modification agent handling system, wet cooling tower, surface condenser, non-condensable gas system, electrical switchgear, and associated cooling water pumps, condensate pumps, and brine pumps. Auxiliary equipment includes a lube oil system, expanding the existing fire protection system, and plant air.

     Salton Sea Units I -- IV are using pH Modification of the geothermal brine to prevent precipitation of silica dissolved in the brine during the power production cycle. The Salton Sea Unit V Project will utilize refinements in pH Modification technology. Additional pH modification agent will be injected into the brine prior to flashing/cooling the brine below 360 degreesF. This has been shown to prevent precipitation of silica at the lower temperatures, which would otherwise cause scaling/plugging of brine handling equipment. The brine will then be flashed to produce LP and VLP steam for conversion into electrical power. Just before being delivered to the Zinc Recovery Plant, the remaining brine passes through an atmospheric flash/reactor vessel which removes residual heat and most of the silica. The silica will initially be disposed of in a licensed landfill but may later be marketed to potential consumers such as cement and tire manufacturers.

     The facilities will produce a significant quantity of steam as part of the brine cooling process. A majority of this steam will normally be utilized by Salton Sea Unit V, with very low pressure steam being used by the Zinc Recovery Project as process heat.

4.2 GENERAL DESCRIPTION -- REGION II BRINE FACILITIES CONSTRUCTION

4.2.1 CE TURBO PROJECT

     The CE Turbo Project is being designed to produce 10.0 MW net of electrical power output. The CE Turbo Project will use existing unutilized geothermal energy and additional geothermal energy made available through efficiency improvements via the Region II Brine Processing Construction; no new production or injection wells or associated pipelines will be required. The new power generation will be transmitted through IID power lines.

     The new turbine will be an Atlas Copco Rotoflow design. The system will consist of a turbo-expander, a gearbox, and a generator coupled together in a power delivery train. All auxiliary equipment required to operate the turbine will be included in the package.

4.2.2 REGION II BRINE FACILITIES CONSTRUCTION

PROJECT SUMMARY

     The Region II Brine Processing Construction upgrade project is installing modern brine processing facilities designed to service the total brine flow now provided to Vulcan and Del Ranch. This centralized brine plant will service the total brine demand for both Vulcan and Del Ranch. These Facilities are being designed with technology developed and proven at the Salton Sea Projects, to provide steam production for power generation. Process design and equipment specifications have been developed and are intended to minimize the long term cost of plant operations. The existing brine gathering system, and upgraded cement lined production and injection systems, should facilitate the conversion to a the new facilities. It is intended that proven existing designs, and equipment where possible, will be used to minimize cost, schedule and project risk.

SILICA CONTROL PROCESS

     The silica control process for this development combines features common to the pH Modification process and the CRC process. This process is designed to be lower in capital cost and in projected operating cost than a traditional CRC process. The pH Modification technology is designed to increase the service interval between shutdowns of its respective equipment. This technology also allows a smaller, more efficient standard pressure brine-steam separator vessel to be used in place of the two SP crystallizers required for the current Region II SP brine flow. Two low pressure crystallizer and atmospheric flash tank trains, a primary clarifier, a secondary clarifier, filter press, and brine booster pump system complete the major equipment. These are traditional CRC components, but upgraded for long term reliability and performance.

H2S ABATEMENT

     The high pressure steam from the turbo-expander will flow through various standard pressure steam components to arrive at the SP Turbine's condenser, where the additional noncondensible gas stream must be removed. An H2S abatement unit will be added downstream of this condenser to ensure the projected air quality standards are met. This unit will be a biofilter type device, similar to the ones used at Salton Sea Units I -- IV.

4.3 MATERIALS OF CONSTRUCTION

     A review of the design documents and specifications for the mechanical components revealed that the New Projects have specified design requirements typically found in the geothermal industry. In some cases, the specifications and design criteria further defined very specific requirements that are based on the operating history and proven experience with similar equipment that has been in similar service for a number of years. As presented on the reviewed documents, the materials of construction are appropriate for these facilities.

4.4 NEW PROJECTS MANAGEMENT ORGANIZATION

     Salton Sea Unit V will be managed as part of the Salton Sea Units I, II, III, and IV group of units (Region I). These units are managed by a Region Supervisor and the combined units are operated by three Control Operators and Outside Operators. The operations program includes a safety program, a training program, and operating procedures. Maintenance programs include CMMS, training, and spare parts inventory control.

     Fluor Daniel considers the overall operating and maintenance organization planned for these new facilities to be adequate to support expanded operations.

4.5 PROJECT SITE GEOTECHNICAL DESCRIPTION

     The project sites are located in the Salton Trough geologic region. This region is a result of extensive tectonic activity due to three active or potentially active faults in the area. The site area is classified by Uniform Building Code (UBC) as an earthquake zone of 4.

     The subsurface geologic site conditions typically consist of stiff to firm silty clay at shallow depth. At depth, loose to medium dense silty sand exists with a potential for liquefaction. The silty clay exists with the potential for long term settlements. The depth to groundwater at the site varies, but is in the range of 5 to 6 feet below grade.

     On the basis of geotechnical reports prepared by Southland Geotechnical, the project sites are believed to be suitable for the proposed new Projects. Foundation designs proposed in the report are similar to designs previously used on other geothermal projects in this area which have operated for numerous years and are believed to be adequate for these facilities.

4.6 SCHEDULE

4.6.1 SALTON SEA UNIT V PROJECT

     Stone & Webster Engineering Corporation (S&W) was selected as the Contractor to engineer, procure, construct, and startup the Salton Sea Unit V Project and is currently executing this work. S&W is a world-wide EPC power project Contractor with a background in, and experience with geothermal projects. S&W has engineering and construction experience with some of the Existing Projects, including the original design for Salton Sea Unit III and is familiar with the site conditions and resources of the Imperial Valley. Additionally, S&W previously worked for the Salton Sea Funding Corporation as consultant for the existing Bondholders. Belmont Construction (a subsidiary of S&W) is being utilized for the construction phase, having previously performed construction services for Salton Sea Unit IV.

     The project schedule milestones require:

     o   Notice to Proceed                                  October 13, 1998
     o   Startup Commissioning                              March 16, 2000
     o   Substantial Completion                             July 12, 2000

     Under the EPC contract, S&W guarantees that substantial completion will be attained by July 12, 2000, or S&W will be assessed for delay damages.

     S&W acknowledged that the procurement, fabrication, delivery and erection of the Turbine Generator is the critical path of the Salton Sea Unit V Project. In support of this understanding they have awarded the Turbine Generator and other critical equipment. The overall schedule duration is approximately 7 months for engineering, 18 months for construction, and 4 months for startup and testing. This schedule provides that the project be substantially complete approximately 6 weeks prior to the guaranteed Substantial Completion milestone.

     Fluor Daniel has reviewed the current Salton Sea Unit V Project EPC schedule. To date, planned progress has been achieved and it appears that the EPC schedule can be achieved as indicated, subject to customary permitted delays under the contract. S&W has identified and addressed the major project components, allowing for sufficient time and interface to meet the schedule objectives such as tie-ins and support to other facilities. Critical equipment purchases have been made and the deliveries support the current scheduled delivery dates. Construction is also underway with grubbing and grading of the site.

     Given S&W's qualifications and past experience at the Existing Projects and elsewhere, the EPC project schedule should be achievable.

4.6.2 REGION II BRINE PROCESSING CONSTRUCTION

     S&W was selected as the contractor to engineer, procure, construct, and startup the CE Turbo Project and Region II Brine Processing Construction, and is currently executing the work. S&W has engineering and construction experience with some of the Existing Projects, including the original design for Salton Sea Unit III and is familiar with the site conditions and resources of the Imperial Valley. Additionally, S&W previously worked for the Salton Sea Funding Corporation as consultant for the existing Bondholders. Belmont Construction (a subsidiary of S&W) is being utilized for the construction phase, having previously performed construction services for Salton Sea Unit IV.

     The Project Schedule Milestones require:

     o  Notice to Proceed                                   October 13. 1998
     o  Startup Commissioning                               November 17, 1999
     o  Substantial Completion -- Brine Facilities
          Construction                                      February 22, 2000
     o  Substantial Completion CE Turbo Project             April 13, 2000

     Under its EPC contract, S&W guarantees that substantial completion will be attained by February 22, 2000 for the Brine Facilities Construction and by April 13, 2000 for the CE Turbo Project, or S&W will be assessed for delay damages.

     S&W has acknowledged that the procurement, fabrication, delivery and erection of the CE Turbo is the critical path of the Region II facilities construction. They have awarded the CE Turbo and other critical equipment. Even though construction has not begun, Fluor Daniel has reviewed the current Region II Construction Schedule and believes that Substantial Completion as planned should be achievable, subject to customary permitted delays under the contract.

4.7 CAPITAL COST ANALYSIS

4.7.1 SALTON SEA UNIT V PROJECT

     The fixed price of $91.8 million equates to approximately $1,874 per net kilowatt of new installed capacity, which is consistent with the cost of similar geothermal facilities requiring solids removal technology. Currently, S&W is executing the project under a fixed price contract with no change orders having been identified. To date, S&W has invoiced for 22 percent of the fixed price.

4.7.2 REGION II BRINE FACILITIES CONSTRUCTION

     The fixed price of $49.8 million appears reasonable for this project. Currently, S&W is executing the project under a fixed price contract with no change orders having been identified. To date, S&W has invoiced 15 percent of the fixed price.

4.7.3 CAPITAL IMPROVEMENTS

     Proceeds from the October 7, 1998 Salton Sea Funding Corporation debt offering and equity will be used to fund certain capital expenditures involving plant and wellfield facilities at Elmore and Leathers. These costs are presented below:

                        1998        1999        2000      TOTAL ($000'S)
                        ----        ----        ----      --------------
Elmore ............    $9,858      $7,109           0         $16,967
Leathers ..........         0      $  977      $3,393         $ 4,370
                       ------      ------      ------         -------
Total .............    $9,858      $8,086      $3,393         $21,337

     At Elmore, approximately $9.9 million of the total was used in 1998 for a regularly scheduled plant overhaul and various other capital expenditure items. At Leathers, approximately $2.3 million will be spent in 2000 for an overhaul. The remaining expenditures in that year are for various other plant capital expenditure items. On the basis of past expenditures for this type of similar installations, Fluor Daniel finds these expenditures to be reasonable.

     The remaining capital expenditure amounts are wellfield-related and are separately analyzed by GeothermEx.

                                  SECTION 5.0

5.0 PROJECT OPERATIONS

     The Salton Sea and Partnership Projects use proven technology and have operated reliably since initiating commercial operation. The most significant operating and maintenance activities for the Salton Sea and Partnership Projects are caused by the geothermal resource which corrodes and deposits solids in the geothermal resource processing systems. These activities were significantly reduced at the Salton Sea Projects with the implementation of the pH Modification program and should be significantly reduced at Vulcan and Del Ranch with the same system. This should result in similar decreases in cost at Vulcan and Del Ranch.

                                  SECTION 6.0

6.0 PERMITTING AND ENVIRONMENTAL

6.1 ENVIRONMENTAL COMPLIANCE

     Fluor Daniel has conducted a walk through of the Existing Projects in the Imperial Valley. This walk through included an environmental overview of the facilities. Facilities' inspections included Salton Sea Units I -- IV, and the proposed sites for the New Projects. The environmental overview focused on the H2S air emissions abatement systems; water and brine ponds design and operation; stormwater control; solid waste handling and disposal; general noise environment; and the associated solvent extraction sites.

     The plants appeared neat and well maintained. The H2S abatement systems consisted of existing biofilters for Salton Sea Units I, II, III and IV. A review of the design indicated that there should be sufficient capacity to handle any anticipated increase of H2S loads from Salton Sea Unit V. The water and brine ponds design appeared adequate to minimize or eliminate the potential for water and brine release into the underlying soil and groundwater. The build-up of brine solids in the brine pond and subsequent land disposal should be minimized in the future by enhanced solids retention in the brine injected into the geothermal reservoir by project pH modification features.

     Stormwater onsite is collected and injected into the geothermal reservoir. Solid waste handling and disposal appear to be adequate. Dust control in the solid waste handling operation should be improved by proposed dust handling equipment and dust abatement measures.

     The noise environment encountered appears to be comparable to other similar power plant designs. Noise was qualitatively experienced within acceptable OSHA limits near equipment. Excessive noise was not experienced at the nearest residence. The preliminary design of the proposed ion exchange units, central solvent extraction and electrowinning plant appeared feasible and environmentally protective, evidenced by the pilot plant walk-through and review of system process flow diagrams.

     In reviewing two years worth of available files, Fluor Daniel has found no environmental Notices of Violation for any media (air emissions, wastewater, solid/hazardous waste).

6.2 APPLICABLE ENVIRONMENTAL PERMIT AND LICENSING REQUIREMENTS

     All Existing Projects and the New Projects have received appropriate regulatory approvals/exemptions in all media (air emissions, stormwater/wastewater, brine injection), and have appropriate solid and hazardous waste transportation and disposal contracts or agreements in place. The New Projects have received the required Imperial County Conditional Use Permits and Imperial County Air Pollution Control District air permits.

6.3 ENVIRONMENTAL REQUIREMENT COMPLIANCE, DEFICIENCIES AND LIMITATIONS

     It is the opinion of Fluor Daniel that the New Projects have appropriate designs and have or plan to have trained personnel to comply with all environmental laws and regulations, have received all environmental permits and approvals, and have contracts and agreements in place with licensed waste transportation and disposal companies. If operated in accordance with the provided design, and good utility practices the projects should not have any environmental deficiencies or limitations.

                                  SECTION 7.0

7.0 ASSESSMENT OF FINANCIAL PROJECTIONS

7.1 BASE CASE PROJECTION ASSUMPTIONS

7.1.1 CONSTRUCTION EXPENDITURES

     CEG provided what we believe to be reasonable assumptions regarding new capital expenditures to be funded in accordance with the October 7, 1998 issuance of Salton Sea Funding Corporation securities, including the construction cost of the Salton Sea Unit V Project, the CE Turbo Project, Region II Brine Facilities Construction and the Capital Improvements. As used in the summary, the Project construction costs include certain owner's administration costs, owner's contingency funds and other costs for construction and services not included in the fixed price EPC contracts. These assumptions along with the financing plan, are shown below.

                           USES AND SOURCES OF FUNDS

                                   (X$000'S)


--------------------------------------------------------------------------------
                                     1998         1999         2000        TOTAL
--------------------------------------------------------------------------------
  Salton Sea Unit V Project         15,983       77,284       13,596     106,863
--------------------------------------------------------------------------------
  Zinc Recovery Project             31,779      104,640       43,911     180,330
--------------------------------------------------------------------------------
  CE Turbo Project                   1,502        8,504          215      10,221
--------------------------------------------------------------------------------
  Region II Brine Processing         6,908       39,097          987      46,992
  Construction
--------------------------------------------------------------------------------
  Capital Improvements              10,817        7,127        3,393      21,337
--------------------------------------------------------------------------------
  Interest and Financing Cost        9,908       21,305       10,564      41,770
--------------------------------------------------------------------------------
   TOTAL USES                      $76,897     $257,957      $76,666    $407,513
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Bond Proceeds                     76,897      208,110            0     285,000
--------------------------------------------------------------------------------
  Equity                                 0       49,847       72,666     122,513
--------------------------------------------------------------------------------
   TOTAL SOURCES                   $76,897     $257,957      $72,666    $407,513
--------------------------------------------------------------------------------

7.1.2 POWER PRODUCTION

     Existing operations at the Salton Sea consist of eight power plants:
Salton Sea Units I, II, III, and IV, Vulcan, Del Ranch, Elmore, and Leathers. These facilities have demonstrated reliable operation in the range of 95-100 percent average plant availability . The assumptions regarding future operations are shown in the table below. The capacity factors for the Existing Projects are shown for 1998.

                        PROFORMA OPERATING ASSUMPTIONS

-----------------------------------------------------------------
                             NAMEPLATE       AVERAGE AVAILABILITY
        LOCATION           CAPACITY (KW)          FACTOR (1)
-----------------------------------------------------------------
  Salton Sea Unit I            10,000                92%
-----------------------------------------------------------------
  Salton Sea Unit II           20,000                96%
-----------------------------------------------------------------
  Salton Sea Unit III          49,800                98%
-----------------------------------------------------------------
  Salton Sea Unit IV           39,650                99%
-----------------------------------------------------------------
  Leathers                     41,000                98%
-----------------------------------------------------------------
  Elmore                       41,000                98%
-----------------------------------------------------------------
  Vulcan                       34,000                98%
-----------------------------------------------------------------
  Del Ranch                    38,000                99%
-----------------------------------------------------------------
  Salton Sea Unit V            49,000                95%
-----------------------------------------------------------------
  CE Turbo                     10,000                95%
-----------------------------------------------------------------
   TOTAL                      332,450
-----------------------------------------------------------------

----------
(1)  For years 2000 through 2004.

     On the basis of past plant performance, Fluor Daniel finds the capacity factor assumptions used in the financial projections to be reasonable.

7.1.3 REVENUES

     All of the Existing Projects sell power under contract to Southern California Edison Company. Six of the eight Existing Projects have a 10-year provision for fixed energy pricing at rates that are now considered to be substantially above market. These six Existing Projects have already reached, or by 2000 will reach the expiration of the 10-year fixed energy price period by 2000 causing a drop in project revenue. Pricing for electrical energy beyond these fixed price termination dates will be subject to pricing under the new deregulated wholesale power market in California. The chart showing the forecast of gross revenues for the Projects is shown below.

                 CEG PROJECTED REVENUES -- GEOTHERMAL PROJECTS



      [LINE CHART SHOWING PROJECTED REVENUES OF THE GEOTHERMAL PROJECTS]

7.1.4 OPERATING EXPENSES

     CEOC presently operates the Existing Projects under contract to the various ownership entities. As evidenced by the information provided by the CEG, over the last three years operating expenses have been reduced through consolidation of operations. Projected operating costs have been developed in detail by CEOC and appear to be reasonable.

     A significant annual expense associated with operation of each facility is the payment of royalties for use of the geothermal brine. Under the present ownership arrangement, the majority of royalties paid by each project flow back to the Royalty Guarantor. This impact is captured in the cash flow analysis.

7.1.5 ONGOING CAPITAL EXPENDITURE

     The CE Generation has prepared a ten-year plan for ongoing geothermal capital expenditures. This plan was reviewed by Fluor Daniel, was determined to be reasonable, and is used as the basis for projecting future capital expenditures in the forecasting model (Exhibit 1). Categories of expenditure include such items as geothermal well drilling, power plant improvements, and power plant overhaul.

7.1.6 ESCALATION

     All expenses in the financial projection (Exhibit 1) have been escalated at an assumed rate of 2.5 percent. Unless specified otherwise.

7.1.7 CASH FLOW

     The cash flow model (Exhibit 1) computes cash flow available for distribution. Operating expenditures, capital expenditures, and debt service are then calculated and subtracted from total receipts to determine cash flow available for distribution.

                                ATTACHMENT 2-1

               ASSUMPTIONS, QUALIFICATIONS AND REVIEW DOCUMENTS


     THIS REPORT WAS PREPARED BY FLUOR DANIEL, INC. EXPRESSLY FOR USE BY CE GENERATION. IT IS FLUOR DANIEL'S UNDERSTANDING THAT THIS REPORT WILL BE INCLUDED IN THE PUBLIC OFFERING MEMORANDUM AND SUBSEQUENT PROSPECTUS FOR THE OFFERING OF THE BONDS, AS DESCRIBED HEREIN. NEITHER FLUOR DANIEL NOR ANY PERSON ACTING IN ITS BEHALF, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LIABILITY WITH RESPECT TO THE USE OF ANY INFORMATION, TECHNOLOGY, ENGINEERING, OR METHODS DISCLOSED IN THIS REPORT, EXCEPT FOR SUCH LIABILITY AS MAY ARISE UNDER THE FEDERAL SECURITIES LAWS.


     It is believed that the information contained in the Salton Sea Project Analysis is reliable under conditions and subject to the limitations set forth therein. Except only as to the revisions to the Salton Sea Project Analysis required to reflect the Updated Events, the analysis or conclusions contained in that report are incorporated herein. This Report therefore summarizes our work as of September 23, 1998, modified to reflect the Updated Events and information contained in Attachment 2-1, up to the date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

     In the preparation of this Report and the opinions contained therein, Fluor Daniel has made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events and actual conditions may differ from those assumed. In addition, we have used and relied exclusively upon the information specified in the list of Review documents. Neither CE Generation nor Fluor Daniel Inc. has made an analysis, verified, or rendered an independent judgment of the validity of the information provided by others. While it is believed that the information contained herein will be reliable under the conditions and subject to the limitations set forth herein, neither CE Generation nor Fluor Daniel, Inc. guarantee the accuracy thereof. Further, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those forecast. The principal assumptions and considerations utilized by Fluor Daniel in developing the results and conclusions presented in this report include the following:

     o Only the power plants and above ground geothermal resource piping and processing facilities were evaluated. The adequacy, reliability, and costs of geothermal resources and wells were assessed by GeothermEx.

     o The projected interest rates on the Securities, reinvestment rates, cost of arranging the financing and the amortization schedule of the Securities used in the debt service coverage analysis have been provided to Fluor Daniel.

     o Fluor Daniel's inspection of the existing Salton Sea operations were limited to a visit of personnel on July 24, 1998 and February 9, 1999.

     o CE Generation provided 1998 financial statements for the CE Generation and other cost accounting information as well as future projections of cost, expenses, prices, and other key assumptions.

     o    Brine quantities and depletion rates were provided by GeothermEx.

     o    The electricity pricing forecast was provided by Henwood Energy
          Services.

     o Fluor Daniel has not undertaken an independent review with all regulatory agencies which could under any circumstances have jurisdictions over or interests pertaining to the project.

                                REVIEW DOCUMENTS

DOCUMENT
DATE                                                DOCUMENT
----                                                --------
7/18/95      Salton Sea Funding Corporation Confidential Offering Circular
6/17/96      Salton Sea Funding Corporation Confidential Offering Circular
3/31/93      Technology Transfer Agreement -- Units I, II, & III
7/28/98      Second Amended and Restated Waste Disposal Agreement -- Units I, II, III, & IV
11/24/93     Ground Lease -- Units I & II
9/25/90      Plant Connection Agreement -- Unit II
7/20/88      Plant Connection Agreement -- Unit III
3/31/93      Ground Lease -- Units III & IV
7/14/95      Plant Connection Agreement -- Unit IV
6/9/88       Plant Connection Agreement -- Del Ranch, L.P.
3/14/88      Ground Lease -- Del Ranch, L.P.
3/14/88      Technology Transfer Agreement -- Del Ranch, L.P.
6/9/88       Plant Connection Agreement -- Elmore, L.P.
3/14/88      Ground Lease -- Elmore, L.P.
3/14/88      Technology Transfer Agreement -- Elmore, L.P.
9/25/89      Plant Connection Agreement -- Leathers, L.P.
10/26/88     Ground Lease -- Leathers, L.P.
8/15/88      Technology Transfer Agreement -- Leathers, L.P.
12/6/88      Plant Connection Agreement -- Vulcan Power Company
4/14/98      IID Construction Agreement -- Salton Sea Unit V
4/1/98       IID Plant Connection Agreement -- Salton Sea Unit V
4/14/98      IID Transmission Services Agreement -- Salton Sea Unit V
7/30/98      Lump Sum Cost Proposal -- Salton Sea Unit V Project Schedule
9/11/98      Conditional Use Permit G91-0001 -- Region II Power Plant Modification Project
4/98         Geotechnical Report -- Salton Sea Unit V & Zinc Extraction Facilities
8/98         Geotechnical Investigation -- Upgrade To Vulcan Power Plant
8/5/98       Imperial Valley Operating Statistics
8/5/98       Excerpts from 5 Year Operating Plan
8/98         GeothermEx Report -- Assessment of the Resource Supply
8/5/98       BHP Royalty Agreement and Amendment
8/5/98       California Energy Commission, State of California Energy Resources Conservation
             and Development Commission Clearance/Acknowledgement that the Desert
             Valley/Salton Sea Unit V Project is not subject to the Commission's jurisdiction.
6/26/98      Conditional Use Permit (#G94-0001) Second Amendment, Granted by Imperial
             County and Recorded on 6/26/98 to Allow Brine Flow Increase to Accommodate New
             49 MW Power Plant Site.
6/25/98      Conditional Use Permit (#G98-0001) Granted by Imperial County and Recorded on
             6/25/98 for a New 23 acre, 49 MW Power Plant generating 0.35 Tons Filter Cake per
             Net Megawatt.
7/22/98      Agreement To Conditional Use Permit (G91-0001) Del Ranch, L.P. -- Region 2
             (dated July 22, 1998)
7/22/98      Agreement To Conditional Use Permit (G84-0001) Vulcan/BN Geo. Power CO/CE
             Turbo LLC -- Region 2 (dated July 22, 1998)
7/1/98       Imperial County Air Pollution Control District, Amended Conditions For Authority
             To Construct and Permit To Operate #1894C. Amended Conditions Issued 7/1/98.
             This permit is for amended conditions for construction and operation of the elements in Region I, Unit III.

DOCUMENT
DATE                                                DOCUMENT
----                                                --------
9/17/98      Imperial County Air Pollution Control District, Amended Conditions For Authority
             To Construct and Permit To Operate #1672B. Amended Conditions Issued 9/17/98.
             This permit is for amended conditions for construction and operation of the elements at the Vulcan Power Plant.
9/17/98      Imperial County Air Pollution Control District, Amended Conditions For Authority
             To Construct and Permit To Operate #1891E. Amended Conditions Issued 9/17/98.
             This permit is for amended conditions for construction and operation of the elements at the A. W. Hoch Power Plant.
8/5/98       Imperial County Air Pollution Control District Permit to Construct # 2743 -- Permit
             to construct Unit V
8/5/98       Imperial County Public Health Department Water System Permit for 1998, Permit
             Number 637
4/1/96       Laidlaw Environmental Services Contract for Facilities Waste Removal and Disposal
             Services, dated April 1, 1996, expiring April 1, 2001. Contract NO. 963093.
6/13/96      State of California, Department of Conservation, Division of Oil, Gas, and
             Geothermal Resources, Unit 3 Permanent Injection Project Approval.
4/1/98       Cal/EPA State Water Resources Control Board, Letters of Receipt and Processing of
             Notices of Intent (2) to Comply with the General Permit to Discharge Stormwater
             Associated with Construction Activity, dated April 1, 1998 effective 9/1/98 through
             7/1/2000.
9/13/94      California Regional Water Quality control Board, Colorado River Basin, Region 7
             Waste Discharge Order (Permit) NO. 94-081for the Injection of Brine and operation of a brine pond and Holding Basin, effective 9/13/94.
8/5/98       Material Safety Data Sheet, Nalco 1387 Scale Inhibitor (phosphonomethylated amine).
9/2/98       Salton Sea Unit V Engineering, Procurement, and Construction Contract
9/11/98      Region II Upgrade Engineering, Procurement, and Construction Contract
8/12/98      Draft Amendments to Power Purchase Agreement
3/31/98      Salton Sea Funding Corp. Securities and Exchange Commission Form 10-Q
12/31/97     Salton Sea Funding Corp. Securities and Exchange Commission Form 10-K
02/10/99     Draft Amended and Restated Zinc Extraction Services Agreement

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                                      C-25

                                    EXHIBIT 1
                          CE GENERATION IMPERIAL VALLEY
                      Projected Operating Results ($'000s)
                                    Base Case

                                                   1999         2000         2001         2002         2003           2004
                                                 ---------    ---------    ---------    ---------    ---------      -------
RECEIPTS:
   Revenue                                       $ 216,272    $ 164,994    $ 160,363    $ 171,989    $ 176,884     $181,718
   Magma and other revenues                          1,000        1,000        1,000        1,000        1,000        1,000
   Interest income                                   5,048        2,264        2,252        2,758        2,603        2,804
                                                 --------------------------------------------------------------------------
      Total Receipts                               222,320      168,258      163,615      175,747      180,487      185,522

OPERATING EXPENDITURES:
   Royalty Expense                                 (26,313)     (14,356)     (14,715)     (16,236)     (16,823)     (17,339)
   Operations                                      (12,095)     (11,193)     (11,445)     (11,458)     (11,743)     (12,036)
   Maintenance                                      (4,280)      (3,816)      (3,505)      (3,477)      (3,564)      (3,653)
   Machine shop                                       (439)        (451)        (462)        (474)        (487)        (499)
   Engineering                                        (326)        (599)        (617)        (634)        (650)        (665)
   Well workovers                                   (4,639)      (3,496)      (3,687)      (4,378)      (3,055)      (1,564)
   Services, general & administrative               (5,757)      (5,570)      (5,391)      (5,718)      (5,853)      (5,997)
   Accounting, legal & land                         (1,317)      (1,589)      (1,630)      (1,682)      (1,721)      (1,760)
   Management fees                                  (5,029)      (3,377)      (3,306)      (3,576)      (3,641)      (3,758)
   Guaranteed capacity                              (3,199)      (1,333)      (1,389)      (1,591)      (1,782)      (1,735)
   Insurance                                        (2,119)      (2,286)      (2,457)      (2,489)      (2,551)      (2,613)
   Property tax                                     (7,561)      (5,743)      (6,061)      (6,049)      (5,928)      (5,866)
   IID transmission line fee                        (5,068)      (6,003)      (6,007)      (6,085)      (6,165)      (6,252)
   Magma Expenses/Obligations                       (1,089)      (1,040)        (903)        (903)        (903)        (903)
   Adjustment - Royalties / Fees Paid to Magma      23,783       11,160       11,191       12,469       13,099       13,406
   Other                                                 0          (44)         (78)         (84)         (85)         (85)
                                                 --------------------------------------------------------------------------
      Total Operating Expenditures                 (55,448)     (49,737)     (50,462)     (52,366)     (51,852)     (51,319)

CAPITAL EXPENDITURES:
   Ongoing Capital Expenditures                    (21,525)     (21,159)     (17,305)      (7,334)     (17,779)     (15,598)
   Construction Expenditures                      (142,812)     (23,546)       --            --           --           --
                                                 --------------------------------------------------------------------------
      Total Capital Expenditures                  (164,337)     (44,705)     (17,305)      (7,334)     (17,779)     (15,598)

FINANCING PROCEEDS:
   Bond Proceeds                                   118,681         --          --            --           --           --
   Equity Contributions                             24,131       23,546        --            --           --           --
                                                 --------------------------------------------------------------------------
      Total Financing Proceeds                     142,812       23,546        --            --           --           --

DEBT SERVICE
   Project loan interest payments                  (24,904)     (26,473)     (30,424)     (28,651)     (26,667)     (24,602)
   Project loan principal payments                 (57,836)     (25,073)     (23,027)     (26,465)     (26,682)     (28,832)
                                                 --------------------------------------------------------------------------
      Total Debt Service                           (82,740)     (51,546)     (53,451)     (55,115)     (53,349)     (53,433)

CASH AVAILABLE FOR DISTRIBUTION                  $  62,608    $  45,816    $  42,397       60,931    $  57,507    $  65,172

                                                     2005         2006         2007           2008
                                                   ---------    ---------    ---------      -------
RECEIPTS:
   Revenue                                         $ 186,591    $ 179,658    $ 177,732    $ 183,985
   Magma and other revenues                            1,000        1,000        1,000        1,000
   Interest income                                     2,565        2,733        2,586        2,949
                                                   ------------------------------------------------
      Total Receipts                                 190,156      183,391      181,318      187,934

OPERATING EXPENDITURES:
   Royalty Expense                                   (18,602)     (17,504)     (17,643)     (18,469)
   Operations                                        (12,336)     (12,646)     (12,963)     (13,286)
   Maintenance                                        (3,744)      (3,839)      (3,935)      (4,034)
   Machine shop                                         (511)        (524)        (536)        (549)
   Engineering                                          (680)        (697)        (714)        (731)
   Well workovers                                     (2,097)      (2,080)      (2,130)      (2,175)
   Services, general & administrative                 (6,166)      (6,296)      (6,451)      (6,609)
   Accounting, legal & land                           (1,799)      (1,840)      (1,882)      (1,924)
   Management fees                                    (3,933)      (3,924)      (3,930)      (4,127)
   Guaranteed capacity                                (2,028)      (1,852)      (2,033)      (2,029)
   Insurance                                          (2,679)      (2,748)      (2,817)      (2,887)
   Property tax                                       (5,778)      (5,682)      (5,427)      (5,280)
   IID transmission line fee                          (6,339)      (6,429)      (6,519)      (6,610)
   Magma Expenses/Obligations                           (903)        (903)        (903)        (903)
   Adjustment - Royalties / Fees Paid to Magma        14,685       14,322       14,708       15,395
   Other                                                 (86)         (86)         (87)         (87)
                                                   ------------------------------------------------
      Total Operating Expenditures                   (52,997)     (52,726)     (53,260)     (54,305)

CAPITAL EXPENDITURES:
   Ongoing Capital Expenditures                      (26,092)     (14,562)     (16,215)      (7,609)
   Construction Expenditures                            --           --           --           --
                                                   ------------------------------------------------
      Total Capital Expenditures                     (26,092)     (14,562)     (16,215)      (7,609)

FINANCING PROCEEDS:
   Bond Proceeds                                        --           --           --           --
   Equity Contributions                                 --           --           --           --
                                                   ------------------------------------------------
      Total Financing Proceeds                          --           --           --           --

DEBT SERVICE
   Project loan interest payments                    (22,037)     (20,310)     (18,289)     (16,257)
   Project loan principal payments                   (28,618)     (25,916)     (25,090)     (28,067)
                                                   ------------------------------------------------
      Total Debt Service                             (50,654)     (46,226)     (43,378)     (44,323)

CASH AVAILABLE FOR DISTRIBUTION                    $  60,413    $  69,877       68,464    $  81,697

                                    EXHIBIT I
                          CE GENERATION IMPERIAL VALLEY
                      Projected Operating Results ($'000s)
                                    Base Case

                                                   2009         2010         2011         2012         2013         2014
                                                 ---------    ---------    ---------    ---------    ---------    ---------
RECEIPTS:
   Revenue                                       $ 181,895    $ 185,178    $ 184,499    $ 184,817    $ 190,380    $ 193,049
   Magma and other revenues                          1,000        1,000        1,000        1,000        1,000        1,000
   Interest income                                   2,655        2,877        2,724        2,884        2,657        3,037
                                                 --------------------------------------------------------------------------
      Total Receipts                               185,550      189,055      188,223      188,701      194,037      197,086

OPERATING EXPENDITURES:
   Royalty Expense                                 (18,102)     (18,524)     (18,534)     (18,416)     (19,433)     (19,442)
   Operations                                      (13,618)     (13,958)     (14,307)     (14,664)     (15,031)     (15,407)
   Maintenance                                      (4,133)      (4,238)      (4,344)      (4,453)      (4,564)      (4,679)
   Machine shop                                       (562)        (574)        (587)        (602)        (616)        (631)
   Engineering                                        (750)        (770)        (791)        (811)        (831)        (852)
   Well workovers                                     (256)      (1,532)      (1,391)      (1,000)      (3,407)      (2,361)
   Services, general & administrative               (6,774)      (6,944)      (7,117)      (7,295)      (7,478)      (7,664)
   Accounting, legal & land                         (1,967)      (2,014)      (2,061)      (2,109)      (2,156)      (2,208)
   Management fees                                  (4,062)      (4,165)      (4,153)      (4,163)      (4,309)      (4,337)
   Guaranteed capacity                              (2,127)      (2,017)      (2,200)      (2,039)      (2,312)      (2,129)
   Insurance                                        (2,959)      (3,033)      (3,109)      (3,187)      (3,267)      (3,348)
   Property tax                                     (5,131)      (5,037)      (4,885)      (4,751)      (4,536)      (4,275)
   IID transmission line fee                        (6,704)      (6,797)      (6,893)      (6,991)      (7,089)      (7,189)
   Magma Expenses/Obligations                         (903)        (903)        (903)           0            0            0
   Adjustment - Royalties / Fees Paid to Magma      15,332       15,486       15,807       15,485       16,553       16,281
   Other                                               (88)         (89)         (89)         (90)         (91)         (92)
                                                 --------------------------------------------------------------------------
      Total Operating Expenditures                 (52,804)     (55,109)     (55,556)     (55,087)     (58,568)     (58,332)

CAPITAL EXPENDITURES:
   Ongoing Capital Expenditures                    (17,666)     (10,456)     (14,570)      (8,944)     (18,198)      (7,529)
   Construction Expenditures                          --           --           --           --           --           --
                                                 --------------------------------------------------------------------------
      Total Capital Expenditures                   (17,666)     (10,456)     (14,570)      (8,944)     (18,198)      (7,529)

FINANCING PROCEEDS:
   Bond Proceeds                                      --           --           --           --           --           --
   Equity Contributions                               --           --           --           --           --           --
                                                 --------------------------------------------------------------------------
      Total Financing Proceeds                        --           --           --           --           --           --

DEBT SERVICE
   Project loan interest payments                  (14,085)     (11,809)      (9,758)      (8,491)      (7,286)      (6,140)
   Project loan principal payments                 (26,210)     (26,741)     (19,991)     (16,615)     (14,665)     (17,338)
                                                 --------------------------------------------------------------------------
      Total Debt Service                           (40,294)     (38,551)     (29,749)     (25,106)     (21,951)     (23,477)

CASH AVAILABLE FOR DISTRIBUTION                  $  74,786    $  84,940    $  88,348    $  99,564    $  95,319    $ 107,747

                                                     2015         2016         2017         2018
                                                   ---------    ---------    ---------    ---------
RECEIPTS:
   Revenue                                         $ 196,809    $ 196,491    $ 193,806    $ 193,582
   Magma and other revenues                            1,000        1,000        1,000        1,000
   Interest income                                     3,106        3,045        2,909        2,939
                                                   ------------------------------------------------
      Total Receipts                                 200,915      200,536      197,715      197,521

OPERATING EXPENDITURES:
   Royalty Expense                                   (20,227)     (20,616)     (20,750)     (21,002)
   Operations                                        (15,792)     (16,188)     (16,592)     (17,008)
   Maintenance                                        (4,795)      (4,915)      (5,038)      (5,164)
   Machine shop                                         (647)        (663)        (681)        (699)
   Engineering                                          (873)        (894)        (915)        (937)
   Well workovers                                     (2,930)      (1,270)      (1,627)        (980)
   Services, general & administrative                 (7,856)      (8,053)      (8,253)      (8,459)
   Accounting, legal & land                           (2,259)      (2,311)      (2,363)      (2,419)
   Management fees                                    (4,427)      (4,372)      (4,314)      (4,344)
   Guaranteed capacity                                (2,407)      (2,558)      (2,560)      (2,656)
   Insurance                                          (3,432)      (3,518)      (3,606)      (3,697)
   Property tax                                       (3,983)      (3,728)      (3,339)      (2,987)
   IID transmission line fee                          (7,290)      (7,394)      (7,498)      (7,604)
   Magma Expenses/Obligations                              0            0            0            0
   Adjustment - Royalties / Fees Paid to Magma        17,169       17,427       17,611       18,017
   Other                                                 (93)         (93)         (94)         (95)
                                                   ------------------------------------------------
      Total Operating Expenditures                   (59,839)     (59,145)     (60,019)     (60,035)

CAPITAL EXPENDITURES:
   Ongoing Capital Expenditures                       (6,427)      (8,828)     (10,036)      (8,315)
   Construction Expenditures                            --           --           --           --
                                                   ------------------------------------------------
      Total Capital Expenditures                      (6,427)      (8,828)     (10,036)      (8,315)

FINANCING PROCEEDS:
   Bond Proceeds                                        --           --           --           --
   Equity Contributions                                 --           --           --           --
                                                   ------------------------------------------------
      Total Financing Proceeds                          --           --           --           --

DEBT SERVICE
   Project loan interest payments                     (4,814)      (3,372)      (1,859)        (559)
   Project loan principal payments                   (18,926)     (20,371)     (19,866)      (9,969)
                                                   ------------------------------------------------
      Total Debt Service                             (23,740)     (23,743)     (21,725)     (10,528)

CASH AVAILABLE FOR DISTRIBUTION                      110,909    $ 108,820    $ 105,934    $ 118,642

                                   APPENDIX D


                            THE SOUTHERN CALIFORNIA
                            ELECTRICITY MARKET AND
                                PRICE FORECAST
                                 1999 -- 2018




                                 PREPARED FOR:



                              CE GENERATION, LLC












                               FEBRUARY 11, 1999










                                 PREPARED BY:









                         HENWOOD ENERGY SERVICES, INC.
                    2710 GATEWAY OAKS WAY, SUITE 300 NORTH
                             SACRAMENTO, CA 95833

                                TABLE OF CONTENTS

                             THE SOUTHERN CALIFORNIA
                             ELECTRICITY MARKET AND
                                 PRICE FORECAST
                                  1999 -- 2018

                                TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----
          EXECUTIVE SUMMARY ........................................... D-4
1         THE U.S. ELECTRIC POWER MARKET .............................. D-6
1.1       INTRODUCTION ................................................ D-6
1.2       FEDERAL LEGISLATIVE AND REGULATORY INITIATIVES .............. D-6
1.2.1     Public Utility Regulatory Policies Act -- 1978 .............. D-6
1.2.2     Energy Policy Act -- 1992 ................................... D-6
1.2.3     FERC Order 888 -- 1996 ...................................... D-6
1.3       CALIFORNIA LEGISLATIVE INITIATIVES .......................... D-7
1.3.1     Assembly Bill 1890 .......................................... D-7
2         THE CALIFORNIA WHOLESALE POWER MARKET ....................... D-8
2.1       THE MARKET 1998 AND BEYOND .................................. D-8
2.1.1     Diversity of Energy Supply .................................. D-8
2.1.2     California Investor Owned Utilities ......................... D-9
2.1.3     Treatment of Qualifying Facilities (QFs) .................... D-9
2.2       CALIFORNIA MUNICIPAL UTILITIES AND AUTHORITIES .............. D-10
2.3       SYSTEM RELIABILITY .......................................... D-10
2.4       PX MARKET ................................................... D-10
2.4.1     PX Prices ................................................... D-10
2.4.2     Short Run Avoided Costs ..................................... D-11
2.5       PX PRICES AS A MEASURE OF AVOIDED COST ...................... D-12
3         PX PRICE FORECAST: KEY ASSUMPTIONS AND METHODOLOGY .......... D-13
3.1       MODELING METHODOLOGY AND TECHNIQUES ......................... D-13
3.2       ASSUMPTIONS REGARDING THE CALIFORNIA MARKET TRANSITION
           PERIOD ..................................................... D-13
3.3       KEY ASSUMPTIONS FOR MODELING CALIFORNIA MARKET .............. D-14
3.3.1     Forecast Horizon ............................................ D-14
3.3.2     Market Structure ............................................ D-14
3.3.3     Existing Resource Base ...................................... D-14
3.3.4     Resource Retirements ........................................ D-14
3.3.5     Generic Resource Additions .................................. D-14
3.3.6     Loads ....................................................... D-15
3.3.7     Load Shape .................................................. D-15
3.3.8     Load Growth ................................................. D-15
3.3.9     Inflation ................................................... D-15
3.3.10    Fuel Prices ................................................. D-15
3.3.11    Operations & Maintenance .................................... D-17
3.3.12    Property Taxes .............................................. D-17
3.3.13    Insurance ................................................... D-17
3.3.14    Other Costs ................................................. D-17

SECTION                                                                                         PAGE
-------                                                                                         ----
  3.4        WSCC TRANSMISSION SYSTEM CONFIGURATION ........................................... D-17
  3.5        HYDRO POWER ...................................................................... D-18
3.5.1        Median Year Case ................................................................. D-18
3.5.2        Transactions ..................................................................... D-19
   4         PX PRICE FORECAST: RESULTS ....................................................... D-20
  4.1        BASE CASE 1999-2018 .............................................................. D-20
  4.2        SENSITIVITY CASES ................................................................ D-21
4.2.1        Low Gas 1 Case ................................................................... D-21
4.2.2        Low Gas 2 Case ................................................................... D-21
   5         THE POWER PROJECTS AND THE CALIFORNIA MARKET ..................................... D-22
  5.1        MARKET ANALYSIS RESULTS .......................................................... D-22
  5.2        PX PRICES AND THE MARKET POSITION OF THE POWER PROJECTS .......................... D-24
   6         THE CALIFORNIA GREEN POWER MARKET AND ITS IMPLICATIONS
              FOR THE POWER PROJECTS .......................................................... D-26
  6.1        CEC RENEWABLE RESOURCE FUNDING ................................................... D-26
  6.2        EXISTING RENEWABLE RESOURCE ACCOUNT .............................................. D-26
  6.3        NEW RENEWABLE RESOURCE ACCOUNT ................................................... D-27
  6.4        EMERGING RENEWABLES ACCOUNT ...................................................... D-28
  6.5        CONSUMER-SIDE INCENTIVES ......................................................... D-28
  6.6        DISCUSSION OF GREEN POWER MARKET BENEFITS ........................................ D-28

                                             LIST OF TABLES

Table 2-1    1996 Net System Power (Electric Generation) ...................................... D-9
Table 2-2    Monthly Average California PX Prices -- April 1998 to January 1999 ($/MWh) ....... D-11
Table 2-3    SCE and SDG&E Annual Average Short-Run Avoided Costs of Energy ................... D-12
Table 3-1    Generic Resource Characteristics (1996 dollars) .................................. D-15
Table 4-1    Base Case PX Price Forecast 1999 -- 2018, $/MWh................................... D-20
Table 4-2    PX Prices Under Low Gas Case 1 ................................................... D-21
Table 4-3    PX Prices Under Low Gas Case 2 ................................................... D-21
Table 5-1    Average Operating Costs by Plant Type in the WSCC from Prosym Model Simulation in 2005 ......................................................................... D-22
Table 5-2    PX Price Frequency Analysis in Southern California Transmission Area, 2005 ....... D-25
Table 6-1    AB 1890 Accounts -- Total Funding Allocations by Technology, $Millions ........... D-26
Table 6-2    Existing Renewable Resource Account Allocations by Tier, $Millions................ D-27
Table 6-3    New Renewable Resource Account Allocations by Year, $Millions .................... D-27

                                             LIST OF FIGURES

Figure 2-1   California PX Daily Prices -- High, Low and Average .............................. D-12
Figure 3-1   WSCC Transmission System Configuration ........................................... D-18
Figure 5-1   PX Prices and Project Operating Costs, Units I to IV ............................. D-23
Figure 5-2   PX Prices and Project Operating Costs, Other Units ............................... D-23
Figure 5-3   PX Prices and New Power Project Operating Costs .................................. D-24
Figure 5-4   PX Prices and Yuma Operating Costs ............................................... D-24

                                           LIST OF APPENDICES

A            SCE SRAC FORECAST ................................................................ D-30

                               EXECUTIVE SUMMARY

                                  BACKGROUND

     CE GENERATION, LLC ("CEG") will issue securities to finance, among other things, two new geothermal power plants -- Salton Sea Unit V and the CE Turbo Project(the "New Power Projects"), which will have a combined net generation capacity of 59 MW. The New Power Projects are located in the Salton Sea area of California. The financing will encompass further investment in eight existing geothermal units which sell power to Southern California Edison under Standard Offer contracts authorized by the California Public Utilities Commission (the "CPUC"). In addition, the financing includes a 50 MW gas-fired project, "Yuma", in Yuma Arizona, which sells power to San Diego Gas and Electric under a Standard Offer contract. The New Power Projects, the Existing Projects and Yuma together comprise the "Power Projects". The financing requires an in-depth assessment of the regulatory issues and electric energy markets in California including information on the structure and operation of the California market and an assessment of the competitive position of the Power Projects in the market.

     Henwood Energy Services, Inc (HESI) has developed an independent assessment of (i) the wholesale electricity market in California for the 20 year period 1999 through 2018; (ii) the competitive position of the Power Projects in the California market, and; (iii) the outlook for renewable energy in the emerging Green Power market.

     This assessment is presented in both quantitative and qualitative fashion as listed below:

     1.   A brief description of the California wholesale electricity market.

     2. The key assumptions used in assessing the market and as inputs into the HESI Electric Market Simulation System.

     3. Forecasts of average electricity prices in the California market and the methodology to develop them. HESI used its proprietary Electric Market Simulation System (EMSS) to produce the forecasts of market clearing prices. The base case scenario was developed using assumptions developed and tested by HESI. Two low gas price scenarios were developed to assess the Power Projects' sensitivity to market prices.

     4. A specific competitive assessment of the Power Projects on a stand-alone basis using revenue and variable cost estimates generated by HESI.

     5. An assessment of the Power Projects within the context of the competitive market and how the Power Projects compare with other generators.

     6.   An assessment of the Green Power and renewable energy markets.

     7. An analysis of the changes to Qualifying Facility (QF) payments, the transition formula for calculating such payments, and forecasts of the payments for the Power Projects.

     Based on these analyses, our report contains the following conclusions:

     1. Our Base Case forecast indicates that the Southern California annual Power Exchange (PX) market clearing price (MCP) will increase from $28.3/MWh in 1999 to $50.3/MWh by 2018 in nominal dollars -- which translates into an average annual rate of increase of 3.1 percent over that period.

     2. We expect all of the Power Projects to be low cost producers in all years of the study. The annual average operating cost of the Power Projects in 2005 is $17.5/MWh (excluding Yuma). In fact, about 66 percent of the electricity produced in the WSCC in 2005 -- the first year of full competition -- is generated from units with higher costs, a strong indication that the Power Projects will be dispatched as baseload. The new units, Salton Sea Unit V and the CE Turbo Project, are even better positioned with operating costs of $10.0 and $9.3 per MWh respectively. Of all the generation in the region, only hydroelectric generators have lower operating costs.

     3. The annual average operating costs of the Power Projects, in $/MWh, are below the annual average PX prices. In fact, the Power Projects' operating costs are close to the off-peak PX price in 1999 through 2002 and significantly below that in all years thereafter.

     4. The low-cost relationship between PX prices and the Power Projects' operating costs also prevails with the Low Gas Price sensitivity cases. In these cases, operating costs are also well below the PX prices. The range of annual average PX prices in the Low Gas Case 1 is $27.9/MWh in 2000 to $47.0/MWh in 2018.

     5. A significant finding of the study is that Salton Sea Unit V and the CE Turbo Project will have operating costs lower than all other generator types, except hydro, and will be extremely well-positioned to be dispatched any hour in the year. The operating costs of these units are about $18.5 to $20/MWh lower than PX prices in 2000 and 2001. The difference increases to $30/MWh by 2005 and to nearly $40/MWh by 2018. The margin is so significant it is extremely unlikely that any new significant capacity with lower operating costs will be built. The Yuma plant appears very cost competitive compared to HESI estimates of natural gas cogeneration. Yuma operating costs are about $9.0/MWh below power market prices in 2000 and $15 to $17/MWh below forecast PX prices in all years after 2005.

     6. We also find that the PX price will be greater than or equal to $20.3/MWh in 96 percent of all hours in 2005. This means that the Power Projects, with an average operating cost of $17.5/MWh, will be below the PX price in each of those hours and will be dispatched accordingly.

     7. The transition of short--run avoided cost determination to competitively determined pricing, while subject to regulatory and market dynamics, is expected to be complete by the beginning of 2000. We forecast the Southern California Edison SRAC to be $30.3/MWh in 1999 and $31.1/MWh in 2000, on an annual average basis. SRAC prices for QF sales to San Diego Gas and Electric are estimated at $30.9/MWh in 1999 and $31.7/MWh in 2000.

     8. In addition to being low cost producers, the Power Projects have the added competitive advantage of being a renewable and environmentally preferred (or "green") energy resource.

          o Surveys indicate that 40 to 70 percent of California residential consumers are willing to pay a 5 to 15 percent premium for green power products. Current retail premiums for green power products range from 0.7 to 3.1 cents per kWh.

          o California is a world leader in the promotion and development of clean renewable energy and its energy consumers are environmentally aware. While the traditional power utilities are cutting back on renewable expenditures, the State of California has established a $543 million fund to subsidize existing and new sources of renewable energy. HESI's analysis of the disbursement criteria and delivery mechanisms, as well as CalEnergy's own demonstrated expertise in acquiring such funds, all suggest that the Power Projects will derive substantial benefits from generating clean and renewable energy.

                                  SECTION 1.0

                        THE U.S. ELECTRIC POWER MARKET

1.1 INTRODUCTION

     The U.S. electric power industry is undergoing a profound transformation. The industry is evolving from a vertically integrated and cost-regulated monopoly to one that is market-based with competitive prices. The transition began with the passing of the Public Utility Regulatory Policies Act (PURPA) in 1978, which made it possible for non-utility generators to enter the wholesale power market. As a result, non-utility capacity additions grew 54 percent from 1990 to 1996 while utility capacity additions during the same period grew only 2 percent. The deregulation process is likely to continue at the state level far into the next decade.

1.2 FEDERAL LEGISLATIVE AND REGULATORY INITIATIVES

     This section briefly discusses the major federal legislation and regulation that established a framework for electric power industry deregulation and set the stage for further legislative initiatives at the state level.

1.2.1 PUBLIC UTILITY REGULATORY POLICIES ACT -- 1978

     PURPA is one of five bills signed into law on November 9, 1978, as part of the National Energy Act. It is the only one remaining in force. Enacted to combat the "energy crisis," and the perceived shortage of petroleum and natural gas, PURPA requires utilities to buy power from non-utility generating facilities that use renewable energy sources or "cogeneration," i.e. the use of steam both for heat and to generate electricity. The Act stipulates that electric utilities must interconnect with and buy, at the utilities' avoided cost, the capacity and energy offered by any non-utility facility ("Qualifying Facility") meeting certain ownership, operating and efficiency criteria established by the Federal Energy Regulatory Commission (FERC).

1.2.2 ENERGY POLICY ACT -- 1992

     The Energy Policy Act of 1992 (EPACT) opened access to transmission networks and exempted certain non-utilities from the restrictions of the Public Utility Holding Company Act of 1935 (PUHCA). EPACT therefore has made it even easier for non-utility generators to enter the wholesale market for electricity.

     The Act also created a new category of power producers, called exempt wholesale generators (EWGs). By exempting them from PUHCA regulation, the law eliminated a major barrier for utility-affiliated and nonaffiliated power producers wanting to compete to build new non-rate-based power plants. EWGs differ from PURPA QFs in two ways. First, they are not required to meet PURPA's utility ownership, cogeneration or renewable fuels limitations. Second, utilities are not required to purchase power from EWGs.

     In addition to giving EWGs and QFs access to distant wholesale markets, EPACT provides transmission-dependent utilities the ability to shop for wholesale power supplies, thus releasing them -- mostly municipals and rural cooperatives -- from their dependency on surrounding investor-owned utilities for wholesale power requirements. The transmission provisions of EPACT have led to a nationwide open-access electric power transmission grid for wholesale transactions.

1.2.3 FERC ORDER 888 -- 1996

     With the passage of EPACT, Congress opened the door to wholesale competition in the electric utility industry by authorizing FERC to establish regulations to provide open access to the nation's transmission system. FERC's subsequent rules, issued in April 1996 as Order 888, is designed to increase wholesale competition in the nation's transmission system, remedy undue discrimination in transmission, and establish standards for stranded cost recovery. A companion ruling, Order 889, requires utilities to establish electronic systems to share information about available transmission capacity.

1.3 CALIFORNIA LEGISLATIVE INITIATIVES

1.3.1 ASSEMBLY BILL 1890

     The legislation that introduced electric power deregulation in California is Assembly Bill 1890, which achieves a number of goals, including:

     o An immediate 10 percent rate reduction for residential and small commercial users.

     o A new power market structure with an Oversight Board (OB), an Independent System Operator (ISO) and a PX.

     o Limits the amount of costs (e.g. stranded assets) that are recoverable in the transition to a deregulated market.

     o Preserves public programs supporting energy efficiency, research & development and low-income households.

     o Provides approximately $540 million in subsidies to support renewable energy programs, including geothermal power generation, such as the Power Projects.

                                  SECTION 2.0

                     THE CALIFORNIA WHOLESALE POWER MARKET

     In September 1996, the California legislature passed Assembly Bill 1890 ("AB 1890") that deregulated parts of the electric power business in California. The California market, originally scheduled to begin on January 1, 1998, was delayed to March 31, 1998. At that time, the PX and ISO began operation. AB 1890 permits a fully competitive electric generation market to phase in over a four-year transition period between January 1998 and March 2002 (the "Transition"). At the end of the Transition period, most of the protections afforded California's investor owned-utilities (IOUs) for past uneconomic investments and power contracts will be removed. It is anticipated that, eventually, municipal utilities will also permit their retail customers to enter into direct supply agreements with competitive power suppliers.

2.1 THE MARKET 1998 AND BEYOND

     With deregulation, a steadily increasing percentage of customers will be allowed to shop for power in an open market. Customers will have direct access to generators. No longer restricted to buying power only from their local utility company, they can freely select the power arrangement that suits their preferences.

     On March 31, 1998, the PX began operating the day-ahead energy market, a wholesale market-clearing auction into which PX participants bid energy supply and demand for each of the next day's 24 hours. On the same date, the ISO took control of the electric grid, and began operating a complementary set of competitive auctions. The ISO relies on these auctions to manage transmission line congestion, to procure a portion of the needed ancillary services (for reliability purposes), and to balance physical generation with load in real time.

     During the Transition, utilities are afforded the opportunity to recover certain "stranded costs" for generation-related investments. These costs had been previously authorized by the CPUC for inclusion in rates, but are not likely to be recoverable through the prices that emerge in the competitive market. The mechanism for this cost recovery is an unavoidable Competition Transition Charge (CTC) assessed against all customers served by the distribution system of California IOUs. 2.1.1 Market Size

     California's energy market is very large, with a non-coincident peak energy demand of 51,280 MW(1) in 1996 and total energy consumption of 245,900 GWh. The average retail cost of electricity is 9.4 cents/kWh (1996 $), with total electric revenue accounting for over $20 billion. Peak demand for electricity is forecast to reach 68,100 megawatts by 2015 -- a growth rate of
1.5 percent per year between 1996 and 2015.

     California's three largest IOU's -- PG&E, SCE, and SDG&E account for 188,470 GWh, or approximately 77 percent, of California's statewide energy consumption.

2.1.1 DIVERSITY OF ENERGY SUPPLY

     During the 1970s, over two-thirds of California's electricity was generated from oil and natural gas. This decade, however, California has developed a more diverse resource mix of electricity generation. As Table 2-1 shows, over half of the state's 258,801 gigawatt-hours of electricity production is now met with non-fossil fuel sources. Further, over 11 percent of power generation is fueled by renewable energy, mainly geothermal, small hydro and biomass (but excluding large hydro).

     California leads in developing new generation technologies. It has 40 percent of the world's geothermal power plants, 30 percent of the installed wind capacity and 90 percent of the world's solar generation. The state also leads the nation in the amount of electricity supplied by non-utility generators.

----------
(1)   "Electricity Report," California Energy Commission, August 1997.

     Table 2-1 also shows that just over 32 percent of electricity generation is supplied by natural gas. Because of its cheap price and clean-burning characteristics, natural gas has become California's fuel of choice, particularly for electricity generation. Demand for natural gas in 1990 exceeded 2,025 trillion cubic feet and one-third of California's electrical energy is generated by natural gas. According to the California Energy Commission, natural gas will account for 38 percent of energy used for power generation by 2009.

                                    TABLE 2-1
                             1996 NET SYSTEM POWER
                             (ELECTRIC GENERATION)

           FUEL TYPE               GIGAWATT-HOURS      PERCENT
-------------------------------   ----------------   ----------
  Coal * ......................         40,283           15.6%
  Large Hydro * ...............         64,958           25.1%
  Natural Gas * ...............         84,110           32.5%
  Nuclear .....................         39,753           15.4%
  Other(Oil, Diesel) ..........            693            0.3%
  Biomass & Waste .............          5,848            2.3%
  Geothermal ..................         13,541            5.2%
  Small Hydro .................          5,767            2.2%
  Solar .......................            807            0.3%
  Wind ........................          3,041            1.2%
                                        ------           ----
  Total .......................        258,801            100%
                                       =======           ====

----------
*    Includes out of state imports.

     Source: California Energy Facts, California Energy Commission

     Natural gas pipeline capacity into California stood at about 8 BCF/day in 1996. Between 1990 and 1996, interstate pipeline capacity into California increased by 65 percent. The major sources of new capacity during this period were the Mojave, El Paso and Tuscarora pipelines.(2)

2.1.2 CALIFORNIA INVESTOR OWNED UTILITIES

     As California's utility market moves toward free competition, over 17,800 MW of generating assets owned by IOUs have been sold, or will be in the near future. However, despite this divestiture of generation resources, the IOUs are expected to retain ownership and control of substantial nuclear, QF, and hydropower generation in California and jointly owned thermal coal-fired generation outside of California.

     The IOUs also buy and sell power from each other, as well as engage in transactions with other utilities in California and the surrounding Western states. Each has assumed responsibility for matching load and resources to maintain frequency, and matching scheduled and actual flows at the tie points by which utilities are connected to other power producers. Because of their obligation to serve within their service territories, they also developed generation and demand forecasts, operated generating plants, and entered into long-term procurement contracts for the fuel used to generate electricity. They also participated in short- and long-term bilateral contracts for electric power in order to meet changes in demand and demand growth, respectively.

2.1.3 TREATMENT OF QUALIFYING FACILITIES (QFS)

     Qualifying Facilities are currently compensated under a Transition Formula -- the Short Run Avoid Cost (SRAC) -- that in its current form is tied directly to changes in the price of natural gas.

----------
(2) Deliverability on the Interstate Natural Gas Pipeline System, Energy Information Administration, May 1998.

However, this relationship is not likely to persist much longer. The CPUC, which has the regulatory authority to determine SRAC, in Decision 96-12-028, stated its intention to change the formula to one based on the PX price once certain conditions are satisfied. These conditions are that the PX is functioning properly and that either the IOUs have divested 90 percent of their gas-fired fossil generation, or the fossil-fired generation units owned directly or indirectly by the IOUs are recovering all of their going forward costs from PX based prices. HESI believes these conditions will be met by the beginning of 2000.

2.2 CALIFORNIA MUNICIPAL UTILITIES AND AUTHORITIES

     While it is anticipated that municipal utilities and other governmental authorities will participate in the PX and ISO, there is no regulatory requirement for them to do so. The largest municipal utilities are the Los Angeles Department of Water and Power (LADWP) and the Sacramento Municipal Utility District (SMUD), which in combination own or control over 15,000 MW of generating resources. To date, they have not announced plans regarding their participation nor have they submitted their transmission resources to ISO control. The Imperial Irrigation District has also not as yet announced plans to turn-over its transmission system to ISO control.

2.3 SYSTEM RELIABILITY

     The ISO is the entity responsible for the security and operating reliability of the statewide electric grid. In this function, the ISO will adhere to the North American Electric Reliability Council (NERC) and Western Systems Coordinating Council (WSCC) standards for reliable operation.

     In the near term, the new market is designed to accommodate this centralized, third-party control structure through the combined use of two mechanisms. One is the ISO-conducted, competitive auction for eligible ancillary services, such as operating (spinning and non-spinning) reserve, replacement reserve, and regulation capacity that can be controlled electronically by the ISO.

     The other mechanism available to the ISO for procurement of generating services is the use of long-term contracts with generating facilities that are designated as "reliability must-run" facilities. As with the ancillary service auction, the ISO will use reliability must-run contracts to obtain operating reserve, replacement reserve, "black start" capability, voltage support, and regulation capacity. The prices established in these must-run contracts are unrelated to PX market prices. Instead, they are based on the actual costs of the generating units under contract. Most of the IOU-owned generators in California were declared must-run by their owners. The ISO will examine each must-run contract during the Transition and retain those required for system reliability. The ISO's use of must-run contracts through the Transition period was authorized by AB 1890. Service procured under must-run contracts will be replaced by those procured competitively after the end of the AB 1890-specified Transition period.

2.4 PX MARKET

     The PX is responsible for managing the transactions for all power auctioned through, and purchased by, market participants except those bound by contract. It was mandated by AB 1890 and set-up as a private, non-profit corporation subject to regulation by FERC. The different auctions include: the Day-ahead Market, Hour-ahead Market, Real-time Market, and an Ancillary Services Market.

     The day-ahead market is the most forward-looking of the scheduled markets, and is the largest in terms of total volume. It will give participants the opportunity to buy and sell energy for each hour of the 24-hour trading day on a day-ahead basis.

     The hour-ahead market is also a forward-looking, scheduled market, but its scale is much smaller in terms of both ahead-time and total volume. It will give participants the opportunity to adjust their schedules two hours before the hour of operation.

     The real-time market is dramatically different from the scheduled day-ahead and hour-ahead markets, in that it is not forward-looking. Rather, it seeks to balance the real-time differences actually experienced between scheduled and metered values for load and generation.

2.4.1 PX PRICES

     Actual monthly average California PX prices are shown in Table 2-2 below. While monthly average prices reveal some of the variation in power prices that occurred in 1998, a truer depiction of the actual variability in prices day to day, and even within a day, are displayed in Figure 2-1. The Figure shows actual high, low and average prices in the California PX day-ahead market throughout 1998 and for the first two weeks of January 1999. The average daily price is highlighted in bold and the high/low range for the day is depicted by the length of the gray-shaded vertical line.

                                   TABLE 2-2
      MONTHLY AVERAGE CALIFORNIA PX PRICES -- APRIL 1998 TO JANUARY 1999
                                    ($/MWH)

                           AVERAGE                       AVERAGE
MONTH                      ON-PEAK   AVERAGE OFF-PEAK   ALL HOURS
-----                      -------   ----------------   ---------
  April, 1998 ...........    26.84          18.55          22.60
  May ...................    17.37           6.92          11.49
  June ..................    16.97           7.43          12.09
  July ..................    40.61          24.39          32.42
  August ................    54.27          27.38          39.53
  September .............    42.18          26.19          34.01
  October ...............    30.81          22.91          26.65
  November ..............    29.45          22.50          25.74
  December ..............    33.50          24.87          29.13
  January, 1999 .........    24.78          17.81          20.96

----------
Note: On-peak is defined as the weekday hours between the 7:00 A.M. and 11:00
      P.M. Off-peak consists of the hours between 11:00 P.M. and 7:00 A.M. on weekdays and all hours during weekends and holidays.

2.4.2 SHORT RUN AVOIDED COSTS

     All QFs are compensated on the basis of the SRAC of the IOU purchasing the power. The Power Projects' QFs currently receive payment under the SRAC "Transition Formula" for Southern California Edison (SCE) and San Diego Gas and Electric (SDG&E). This "formulaic" SRAC is a linear function of the price of natural gas as measured at the "California Border". Table 2-3 presents a forecast of the annual average SRAC price, as computed pursuant to the existing SRAC Transition Formula for SCE and SDG&E. The gas prices (southern California border prices) used to make this calculation are the same as the gas prices used in the HESI model to produce the forecast of PX prices.

                                  FIGURE 2-1
              CALIFORNIA PX DAILY PRICES -- HIGH, LOW AND AVERAGE



    [GRAPH SHOWING CALIFORNIA PX PRICES DURING APRIL THROUGH DECEMBER PERIOD]



                                    TABLE 2-3
                          SCE AND SDG&E ANNUAL AVERAGE
                        SHORT-RUN AVOIDED COSTS OF ENERGY


                  PRICE OF GAS    SCE AVOIDED   SDG&E AVOIDED
YEAR                ($/MMBTU)    COST ($/MWH)   COST ($/MWH)
----                ---------    ------------   ------------
  1999 .........       2.30           30.3           30.9
  2000 .........       2.38           31.2           31.7
  2001 .........       2.46           32.0           32.4

----------
Note: The SRAC prices shown are weighted averages with the weights based on the number of hours in each "time-of use" period.

     While the SRAC is projected through 2001, we believe PX pricing will replace SRAC pricing as early as the start of 2000.

     SCE's 1995 forecast of avoided costs of energy is included in Appendix A for comparison purposes, containing low, medium, and high forecasts.

2.5 PX PRICES AS A MEASURE OF AVOIDED COST

     The SRAC Transition Formula is expected to be in effect until several conditions are met. One is the divestiture by California IOUs of their California fossil-fired generation, a process expected to be completed in the next twelve months for all major utilities. The other is a determination by the CPUC that the PX market is "functioning properly." Currently PX operations are being gradually phased in. Once complete, the CPUC will likely wait at least several more months before determining the PX is functioning properly, a determination which could be subject to several months of regulatory delay. However, if PX market prices are substantially below transition SRAC prices, utilities will be motivated to seek a change in SRAC pricing through the CPUC more quickly. PX trading prices through June 1998 were substantially lower than SRAC payments, a situation that was reversed in July. HESI's market price forecasting supports the notion that the trend of annual average PX prices being lower than SRAC will likely continue through the Transition years (1999-2001) of California restructuring.

     Given the above considerations, the change from Transition Formula to PX pricing should occur at the beginning of Year 2000.

                                  SECTION 3.0

              PX PRICE FORECAST: KEY ASSUMPTIONS AND METHODOLOGY

3.1 MODELING METHODOLOGY AND TECHNIQUES

     To develop a forecast of PX market clearing prices for the Southern California Transmission Area, simulation of the entire Western Systems Coordinating Council (WSCC) electrical system was required. Such a simulation requires a vast amount of data regarding power plants, fuel prices, transmission capability and constraints, and customer demands.

     HESI utilizes its proprietary Electric Market Simulation System (EMSS) and its MULTISYM (Trade Mark) production cost model to simulate the operation of the WSCC. EMSS is a sophisticated application of relational database technology, which operates in conjunction with a state-of-the-art, multi-area, chronological, production simulation model. It is used to manage the tens of thousands of individual data points necessary to properly characterize the WSCC electric system for the forecast.

     The types of data managed by the EMSS database include the data necessary to correctly consider the configuration of the regional transmission system. This includes:

     o    individual power plant characteristics;

     o transmission line interconnections, ratings, losses, and wheeling rates;

     o    forecasts of resource additions and fuel costs; and

     o    forecasts of loads for each utility in the region.

     MULTISYM (Trade Mark) simulates the operation of the individual generators, utilities and control areas (also referred to as transmission areas) within the region, taking into consideration various system and operational constraints. Output from the simulation is generated in hourly, station-level detail and provided in database format. This data may then be aggregated and sorted for any level of aggregation required by the user.

3.2 ASSUMPTIONS REGARDING THE CALIFORNIA MARKET TRANSITION PERIOD

     It is assumed during the Transition period that the market will consist of a limited number of generators that will be required to operate competitively in the market. AB 1890-mandated regulatory Must-Take generation and regulatory Must-Run contracts provide for the continuation of capacity payments through Transition. Must-Take includes power from QF resources -- including the Existing Power Projects -- nuclear units, and existing purchase power agreements that have minimum-take provisions, is not subject to competition and will be scheduled with the ISO on a must-take basis. Must-Run contracts are between IOU generators and the ISO for the purposes of system reliability and provide a capacity payment to the owners during all, or part, of the Transition.

     Must-Take units owned by municipal and public power agencies are assumed to continue operating as they did in the past. Other Must-Take units, like QFs, will continue to operate under existing contracts.

     Units identified on the ISO's must-run list will end up with one of three types of Must-Run contracts -- A, B, or C. This study assumes that most Must-Run contracts will be Must-Run "B" which allows the generators to cover its fixed costs of operation through the ISO's payment. Those units that do not sign the "B" contract and remain on an "A" contract will generally be those that are must-run or follow load, like hydroelectric. There will be few Must-Run "C" contracts which dedicate the units to the ISO in exchange for full cost recovery but do not allow the unit to bid independently into the market. The ISO has the right to terminate any must-run contract it deems unnecessary with a 90 day notice.

     Since a majority of the generating units both inside and outside of California will generally continue to bid to the PX just above their variable cost of production until the end of the AB 1890 specified Transition period, we assume that the PX closely resembles a variable cost pool in the near term. At the end of the Transition period, fixed costs will also be recovered through the PX. Thus, a relatively small number of units will be exposed to full competition during the Transition period.

     We have forecasted the Must-Run contracts to impact the market through the end of 2001 by putting downward pressure on PX prices. The Must-Run contract payments cover much of the generators' costs by allowing fixed costs to be recovered through the ISO. Thus, generators will not require higher PX prices to recover their fixed costs. When the contracts terminate during, or at the end of, the Transition period, all generators will be required to recover their costs through normal, competitive trading activities. The model takes into account the phasing out of the Must Run contracts in the Transition period, resulting in an increase in PX prices.

3.3 KEY ASSUMPTIONS FOR MODELING CALIFORNIA MARKET

3.3.1 FORECAST HORIZON

     The forecast period covers a twenty-year period beginning January 1,1999 and ending December 31, 2018.

3.3.2 MARKET STRUCTURE

     It is assumed that all generators in the WSCC, except a few in California that were not declared Must Run, receive some payment for capacity through 2001, the end of the Transition period specified in AB 1890. From 2002 through 2018 there are no capacity payments to the California generators. We assume non-California generators will continue to operate with regulated tariffs and capacity payments from 2002 through 2004. We believe the market will become fully competitive by 2005 and, from that point forward, all generators will need to recover capacity costs through the market.

3.3.3 EXISTING RESOURCE BASE

     All existing generation units within the WSCC are included in the analysis. HESI's database contains information regarding all such units and their performance characteristics. This data has been updated to reflect the most recent filings made by utilities regarding their resources. Much of this data was taken from the "OE-411" and is current as of January 1, 1997. Generation resource data were also supplemented by a review of specific utility resource plan filings and reports generated by state agencies. Existing resources are assumed to continue operating through the forecast horizon, except for those resources that have specific retirement dates or assumed retirements.

3.3.4 RESOURCE RETIREMENTS

     We have conservatively estimated the retirements to be only those publicly announced, except in the case of the nuclear units. Recent CPUC decisions on rate recovery allow California utilities to recover investments in nuclear plants on an accelerated schedule. Investments in Diablo Canyon and Palo Verde will therefore be fully recovered by the end of 2001 and San Onofre by the end of 2003. After this special rate treatment period ends, these plants must compete individually. All costs will have to be recovered in the competitive energy market. HESI believes that Diablo Canyon and San Onofre will not be competitive in the new environment and so will be shut down shortly after their investments are recovered, in 2001 and 2003 respectively. Palo Verde is assumed to operate throughout the forecast period.

3.3.5 GENERIC RESOURCE ADDITIONS

     HESI believes that gas-fired combined cycle units (CC) and gas-fired combustion turbines (CT) will be added as needed to meet the projected increase in customer demand over the forecast period. HESI's analysis assumes that generation resources will be added over the forecast period in a 3 CC MWs to 1 CT MW ratio for all trans-areas.

   Table 3-1 lists the cost and performance assumptions for these resources.

                                   TABLE 3-1
                GENERIC RESOURCE CHARACTERISTICS (1996 DOLLARS)

                                                   COMBUSTION        COMBINED
UNIT CHARACTERISTIC                                  TURBINE           CYCLE
-------------------                                  -------           -----
       Capacity (MW) .........................          120              240
       Heat Rate (Btu/kWh) ...................       11,000            7,100
       Fixed O&M ($/kW- year) ................         3.00            10.00
       Variable O&M (dollars/MWh) ............         4.00             2.00
       Forced Outage Rate (%) ................         0.00             2.00
       Maintenance Outage Rate (%) ...........         4.00             4.00
       Capital Cost ($/kW) ...................       300.00           500.00
       Cost of Money (%) .....................          10%              10%
       Capital Amort. Period (years) .........           15               15

3.3.6 LOADS

     HESI is using the latest available data to project future customer demand and energy requirements. This data was filed electronically by the utilities with the Federal Energy Regulatory Commission (FERC) early in 1997, and represents each utility's most recent recorded historic loads and their most recent load forecast data. HESI has used data approved by the California Energy Commission in its 1996 Electricity Report for the California utilities.

3.3.7 LOAD SHAPE

     The load shape is based on recent historic load data filed with the FERC by utilities which reflects their complete hourly loads over calendar years 1993 through 1996. HESI has used these load shapes to create a load shape consistent with the load forecasts provided by utilities. These "synthetic" load shapes are used to project the shapes of future utility loads based on the load growth data described in section below.

3.3.8 LOAD GROWTH

     Based on the load forecasts filed with the FERC in 1996 under Form 714 and on more recent information filed to state regulatory agencies, including California ER96, peak demand and energy requirements for the entire WSCC are expected to both grow at less than 2 percent per year through the study.

3.3.9 INFLATION

     General inflation drives a number of cost elements that underlie power market prices including Operations and Maintenance (O&M) costs, the cost of new resource additions, and is combined with expectations of real escalation to result in future fuel prices. For this study inflation was assumed to be 2.5 percent.

3.3.10 FUEL PRICES

     There are two principal fuels that drive electricity prices in the WSCC region -- natural gas and coal.

NATURAL GAS

     The natural gas price forecast utilized in this study was developed based on the price of gas futures contracts for the 1999 period and estimates of gas transportation costs associated with moving gas from the relevant gas basin to the power plant. Each power plant in EMSS is assigned a fuel group. Each fuel group is comprised of two components: a commodity price and a gas transportation price.

Gas Commodity Prices

     Gas Commodity prices are tied to the San Juan basin in the southwest and to the AECO C Hub in Canada, the two main gas-producing basins in the WSCC region. The price of a series of gas futures contracts for gas delivered to the San Juan Basin was used as the basis for the study's southwest gas basin price. Gas basin prices at the AECO C Hub were based on forward gas futures at Henry Hub plus the price of a financial swap tying Henry Hub prices to the AECO C Hub. Although generators within the WSCC often use gas from more than one of these basins, it is assumed that only one gas basin will set the key marginal gas price for each generator. Each gas basin is mapped to generation regions within the WSCC as discussed below:

San Juan

     This basin is assumed to be the dominant gas basin supply generating stations in the New Mexico, southern Nevada, Arizona, and California. Additional pipeline and Local Distribution Company (LDC) charges must be added to the San Juan price to yield the delivered price of gas to each generating unit.

Alberta

     This basin is assumed to supply generating stations within Alberta; the same gas price is also applied to generators in British Columbia. Alberta gas is also assumed to supply electric generators located in the following states:
Washington, Oregon, Idaho, Montana, Wyoming, Utah, and Northern Nevada. Again, gas transportation costs are added to yield the gas prices to generators in those states.

Gas Transport Prices

     Pipeline transportation costs are added to basin prices to determine Citygate gas prices. The gas transportation price is a combination of gas pipeline charges and the cost to move gas across a gas LDC. In many areas, Citygate prices are the relevant marginal gas costs used by electric generators to "dispatch" their electric systems, either because the generation owners receive service directly from pipelines or pay only nominal additional charges to an LDC. In other areas, additional charges for intrastate or LDC transportation must be added to yield the dispatch price of gas. These costs are based on the difference in historic Citygate and basin prices. Additionally, the monthly price profile of the referenced basin's natural gas futures contract is used to approximate the seasonality of the gas transportation price.

Local Distribution Company Charges

     For those generators with gas delivered by an LDC, additional charges must be added. These charges were again estimated using data developed from relevant regulatory filings and other publicly available company information. The key generators receiving LDC gas service are California's electric generators. The LDC charges for each of these were estimated using 1996 charges. These charges were assumed to remain flat in nominal terms through the study horizon, based on data that has been published by the California Energy Commission. HESI assumes the utilities will not continue their current practice of recognizing only a small portion of their total transportation costs in their dispatch decisions; rather, the utilities will likely recognize their average transportation cost in each dispatch decision, or run the risk of substantial under-recovery of their transportation costs.

Total Gas Costs

     The total cost of gas for each "gas price region" within the WSCC is developed by combining the above costs to yield a forecast of delivered gas prices.

COAL

     HESI bases its coal prices on historic power plant specific coal price data extracted from the "Form 423's" utilities regularly file with the FERC. The Form 423 data include historic consumption as well as both spot and average (transportation and so-called fixed fees included) prices. Given the competitive nature of fuel supply markets and the current pricing of coal relative to gas, HESI expects no coal price escalation through the forecast period. HESI used spot coal prices to simulate the economic operation of coal plants. Spot prices are historically about 77 percent of average prices.

3.3.11 OPERATIONS & MAINTENANCE

     Power plant specific non-fuel O&M costs are reported by utilities in annual reports to the FERC in a number of separate accounts. HESI averages these data for the 1991 through 1995 time periods (normalized for constant year dollars) to develop average starting O&M costs. The amounts in these various accounts are then allocated between fixed and variable O&M. To derive a unit's fixed O&M cost, the total O&M cost is decreased by the variable O&M cost component. Both fixed and variable O&M costs are assumed to escalate with inflation.

3.3.12 PROPERTY TAXES

     Property taxes are set by local jurisdiction and so vary throughout the WSCC. In California they are 1.09 percent of remaining generation station book value. In other jurisdictions, the rates range from 0.4 percent to approximately 4 percent. For purposes of establishing the property tax component of going forward costs, jurisdictional tax rates will be used.

3.3.13 INSURANCE

     Insurance is calculated as 0.2 percent of the remaining, undepreciated book value of the power plant.

3.3.14 OTHER COSTS

     In addition to fuel costs, a power plant operator experiences other costs associated with the on-going business of producing power. These costs include O&M, property taxes and insurance. For the most part, these costs can be avoided if a facility is "mothballed" or retired, and thus are included in power plant bids when performing competitive market analysis.

3.4 WSCC TRANSMISSION SYSTEM CONFIGURATION

     In order to perform a study of the Southern California market prices likely to result from the PX, the operation of the transmission system in the entire WSCC region must be modeled. The transmission system configuration for this study is shown in Figure 3-1. This characterization reflects the zones proposed by the California IOUs in their PX applications to FERC.

                                  FIGURE 3-1
                    WSCC TRANSMISSION SYSTEM CONFIGURATION




          [GRAPHIC SHOWING WSCC TRANSMISSION SYSTEM CONFIGURATION]





3.5 HYDRO POWER

3.5.1 MEDIAN YEAR CASE

     HESI utilized average or median hydro conditions depending on the WSCC sub-region and the data available. The sources for these data follow.

PACIFIC NORTHWEST (PNW) HYDRO DATA

     The hydroelectric generation in the PNW accounts for almost half of the hydro generation in the entire WSCC. HESI used the Bonneville Power Administration's (BPA) 1996 Pacific Northwest Loads and Resources Study to update hydroelectric data in the PNW. HESI calculated monthly capacity and energy values for each hydroelectric station in the PNW based on this data, choosing the median conditions from a recorded database of 50 years.

HYDRO DATA FOR OTHER REGIONS

     Hydro data for the other regions come from a number of sources and are updated periodically by HESI.

     The WSCC Coordinated Bulk Power Supply Program document was used for the majority of the plant capacity data for plants outside the Northwest. This document is the WSCC's response to the Department of Energy's Form OE-411. It includes summer and winter capacity ratings for all of the existing hydro and thermal resources in the WSCC.

     The McGraw Hill Electrical World Directory of Electric Utilities (The "Bluebook") was the source of hydro plant energy data in a number of the WSCC regions.

3.5.2 TRANSACTIONS

     HESI incorporates known firm, contracted power transactions into its model, as reported by the WSCC in the annual FERC Form OE-411 Filing. The transactions are reflected in the load requirements of the buying and selling utilities, in transactions between regions, and by adjusting the transmission capacity. Any remaining transmission capacity is used to facilitate additional power transactions between regions.

                                   SECTION 4

                          PX PRICE FORECAST: RESULTS

     The following sections summarize the model results from the Base Case and the two Low Gas price sensitivity cases. Gas prices are sensitized due to the fact that gas-burning generators will continue to be marginal cost producers and therefore a major influence on the PX price. Any additional baseload capacity, including the New Power Projects, would be low cost producers and price takers. Additional intermediate capacity will need to be flexible enough to accommodate hourly load fluctuations. The gas-fired combined-cycle and combustion turbines are the most flexible technologies to meet these needs cost-effectively. The role of these units and the impact of gas prices in setting the PX prices will increase over time making gas the ideal input to vary for sensitivity. To test this sensitivity two gas price downside cases are developed as described in the sections below.

4.1 BASE CASE 1999-2018

     The Base Case annual average PX price forecast for the Southern California transmission area is presented in Table 4-1.

     Annual average PX prices decrease at an annual average of 0.18 percent per year from 1999 through 2001. This is the Transition period during which most market players bid selling prices into the market which reflect their short run marginal fuel costs. During this period, most IOU-owned generators receive payments for capacity from the ISO Must Run contracts, if in California, or through traditional tariffs, if outside of California. The capacity payments cease for most ISO-contracted Must Run generators by the end of 2001.

     After the AB 1890 Transition period ends in March 2002, the power pool should cease to behave as a marginal cost pool. We believe California generators will begin to recover some, though not all, of their fixed costs through their sales through the PX. However, they will continue to compete with out-of-state generators that continue to receive capacity payments through their regulated rates and may continue to bid as if the PX was a marginal cost pool. This change is reflected in the average PX price increasing from $28.16/MWh in 2001 to $33.99/MWh in 2002.

                                   TABLE 4-1

                BASE CASE PX PRICE FORECAST 1999 -- 2018, $/MWH

            ANNUAL     AVERAGE     AVERAGE
           AVERAGE     OFF-PEAK    ON-PEAK
  YEAR    MCP $/MWH   MCP $/MWH   MCP $/MWH
  ----    ---------   ---------   ---------
  1999       28.31       23.18       33.94
  2000       28.19       23.49       33.42
  2001       28.16       22.71       34.16
  2002       33.99       26.73       41.98
  2003       35.23       27.79       43.43
  2004       36.82       28.80       45.65
  2005       40.09       30.97       50.14
  2006       39.91       31.02       49.68
  2007       40.19       31.02       50.30
  2008       43.05       32.17       55.02
  2009       42.04       31.77       53.35
  2010       43.48       33.03       54.99
  2011       43.48       33.08       54.93
  2012       43.26       33.10       54.45
  2013       45.70       34.37       58.18
  2014       45.89       34.95       57.93
  2015       47.57       35.87       60.46
  2016       47.79       35.67       61.12
  2017       49.16       36.78       62.79
  2018       50.31       37.19       64.75

     From 2002 to 2005, California generators are exposed to the competitive market, but their out-of-state competitors continue to receive capacity payments. The average PX price increases at an annual average rate of 5.7 percent during this period.

     HESI assumes that the entire WSCC will be competitive starting in 2005 and that the bidding behavior of generators reflects their efforts to recover fixed costs through sales to the PX. The PX price increases from $40.09/MWh in 2005 to $50.31/MWh by 2018 -- an average rate of increase of 1.8% per year, which is less than the assumed rate of inflation.

4.2 SENSITIVITY CASES

4.2.1 LOW GAS 1 CASE

     In the Low Gas Case 1, the inflation rate is set at zero, thereby keeping the gas price flat relative to the Base Case. The gas price decreases each year to the point it is 10 percent below the Base Case. It was held at a constant 10 percent below the Base Case gas price in all remaining years of the analysis. This low gas scenario, while unlikely, could occur if there was an oversupply of gas, for which there was no market, followed by a lengthy period of recovery and market demand.

     A total of 6 simulations, representing the sample years listed in Table 4-2, were run to calculate the annual average PX prices for those years (intervening years can be interpolated).

                                   TABLE 4-2
                        PX PRICES UNDER LOW GAS CASE 1

                BASE CASE    LOW GAS 1
               ANNUAL AVE   ANNUAL AVE   PERCENT BELOW BASE
 SAMPLE YEAR    MCP $/MWH    MCP $/MWH       CASE PRICE
 -----------    ---------    ---------       ----------
     2000          28.19        27.92            1.0
     2001          28.16        27.86            1.1
     2005          40.09        38.70            3.5
     2010          43.48        40.25            7.4
     2014          45.89        42.89            6.5
     2018          50.31        46.95            6.7

4.2.2 LOW GAS 2 CASE

     In the Low Gas Case 2, the Base Case gas price forecast is reduced by three percent each year from 1999 through 2004, so that by 2004 the gas price is 15 percent below the Base Case forecast gas price. The Low Gas 2 gas price is then held at a constant 15 percent below the Base Case gas price for the remaining years of the analysis. This scenario also requires an oversupply of gas or a dramatic decline in demand followed by a lengthy period of recovery.

     A total of 6 simulations, representing the sample years listed in Table 4-3, were run to calculate the annual average PX prices for those years.

                                   TABLE 4-3
                        PX PRICES UNDER LOW GAS CASE 2

                BASE CASE    LOW GAS 2
               ANNUAL AVE   ANNUAL AVE   PERCENT BELOW BASE
 SAMPLE YEAR    MCP $/MWH    MCP $/MWH      CASE PRICES
 -----------    ---------    ---------      -----------
     2000          28.19        27.23            3.4
     2001          28.16        26.47            6.0
     2005          40.09        35.58           11.0
     2010          43.48        38.47           12.0
     2014          45.89        39.98           13.0
     2018          50.31        43.31           14.0

                                   SECTION 5

                 THE POWER PROJECTS AND THE CALIFORNIA MARKET

5.1 MARKET ANALYSIS RESULTS

     This section presents an analysis of the Power Projects and their position in the competitive California market and consists of two sets of comparisons:
1) a comparison of unit operating cost estimates provided by CEG and operating costs of other types of generation; 2) a comparison of Power Project operating costs and forecasted PX prices. The latter set of comparisons were performed using the Base Case and two Low Gas price cases.

     We expect all of the Power Projects to be low cost producers in all years of the study. Table 5-1 lists the average operating costs projected in 2005 for several categories of generators in the WSCC region including the Power Projects. We selected the year 2005 for this analysis as it is the first year in which we assumed a fully competitive market. The average operating cost of the Power Projects in 2005 is $17.50/MWh -- which makes them low cost producers. In fact, about 66 percent of the electricity produced in the WSCC in 2005 is generated from units with higher costs, a strong indication that the Power Projects will be dispatched as baseload. The new units, Salton Sea Unit V and the CE Turbo Project, are even better positioned at $10.00 and $9.30 per MWh respectively. Of all the generation in the region, only hydroelectric generators have lower operating costs.

                                   TABLE 5-1
AVERAGE OPERATING COSTS BY PLANT TYPE IN THE WSCC FROM PROSYM MODEL SIMULATION
                                   IN 20051

                                                   ELECTRICITY       AVERAGE OPERATING
PLANT TYPE                                      GENERATION (GWH)       COST ($/MWH)2
----------                                      ----------------       -------------
       Internal Combustion Engines .........              62               62.22
       Gas Turbine .........................          26,177               39.94
       Geothermal (3).......................          18,890               37.49
       Gas/Cogeneration ....................          21,917               26.85
       Gas/Combined Cycle ..................         151,804               25.41
       YUMA COGENERATION ...................             351               23.70
       Other Renewables (4).................           6,737               23.29
       Steam Plants ........................         335,527               18.21
       THE POWER PROJECTS (5)...............           2,879               17.50
       Nuclear .............................          35,885               13.33
       Wind ................................           3,435               10.45
       SALTON SEA UNIT V (5)................             421               10.00
       CE Turbo Project (5).................              82                9.30
       Hydroelectric .......................         246,434                4.91(7)
       Total ...............................         846,867(8)

----------
[1] The table displays operating cost by plant-type for various plant categories in the Prosym simulation results. The values shown are for the simulation year 2005 and are stated in nominal dollars. These values reflect expenses for fuel and variable operation and maintenance only. They do not include costs associated with fixed operation and maintenance, the inclusion of which would increase overall costs for some plants substantially. For example, inclusion of fixed operation and maintenance in the nuclear category would increase the cost reported in the Table from $13.33/MWh to $34.00 /MWh. In as much as it is presently unclear what portion of fixed costs will be recovered in the competitive market and under what conditions, the Table should be viewed as a conservative representation of the operational costs of these plants.

[2]  Cost based on fuel and variable O&M in nominal dollars.

[3] The operating costs of the Geothermal category reflect the fact that many of the utility-owned geothermal facilities have long term steam contracts with steam suppliers. In the case of the Power Projects, the steam supply and facility owners are all Guarantors.

[4]  Includes solar, biomass, and other renewables.

[5] Based on weighted facility operating cost (includes fuel, variable O&M and fixed O&M) and consists of Salton Sea Units 1-5, Elmore, Leathers, Del Ranch, Vulcan, and CE Turbo Project. Source: IPP Co.

[6] Cost based on average aggregated operating expenses of hydroelectric facilities in the WSCC as reported to FERC on FERC Form 1.

[7] The generation totals in bold are not included in the total, but are included in the total geothermal production. They are listed here to provide relative scale to the market.

     Operating Costs of the Power Projects, in $/MWh, are compared to the Base Case annual average PX prices in the figures below. All units have operating costs below the annual average PX price, with the exception of the Leathers unit, which has an operating cost above the annual average PX price in the first year. This occurrence is because 1) Leathers is still in the S04 fixed price energy period, and 2) certain costs such as geothermal royalties are directly linked to revenues. In fact, all of the Power Projects' operating costs are close to the off-peak PX price in 1999 through 2002 and significantly below that in all years thereafter.


                                   FIGURE 5-1
              PX PRICES AND PROJECT OPERATING COSTS, UNITS I TO IV


     [LINE CHART SHOWING PX PRICES AND OPERATING COSTS FOR UNITS I TO IV]


                                   FIGURE 5-2
               PX PRICES AND PROJECT OPERATING COSTS, OTHER UNITS


       [LINE CHART SHOWING PX PRICES AND OPERATING COSTS FOR OTHER UNITS]

                                   FIGURE 5-3
                 PX PRICES AND NEW POWER PROJECT OPERATING COSTS



      [LINE CHART SHOWING PX PRICES AND OPERATING COSTS FOR NEW PROJECTS]



                                   FIGURE 5-4
                       PX PRICES AND YUMA OPERATING COSTS

      [LINE CHART SHOWING PX PRICES AND OPERATING COSTS FOR YUMA PROJECT]



     Most important is the comparison between the PX prices and the New Power Projects, Salton Sea Unit V and CE Turbo Project as shown in Figure 5-3. These units are about $20/MWh lower than the PX prices in 2000 and 2001, a difference that increases to $30/MWh in 2005 and to nearly $40/MWh by 2018. The margin is so significant it is extremely unlikely that any new generators with lower operating costs will be built. It is very unlikely that any significant hydro generation capacity, even with lower operating costs, due to siting and licensing difficulties. Thus, we conclude that the New Power Projects will have operating costs lower than all other generator types, except hydro, and will be extremely well-positioned to be dispatched any hour in the year.

     The differential between PX prices and operating costs is perpetuated in the Low Gas Price Cases -- namely, operating costs are well below the PX prices. PX prices in the Low Gas Case 1 range between $27.92/MWh in 2000 to $46.95/MWh in 2018. In Low Gas Case 2, forecast PX prices range from $27.23/MWh in 2000 to $43.31/MWh by 2018.

5.2 PX PRICES AND THE MARKET POSITION OF THE POWER PROJECTS

     For an additional perspective of the relative position of the Power Projects in the market, a table summarizing the frequency of PX prices (Marginal Prices) is developed. This approach captures more of the hour by hour price variability than the preceding results. First, the hourly PX price results from the Base Case year 2005 are ranked from highest to lowest. From this, the frequency of price levels (i.e. the percentage of hours in which the price is at, or above, a given level) is developed. The analysis for 2005 indicates that in 96 percent of the hours the PX price is greater than, or equal to, $20.30/MWh. This means that the Power Projects, with an average operating cost of $17.50/MWh will be below the PX price 96 percent of the time.

                                    TABLE 5-2
   PX PRICE FREQUENCY ANALYSIS IN SOUTHERN CALIFORNIA TRANSMISSION AREA, 2005


 MINIMUM% OF   PX PRICE
     TIME       $/MWH
     ----       -----
      70         28.73
      75         25.65
      80         24.12
      85         23.15
      90         21.73
      95         20.68
      96         20.30

                                   SECTION 6

                     THE CALIFORNIA GREEN POWER MARKET AND
                    ITS IMPLICATIONS FOR THE POWER PROJECTS

     The sweeping regulatory changes initiated by Federal and California regulators present significant opportunities for providers of electricity from renewable energy sources. HESI believes a number of emerging market factors bode well for the most efficient renewable energy projects in general including the Existing Projects and the New Power Projects in particular. These factors are listed and discussed below. First, however, this section presents a brief summary of the renewable funding programs.

6.1 CEC RENEWABLE RESOURCE FUNDING

     AB 1890 established a $540 million fund to promote and develop renewable energy projects and directed the CEC to administer and distribute the funds. In response, the CEC established four separate accounts to deliver these funds over the period January 1, 1998 to January 1, 2002. Each account has been allocated a fixed percentage of the total fund and a different distribution mechanism is used for each account. The four accounts and the amount of funds allocated to each are shown in Table 6-1.

                                   TABLE 6-1
    AB 1890 ACCOUNTS -- TOTAL FUNDING ALLOCATIONS BY TECHNOLOGY, $MILLIONS

            TECHNOLOGY              $MILLIONS
            ----------              ---------
  Existing Technologies ..........     243
  New Technologies ...............     162
  Emerging Technologies ..........      54
  Consumer-Side ..................      81
  Total ..........................     540

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998.

     The "existing" and "new" categories are the most important, accounting for 75% of the total fund disbursement. Further, these accounts are applicable to the majority of active or economically feasible renewable energy projects in California, including the New and Existing Projects. An existing technology refers to a facility that started operation prior to September 23, 1996 and a new technology means a facility that started generation on or after September 26, 1996 but before January 1, 2002. Existing facilities that are substantially refurbished on or after September 23, 1996 can apply for funding from the new technology category. However, the non-refurbished portion of the facility cannot exceed 20% of the refurbished facility's total value.

     The "emerging" category is restricted to projects using small wind turbines of 10 kW or less, fuel cell technology and solar power -- both photovoltaic and solar thermal. A total of $54 million has been allocated to the emerging technology account -- $10.5 million of which became available on March 20 on a first-come, first-served basis.

     The consumer-side account is designed to promote customer participation in the renewable energy market. This fund has been allocated $81 million in total, which in turn is divided between two sub-accounts: a customer credit account; which has been most of the consumer-side funds, and secondly, a consumer information account.

6.2 EXISTING RENEWABLE RESOURCE ACCOUNT

     The Existing Renewable Resource Account was designed to help maintain existing renewable technologies during the first four years of the electric industry restructuring. The total amount of funds allocated to the existing renewable account is $243 million, which is divided among three tiers.

     Existing technologies are assigned to a tier according to their cost characteristics and potential for further cost efficiencies. Tier 1 contains biomass and solar thermal technologies and is allocated 25% of the total existing renewable account. Wind generation is placed in Tier 2 and is allocated 13% of the total. Tier 3 is allocated 7% of the existing renewable fund total and consists of geothermal, small hydro, digester gas, and municipal solid waste and landfill gas technologies.

                                   TABLE 6-2
      EXISTING RENEWABLE RESOURCE ACCOUNT ALLOCATIONS BY TIER, $MILLIONS

                                    TIER 3 --
 TIER 1- BIOMASS,   TIER 2 --   GEOTHERMAL, SMALL
  SOLAR, THERMAL       WIND       HYDRO, OTHERS    TOTAL
  --------------       ----       -------------    -----
$  135               $ 70.2          $ 37.8        $243

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998, page ES-8.

     The amount of funds available annually to each tier declines over the four year period. The CEC expects renewable generation facilities to become more cost efficient and therefore more competitive as the unregulated market evolves.

     The subsidy is distributed monthly to renewable energy suppliers through a cents per kWh payment. However, the payment is based on the lowest of three possible calculations: the difference between a target price and the market clearing price (the SRAC specific to each IOU is used as a proxy for the market clearing price at present), a pre-determined cents per kWh price cap, and a funds adjusted price (the adjustment ensures that the amount disbursed does not exceed the amount of funds available). The CEC designated target price and price cap for existing technology tier 3 geothermal facilities are 3.0 and 1.0 cents per kWh, respectively. Thus the Existing Projects benefit from these subsidies on a cent per kWh basis to the extent that the SRAC is below 3 cents per kWh. SRAC prices applicable to Southern California Edison have recently been in the 2.7 to 3.1 per kWh range.

6.3 NEW RENEWABLE RESOURCE ACCOUNT

     The New Renewable Resources Account contains $162 million to support new renewable electricity generation projects. According to the AB 1890 legislation, "new" in this context means a renewable energy facility located in California that became operational on or after September 23, 1996, but prior to January 1, 2002. As Table 6-3 shows, the proportion of total funds devoted to new technologies increases from $32.4 million in 1998 to $48.6 million by 2001.

                                   TABLE 6-3
         NEW RENEWABLE RESOURCE ACCOUNT ALLOCATIONS BY YEAR, $MILLIONS


                               1998         1999         2000         2001       TOTAL
                               ----         ----         ----         ----       -----
New Renewables ..........     $ 32.4       $ 37.8       $ 43.2       $ 48.6      $162

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998, page 33.

     The full $162 million allocated to new renewable energy technologies was disbursed in a single auction held in July of this year. Auction participants were required to submit "bids" -- a cents per kWh subsidy -and an estimate of project generation over a 5 year period (however, acceptable bids were capped at 1.5 cents per kWh). The fund was then allocated from lowest to highest bidder until it was exhausted. Winners will receive a payment for renewable electric generation produced and sold in the first five years of project operation.

     The New Power Projects were awarded $31.3 million in this auction, one of the largest subsidies granted by the CEC. This subsidy directly and positively impacts the ability of the New Power

Projects to produce competitively priced power. HESI also notes that the award is a strong indication that the New Power Projects are among the lowest unit cost producers of new renewable energy in California.

6.4 EMERGING RENEWABLES ACCOUNT

     The purpose of the emerging renewable subsidy or Buy-Down Program is to reduce the cost to consumers of certain renewable energy generation equipment. Four types of renewable power generation are eligible for these funds: small wind turbines of 10 kilowatts or less, fuel cells that convert renewable fuels such as methane gas into electricity, and solar power -- both photovoltaic (PV) and solar thermal. The first $10.5 million of the total $54 million allocated to this fund became available March 20, 1998 from the CEC on a first-come, first-served basis.

6.5 CONSUMER-SIDE INCENTIVES

     The consumer-side account is designed to promote customer participation in the renewable energy market. This account was allocated $81 million, or 15% of the total fund. These funds in turn have been allocated to two sub-accounts, a customer credit account, which has most of the allotted funds, and secondly, to a consumer information account.

     The customer credit account provides "credits" to consumers who purchase CEC-registered renewable power that satisfy certain eligibility criteria. Through this program, residential and small commercial customers' electricity bill who purchase renewable energy will automatically be credited up to 1.5 cents for every kilowatt-hour of renewable electricity they consume up to the total fund amount of $75.6 million. Funds for customer credits were distributed in early 1998. For at least the first two years, payments to some customers have a ceiling of $1,000 per year per customer. This program directly reduces the retail cost of renewable energy and thus makes power produced by the New Power Projects more attractive to customers who otherwise would not have purchased renewable-based power.

     The $5.4 million consumer information account is to fund a renewable energy public information program. The objective of the program is to help build a viable customer-driver market for renewable energy through consumer education.

6.6 DISCUSSION OF GREEN POWER MARKET BENEFITS

     The New Power Projects can earn the market clearing price by selling power directly into the PX. However, an alternative marketing strategy exists -- tapping into the retail market by selling directly to green power marketers. Based on our analysis, we believe this option may reap additional benefits for the New Power Projects. This section of the report discusses the potential benefits to the New Power Projects from participation in the California green power energy market.

     Surveys consistently show that 40 to 70 percent of California residential customers are willing to pay a 5 to 15 percent premium for green power products.(1)(3) Current retail premiums for green power products range from about 0.7 to 3.1 cents per kWh, depending upon the percentage of renewable energy contained in the resource mix. Assuming that 50 percent of the New Power Projects' output is sold into the green power market and that 2.5 cents per kWh can be obtained from such sales, assumptions we believe to be reasonable, the New Power Projects would earn additional revenue of approximately $6.5 million a year.

----------
(3) See, for example a summary of customer survey results in "Selling Green Power in California: Product, Industry, and Market Trends," by Ryan H. Wiser and Steven J. Pickle, Ernest Orlando LawrenceBerkeley National Laboratory, University of California, Berkeley, California, May 1998, page 5.

     A study by the Lawrence Berkeley Laboratory2(4) estimates that between 25 to 60 thousand households will have switched to a green power energy source by the end of 1998.(3) However, expectations among renewable energy marketers are much higher. In proceedings before the California Energy Commission, marketers suggested that the number of customers switching to a renewable energy source could reach as high as 175,000 households within the first twelve months.

     The study also suggests that a combination of rising consumer demand for renewable energy and a scarcity of renewable energy projects will result in a higher renewable energy price premium in the near future. This situation is likely to continue until higher cost renewable projects are developed and eventually brought on-line.

     While California possesses a large amount of renewable generation, the significant majority of it is either tied up in long term contracts with the IOUs or is owned outright by them and thus not available to the green power market in the near term. Consequently, the short-term supply of non-utility renewable energy available to marketers is very small -- perhaps no more than 200 MW.(4) Because of this situation, new renewable resource projects that can offer competitively priced power, such as the New Power Projects, will likely be in a position to capture a significant portion of the rising premiums that are excepted in the near future. Further, the improved market position of low cost renewable energy providers is also likely to be reflected in more attractive contract terms. According to the Lawrence Berkeley Laboratory report, the majority of green power marketers expect contracts of one to five years to become the standard within 5 years.(5) Contracts with existing renewable energy providers are, in contrast, generally two years at a maximum.

     In conclusion, the California green power market can potentially provide significant additional benefits to the New Power Projects above and beyond the proven financial return these plants can earn dealing through the PX market. CEG has indicated to HESI that while it intends to fully exploit the green power market, none of the anticipated benefits discussed in this section have been reflected in its analysis.

----------
(4) The Ernest Orlando Lawrence Berkeley National Laboratory (Berkeley Lab) is a multi-program national research facility operated by the University of California for the Department of Energy (DOE). Its fundamental mission is to provide national scientific leadership and technological innovation in support of DOE's objectives. Founded in 1931, it is the oldest of the national laboratories. The Laboratory specializes in research related to technology and the environment, such as advanced materials science, life sciences, energy efficiency and energy supply, and nuclear physics. The Berkeley Lab has been awardednine Nobel prizes in the fields of physics and chemistry for this research.

(5)  IBID, page 5.

(6) IBID, page 26. In comparison, the CEC estimates about 500 MW. See "Policy Report on AB 1890 Renewables Funding:Report to the Legislature," 1997.

(7)  IBID, page 27.

                                   APPENDIX A

                               SCE SRAC FORECAST
                              SCE'S SRAC FORECAST
                             FOR 1995 THROUGH 2015
                                   CENTS/KWH

YEAR                 LOW       MEDIAN       HIGH
----                 ---       ------       ----
1995 ..........       2.41       2.41        2.41
1996 ..........       2.48       2.51        2.54
1997 ..........       2.55       2.60        2.68
1998 ..........       2.72       2.83        2.97
1999 ..........       2.91       2.99        3.28
2000 ..........       3.11       3.22        3.60
2001 ..........       3.30       3.46        3.91
2002 ..........       3.42       3.59        4.13
2003 ..........       3.52       3.72        4.36
2004 ..........       3.62       3.88        4.61
2005 ..........       3.72       4.11        4.86
2006 ..........       3.83       4.31        5.16
2007 ..........       3.95       4.44        5.48
2008 ..........       4.06       4.59        5.82
2009 ..........       4.18       4.74        6.19
2010 ..........       4.31       4.89        6.59
2011 ..........       4.43       5.06        7.07
2012 ..........       4.57       5.22        7.60
2013 ..........       4.70       5.40        8.16
2014 ..........       4.84       5.58        8.76
2015 ..........       4.99       5.76        9.41

                                   APPENDIX E






                     ASSESSMENT OF THE RESOURCE SUPPLYING

                             GEOTHERMAL FACILITIES

                           AT SALTON SEA, CALIFORNIA








                                      FOR



                              CE GENERATION, LLC

                                OMAHA, NEBRASKA









                                      BY



                               GEOTHERMEX, INC.

                             RICHMOND, CALIFORNIA





                                 FEBRUARY 1999

                               EXECUTIVE SUMMARY

Introduction

     Presented herein are the review and analyses (the "Report") by GeothermEx, Inc. ("GeothermEx") of the long-term resource sufficiency of the Salton Sea Known Geothermal Resource Area (the "Salton Sea Field") to supply geothermal resource to existing and proposed power plants and a proposed zinc recovery facility. CalEnergy Company, Inc. ("CECI"), has established CE Generation, LLC ("CEG") to issue notes and bonds to investors which are supported by revenue produced by the power plants which are as follows:

     o Salton Sea Guarantors: Salton Sea Units I, II, III and IV ("Salton Sea Projects"), including the construction of Salton Sea Unit V;

     o    Partnership Guarantors: partnership interests in the Vulcan, Del Ranch
          (Hoch), Elmore and Leathers Projects (the "Partnership Projects"), including certain royalty and other payments; and

     o Royalty Guarantor: Royalty interests paid by the Royalty Projects consisting of three of the Partnership Projects.

     Affiliates of CEG are constructing two additional power facilities at the Salton Sea: 1) Unit V, a 49 MW (net) facility; and 2) the CE Turbo Project, a 10 MW (net) facility. A third project, a zinc recovery facility, is being constructed by a CECI affiliate. Collectively, these are the "New Projects." GeothermEx has prepared this report as an independent resource consultant for CEG and for future potential bondholders.

Scope of Work and Assumptions

     GeothermEx has reviewed the behavior of the wells and resource supplying the existing geothermal power plants in the Salton Sea Field, located in Imperial County, California. Well locations are shown in figure 1. The purposes of this report are: 1) to assess the long-term resource sufficiency and suitability for supplying the existing plants and the proposed additional facilities mentioned above and 2) to assess the reasonableness of the projected workover and wellfield capital budget for the program.

     In the preparation of this report and the opinions expressed, GeothermEx has made certain assumptions about conditions which may exist or events which may occur in the future. The principal assumptions and considerations made and the database used by GeothermEx in developing the results and conclusions presented in this report are described below.

     GeothermEx has provided several due-diligence evaluations for the Salton Sea Projects and the Partnership Projects. These have included evaluations prepared in 1995 and 1998 in support of the first and third bond offerings of Salton Sea Funding Corporation ("Funding Corporation"). As such, GeothermEx holds a large amount of information on the Salton Sea wells, which has been presented in numerous technical reports in the past.

     For the current study, CEG provided updated production and injection histories from the California Division of Oil, Gas, and Geothermal Resources (CDOGGR), new chemical analyses, information on the drilling and logging of recent wells, and budget information for future wellfield expenditures. Together, all of this information constitutes the database used in the present study. Reports that have formed a significant part of GeothermEx's current evaluation are included in the document list in section 5.

     GeothermEx has independently reviewed and relied upon data from the Salton Sea Field supplied by CEG, in addition to other data mentioned above. In our opinion, the data is reliable and accurate, based on our extensive knowledge of the resource and the history of operations at the Salton Sea Field.

Conclusions

     Based upon our review and the considerations and assumptions set forth above, we have reached the following conclusions:

     o The Salton Sea Field is highly productive and wells have historically behaved favorably with minimal flow rate or pressure declines.

     o The proposed Unit V will utilize the heat energy in reinjection brine which is presently separated from the steam supplying Units I -- IV. The nominal additional production fluid needed for Salton Sea Unit V will be supplied from existing wellhead capacity.

     o The nominal additional production fluid needed for the CE Turbo Project can be supplied by spare capacity at existing wells. In addition, a new production well is planned and budgeted for drilling in 1999.

     o Numerical simulation studies undertaken to date forecast acceptable well behavior for the existing and planned level of power generation and zinc recovery. Well behavior has historically been consistent with results predicted by earlier simulation models; therefore, future well behavior is expected to be adequate to support the Salton Sea, Partnership and New Projects.

     o The recoverable geothermal energy reserves from the reservoir are more than sufficient to support existing projects and the planned additional increments of capacity resulting in a total capacity of
          326.4 MW. We estimate that 1,200 MW of reserves are available within the portion of the Salton Sea Field dedicated to the Salton Sea, Partnership and New Projects.

     o The recoverable reserves of geothermal energy will not be affected by either the planned capacity expansion or the zinc recovery project.

     o In unescalated dollars, CEG's projected budget through 2020 includes $70.4 million for wellfield capital (new wells, re-drills, and tie-ins) and $38.4 million for well workovers. The budget for wellfield costs is reasonable and should allow the CEG facilities to achieve the forecasted levels of electrical generation and zinc production.

         1. OVERVIEW AND DESCRIPTION OF THE SALTON SEA GEOTHERMAL FIELD

1.1 DEVELOPMENT HISTORY AND PRESENT STATUS

     CEG and its subsidiaries own and operate eight geothermal power plants and propose to develop two additional power plants in the Salton Sea Field. The plant names, capacities and start-up dates are listed below.

PLANT NAME            CAPACITY (NET MW)        START-UP DATE
----------            -----------------        -------------
  Vulcan                      34.0                  1986
  Del Ranch (Hoch)            38.0                  1989
  Elmore                      38.0                  1989
  Leathers                    38.0                  1990
  Unit I                      10.0                  1982
  Unit II                     20.0                  1990
  Unit III                    49.8                  1989
  Unit IV                     39.6                  1996
  Unit V                      49.0                  2000(planned)
  CE Turbo Project            10.0                  2000(planned)
                             -----
  Total                      326.4

1.2 NEW PLANTS

     Salton Sea Unit V is scheduled to start-up in 2000, concurrently with a facility to recover zinc from the geothermal brine. The CE Turbo Project is scheduled for start-up in mid-2000. The third of the New Projects is the 30,000-metric-tonne zinc recovery facility. Satellite process facilities will be located at four existing power plant facilities: Leathers, Elmore, Vulcan/Hoch and the Region 1 (Units I -- V) brine processing facility. These sites will be connected by pipelines to the central processing facility, which will process the solution from the satellite plants into a final marketable product of metallic zinc.

                                2. WELL BEHAVIOR

2.1 HISTORICAL

     A total of about 130 production or injection wells have been drilled within the Salton Sea field to date. Production and injection histories were obtained from the archives of the CDOGGR, which receives monthly average flow rate (or injection rate), wellhead pressure and wellhead temperature from the field operators. GeothermEx has adjusted the production and injection rates from the CDOGGR archives to reflect actual steam usage rates as reported by the CEG facilities. To the best of our knowledge, this information represents the most consistent and complete production and injection database available.

     There are 31 active production wells in the Salton Sea field with an average capacity of 9 MW per well, which exceeds the US industry average. The plants are often operated at higher levels than their net capacity ratings, and many of the wells are routinely operated in a throttled condition that does not draw on their full capacity.

     Both the production and injection wells have been worked over periodically because of scaling and corrosion. In general, these workovers have helped to maintain the productivity and injectivity of the wells; however, as in most geothermal projects, it has been necessary to redrill some wells because of mechanical problems which sometimes occur during a workover operation, or because of other mechanical damage.

     Despite the need for workovers and/or redrills, the project wells have behaved very favorably to date. Flow rate declines have been small, and many wells have excess capacity.

     In May 1996, output from the field was increased when new wells were brought on line to supply Unit IV. As shown in figure 2, production and injection rates have been relatively stable since then.

2.2 ANTICIPATED WELL AND FIELD BEHAVIOR

     It will be shown in the following chapter of this report that the recoverable geothermal energy reserves are more than sufficient to support the existing projects and the New Projects. While it is a necessary condition, adequacy of geothermal reserves by itself does not guarantee commercial success of a geothermal project. Future behavior of the field, in general, and the wells, in particular, will dictate how much of these reserves can be economically recovered. As mentioned above, the wells have behaved very favorably to date, and CEG is using numerical modeling to forecast and optimize future well and field behavior under various operating scenarios.

     GeothermEx independently developed a numerical simulation model of the Salton Sea field in 1997and 1998, and CEG independently developed a numerical simulation of the Salton Sea Field in 1998. These models are used to evaluate future well and reservoir behavior in response to production and injection under specified scenarios, including the modification of injection well locations to optimize zinc recovery, and the additional production required to supply Unit V and the CE Turbo project. CEG developed and utilizes its model as a reservoir management tool, to maximize both power production and zinc recovery from the field. The CEG model incorporates the most recent production and injection data, as well as current development and operational plans. The results of both modeling efforts indicate that the existing and planned production facilities can be supported by the existing wells (maintained as needed) and by those budgeted wells which may be drilled in the near future.

                    3. RECOVERABLE GEOTHERMAL ENERGY RESERVES

     This study confirms that there are sufficient geothermal energy reserves to support the existing projects and the New Projects. For calculating the reserves, the area under consideration includes the acreage dedicated to Units I -- V, and the Vulcan, Del Ranch (Hoch), Elmore and Leathers units. This is referred to herein as the "Subject Area".

     The first step in making a volumetric reserve estimate is to calculate the heat energy in place within the subject area using the subsurface temperature distribution. The volume considered is an irregular block confined by the downward vertical projections of the boundaries of the subject area between elevations of -1,500 feet and -6,500 feet (msl). The volume of reservoir considered is also limited by temperature constraints; the minimum acceptable temperature used herein is 380 degreesF. Certain assumptions were then made regarding the recoverability of the heat-in-place, the efficiency of converting heat energy to electrical energy, and the annual plant capacity factor. The methodology is described in detail below.

     Reserves in a geothermal area can be expressed as the maximum electric power plant capacity that can be supplied commercially for 30 years. Volumetric calculation of reserves requires estimation of four parameters:

     1.   Gross thermal energy in place (H, Btu);

     2. Fraction of the gross in-place thermal energy that can be recovered commercially (recovery factor, R);

     3. Fraction of recoverable thermal energy that can be converted to electrical energy (conversion efficiency, E); and

     4.   Power plant load factor (F).

     Using the above-defined quantities, the maximum sustainable power plant capacity is expressed as:
                         H o R o E
     MW = 1.11 x 10-12   ---------
                             F                                            (1)

     where MW= average gross MWe over 30 years.

     We can calculate the gross heat in place as:

     H = (Cvr + Cvb) V (T -- To)                                           (2)

     where Cvr = volumetric specific heat of rock (Btu/ft3/degreesF)

        Cvb = volumetric specific heat of brine (Btu/ft3/degreesF)

        V = reservoir bulk volume (ft3),

        T = average reservoir temperature  (degreesF), and

        To = a reference or base temperature (degreesF).

     Within the Subject Area, the volume of rock with temperatures exceeding 380 degreesF (parameter V in equation 2 above) was calculated to be
1.26 x 10(12) cubic feet. Average temperature (T) was estimated to be 522 degreesF on the basis of the subsurface temperature distribution.

     In equation (2),

          Cvr = Pr Cr (1-- o NS)                                          (3),

     and  Cvb = Pf Cf - o NS                                              (4),

     where Pf = bulk density of reservoir fluid,

              = 60 lbs/ft(3)

           Cf = specific heat capacity of reservoir brine,

              = 0.85 Btu/lb/ degreesF,

            P = reservoir porosity,

              = 20%;

           Pr = bulk density of rock matrix,

              = 168 lbs/ft3;

           Cr = specific heat capacity of rock matrix,

              = 0.255 Btu/lb/ degreesF; and

           NS = net sand fraction

              = 0.35.

     Using the above estimates of the various parameters, the heat in place (H) is calculated for the subject area using equation 2:

     H = 5.84 x 10(13) (522 -- To) Btu for the subject area.               (5).

     Now the parameters R (recovery factor), E (conversion efficiency) and F (power plant capacity factor) need to be estimated to complete the calculation of gross MW available for 30 years. We assume a conversion efficiency of 15%, which is typical for power plants like those presently in operation at Salton Sea, and a capacity factor of 85%. The recovery factor (R) cannot be readily estimated as it depends critically on the degree of heterogeneity in the reservoir, whereas the model used for volumetric reserve estimation is assumed to be homogeneous.

     For the purpose of volumetric reserve estimation, the following approach was considered to estimate an approximate value for R. In this case, R is estimated to be 0.35, based on the reasonable assumptions that: (a) 35% of the reservoir bulk volume is permeable because the average sand fraction in the Salton Sea reservoir is 35%; (b) there is no in-situ boiling; and (c) the injected water can cool the entire porous and permeable volume (sand layers) of the reservoir (including the sand grains) to T0 (here assumed to be the temperature of the power plant waste water, or 225 degreesF). We have conservatively assumed essentially no heat recovery from shale for our single-phase heat extraction model. This assumption is balanced to some degree by assuming that there is 100% sweep of all sand layers by injection water.

     Our analysis is that 30-year energy reserves of 1,200 MW were calculated for the subject area. A total capacity of 267.4 MW has been installed to date and another 59 additional MW (Salton Sea Unit V and the CE Turbo Project) are planned, resulting in a total capacity of 326.4 MW. Accordingly, our analysis indicates that the energy reserves are more than sufficient to support the existing and planned facilities within the subject property.

                      4. REVIEW OF FUTURE WELLFIELD COSTS

     CEG's estimate of projected wellfield costs includes two components. The first component is wellfield capital, which comprises new production wells, new injection wells, and tie-ins for these wells (that is, connections from the wellheads to the gathering system pipelines). The second component is workovers (that is, repairs of existing wells to correct such problems as wellbore scaling or casing damage). Figure 3 shows the projected annual expenditures for these components through the year 2020. The dollar values in figure 3 and in the following discussion are in unescalated 1998 dollars.

     The total projected budget for wellfield costs from 1999 to 2020 is $108.8 million, of which $70.4 million is for wellfield capital and $38.4 million is for workovers. Wellfield costs are expected to be higher in the first three years (through 2001), reflecting the planned drilling of several new production wells with titanium casing and several new injection wells. Workover costs are also somewhat higher in the first few years, reflecting continuing repairs to older wells with carbon steel casing that are being gradually replaced by new wells. The titanium casing in the new production wells is less prone to wellbore scaling, and the injection water after start-up of the zinc extraction facilities is expected to have less entrained solids, which should extend the lives of the injection wells. For these reasons, annual workover expenditures after the first few years of the project life are expected to be lower. GeothermEx agrees with this conclusion.

     New production wells with titanium casing are expected to cost about $4 million each. New injection wells are expected to cost somewhat less (about $2.5 million each) because they do not require titanium casing. A re-drill (that is, a well drilled to a new down-hole location from an existing wellhead) is expected to cost about $0.8 million. The number, timing, and location of new wells during the project life will depend on field performance. However, the projected budget contains sufficient funds for roughly 10 new producers, 10 new injectors, and 8 re-drills, including the costs of tie-ins for these wells. In GeothermEx's opinion, the budget amounts are reasonable estimates for the forecasted levels of electrical generation and zinc production over the next 20 years.

                               5. DOCUMENT LIST

     ADA International Consulting, Ltd., "TETRAD Version 12.0 User's Manual." Calgary, Alberta, Canada. Reservoir simulation software.

     California Division of Oil, Gas, and Geothermal Resources, "Monthly Reports of Geothermal Operations." Production and injection statistics for Salton Sea wells.

     CE Generation, LLC

     -- maps of existing and proposed well locations in Salton Sea Field

     -- recent production and injection statistics for Salton Sea wells

     -- database of chemical analyses from Salton Sea wells

     -- input deck for CEG's numerical simulation of Salton Sea Field using TETRAD software

     -- Imperial Valley Capital Expenditures by Year (budget forecast of wellfield costs)

     GeothermEx (1995), "Assessment of the Geothermal Resource Underlying Geothermal Power Projects, Salton Sea Geothermal Field, California." Report prepared for Salton Sea Funding Corporation, Omaha, Nebraska.

     GeothermEx (1998), "Assessment of the Resource Supplying Geothermal Facilities at Salton Sea, California." Report prepared for Salton Sea Funding Corporation, Omaha, Nebraska.

                [MAP OF THE SALTON SEA GEOTHERMAL AREA]

             [LINE CHART SHOWING HISTORICAL PRODUCTION RATE]














             [LINE CHART SHOWING HISTORICAL INJECTION RATE]

    FIGURE 3. PROJECTED EXPENDITURES FOR WELLFIELD CAPITAL AND WORKOVERS AT
        CE GENERATION'S GEOTHERMAL FACILITIES AT SALTON SEA, CALIFORNIA



















 [BAR GRAPH SHOWING PROJECTED EXPENDITURES FOR WELLFIELD CAPITAL AND WORKOVERS]

                          ADDRESS OF EXCHANGE AGENT:

         CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION
                       101 CALIFORNIA STREET, NO. 2725
                       SAN FRANCISCO, CALIFORNIA 94111
                          TELEPHONE: (415) 954-9508
                             FAX: (415) 693-8850

                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   CE Generation, LLC, a Delaware limited liability company, is empowered by
Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of CE Generation, LLC. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise. The limited liability company operating agreement of CE Generation, LLC provides for indemnification of the managers, officers and directors of CE Generation, LLC to the full extent permitted by the Delaware Limited Liability Company Act.

   MidAmerican Energy Holdings Company maintains an insurance policy providing for indemnification of the officers and directors of its subsidiaries against liabilities and expenses incurred by any of them in certain stated proceedings and under stated conditions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits


 EXHIBIT NO.                                          DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
      3.1*       Certificate of Formation of CE Generation, LLC
      3.2*       Limited Liability Company Operating Agreement of CE Generation, LLC
      4.1*       Indenture, dated as of March 2, 1999, by and between CE Generation, LLC and Chase Manhattan Bank and Trust Company, National Association
      4.2*       Form of First Supplemental Indenture to be entered into by and between CE Generation, LLC and
                 Chase Manhattan Bank and Trust Company, National Association, Trustee
      4.3*       Purchase Agreement, dated February 24, 1999, by and among CE Generation, LLC, Credit Suisse
                 First Boston Corporation and Lehman Brothers, Inc.
      4.4*       Exchange and Registration Rights Agreement, dated as of March 2, 1999, by and among CE
                 Generation, LLC, Credit Suisse First Boston Corporation and Lehman Brothers, Inc.
      4.5*       Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of March 2, 1999, by and among CE Generation, LLC, the banks named therein and Credit Suisse First Boston, as Agent
      4.6*       Deposit and Disbursement Agreement, dated as of March 2, 1999, by and among CE Generation, LLC,
                 Magma Power Company, Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon Seaboard
                 Power Corporation, Falcon Seaboard Oil Company, California Energy Development Corporation, CE
                 Texas Energy LLC and Chase Manhattan Bank and Trust Company, National Association, as Collateral
                 Agent and Depositary Bank

                                      II-1

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
      4.7*       Intercreditor Agreement, dated as of March 2, 1999, by and among CE Generation, LLC, Magma Power
                 Company, Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon Seaboard Power
                 Corporation, Falcon Seaboard Oil Company, California Energy Development Corporation, CE Texas
                 Energy LLC, Credit Suisse First Boston and Chase Manhattan Bank and Trust Company, National
                 Association, as Trustee, Collateral Agent and Depositary Bank
      4.8*       Assignment and Security Agreement, dated as of March 2, 1999, by and among Magma Power Company,
                 Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon Seaboard Power Corporation,
                 Falcon Seaboard Oil Company, California Energy Development Corporation, CE Texas Energy LLC,
                 Credit Suisse First Boston and Chase Manhattan Bank and Trust Company, National Association, as
                 Collateral Agent
      4.9*       Assignment and Security Agreement, dated as of March 2, 1999, by and between CE Generation, LLC and Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent
      4.10*      Pledge Agreement (SSPC Stock), dated as of March 2, 1999, by Magma Power Company in favor of
                 Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent
      4.11*      Pledge Agreement (FSRI Stock and CEDC Stock), dated as of March 2, 1999, by CE Generation, LLC in favor of Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent
      4.12*      Securities Account Control Agreement, dated as of March 2, 1999, by and among CE Generation,
                 LLC, Magma Power Company, Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon
                 Seaboard Power Corporation, Falcon Seaboard Oil Company, California Energy Development
                 Corporation, CE Texas Energy LLC, Credit Suisse First Boston and Chase Manhattan Bank and Trust
                 Company, National Association, as Collateral Agent and Depositary Bank
      5.1        Opinion of Latham & Watkins regarding the validity of the new securities
     10.1        Trust Indenture, dated as of July 21, 1995, between Chemical Trust Company of California and
                 Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(a) to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.2        First Supplemental Indenture, dated as of October 18, 1995, between Chemical Trust Company of
                 California and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(b) to
                 Salton Sea Funding Corporation's Registration Statement on Form S-4 dated August 9, 1995,
                 33-95538)
     10.3        Second Supplemental Indenture, dated as of July 20, 1996, between Chemical Trust Company of
                 California and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(c) to
                 Salton Sea Funding Corporation's Registration Statement on Form S-4 dated July 2, 1996,
                 333-07527)
     10.4        Third Supplemental Indenture, dated as of July 29, 1996, between Chemical Trust Company of
                 California and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(d) to
                 Salton Sea Funding Corporation's Registration Statement on Form S-4 dated July 2, 1996,
                 333-07527)

                                      II-2

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.5        Fourth Supplemental Indenture, dated as of October 13, 1998, between Chase Manhattan Bank and
                 Trust Company, National Association, and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(e) to Salton Sea Funding Corporation's Form 10-K/A dated March 27,
                 1999)
     10.6        Fifth Supplemental Indenture, dated as of February 16, 1999, between Chase Manhattan Bank and
                 Trust Company, National Association, and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(f) to Salton Sea Funding Corporation's Registration Statement on Form
                 S-4 dated June 29, 1999, 333-79581)
     10.7        Sixth Supplemental Indenture, dated as of June 29, 1999, between Chase Manhattan Bank and Trust
                 Company, National Association, and Salton Sea Funding Corporation (incorporated by reference to
                 Exhibit 4.1(g) to Salton Sea Funding Corporation's Registration Statement on Form S-4 dated June
                 29, 1999, 333-79581)
     10.8        Amended and Restated Salton Sea Guarantors Credit Agreement, dated as of October 13, 1998, by and among Salton Sea Power Generation L.P., Salton Sea Brine Processing L.P., Salton Sea Power,
                 L.L.C. and Fish Lake Power Company (incorporated by reference to Exhibit 4.12 to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated June 29, 1999, 333-79581)
     10.9        Second Amended and Restated Partnership Guarantors Credit Agreement, dated as of October 13,
                 1998, by and among CalEnergy Operating Corporation, Vulcan Power Company, Conejo Energy Company,
                 Niguel Energy Company, San Felipe Energy Company, BN Geothermal Inc., Del Ranch, L.P., Elmore,
                 L.P., Leathers, L.P., Vulcan/BN Geothermal Power Company, CalEnergy Minerals LLC, CE Turbo LLC
                 and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.19 to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated June 29, 1999, 333-79581)
     10.10       Amended and Restated Deposit and Disbursement Agreement, dated as of October 13, 1998, by and among Salton Sea Funding Corporation, Salton Sea Power Generation L.P., Salton Sea Brine
                 Processing L.P., Salton Sea Power, L.L.C., Fish Lake Power Company, CalEnergy Operating
                 Corporation, Vulcan Power Company, Conejo Energy Company, Niguel Energy Company, San Felipe
                 Energy Company, BN Geothermal Inc., Del Ranch, L.P., Elmore, L.P., Leathers, L.P., Vulcan/BN
                 Geothermal Power Company, CalEnergy Minerals LLC, CE Turbo LLC, and Chase Manhattan Bank and
                 Trust Company, National Association, as Collateral Agent and Depositary Agent (incorporated by reference to Exhibit 4.14 to Salton Sea Funding Corporation's Registration Statement on Form S-4
                 dated June 29, 1999, 333-79581)
     10.11**     Amendment and Restatement, dated as of September 30, 1994, of the Loan Agreement, dated as of
                 December 29, 1992, by and among Saranac Power Partners, L.P., County of Clinton Industrial
                 Development Agency, North Country Gas Pipeline Corporation, the financial institutions party thereto, Credit Suisse First Boston and General Electric Capital Corporation
     10.12**     Amended and Restated Security Deposit Agreement, dated as of October 7, 1994, among Saranac
                 Power Partners, L.P., Credit Suisse, General Electric Capital Corporation, TPC Saranac Partner
                 One, Inc., TPC Saranac Partner Two, Inc., and The Fuji Bank and Trust Company
     10.13**     Installment Sale Agreement, dated as of December 29, 1992, by and between County of Clinton
                 Industrial Development Agency and Saranac Power Partners, L.P.

                               II-3

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.14       Second Amended and Restated Agreement of Limited Partnership of Saranac Power Partners, L.P.,
                 dated as of May 13, 1994, by and among Saranac Energy Company, Inc., TPC Saranac Partner One,
                 Inc. and TPC Saranac Partner Two, Inc., as amended by the First Amendment to Second Amended and
                 Restated Agreement of Limited Partnership of Saranac Power Partners, L.P., by and among Saranac
                 Energy Company, Inc., TPC Partner One, Inc., TPC Saranac Partner Two, Inc. and General Electric
                 Capital Corporation (incorporated by reference to Exhibit 10.2 to CalEnergy Company, Inc.'s Form
                 10-Q for the quarterly period ended September 30, 1996)
     10.15**     Amended and Restated Term Loan Agreement, dated as of December 30, 1988, among
                 Kansallis-Osake-Pankki, Credit Suisse and Power Resources, Inc., Amendment No. 1 to Amended and
                 Restated Term Loan Agreement, dated as of March 1, 1989, among Kansallis-Osake-Pankki, Credit
                 Suisse and Power Resources, Inc., Amendment No. 2 to Amended and Restated Term Loan Agreement,
                 dated as of April 28, 1989, among Kansallis-Osake-Pankki, Credit Suisse and Power Resources,
                 Inc., Amendment No. 3 to Amended and Restated Term Loan Agreement, dated as of June 1, 1990, among Kansallis-Osake-Pankki, Credit Suisse and Power Resources, Inc., Amendment No. 4 to
                 Amended and Restated Term Loan Agreement, dated as of April 15, 1991, among
                 Kansallis-Osake-Pankki, Credit Suisse and Power Resources, Inc., and Amendment No. 5 to Amended
                 and Restated Term Loan Agreement, dated as of June 29, 1995, among Kansallis-Osake-Pankki,
                 Credit Suisse, the other lenders named therein and Power Resources, Inc.
     10.16       Contract for the Purchase and Sale of Electric Power from the Salton Sea Geothermal Facility, dated May 9, 1987, between Southern California Edison Company and Earth Energy, Inc.
                 (incorporated by reference to Exhibit 10.4 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.17       Amendment No. 1 to Contract for the Purchase and Sale of Electric Power from the Salton Sea
                 Geothermal Facility, dated March 30, 1993, between Southern California Edison Company and Earth
                 Energy, Inc. (incorporated by reference to Exhibit 10.5 to Salton Sea Funding Corporation's
                 Registration Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.18       Amendment No. 2 to Contract for the Purchase and Sale of Electric Power from the Salton Sea
                 Geothermal Facility, dated November 29, 1994, between Southern California Edison Company and
                 Salton Sea Power Generation L.P. (incorporated by reference to Exhibit 10.6 to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.19       Contract for the Purchase and Sale of Electric Power, dated April 16, 1985, between Southern
                 California Edison Company and Westmoreland Geothermal Associates (incorporated by reference to
                 Exhibit 10.7 to Salton Sea Funding Corporation's Registration Statement on Form S-4 dated August
                 9, 1995, 33-95538)
     10.20       Amendment No. 1 to Contract for the Purchase and Sale of Electric Power, dated December 18,
                 1987, between Southern California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.8 to Salton Sea Funding Corporation's Registration Statement on Form S-4
                 dated August 9, 1995, 33-95538)
     10.21       Power Purchase Contract, dated April 16, 1985, between Southern California Edison Company and
                 Union Oil Company of California (incorporated by reference to Exhibit 10.9 to Salton Sea Funding
                 Corporation's Registration Statement on Form S-4 dated August 9, 1995, 33-95538)

                                      II-4

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.22       Power Purchase Contract, dated November 19, 1994, between Southern California Edison Company,
                 Salton Sea Power Generation L.P. and Fish Lake Power Company (incorporated by reference to
                 Exhibit 10.10 to Salton Sea Funding Corporation's Registration Statement on Form S-4 dated
                 August 9, 1995, 33-95538)
     10.23       Long Term Power Purchase Contract, dated March 1, 1984, as amended, between Southern California
                 Edison Company and Vulcan/BN Geothermal Power Company, as successor to Magma Electric Company
                 (incorporated by reference to Exhibit 10.26 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated July 2, 1996, 333-07527)
     10.24       Long Term Power Purchase Contract, dated June 15, 1984, as amended, between Southern California
                 Edison Company and Elmore, L.P., as successor to Magma Electric Company (incorporated by reference to Exhibit 10.31 to Salton Sea Funding Corporation's Registration Statement on Form
                 S-4 dated July 2, 1996, 333-07527)
     10.25       Long Term Power Purchase Contract, dated August 16, 1985, as amended, between Southern
                 California Edison Company and Leathers, L.P., as successor to Imperial Energy Corporation
                 (incorporated by reference to Exhibit 10.36 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated July 2, 1996, 333-07527)
     10.26       Long Term Power Purchase Contract, dated February 22, 1974, as amended, between Southern
                 California Edison Company and Del Ranch, L.P., as successor to Magma Electric Company
                 (incorporated by reference to Exhibit 10.41 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated July 2, 1996, 333-07527)
     10.27**     Amended and Restated Power Sales Agreement, dated as of November 1, 1988, by and between
                 CalEnergy Minerals LLC and Salton Sea Power L.L.C.
     10.28       Agreement between New York State Electric & Gas Corporation and Saranac Energy Company, Inc.,
                 dated as of April 27, 1987 and Amendment No. 1 to Power Purchase Agreement between New York
                 State Electric & Gas Corporation and Saranac Energy Company, Inc. dated August 29, 1991
                 (incorporated by reference to Exhibit 10.1 to CalEnergy Company, Inc.'s Form 10-Q for the
                 quarterly period ended September 30, 1996)
     10.29**     Amendment No. 2 to Power Purchase Agreement between New York State Electric & Gas Corporation and Saranac Energy Company, Inc. dated February 24, 1994
     10.30**     (Power Purchase) Agreement, dated July 30, 1986, between Falcon Seaboard Oil Company and Texas
                 Utilities Electric Company, First Amendment to (Power Purchase) Agreement, dated December 23,
                 1986, between Falcon Seaboard Oil Company and Texas Utilities Electric Company, and Second
                 Amendment to (Power Purchase) Agreement, dated May 27, 1988, between Falcon Seaboard Oil Company and Texas Utilities Electric Company
     10.31       Standard Offer Number 2 for Power Purchase with a Firm Capacity Qualifying Facility effective
                 June 13, 1990 between San Diego Gas & Electric Company and Bonneville Pacific Corporation
                 (incorporated by reference to Exhibit 10.42 to CalEnergy Company, Inc.'s Form 10-K for the
                 fiscal year ended December 31, 1993)
     10.32       Amendment No. 1 to Standard Offer Number 2 for Power Purchase with a Firm Capacity Qualifying
                 Facility dated September 25, 1990 between San Diego Gas & Electric Company and Bonneville
                 Pacific Corporation (incorporated by reference to Exhibit 10.43 to CalEnergy Company, Inc.'s
                 Form 10-K for the fiscal year ended December 31, 1993)

                                      II-5

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.33**     Ground Lease, dated as of November 24, 1993, by and between Imperial Irrigation District, Salton
                 Sea Power Generation L.P. and Salton Sea Brine Processing L.P., and First Amendment to Ground
                 Lease, dated as of December 15, 1993, by and between Imperial Irrigation District, Salton Sea
                 Power Generation L.P. and Salton Sea Brine Processing L.P.
     10.34**     Ground Lease, dated as of March 31, 1993, by and between Magma Land Company I, Salton Sea Power
                 Generation L.P. and Salton Sea Brine Processing L.P.
     10.35**     Ground Lease, dated as of October 26, 1988, by and between Magma Power Company and Leathers,
                 L.P., and Clarification and Amendment, dated as of June 17, 1996, between Magma Power Company and Leathers, L.P.
     10.36**     Ground Lease, dated as of March 14, 1988, by and between Magma Power Company and Del Ranch,
                 Ltd., and Clarification and Amendment, dated as of June 17, 1996, between Magma Power Company and Del Ranch L.P.
     10.37**     Ground Lease, dated as of March 14, 1988, by and between Magma Power Company and Elmore, Ltd., and Clarification and Amendment, dated as of June 17, 1996, by and between Magma Power Company and Elmore, L.P.
     10.38**     Ground Lease, dated as of October 13, 1998, by and between Imperial Magma and Salton Sea Power
                 L.L.C.
     10.39       Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of March
                 14, 1988, by and between Magma Power Company and Del Ranch, Ltd. (incorporated by reference to
                 Exhibit 10.58 to Magma Power Company's Form 10-K for the fiscal year ended December 31, 1987)
     10.40       Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of
                 August 15, 1988, by and between Magma Power Company and Leathers, L.P. (incorporated by reference to Magma Power Company's Form 10-K for the fiscal year ended December 31, 1988)
     10.41       Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of March
                 14, 1988, by and between Magma Power Company and Elmore, Ltd. (incorporated by reference to
                 Exhibit 10.59 to Magma Power Company's Form 10-K for the fiscal year ended December 31, 1988)
     10.42**     Lease Agreement, dated as of November 21, 1986, between Fina Oil and Chemical Company and Power
                 Resources, Inc., and First Amendment to Lease Agreement, dated as of December 29, 1986, between
                 Fina Oil and Chemical Company and Power Resources, Inc.
     10.43**     Salton Sea Unit 5 Engineering, Procurement, and Construction Contract, dated September 2, 1998, between Salton Sea Power L.L.C. and Stone & Webster Engineering Corporation
     10.44**     Administrative Services Agreement, dated as of March 3, 1999, by and between CalEnergy Company,
                 Inc. and CE Generation, LLC
     10.45**     Fuel Management Services Agreement between El Paso Energy Marketing Company and CE Generation,
                 LLC
     10.46**     Power Marketing Services Agreement between El Paso Power Services Company and CE Generation, LLC
     10.47**     Equity Purchase Agreement, dated as of February 21, 1999, by and between CalEnergy Company, Inc.
                 and El Paso Power Holding Company

                                      II-6

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.48**     Equity Commitment Agreement, dated as of March 3, 1999, among CalEnergy Company, Inc. and El
                 Paso Power Holding Company
     10.49       Development Agreement, dated as of March 3, 1999, between CalEnergy Company, Inc., El Paso Power
                 Holding Company and CE Generation, LLC
     12.1*       Computation of Ratio of Earnings to Fixed Charges
     23.1*       Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1)
     23.2        Consent of Deloitte & Touche LLP
     23.3        Consent of Fluor Daniel, Inc.
     23.4*       Consent of R.W. Beck, Inc.
     23.5*       Consent of Henwood Energy Services, Inc.
     23.6*       Consent of GeothermEx, Inc.
     23.7**      Consent of C.C. Pace Consulting L.L.C.
     25.1*       Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of
                 Chase Manhattan Bank and Trust Company, National Association
     27.1*       Financial Data Schedule
     99.1*       Form of Letter of Transmittal to tender unregistered 7.416% Senior Secured Bonds Due December
                 15, 2018 of CE Generation, LLC
     99.2*       Form of Letter to Registered Holders and DTC Participants from CE Generation, LLC regarding the exchange offer
     99.3*       Form of Instruction to Registered Holder or DTC Participant from Beneficial Owner of 7.416%
                 Senior Secured Bonds Due December 15, 2018 of CE Generation, LLC
     99.4*       Form of Letter to Clients from Registered Holder or DTC Participant regarding the exchange offer
     99.5*       Form of Notice of Guaranteed Delivery



------------
* Filed as an exhibit to CE Generation, LLC's Registration Statement filed with the Securities and Exchange Commission on October 22, 1999.
** Filed as an exhibit to Amendment No. 1 to CE Generation, LLC's Registration Statement filed with the Securities and Exchange Commission on November 29, 1999.


   (b) Financial Statement Schedules

   Financial statement schedules are not included because the required information is inapplicable or is presented in the financial statements or the notes to the financial statements.

ITEM 22.  UNDERTAKINGS

   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   The undersigned registrant hereby undertakes as follows: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule

145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the application form.

   The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

   The undersigned registrant hereby undertakes to file an application of the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 20, 1999.


                                               CE GENERATION, LLC

                                               By: /s/ Douglas L. Anderson
                                               -------------------------------
                                               Name: Douglas L. Anderson
                                               Title:  Vice President and
                                                       General Counsel


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the following persons in the capacities, as of the dates and in the cities and states indicated.



          SIGNATURE                   TITLE                  DATE           CITY AND STATE
---------------------------  ----------------------- -------------------  ------------------

              *              President and Chief
 --------------------------- Operating Officer;
     Robert S. Silberman     Director                   December 20, 1999   Omaha, Nebraska

              *
 --------------------------- Vice President and
       Brian K. Hankel       Treasurer                  December 20, 1999   Omaha, Nebraska

  /s/ Douglas L. Anderson    Vice President and
 --------------------------- General Counsel;
     Douglas L. Anderson     Director                   December 20, 1999   Omaha, Nebraska

              *
 --------------------------- Vice President and
     Richard P. Johnston     Commercial Officer         December 20, 1999   Omaha, Nebraska

              *
 ---------------------------
      Patrick J. Goodman     Director                   December 20, 1999   Omaha, Nebraska

              *
 ---------------------------
       Larry Kellerman       Director                   December 20, 1999   Omaha, Nebraska

              *
 ---------------------------
       John L. Harrison      Director                   December 20, 1999   Omaha, Nebraska

              *
 ---------------------------
        Steven M. Pike       Director                   December 20, 1999   Omaha, Nebraska


* By      /s/ Douglas L. Anderson
          -------------------------------------------------------------------
          Attorney-In-Fact

                              INDEX TO EXHIBITS


 EXHIBIT NO.                                          DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
      3.1*       Certificate of Formation of CE Generation, LLC
      3.2*       Limited Liability Company Operating Agreement of CE Generation, LLC
      4.1*       Indenture, dated as of March 2, 1999, by and between CE Generation, LLC and Chase Manhattan Bank and Trust Company, National Association
      4.2*       Form of First Supplemental Indenture to be entered into by and between CE Generation, LLC and
                 Chase Manhattan Bank and Trust Company, National Association, Trustee
      4.3*       Purchase Agreement, dated February 24, 1999, by and among CE Generation, LLC, Credit Suisse
                 First Boston Corporation and Lehman Brothers, Inc.
      4.4*       Exchange and Registration Rights Agreement, dated as of March 2, 1999, by and among CE
                 Generation, LLC, Credit Suisse First Boston Corporation and Lehman Brothers, Inc.
      4.5*       Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of March 2, 1999, by and among CE Generation, LLC, the banks named therein and Credit Suisse First Boston, as Agent
      4.6*       Deposit and Disbursement Agreement, dated as of March 2, 1999, by and among CE Generation, LLC,
                 Magma Power Company, Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon Seaboard
                 Power Corporation, Falcon Seaboard Oil Company, California Energy Development Corporation, CE
                 Texas Energy LLC and Chase Manhattan Bank and Trust Company, National Association, as Collateral
                 Agent and Depositary Bank
      4.7*       Intercreditor Agreement, dated as of March 2, 1999, by and among CE Generation, LLC, Magma Power
                 Company, Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon Seaboard Power
                 Corporation, Falcon Seaboard Oil Company, California Energy Development Corporation, CE Texas
                 Energy LLC, Credit Suisse First Boston and Chase Manhattan Bank and Trust Company, National
                 Association, as Trustee, Collateral Agent and Depositary Bank
      4.8*       Assignment and Security Agreement, dated as of March 2, 1999, by and among Magma Power Company,
                 Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon Seaboard Power Corporation,
                 Falcon Seaboard Oil Company, California Energy Development Corporation, CE Texas Energy LLC,
                 Credit Suisse First Boston and Chase Manhattan Bank and Trust Company, National Association, as
                 Collateral Agent
      4.9*       Assignment and Security Agreement, dated as of March 2, 1999, by and between CE Generation, LLC and Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent
      4.10*      Pledge Agreement (SSPC Stock), dated as of March 2, 1999, by Magma Power Company in favor of
                 Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent
      4.11*      Pledge Agreement (FSRI Stock and CEDC Stock), dated as of March 2, 1999, by CE Generation, LLC in favor of Chase Manhattan Bank and Trust Company, National Association, as Collateral Agent

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
      4.12*      Securities Account Control Agreement, dated as of March 2, 1999, by and among CE Generation,
                 LLC, Magma Power Company, Salton Sea Power Company, Falcon Seaboard Resources, Inc., Falcon
                 Seaboard Power Corporation, Falcon Seaboard Oil Company, California Energy Development
                 Corporation, CE Texas Energy LLC, Credit Suisse First Boston and Chase Manhattan Bank and Trust
                 Company, National Association, as Collateral Agent and Depositary Bank
      5.1        Opinion of Latham & Watkins regarding the validity of the new securities
     10.1        Trust Indenture, dated as of July 21, 1995, between Chemical Trust Company of California and
                 Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(a) to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.2        First Supplemental Indenture, dated as of October 18, 1995, between Chemical Trust Company of
                 California and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(b) to
                 Salton Sea Funding Corporation's Registration Statement on Form S-4 dated August 9, 1995,
                 33-95538)
     10.3        Second Supplemental Indenture, dated as of July 20, 1996, between Chemical Trust Company of
                 California and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(c) to
                 Salton Sea Funding Corporation's Registration Statement on Form S-4 dated July 2, 1996,
                 333-07527)
     10.4        Third Supplemental Indenture, dated as of July 29, 1996, between Chemical Trust Company of
                 California and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(d) to
                 Salton Sea Funding Corporation's Registration Statement on Form S-4 dated July 2, 1996,
                 333-07527)
     10.5        Fourth Supplemental Indenture, dated as of October 13, 1998, between Chase Manhattan Bank and
                 Trust Company, National Association, and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(e) to Salton Sea Funding Corporation's Form 10-K/A dated March 27,
                 1999)
     10.6        Fifth Supplemental Indenture, dated as of February 16, 1999, between Chase Manhattan Bank and
                 Trust Company, National Association, and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.1(f) to Salton Sea Funding Corporation's Registration Statement on Form
                 S-4 dated June 29, 1999, 333-79581)
     10.7        Sixth Supplemental Indenture, dated as of June 29, 1999, between Chase Manhattan Bank and Trust
                 Company, National Association, and Salton Sea Funding Corporation (incorporated by reference to
                 Exhibit 4.1(g) to Salton Sea Funding Corporation's Registration Statement on Form S-4 dated June
                 29, 1999, 333-79581)
     10.8        Amended and Restated Salton Sea Guarantors Credit Agreement, dated as of October 13, 1998, by and among Salton Sea Power Generation L.P., Salton Sea Brine Processing L.P., Salton Sea Power,
                 L.L.C. and Fish Lake Power Company (incorporated by reference to Exhibit 4.12 to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated June 29, 1999, 333-79581)
     10.9        Second Amended and Restated Partnership Guarantors Credit Agreement, dated as of October 13,
                 1998, by and among CalEnergy Operating Corporation, Vulcan Power Company, Conejo Energy Company,
                 Niguel Energy Company, San Felipe Energy Company, BN Geothermal Inc., Del Ranch, L.P., Elmore,
                 L.P., Leathers, L.P., Vulcan/BN Geothermal Power Company, CalEnergy Minerals LLC, CE Turbo LLC
                 and Salton Sea Funding Corporation (incorporated by reference to Exhibit 4.19 to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated June 29, 1999, 333-79581)
EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.10       Amended and Restated Deposit and Disbursement Agreement, dated as of October 13, 1998, by and among Salton Sea Funding Corporation, Salton Sea Power Generation L.P., Salton Sea Brine
                 Processing L.P., Salton Sea Power, L.L.C., Fish Lake Power Company, CalEnergy Operating
                 Corporation, Vulcan Power Company, Conejo Energy Company, Niguel Energy Company, San Felipe
                 Energy Company, BN Geothermal Inc., Del Ranch, L.P., Elmore, L.P., Leathers, L.P., Vulcan/BN
                 Geothermal Power Company, CalEnergy Minerals LLC, CE Turbo LLC, and Chase Manhattan Bank and
                 Trust Company, National Association, as Collateral Agent and Depositary Agent (incorporated by reference to Exhibit 4.14 to Salton Sea Funding Corporation's Registration Statement on Form S-4
                 dated June 29, 1999, 333-79581)
     10.11**     Amendment and Restatement, dated as of September 30, 1994, of the Loan Agreement, dated as of
                 December 29, 1992, by and among Saranac Power Partners, L.P., County of Clinton Industrial
                 Development Agency, North Country Gas Pipeline Corporation, the financial institutions party thereto, Credit Suisse First Boston and General Electric Capital Corporation
     10.12**     Amended and Restated Security Deposit Agreement, dated as of October 7, 1994, among Saranac
                 Power Partners, L.P., Credit Suisse, General Electric Capital Corporation, TPC Saranac Partner
                 One, Inc., TPC Saranac Partner Two, Inc., and The Fuji Bank and Trust Company
     10.13**     Installment Sale Agreement, dated as of December 29, 1992, by and between County of Clinton
                 Industrial Development Agency and Saranac Power Partners, L.P.
     10.14       Second Amended and Restated Agreement of Limited Partnership of Saranac Power Partners, L.P.,
                 dated as of May 13, 1994, by and among Saranac Energy Company, Inc., TPC Saranac Partner One,
                 Inc. and TPC Saranac Partner Two, Inc., as amended by the First Amendment to Second Amended and
                 Restated Agreement of Limited Partnership of Saranac Power Partners, L.P., by and among Saranac
                 Energy Company, Inc., TPC Partner One, Inc., TPC Saranac Partner Two, Inc. and General Electric
                 Capital Corporation (incorporated by reference to Exhibit 10.2 to CalEnergy Company, Inc.'s Form
                 10-Q for the quarterly period ended September 30, 1996)
     10.15**     Amended and Restated Term Loan Agreement, dated as of December 30, 1988, among
                 Kansallis-Osake-Pankki, Credit Suisse and Power Resources, Inc., Amendment No. 1 to Amended and
                 Restated Term Loan Agreement, dated as of March 1, 1989, among Kansallis-Osake-Pankki, Credit
                 Suisse and Power Resources, Inc., Amendment No. 2 to Amended and Restated Term Loan Agreement,
                 dated as of April 28, 1989, among Kansallis-Osake-Pankki, Credit Suisse and Power Resources,
                 Inc., Amendment No. 3 to Amended and Restated Term Loan Agreement, dated as of June 1, 1990, among Kansallis-Osake-Pankki, Credit Suisse and Power Resources, Inc., Amendment No. 4 to
                 Amended and Restated Term Loan Agreement, dated as of April 15, 1991, among
                 Kansallis-Osake-Pankki, Credit Suisse and Power Resources, Inc., and Amendment No. 5 to Amended
                 and Restated Term Loan Agreement, dated as of June 29, 1995, among Kansallis-Osake-Pankki,
                 Credit Suisse, the other lenders named therein and Power Resources, Inc.
     10.16       Contract for the Purchase and Sale of Electric Power from the Salton Sea Geothermal Facility, dated May 9, 1987, between Southern California Edison Company and Earth Energy, Inc.
                 (incorporated by reference to Exhibit 10.4 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated August 9, 1995, 33-95538)
EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.17       Amendment No. 1 to Contract for the Purchase and Sale of Electric Power from the Salton Sea
                 Geothermal Facility, dated March 30, 1993, between Southern California Edison Company and Earth
                 Energy, Inc. (incorporated by reference to Exhibit 10.5 to Salton Sea Funding Corporation's
                 Registration Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.18       Amendment No. 2 to Contract for the Purchase and Sale of Electric Power from the Salton Sea
                 Geothermal Facility, dated November 29, 1994, between Southern California Edison Company and
                 Salton Sea Power Generation L.P. (incorporated by reference to Exhibit 10.6 to Salton Sea
                 Funding Corporation's Registration Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.19       Contract for the Purchase and Sale of Electric Power, dated April 16, 1985, between Southern
                 California Edison Company and Westmoreland Geothermal Associates (incorporated by reference to
                 Exhibit 10.7 to Salton Sea Funding Corporation's Registration Statement on Form S-4 dated August
                 9, 1995, 33-95538)
     10.20       Amendment No. 1 to Contract for the Purchase and Sale of Electric Power, dated December 18,
                 1987, between Southern California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.8 to Salton Sea Funding Corporation's Registration Statement on Form S-4
                 dated August 9, 1995, 33-95538)
     10.21       Power Purchase Contract, dated April 16, 1985, between Southern California Edison Company and
                 Union Oil Company of California (incorporated by reference to Exhibit 10.9 to Salton Sea Funding
                 Corporation's Registration Statement on Form S-4 dated August 9, 1995, 33-95538)
     10.22       Power Purchase Contract, dated November 19, 1994, between Southern California Edison Company,
                 Salton Sea Power Generation L.P. and Fish Lake Power Company (incorporated by reference to
                 Exhibit 10.10 to Salton Sea Funding Corporation's Registration Statement on Form S-4 dated
                 August 9, 1995, 33-95538)
     10.23       Long Term Power Purchase Contract, dated March 1, 1984, as amended, between Southern California
                 Edison Company and Vulcan/BN Geothermal Power Company, as successor to Magma Electric Company
                 (incorporated by reference to Exhibit 10.26 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated July 2, 1996, 333-07527)
     10.24       Long Term Power Purchase Contract, dated June 15, 1984, as amended, between Southern California
                 Edison Company and Elmore, L.P., as successor to Magma Electric Company (incorporated by reference to Exhibit 10.31 to Salton Sea Funding Corporation's Registration Statement on Form
                 S-4 dated July 2, 1996, 333-07527)
     10.25       Long Term Power Purchase Contract, dated August 16, 1985, as amended, between Southern
                 California Edison Company and Leathers, L.P., as successor to Imperial Energy Corporation
                 (incorporated by reference to Exhibit 10.36 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated July 2, 1996, 333-07527)
     10.26       Long Term Power Purchase Contract, dated February 22, 1974, as amended, between Southern
                 California Edison Company and Del Ranch, L.P., as successor to Magma Electric Company
                 (incorporated by reference to Exhibit 10.41 to Salton Sea Funding Corporation's Registration
                 Statement on Form S-4 dated July 2, 1996, 333-07527)
     10.27**     Amended and Restated Power Sales Agreement, dated as of November 1, 1988, by and between
                 CalEnergy Minerals LLC and Salton Sea Power L.L.C.
EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.28       Agreement between New York State Electric & Gas Corporation and Saranac Energy Company, Inc.,
                 dated as of April 27, 1987 and Amendment No. 1 to Power Purchase Agreement between New York
                 State Electric & Gas Corporation and Saranac Energy Company, Inc. dated August 29, 1991
                 (incorporated by reference to Exhibit 10.1 to CalEnergy Company, Inc.'s Form 10-Q for the
                 quarterly period ended September 30, 1996)
     10.29**     Amendment No. 2 to Power Purchase Agreement between New York State Electric & Gas Corporation and Saranac Energy Company, Inc. dated February 24, 1994
     10.30**     (Power Purchase) Agreement, dated July 30, 1986, between Falcon Seaboard Oil Company and Texas
                 Utilities Electric Company, First Amendment to (Power Purchase) Agreement, dated December 23,
                 1986, between Falcon Seaboard Oil Company and Texas Utilities Electric Company, and Second
                 Amendment to (Power Purchase) Agreement, dated May 27, 1988, between Falcon Seaboard Oil Company and Texas Utilities Electric Company
     10.31       Standard Offer Number 2 for Power Purchase with a Firm Capacity Qualifying Facility effective
                 June 13, 1990 between San Diego Gas & Electric Company and Bonneville Pacific Corporation
                 (incorporated by reference to Exhibit 10.42 to CalEnergy Company, Inc.'s Form 10-K for the
                 fiscal year ended December 31, 1993)
     10.32       Amendment No. 1 to Standard Offer Number 2 for Power Purchase with a Firm Capacity Qualifying
                 Facility dated September 25, 1990 between San Diego Gas & Electric Company and Bonneville
                 Pacific Corporation (incorporated by reference to Exhibit 10.43 to CalEnergy Company, Inc.'s
                 Form 10-K for the fiscal year ended December 31, 1993)
     10.33**     Ground Lease, dated as of November 24, 1993, by and between Imperial Irrigation District, Salton
                 Sea Power Generation L.P. and Salton Sea Brine Processing L.P., and First Amendment to Ground
                 Lease, dated as of December 15, 1993, by and between Imperial Irrigation District, Salton Sea
                 Power Generation L.P. and Salton Sea Brine Processing L.P.
     10.34**     Ground Lease, dated as of March 31, 1993, by and between Magma Land Company I, Salton Sea Power
                 Generation L.P. and Salton Sea Brine Processing L.P.
     10.35**     Ground Lease, dated as of October 26, 1988, by and between Magma Power Company and Leathers,
                 L.P., and Clarification and Amendment, dated as of June 17, 1996, between Magma Power Company and Leathers, L.P.
     10.36**     Ground Lease, dated as of March 14, 1988, by and between Magma Power Company and Del Ranch,
                 Ltd., and Clarification and Amendment, dated as of June 17, 1996, between Magma Power Company and Del Ranch L.P.
     10.37**     Ground Lease, dated as of March 14, 1988, by and between Magma Power Company and Elmore, Ltd., and Clarification and Amendment, dated as of June 17, 1996, by and between Magma Power Company and Elmore, L.P.
     10.38**     Ground Lease, dated as of October 13, 1998, by and between Imperial Magma and Salton Sea Power
                 L.L.C.
     10.39       Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of March
                 14, 1988, by and between Magma Power Company and Del Ranch, Ltd. (incorporated by reference to
                 Exhibit 10.58 to Magma Power Company's Form 10-K for the fiscal year ended December 31, 1987)
EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
     10.40       Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of
                 August 15, 1988, by and between Magma Power Company and Leathers, L.P. (incorporated by reference to Magma Power Company's Form 10-K for the fiscal year ended December 31, 1988)
     10.41       Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of March
                 14, 1988, by and between Magma Power Company and Elmore, Ltd. (incorporated by reference to
                 Exhibit 10.59 to Magma Power Company's Form 10-K for the fiscal year ended December 31, 1988)
     10.42**     Lease Agreement, dated as of November 21, 1986, between Fina Oil and Chemical Company and Power
                 Resources, Inc., and First Amendment to Lease Agreement, dated as of December 29, 1986, between
                 Fina Oil and Chemical Company and Power Resources, Inc.
     10.43**     Salton Sea Unit 5 Engineering, Procurement, and Construction Contract, dated September 2, 1998, between Salton Sea Power L.L.C. and Stone & Webster Engineering Corporation
     10.44**     Administrative Services Agreement, dated as of March 3, 1999, by and between CalEnergy Company,
                 Inc. and CE Generation, LLC
     10.45**     Fuel Management Services Agreement between El Paso Energy Marketing Company and CE Generation,
                 LLC
     10.46**     Power Marketing Services Agreement between El Paso Power Services Company and CE Generation, LLC
     10.47**     Equity Purchase Agreement, dated as of February 21, 1999, by and between CalEnergy Company, Inc.
                 and El Paso Power Holding Company
     10.48**     Equity Commitment Agreement, dated as of March 3, 1999, among CalEnergy Company, Inc. and El
                 Paso Power Holding Company
     10.49       Development Agreement, dated as of March 3, 1999, between CalEnergy Company, Inc., El Paso Power
                 Holding Company and CE Generation, LLC
     12.1*       Computation of Ratio of Earnings to Fixed Charges
     23.1*       Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1)
     23.2        Consent of Deloitte & Touche LLP
     23.3        Consent of Fluor Daniel, Inc.
     23.4*       Consent of R.W. Beck, Inc.
     23.5*       Consent of Henwood Energy Services, Inc.
     23.6*       Consent of GeothermEx, Inc.
     23.7**      Consent of C.C. Pace Consulting L.L.C.
     25.1*       Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of
                 Chase Manhattan Bank and Trust Company, National Association
     27.1*       Financial Data Schedule
     99.1*       Form of Letter of Transmittal to tender unregistered 7.416% Senior Secured Bonds Due December
                 15, 2018 of CE Generation, LLC

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
---------------  ------------------------------------------------------------------------------------------------
      99.2*      Form of Letter to Registered Holders and DTC Participants from CE Generation, LLC regarding the exchange offer
      99.3*      Form of Instruction to Registered Holder or DTC Participant from Beneficial Owner of 7.416%
                 Senior Secured Bonds Due December 15, 2018 of CE Generation, LLC
      99.4*      Form of Letter to Clients from Registered Holder or DTC Participant regarding the exchange offer
      99.5*      Form of Notice of Guaranteed Delivery



------------
* Filed as an exhibit to CE Generation, LLC's Registration Statement filed with the Securities and Exchange Commission on October 22, 1999.
** Filed as an exhibit to Amendment No. 1 to CE Generation, LLC's Registration Statement filed with the Securities and Exchange Commission on November 29, 1999.